As filed with the Securities and Exchange Commission on December 24 , 2014

Registration No. 333- 200445

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO THE
FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	6035	26-1294270
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

225 North Main Street

Cape May Court House, New Jersey 08210

(609) 465-5600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Michael D. Devlin

President and Chief Executive Officer

225 North Main Street

Cape May Court House, New Jersey 07302

(609) 465-5600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Marc Levy, Esq.	Robert A. Schwartz, Esq.
Eric Luse, Esq	John Bitar, Esq.
Luse Gorman Pomerenk & Schick, P.C.	Windels Marx Lane & Mittendorf, LLP
5335 Wisconsin Avenue, N.W., Suite 780	120 Albany Street Plaza, 6th Floor
Washington, D.C. 20015	New Brunswick, NJ 08901
Phone: (202) 274-2000	Phone: (732) 846-7600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)      ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)      ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	3,307,678 shares (1)	(2)	$51,360,081 (2)	$5,968 (3)
(1)	Represents the estimated maximum number of shares of Cape Bancorp, Inc. common stock estimated to be issuable upon the completion of the merger to which this Registration Statement relates.
(2)	Pursuant to Rule 457(f), the registration fee was computed on the basis of $51,360,081, the market value of the common stock of Colonial Financial Services, Inc. to be exchanged or cancelled in the merger, computed in accordance with Rule 457(c) multiplied by the number of shares of common stock of Colonial Financial Services, Inc. that may be received by the Registrant and/or cancelled upon consummation of the merger.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Dear Cape Bancorp, Inc. Stockholder:

On September 10, 2014, Cape Bancorp, Inc. entered into a Merger Agreement to acquire Colonial Financial Services, Inc. in a stock and cash transaction. If the Merger Agreement is approved and the Merger is subsequently completed, Colonial Financial Services, Inc. will merge into Cape Bancorp, Inc.

Each share of Colonial Financial Services, Inc. common stock will be converted, subject to certain agreed adjustment and allocations procedures, into the right to receive 1.412 shares of Cape Bancorp, Inc. common stock, $14.50 in cash, or a mix of Cape Bancorp, Inc. common stock and cash. In the event that Colonial Financial Services, Inc.’s consolidated net book value at the month-end prior to the closing date, calculated in accordance with the Merger Agreement, is less than $63.1 million, the cash consideration per share will be reduced by an amount equal to (i) the book value shortfall multiplied by 1.78, (ii) divided by the number of shares of Colonial Financial common stock outstanding. For more information, see “Description of the Merger – Consideration to be Received in the Merger.”

The maximum number of shares of Cape Bancorp, Inc. common stock estimated to be issuable upon completion of the Merger is 2,780,678. As a result of the Merger, Colonial Financial Services, Inc. stockholders who receive stock consideration will become stockholders of Cape Bancorp, Inc. Following the completion of the Merger, former Colonial Financial Services, Inc. stockholders will hold approximately 19.51% of Cape Bancorp, Inc.’s common stock. On September 9, 2014, which was the last date preceding the public announcement of the proposed Merger, the trading price of Cape Bancorp, Inc.’s common stock was $10.06, which, after giving effect to the 1.412 exchange ratio, has an implied value of approximately $14.20 per share. As of ______, 2015, the most reasonably practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, the trading price of Cape Bancorp, Inc.’s common stock was $_____, which, after giving effect to the 1.412 exchange ratio, has an implied value of approximately $___ per share.

Your board of directors has unanimously determined that the Merger and the Merger Agreement are fair and in the best interests of Cape Bancorp, Inc. and its stockholders and unanimously recommends that you vote “FOR” approval of the Merger Agreement and the Merger. The Merger cannot be completed unless a majority of the outstanding shares of common stock of Cape Bancorp, Inc. vote to approve the Merger Agreement and the Merger. Whether or not you plan to attend the special meeting of stockholders, please take the time to vote by completing the enclosed proxy card and mailing it in the enclosed envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” approval of the Merger Agreement and the Merger. If you fail to vote, or you do not instruct your broker how to vote any shares held for you in “street name,” it will have the same effect as voting “AGAINST” the Merger Agreement and the Merger.

The accompanying document is also being delivered to Colonial Financial Services, Inc. stockholders as Cape Bancorp, Inc.’s Prospectus for its offering of Cape Bancorp, Inc. common stock in connection with the Merger, and as a proxy statement for the solicitation of proxies from Colonial Financial Services, Inc. stockholders to vote for the approval of the Merger Agreement and the Merger.

This Joint Proxy Statement/Prospectus provides you with detailed information about the proposed Merger. It also contains or references information about Cape Bancorp, Inc. and Colonial Financial Services, Inc. and related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section beginning on page 18 for a discussion of the risks you should consider in evaluating the proposed Merger and how it will affect you.

Voting procedures are described in this Joint Proxy Statement/Prospectus. Your vote is important, so I urge you to cast it promptly. Cape Bancorp, Inc.’s management enthusiastically supports the acquisition of Colonial Financial Services, Inc., and joins with our board of directors in recommending that you vote “FOR” approval of the Merger Agreement and the Merger.

Sincerely,

Michael D. Devlin

President and Chief Executive Officer

Dear Colonial Financial Services Stockholder:

On September 10, 2014, Cape Bancorp, Inc. entered into a Merger Agreement to acquire Colonial Financial Services, Inc. in a stock and cash transaction. If the Merger Agreement is approved and the Merger is subsequently completed, Colonial Financial Services, Inc. will merge into Cape Bancorp, Inc.

Each share of Colonial Financial Services, Inc. common stock will be converted, subject to certain agreed adjustment and allocations procedures, into the right to receive 1.412 shares of Cape Bancorp, Inc. common stock, $14.50 in cash, or a mix of Cape Bancorp, Inc. common stock and cash. In the event that Colonial Financial’s consolidated net book value at the month-end prior to the closing date, calculated in accordance with the Merger Agreement, is less than $63.1 million, the cash consideration per share will be reduced by an amount equal to (i) the book value shortfall multiplied by 1.78, (ii) divided by the number of shares of Colonial Financial common stock outstanding. For more information, see “Description of the Merger – Consideration to be Received in the Merger.”

The maximum number of shares of Cape Bancorp, Inc. common stock estimated to be issuable upon completion of the Merger is 2,780,678. As a result of the Merger, Colonial Financial Services, Inc. stockholders who receive stock consideration will become stockholders of Cape Bancorp, Inc. Following the completion of the Merger, former Colonial Financial Services, Inc. stockholders will hold approximately 19.51% of Cape Bancorp, Inc.’s common stock. On September 9, 2014, which was the last date preceding the public announcement of the proposed Merger, the trading price of Cape Bancorp, Inc.’s common stock was $10.06, which, after giving effect to the 1.412 exchange ratio, has an implied value of approximately $14.20 per share. As of ______, 2015, the most reasonably practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, the trading price of Cape Bancorp, Inc.’s common stock was $_____, which, after giving effect to the 1.412 exchange ratio, has an implied value of approximately $___ per share.

Your board of directors has unanimously determined that the Merger and the Merger Agreement are fair and in the best interests of Colonial Financial Services, Inc. and its stockholders and unanimously recommends that you vote “FOR” approval of the Merger Agreement and the Merger and “FOR” the advisory, non-binding proposal to approve the merger-related executive compensation to Colonial Financial’s named executive officers. The Merger cannot be completed unless a majority of the issued and outstanding shares of common stock of Colonial Financial Services, Inc. entitled to be cast vote to approve the Merger Agreement and the Merger. Whether or not you plan to attend the special meeting of stockholders, please take the time to vote by completing the enclosed proxy card and mailing it in the enclosed envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” approval of the Merger Agreement and the Merger and “FOR” the advisory, non-binding proposal to approve merger-related executive compensation to Colonial Financial’s named executive officers. If you fail to vote, or you do not instruct your broker how to vote any shares held for you in “street name,” it will have the same effect as voting “AGAINST” the Merger Agreement and the Merger.

The accompanying document is being delivered to Colonial Financial Services, Inc. stockholders as Cape Bancorp, Inc.’s Prospectus for its offering of Cape Bancorp, Inc. common stock in connection with the Merger, and as a proxy statement for the solicitation of proxies from Colonial Financial Services, Inc. stockholders to vote for the approval of the Merger Agreement and the Merger.

This Joint Proxy Statement/Prospectus provides you with detailed information about the proposed Merger. It also contains or references information about Cape Bancorp, Inc. and Colonial Financial Services, Inc. and related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section beginning on page 18 for a discussion of the risks you should consider in evaluating the proposed Merger and how it will affect you.

Voting procedures are described in this Joint Proxy Statement/Prospectus. Your vote is important, so I urge you to cast it promptly. Colonial Financial Services, Inc.’s management enthusiastically supports the Merger with Cape Bancorp, Inc., and joins with our board of directors in recommending that you vote “FOR” approval of the Merger Agreement and the Merger and “FOR” the advisory, non-binding proposal to approve merger-related executive compensation to Colonial Financial’s named executive officers.

Sincerely,

Edward J. Geletka
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger or the securities to be issued under this Joint Proxy Statement/Prospectus or determined if this Joint Proxy Statement/Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities we are offering through this document are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Joint Proxy Statement/Prospectus dated [proxy date]

and first mailed to stockholders on or about [mail date]

WHERE YOU CAN FIND MORE INFORMATION

Both Cape Bancorp, Inc. and Colonial Financial Services, Inc. file annual, quarterly and special reports, proxy statements and other business and financial information with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials that either Cape Bancorp, Inc. or Colonial Financial Services, Inc. files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 ((800) 732-0330) for further information on the public reference room. In addition, Cape Bancorp, Inc. and Colonial Financial Services, Inc. file reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain these documents, free of charge, from Cape Bancorp, Inc. at www.capebanknj.com under the “Investor Relations” tab or from Colonial Financial Services, Inc. by accessing Colonial Financial Services, Inc.’s website at www.colonialbankfsb.com under the “Investors” tab.

Cape Bancorp, Inc. has filed a registration statement on Form S-4 to register with the SEC up to 3,307,678 shares of Cape Bancorp, Inc. common stock. This Joint Proxy Statement/Prospectus is a part of that registration statement. As permitted by SEC rules, this Joint Proxy Statement/Prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits at the addresses set forth below. Statements contained in this document as to the contents of any contract or other documents referred to in this Joint Proxy Statement/Prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This Joint Proxy Statement/Prospectus incorporates by reference documents that Cape Bancorp, Inc. and Colonial Financial Services, Inc. have previously filed with the SEC. They contain important information about the companies and their financial condition. See “Where You Can Find More Information” on page 169. These documents are available without charge to you upon written or oral request to the applicable company’s principal executive offices. The respective addresses and telephone numbers of such principal executive offices are listed below:

Cape Bancorp, Inc.	Colonial Financial Services, Inc.
225 North Main Street	2745 South Delsea Drive
Cape May Court House, New Jersey 08210	Vineland, New Jersey 08360
Attention: Investor Relations Department	Attention: Investor Relations
(609) 465-5600	(856) 205-0058

To obtain timely delivery of these documents, you must request the information no later than [document request date five business days prior to special meeting] in order to receive them before Cape Bancorp, Inc.’s special meeting of stockholders or Colonial Financial Services, Inc.’s special meeting of stockholders.

Cape Bancorp, Inc. common stock is traded on the NASDAQ Global Select Market under the symbol “CBNJ,” and Colonial Financial Services, Inc. common stock is traded on the NASDAQ Global Market under the symbol “COBK.”

CAPE BANCORP, INC.

225 NORTH MAIN STREET

CAPE MAY COURT HOUSE, NEW JERSEY 08210

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

 TO BE HELD ON [Cape Special Meeting Date]

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Cape Bancorp, Inc. will be held at [Cape Special Meeting Location], at _____ a.m., Eastern Standard Time, on [Cape Special Meeting Date], for the following purposes:

1.  To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 10, 2014, by and between Cape Bancorp, Inc. and Colonial Financial Services, Inc., and thereby to approve the transactions contemplated by the Merger Agreement, including the Merger of Colonial Financial Services, Inc. with and into Cape Bancorp, Inc.;

2.  To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Merger; and

3.  To transact any other business which may properly come before the special meeting or any adjournment or postponement thereof.

The proposed Merger is described in more detail in this Joint Proxy Statement/Prospectus, which you should read carefully in its entirety before you vote. A copy of the Merger Agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus. Only Cape Bancorp, Inc. stockholders of record as of the close of business on [Cape Special Meeting Record Date], are entitled to notice of and to vote at the special meeting of stockholders or any adjournments of the special meeting.

To ensure your representation at the special meeting of stockholders, please follow the voting procedures described in the accompanying Joint Proxy Statement/Prospectus and on the enclosed proxy card. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted.

BY ORDER OF THE BOARD OF DIRECTORS

B. Matthew McCue

Corporate Secretary

Cape May Court House, New Jersey

[mail date]

CAPE BANCORP, INC.’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AND “FOR” THE ADJOURNMENT PROPOSAL DESCRIBED ABOVE.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE CAPE BANCORP SPECIAL MEETING IN PERSON, CAPE BANCORP URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD OR VOTING INSTRUCTION CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such record holder.

If you have any questions concerning the Merger or other matters to be considered at the Cape Bancorp, Inc. special meeting, would like additional copies of this Joint Proxy Statement/Prospectus or need help voting your shares, please contact Cape Bancorp, Inc.’s proxy solicitor:

[proxy solicitor contact information]

COLONIAL FINANCIAL SERVICES, INC.

2745 SOUTH DELSEA DRIVE

VINELAND, NEW JERSEY 08360

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [Colonial Financial Special Meeting Date]

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Colonial Financial Services, Inc. will be held at [Colonial Financial Special Meeting Location] at ________ a.m., Eastern Standard Time, on [Colonial Financial Special Meeting Date], for the following purposes:

1.  To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 10, 2014, by and between Cape Bancorp, Inc. and Colonial Financial Services, Inc., and thereby to approve the transactions contemplated by the Merger Agreement, including the Merger of Colonial Financial Services, Inc. with and into Cape Bancorp, Inc.;

2.  To consider and vote upon a non-binding, advisory proposal to approve the compensation paid to the named executive officers of Colonial Financial if the Merger contemplated by the Merger Agreement is consummated (the “Merger-Related Executive Compensation”)

3.  To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Merger; and

4.  To transact any other business which may properly come before the special meeting or any adjournment or postponement thereof.

The proposed Merger is described in more detail in this Joint Proxy Statement/Prospectus, which you should read carefully in its entirety before voting. A copy of the Merger Agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus. Only Colonial Financial Services, Inc. stockholders of record as of the close of business on [Colonial Financial Special Meeting Record Date], are entitled to notice of and to vote at the special meeting of stockholders or any adjournments of the special meeting.

To ensure your representation at the special meeting of stockholders, please follow the voting procedures described in the accompanying Joint Proxy Statement/Prospectus and on the enclosed proxy card. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted.

BY ORDER OF THE BOARD OF DIRECTORS

Joseph M. Sidebotham

Corporate Secretary

Vineland, New Jersey

[mail date]

COLONIAL FINANCIAL SERVICES, INC.’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT AND THE MERGER, “FOR” THE MERGER-RELATED EXECUTIVE COMPENSATION, AND “FOR” THE ADJOURNMENT PROPOSAL DESCRIBED ABOVE.

DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL RECEIVE A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR DELIVERING YOUR STOCK CERTIFICATES UNDER SEPARATE COVER.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE COLONIAL FINANCIAL SERVICES, INC. SPECIAL MEETING IN PERSON, COLONIAL FINANCIAL SERVICES, INC. URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such record holder.

If you have any questions concerning the Merger or other matters to be considered at the Colonial Financial Services, Inc. special meeting, would like additional copies of this Joint Proxy Statement/Prospectus or need help voting your shares, please contact Colonial Financial Services, Inc.’s proxy solicitor:

[proxy solicitor contact information]

 QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETINGS

The following are answers to certain questions that you may have regarding the Merger and the special meetings. We urge you to read carefully the remainder of this Joint Proxy Statement/Prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this Joint Proxy Statement/Prospectus.

GENERAL QUESTIONS ABOUT THE MERGER

Q:	WHY AM I RECEIVING THIS DOCUMENT?

A.	Cape Bancorp, Inc. (“Cape”) and Colonial Financial Services, Inc. (“Colonial Financial”) have agreed to combine under the terms of a Merger Agreement by and between Cape and Colonial Financial, dated as of September 10, 2014 (the “Merger Agreement”), that is described in this Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A. In order to complete the Merger of Colonial Financial into Cape (the “Merger”), the stockholders of each company must vote to approve the Merger Agreement and the Merger. Both Colonial Financial and Cape will hold special meetings of their respective stockholders to obtain these approvals. This Joint Proxy Statement/Prospectus contains important information about the Merger, the Merger Agreement, the special meetings, and other related matters, and you should read it carefully.

Q:	WHO IS BEING ASKED TO APPROVE MATTERS IN CONNECTION WITH THE MERGER?

A:	Cape stockholders and Colonial Financial stockholders are each being asked to vote to approve the merger-related proposals.

Under Maryland law, which governs mergers involving both Cape and Colonial Financial, the Merger cannot be completed unless Cape stockholders and Colonial Financial stockholders both vote to approve the Merger Agreement and approve the Merger. By this Joint Proxy Statement/Prospectus, Cape’s board of directors and Colonial Financial’s board of directors are soliciting proxies from their respective stockholders to obtain this approval at the special meetings of Cape stockholders and Colonial Financial stockholders discussed below.

Q:	WHAT WILL COLONIAL FINANCIAL STOCKHOLDERS RECEIVE IN THE MERGER?

A:	If the merger-related proposals are approved and the Merger is subsequently completed, each outstanding share of Colonial Financial common stock will be converted into the right to receive either:

•	1.412 shares of Cape common stock, plus cash in lieu of fractional shares; or

•	$14.50 in cash, without interest.

On September 9, 2014, which was the last trading date preceding the public announcement of the proposed Merger, Cape’s common stock price was $10.06, which, after giving effect to the 1.412 exchange ratio, has an implied value of approximately $14.20 per share. As of ______, 2015, the most reasonably practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, Cape’s common stock price was $_____, which, after giving effect to the 1.412 exchange ratio, has an implied value of approximately $_____.

The above consideration is subject to an allocation process which requires 50% of Colonial Financial’s shares of common stock to be exchanged for cash and 50% of Colonial Financial’s common stock to be converted into Cape common stock. Accordingly, allocations of Cape common stock and cash that you receive will depend on the elections made by other Colonial Financial stockholders.

Additionally, in the event that Colonial Financial’s consolidated net book value at the month-end prior to the closing date, calculated in accordance with the Merger Agreement, is less than $63.1 million, the cash consideration per share will be reduced by an amount equal to (i) the book value shortfall multiplied by 1.78, (ii) divided by the number of shares of Colonial Financial common stock outstanding. For more information, see “Description of the Merger – Consideration to be Received in the Merger.”

Q:	HOW DOES THE ALLOCATION PROCESS WORK?

A:	Under the terms of the Merger Agreement, Colonial Financial stockholders may elect to convert their shares into cash, Cape common stock or a mixture of cash and Cape common stock. All elections are further subject to the allocation and proration procedures described in the Merger Agreement which provide that the number of shares of Colonial Financial common stock to be converted into Cape common stock must equal 50% of the total number of shares of Colonial Financial common stock outstanding at the effective time of the Merger and that the number of shares of Colonial Financial common stock to be converted into cash in the Merger must equal 50% of the total number of shares of Colonial Financial common stock outstanding at the effective time of the Merger. Neither Cape nor Colonial Financial makes any recommendation as to whether Colonial Financial stockholders should elect to receive cash, Cape common stock or a mixture of cash and Cape common stock in the Merger. Each holder of Colonial Financial common stock must make his or her own decision with respect to such election.

It is unlikely that elections will be made in the exact proportions provided for in the Merger Agreement. As a result, the Merger Agreement describes procedures to be followed if Colonial Financial stockholders in the aggregate elect to receive more or less of the Cape common stock than Cape has agreed to issue. These procedures are summarized below.

•

If Stock Is Oversubscribed: If Colonial Financial stockholders elect to receive more Cape common stock than Cape has agreed to issue in the Merger, then all Colonial Financial stockholders who have elected to receive cash or who have made no election will receive cash for their Colonial Financial shares and all stockholders who elected to receive Cape common stock will receive a pro rata portion of the available Cape shares plus cash for those shares not converted into Cape common stock.

•	If Stock Is Undersubscribed: If Colonial Financial stockholders elect to receive fewer shares of Cape common stock than Cape has agreed to issue in the Merger, then all Colonial Financial stockholders who have elected to receive Cape common stock will receive Cape common stock and those stockholders who elected to receive cash or who have made no election will be treated in the following manner:

•	If the number of shares held by Colonial Financial stockholders who have made no election is sufficient to make up the shortfall in the number of shares of Cape common stock that Cape is required to issue, then all Colonial Financial stockholders who elected cash will receive cash, and those stockholders who made no election will receive both cash and Cape common stock in such proportion as is necessary to make up the shortfall.

•

If the number of shares held by Colonial Financial stockholders who have made no election is insufficient to make up the shortfall, then all Colonial Financial stockholders who made no election will receive Cape common stock and those Colonial Financial stockholders who elected to receive cash will receive cash and Cape common stock in such proportion as is necessary to make up the shortfall.

No guarantee can be made that you will receive the amounts of cash and/or stock you elect. As a result of the allocation procedures and other limitations outlined in this document and the Agreement and Plan of Merger, you may receive Cape common stock or cash in amounts that vary from the amounts you elect to receive.

Q:	WHAT WILL HAPPEN TO COLONIAL FINANCIAL AS A RESULT OF THE MERGER?

A:	If the Merger is completed, Colonial Financial will merge into Cape, and Colonial Financial will cease to exist. At a time to be determined following the Merger, Colonial Bank, FSB (“Colonial Bank”), a federally-chartered savings bank and wholly-owned subsidiary of Colonial Financial, will merge with and into Cape Bank, a New Jersey-chartered savings bank and wholly-owned subsidiary of Cape, with Cape Bank being the surviving bank.

Q:	WHEN WILL THE MERGER BE COMPLETED?

A:	We expect the Merger will be completed when all of the conditions to completion contained in the Merger Agreement are satisfied or waived, including the receipt of required regulatory approvals, the approval of

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the Merger Agreement by Cape stockholders at the Cape special meeting and the approval of the Merger Agreement by Colonial Financial stockholders at the Colonial Financial special meeting. We currently expect to complete the Merger during the first half of 2015. However, because fulfillment of some of the conditions to completion of the Merger, such as the receipt of required regulatory approvals, is not entirely within our control, we cannot predict the actual timing.

Q:	WHAT HAPPENS IF THE MERGER IS NOT COMPLETED?

A:	If the Merger is not completed, Colonial Financial stockholders will not receive any consideration for their shares of common stock in connection with the Merger. Instead, Colonial Financial will remain an independent company and its common stock will continue to be listed and traded on the NASDAQ Global Market. Under specified circumstances, Colonial Financial may be required to pay to Cape a fee with respect to the termination of the Merger Agreement. Cape may also be required to pay Colonial Financial a fee with respect to the termination of the Merger Agreement under certain circumstances. For more information, please review the sections entitled “Terminating the Merger Agreement” and “Termination Fee” beginning on page 93.

Q:	WHERE CAN I FIND MORE INFORMATION ABOUT CAPE AND COLONIAL FINANCIAL?

A:	You can find more information about Cape and Colonial Financial from the various sources described under the section entitled “Where You Can Find More Information” at the end of this Joint Proxy Statement/Prospectus.

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QUESTIONS AND ANSWERS REGARDING

THE COLONIAL FINANCIAL STOCKHOLDER MEETING

Q:	WHEN AND WHERE WILL COLONIAL FINANCIAL STOCKHOLDERS MEET?

A:	Colonial Financial will hold a special meeting of its stockholders on [Colonial Financial Special Meeting Date], at _______ a.m., Eastern Time, at [Colonial Financial Special Meeting Location].

Q:	WHO CAN VOTE AT THE COLONIAL FINANCIAL SPECIAL MEETING?

A:	Holders of record of Colonial Financial common stock at the close of business on [Colonial Financial Special Meeting Record Date], which is the record date for the Colonial Financial special meeting, are entitled to vote at the special meeting.

Q:	HOW MANY VOTES MUST BE REPRESENTED IN PERSON OR BY PROXY AT THE COLONIAL FINANCIAL SPECIAL MEETING TO HAVE A QUORUM?

A:	The holders of a majority of the shares of Colonial Financial common stock outstanding and entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting.

Q:	WHAT MATTERS ARE COLONIAL FINANCIAL STOCKHOLDERS BEING ASKED TO APPROVE AT THE COLONIAL FINANCIAL SPECIAL MEETING PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS?

A:	Colonial Financial stockholders are being asked to approve the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger. We refer to this proposal as the “Colonial Financial Merger Agreement proposal.”

Colonial Financial stockholders are also being asked to vote in favor of a non-binding proposal to approve the Merger-Related Executive Compensation. Although it is expected that certain of the Merger-Related Executive Compensation will not be paid as discussed further in the Section entitled “Interests of Certain Persons in the Merger that are Different from Yours,” we are required to provide for this non-binding advisory vote under SEC regulations.

Finally, Colonial Financial stockholders are being asked to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Colonial Financial Merger Agreement proposal, which we refer to as the “Colonial Financial adjournment proposal.”

Q:	WHAT VOTE BY COLONIAL FINANCIAL STOCKHOLDERS IS REQUIRED TO APPROVE THE COLONIAL FINANCIAL SPECIAL MEETING PROPOSALS?

A:	Assuming a quorum is present at the Colonial Financial special meeting, approval of the Merger Agreement and the Merger will require the affirmative vote of the holders of a majority of the outstanding shares of Colonial Financial common stock entitled to vote on the proposed Merger. Abstentions and broker non-votes will have the same effect as shares voted against the Merger Agreement and the Merger.

Approval of the Colonial Financial Merger-Related Executive Compensation will require the affirmative vote of a majority of the shares of Colonial Financial common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal. Abstentions and broker non-votes will not affect whether the proposal is approved.

Approval of the Colonial Financial adjournment proposal will require the affirmative vote of a majority of the shares of Colonial Financial common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal. Abstentions and broker non-votes will not affect whether the Colonial Financial adjournment proposal is approved.

As of the record date for the special meeting, directors and executive officers of Colonial Financial, together with their affiliates, had sole or shared voting power over approximately ___% of the Colonial Financial common stock outstanding and entitled to vote at the special meeting. Pursuant to the terms of the Merger Agreement, each of the directors, certain executive officers and certain stockholders of Colonial

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Financial have entered into voting agreements with Cape to vote their respective shares of Colonial Financial common stock “FOR” the Merger.

Q:	HOW MAY THE COLONIAL FINANCIAL STOCKHOLDERS VOTE THEIR SHARES FOR THE SPECIAL MEETING PROPOSALS PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS?

A:	Colonial Financial stockholders may vote by completing, signing, dating and returning the proxy card in the enclosed prepaid return envelope or by following the telephone or Internet voting instructions on the proxy card as soon as possible or by attending the special meeting and voting in person. This will enable your shares to be represented and voted at the special meeting. If your stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Q:	WILL A BROKER OR BANK HOLDING SHARES IN “STREET NAME” FOR A COLONIAL FINANCIAL STOCKHOLDER AUTOMATICALLY VOTE THOSE SHARES FOR THE STOCKHOLDER AT THE COLONIAL FINANCIAL SPECIAL MEETING?

A:	No. A broker or bank WILL NOT be able to vote your shares with respect to the Merger Agreement and the Merger without first receiving instructions from you on how to vote. If your shares are held in “street name,” you will receive separate voting instructions with your proxy materials. It is therefore important that you provide timely instruction to your broker or bank to ensure that all shares of Colonial Financial common stock that you own are voted at the special meeting.

Q:	WILL COLONIAL FINANCIAL STOCKHOLDERS BE ABLE TO VOTE THEIR SHARES AT THE COLONIAL FINANCIAL SPECIAL MEETING IN PERSON?

A:	Yes. Submitting a proxy will not affect the right of any stockholder to vote in person at the special meeting. If your hold shares in “street name” and wish to attend the special meeting, you must ask your broker or bank how to vote those shares in person at the special meeting.

Q:	MAY A COLONIAL FINANCIAL STOCKHOLDER CHANGE OR REVOKE THE STOCKHOLDER’S VOTE AFTER SUBMITTING A PROXY?

A:	Yes. If you have not voted through your broker, you can change your vote by:

•	providing written notice of revocation to the Corporate Secretary of Colonial Financial, which must be filed with the Corporate Secretary by the time the special meeting begins;

•	submitting a new proxy card (any earlier proxies will be revoked automatically); or

•	attending the special meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow your broker’s directions to change your vote.

Q:	WHAT SHOULD A COLONIAL FINANCIAL STOCKHOLDER DO IF HE OR SHE RECEIVES MORE THAN ONE SET OF VOTING MATERIALS?

A:	As a Colonial Financial stockholder, you may receive more than one set of voting materials, including multiple copies of this Joint Proxy Statement/Prospectus and multiple Colonial Financial proxy cards or voting instruction cards. For example, if you hold your Colonial Financial shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Colonial Financial shares. If you are a holder of record and your Colonial Financial shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are a holder of both Colonial Financial common stock and Cape common stock, you will receive one or more separate proxy cards or voting instruction cards for each company. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this Joint Proxy Statement/Prospectus in the sections entitled “Special Meeting of Colonial Financial Services, Inc. Stockholders” and “Special Meeting of Cape Bancorp, Inc. Stockholders.”

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Q:	ARE DISSENTING COLONIAL FINANCIAL STOCKHOLDERS ENTITLED TO DISSENTERS’ RIGHTS?

A:	No. As permitted by Maryland law, the Colonial Financial articles of incorporation provide that the holders of Colonial Financial common stock are not entitled to exercise dissenters’ rights.

Q:	WHAT DOES COLONIAL FINANCIAL’S BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO THE THREE PROPOSALS?

A:	Colonial Financial’s board of directors has unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger are fair to and in the best interests of Colonial Financial and its stockholders and unanimously recommends that Colonial Financial stockholders vote “FOR” the Colonial Financial Merger Agreement proposal.

Colonial Financial’s board of directors unanimously recommends that Colonial Financial stockholders vote “FOR” the non-binding advisory proposal to approve the Merger-Related Executive Compensation.

Colonial Financial’s board of directors also unanimously recommends that Colonial Financial stockholders vote “FOR” the Colonial Financial adjournment proposal.

Q:	WHAT WILL COLONIAL FINANCIAL STOCKHOLDERS RECEIVE IN THE MERGER?

A:	If the merger-related proposals are approved and the Merger is subsequently completed, each outstanding share of Colonial Financial common stock will be converted into the right to receive either:

•         1.412 shares of Cape common stock, plus cash in lieu of fractional shares; or

•         $14.50 in cash, without interest.

On September 9, 2014, which is the last trading day preceding the public announcement of the proposed Merger, Cape’s common stock price was $10.06, which, after giving effect to the 1.412 exchange ratio, has an implied value of approximately $14.20 per share. As of ______, 2015, the most reasonably practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, Cape’s common stock price was $_____, which, after giving effect to the 1.412 exchange ratio, has an implied value of approximately $_____.

The above consideration is subject to an allocation process, which requires 50% of Colonial Financial’s shares of common stock to be exchanged for aggregate merger consideration cash and 50% of Colonial Financial’s common stock to be converted into Cape common stock. Accordingly, allocations of Cape common stock and cash that you receive will depend on the elections made by other Colonial Financial stockholders.

Additionally, in the event that Colonial Financial’s consolidated net book value at the month-end prior to the closing date calculated in accordance with the Merger Agreement is less than $63.1 million, the cash consideration will be reduced by an amount equal to (i) the book value shortfall multiplied by 1.78, (ii) divided by the number of shares of Colonial Financial common stock outstanding. For more information, see “Description of the Merger – Consideration to be Received in the Merger.”

Q:	HOW DOES THE ALLOCATION PROCESS WORK?

A:	Under the terms of the Merger Agreement, Colonial Financial stockholders may elect to convert their shares into cash, Cape common stock or a mixture of cash and Cape common stock. All elections are further subject to the allocation and proration procedures described in the Merger Agreement which provide that the number of shares of Colonial Financial common stock to be converted into Cape common stock must equal 50% of the total number of shares of Colonial Financial common stock outstanding at the effective time of the Merger and that the number of shares of Colonial Financial common stock to be converted into cash in the Merger must equal 50% of the total number of shares of Colonial Financial common stock outstanding at the effective time of the Merger. Neither Cape nor Colonial Financial makes any recommendation as to whether Colonial Financial stockholders should elect to receive cash, Cape common stock or a mixture of cash and Cape common stock in the Merger. Each holder of Colonial Financial common stock must make his or her own decision with respect to such election.

It is unlikely that elections will be made in the exact proportions provided for in the Merger Agreement. As a result, the Merger Agreement describes procedures to be followed if Colonial Financial stockholders in the aggregate elect to receive more or less of the Cape common stock than Cape has agreed to issue. These procedures are summarized below.

•

If Stock Is Oversubscribed: If Colonial Financial stockholders elect to receive more Cape common stock than Cape has agreed to issue in the Merger, then all Colonial Financial stockholders who have elected to receive cash or who have made no election will receive cash for their Colonial Financial shares and all stockholders who elected to receive Cape common stock will receive a pro rata portion of the available Cape shares plus cash for those shares not converted into Cape common stock.

•	If Stock Is Undersubscribed: If Colonial Financial stockholders elect to receive fewer shares of Cape common stock than Cape has agreed to issue in the Merger, then all Colonial Financial stockholders who have elected to receive Cape common stock will receive Cape common stock and those stockholders who elected to receive cash or who have made no election will be treated in the following manner:

•	If the number of shares held by Colonial Financial stockholders who have made no election is sufficient to make up the shortfall in the number of Cape shares that Cape is required to issue, then all Colonial Financial stockholders who elected cash will receive cash, and those stockholders who made no election will receive both cash and Cape common stock in such proportion as is necessary to make up the shortfall.

•	If the number of shares held by Colonial Financial stockholders who have made no election is insufficient to make up the shortfall, then all Colonial Financial stockholders who made no election will receive Cape common stock and those Colonial Financial stockholders who elected to receive cash will receive cash and Cape common stock in such proportion as is necessary to make up the shortfall.

No guarantee can be made that you will receive the amounts of cash and/or stock you elect. As a result of the allocation procedures and other limitations outlined in this document and the agreement and plan of Merger, you may receive Cape common stock or cash in amounts that vary from the amounts you elect to receive.

Q:	WHAT ARE THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO COLONIAL FINANCIAL STOCKHOLDERS?

A:	Cape and Colonial Financial have received a legal opinion that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. However, t he federal tax consequences of the Merger to a Colonial Financial stockholder will depend primarily on whether a stockholder exchange s the stockholder’s Colonial Financial common stock solely for Cape common stock, solely for cash or for a combination of Cape common stock and cash. Colonial Financial stockholders who exchange their shares solely for Cape common stock should not recognize a gain or loss except with respect to cash receive d in lieu of a fractional share Cape common stock. Colonial Financial stockholders who exchange their shares solely for cash should recognize a gain or loss on the exchange. Colonial Financial stockholders who exchange their shares for a combination of Cape common stock and cash may recognize a gain, but not any loss, on the exchange. The actual federal income tax consequences to Colonial Financial stockholders of electing to receive cash, Cape common stock or a combination of cash and stock will not be ascertainable at the time Colonial Financial stockholders make their election because it will not be known at that time how, or to what extent, the allocation and proration procedures will apply.

For a more detailed discussion of the material United States federal income tax consequences of the transaction, please see the section “Description of the Merger – Material Tax Consequences of the Merger” beginning on page 77.

The consequences of the Merger to any particular stockholder will depend on that stockholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the Merger.

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Q:	ARE THERE RISKS THAT I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR APPROVAL OF THE MERGER-RELATED PROPOSALS?

A:	Yes. You should read and carefully consider the risk factors set forth in the section of this Joint Proxy Statement/Prospectus entitled “Risk Factors” beginning on page 18.

Q:	WHY ARE COLONIAL FINANCIAL STOCKHOLDERS BEING ASKED TO APPROVE, ON A NON-BINDING ADVISORY BASIS, CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION?

A:	The federal securities laws require Colonial Financial to seek a non-binding advisory vote with respect to certain payments that may be made to Colonial Financial’s named executive officers under certain existing agreements in connection with the Merger, subject to the approval or non-objection of the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

Q:	WHAT WILL HAPPEN IF COLONIAL FINANCIAL STOCKHOLDERS DO NOT APPROVE CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION AT THE SPECIAL MEETING?

A:	The vote with respect to the Merger-Related Executive Compensation is an advisory vote and will not be binding on Colonial Financial. Therefore, if the Merger Agreement is approved by Colonial Financial’s stockholders, the Merger-Related Executive Compensation could still be paid to the Colonial Financial named executive officers if and to the extent required or allowed under applicable law and federal banking regulation even if Colonial Financial’s stockholders do not approve the Merger-Related Executive Compensation.

Q:	WILL THE MERGER-RELATED EXECUTIVE COMPENSATION BE PAID IF THE MERGER IS NOT CONSUMMATED?

A:	No. Payment of the Merger-Related Executive Compensation is contingent upon the consummation of the Merger.

Q:	SHOULD COLONIAL FINANCIAL STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A:	No. Colonial Financial stockholders SHOULD NOT send in any stock certificates now. If the Merger is approved, transmittal materials, with instructions for their completion, will be provided to Colonial Financial stockholders under separate cover and the stock certificates should be sent at that time.

Q:	WHAT HAPPENS IF I SELL MY SHARES OF COLONIAL FINANCIAL COMMON STOCK BEFORE THE SPECIAL MEETING?

A:	The record date for Colonial Financial stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the completion of the Merger. If you transfer your shares of Colonial Financial common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q:	WHAT DO COLONIAL FINANCIAL STOCKHOLDERS NEED TO DO NOW?

A:	After carefully reading and considering the information contained in this Joint Proxy Statement/Prospectus, we are requesting you vote by mail or by attending the special meeting and voting in person. If you choose to vote by mail, you should complete, sign, date and promptly return the enclosed proxy card. The proxy card will instruct the persons named on the proxy card to vote the stockholder’s Colonial Financial shares at the special meeting as the stockholder directs. If a stockholder signs and sends in a proxy card and does not indicate how the stockholder wishes to vote, the proxy will be voted “FOR” each of the special meeting proposals. Alternatively, you can follow the telephone or Internet voting instructions on your proxy card.

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Q:	IF I AM A COLONIAL FINANCIAL STOCKHOLDER, WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you have any questions about the Merger or the special meeting, or if you need additional copies of this Joint Proxy Statement/Prospectus or the enclosed proxy card, you should contact Colonial Financial’s proxy solicitor, ___________, at ____________for stockholders or _________ for banks and brokers.

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QUESTIONS AND ANSWERS FOR CAPE BANCORP STOCKHOLDERS

Q:	WHEN AND WHERE WILL CAPE STOCKHOLDERS MEET?

A:	Cape will hold a special meeting of its stockholders on [Cape Special Meeting Date], at ________ a.m., Eastern Time, at [Cape Special Meeting Location].

Q:	WHO CAN VOTE AT THE CAPE SPECIAL MEETING?

A:	Holders of record of Cape common stock at the close of business on [Cape Special Meeting Record Date], which is the record date for the Cape special meeting, are entitled to vote at the special meeting.

Q:	HOW MANY VOTES MUST BE REPRESENTED IN PERSON OR BY PROXY AT THE CAPE SPECIAL MEETING TO HAVE A QUORUM?

A:	The holders of a majority of the shares of Cape common stock outstanding and entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting.

Q:	WHAT MATTERS ARE CAPE STOCKHOLDERS BEING ASKED TO APPROVE AT THE CAPE SPECIAL MEETING IN CONNECTION WITH THE MERGER PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS?

A:	Cape stockholders are being asked to approve the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger.

Cape stockholders also are being asked to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Cape Merger Agreement proposal, which we refer to as the “Cape adjournment proposal.”

Q:	WHAT VOTE BY CAPE STOCKHOLDERS IS REQUIRED TO APPROVE THE CAPE SPECIAL MEETING PROPOSALS?

A:	Assuming a quorum is present at the Cape special meeting, approval of the Merger Agreement and the Merger will require the affirmative vote of a majority of the outstanding shares of Cape common stock entitled to vote at the special meeting. Abstentions will have the same effect as shares voted against the proposals, and broker non-votes will not affect whether the proposals are approved.

Approval of the Cape adjournment proposal will require the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on whether the Cape adjournment proposal is approved.

As of the record date for the special meeting, directors and executive officers of Cape, together with their affiliates, had sole or shared voting power over approximately _____% of the Cape common stock outstanding and entitled to vote at the special meeting.

Q:	HOW MAY CAPE STOCKHOLDERS VOTE THEIR SHARES FOR THE SPECIAL MEETING PROPOSALS PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS?

A:	Cape stockholders may vote by signing, dating and returning the proxy card in the enclosed prepaid return envelope or by following the telephone or Internet voting instructions on the proxy card as soon as possible or by attending the special meeting and voting in person. This will enable your shares to be represented and voted at the special meeting.

Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Q:	WILL A BROKER OR BANK HOLDING SHARES IN “STREET NAME” FOR A CAPE STOCKHOLDER AUTOMATICALLY VOTE THOSE SHARES FOR THE STOCKHOLDER AT THE CAPE SPECIAL MEETING?

A:	No. A broker or bank WILL NOT be able to vote your shares with respect to the Merger Agreement or Merger without first receiving instructions from you on how to vote. If your shares are held in “street name,” you will receive separate voting instructions with your proxy materials. It is therefore important

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that you provide timely instruction to your broker or bank to ensure that all shares of Cape common stock that you own are voted at the special meeting.

Q:	WILL CAPE STOCKHOLDERS BE ABLE TO VOTE THEIR SHARES AT THE CAPE SPECIAL MEETING IN PERSON?

A:	Yes. Submitting a proxy will not affect the right of any stockholder to vote in person at the special meeting. If your hold shares in “street name” and wish to attend the special meeting, you must ask your broker or bank how to vote those shares in person at the special meeting.

Q:	MAY A CAPE STOCKHOLDER CHANGE OR REVOKE THE STOCKHOLDER’S VOTE AFTER SUBMITTING A PROXY?

A:	Yes. If you have not voted through your broker, you can change your vote by:

•	providing written notice of revocation to the Corporate Secretary of Cape, which must be filed with the Corporate Secretary by the time the special meeting begins; or

•	attending the special meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow your broker’s directions to change your vote.

Q:	WHAT SHOULD A CAPE STOCKHOLDER DO IF HE OR SHE RECEIVES MORE THAN ONE SET OF VOTING MATERIALS?

A:	As a Cape stockholder, you may receive more than one set of voting materials, including multiple copies of this Joint Proxy Statement/Prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your Cape shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Cape shares. If you are a holder of record and your Cape shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are a holder of both Colonial Financial common stock and Cape common stock, you will receive one or more separate proxy cards or voting instruction cards for each company. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this Joint Proxy Statement/Prospectus in the sections entitled “Special Meeting of Cape Bancorp, Inc. Stockholders” and “Special Meeting of Colonial Financial Services, Inc. Stockholders.”

Q:	WHAT DOES CAPE’S BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO THE TWO PROPOSALS?

A:	Cape’s board of directors has unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger are fair to and in the best interests of Cape and its stockholders and unanimously recommends that Cape stockholders vote “FOR” the Merger Agreement and the Merger.

Cape’s board of directors also unanimously recommends that Cape stockholders vote “FOR” the Cape Bancorp adjournment proposal.

Q:	ARE THERE RISKS THAT I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR APPROVAL OF THE PROPOSALS?

A:	Yes. You should read and carefully consider the risk factors set forth in the section of this Joint Proxy Statement/Prospectus entitled “Risk Factors” beginning on page 18.

Q:	WHAT DO CAPE STOCKHOLDERS NEED TO DO NOW?

A:	After carefully reading and considering the information contained in this Joint Proxy Statement/Prospectus, we are requesting that you vote by mail or by attending the special meeting and voting in person. If you choose to vote by mail, you should complete, sign, date and promptly return the enclosed proxy card. The proxy card will instruct the persons named on the proxy card to vote the stockholder’s Cape shares at the special meeting as the stockholder directs. If a stockholder signs and sends in a proxy card and does not indicate how the stockholder wishes to vote, the proxy will be voted “FOR” each of the special meeting proposals. Alternatively, you can follow the telephone or Internet voting instructions on your proxy card.

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Q:	IF I AM A CAPE STOCKHOLDER, WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you have any questions about the Merger or the special meeting, or if you need additional copies of this Joint Proxy Statement/Prospectus or the enclosed proxy card, you should contact Cape’s proxy solicitor, __________, at _________ for stockholders or _________ for banks and brokers.

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SUMMARY

This summary highlights selected information in this Joint Proxy Statement/Prospectus and may not contain all of the information important to you. To understand the Merger more fully, you should read this entire document carefully, including the documents attached to this Joint Proxy Statement/Prospectus.

The Companies

Cape Bancorp, Inc.

225 North Main Street

Cape May Court House, New Jersey 08210

(609) 465-5600

Cape Bancorp, Inc., a Maryland corporation (“Cape”), is a savings and loan holding company headquartered in Cape May Court House, New Jersey that was incorporated and commenced operations in 2007. Cape’s common stock is listed on the NASDAQ Global Select Market under the symbol “CBNJ.” Cape conducts its operations primarily through Cape Bank, a New Jersey-chartered savings bank with 14 full-service branch offices located in Atlantic and Cape May Counties, including Cape Bank’s main office located at 225 North Main Street, Cape May Court House, New Jersey, one drive-up teller/ATM operation in Atlantic County and our two market development offices (“MDOs”) located in Burlington County, New Jersey and in Radnor, Pennsylvania. Cape Bank offers personal and business checking accounts, commercial mortgage loans, construction loans, home equity loans and lines of credit and other types of commercial and consumer loans. At September 30, 2014, Cape had total assets of $1.08 billion, total deposits of $800.9 million and total stockholders’ equity of $139.9 million.

Colonial Financial Services, Inc.

2745 South Delsea Drive

Vineland, New Jersey 08360

(856) 205-0058

Colonial Financial Services, Inc. a Maryland corporation (“Colonial Financial”), is a savings and loan holding company headquartered in Vineland, New Jersey that was incorporated and commenced operations in 2010. Colonial Financial’s common stock is quoted on the NASDAQ Global Market under the symbol “COBK.” Colonial Financial conducts its operations primarily through Colonial Bank, a federally-chartered savings bank that offers products and services to individuals, families and business through nine branch offices in Cumberland and Gloucester Counties, New Jersey. Colonial Bank’s business consists primarily of making loans, including residential mortgages, commercial real estate loans, commercial loans and consumer loans, and investing in a variety of investment and mortgage-backed securities. Colonial Bank funds these lending and investment activities with deposits from the general public and municipal deposits, funds generated from operations and select borrowings. At September 30, 2014, Colonial Financial had total assets of $552.7 million, total deposits of $477.9 million and total stockholders’ equity of $62.8 million.

Special Meeting of Cape Bancorp, Inc. Stockholders; Required Vote (page 11)

A special meeting of Cape stockholders is scheduled to be held at [Cape Special Meeting Location] at _________ a.m., local time, on [Cape Special Meeting Date]. At the special meeting, you will be asked to vote on a proposal to approve the Merger Agreement and the Merger between Colonial Financial and Cape. You will also be asked to vote to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the Merger Agreement.

Only Cape stockholders of record as of the close of business on [Cape Special Meeting Record Date] are entitled to notice of, and to vote at, the Cape special meeting and any adjournments or postponements of the meeting.

Approval of the Merger Agreement and the Merger requires the affirmative vote of holders of a majority of the outstanding shares of Cape common stock entitled to vote. As of the record date, there were [Cape Outstanding

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Stock] shares of Cape common stock outstanding. The directors and executive officers of Cape, as a group, beneficially owned [Cape Insider Shares] shares of Cape common stock, representing approximately ___% of the outstanding shares of Cape common stock as of the record date and have agreed to vote their shares in favor of the Merger Agreement and the Merger at the Cape special meeting.

Special Meeting of Colonial Financial Services, Inc. Stockholders; Required Vote (page 12)

A special meeting of Colonial Financial stockholders is scheduled to be held at [Colonial Financial Special Meeting Location] at ______ a.m., local time, on [Colonial Financial Special Meeting Date]. At the special meeting, you will be asked to vote on a proposal to approve the Merger Agreement and the Merger between Colonial Financial and Cape. You will also be asked to vote on a non-binding, advisory proposal to approve the Merger-Related Executive Compensation. You may also be asked to vote to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the Merger Agreement.

Only Colonial Financial stockholders of record as of the close of business on [Colonial Financial Special Meeting Record Date] are entitled to notice of, and to vote at, the Colonial Financial special meeting and any adjournments or postponements of the meeting.

Approval of the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of Colonial Financial common stock entitled to vote. Approval of the Merger-Related Executive Compensation proposal is determined by a majority of the votes cast, without regard to broker non-votes or abstentions. As of the record date, there were [Colonial Financial Outstanding Stock] shares of Colonial Financial common stock outstanding and entitled to vote. The directors, executive officers and certain key stockholders of Colonial Financial, as a group, beneficially owned [Colonial Financial Insider Shares] shares of Colonial Financial common stock, representing approximately ____% of the outstanding shares of Colonial Financial common stock as of the record date, and have agreed to vote their shares in favor of the Merger Agreement and the Merger at the special meeting.

The Merger and the Merger Agreement (page 41)

Cape’s acquisition of Colonial Financial is governed by the Merger Agreement. The Merger Agreement provides that if all of the conditions are satisfied or waived, Colonial Financial will be merged with and into Cape, with Cape as the surviving entity. We encourage you to read the Merger Agreement, which is included as Appendix A to this Joint Proxy Statement/Prospectus.

What Colonial Financial Services, Inc. Stockholders Will Receive in the Merger (page 12)

Under the Merger Agreement, each share of Colonial Financial common stock will be exchanged for either 1.412 shares of Cape common stock plus cash in lieu of fractional shares or $14.50 in cash, subject to 50% of the total merger consideration consisting of Cape common stock and the remainder consisting of cash. On September 9, 2014, which is the last trading day preceding the public announcement of the proposed Merger, Cape’s common stock price was $10.06, which, after giving effect to the 1.412 exchange ratio, has an implied value of approximately $14.20 per share. As of ______, 2015, the most reasonably practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, Cape’s common stock price was $_____, which, after giving effect to the 1.412 exchange ratio, has an implied value of approximately $_____. In the event that Colonial Financial’s consolidated net book value at the month-end prior to the closing date is less than $63.1 million, the cash consideration will be reduced by an amount equal to (i) the book value shortfall multiplied by 1.78, (ii) divided by the number of shares of Colonial Financial common stock outstanding. For more information, see “Description of the Merger – Consideration to be Received in the Merger.”

Comparative Market Prices (page 36)

The following table shows the closing price per share of Cape common stock and the equivalent price per share of Colonial Financial common stock, giving effect to the Merger, on September 9, 2014, which is the last day on which shares of Cape common stock traded preceding the public announcement of the proposed Merger, and on [Colonial Financial Special Meeting Record Date], the most recent practicable date prior to the mailing of this Joint Proxy Statement/Prospectus. The equivalent price per share of Colonial Financial common stock was computed by multiplying the price of a share of Cape common stock by the 1.412 exchange ratio. See “Description of the Merger—Consideration to be Received in the Merger” on page 75.

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	Cape Bancorp, Inc. Common Stock		Equivalent Price Per Share of Colonial Financial Services, Inc. Common Stock

September 9, 2014		$10.06		$14.20
[Colonial Financial Special Meeting Record Date]	$		$

Recommendation of Colonial Financial Services, Inc. board of directors (page 43)

The Colonial Financial board of directors has unanimously approved the Merger Agreement and the proposed Merger. The Colonial Financial board believes that the Merger Agreement, including the Merger, is fair to and in the best interests of, Colonial Financial and its stockholders, and therefore unanimously recommends that Colonial Financial stockholders vote “FOR” the proposal to approve the Merger Agreement and the Merger. In reaching this decision, Colonial Financial’s board of directors considered a variety of factors, which are described in the section captioned “Description of the Merger—Recommendation of the Colonial Financial board of directors; Colonial Financial’s Reasons for the Merger” beginning on page 13).

In addition, the Colonial Financial board of directors unanimously recommends that Colonial Financial stockholders vote “FOR” the non-binding advisory proposal to approve the Merger-Related Executive Compensation and “FOR” the proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

Opinion of Colonial Financial Services, Inc.’s Financial Advisors (page 45)

In connection with the Merger, the Colonial Financial board of directors received the separate opinions, dated September 10, 2014, of Keefe, Bruyette & Woods, Inc. (“KBW”) and FinPro Capital Advisors, Inc. (“FinPro”), each of which acted as a financial advisor to Colonial Financial, as to the fairness, from a financial point of view and as of the date of such opinions, of the merger consideration in the proposed Merger to be received by the holders of Colonial Financial common stock. The full text of the KBW opinion is included as Appendix B to this Joint Proxy Statement/Prospectus and the full text of the FinPro opinion is included as Appendix C. Colonial Financial stockholders are encouraged to read the opinions carefully to understand the respective procedures followed, assumptions made, matters considered and limitations of the reviews conducted by KBW and FinPro.

Recommendation of Cape Bancorp, Inc. board of directors (page 70)

The Cape board of directors has unanimously approved the Merger Agreement and the proposed Merger. The Cape board believes that the Merger Agreement, including the Merger, is fair to and in the best interests of Cape and its stockholders, and therefore unanimously recommends that Cape stockholders vote “FOR” the proposal to approve the Merger Agreement and the Merger. In reaching this decision, Cape’s board of directors considered a variety of factors, which are described in the section captioned “Description of the Merger—Recommendation of Cape Bancorp, Inc. board of directors and Reasons for Merger” beginning on page 70.

The Cape board of directors unanimously recommends that Cape stockholders vote “FOR” the proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

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Opinion of Cape Bancorp, Inc.’s Financial Advisor (page 77)

In deciding to approve the Merger, the Cape board of directors considered the opinion of Sterne, Agee & Leach, Inc. (“Sterne Agee”), which served as financial advisor to Cape’s board of directors. Sterne Agee delivered its oral opinion on September 10, 2014, which was confirmed in writing on September 10, 2014, that the merger consideration is fair to the holders of Cape common stock from a financial point of view. The full text of this opinion is included as Appendix D to the Joint Proxy Statement/Prospectus. You should read the opinion carefully to understand the procedures followed, assumptions made, matters considered and limitations of the review conducted by Sterne Agee.

Cape has agreed to pay Sterne Agee a transaction fee of $550,000, which includes the issuance of the fairness opinion issued by Sterne Agee in connection with this Merger.

Regulatory Matters Relating to the Merger (page 79)

Under the terms of the Merger Agreement, the Merger cannot be completed unless it is first approved by the FDIC, the New Jersey Department of Banking and Insurance (the “Department”), and the Federal Reserve. Cape has filed the required applications. As of the date of this Joint Proxy Statement/Prospectus, Cape has not received any approvals from these regulators. While Cape does not know of any reason why it would not obtain approval in a timely manner, Cape cannot be certain when or if it will receive regulatory approval.

Conditions to Completing the Merger (page 83)

The completion of the Merger is subject to the fulfillment of a number of conditions, including:

•	approval of the Merger Agreement at the special meetings of Cape and Colonial Financial by at least a majority of the outstanding shares of common stock entitled to vote;

•	approval of the Merger by the appropriate regulatory authorities;

•	receipt by each party of an opinion from Cape’s legal counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	the total amount of Colonial Bank’s criticized assets, as defined by the Merger Agreement, and OREO may not exceed $30.0 million as of the end of the month prior to the closing date;

•	the continued accuracy of representations and warranties made on the date of the Merger Agreement; and

•	no material adverse effect with respect to either party has occurred.

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Terminating the Merger Agreement (page 93)

The Merger Agreement may be terminated by mutual consent of Cape and Colonial Financial at any time prior to the completion of the Merger. Additionally, subject to conditions and circumstances described in the Merger Agreement, either Cape or Colonial Financial may terminate the Merger Agreement if, among other things, any of the following occur:

•	the Merger has not been consummated by September 10, 2015, provided that this date may automatically be extended by Cape for sixty (60) days if the inability to complete the Merger is solely due to delay in receiving the required regulatory approvals;

•	Colonial Financial stockholders do not approve the Merger Agreement at the Colonial Financial special meeting;

•	Cape stockholders do not approve the Merger Agreement at the Cape special meeting;

•	a required regulatory approval is denied or a governmental authority blocks the Merger; or

•	there is a breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement, which cannot be cured, or has not been cured within 30 days after the giving of written notice to such party of such breach.

Colonial Financial also may terminate the Merger Agreement if Cape’s stock price falls below thresholds set forth in the Merger Agreement and Cape does not increase the exchange ratio pursuant to a prescribed formula.

Cape also may terminate the Merger Agreement if Colonial Financial materially breaches its agreements regarding the solicitation of other acquisition proposals and the submission of the Merger Agreement to stockholders, or if the board of directors of Colonial Financial does not recommend approval of the Merger in the Joint Proxy Statement/Prospectus or withdraws or revises its recommendation in a manner adverse to Cape. Colonial Financial may also terminate the Merger Agreement if, without breaching its agreements regarding solicitation of other acquisition proposals, Colonial Financial receives a proposal from a third party that the Colonial Financial board of directors determines, after consultation with its legal and financial advisors, it must consider in the exercise of its fiduciary duty to the Colonial Financial stockholders.

Termination Fee (page 94)

Under certain circumstances described in the Merger Agreement, Colonial Financial will owe Cape a $2.2 million termination fee in connection with the termination of the Merger Agreement. Likewise, under certain circumstances described in the Merger Agreement, Cape will owe Colonial Financial a $2.2 million termination fee in connection with the termination of the Merger Agreement. See “Description of the Merger—Termination Fee” on page 94 for a list of the circumstances under which a termination fee is payable.

Interests of Certain Persons in the Merger that are Different from Yours (page 80)

In considering the recommendation of the board of directors of Colonial Financial to approve the Merger Agreement and the Merger, you should be aware that officers and directors of Colonial Financial have employment and other compensation agreements or plans that give them interests in the Merger that are somewhat different from, or in addition to, their interests as Colonial Financial stockholders. These interests and agreements include:

•	Gregory J. Facemyer and Hugh J. McCaffrey will be appointed to the Cape and Cape Bank boards of directors;

•	Cape will establish an advisory board consisting of each of the Colonial Financial directors who is not appointed to the Cape board of directors, and such advisory directors will serve for a term of one year;

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•	the acceleration of vesting of outstanding stock options and restricted stock awards under the Colonial Bankshares, Inc. 2006 Stock Incentive Plan and the Colonial Financial Services, Inc. 2011 Stock Incentive Plan (subject to regulatory approval or non-objection because of Colonial Bank’s designation as a “troubled institution” by its primary regulator);

•	rights of certain executives to severance payments under their employment agreements (assuming such agreements have not expired pursuant to their terms prior to the closing), subject to regulatory approval or non-objections because of Colonial Bank’s troubled condition status, and assuming the Merger is consummated prior to the expiration of the agreements; and

•	rights of Colonial Financial officers and directors to continued indemnification coverage and continued coverage under directors’ and officers’ liability insurance policies.

On May 30, 2013, Colonial Bank was designated by the OCC as being in “troubled condition” when it entered into a formal enforcement order with the OCC. As a result, certain payments that are paid to employees, officers and directors of Colonial Bank in connection with a separation from service are subject to the FDIC golden parachute rules and may be prohibited unless the board of Colonial Bank or Colonial Financial certifies to its primary federal regulator and the FDIC that such person was not substantially responsible for the troubled condition designation and its primary federal regulator approves (and the FDIC concurs with) such payment.

Any cash severance payments under any employment or change in control agreements or severance arrangements will be subject to the FDIC golden parachute rules. Certain of the payments required under the plans and arrangements are not payable to the executives and directors as a result of separation from service but are due to be paid or vest solely as a result of a change in control, including the payments under the 2011 Director Retirement Plan, the 2011 Executive Retirement Incentive Plan and the performance-based restricted stock awards under the 2011 Equity Incentive Plan. For such payments, approval of Colonial Bank’s primary federal regulator and the FDIC may not be required. Nonetheless, Colonial Financial has committed to seek regulatory approval or non-objection from its primary federal regulator and the FDIC prior to making such payments. For a more detailed discussion of these payments that Colonial Financial believes are not subject to the FDIC golden parachute rules, see “Description of the Merger — Merger-Related Executive Compensation for Colonial Financial’s Named Executive Officers and Directors” on page 84.

The boards of Colonial Bank and Colonial Financial have determined not to file any certifications with the OCC, the FDIC, and, to the extent applicable, with respect to the equity awards, the Federal Reserve, that any of the named executive officers, the controller, or the boards of directors were not substantially responsible for the troubled condition status of Colonial Bank. The individuals may, however, file on their own behalf applications with the federal banking regulators seeking approval for such payments. Unless approval or non-objection to make the payment is obtained from the applicable primary federal regulator and the FDIC, certain of the payments described in the section entitled “Interests of Certain Persons in the Merger that are Different from Yours” cannot legally be made.

The aggregate amount that each director and executive officer is expected to receive in connection with the Merger, and based on the assumptions therein, is set forth in “Description of the Merger — Merger-Related Executive Compensation for Colonial Financial’s Named Executive Officers and Directors” on page 84.

Accounting Treatment of the Merger (page 76)

The Merger will be accounted for using the acquisition method in accordance with U.S. generally accepted accounting principles.

Comparison of Rights of Stockholders (page 99)

When the Merger is completed, Colonial Financial stockholders who receive shares of Cape common stock will become Cape stockholders and their rights will be governed by Maryland law and by Cape’s articles of incorporation and bylaws. See “Comparison of Rights of Stockholders” beginning on page 99 for a summary of the material differences between the respective rights of Colonial Financial and Cape stockholders.

No Dissenters’ Rights (page 40)

Colonial Financial stockholders do not have dissenters’ rights under Maryland law since the Colonial Financial articles of incorporation provide that the holders of Colonial Financial common stock are not entitled to exercise such dissenter’s rights or approval. See “No Dissenters’ Rights” on page 40.

Material Tax Consequences of the Merger (page 77)

Cape and Colonial Financial have received a legal opinion that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. However, t he federal tax consequences of the Merger to a stockholder of Colonial Financial will depend primarily on whether a stockholder exchange s the stockholder’s Colonial Financial common stock solely for Cape common stock, solely for cash or for a combination of Cape common stock and cash. Colonial Financial stockholders who exchange their shares solely for Cape common stock should not recognize a gain or loss except with respect to cash receive d in lieu of a fractional share Cape common stock. Colonial Financial stockholders who exchange their shares solely for cash should recognize a gain or loss on the exchange. Colonial Financial stockholders who exchange their shares for a combination of Cape common stock and cash should recognize a gain, but not any loss, on the exchange. The actual federal income tax consequences to Colonial Financial stockholders of electing to receive cash, Cape common stock

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or a combination of cash and stock will not be ascertainable at the time Colonial Financial stockholders make their election because it will not be known at that time how, or to what extent, the allocation and proration procedures will apply.

This tax treatment may not apply to all Colonial Financial stockholders. Determining the actual tax consequences of the Merger to Colonial Financial stockholders can be complicated. Colonial Financial stockholders should consult their own tax advisor for a full understanding of the Merger’s tax consequences that are particular to each stockholder.

To review the tax consequences of the Merger to Colonial Financial stockholders in greater detail, please see the section “Description of the Merger—Material Tax Consequences of the Merger” beginning on page 81.

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RISK FACTORS

In addition to the other information contained in or incorporated by reference into this Joint Proxy Statement/Prospectus, you should consider carefully the risk factors described below, in deciding how to vote. You should keep these risk factors in mind when you read forward-looking statements in this document. Please refer to the section of this Joint Proxy Statement/Prospectus titled “Caution About Forward-Looking Statements” beginning on page 22.

The price of Cape common stock will fluctuate, and therefore Colonial Financial stockholders will not know until the effective time of the Merger the value of the consideration they will receive in the Merger.

Because the per share stock consideration is fixed at 1.412 shares of Cape common stock, the market value of the Cape common stock to be issued in the Merger will depend upon the market price of Cape common stock. This market price likely will vary from the closing price of Cape common stock on the date the Merger was announced, on the date that this Joint Proxy Statement/Prospectus was mailed, and on the date of the Cape special meeting or Colonial Financial special meeting. Accordingly, at the time of the Colonial Financial special meeting, and at the time Colonial Financial stockholders are required to elect the form of consideration they wish to receive, Colonial Financial stockholders will not necessarily know or be able to calculate the value of the stock consideration they would be entitled to receive upon completion of the Merger. You should obtain current market quotations for shares of Cape common stock and for shares of Colonial Financial common stock.

The amount of cash consideration to be paid to Colonial Financial stockholders may decrease if Colonial Financial’s consolidated net book value at the month-end prior to the closing date is less than $63.1 million.

If Colonial Financial’s consolidated net book value is less than $63.1 million at the month-end prior to closing, the cash consideration to be paid by Cape will be reduced by an amount equal to (i) the book value shortfall multiplied by 1.78, (ii) divided by the number of shares of Colonial Financial common stock outstanding. For example, if Colonial Financial’s consolidated net book value at the month-end prior to closing were $60.0 million, then the book value shortfall would be $3.1 million. Assuming the outstanding shares of Colonial Financial common stock at the month-end prior to closing are 3,800,000, the cash consideration would be reduced by $1.45 to $13.05 per share. Accordingly, Colonial Financial stockholders who elect cash consideration may receive less than $14.50 per share. At the time of the Colonial Financial special meeting, Colonial Financial stockholders will not necessarily know or be able to calculate Colonial Financial’s consolidated net book value. As defined in the Merger Agreement consolidated net book value means Colonial Financial’s unaudited consolidated net common stockholders’ equity without giving effect to (i) the after-tax impact of any credit to loan and lease losses between June 30, 2014 and the determination date, (ii) the merger-related expenses, subject to certain limitations, and (iii) any changes to Colonial Financial’s accumulated other comprehensive income.

Colonial Financial stockholders may receive a form of consideration different from what they elect.

The consideration to be received by Colonial Financial stockholders in the Merger is subject to the requirement that 50% of the outstanding shares of Colonial Financial common stock be exchanged for Cape common stock and the remaining 50% be exchanged for cash. The Merger Agreement contains proration and allocation methods to achieve this desired result. If you elect all cash and the available cash is oversubscribed, then you will receive a portion of the merger consideration in Cape common stock. If you elect all stock and the available stock is oversubscribed, then you will receive a portion of the merger consideration in cash.

The price of Cape common stock might decrease after the Merger.

Following the Merger, holders of Colonial Financial common stock who receive stock consideration will become stockholders of Cape. Cape common stock could decline in value after the Merger. For example, during the twelve-month period ending on [Colonial Financial Special Meeting Record Date] (the most recent practicable date before the printing of this Joint Proxy Statement/Prospectus), the closing price of Cape common stock varied from a low of $_____to a high of $____ and ended that period at $_____. The market value of Cape common stock fluctuates based upon general market conditions, Cape’s business and prospects and other factors. Further, the

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market price of Cape common stock after the Merger may be affected by factors different from those currently affecting the common stock of Cape or Colonial Financial. The businesses of Colonial Financial and Cape differ and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations and market prices of common stock of each of Colonial Financial and Cape. For a discussion of the businesses of Colonial Financial and Cape and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this Joint Proxy Statement/Prospectus and referred to under “Where You Can Find More Information” beginning on page 169.

Failure to complete the Merger could negatively impact the stock prices and future businesses and financial results of Cape and Colonial Financial.

If the Merger is not completed, the ongoing businesses of Cape and Colonial Financial may be adversely affected and Cape and Colonial Financial will be subject to several risks, including the following:

•	Cape and Colonial Financial will be required to pay certain costs relating to the Merger, whether or not the Merger is completed, such as legal, accounting, financial advisory and printing fees;

•	under the Merger Agreement, Colonial Financial is subject to certain restrictions on the conduct of its business prior to completing the Merger, which may adversely affect its operating results; and

•	matters relating to the Merger may require substantial commitments of time and resources by Cape and Colonial Financial management, which could otherwise have been devoted to other opportunities that may have been beneficial to Cape and Colonial Financial as independent companies, as the case may be.

In addition, if the Merger is not completed, Cape and/or Colonial Financial may experience negative reactions from the financial markets and from their respective customers and employees. Cape and/or Colonial Financial also could be subject to litigation related to any failure to complete the Merger or to enforcement proceedings to perform their respective obligations under the Merger Agreement. If the Merger is not completed, Cape and Colonial Financial cannot assure their stockholders that the risks described above will not materialize and will not materially affect the business, financial results and stock prices of Cape or Colonial Financial.

Cape may be unable to successfully integrate Colonial Financial’s operations or otherwise realize the expected benefits from the Merger, which would adversely affect Cape’s results of operations and financial condition.

The Merger involves the integration of two companies that have previously operated independently. The difficulties of combining the operations of the two companies include:

•	integrating personnel with diverse business backgrounds;

•	combining different corporate cultures; and

•	retaining key employees.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the business and the loss of key personnel. The integration of the two companies will require the experience and expertise of certain key employees of Colonial Financial who are expected to be retained by Cape. Cape may not be successful in retaining these employees for the time period necessary to successfully integrate Colonial Financial’s operations with those of Cape. The diversion of management’s attention and any delay or difficulty encountered in connection with the Merger and the integration of the two companies’ operations could have an adverse effect on the business and results of operation of Cape following the Merger.

The success of the Merger will depend, in part, on Cape’s ability to realize the anticipated benefits and cost savings from combining the business of Cape with Colonial Financial. If Cape is unable to successfully integrate

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Colonial Financial, the anticipated benefits and cost savings of the Merger may not be realized fully or may take longer to realize than expected. For example, Cape may fail to realize the anticipated increase in earnings and cost savings anticipated to be derived from the acquisition. In addition, as with regard to any merger, a significant decline in asset valuations or cash flows may also cause Cape not to realize expected benefits.

The termination fee and the restrictions on solicitation contained in the Merger Agreement may discourage other companies from trying to acquire Colonial Financial.

Until the completion of the Merger, with some exceptions, Colonial Financial is prohibited from soliciting, initiating, encouraging or participating in any discussion of or otherwise considering any inquiry or proposal that may lead to an acquisition proposal, such as a merger or other business combination transaction, with any person other than Cape. In addition, Colonial Financial has agreed to pay a termination fee to Cape in specified circumstances. These provisions could discourage other companies from trying to acquire Colonial Financial even though those other companies might be willing to offer greater value to Colonial Financial’s stockholders than Cape has offered in the Merger. The payment of the termination fee could also have a material adverse effect on Colonial Financial’s financial condition.

Certain of Colonial Financial’s officers and directors have interests that are different from, or in addition to, interests of Colonial Financial stockholders generally.

You should be aware that the directors and officers of Colonial Financial have interests in the Merger that are different from, or in addition to, the interests of Colonial Financial stockholders generally. These include: two current Colonial Financial board members joining the Cape board of directors upon completion of the Merger; the remaining current Colonial Financial board members will be appointed to a Cape advisory board to serve for a term of one year; severance payments that certain officers may receive under existing employment or change-in-control agreements (assuming such agreements have not expired pursuant to their terms prior to the closing), subject to regulatory approval; the acceleration of unvested stock options and restricted stock awards subject to regulatory approval; and provisions in the Merger Agreement relating to indemnification of directors and officers and insurance for directors and officers of Colonial Financial for events occurring before the Merger. For a more detailed discussion of these interests, see “Description of the Merger—Interests of Certain Persons in the Merger that are Different from Yours” beginning on page 80.

Colonial Financial stockholders will have a reduced ownership and voting interest after the Merger and will exercise less influence over management of the combined organization.

Colonial Financial stockholders currently have the right to vote in the election of the Colonial Financial board of directors and on various other matters affecting Colonial Financial. Upon the completion of the Merger, each Colonial Financial stockholder will become a stockholder of Cape with a percentage ownership of the combined organization that is much smaller than the stockholder’s percentage ownership of Colonial Financial. It is expected that the former stockholders of Colonial Financial as a group will receive shares in the Merger constituting approximately 23.0% of the outstanding shares of Cape common stock immediately after the Merger. As a result, Colonial Financial stockholders will have significantly less influence on the management and policies of Cape than they now have on the management and policies of Colonial Financial.

The shares of Cape common stock to be received by Colonial Financial stockholders receiving the stock consideration as a result of the Merger will have different rights from shares of Colonial Financial common stock.

Following completion of the Merger, Colonial Financial stockholders who receive the stock consideration will no longer be stockholders of Colonial Financial but will instead be stockholders of Cape. Although Colonial Financial and Cape are each incorporated under Maryland law, there will be important differences between the current rights of Colonial Financial stockholders and the rights of Cape stockholders that may be important to Colonial Financial stockholders. See “Comparison of Rights of Stockholders” beginning on page 21 for a discussion of the different rights associated with Cape common stock and Colonial Financial common stock.

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The fairness opinions received by Colonial Financial’s board of directors from Colonial Financial’s financial advisors do not reflect changes in circumstances subsequent to the date of the fairness opinions.

KBW and FinPro, Colonial Financial’s financial advisors in connection with the Merger, each delivered to the board of directors of Colonial Financial their respective opinions dated September 10, 2014. The opinions do not speak as of the time the Merger will be completed or any date other than the date of such opinions. The opinions do not reflect changes that may occur or may have occurred after the date of the opinions, including changes to the operations and prospects of Cape or Colonial Financial, changes in general market and economic conditions or regulatory or other factors. Any such changes may materially alter or affect the relative values of Cape and Colonial Financial.

The fairness opinion obtained by Cape from its financial advisor does not reflect changes in circumstances subsequent to the date of the fairness opinion.

Sterne Agee, Cape’s financial advisor in connection with the Merger, has delivered to the board of directors of Cape its opinion dated as of September 10, 2014. The opinion of Sterne Agee states that as of such date, and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to the holders of the outstanding shares of Cape common stock pursuant to the Merger Agreement is fair from a financial point of view to such holders. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of Colonial Financial or Cape, changes in general market and economic conditions or regulatory or other factors. Any such changes, or changes in other factors on which the opinion is based, may materially alter or affect the relative values of Colonial Financial and Cape.

There is no assurance when or even if the Merger will be completed.

Completion of the Merger is subject to satisfaction or waiver of a number of conditions. See “Description of the Merger—Conditions to Completing the Merger” on page 86. There can be no assurance that Cape and Colonial Financial will be able to satisfy the closing conditions or that closing conditions beyond their control will be satisfied or waived.

Cape and Colonial Financial can agree at any time to terminate the Merger Agreement, even if Colonial Financial stockholders and Cape stockholders have already voted to approve the Merger Agreement. Cape and Colonial Financial can also terminate the Merger Agreement under other specified circumstances.

The Merger is subject to the receipt of consents and approvals from regulatory authorities that may impose conditions that could have an adverse effect on Cape or, if not obtained, could prevent completion of the Merger.

Before the Merger may be completed, various approvals and consents must be obtained from regulatory entities. These regulators may impose conditions on the completion of the Merger or require changes to the terms of the Merger. Any such conditions or changes could have the effect of delaying completion of the Merger or imposing additional costs on or limiting the revenues of Cape following the Merger.

Either Cape or Colonial Financial may terminate the Merger Agreement if the Merger has not been completed by September 10, 2015, provided that the termination date may be automatically extended by Cape for an additional 60 days if the inability to complete the Merger is solely due to a delay in receiving regulatory approvals, unless the failure of the Merger to be completed has resulted from the failure of the party seeking to terminate the Merger Agreement to perform its obligations under the Merger Agreement.

Goodwill incurred in the Merger may negatively affect Cape’s financial condition.

To the extent that the purchase price, consisting of cash plus the number of shares of Cape common stock issued or to be issued in the Merger, exceeds the fair value of the net assets, including identifiable intangibles of Colonial Financial, that amount will be reported as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. A failure to realize expected benefits

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of the Merger could adversely impact the carrying value of the goodwill recognized in the Merger, and in turn negatively affect Cape’s financial condition.

Legal proceedings commenced after the announcement of the Merger may delay consummation of the Merger, result in increased expenditures and consume the time and attention of our executive officers.

A complaint has been filed in the Circuit Court for Baltimore City, Maryland against Colonial Financial, the Colonial Financial board of directors and Cape, seeking class action status and asserting that Colonial Financial and the Colonial Financial board of directors violated their fiduciary duties to Colonial Financial stockholders in connection with the proposed Merger. The complaint further alleges that Cape aided and abetted Colonial Financial and the Colonial Financial board of directors in their alleged breach of fiduciary duties. Legal proceedings of this type are costly to defend and may consume the time and attention of our executive officers. While Colonial Financial and Cape believe that the allegations are without merit, these legal proceedings could delay the consummation of the Merger.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this document that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to as the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Securities Exchange Act), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The sections of this document which contain forward-looking statements include, but are not limited to, “Questions And Answers About the Merger and the Special Meeting,” “Summary,” “Risk Factors,” “Description of the Merger—Background of the Merger,” “Description of the Merger—Financial Forecasts,” and “Description of the Merger—Recommendation of the Colonial Financial board of directors; Colonial Financial’s Reasons for the Merger.” You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions and the risks and other factors set forth in the “Risk Factors” section beginning on page 18.

Additional factors that could cause the results of Cape or Colonial Financial to differ materially from those described in the forward-looking statements can be found in the filings made by Cape and Colonial Financial with the Securities and Exchange Commission, including the Cape Quarterly Report on Form 10-Q for the nine months ended September 30, 2014, the Cape Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the Colonial Financial Quarterly Report on Form 10-Q for the nine months ended September 30, 2014, and the Colonial Financial Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Because of these and other uncertainties, Cape’s and Colonial’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, Cape’s and Colonial Financial’s past results of operations do not necessarily indicate Cape’s and Colonial Financial’s combined future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. Neither Cape nor Colonial Financial is undertaking an obligation to update these forward-looking statements, even though its situation may change in the future, except as required under the federal securities laws. Each of Cape and Colonial Financial qualifies all of its forward-looking statements by these cautionary statements.

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SELECTED HISTORICAL FINANCIAL INFORMATION

The following tables show summarized historical financial data for Cape and Colonial Financial. You should read this summary financial information in connection with Cape’s historical financial information, which is incorporated by reference into this document, and in connection with Colonial Financial’s historical financial information, which is included as Appendices E and F.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF CAPE BANCORP, INC.

	At September 30,		At December 31,
(Dollars in thousands, except per share data)	2014	2013	2013	2012	2011	2010	2009

Selected Financial Data:
Total assets	$1,081,737	$1,074,446	$1,092,879	$1,040,798	$1,071,128	$1,061,042	$1,072,821
Loans, net of allowance for loan losses (1)	772,397	764,565	780,127	714,396	716,341	772,318	789,473
Allowance for loan losses	9,799	10,007	9,330	9,852	12,653	12,538	13,311
Securities available for sale	157,290	156,591	157,166	170,857	190,714	157,407	152,815
Goodwill and other intangible assets	22,918	22,851	22,873	22,839	22,909	23,020	23,160
Total deposits	800,866	828,397	798,422	784,591	774,403	753,068	736,587
FHLB borrowings	122,133	89,951	133,995	88,041	106,500	132,130	166,491
Total stockholders’ equity	139,864	140,535	140,427	150,826	145,719	132,154	126,548

	For the nine months ended September 30,		For the year ended December 31,
	2014	2013	2013	2012	2011	2010	2009

Selected Operating Data:
Total interest income	$30,616	$30,490	$41,041	$43,684	$46,467	$50,269	$54,533
Total interest expense	3,831	4,065	5,292	8,204	11,611	14,539	19,028
Net interest income before provision for loan losses	26,785	26,425	35,749	35,480	34,856	35,730	35,505
Provision for loan losses	2,480	1,059	2,011	4,461	19,607	7,496	13,159
Net interest income after provision for loan losses	24,305	25,366	33,738	31,019	15,249	28,234	22,346
Total non-interest income	5,452	5,521	5,966	7,814	5,311	2,851	932
Total non-interest expense	20,443	22,551	29,922	31,622	30,928	28,534	29,168
Income (loss) before income tax expense (benefit)	9,314	8,336	9,782	7,211	(10,368)	2,551	(5,890)
Income tax expense (benefit)	3,551	3,337	4,231	2,655	(18,355)	(1,490)	12,011
Net income (loss)	$5,763	$4,999	$5,551	$4,556	$7,987	$4,041	$(17,901)

(footnotes begin on next page)

23

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF CAPE BANCORP, INC.

(continuation from previous page)

	At or For the Nine Months Ended September 30,		At or For the Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009

Selected Operating Ratios and Other Data:
Performance Ratios:
Return (loss) on average assets (2)	0.71%	0.64%	0.53%	0.43%	0.75%	0.38%	(1.64)%
Return (loss) on average equity (3)	5.44%	4.52%	3.80%	3.05%	5.61%	3.06%	(12.89)%
Average interest rate spread (4)	3.53%	3.66%	3.66%	3.61%	3.42%	3.46%	3.27%
Net interest margin (tax equivalent) (5)	3.61%	3.76%	3.76%	3.75%	3.60%	3.66%	3.54%
Non-interest expense/average assets	2.45%	2.85%	2.85%	3.01%	2.90%	2.68%	2.67%
Efficiency ratio	65.98%	71.05%	70.47%	71.68%	72.93%	68.59%	69.19%

Capital Ratios:
Total capital (to risk-weighted assets)	14.28%	14.13%	14.29%	15.38%	13.82%	13.90%	12.71%
Tier 1 capital (to risk weighted assets)	13.03%	12.88%	13.07%	14.12%	12.57%	12.65%	11.45%
Tier 1 capital (to average assets)	9.60%	9.50%	9.53%	10.36%	9.15%	9.96%	9.37%
Equity to assets	12.93%	13.08%	12.85%	14.49%	13.60%	12.46%	11.80%

Asset Quality Ratios:
Nonperforming assets/total assets	1.20%	1.66%	1.35%	2.61%	3.38%	4.41%	3.55%
Non-performing loans/total loans	0.99%	1.26%	0.93%	2.67%	3.77%	5.54%	4.14%
Allowance for loan losses/nonperforming loans	127.00%	102.37%	127.05%	50.86%	46.10%	28.84%	40.04%
Allowance for loan losses as a percent of loans	1.25%	1.29%	1.18%	1.36%	1.74%	1.60%	1.66%

Share Data:
Basic earnings (loss) per common share	$0.53	$0.41	$0.47	$0.37	$0.64	$0.33	$(1.45)
Diluted earnings (loss) per common share	0.52	0.41	0.46	0.37	0.64	0.33	(1.45)
Dividends per common share	0.18	0.15	0.21	0.05	—	—	—
Book value per share	12.19	11.55	11.64	11.31	10.94	9.93	9.51
Market price at year end	9.43	9.16	10.16	8.69	7.85	8.50	6.72

Weighted average common shares outstanding – basic	10,957,768	12,128,458	11,904,369	12,441,219	12,393,359	12,351,902	12,312,714
Weighted average common shares outstanding – diluted	11,089,421	12,182,683	11,950,943	12,443,298	12,398,178	12,354,952	12,312,714

Note: All performance ratios are based on average balance sheet amounts where applicable.

(1)	Loans do not include loans held for sale, which are not material.
(2)	Net income (loss) divided by average total assets.
(3)	Net income (loss) divided by average total equity.
(4)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Represents net interest income as a percentage of average interest-earning assets.

24

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF COLONIAL FINANCIAL SERVICES, INC.

	At September 30,		At December 31,
(In thousands, except per share data)	2014	2013	2013	2012	2011	2010	2009

Selected Financial Data:
Total assets	$552,709	$598,236	$583,157	$623,596	$603,814	$590,342	$568,541
Loans, net of allowance for loan losses (1)	271,555	284,387	276,154	297,182	297,570	319,987	321,607
Allowance for loan losses	4,417	5,680	5,853	4,146	5,027	3,543	2,606
Securities	235,395	265,989	227,126	233,304	228,543	181,567	166,378
Total deposits	477,861	527,312	522,027	554,090	520,703	512,836	500,366
Borrowings	9,670	8,410	—	—	10,045	7,000	21,300
Total stockholders’ equity	62,811	60,301	59,163	68,037	71,685	69,412	45,517

	For the nine months ended September 30,		For the year ended December 31,
	2014	2013	2013	2012	2011	2010	2009

Selected Operating Data:
Total interest income	$11,774	$13,800	$18,129	$21,407	$24,067	$26,292	$27,355
Total interest expense	2,009	3,030	3,848	5,431	7,154	9,216	13,514
Net interest income before provision for loan losses	9,765	10,770	14,281	15,976	16,913	17,076	13,841
Provision for loan losses	290	5,540	5,699	6,496	1,860	1,340	615
Net interest income after provision for loan losses	9,475	5,230	8,582	9,480	15,053	15,736	13,226
Total non-interest income	1,705	2,330	2,755	1,844	1,809	1,574	267
Total non-interest expense	10,217	11,105	14,799	14,395	12,376	11,747	11,661
Income (loss) before income tax expense	963	(3,545)	(3,462)	(3,071)	4,486	5,563	1,832
Income tax expense (benefit)	548	(1,114)	(1,637)	(1,322)	1,179	1,693	392
Net income (loss)	$415	$(2,431)	$(1,825)	$(1,749)	$3,307	$3,870	$1,440

(footnotes begin on next page)

25

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF COLONIAL FINANCIAL SERVICES, INC.

	At or For the Nine Months Ended September 30,		At or For the Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009

Selected Operating Ratios and Other Data:
Performance Ratios:
Return (loss) on average assets (2)	0.10%	(0.52)%	(0.30)%	(0.28)%	0.55%	0.67%	0.26%
Return (loss) on average equity (3)	0.88%	(4.92)%	(2.87)%	(2.46)%	4.64%	6.83%	3.34%
Net interest rate spread(4)	2.48%	2.43%	2.46%	2.74%	2.90%	3.05%	2.52%
Net interest margin(5)	2.55%	2.51%	2.54%	2.83%	3.06%	3.21%	2.71%
Non-interest expense/average assets	2.66%	2.39%	2.42%	2.29%	2.06%	2.02%	2.12%
Efficiency ratio (6)	104.08%	95.36%	86.87%	80.78%	66.07%	62.99%	82.66%

Capital Ratios:
Total risk based capital (to risk weighted assets)	23.62%	19.61%	20.45%	20.55%	19.99%	18.39%	12.60%
Tier 1 risk based capital (to risk weighted assets)	22.35%	18.35%	19.19%	19.30%	19.27%	17.64%	11.94%
Tier 1 leverage (core) capital (to tangible assets)	10.63%	9.43%	9.74%	10.00%	10.82%	10.44%	7.17%
Equity to total assets	11.36%	10.08%	10.15%	10.91%	11.87%	11.76%	8.01%

Asset Quality Ratios:
Nonperforming assets/total assets	2.28%	3.11%	2.88%	2.96%	1.53%	1.86%	0.93%
Nonperforming loans/total loans	3.40%	4.97%	4.79%	4.35%	2.03%	3.31%	1.63%
Allowance for loan losses/nonperforming loans	46.96%	39.28%	43.16%	31.55%	81.70%	33.05%	49.38%
Allowance for loan losses as a percent of loans	1.60%	1.95%	2.07%	1.37%	1.66%	1.09%	0.80%

Share Data:
Basic earnings(loss) per common share	$0.11	$(0.65)	$(0.49)	$(0.46)	$0.83	$0.97	$0.36
Diluted earnings(loss) per common share	0.11	(0.65)	(0.49)	(0.46)	0.83	0.97	0.36
Dividends per common share	—	—	—	—	—	—	—
Book value per share	16.27	15.35	15.35	17.66	17.95	16.57	10.25

Weighted average common shares outstanding – basic	3,746,739	3,719,789	3,719,807	3,806,993	3,971,504	4,004,916	4,012,131
Weighted average common shares outstanding – diluted	3,750,137	3,719,789	3,719,807	3,806,993	3,971,504	4,004,916	4,012,131

(continuation from previous page)

(1)	Includes loans held for sale.
(2)	Net income (loss) divided by average total assets.
(3)	Net income (loss) divided by average total equity.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income as a percentage of average interest-earning assets for the year.
(6)	The efficiency ratio represents non-interest expense for the year less expenses related to the amortization of intangibles divided by the sum of net interest income (before loan loss provision) plus non-interest income (excluding net gains or losses on the sale or impairment of securities).

26

SUMMARY SELECTED PRO FORMA CONDENSED COMBINED DATA

The following table shows selected financial information on a pro forma combined basis giving effect to the Merger (which is known as “pro forma” information) as if the Merger had become effective as of the date presented, in the case of the balance sheet information, and at the beginning of the period presented, in the case of the income statement information. The pro forma information reflects the acquisition method of accounting.

Cape anticipates that the Merger will provide the combined company with financial benefits that include reduced operating expenses and greater revenue. The pro forma information, while helpful in illustrating the financial characteristics of Cape following the Merger under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of Cape would have been had its companies been combined during these periods.

The exchange ratio of 1.412 was used in preparing this selected pro forma information. You should read this summary pro forma information in conjunction with the information under “Pro Forma Financial Information” and with the historical information in this document on which it is based.

At September 30, 2014
(In thousands)
Pro forma combined balance sheet data:
Total assets	$1,597,064
Loans held to maturity, net	1,033,381
Deposits	1,280,302
Total stockholders’ equity	163,718

	Nine Months Ended	Year Ended
	September 30, 2014	December 31, 2013
	(In thousands, except per share data)
Pro forma condensed combined income statement data:
Interest income	$42,491	$59,304
Interest expense	5,052	8,352
Net interest income	37,439	50,952
Provision (benefit) for loan losses	2,770	7,710
Net interest income after provision (benefit) for loan losses	34,669	43,242
Non-interest income	7,157	8,721
Non-interest expense	30,703	45,405
Income before income taxes	11,123	6,558
Provision for income taxes	4,437	2,689
Net income	$6,686	$$3,869

Pro forma per share data:
Basic earnings	$0.49	$0.26
Diluted earnings	$0.49	$0.26

27

Unaudited Pro Forma combined condensed consolidated financial information relating to the COLONIAL FINANCIAL Merger

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to the proposed Merger. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of Cape and Colonial Financial as of September 30, 2014 and assumes that the Merger was completed on that date. The unaudited pro forma combined condensed consolidated statements of operations combine the historical financial information of Cape and Colonial Financial and give effect to the Merger as if it had been completed as of January 1, 2013. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the Merger been completed on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The financial information should be read in conjunction with the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Information. Certain reclassifications have been made to Colonial Financial’s historical financial information in order to conform to Cape’s presentation of financial information.

The actual value of Cape common stock to be recorded as consideration in the Merger will be based on the closing price of Cape common stock at the time of the merger completion date. The proposed Merger is expected to be completed in the second quarter of 2015, but there can be no assurance that the Merger will be completed as anticipated. For purposes of the pro forma financial information, the fair value of Cape common stock to be issued in connection with the Merger was based on Cape’s closing price of $8.91 as of November 4, 2014.

The pro forma financial information includes estimated adjustments, including adjustments to record assets and liabilities of Colonial Financial at its fair value, and represents the pro forma estimates by Cape based on available fair value information as of the date of the Merger Agreement. In some cases, where noted, more recent information has been used to support estimated adjustments in the pro forma financial information.

The pro forma adjustments included herein are subject to change depending on changes in interest rates and the components of assets and liabilities, and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price for the Merger will be determined after it is completed and after completion of thorough analyses to determine the fair value of Colonial Financial’s tangible and identifiable intangible assets and liabilities as of the date the Merger is completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Cape’s statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Colonial Financial’s stockholders’ equity, including results of operations from September 30, 2014 through the date the Merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

Cape anticipates that the Merger will provide the combined company with financial benefits that include reduced operating expenses. Cape expects to realize cost savings of approximating 40% of the anticipated non-interest expense of Colonial Financial. These cost savings are not included in these pro forma statements and there can be no assurance that expected cost savings will be realized. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of Cape and Colonial Financial, which, in the case of Cape, are incorporated in this Joint Proxy Statement/Prospectus by reference and, in the case of Colonial Financial, included as Appendices E and F hereto. See “Where You Can Find More Information” on page 169.

28

The unaudited pro forma stockholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Cape common stock or the actual or future results of operations of Cape for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

as of September 30, 2014

	Cape	Colonial Financial	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Notes
	(In thousands)
Assets:
Cash and due from financial institutions	$6,915	$8,388	—	$15,303
Interest-bearing deposits in other financial institutions	11,618	—	—	11,618
Interest-bearing time deposits	9,540	—	—	9,540
Investment securities available for sale	157,290	235,395	(30,504)	362,181	A
Investment securities held to maturity	17,796	—	—	17,796
Loans	782,196	275,972	(14,988)	1,043,180	B
Allowance for Loan Losses	(9,799)	(4,417)	4,417	(9,799)	C
Net Loans	772,397	271,555	(10,571)	1,033,381
Federal Home Loan Bank stock, at cost	6,873	938	—	7,811
Accrued interest receivable	3,297	1,381	—	4,678
Premises and equipment, net	19,812	7,536	(3,084)	24,264	D
Deferred income taxes	14,957	5,218	3,969	24,144	E
Bank owned life insurance	31,080	14,926	—	46,006
Goodwill	22,575	—	—	22,575
Other intangibles	343	—	3,763	4,106	F
Other real estate owned	5,299	3,223	(955)	7,567	G
Other assets	1,945	4,149	—	6,094
Total assets	$1,081,737	$552,709	$(37,382)	$1,597,064

Liabilities and Shareholders’ Equity:
Deposits
Interest-bearing	$710,045	$431,276	$1,575	$1,142,896	H
Non interest-bearing	90,821	46,585	—	137,406
Total deposits	800,866	477,861	1,575	1,280,302
Federal funds purchased and repurchase agreements	9,952	—	—	9,952
Federal Home Loan Bank borrowings	122,133	9,670	—	131,803
Advances from borrowers for taxes and insurance	792	1,101	—	1,893
Accrued interest payable and other Liabilities	8,130	1,266	—	9,396
Total liabilities	941,873	489,898	1,575	1,433,346
Shareholders’ equity:
Common stock	133	39	(12)	160	I
Additional paid-in capital	128,525	37,441	(13,236)	152,730	J
Retained earnings	38,825	27,897	(28,275)	38,447	K
Accumulated other comprehensive income (loss)	(1,759)	(1,396)	1,396	(1,759)	L
Treasury stock	(18,077)	—	—	(18,077)
Unearned ESOP Shares	(7,783)	(1,170)	1,170	(7,783)	M
Total shareholders’ equity	139,864	62,811	(38,957)	163,718
Total liabilities and shareholders’ equity	$1,081,737	$552,709	$(37,382)	$1,597,064

29

Unaudited Pro Forma Condensed Combined Consolidated Income Statement For the Nine Months Ended September 30, 2014

	Cape	Colonial Financial	Pro forma Adjustments	Pro forma Combined	Notes
	(In thousands, except share and per share amounts)
Interest and dividend income:
Loans, including fees	$27,864	$9,087	$131	$37,082	N
Other interest income	2,752	2,687	(30)	5,409	O
Total interest income	30,616	11,774	101	42,491
Interest expense:
Deposits	1,996	1,993	(788)	3,201	P
Borrowings	1,835	16	—	1,851
Total interest expense	3,831	2,009	(788)	5,052
Net interest income	26,785	9,765	889	37,439
Provision for loan losses	2,480	290	—	2,770
Net interest income after provision for loan Losses	24,305	9,475	889	34,669
Non-interest income:
Service fees	2,140	853	—	2,993
Net increase from BOLI	665	319	—	984
Net gains (losses) on sales of available for sale securities	2,100	500	—	2,600
Other income	547	33	—	580
Total non-interest income	5,452	1,705	—	7,157
Non-interest expense:
Salaries and employee benefits	10,622	4,297	—	14,919
Occupancy and equipment	2,196	1,238	—	3,434
Data processing	785	773	—	1,558
FDIC insurance premiums	592	541	—	1,133
Other expense	6,248	3,368	43	9,659	Q
Total non-interest expense	20,443	10,217	43	30,703
Income (loss) before income taxes	9,314	963	846	11,123
Income tax expense (benefit)	3,551	548	338	4,437	R
Net income (loss)	$5,763	$415	$508	$6,686

Basic earnings (loss) per common share:
Earnings (loss) per share	$0.53	$0.11	—	$0.49
Weighted average shares outstanding	10,957,768	3,746,739	2,719,674	13,677,442	S
Diluted earnings (loss) per common share:
Earnings (loss) per share	$0.52	$0.11	—	$0.49
Weighted average shares outstanding	11,089,421	3,750,137	2,719,674	13,809,095	S

30

Unaudited Pro Forma Condensed Combined Consolidated Income Statement

For the Year Ended December 31, 2013

	Cape	Colonial Financial	Pro forma Adjustments	Pro forma Combined	Notes
	(In thousands, except share and per share amounts)
Interest and dividend income:
Loans, including fees	$37,063	$13,616	$174	$50,853	N
Other interest income	3,978	4,513	(40)	8,451	O
Total interest income	41,041	18,129	134	59,804
Interest expense:
Deposits	2,985	3,819	(788)	6,016	P
Borrowings	2,307	29	-	2,336
Total interest expense	5,292	3,848	(788)	8,352
Net interest income	35,749	14,281	922	50,952
Provision for loan losses	2,011	5,699	-	7,710
Net interest income after provision for loan losses	33,738	8,582	922	43,242
Non-interest income:
Service fees	3,469	1,211	—	4,680
Net Increase from BOLI	951	439	—	1,390
Net gains (losses) on sales of available for sale securities	(561)	1,064	—	503
Other income	2,107	41	—	2,148
Total non-interest income	5,966	2,755	—	8,721
Non-interest expense:
Salaries and employee benefits	15,893	6,887	-	22,780
Occupancy and equipment	2,844	1,650	-	4,494
Data processing	1,393	968	—	2,361
FDIC insurance premiums	928	733	—	1,661
Other expense	8,864	4,561	684	14,109	Q
Total non-interest expense	29,922	14,799	684	45,405
Income (loss) before income taxes	9,782	(3,462)	238	6,558
Income tax expense (benefit)	4,231	(1,637)	95	2,689	R
Net income (loss)	$5,551	$(1,825)	$143	$3,869

Basic earnings (loss) per common share:
Earnings (loss) per share	$0.47	$(0.49)	—	$0.26
Weighted average shares outstanding	11,904,369	3,719,807	2,719,674	14,624,043	S
Diluted earnings (loss) per common share:
Earnings (loss) per share	$0.46	$(0.49)	—	$0.26
Weighted average shares outstanding	11,950,943	3,719,807	2,719,674	14,670,617	S

31

 Notes to Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of September 30, 2014

(In thousands, except share and per share amounts)

The following pro forma adjustments have been reflected in the unaudited condensed combined consolidated financial statements presented for Cape and Colonial Financial. All taxable adjustments were calculated using a 40% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change. The adjustments are presented in thousands, with the exception of per share amounts.

A - Adjustments to available for sale securities: Cape expects to sell investment securities available for sale to provide cash for buyer and seller deal expenses and for purposes of cashing out the ESOP and stock options.

To reflect estimated seller after-tax deal expenses	$(1,273)
To reflect estimated buyer after-tax deal expenses	(1,421)
To reflect total cash consideration	(27,810)
$(30,504)

B - Cape has reviewed the loan portfolio and estimated the associated credit losses estimated at 5.4% of loans outstanding. Once the acquisition has been completed, Cape will update and finalize its analysis which may change significantly from the initial estimate. Cape applied traditional examination methodologies to arrive at the expected credit loss. The pro forma balance of loans was decreased by $988 for the accretable yield portion, or interest rate fair value adjustment, and decreased by $14,000 for the non-accretable yield portion, or credit fair value adjustment.

C - To remove Colonized Financial’s allowance at merger date as the credit risk is contemplated in the fair value adjustment in B above.

D – Adjustment to reflect estimated fair value at acquisition date of acquired premises and equipment based on third party estimates.

E - Adjustment to current and deferred income taxes based on the pro forma fair value adjustments of acquired assets and assumed liabilities and on a calculation of future tax benefits.

Adjustment to loans – expected credit losses	$ 14,000
Adjustment to loans – interest rate mark	988
Adjustment to allowance for loan losses	(4,417)
Adjustment to foreclosed assets	955
Adjustment to premises and equipment	3,084
Adjustment to core deposit intangible	(3,763)
Adjustment to deposits	1,575
Subtotal for fair value adjustments	12,422
Calculated deferred taxes at Cape’s estimated statutory rate 40%	4,969
Write down of Colonial’s net operating loss carryforward	1,000
Total deferred taxes at 40% net of write down	$ 3,969

F – Preliminary estimated fair value of the core deposit intangible to be recorded calculated at 1.0% of Colonial Financial's non-time deposits. The acquired core deposit intangible will be amortized over 10 years using the sum-of-the-years-digits method. The actual amount of such core deposit intangible asset will be determined at the completion of the transaction and will be based on an independent third party appraisal.

G – Adjustment to reflect the estimated fair value of foreclosed and repossessed assets based on third party estimates adjusted for estimated costs to sell. Subsequent to the completion of the transaction, Cape will finalize its determination of the fair value of the acquired foreclosed and repossessed property which could significantly change the estimated purchase accounting adjustments.

H – Adjustments to the fair value of time deposits to reflect the current market rate of interest for similar products. The adjustment will be accreted into income over the estimated lives of the deposits.

I – Adjustment to common stock

To eliminate Colonial Financial common stock	$(39)
To reflect issuance of Cape common stock to Colonial Financial shareholders	27
$(12)

J – Adjustments to additional paid-in-capital

To eliminate Colonial Financial historical additional paid-in-capital	$(37,441)
To reflect issuance of Cape common stock to Colonial Financial shareholders (based on Cape price per share of $8.91 as of November 4, 2014)	24,205
$(13,236)

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This adjustment represents the elimination of Colonial Financial’s historical common stock and reflects the issuance of Cape shares to Colonial Financial shareholders. As of September 30, 2014, Colonial Financial had 3,860,209 common shares outstanding and 39,214 shares of unvested restricted stock. Based on the base exchange ratio of 1.412 Cape shares for each Colonial Financial share, which is subject to adjustment, Cape will issue 2,719,674 shares of Cape Bancorp’s $0.01 par value common shares to Colonial Financial shareholders.

K – Adjustments to retained earnings

To eliminate Colonial Financial historical retained earnings	$(27,897)
Estimated buyer after-tax merger expenses	(1,421)
Estimated seller after-tax merger expenses	$(1,273)
Goodwill created/(gain on bargain purchase)	2,316
(28,275)

L – To reflect the elimination of Colonial Financial’s other comprehensive income.

M – To reflect the pay out and elimination of Colonial Financial’s unearned ESOP shares.

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Notes to Unaudited Pro Forma Condensed Combined Consolidated Income Statements

For the Nine Months Ending September 30, 2014 and Year Ending December 31, 2013

(In thousands, except share and per share amounts)

N – Cape has evaluated the acquired loan portfolio to estimate the necessary interest rate fair value adjustments. Subsequently, the accretable portion of the fair value adjustment will be accreted into earnings using the straight line method. For purposes of the pro forma impact, the net discount accretion was estimated using a period of 5.67 years.

O – Adjustment to reflect accretion on the fair value premium adjustment on available for sale securities. For purposes of the pro forma impact, the net discount accretion was estimated using a period of 3.8 years, net of lost interest due to sale of securities to provide cash for the transaction.

P – Adjustment to reflect the estimated fair value of time deposits based on the current market rate of interest for comparable deposits. The fair value adjustment will be accreted into earnings as a reduction of the cost of funds over 1.5 years.

Q – Adjustment to amortize the acquired core deposit intangible asset over 10 years by the sum of the years’ digits method. Cape also made an adjustment to reduce other expense by $470 for the nine months ended September 30, 2014 for non-recurring transaction costs incurred during the period for Colonial Financial.

R – Adjustment to reflect the income tax effect of pro forma adjustments at Cape’s assumed income tax rate of 40%.

S – Adjustment to weighted average shares for the conversion of 50% of the 3,860,209 shares outstanding on September 30, 2014, including 39,214 shares of unvested restricted stock which will are assumed to vest when the Cape and Colonial Financial shareholders approve the share exchange proposal, at the conversion ratio of 1.412 Cape shares for additional Cape shares outstanding of 2,719,674.

Preliminary Purchase Accounting Allocation: The unaudited pro forma condensed combined financial information reflects the issuance of 2,719,674 shares of Cape common stock totaling $24,232 and cash consideration totaling $27,810 for a total consideration of $52,042. The merger will be accounted for using the acquisition method of accounting: accordingly Cape’s cost to acquire Colonial Financial will be allocated to the assets (including identifiable intangible assets) and liabilities of Colonial Financial at their respective estimated fair values as of the merger date. Accordingly, the pro forma purchase prices was preliminarily allocated to the assets acquired and liabilities assumed based on their estimated fair values as summarized in the following table:

To reflect gain on bargain purchase, net of tax
Fair value of consideration		$52,042
Fair value of assets acquired:
Cash and due from financial institutions	$8,388
Investment securities available for sale	235,395
Net loans	260,984
Federal Home Loan Bank stock	938
Accrued interest receivable	1,381
Premises and equipment	4,452
Bank owned life insurance	14,926
Core deposit intangible	3,763
Other real estate owned	2,268
Deferred income taxes	9,187
Other assets	4,149
Total assets	545,831
Fair value of liabilities assumed:
Deposits	479,436
Federal Home Loan Bank borrowings	9,670
Advances from borrowers for taxes and insurance	1,101
Accrued interest payable and other liabilities	1,266
Total liabilities	$491,473
Net assets acquired		$54,358
Goodwill created / (gain on bargain purchase)			(2,316)

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COMPARATIVE PRO FORMA PER SHARE DATA

The following table summarizes selected share and per share information about Cape and Colonial Financial giving effect to the Merger (which is referred to as “pro forma” information). The data in the table should be read together with the financial information and the financial statements of Cape and Colonial Financial incorporated by reference or included in this Joint Proxy Statement/Prospectus . The pro forma information is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the Merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period.

The information about book value per share and shares outstanding assumes that the Merger took place as of the dates presented and is based on the assumptions set forth in the preceding unaudited pro forma combined consolidated statements of financial condition. The information about dividends and earnings per share assumes that the Merger took place as of the periods presented and is based on the assumptions set forth in the preceding unaudited pro forma combined consolidated statements of operations. No pro forma adjustments have been included in these statements of operations which reflect potential effects of the Merger related to integration expenses, cost savings or operational synergies which are expected to be obtained by combining the operations of Cape and Colonial Financial, or the costs of combining the companies and their operations. It is further assumed that Cape will pay a cash dividend after the completion of the Merger at the annual rate of $0.24 per share. The actual payment of dividends is subject to numerous factors, and no assurance can be given that Cape will pay dividends following the completion of the Merger or that dividends will not be reduced in the future.

	Cape Historical	Colonial Financial Historical	Pro Forma Combined(1)(2)(3)	Equivalent Pro Forma Colonial Financial(4)
Basic Net Income (Loss) Per Common Share
Nine Months Ended September 30, 2014	$0.53	$0.11	$0.49	$0.69
Year Ended December 31, 2013	$0.47	$(0.49)	$0.26	$0.37
Diluted Net Income (Loss) Per Common Share
Nine Months Ended September 30, 2014	$0.52	$0.11	$0.49	$0.69
Year Ended December 31, 2013	$0.46	$(0.49)	$0.26	$0.37
Dividends Declared Per Common Share (3)
Nine Months Ended September 30, 2014	$0.18	$0.00	$0.18	$0.25
Year Ended December 31, 2013	$0.21	$0.00	$0.21	$0.30
Book Value Per Common Share
September 30, 2014	$12.19	$16.27	$11.53	$16.29

(1)	The pro forma combined book value per share of Cape common stock is based on the pro forma combined common stockholders’ equity for the merged entities divided by total pro forma common shares of the combined entities.

(2)	Pro forma dividends per share represent Cape’s historical dividends per share.

(3)	The pro forma combined diluted net income per share of Cape common stock is based on the pro forma combined diluted net income for the merged entities divided by total pro forma diluted common shares of the combined entities.

(4)	Represents the Pro Forma Combined information multiplied by the 1.412 exchange ratio.

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MARKET PRICE AND DIVIDEND INFORMATION

Cape common stock is listed on the NASDAQ Global Select Market under the symbol “CBNJ.” Colonial Financial common stock is quoted on the NASDAQ Global Market under the symbol “COBK.” The following table lists the high and low prices per share for Cape common stock and Colonial Financial common stock and the cash dividends declared by each company for the periods indicated.

	Cape Bancorp, Inc. Common Stock						Colonial Financial Services, Inc. Common Stock
	High		Low		Dividends		High		Low		Dividends
Quarter Ended

December 31, 2014 (through ______, 2014)	$		$		$		$		$		—
September 30, 2014		$10.59		$9.30		$0.06		$13.97		$12.12	—
June 30, 2014		$11.07		$10.22		$0.06		$13.94		$11.01	—
March 31, 2014		$11.13		$10.15		$0.06		$13.50		$10.30	—
December 31, 2013		$10.28		$9.00		$0.06		$14.41		$12.94	—
September 30, 2013		$9.91		$8.36		$0.05		$17.00		$13.24	—
June 30, 2013		$9.69		$7.15		$0.05		$14.30		$13.30	—
March 31, 2013		$9.35		$7.38		$0.05		$13.75		$13.06	—
December 31, 2012		$9.48		$8.00		$0.05		$13.47		$12.76	—
September 30, 2012		$9.79		$8.00		$—		$13.47		$12.90	—

You should obtain current market quotations for Cape and Colonial Financial common stock, as the market price of Cape common stock will fluctuate between the date of this document and the date on which the Merger is completed, and thereafter. You can get these quotations on the Internet, from a newspaper or by calling your broker.

As of [Cape Special Meeting Record Date], there were approximately [# Cape stockholders] holders of record of Cape common stock. As of [Colonial Financial Special Meeting Record Date], there were approximately [# Colonial Financial stockholders] holders of record of Colonial Financial common stock. These numbers do not reflect the number of persons or entities who may hold their stock in nominee or “street name” through brokerage firms.

Following the Merger, the declaration of dividends will be at the discretion of Cape’s board of directors and will be determined after consideration of various factors, including earnings, cash requirements, the financial condition of Cape, applicable state law and government regulations and other factors deemed relevant by Cape’s board of directors.

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SPECIAL MEETING OF COLONIAL FINANCIAL SERVICES, INC. STOCKHOLDERS

Date, Place, Time and Purpose

Colonial Financial’s board of directors is sending you this document to request that you allow your shares of Colonial Financial to be represented at the special meeting by the persons named in the enclosed proxy card. At the special meeting, the Colonial Financial board of directors will ask you to vote on a proposal to approve the Merger Agreement and the Merger, as well as the Merger-Related Executive Compensation. You may also be asked to vote to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the Merger Agreement. The special meeting will be held at [Colonial Financial Special Meeting Location] at _____ a.m., local time, on [Colonial Financial Special Meeting Date].

Who Can Vote at the Meeting

You are entitled to vote if the records of Colonial Financial show that you held shares of Colonial Financial common stock as of the close of business on [Colonial Financial Special Meeting Record Date]. As of the close of business on that date, a total of [Colonial Financial Record Date] shares of Colonial Financial common stock were outstanding. Each share of common stock has one vote. If you are a beneficial owner of shares of Colonial Financial common stock held by a broker, bank or other nominee (i.e., in “street name”) and you want to vote your shares in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will conduct business only if a majority of the outstanding shares of Colonial Financial common stock entitled to vote is represented in person or by proxy at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares of Colonial Financial common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Merger Agreement. Approval of the Merger Agreement and the Merger will require the affirmative vote of a majority of the outstanding shares of Colonial Financial common stock entitled to vote at the meeting. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the Merger Agreement and the Merger. Broker non-votes and abstentions from voting will have the same effect as voting against the Merger Agreement and the Merger.

Proposal 2: Approval of the Merger-Related Executive Compensation. Approval of the Merger-Related Executive Compensation proposal is determined by the affirmative vote of a majority of the votes cast. Broker non-votes and abstentions from voting will have no effect on this matter.

Proposal 3: Adjourn the meeting if necessary or appropriate, including an adjournment to permit further solicitation of proxies in favor of the Merger. The affirmative vote of the majority of votes cast is required to approve the proposal to adjourn the meeting if necessary to permit further solicitation of proxies on the proposal to approve the Merger Agreement and the Merger.

Shares Held by Colonial Financial Officers and Directors and by Cape

As of [Colonial Financial Special Meeting Record Date], directors and executive officers of Colonial Financial beneficially owned [Colonial Financial Insider Shares] shares of Colonial Financial common stock, not including shares that may be acquired upon the exercise of stock options. This equals ___% of the outstanding shares of Colonial Financial common stock. The directors and executive officers of Colonial Financial have agreed to vote their shares in favor of the Merger Agreement and the Merger at the special meeting. In addition, two

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stockholders of Colonial Financial, owning an aggregate of __% of the outstanding shares of Colonial Financial common stock as of the [Colonial Financial Special Meeting Record Date], have agreed to vote their shares in favor of the Merger Agreement and the Merger at the Special Meeting. As of the same date, Cape and its subsidiaries and its directors and executive officers did not own any shares of Colonial Financial common stock.

Voting and Revocability of Proxies

You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, Colonial Financial recommends that you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.

Colonial Financial stockholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.

Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the Merger Agreement, the Merger-Related Executive Compensation and the proposal to adjourn the meeting. If you are the record holder of your shares of Colonial Financial common stock and submit your proxy without specifying a voting instruction, your shares of Colonial Financial common stock will be voted “FOR” the proposal to approve the Merger Agreement and the Merger, “FOR” the advisory, non-binding proposal to approve the Merger-Related Executive Compensation, and “FOR” the proposal to adjourn the meeting if necessary to permit further solicitation of proxies on the proposal to approve the Merger Agreement and the Merger. Colonial Financial’s board of directors recommends a vote “FOR” approval of the Merger Agreement and the Merger, “FOR” the Merger-Related Executive Compensation and “FOR” approval of the proposal to adjourn the meeting if necessary to permit further solicitation of proxies on the proposal to approve the Merger Agreement and the Merger.

You may revoke your proxy before it is voted by:

•	filing with the Secretary of Colonial Financial a duly executed revocation of proxy;
•	submitting a new proxy with a later date; or
•	voting in person at the special meeting.

Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:

Colonial Financial Services, Inc.

Joseph M. Sidebotham, Corporate Secretary

2745 South Delsea Drive

Vineland, New Jersey 08360

If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. Colonial Financial does not know of any other matters to be presented at the meeting.

Solicitation of Proxies

Colonial Financial will pay for this proxy solicitation. In addition to soliciting proxies by mail, _______________, a proxy solicitation firm, will assist Colonial Financial in soliciting proxies for the special meeting. Colonial Financial will pay $_______, plus expenses, for these services. Colonial Financial will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Additionally, directors, officers and employees of Colonial Financial may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies.

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SPECIAL MEETING OF CAPE BANCORP, Inc. STOCKHOLDERS

Date, Place, Time and Purpose

Cape’s board of directors is sending you this document to request that you allow your shares of Cape to be represented at the special meeting by the persons named in the enclosed proxy card. At the special meeting, the Cape board of directors will ask you to vote on a proposal to approve the Merger Agreement and the Merger. You may also be asked to vote to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the Merger Agreement. The special meeting will be held at [Cape Special Meeting Location] at ________ a.m., local time, on [Cape Special Meeting Date].

Who Can Vote at the Meeting

You are entitled to vote if the records of Cape show that you held shares of Cape common stock as of the close of business on [Cape Special Meeting Record Date]. As of the close of business on that date, a total of [Cape Outstanding Shares] shares of Cape common stock were outstanding. Each share of common stock has one vote. If you are a beneficial owner of shares of Cape common stock held by a broker, bank or other nominee (i.e., in “street name”) and you want to vote your shares in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will conduct business only if a majority of the outstanding shares of Cape common stock entitled to vote is represented in person or by proxy at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares of Cape common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Merger Agreement. Approval of the Merger Agreement and the Merger will require the affirmative vote of a majority of the outstanding shares of Cape common stock entitled to vote at the meeting. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the Merger Agreement and the Merger. Broker non-votes and abstentions from voting will have the same effect as voting against the Merger Agreement and the Merger.

Proposal 2: Adjourn the meeting if necessary or appropriate, including an adjournment to permit further solicitation of proxies in favor of the Merger. The affirmative vote of the majority of votes cast is required to approve the proposal to adjourn the meeting if necessary to permit further solicitation of proxies on the proposal to approve the Merger.

Shares Held by Cape Officers and Directors and by Colonial

As of [Cape Special Meeting Record Date], directors and executive officers of Cape beneficially owned [Cape Insider Shares] shares of Cape common stock, not including shares that may be acquired upon the exercise of stock options. This equals approximately ___% of the outstanding shares of Cape common stock. The directors and executive officers of Cape have agreed to vote their shares in favor of the Merger Agreement and the Merger at the special meeting. As of the same date, Colonial Financial and its subsidiaries and its directors and executive officers owned approximately 100 shares of Cape common stock]

Voting and Revocability of Proxies

You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, Cape recommends that you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.

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Cape stockholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.

Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the Merger Agreement and the Merger, and the proposal to adjourn the meeting. If you are the record holder of your shares of Cape common stock and submit your proxy without specifying a voting instruction, your shares of Cape common stock will be voted “FOR” the proposal to approve the Merger Agreement and the Merger, and “FOR” the proposal to adjourn the meeting if necessary to permit further solicitation of proxies on the proposal to approve the Merger Agreement and the Merger. Cape’s board of directors recommends a vote “FOR” approval of the Merger Agreement and the Merger, and “FOR” approval of the proposal to adjourn the meeting if necessary to permit further solicitation of proxies on the proposal to approve the Merger Agreement and the Merger.

You may revoke your proxy before it is voted by:

•	filing with the Secretary of Cape a duly executed revocation of proxy;
•	submitting a new proxy with a later date; or
•	voting in person at the special meeting.

Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:

Cape Bancorp, Inc.

B. Matthew McCue, Corporate Secretary

225 North Main Street

Cape May Court House, New Jersey 08210

If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. Cape does not know of any other matters to be presented at the meeting.

Solicitation of Proxies

Cape will pay for this proxy solicitation. In addition to soliciting proxies by mail, __________, a proxy solicitation firm, will assist Cape in soliciting proxies for the special meeting. Cape will pay $_______, plus expenses, for these services. Cape will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Additionally, directors, officers and employees of Cape may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies.

NO DISSENTERS’ RIGHTS

Colonial Financial stockholders do not have dissenters’ rights under Maryland law since the Colonial Financial articles of incorporation provide that the holders of Colonial Financial common stock are not entitled to exercise the rights of an objecting stockholder.

Dissenters’ rights are statutory rights that, if available under law, enable stockholders to object to an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value of their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in the transaction.

Under Maryland law, a corporation may eliminate dissenters’ rights for one or more classes of stock by explicitly denying such rights in its articles of incorporation. Colonial Financial’s articles of incorporation provides that holders of Colonial Financial stock are not entitled to exercise the rights of an objecting stockholder, as that

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term is defined by Maryland law. Accordingly, stockholders of Colonial Financial common stock are not entitled to dissenters’ rights in connection with the proposed transaction.

PROPOSAL 1 - DESCRIPTION OF THE MERGER

The following summary of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated by reference into this Joint Proxy Statement/Prospectus. You should read the Merger Agreement completely and carefully as it, rather than this description, is the legal document that governs the Merger.

General

The Merger Agreement provides for the Merger of Colonial Financial with and into Cape, with Cape as the surviving entity. Following the Merger of Colonial Financial with and into Cape, Cape will merge Colonial Bank with and into Cape Bank, with Cape Bank as the surviving bank.

Background of the Merger

On July 13, 2010, Colonial Financial became the holding company for Colonial Bank upon the completion of the mutual to stock conversion of Colonial Bancshares, MHC, the former mutual holding company for Colonial Bank. In order to deploy the capital raised in the conversion, Colonial Bank sought to grow its loan portfolio, particularly its commercial real estate and commercial loan portfolios.

However, beginning in 2011, Colonial Financial began to experience asset quality issues which led to substantial credit charge-offs and operating losses in each of 2012 and 2013. As a result of concerns regarding Colonial Bank’s credit quality and credit administration, on May 30, 2013 Colonial Bank entered into a formal agreement with the OCC (the “Formal Agreement”) which required, among other things, that Colonial Bank:

•	submit for review and non-objection by the OCC a three-year written capital plan;
•	submit for review and non-objection by the OCC a three-year strategic plan;
•	implement a profit plan to improve and sustain its earnings;
•	take immediate and continuing action to protect its interest in criticized assets, and implement a written program to eliminate the bases of criticism of criticized, classified and certain other assets;
•	review the adequacy of its allowance for loan losses and establish a program for the maintenance of an adequate allowance for loan losses;
•	implement a written program to improve credit risk management; and
•	implement a policy to ensure that other real estate owned is managed in accordance with applicable federal regulations.

As part of Colonial Bank’s compliance with the Formal Agreement, Colonial Bank developed a three-year strategic plan. The plan was reviewed by its board of directors at a meeting on August 22, 2013. The strategic plan laid out two alternatives: remaining as an independent entity, or exploring a sale of Colonial Financial and Colonial Bank. In order to remain independent and provide an adequate return to stockholders, the strategic plan required that, among other things, Colonial Bank continue to grow and substantially increase its base of earning assets while continuing to improve credit quality. In order to attain the growth required by the strategic plan, the board believed Colonial Bank would need to expand into other markets, as its current markets of Cumberland and Gloucester Counties in Southern New Jersey were growing too slowly to generate sufficient new loan demand. The board ultimately concluded that Colonial Bank was too small to provide an adequate return to stockholders in the current regulatory environment, and that substantially growing Colonial Bank’s earning assets while the Formal Agreement remained in effect would be very difficult. The board therefore concluded that remaining independent was not in the best interest of Colonial Financial stockholders, and exposed the stockholders and Colonial Bank to too much execution risk. The board therefore determined to explore a potential sale.

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In August 2013, Colonial Financial retained KBW as its financial advisor in connection with a possible sale of Colonial Financial. In August and September of 2013, Colonial Financial management, with the assistance of KBW, prepared a confidential information memorandum in connection with the possible sale. In addition, starting in September 2013, at Colonial Financial’s direction, KBW contacted 29 parties to solicit their potential interest in Colonial Financial. Eight of the parties contacted, including Cape, signed non-disclosure agreements and received the confidential information memorandum. During November and December of 2013, KBW received responses from each of the eight parties who received the confidential information memorandum, and none of the parties was prepared to move forward and provide an indication of interest for an acquisition of Colonial Financial.

Although Colonial Financial was profitable for the first quarter of 2014, the Colonial Financial board of directors continued to believe that Colonial Financial did not have the size or scale to provide an adequate return to the stockholders, and that Colonial Financial would need to significantly restructure its business plan if it were to remain an independent entity, including expanding out of its current market into faster growing markets with greater loan demand. However, the board continued to acknowledge the difficulty of achieving this while Colonial Bank remained subject to the Formal Agreement.

In May 2014, a new party contacted KBW and expressed interest in potentially acquiring Colonial Financial. This party signed a non-disclosure agreement and was provided access by Colonial Financial to Colonial Financial due diligence materials. However, this party ultimately determined not to proceed and did not provide any indication of interest to acquire Colonial Financial.

On May 29, 2014, Colonial Financial Chairman Gregory Facemyer, board member Corissa Briglia and Colonial Financial President and Chief Executive Officer Edward Geletka met with Cape President and Chief Executive Officer Michael Devlin to discuss whether Cape may have a continuing interest in a business combination with Colonial Financial. In addition, on June 12, 2014, Mr. Facemyer and Ms. Briglia met with the President and Chief Executive Officer and Chairman of another institution that had participated in the earlier solicitation process to determine whether that institution had any continuing interest in a strategic transaction with Colonial Financial.

Following those meetings, both Cape and the other institution contacted KBW and requested access to additional due diligence materials concerning Colonial Financial. Each was granted access by Colonial Financial to a virtual data room containing the additional due diligence materials, and Cape and the other institution provided non-binding indications of interest for a merger involving Colonial Financial. Cape’s non-binding indication of interest to Colonial Financial was based on a $14.50 per share price, which would be paid in the form of 50% cash and 50% Cape common stock.

The two indications of interest were reviewed by Colonial Financial’s board of directors at a meeting on July 23, 2014. Representatives of KBW joined the meeting telephonically, and reviewed each of the indications with the board. The board concluded that the indication of interest presented by Cape provided both greater certainty and a higher price than the conditional indication of interest provided by the other institution. One of the conditions of the other institution’s indication of interest was that Colonial Financial sell a variety of assets at or prior to any closing of the proposed merger. The purchase price offered by the other institution would have been dependent, in part, upon the purchase price received for those assets.

In late July 2014, Cape informed Colonial Financial that it would be unwilling to move forward and negotiate a definitive merger agreement and conduct more detailed onsite diligence of Colonial Financial without first entering into an exclusivity agreement with Colonial Financial. At this point, at Colonial Financial’s direction, KBW contacted the other interested institution, to ask whether the other institution was willing to revise its indication of interest to increase the value of its proposal. The other institution declined to revise its indication of interest.

On July 29, 2014, the board of directors of Colonial Financial held a telephonic meeting to receive an update on the transaction process, review the proposal for an exclusivity agreement with Cape and to retain special counsel, as the Company’s regular counsel also represented Cape. At the meeting, the board elected to retain Windels Marx Lane & Mittendorf (“Windels Marx”) and Windels Marx reviewed with the board the proposed indication of interest from Cape and the proposed terms of the exclusivity agreement between Colonial Financial and Cape. At the meeting, the board approved the terms of an exclusivity agreement, and authorized and directed Chairman Facemyer, working with counsel, to finalize an exclusivity agreement. After negotiating the form of

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agreement for the next several days, the exclusivity agreement was signed on August 6, 2014, and the parties began conducting, onsite due diligence on each other.

After a thorough review of the due diligence materials provided by Colonial Financial, Cape arrived at an offer price of $14.50 per share for Colonial Financial. The cash portion of the purchase price was fixed at $14.50 per share and the exchange ratio was calculated by dividing $14.50 by the 20-day volume weighted average trading price of Cape’s common stock through September 9, 2014, the last trading day preceding the announcement of the Merger Agreement, rounded to three decimals. Cape determined to offer 50% of the consideration in cash and 50% in stock based primarily on the following factors: (i) offer a tax-free reorganization to Colonial Financial stockholders, (ii) provide for sufficient capital levels post-transaction, and (iii) optimize the estimated impact to Cape’s earnings and tangible book value post-closing.

On August 15, 2014, Luse Gorman Pomerenk & Schick, P.C. (“Luse Gorman”), counsel to Cape, provided a proposed draft merger agreement to Windels Marx. Thereafter, from August 15 through September 10, 2014, representatives of Windels Marx and Luse Gorman, with input from their client’s respective management teams and financial advisors, negotiated the final terms of the definitive Merger Agreement and various selected documents.

Between August 15 and September 10, 2014, Chairman Facemyer updated the Colonial Financial board members by e-mail of developments in the negotiations with Cape.

On August 29, 2014, Colonial Financial engaged FinPro to provide a separate fairness opinion to the board of directors regarding the proposed Cape transaction.

On September 10, 2014, the respective boards of Cape and Colonial Financial met and approved the definitive Merger Agreement. The Colonial Financial board of directors met on the morning of September 10, 2014, to review the definitive Merger Agreement and ancillary documents. Counsel, KBW and representatives of FinPro were also present. At this meeting, KBW reviewed the financial aspects of the proposed Merger and rendered an opinion to the Colonial Financial board of directors to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the consideration in the proposed Merger was fair, from a financial point of view, to the holders of Colonial Financial common stock. FinPro then provided its financial analysis of the transaction and rendered its opinion that the merger consideration to be provided to Colonial stockholders was fair to the Colonial stockholders from a financial point of view. After further discussion, the board of directors of Colonial unanimously approved the definitive Merger Agreement, and delegated to the Chairman and management authority to finalize the Merger Agreement and execute it on behalf of Colonial.

The Cape board of directors met with counsel and Sterne Agee on the afternoon of September 10, 2014 to review the definitive Merger Agreement and related documents. Sterne Agee provided its financial analysis of the transaction and rendered its opinion that the financial terms of the proposed Merger was fair to Cape’s stockholders from a financial point of view. After further discussion, the Cape board of directors unanimously approved the definitive Merger Agreement.

The Merger was announced on the evening of September 10, 2014, after trading markets had closed for the day.

Recommendation of the Colonial Financial board of directors

Recommendation of the Colonial Financial board of directors

The Colonial Financial board of directors unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Colonial Financial and its stockholders, approved the Merger Agreement and the Merger, and recommended that Colonial Financial stockholders approve the Merger Agreement and the Merger.

The Colonial Financial board of directors unanimously recommends that you vote “FOR” approval of the Merger Agreement AND THE MERGER.

Reasons for the Merger

Colonial Financial’s Reasons for the Merger

In the course of its deliberations on the proposed transaction with Cape, the Colonial Financial board of directors consulted with its legal counsel with respect to its legal duties and the terms of the Merger Agreement, with Colonial Financial’s financial advisors with respect to the financial aspects of the transaction and with senior management regarding, among other things, operational and due diligence matters.

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In reaching its decision to approve the Merger Agreement, the Colonial Financial board of directors considered the following material factors, which are not intended to be exhaustive:

•	the ability to create a combined institution with over $1.6 billion in assets, a higher lending limit and enhanced products and services;

•	the ability of the combined institution to have a diversified market area, consisting of Colonial Financial’s and Cape’s existing market areas;

•	the terms of the Merger Agreement, including the stock exchange ratio and the cash component of the consideration, giving Colonial Financial stockholders who desire liquidity an ability to receive cash;

•	the compatibility of the business cultures of the two organizations;

•	the fact that Cape and Colonial Financial serve contiguous markets;

•	Cape’s history of consistently paying cash dividends;

•	the financial condition, results of operations and prospects of the two companies;

•	the separate financial presentations, dated September 10, 2014, of KBW and FinPro which were reviewed and discussed with the Colonial Financial board of directors, as well as the separate opinions, dated September 10, 2014, of KBW and FinPro to the Colonial Financial board of directors as to the fairness, as of such date, from a financial point of view, of the consideration in the proposed Merger to be received by the holders of Colonial Financial common stock.

All business combinations, including the Merger, also include certain risks and disadvantages. The material potential risks and disadvantages to Colonial Financial’s stockholders identified by Colonial Financial’s board and management include the following material matters, the order of which does not necessarily reflect their relative significance:

•	there can be no assurance that the combined institution will attain the type of revenue enhancements and cost savings necessary to cause the capital markets to consider the transaction a success, thereby increasing the value of the combined company’s stock received by the stockholders of Colonial Financial;

•	since the exchange ratio for those Colonial Financial stockholders selecting or otherwise receiving Cape stock is fixed, those Colonial Financial stockholders will receive less value if the Cape common stock price declines prior to the closing;

•	the Merger Agreement calls for a potential reduction in the cash consideration in the event Colonial Financial does not have a consolidated net book value, calculated in accordance with the Merger Agreement, of at least $63.1 million; and

•	the fact that the termination fee provided for in the Merger Agreement and certain other provisions of the Merger Agreement might discourage third parties from seeking to acquire Colonial Financial, in light of the fact that Cape was unwilling to enter into the Merger Agreement absent such provisions.

In reaching the determination to approve the Merger Agreement and the related transactions, the Colonial Financial board of directors did not quantify or otherwise attempt to assign any relative weight to the various factors it considered, and individual directors may have viewed certain factors more positively or negatively than others. In addition, as in any business combination, there can be no assurances that the benefits of the Merger perceived by the Colonial Financial board of directors and described above will be realized or will outweigh the risks and uncertainties.

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The Colonial Financial board of directors also considered the fact that litigation is often commenced after business combinations involving public companies are announced. No such proceedings involving Colonial Financial and Cape had been commenced at the time of the Colonial Financial board of directors meeting at which the Merger was approved, but subsequent to the announcement of the Merger, legal proceedings were commenced. The Colonial Financial board of directors continues to monitor these legal proceedings.

Recommendation of the Colonial Financial Board of Directors

The Colonial Financial board of directors has unanimously approved the Merger and the Merger Agreement, and believes that the proposed Merger is in the best interests of Colonial Financial and its stockholders. Accordingly, the Colonial Financial board of directors unanimously recommends that Colonial Financial stockholders vote “FOR” approval of the Merger Agreement and the Merger.

The foregoing discussion of the factors considered by the Colonial Financial board of directors is not intended to be exhaustive, but does set forth the principal factors considered by Colonial Financial’s board of directors. The Colonial Financial board of directors collectively reached the unanimous conclusion to approve the Merger Agreement and the Merger in light of the various factors described above and other factors that each member of the Colonial Financial board of directors determined was appropriate. In view of the range and complexity of factors considered by the Colonial Financial board of directors in connection with its evaluation of the Merger, the Colonial Financial board did not consider it practical, and therefore did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Colonial Financial board of directors is making its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual Colonial Financial directors may have given different weight to different factors.

Opinions of Colonial Financial Services, Inc.’s Financial Advisors

KBW’s Opinion

Colonial Financial engaged KBW to render financial advisory and investment banking services to Colonial Financial, including an opinion to the Colonial Financial board of directors as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Colonial Financial common stock in the proposed Merger. Colonial Financial selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the Merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW attended the meeting of the Colonial Financial board held on September 10, 2014, at which the Colonial Financial board evaluated the proposed Merger. At this meeting, KBW reviewed the financial aspects of the proposed Merger and rendered an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the merger consideration in the proposed Merger was fair, from a financial point of view, to the holders of Colonial Financial common stock. The Colonial Financial board approved the Merger Agreement at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Appendix B to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Colonial Financial board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. The opinion addressed only the fairness, from a financial point of view, of the merger consideration in the Merger to the holders of Colonial Financial common stock. It did not address the underlying business decision of Colonial Financial to engage in the Merger or enter into the Merger Agreement or constitute a recommendation to the Colonial Financial board in connection with the

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Merger, and it does not constitute a recommendation to any holder of Colonial Financial common stock or any stockholder of any other entity as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation on whether or not any holder of Colonial Financial common stock should enter into a voting, stockholders’ or affiliates’ agreement with respect to the Merger or exercise any dissenters’ rights that may be available to such stockholder.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Colonial Financial and Cape and the Merger, including, among other things:

•	a draft, dated September 8, 2014, of the Merger Agreement (the most recent draft then made available to KBW);

•	certain regulatory filings of Colonial Financial and Cape, including the quarterly call reports filed by Colonial Financial and Cape with respect to each quarter during the two years ended June 30, 2014;

•	the audited financial statements and Annual Reports on Form 10-K of Colonial Financial for the three years ended December 31, 2013;

•	the audited financial statements and Annual Reports on Form 10-K of Cape for the three years ended December 31, 2013;

•	the unaudited quarterly financial statements and quarterly reports on Form 10-Q of Colonial Financial for the fiscal quarters ended March 31, 2014 and June 30, 2014;

•	the unaudited quarterly financial statements and quarterly reports on Form 10-Q of Cape for the fiscal quarters ended March 31, 2014 and June 30, 2014;

•	certain other interim reports and other communications of Colonial Financial and Cape to their respective stockholders; and

•	other financial information concerning the businesses and operations of Colonial Financial and Cape furnished to KBW by Colonial Financial and Cape or which KBW was otherwise directed to use for purposes of KBW’s analysis.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of Colonial Financial and Cape;

•	the assets and liabilities of Colonial Financial and Cape;

•	the nature and terms of certain other merger transactions and business combinations in the banking industry;

•	a comparison of certain financial and stock market information for Colonial Financial and Cape with similar information for certain other companies, the securities of which were publicly traded;

•	financial and operating forecasts and projections of Colonial Financial that were prepared by Colonial Financial management, provided to and discussed with KBW by such management, and used and relied upon by KBW at the direction of such management with the consent of the Colonial Financial board;

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•	publicly available consensus “street estimates” of Cape for 2014 and 2015, as well as assumed long term growth rates based on such estimates that were prepared by Cape and provided to KBW by Cape through its financial advisor, all of which information was discussed with KBW by Colonial Financial management and used and relied on by KBW with the consent of such management and the Colonial Financial board; and

•	estimates regarding certain pro forma financial effects of the Merger on Cape (including, without limitation, purchase accounting assumptions, cost savings and related expenses expected to result or be derived from the Merger) which were prepared by Cape and provided to KBW by Cape through its financial advisor, discussed with KBW by Colonial Financial management, and used and relied upon by KBW with the consent of such management and the Colonial Financial board.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also held discussions with senior management of Colonial Financial and Cape regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters that KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by Colonial Financial, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with Colonial Financial.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or that was publicly available, and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon management of Colonial Financial as to the reasonableness and achievability of the financial and operating forecasts and projections of Colonial Financial (and the assumptions and bases therefor) that were prepared by Colonial Financial management and provided to and discussed with KBW by such management. KBW assumed that such forecasts and projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Colonial Financial management and that such forecasts and projections would be realized in the amounts and in the time periods estimated by such management. KBW further relied, with the consent of Colonial Financial, upon the reasonableness and achievability of the publicly available consensus “street estimates” of Cape referred to above, and the assumed long term growth rates based on such “street estimates” that were provided by Cape, as well as the estimates regarding certain pro forma effects of the Merger on Cape (and the assumptions and bases therefor, including without limitation purchase accounting assumptions, cost savings and related expenses expected to result or be derived from the Merger) that were provided by Cape. KBW assumed, with the consent of Colonial Financial, that all such information was consistent with (in the case of Cape “street estimates”), or was otherwise reasonably prepared on a basis reflecting, the best currently available estimates and judgments of Cape and that such forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated.

It is understood that the forecasts, projections and estimates of Colonial Financial and Cape provided to KBW were not prepared with the expectation of public disclosure, that all such information, together with the publicly available consensus “street estimates” of Cape referred to above, were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such forecasts, projections and estimates. KBW assumed, based on discussions with Colonial Financial management, and with the consent of the Colonial Financial, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness of such information.

KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Colonial Financial or Cape since the date of the latest financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with Colonial Financial’s consent, that the aggregate allowances for loan and lease losses for

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Colonial Financial and Cape were adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Colonial Financial or Cape, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of Colonial Financial or Cape under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

At the direction of Colonial Financial, KBW assumed for purposes of its opinion that the consolidated net book value of Colonial Financial on the determination date (as defined in the Merger Agreement) would not be less than $63,100,000. KBW further assumed that, in all respects material to its analyses:

•	the Merger and any related transaction (including the merger of Colonial Bank with and into Cape Bank (“Subsidiary Bank Merger”)) would be completed substantially in accordance with the terms set forth in the Merger Agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the latest draft of the Merger Agreement that had been reviewed by KBW) with no additional payments or adjustments to the Merger consideration;

•	the representations and warranties of each party in the Merger Agreement and in all related documents and instruments referred to in the Merger Agreement are true and correct;

•	each party to the Merger Agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•	there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transaction and that all conditions to the completion of the Merger and any related transaction would be satisfied without any waivers or modifications to the Merger Agreement; and

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of Colonial Financial, Cape, the combined entity or the contemplated benefits of the Merger, including without limitation, purchase accounting assumptions, cost savings and related expenses expected to result or be derived from the Merger.

KBW assumed that the Merger would be consummated in a manner that complied with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. KBW further assumed that Colonial Financial relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Colonial Financial, Cape, the Merger, any related transaction (including the Subsidiary Bank Merger) and the Merger Agreement. KBW did not provide advice with respect to any such matters.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, of the merger consideration to the holders of Colonial Financial common stock. KBW expressed no view or opinion as to any terms or other aspects of the Merger or any related transaction (including the Subsidiary Bank Merger), including without limitation, the form or structure of the Merger (including the form of the merger consideration or the allocation of the merger consideration among cash and stock) or any related transaction, any consequences of the Merger or any related transaction to Colonial Financial, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion

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and the information made available to KBW through such date. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of Colonial Financial to engage in the Merger or enter into the Merger Agreement;

•	the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Colonial Financial or the Colonial Financial board;

•	the fairness of the amount or nature of any compensation to any of Colonial Financial’s officers, directors or employees, or any class of such persons, relative to any compensation to the holders of Colonial Financial common stock;

•	the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Colonial Financial, other than Colonial Financial common stock (solely with respect to the merger consideration, as described in KBW’s opinion and not relative to any consideration to be received by any other class), or any class of securities of Cape or any other party to any transaction contemplated by the Merger Agreement;

•	any adjustment (as provided in the Merger Agreement) to the cash consideration or the stock consideration assumed to be paid in the Merger for purposes of KBW’s opinion;

•	whether Cape has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate cash consideration to the holders of Colonial Financial common stock at the closing of the Merger;

•	the election by holders of Colonial Financial common stock to receive the stock consideration or the cash consideration, or any combination thereof, or the actual allocation between the stock consideration and the cash consideration among such holders (including, without limitation, any re-allocation thereof as a result of proration pursuant to the Merger Agreement);

•	the actual value of Cape common stock to be issued in the Merger;

•	the prices, trading range or volume at which Colonial Financial common stock or Cape common stock would trade following the public announcement of the Merger or the prices, trading range or volume at which Cape common stock would trade following the consummation of the Merger;

•	any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Merger Agreement; or

•	any legal, regulatory, accounting, tax or similar matters relating to Colonial Financial, Cape, their respective stockholders, or relating to or arising out of or as a consequence of the Merger or any related transaction (including the Subsidiary Bank Merger), including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Colonial Financial and Cape. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Colonial Financial board in making its determination to approve the Merger Agreement and the Merger. Consequently, the analyses described below should not be viewed as

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determinative of the decision of the Colonial Financial board with respect to the fairness of the Merger consideration. The type and amount of consideration payable in the Merger were determined through negotiation between Colonial Financial and Cape and the decision to enter into the Merger Agreement was solely that of the Colonial Financial board.

The following is a summary of the material financial analyses presented by KBW to the Colonial Financial board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the Colonial Financial board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses. For purposes of its analyses, KBW utilized the implied value of merger consideration of $14.40 per share of Colonial Financial common stock, consisting of the sum of (i) the cash election consideration of $14.50 multiplied by 50% and (ii) the implied value of the stock election consideration of 1.411 shares of Cape common stock to be exchanged for each share of Colonial Financial common stock, based on the closing price of Cape common stock on September 8, 2014 of $10.13, multiplied by 50%.

Selected Companies Analysis – Colonial Financial. Using publicly available information, KBW compared the financial performance, financial condition and market performance of Colonial Financial to 14 selected banks, bank holding companies and thrifts traded on NASDAQ or the New York Stock Exchange, headquartered in New Jersey and the Philadelphia Metropolitan Statistical Area (“MSA”) and total assets between $250 million and $1.0 billion. Mutual holding companies and merger targets were excluded from the selected companies.

The selected companies included in Colonial Financial’s “peer” group were:

1st Constitution Bancorp	Bancorp of New Jersey, Inc.
Unity Bancorp, Inc.	First Bank
Parke Bancorp, Inc.	Malvern Bancorp, Inc.
Two River Bancorp	Sussex Bancorp
Royal Bancshares of Pennsylvania, Inc.	Prudential Bancorp, Inc.
DNB Financial Corporation	Alliance Bancorp, Inc. of Pennsylvania
Stewardship Financial Corporation	Polonia Bancorp, Inc.

To perform this analysis, KBW used last-twelve-months (“LTM”) profitability data and other financial information as of or for the most recent reported completed quarter available and market price information as of September 8, 2014. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Colonial Financial’s historical financial statements, the data prepared by FinPro presented under the section “Proposal 1 — Description of the Merger — Opinion of Colonial Financial Services, Inc.’s Financial Advisors — FinPro’s Opinion,” or the data prepared by Cape Bancorp’s financial advisor presented under the section “Proposal 1 — Description of the Merger — Opinion of Cape Bancorp Inc.’s Financial Advisor,” as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

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KBW’s analysis showed the following concerning the financial performance of Colonial Financial and the selected companies in its “peer” group:

		Peer Group
	Colonial	25th			75th
	Financial	Percentile	Average	Median	Percentile
LTM Core Return on Average Assets (1)	(0.19)%	0.39%	0.29%	0.49%	0.65%
LTM Core Return on Average Equity (1)	(1.75)%	2.93%	3.59%	5.59%	7.50%
LTM Net Interest Margin	2.57%	3.17%	3.39%	3.49%	3.56%
LTM Fee Income / Revenue Ratio (2)	10.7%	6.7%	13.0%	11.2%	16.9%
LTM Efficiency Ratio	83.2%	80.9%	72.7%	70.5%	64.8%

(1)	Core income excludes extraordinary items, gain/loss on sale of securities and nonrecurring items.
(2)	Excludes gain/loss on sale of securities.

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KBW’s analysis also showed the following concerning the financial condition of Colonial Financial and the selected companies in its “peer” group:

		Peer Group
	Colonial	25th			75th
	Financial	Percentile	Average	Median	Percentile
Tangible Common Equity / Tangible Assets	11.45%	7.02%	10.25%	9.02%	12.42%
Total Risk-Based Capital / Risk-Weighted Assets	23.00%	12.98%	18.89%	15.81%	19.58%
Loans / Deposits	57.3%	79.6%	88.6%	88.4%	96.5%
Loan Loss Reserve / Gross Loans	1.86%	1.12%	1.49%	1.25%	1.72%
Nonperforming Assets / Loans + OREO	8.55%	4.38%	3.68%	2.60%	1.81%
Nonperforming Assets / Assets	4.29%	3.02%	2.68%	1.80%	1.36%
LTM Net Charge-Offs / Average Loans	1.10%	0.86%	0.63%	0.46%	0.23%

In addition, KBW’s analysis showed the following concerning the market performance of Colonial Financial and the selected companies in its “peer” group (excluding the impact of certain selected company LTM earnings per share (“EPS”) multiples considered to be not meaningful (“NM”) because they were negative or greater than 30.0x):

			Peer Group
	Colonial		25th						75th
	Financial		Percentile		Average		Median		Percentile
One - Year Stock Price Change	(6.9)%		4.9%		9.8%		8.4%		17.8%
One - Year Total Return	(6.9)%		4.9%		10.5%		9.8%		18.1%
YTD Stock Price Change	(3.4)%		(0.9)%		8.3%		4.5%		19.0%
Stock Price / Book Value per Share	0.79	x	0.89	x	0.94	x	0.91	x	0.97	x
Stock Price / Tangible Book Value per Share	0.79	x	0.90	x	0.98	x	0.95	x	1.06	x
Stock Price / LTM EPS	NM		10.7	x	13.8	x	14.0	x	17.0	x
Dividend Yield (1)	0.0%		0.0%		0.9%		0.9%		1.4%
LTM Dividend Payout (2)	0.0%		0.0%		18.4%		14.2%		22.6%

(1)	Represents current dividend annualized excluding special dividends.
(2)	Represents current dividend annualized excluding special dividends as a percentage of LTM EPS.

Selected Companies Analysis – Cape. Using publicly available information, KBW then compared the financial performance, financial condition and market performance of Cape to 16 selected banks, bank holding companies and thrifts traded on NASDAQ or the New York Stock Exchange, headquartered in New Jersey and the Philadelphia MSA and with total assets between $650 million and $2.5 billion. Mutual holding companies and merger targets were excluded from the selected companies. KBW also compared certain corresponding pro forma information regarding the projected financial performance and financial condition of Cape and Colonial Financial on a combined basis.

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The selected companies included in Cape’s “peer” group were:

Peapack-Gladstone Financial Corporation	Ocean Shore Holding Co.
OceanFirst Financial Corp.	1st Constitution Bancorp
Univest Corporation of Pennsylvania	Unity Bancorp, Inc.
Bryn Mawr Bank Corporation	Parke Bancorp, Inc.
BCB Bancorp, Inc.	Two River Bancorp
Clifton Bancorp Inc.	Royal Bancshares of Pennsylvania, Inc.
Fox Chase Bancorp, Inc.	DNB Financial Corporation
Republic First Bancorp, Inc.	Stewardship Financial Corporation

To perform this analysis, KBW used LTM profitability data and other financial information as of or for the most recent reported completed quarter available and market price information as of September 8, 2014. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Cape historical financial statements, the data prepared by FinPro presented under the section “Proposal 1 — Description of the Merger — Opinions of Colonial Financial Services, Inc.’s Financial Advisors — FinPro’s Opinion,” or the data prepared by Cape’s financial advisor presented under the section “Proposal 1 — Description of the Merger — Opinion of Cape Bancorp’s Financial Advisor,” as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of Cape and the selected companies in its “peer” group and also certain corresponding projected pro forma combined information of Cape and Colonial Financial:

		Cape Bancorp /	Peer Group
	Cape	Colonial Financial	25th			75th
	Bancorp	Pro Forma (1)	Percentile	Average	Median	Percentile
LTM Core Return on Average Assets (2)	0.55%	0.80%	0.54%	0.64%	0.61%	0.77%
LTM Core Return on Average Equity (2)	4.22%	7.79%	5.03%	6.36%	6.49%	8.96%
LTM Net Interest Margin	3.72%	-	3.19%	3.50%	3.50%	3.84%
LTM Fee Income / Revenue Ratio (3)	14.5%	-	9.5%	16.7%	15.2%	19.1%
LTM Efficiency Ratio	63.0%	-	71.8%	67.5%	67.1%	63.6%

(1)	Pro forma Cape and Colonial Financial ratios based on projected financial data for the 2015 fiscal year for Cape and Colonial Financial provided by Cape and Colonial Financial and includes the impact of purchase accounting adjustments provided by Cape.
(2)	Core income excludes extraordinary items, gain/loss on sale of securities and nonrecurring items.
(3)	Excludes gain/loss on sale of securities.

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KBW’s analysis also showed the following concerning the financial condition of Cape and the selected companies in its “peer” group and also certain corresponding projected pro forma combined information of Cape and Colonial Financial:

		Cape Bancorp /	Peer Group
	Cape	Colonial Financial	25th			75th
	Bancorp	Pro Forma (1)	Percentile	Average	Median	Percentile
Tangible Common Equity / Tangible Assets	11.03%	8.72%	7.00%	9.85%	9.11%	10.18%
Total Risk-Based Capital / Risk-Weighted Assets	14.26%	12.23%	12.92%	17.53%	15.19%	17.75%
Loans / Deposits(1)	96.7%	80.8%	77.7%	90.5%	92.6%	99.9%
Loan Loss Reserve / Gross Loans	1.24%	-	1.07%	1.47%	1.31%	1.71%
Nonperforming Assets / Loans + OREO	2.05%	-	4.74%	3.55%	2.35%	1.50%
Nonperforming Assets / Assets	1.48%	-	3.28%	2.60%	1.67%	1.03%
LTM Net Charge-Offs / Average Loans	0.49%	-	0.61%	0.39%	0.23%	0.09%

(1)	Pro forma Cape and Colonial Financial ratios based on closing balance sheet and capital estimates as of March 31, 2015 for Cape and Colonial Financial provided by Cape and Colonial Financial and include the impact of purchase accounting adjustments provided by Cape.

In addition, KBW’s analysis showed the following concerning the market performance of Cape and the selected companies in its “peer” group (excluding the impact of certain selected company LTM EPS multiples considered to be not meaningful because they were negative or greater than 30.0x):

			Peer Group
	Cape		25th						75th
	Bancorp		Percentile		Average		Median		Percentile
One - Year Stock Price Change	11.3%		0.9%		10.8%		10.0%		19.1%
One - Year Total Return	14.0%		4.9%		12.6%		11.6%		22.3%
YTD Stock Price Change	(0.3)%		(2.8)%		7.5%		(1.1)%		15.5%
Stock Price / Book Value per Share	0.84	x	0.90	x	1.10	x	1.12	x	1.24	x
Stock Price / Tangible Book Value per Share	1.00	x	0.96	x	1.18	x	1.17	x	1.26	x
Stock Price / LTM EPS	17.5	x	12.6	x	15.5	x	15.5	x	17.3	x
Dividend Yield (1)	2.4%		0.9%		1.7%		1.6%		2.6%
LTM Dividend Payout (2)	37.2%		13.2%		31.7%		20.8%		50.3%

(1)	Represents current dividend annualized excluding special dividends.
(2)	Represents current dividend annualized excluding special dividends as a percentage of LTM EPS.

No company used as a comparison in the above-selected companies analyses is identical to Colonial Financial, Cape or the combined company. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Select Transactions Analysis - Regional Transactions. KBW reviewed publicly available information related to 13 selected bank and thrift transactions announced since January 1, 2010 and with acquired companies in the Mid-Atlantic region (consisting of Delaware, District of Columbia, Maryland, New Jersey, New York and Pennsylvania) and Northeast region (consisting of Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont) of the United States, transaction values between $15 million and $250 million, and acquired companies having a nonperforming assets to assets ratios greater than 3.0%. Terminated transactions, mutual-to-mutual transactions, and mergers of equals were excluded from the selected transactions. The selected transactions included in the group were:

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Acquiror:	Acquired Company:

Bank of the Ozarks, Inc.	Intervest Bancshares Corporation
RKJS Inc.	First Mariner Bank
WSFS Financial Corporation	First Wyoming Financial Corporation
Old Line Bancshares, Inc.	WSB Holdings, Inc.
Berkshire Hills Bancorp, Inc.	Beacon Federal Bancorp, Inc.
Beneficial Mutual Bancorp, Inc. (MHC)	SE Financial Corp.
Sandy Spring Bancorp, Inc.	CommerceFirst Bancorp, Inc.
Berkshire Hills Bancorp, Inc.	Connecticut Bank and Trust Company
Modern Capital Partners L.P.	Madison National Bancorp Inc.
Old Line Bancshares, Inc.	Maryland Bancorp, Inc.
F.N.B. Corporation	Comm Bancorp, Inc.
Liberty Bank	Connecticut River Community Bank
People’s United Financial, Inc.	Smithtown Bancorp, Inc.

For each selected transaction, KBW derived the ratio of the transaction consideration value per common share paid for the acquired company to the following, in each case based on the acquired company’s then latest publicly available financial statements prior to the announcement of the acquisition:

•	Tangible book value per share of the acquired company;

•	Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company; and

•	LTM EPS of the acquired company.

KBW also reviewed the price per common share paid for the acquired company for each selected transaction involving a publicly traded acquired company as a premium to the closing price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one day market premium). The resulting transaction multiples and premiums for the selected transactions were compared with the corresponding transaction multiples and premiums for the proposed Merger based on the implied value of the merger consideration of $14.40 per share of Colonial Financial common stock and using historical financial information for Colonial Financial as of June 30, 2014 and the closing price of Colonial Financial common stock on September 8, 2014.

The results of the analysis (excluding the impact of certain selected transaction LTM EPS multiples considered to be not meaningful because they were negative or greater than 70.0x and the impact of certain selected transaction one-day market premiums also considered to be not meaningful) are set forth in the following table:

	Colonial
	Financial /		Selected Transactions
	Cape Bancorp		25th						75th
	Merger		Percentile		Average		Median		Percentile
Transaction Price/ Tangible Book Value	0.88	x	0.89	x	1.03	x	1.11	x	1.15	x
Core Deposit Premium	(1.5)%		(2.2)%		1.3%		2.2%		3.0%
Transaction Price/ LTM EPS	NM		17.9	x	29.3	x	25.3	x	39.8	x
One-Day Market Premium	12.0%		24.3%		39.0%		33.0%		56.5%

Select Transactions Analysis - Nationwide Transactions. KBW reviewed publicly available information related to 21 selected bank and thrift transactions announced since June 30, 2012, with transaction values between $15 million and $100 million and in which the acquired companies had nonperforming assets to assets ratios greater than 3.0% and LTM return on assets less than 0.5%. Terminated transactions, mutual-to-mutual transactions, and

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mergers of equals were excluded from the selected transactions. The selected transactions included in the group were:

Acquiror:	Acquired Company:

Community Bank Shares of Indiana, Inc.	First Financial Service Corporation
Ameris Bancorp	Coastal Bankshares, Inc.
RKJS Inc.	First Mariner Bank
HomeTrust Bancshares, Inc.	Jefferson Bancshares, Inc.
BNC Bancorp	Community First Financial Group, Inc.
Hanmi Financial Corporation	Central Bancorp, Inc.
Bank of Ozarks, Inc.	Bancshares, Inc.
Simmons First National Corporation	Metropolitan National Bank
Bond Street Holdings, Inc.	Great Florida Bank
CrossFirst Holdings, LLC	Tulsa National Bancshares, Inc.
Ameris Bancorp	Prosperity Banking Company
Bank of the Ozarks, Inc.	First National Bank of Shelby
Wintrust Financial Corporation	First Lansing Bancorp, Inc.
Central Valley Community Bancorp	Visalia Community Bank
SKBHC Holdings LLC	PremierWest Bancorp
Crescent Financial Bancshares, Inc.	ECB Bancorp, Inc.
Old Line Bancshares, Inc.	WSB Holdings, Inc.
Western Alliance Bancorporation	Western Liberty Bancorp.
SCBT Financial Corporation	Savannah Bancorp, Inc.
City Holding Company	Community Financial Corporation
SKBHC Holdings LLC	ICB Financial

For each selected transaction, KBW derived the ratio of the transaction consideration value per common share paid for the acquired company to the following, in each case based on the acquired company’s then latest publicly available financial statements prior to the announcement of the acquisition:

•	Tangible book value per share of the acquired company;
•	Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company; and
•	LTM EPS of the acquired company.

KBW also reviewed the one day market premium for each selected transaction involving a publicly traded acquired company. The resulting transaction multiples and premiums for the selected transactions were compared with the corresponding transaction multiples and premiums for the proposed Merger based on the implied value of the merger consideration of $14.40 per share of Colonial Financial common stock and using historical financial information for Colonial Financial as of June 30, 2014 and the closing price of Colonial Financial common stock on September 8, 2014.

The results of the analysis (excluding the impact of certain selected transaction LTM EPS multiples considered to be not meaningful because they were negative or greater than 70.0x and the impact of certain selected transaction one-day market premiums also considered to be not meaningful) are set forth in the following table:

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	Colonial
	Financial /		Selected Transactions
	Cape Bancorp		25th						75th
	Merger		Percentile		Average		Median		Percentile
Transaction Price/ Tangible Book Value	0.88	x	0.75	x	0.93	x	0.87	x	0.99	x
Core Deposit Premium	(1.5)%		(2.9)%		(1.6)%		(1.3)%		(0.3)%
Transaction Price/ LTM EPS	NM		27.4	x	32.4	x	33.8	x	38.4	x
One-Day Market Premium	12.0%		22.0%		36.0%		42.1%		59.5%

No company or transaction used as a comparison in the above selected transaction analyses is identical to Colonial Financial or the proposed Merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Relative Contribution Analysis. KBW analyzed the relative standalone contribution of Cape and Colonial Financial to various pro forma balance sheet and income statement items and the pro forma market capitalization of the combined entity. This analysis did not include purchase accounting adjustments. To perform this analysis, KBW used (i) balance sheet data for Cape and Colonial Financial as of June 30, 2014, as adjusted per Cape management in the case of Colonial Financial’s mark-to-market tangible common equity, (ii) the First Call consensus 2014 and 2015 EPS estimates for Cape and 2014 and 2015 net income estimates for Colonial Financial provided by Colonial Financial management, and (iii) market price data as of September 8, 2014. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of Cape and Colonial Financial stockholders in the combined company based on the 1.411x exchange ratio both at the 50% aggregate stock consideration percentage provided for in the Merger and also assuming 100% stock consideration for illustrative purposes, in the following table:

	Cape	Colonial
	Bancorp	Financial
	as a %	as a %
	of Total	of Total
Ownership
50% stock / 50% cash	81%	19%
100% stock / 0% cash	68%	32%
Balance Sheet
Assets	66%	34%
Gross Loans Held for Investment	74%	26%
Deposits	63%	37%
Tangible Common Equity	65%	35%
Mark-to-Market Tangible Common Equity(1)	68%	32%
Net Income to Common
2014 Estimated GAAP Net Income	80%	20%
2015 Estimated GAAP Net Income	73%	27%
Market Capitalization
Pre-Deal Market Capitalization	70%	30%

(1)	Colonial Financial’s mark-to-market tangible common equity was adjusted per Cape Bancorp management
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Forecasted Pro Forma Financial Analysis. KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Cape and Colonial Financial. Using closing balance sheet estimates as of March 31, 2015 for Cape and Colonial Financial provided by Cape and Colonial Financial, First Call consensus 2014 and 2015 EPS estimates for Cape, long term earnings and balance sheet growth rates for Cape provided by Cape, financial forecasts and projections relating to the net income and assets of Colonial Financial provided by Colonial Financial, and pro forma assumptions (including purchase accounting adjustments, cost savings and related expenses) provided by Cape, KBW analyzed the potential financial impact of the Merger on certain projected financial results of Cape. This analysis indicated the Merger could be accretive to Cape Bancorp’s estimated 2015 and 2016 EPS and dilutive to Cape’s estimated tangible book value per share as of March 31, 2015. Furthermore, the analysis indicated that each of Cape’s tangible common equity to tangible assets ratio, leverage ratio, Tier 1 Risk-Based Capital Ratio and Total Risk Based Capital Ratio as of March 31, 2015 could be lower. For all of the above analysis, the actual results achieved by Cape Bancorp following the Merger may vary from the projected results, and the variations may be material.

Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis of Colonial Financial to estimate ranges for the implied equity value of Colonial Financial. In this analysis, KBW used financial forecasts and projections relating to the net income and assets of Colonial Financial prepared by and provided to KBW by Colonial Financial management, and assumed discount rates ranging from 14.0% to 17.0%. The ranges of values were derived by adding (i) the present value of the estimated free cash flows that Colonial Financial could generate over the five-year period from 2014 to 2019 as a standalone company, and (ii) the present value of Colonial Financial’s implied terminal value at the end of such period. KBW assumed that Colonial Financial would maintain a tangible common equity to tangible asset ratio of 8.0% and would retain sufficient earnings to maintain that level. KBW derived implied terminal values using two methodologies, one based on 2020 net income multiples and the other based on 2019 tangible book value multiples. Based on implied terminal values for Colonial Financial calculated by applying a range of 12.0x to 16.0x estimated 2020 net income, this analysis resulted in a range of implied values per share of Colonial Financial common stock of $11.49 per share to $13.99 per share. Based on implied terminal values for Colonial Financial calculated by applying a range of 0.85x to 1.05x estimated 2019 tangible book value per share, this analysis resulted in a range of implied values per share of Colonial Financial common stock of $11.77 per share to $13.85 per share.

KBW also performed a discounted cash flow analysis of the pro forma combined company to estimate ranges for the implied value of 1.411 shares of the pro forma combined company’s common stock. In this analysis, KBW used (i) financial forecasts and projections relating to the earnings and assets of Cape based on the First Call consensus 2014 and 2015 EPS estimates and long term net income and balance sheet growth rates provided by Cape, (ii) financial forecasts and projections relating to the net income and assets of Colonial Financial provided by Colonial Financial, and (iii) pro forma assumptions (including purchase accounting adjustments, cost savings and related expenses) provided by Cape, and KBW assumed discount rates ranging from 11.0% to 14.0%. The ranges of values were derived by adding (i) the present value of the estimated free cash flows that the pro forma combined company could generate over the five-year period from 2014 to 2019, and (ii) the present value of the pro forma combined company’s implied terminal value at the end of such period. KBW assumed that the pro forma combined company would maintain a tangible common equity to tangible asset ratio of 8.0% and would retain sufficient earnings to maintain that level. KBW derived implied terminal values using two methodologies, one based on 2020 net income multiples and the other based on 2019 tangible book value multiples. Based on implied terminal values for the pro forma combined company calculated by applying a range of 13.0x to 17.0x estimated 2020 net income, this analysis resulted in a range of implied values for 1.411 shares of the pro forma combined company’s common stock of $16.71 to $22.66. Based on implied terminal values for the pro forma combined company calculated by applying a range of 0.95x to 1.35x estimated 2019 tangible book value per share, this analysis resulted in a range of implied values for 1.411 shares of the pro forma combined company’s common stock of $12.53 to $17.42.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The foregoing discounted cash flow analyses did not

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purport to be indicative of the actual values or expected values of Colonial Financial or the pro forma combined company.

Miscellaneous. KBW acted as financial advisor to Colonial Financial in connection with the proposed Merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may from time to time purchase securities from, and sell securities to, Colonial Financial and Cape. As a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Colonial Financial and Cape for its own account and for the accounts of its customers. Any KBW proprietary positions or positions of KBW employees (including a member of the deal team providing services to Colonial Financial) in Colonial Financial and Cape, as of the date of KBW’s opinion, were disclosed to Colonial Financial.

Pursuant to the KBW engagement agreement, Colonial Financial agreed to pay KBW a total cash fee equal to 1.25% of the aggregate merger consideration, a portion of which became payable to KBW upon the rendering of KBW’s opinion, a portion of which became payable to KBW upon the signing of the Merger Agreement, a portion of which became payable upon the mailing of this document to Colonial Financial’s stockholders, and the balance of which is contingent upon the consummation of the Merger. Colonial Financial also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with this present engagement, during the two years preceding the date of its opinion, KBW has not provided investment banking and financial advisory services to Colonial Financial. In the two years preceding the date of its opinion, KBW has not provided investment banking and financial advisory services to Cape. KBW may in the future provide investment banking and financial advisory services to Colonial Financial or Cape and receive compensation for such services.

FinPro’s Opinion

On August 29, 2014, Colonial Financial engaged FinPro to provide its opinion as to the fairness, from a financial point of view, of the merger consideration to be received by Colonial Financial’s common equity stockholders in the proposed transaction. FinPro was not retained to structure, analyze, negotiate or perform any services outside of the scope of rendering a fairness opinion. FinPro is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. Colonial Financial selected FinPro because of its knowledge of, experience with, and reputation in the financial services industry.

Colonial Financial’s board of directors considered and approved the Merger Agreement at a board meeting held on September 10, 2014. At that board of directors meeting, FinPro delivered to the board a fairness opinion presentation that the Merger consideration was fair to Colonial Financial and its stockholders from a financial point of view.

The full text of FinPro’s written opinion is attached as Appendix C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

Colonial Financial stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by FinPro.

FinPro’s opinion speaks only as of the date of such opinion. FinPro’s opinion addresses only the fairness, from a financial point of view, of the consideration offered in the Merger. It does not address the

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underlying business decision to proceed with the Merger and does not constitute a recommendation to any Colonial Financial stockholder as to how the stockholder should vote on the Merger or any related matter at the Colonial Financial special meeting.

In rendering its opinion, FinPro considered among other things:

•	The Agreement and the exhibits thereto;

•	The sales process, based on discussions with Colonial Financial and its advisors;

•	Historic changes in the market for bank and thrift stocks;

•	The trading and merger market for bank and thrift stocks;

•	Colonial Financial’s and Cape’s stock trading history;

•	Trading multiples and acquisition multiples of comparable institutions;

•	The audited financial statements for each of Colonial Financial and Cape for the years ended December 31, 2011, 2012 and 2013 and the unaudited financial statements for the quarter ended June 30, 2014 for each of Colonial Financial and Cape;

•	Certain other public and non-public information regarding each of Colonial Financial and Cape including for Colonial Financial internal financial forecasts regarding the financial results and the condition of Colonial Financial. FinPro then adjusted the Colonial Financial forecasts, which incorporated pre-tax bank level estimates from Management, for a 31% effective tax rate and holding company expenses of $300,000 per year; and

•	For Cape, publicly available consensus “street estimates” for 2014 and 2015, as well as the assumed long term growth rates which were prepared and provided by Cape through its financial advisor, all of which information was used and relied on by FinPro with the consent of the Colonial Financial management and board.

In performing its review and in rendering its opinion, FinPro has relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Colonial Financial, Cape, or their representatives, or that was otherwise reviewed by FinPro and has assumed such accuracy and completeness for purposes of rendering its opinion. FinPro has further relied on the assurances of management of Colonial Financial that they are not aware of any facts or circumstances not within the actual knowledge of FinPro, as the case may be, that would make any of such information inaccurate or misleading. FinPro has not been asked to verify and has not undertaken any independent verification of any of such information, and FinPro does not assume any responsibility or liability for the accuracy or completeness thereof. FinPro has not made an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Colonial Financial, Cape, or any subsidiaries, or the collectability of any such assets, nor has FinPro been furnished with any such evaluations or appraisals. FinPro has not made any independent evaluation of the adequacy of the allowance for loan losses of Colonial Financial or Cape, or their respective subsidiaries nor has FinPro reviewed any individual credit files and has assumed that their respective allowance for loan losses is adequate.

The following is a summary of the material analyses performed by FinPro and presented to the Colonial Financial board of directors on September 10, 2014. The summary is not a complete description of all the analyses underlying FinPro’s opinions. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. FinPro believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered, without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process

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underlying its opinion. The financial analyses summarized below include information presented in a tabular format. In order to understand fully the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses.

Market Value Approach (Trading Comparables). Using publicly available information, FinPro compared the financial performance, financial condition and market performance of Colonial Financial to publically traded banks headquartered in the states of New Jersey, New York, Pennsylvania, Maryland, and Delaware with total assets between $200 million and $800 million, and NPAs (including performing TDRs) as a percentage of total assets under 5%. Companies with average daily trading volume (over the prior 3 months) below 1,000 shares were excluded. Publically announced merger targets, mutual holding companies, and institutions focused on specialty finance were also excluded.

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Eleven companies were in this group:

Companies	City, State	Assets in millions	Ticker	Exchange

Bancorp of New Jersey, Inc.	Fort Lee, NJ	$642.6	BKJ	NYSE MKT
Bay Bancorp, Inc.	Lutherville, MD	487.5	BYBK	NASDAQ
Berkshire Bancorp, Inc.	New York, NY	773.0	BERK	OTCQB
Community Bank of Bergen County, NJ	Maywood, NJ	288.6	CMTB	OTCQB
Emclaire Financial Corp.	Emlenton, PA	583.7	EMCF	NASDAQ
First Bank	Hamilton, NJ	610.7	FRBA	NASDAQ
Malvern Bancorp, Inc.	Paoli, PA	578.1	MLVF	NASDAQ
Prudential Bancorp, Inc.	Philadelphia, PA	512.0	PBIP	NASDAQ
Royal Bancshares of Pennsylvania, Inc.	Narberth, PA	727.2	RBPAA	NASDAQ
Sussex Bancorp	Rockaway, NJ	557.2	SBBX	NASDAQ
Two River Bancorp	Tinton Falls, NJ	765.7	TRCB	NASDAQ

Colonial Financial Services, Inc.	Vineland, NJ	550.7	COBK	NASDAQ

Source: SNL Financial

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To perform this analysis, FinPro used financial information for the last twelve months (as of the most recently available quarter, unless otherwise noted) and market price information as of September 8, 2014.

		Comparable Group
	Colonial Financial	25th Percentile	Median	75th Percentile	Average

Demographics
2014 Median Household Income(1)	$58,569	$60,609	$77,589	$79,542	$68,080
Projected Annualized Change in Median HHI (2014-2019)	7.16	3.45	6.04	6.75	5.55

Financial Comparison
Assets ($mil)	551	535	584	685	593
Cash/Deposits (%)	1.48	4.55	6.20	8.63	6.92
Gross Loans HFI (held-for investment)/Total Assets (%)	49.53	62.94	72.68	78.38	68.93
Gross Loans HFI/Deposits (%)	57.34	76.40	87.73	93.69	83.60
Noninterest Bearing Deposits/Total Deposits (%)	10.58	12.90	15.25	21.28	15.15
Wholesale Funding Ratio (%)(2)	2.01	1.94	4.83	7.88	5.41
Asset Growth Rate (%)	(11.98)	(3.45)	3.82	8.34	6.95
Loan Growth Rate (%)	(8.43)	3.31	6.33	12.35	10.51
Deposit Growth Rate (%)	(9.80)	(2.03)	2.78	7.12	6.74
Tangible Equity/Tangible Assets (%)	11.45	8.63	9.06	12.97	11.77
Tangible Common Equity/Tangible Assets (%)	11.45	8.63	10.23	12.97	11.16
Adjusted Texas Ratio (%)(3)(4)	35.43	8.35	14.27	26.97	17.86
NPA ex. Performing TDRs/Total Assets (%)	2.87	0.87	1.32	1.93	1.39
Core ROAA (%)(5)	0.27	0.38	0.61	0.71	0.16
Core ROAE (%)(5)	2.36	1.86	5.22	7.77	2.35

Stock Pricing Comparison
Market Cap. ($mil)	49.6	47.7	59.2	68.3	63.8
Price/MRQ Core EPS (x)(6)	33.8	12.5	14.3	20.6	21.9
Price/LTM Core EPS (x)	33.8	12.4	16.1	26.9	23.0
Price/Book (%)	78.7	84.7	90.6	94.7	89.3
Price/Tangible Book (%)	78.7	89.8	94.8	96.4	93.3
Tangible Premium/Core Deposits (%)	NA	(2.1)	(1.0)	1.0	(0.7)
LTM Dividend Payout Ratio (%)	NM	14.9	24.5	29.6	24.7
Dividend Yield (%)	NA	0.0	1.0	1.4	1.0
Avg Daily Volume (3 months)	1,794	2,666	5,827	9,724	9,704
Avg Daily Volume (1 Year)	1,989	3,173	5,139	8,131	8,174

Source: SNL Financial

(1)	Amounts in actual dollars.
(2)	Borrowings (excluding subordinated debt and trust preferreds) plus Brokered and Listing Service Deposits as a percentage of Total Deposits and Borrowings.
(3)	Texas Ratio is defined as NPA excluding Performing TDRs/Tangible Equity + ALLL.
(4)	Adjusted is defined as adjusted for FDIC loss share coverage.
(5)	Core ROAA and Core ROAE are based on SNL Financial data for all of the comparables; for Colonial, the net income utilized in the ratio is based on a FinPro computation which annualized Colonial’s pre-tax net income for the quarter ended June 30, 2014 and made the following adjustments for the actual results reported during that quarter: reversed the gain on sales of securities and losses on sale of OREO, normalized provision expense, and utilized an effective tax rate of 31%.
(6)	EPS for Colonial in both the Price/MRQ Core EPS and Price/LTM Core EPS ratios is based on the calculation noted in footnote 5.

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Using publicly available information, FinPro compared the financial performance, financial condition and market performance of Cape with that of publically traded banks headquartered in the states of New Jersey, New York, Pennsylvania, Maryland, and Delaware with total assets between $750 million and $1.5 billion, and NPAs (including performing TDRs) as a percentage of total assets under 5%. Companies with average daily trading volume (over the prior 3 months) below 2,000 shares were excluded. Publically announced merger targets, mutual holding companies, and institutions focused on specialty finance were also excluded.

Eighteen companies were in this group:

Companies	City, State	Assets in billions	Ticker	Exchange

1st Constitution Bancorp	Cranbury, NJ	0.99	FCCY	NASDAQ
ACNB Corporation	Gettysburg, PA	1.06	BYBK	NASDAQ
Ameriserv Financial, Inc.	Johnstown, PA	1.06	ASRV	NASDAQ
BCB Bancorp, Inc.	Bayonne, NJ	1.28	BCBP	NASDAQ
Citizens & Northern Corporation	Wellsboro, NJ	1.26	CZNC	NASDAQ
Clifton Bancorp Inc.	Clifton, NJ	1.23	CSBK	NASDAQ
Codorus Valley Bancorp, Inc.	York, PA	1.20	CVLY	NASDAQ
First United Corporation	Oakland, MD	1.33	FUNC	NASDAQ
Fox Chase Bancorp, Inc.	Hatboro, PA	1.11	FXCB	NASDAQ
Ocean Shore Holding Co.	Ocean City, NJ	1.01	OSHC	NASDAQ
Old Line Bancshares, Inc.	Bowie, MD	1.19	OLBK	NASDAQ
Oneida Financial Corp.	Oneida, NY	0.78	ONFC	NASDAQ
Orrstown Financial Services, Inc.	Shippensburg, PA	1.17	ORRF	NASDAQ
Penns Woods Bancorp, Inc.	Williamsport, PA	1.22	PWOD	NASDAQ
Republic First Bancorp, Inc.	Philadelphia, PA	1.07	FRBK	NASDAQ
Shore Bancshares, Inc.	Easton, MD	1.07	SHBI	NASDAQ
Two River Bancorp	Tinton Falls, NJ	0.77	TRCB	NASDAQ
Unity Bancorp, Inc.	Clinton, NJ	0.93	UNTY	NASDAQ

Cape Bancorp, Inc.	Cape May Court House, NJ	1.09	CBNJ	NASDAQ

Source: SNL Financial

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To perform this analysis, FinPro used financial information for the last twelve months (as of the most recently available quarter, unless otherwise noted) and market price information as of September 8, 2014.

		Comparable Group
Comparison	Cape	25th Percentile	Median	75th Percentile	Average

Demographics
2014 Median Household Income(7)	$52,158	$51,934	$58,355	$66,369	$60,803
Projected Annualized Change in Median HHI (2014-2019)	0.67	3.49	6.02	8.82	6.78

Financial Comparison
Assets ($bil)	1.09	1.02	1.09	1.22	1.10
Cash/Deposits (%)	4.25	2.98	4.08	6.41	5.47
Gross Loans HFI/Total Assets (%)	72.00	62.70	68.76	75.17	67.39
Gross Loans HFI/Deposits (%)	96.65	77.70	87.98	95.28	85.90
Noninterest Bearing Deposits/Total Deposits (%)	10.77	12.90	18.67	20.77	17.06
Wholesale Funding Ratio (%)(8)	13.65	5.52	7.36	12.63	8.65
Asset Growth Rate (%)	3.92	1.00	3.77	9.50	5.55
Loan Growth Rate (%)	5.33	2.99	6.96	13.03	8.70
Deposit Growth Rate (%)	2.29	(0.62)	2.99	6.05	4.38
Tangible Equity/Tangible Assets (%)	11.03	8.83	9.81	10.55	10.57
Tangible Common Equity/Tangible Assets (%)	11.03	7.99	9.41	10.40	11.01
Adjusted Texas Ratio (%)(9)(10)	10.64	8.46	11.82	25.65	16.65
NPA ex. Performing TDRs/Total Assets (%)	1.16	0.69	1.07	1.82	1.26
Core ROAA (%)(11)	0.81	0.54	0.68	0.92	0.62
Core ROAE (%)(11)	6.23	4.50	6.36	9.28	5.86

Stock Pricing Comparison
Market Cap. ($mil)	117.7	81.7	113.8	167.5	136.0
Price/MRQ Core EPS (x)(12)	13.3	13.4	16.8	21.1	25.0
Price/LTM Core EPS (x)	13.3	13.5	14.6	15.9	17.3
Price/Book (%)	83.8	90.3	109.4	121.1	107.2
Price/Tangible Book (%)	99.9	96.7	115.0	133.6	116.6
Tangible Premium/Core Deposits (%)	0.0	(1.2)	2.0	3.7	1.8
LTM Dividend Payout Ratio (%)	41.4	17.7	46.3	66.2	45.8
Dividend Yield (%)	2.4	1.3	1.8	3.7	2.2
Avg Daily Volume (3 months)	11,107	6,176	8,677	19,923	27,421
Avg Daily Volume (1 Year)	14,542	5,636	9,713	22,523	21,343

Source: SNL Financial

(7)	Figures in actual dollars.
(8)	Borrowings (excluding subordinated debt and trust preferreds) and Brokered and Listing Service Deposits as a percentage of Total Deposits and Borrowings.
(9)	Texas Ratio is defined as NPA excluding Performing TDRs/Tangible Equity and ALLL.
(10)	Adjusted is defined as adjusted for FDIC loss share coverage.
(11)	Core ROAA and Core ROAE are based on SNL Financial data for all of the comparables; for Cape, the net income utilized in the ratio is based on an FinPro computation which annualized Cape’s pre-tax net income for the quarter ended June 30, 2014 and made the following adjustments for the actual results reported during that quarter: reversed the gain on sales of securities and losses on sale of OREO, and utilized an effective tax rate of 36%.
(12)	EPS for Cape in both the Price/MRQ Core EPS and Price/LTM Core EPS ratios is based on the calculation noted in footnote 11.

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Market Value Approach (Acquisition Comparables). FinPro reviewed publically available information related to certain selected bank and thrift transactions in Colonial Financial’s geographic region (Comparable Group 1) and across the United States (Comparable Group 2). The financial performance metrics of the acquired companies were compared to Colonial Financial’s most recent publically available financials. Multiples for the proposed Cape/Colonial Financial transaction were analyzed relative to comparable transaction groups selected by FinPro. For each transaction, FinPro compared, among other things, the following implied pricing multiples:

-	Price/Tangible Book Value: price per common share paid for the acquired company to tangible book value per share of the acquired company based on the latest publicly available financial statements of the company prior to the announcement of the acquisition (for private companies the ratio is calculated as purchase price divided by total tangible common equity);

-	Price/LTM (last twelve months) Earnings: price per common share paid for the acquired company to last twelve months earnings per share of the acquired company (for private companies the ratio is calculated as purchase price divided by last twelve months total net income to common shares); in the metric computed for the Cape/Colonial Financial transaction, the denominator utilized a net income figure that is based on a FinPro computation which annualized Colonial Financial’s pre-tax net income for the quarter ended June 30, 2014 and made the following adjustments for the actual results reported during that quarter: reversed the gain on sales of securities and losses on sale of OREO, normalized provision expense and utilized an effective tax rate of 31%; this computation was utilized by FinPro given Colonial Financial’s last twelve months net income to common shares figure was negative and the most recent quarter’s results were more indicative of the institution’s core earnings profile; and

-	Core Deposit Premium: (excess of purchase price over tangible common equity) to core deposits (total deposits less time deposits greater than $100,000) based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition.

Comparable Group 1: Regional Group

Bank and thrift transactions announced after January 1, 2012 where the acquired company was headquartered in the states of New York, New Jersey, Delaware, Pennsylvania, and Maryland, and where the acquired company has total assets between $250 million and $1.0 billion. The following transaction types were excluded from the analysis: transactions involving investor groups; transactions where the target was a mutual institution; purchase and assumptions transactions; and transactions for which price to tangible book value data was unavailable.

The selected transactions were:

Acquirer’s Full Name	Seller’s Full Name	Seller’s City, State

Bridge Bancorp, Inc.	FNBNY Bancorp, Inc.	New York, NY
Bryn Mawr Bank Corporation	Continental Bank Holdings, Inc.	East Norriton, PA
CB Financial Services, Inc.	FedFirst Financial Corporation	Monessen, PA
F.N.B. Corporation	Annapolis Bancorp, Inc.	Annapolis, MD
F.N.B. Corporation	BCSB Bancorp, Inc.	Baltimore, MD
F.N.B. Corporation	OBA Financial Services, Inc.	Germantown, MD
Investors Bancorp, Inc. (MHC)	Marathon Banking Corporation	Astoria, NY
Lakeland Bancorp, Inc.	Somerset Hills Bancorp	Bernardsville, NJ
National Penn Bancshares, Inc.	TF Financial Corporation	Newtown, PA
Old Line Bancshares, Inc.	WSB Holdings, Inc.	Bowie, MD
Penn Woods Bancorp, Inc.	Luzerne National Bank Corporation	Luzerne, PA
Peoples Financial Services Corp.	Peneseco Services Financial Corporation	Scranton, PA
Provident Financial Services, Inc.	Team Capital Bank	Bethlehem, PA
Provident New York Bancorp	Gotham Bank of New York	New York, NY
Univest Corporation of Pennsylvania	Valley Green Bank	Philadelphia, PA
WesBanco, Inc.	Fidelity Bancorp, Inc.	Pittsburgh, PA
WSFS Financial Corporation	First Wyoming Financial Corporation	Wyoming, DE

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The results of the analysis are set forth in the following table:

		Comparable Transactions
Comparison	CBNJ/CBOK	25th Percentile	Median	75th Percentile	Average

Transaction Pricing at Announcement
Deal Value ($mil)	56.4	50.5	72.9	108.8	80.6
Price/LTM Earnings (%)	38.2	18.7	20.3	35.2	27.1
Price/Tang. Book Value (%)	88.7	130.0	147.6	165.0	144.2
Core Deposit Premium (%)	(1.5)	4.6	7.5	7.9	7.2
Month Market Premium (%)	16.0	29.2	39.5	101.2	61.6

Target’s Financials at Announcement
Total Assets ($mil)	550.7	369.0	419.9	665.8	538.5
Net Loans/Assets (%)	48.6	56.7	63.6	73.7	65.3
Tang. Equity/Tang. Assets (%)	11.5	9.0	9.4	11.7	11.0
NPAs/Assets (%)(13)	4.4	0.8	1.3	2.9	2.1
MRQA ROAA (%)	0.3	0.3	0.7	0.8	0.5
MRQA ROAE (%)	2.4	3.4	5.8	8.2	4.5
YOY Asset Growth (%)	(12.0)	0.1	1.3	3.1	2.3
YOY Deposit Growth (%)	(9.9)	1.7	2.4	4.9	3.4
014 HH Income(14)	$52,791	$49,332	$63,331	$74,870	$64,174

Source: SNL Financial, FinPro Computations for Price/LTM Earnings for CBNJ/CBOK

(13)            Balances include all performing TDRs.

(14)            Actual dollars. Based on median income for the county where the acquired company was headquartered.

Comparable Group 2: National Group

This group consists of bank and thrift transactions announced after January 1, 2012 where the acquired company was headquartered in the United States, and where the acquired company had total assets between $250 million and $1.0 billion and NPAs to Assets between 3% and 6%. The following transaction types were excluded from the analysis: transactions involving investor groups; transactions where the target was a mutual institution; purchase and assumptions transactions; deals with niche/specialty focused banks; and transactions for which price to tangible book value data was unavailable.

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The selected transactions were:

Acquirer’s Full Name	Seller’s Full Name	Seller’s City, State

Ameris Bancorp	Coastal Bankshares, Inc.	Savannah, GA
Ameris Bancorp	Prosperity Banking Company	Saint Augustine, FL
Auto Club Insurance Association	National Bancorp, Inc.	Schaumburg, IL
BNC Bancorp	Randolph Bank & Trust Company	Asheboro, NC
Bridge Bancorp, Inc.	FNBNY Bancorp, Inc.	New York, NY
CenterState Banks, Inc.	Gulfstream Bancshares, Inc.	Stuart, FL
Community Bank Shares of Indiana, Inc.	First Financial Service Corporation	Elizabethtown, KY
Crescent Financial Bancshares, Inc.	ECB Bancorp, Inc.	Engelhard, NC
Educational Services of America, Inc.	SouthEast Bancshares, Inc.	Athens, TN
Equity Bancshares, Inc.	First Community Bancshares, Inc.	Overland Park, KS
F.N.B. Corporation	PVF Capital Corp.	Solon, OH
Grandpoint Capital, Inc.	Bank Capital Corporation	Phoenix, AZ
Home Trust Bancshares, Inc.	Jefferson Bancshares, Inc.	Morristown, TN
Huntington Bancshares Incorporated	Camco Financial Corporation	Cambridge, OH
IBERIABANK Corporation	Florida Gulf Bancorp, Inc.	Fort Myers, FL
National Australia Bank, Limited	North Central Bancshares, Inc.	Fort Dodge, IA
Nicolet Bankshares, Inc.	Mid-Wisconsin Financial Services, Inc.	Medford, WI
Old National Bancorp	Indiana Community Bancorp	Columbus, IN
SCBT Financial Corporation	Savannah Bancorp, Inc.	Savannah, GA
Southern Missouri Bancorp, Inc.	Peoples Service Company	Nixa, MO
Washington Federal, Inc.	South Valley Bancorp, Inc.	Klamath Falls, OR
WashingtonFirst Bankshares, Inc.	Alliance Bankshares Corporation	Chantilly, VA
WSFS Financial Corporation	First Wyoming Financial Corporation	Wyoming, DE

		Comparable Transactions
Comparison	CBNJ/CBOK	25th Percentile	Median	75th Percentile	Average

Transaction Pricing at Announcement
Deal Value ($mil)	56.4	20.2	40.3	65.9	44.7
Price/LTM Earnings (%)	38.2	14.4	18.5	28.0	22.9
Price/Tang. Book Value (%)	88.7	88.2	116.6	131.7	111.6
Core Deposit Premium (%)	(1.5)	(0.3)	1.7	6.0	2.2
1 Month Market Premium (%)	16.0	24.7	48.2	68.8	44.3

Target’s Financials at Announcement
Total Assets ($000s)	550.7	329.1	498.6	769.3	562.6
Net Loans/Assets (%)	48.6	59.2	64.5	71.5	65.0
Tang. Equity/Tang. Assets (%)	11.5	8.2	8.9	9.6	8.7
NPAs/Assets (%)(15)	4.4	3.7	4.4	5.1	4.4
MRQA ROAA (%)	0.3	(0.1)	0.3	0.6	0.2
MRQA ROAE (%)	2.4	(1.7)	3.7	6.4	2.6
YOY Asset Growth (%)	(12.0)	(4.6)	(0.6)	1.8	(1.4)
YOY Deposit Growth (%)	(9.9)	(3.4)	(0.3)	2.5	(0.8)
2014 HH Income (actual $)(16)	$52,791	$42,225	$45,237	$52,699	$50,768

Source: SNL Financial, FinPro Computations for Price/LTM Earnings for CBNJ/CBOK

(15)            NPA balance includes all performing TDRs.

(16)            Actual dollars. Based on median income for the county where the acquired company was headquartered.

Investment Value Approach (Discounted Cash Flow). FinPro performed a discounted cash flow (DCF) analysis to estimate a range of the present values of free cash flows that Colonial Financial could generate on a stand-alone basis. The DCF analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. In performing this analysis, FinPro based cash flow estimates on 2015 and 2016 earnings, which incorporated pre-tax bank level estimates from Management, adjusted for a 31% effective tax rate and holding company expenses of $300,000 per year. Estimates

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for 2017 through 2019 assumed modest balance sheet growth. FinPro assumed discount rates ranging from 10% to 17%. In calculating the terminal value, FinPro used earnings multiples between 18 and 22 times for a P/E (price to earnings) approach and between 90% and 130% for a P/TBVS (price to tangible book value) approach. This resulted in a range of present values of Colonial Financial from $5.36 to $16.03 per share. The purpose of this analysis was to determine the range of present values of a Colonial Financial liquidity event in five years.

Contribution Analysis. FinPro analyzed the relative contribution of Colonial Financial and Cape to the pro forma balance sheet and income statement items of the combined entity, including pro forma ownership, assets, total loans, deposits, tangible common equity, and core net income. The core net income figure utilized for both companies is explained in footnotes 5 and 11 in the previous sections of this analysis. To perform this analysis, FinPro used financial information as of the period ended June 30, 2014 and included merger related adjustments to the balance sheet figures. The results of FinPro’s analysis are set forth in the following table:

($000s)	Cape	Colonial Financial

Total Assets	66.5%	33.5%
Gross Loans (excluding held-for-sale)	74.2%	25.8%
Total Deposits	63.1%	36.9%
Total Equity Capital	68.9%	31.1%
Tangible Common Equity	65.1%	34.9%
Historical Core Net Income	85.7%	14.3%
Pro Forma Common Share Ownership (50% Cash / 50% Stock Consideration Mix)	81.0%	19.0%
Pro Forma Common Share Ownership (100% Stock Consideration Mix)	68.1%	31.9%

Pro Forma Financial Impact Analysis. FinPro performed pro forma merger analyses that combined actual and projected income statement and balance sheet information of Colonial Financial and Cape. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were provided by Colonial Financial and Cape were relied on by FinPro, and were used to calculate the financial impact that the Merger would have on certain projected financial results of Colonial Financial and Cape. FinPro utilized an implied value of the merger consideration based upon the a 20 day volume weighted average closing price of Cape common stock on September 8, 2014. This analysis indicated that the Merger is expected to be accretive to Cape’s historical and projected earnings per share (excluding one-time Merger charges). The analysis also indicated that the Merger is expected to be dilutive to tangible book value per share for Cape and that Cape is expected to maintain well-capitalized capital ratios. All of the results of FinPro’s financial impact analysis may vary materially from the actual results achieved by the resulting entity. These forward looking projections may be affected by many factors beyond the control of Colonial Financial and Cape, including the future direction of interest rates, economic conditions in the companies’ market place, the actual amount and timing of cost savings achieved through the Merger, the actual level of one-time expenses brought about through the Merger, future regulatory changes and various other factors. The actual results achieved may vary from the projected results and the variations may be material.

FinPro’s Compensation and Other Relationships with Colonial Financial. Colonial Financial engaged FinPro to provide its opinion as to the fairness, from a financial point of view, of the merger consideration. FinPro was not retained to structure, analyze, negotiate or perform any services outside of the scope of rendering a fairness opinion. FinPro will receive total advisory fees equal to $75,000. FinPro’s fees are payable upon rendering of the fairness opinion to Colonial Financial. Additionally, Colonial Financial has agreed to reimburse FinPro for its out-of-pocket expenses and has agreed to indemnify FinPro and certain related persons against certain liabilities that may be incurred in connection with the services performed.

Prior to this engagement, FinPro has not provided investment banking services to Colonial Financial within the past two years. FinPro, Inc., FinPro Capital Advisors, Inc.’s parent, has provided services to Colonial Financial within the past two years. During the prior two years and through September 30, 2014, FinPro, Inc. received total fees of approximately $280,000, excluding the advisory fee of $75,000 paid by Colonial Financial related to the Merger. The amount of compensation received from Colonial Financial is not material to FinPro, Inc.’s gross revenue in either of the two prior years. Neither FinPro, Inc. nor FinPro Capital Advisors, Inc. has provided services to Cape within the past two years.

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FinPro expresses no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the transaction relative to the consideration to be paid to Colonial Financial stockholders in the transaction or with respect to the fairness of any such compensation. FinPro does not express an opinion as to the underlying decision by Colonial Financial to engage in the Merger or the relative merits of the Merger compared to other strategic alternatives which may be available to Colonial Financial. The issuance of this opinion has been approved by FinPro’s Fairness Opinion Committee.

Recommendation of Cape Bancorp, Inc. Board of Directors and Reasons for Merger

Cape’s board of directors reviewed and discussed the transaction with Cape’s management and its financial and legal advisors in unanimously determining that the Merger is advisable and is fair to, and in the best interests of, Cape and its stockholders. In reaching its determination, the Cape board of directors considered a number of factors, including, among others, the following:

•	the Merger will expand Cape’s branch network into Southern and Western New Jersey and towards the Philadelphia market area;

•	the Merger is projected to be over 20% accretive to earnings per share in the first full year with estimated cost savings of 40% fully phased in, excluding Merger transaction costs;

•	the Merger will increase Cape’s assets by nearly 50% to $1.6 billion and increase its core deposits by over 70% to $897.0 million;

•	the Merger will be less than 5% dilutive to tangible book value, with an anticipated earn-back of tangible book value lost of approximately 2.7 years;

•	the Merger will provide a strong return on investment with an expected internal rate of return of approximately 18%;

•	Colonial Bank’s community bank business model is consistent with Cape Bank’s focus on providing exemplary service to its community;

•	Cape anticipates economies of scale and improved efficiencies resulting from the Merger, which will increase its overall competitiveness and ability to deliver stockholder value;

•	Cape anticipates enhanced future revenue and earnings growth potential following the consummation of the Merger;

•	the review by Cape’s board of directors with its legal and financial advisors of the structure of the Merger and the financial and other terms of the Merger Agreement; and

•	the financial information and analyses presented by Sterne Agee to the Cape board of directors, and its opinion to the Cape board of directors to the effect that, as of the date of such opinion, based upon and subject to the assumptions, qualifications, conditions, limitations and other matters set forth in such opinion, the merger consideration to be paid by Cape to Colonial Financial stockholders in the Merger is fair to Cape from a financial point of view. A copy of the written opinion that was delivered to the Cape board is included as Appendix D to this Joint Proxy Statement/Prospectus and described under “Opinion of Cape’s Financial Advisor” beginning on page 71. STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY.

This discussion of the factors considered by Cape’s board of directors is not exhaustive. Cape’s board of directors considered these factors as a whole, and considered them to be favorable to, and supportive of, its determination. Cape’s board of directors did not consider it practical, nor did it attempt, to quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of Cape’s board of directors may have given different weights to different factors.

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Cape’s board of directors determined that the Merger Agreement and the Merger are fair to and in the best interests of Cape and its stockholders. Accordingly, Cape’s board of directors approved the Merger Agreement and the Merger, and unanimously recommends that Cape stockholders vote “FOR” approval of the Merger Agreement and the Merger.

THE CAPE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE MERGER.

Opinion of Cape’s Financial Advisor

On July 29, 2014, the Cape board of directors retained Sterne Agee to act as financial adviser to Cape regarding the Merger with Colonial Financial. As part of the engagement, Sterne Agee was asked to assess the fairness, from a financial point of view, of the consideration paid, which includes common stock of Cape, to Colonial Financial.

Sterne Agee, a nationally recognized investment banking firm with offices throughout the United States, has substantial experience in transactions similar to the Merger. Sterne Agee is continually engaged in the financial analysis of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. As specialists in the securities of banking companies, Sterne Agee has experience in, and knowledge of, the financial analysis of banking enterprises. Other than with respect to the proposed Merger, Sterne Agee has not been engaged to provide services to Cape during the past two years.

As part of Sterne Agee’s engagement, representatives attended the meeting of Cape’s board of directors held on September 10, 2014, in which Cape’s board of directors evaluated the proposed Merger. At this meeting, Sterne Agee reviewed the financial aspects of the proposed Merger and rendered an opinion that, as of such date, the consideration to be paid to Colonial Financial stockholders in the Merger was fair, from a financial point of view, to Cape. Cape’s board of directors approved the Merger Agreement at this meeting.

The full text of Sterne Agee’s written opinion is attached as Annex D to this document and is incorporated herein by reference. Cape’s stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Sterne Agee. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

Sterne Agee's opinion speaks only as of the date of the opinion. The opinion is directed to Cape’s board of directors and addresses only the fairness, from a financial point of view, of the consideration provided for in the Merger. It does not address the underlying business decision to proceed with the Merger and does not constitute a recommendation to any stockholder as to how the stockholder should vote or act with respect to any matter relating to the Merger.

In rendering its opinion, Sterne Agee, among other things:

•	reviewed the Agreement dated September 10, 2014;

•	reviewed certain publicly available financial and business information of Cape, Colonial Financial and their respective affiliates that we deemed to be relevant;

•	reviewed certain information, including financial forecasts relating to the business, assets, liabilities, and earnings of Cape and Colonial Financial;

•	reviewed materials detailing the Merger prepared by Cape, Colonial Financial and their respective affiliates and by their, legal and accounting advisors, including the estimated amount and timing of the cost savings and related expenses expected to result from the Merger;

•	conducted conversations with members of senior management and representatives of Cape regarding the matters described in clauses 1-4 above, as well as their respective businesses and prospects before and after giving effect to the Merger;

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•	compared certain financial metrics of Cape and Colonial Financial to other selected banks and thrifts that we deemed to be relevant;

•	analyzed the terms of the Merger relative to selected prior mergers and acquisitions involving a depository institutions as the selling entities;

•	analyzed the projected pro forma impact of the Merger on certain projected balance sheet, capital ratios, and profitability metrics of Cape;

•	reviewed the overall environment for depository institutions in the United States; and

•	conducted such other financial studies, analyses and investigations and took into account such other matters as we deemed appropriate for purposes of this opinion, including our assessment of general economic, market and monetary conditions. In addition, Sterne Agee compared certain financial information for Colonial Financial with similar information for certain other publicly traded companies, reviewed the financial terms of certain recent business combinations in the banking industry, and performed other studies and analyses that it considered appropriate.

Sterne Agee, in conducting its review and arriving at its opinion, relied upon the accuracy and completeness of all of the financial and other information provided to it or otherwise publicly available. Sterne Agee did not independently verify the accuracy or completeness of any such information or assume any responsibility for such verification or accuracy. Sterne Agee relied upon the management of Cape and Colonial Financial as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and basis therefore) provided to Sterne Agee. Sterne Agee assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. Sterne Agee did not make or obtain any evaluation or appraisal of the property of Cape or Colonial Financial, nor did it examine any individual credit files.

The financial forecast furnished to Sterne Agee by Colonial Financial’s senior management team differs from the estimates provided by Cape, the latter of which were used by Sterne Agee. Cape and Colonial Financial do not publicly disclose internal management projections of the type provided to Sterne Agee in connection with its review of the Merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

For purposes of rendering its opinion, Sterne Agee assumed that, in all respects material to its analyses:

•	the Merger will be completed substantially in accordance with the terms set forth in the Merger Agreement with no additional payments or adjustments to the merger consideration;

•	the representations and warranties of each party in the Merger Agreement and in all related documents and instruments referred to in the Merger Agreement are true and correct;

•	each party to the Merger Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the Merger will be satisfied without any waiver; and

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings and related expenses expected to result from the Merger.

Sterne Agee further assumed that the Merger will be accounted for as a purchase transaction under generally accepted accounting principles, and that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes. Sterne Agee’s opinion is not an expression of an opinion as to the price at

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which Cape common shares will trade following the announcement of the Merger or the actual value of the common shares of the combined company when issued pursuant to the Merger, or the price at which the common shares of the combined company will trade following the completion of the Merger.

In performing its analyses, Sterne Agee made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Sterne Agee, Cape and Colonial Financial. Any estimates contained in the analyses performed by Sterne Agee are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Sterne Agee opinion was among several factors taken into consideration by the Cape board of directors in making its determination to approve the Merger Agreement and the Merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Cape board of directors with respect to the fairness of the consideration.

The following is a summary of the material analyses presented by Sterne Agee to the Cape board of directors on September 10, 2014, in connection with its fairness opinion. The summary is not a complete description of the analyses underlying the Sterne Agee opinion or the presentation made by Sterne Agee to the Cape board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Sterne Agee did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. Accordingly, Sterne Agee believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

Summary of Proposal. Pursuant to the terms of the Merger Agreement, upon completion of the Merger, 50% of the Colonial Financial common shares will be converted into the right to receive 1.412 shares of Cape common shares, par value $0.01 per share, and 50% of the Colonial Financial common shares will be converted into an amount of cash equal to $14.50. Based on Cape’s closing price on September 9, 2014 of $10.06, the Merger consideration was equivalent to a price of approximately $14.35 per share to Colonial Financial’s stockholders.

Comparable Transaction Analysis. Sterne Agee reviewed publicly available information related to 13 selected acquisitions of banks and bank holding companies as well as thrifts and thrift holding companies announced after December 31, 2012, where the target had financial characteristics similar to Colonial Financial:

Acquiror	Acquiree

Chemical Financial Corporation	Northwestern Bancorp

Bank of the Ozarks, Inc.	Bancshares, Inc.

Bridge Bancorp, Inc.	FNBNY Bancorp, Inc.

Simmons First National Corporation	Metropolitan National Bank

Bank of the Ozarks, Inc.	First National Bank of Shelby

Crescent Financial Bancshares, Inc.	ECB Bancorp, Inc.

SCBT Financial Corporation	Savannah Bancorp, Inc.

Independent Bank Corp	Central Bancorp, Inc.

Washington Federal, Inc.	South Valley Bancorp, Inc.

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IBERIABANK Corporation	Florida Gulf Bancorp, Inc.

First Volunteer Corporation	Gateway Bancshares, Inc.

Grandpoint Capital, Inc.	Bank Capital Corporation

Old National Bancorp	Indiana Community Bancorp

Transaction multiples for the Merger were derived from an offer price of $14.35 per share for Colonial Financial, based on Cape’s September 9, 2014 closing price of $10.06. For each precedent transaction, Sterne Agee derived and compared, among other things, the implied deal value paid for the acquired company to:

•	tangible book value of the acquired company based on the latest public financial statements of the company available prior to the announcement of the acquisition;

•	tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) based on the latest public financial statements of the company available prior to the announcement of the acquisition;

•	total deposits of the acquired company based on the latest public financial statements of the company available prior to the announcement of the acquisition; and

•	the annualized net income based on the company’s 3-month net income ending June 30, 2014

The results of the analysis are set forth in the following table:

			Comparable Transactions:
Transaction Price to:	Cape / Colonial Financial Merger		Minimum		25th Percentile		Median		75th Percentile		Maximum
Tangible Book Value	87.3%		40.6%		75.0%		86.8%		160.5%		181.7%
Core Deposit Premium	(1.9)%		(7.4)%		(3.4)%		(0.1)%		6.7%		8.4%
Deposits	11.6%		2.6%		6.8%		9.4%		13.4%		16.5%
Earnings	24.9	x	15.0	x	32.0	x	36.6	x	52.6	x	62.7	x

No company or transaction used as a comparison in the above analysis is identical to Colonial Financial, Cape or the Merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis. Sterne Agee performed a discounted cash flow analysis to estimate a range of the present values of 5 years of after-tax cash flows that Colonial Financial could provide to equity holders on a pro forma basis after accounting for merger adjustments and projected cost savings. In performing this analysis, Sterne Agee used Cape’s management guidance for fiscal years 2015 – 2020 to derive projected after-tax cash flows. The analysis assumed discount rates ranging from 10.0% to 14.0%. The range of values was determined by adding (1) the present value of projected cash flows to Colonial Financial’s stockholders from fiscal year 2015 to 2020, (2) the estimated projected cost savings realized in the Merger from 2015 – 2020, (3) estimated fair market value adjustments to Colonial Financial’s projected March 31, 2015 balance sheet; and (4) the present value of the terminal value of Colonial Financial’s common stock. In determining cash flows available to stockholders, Sterne Agee assumed that Colonial Financial would maintain a tangible common equity/tangible asset ratio of 8.0% and would retain sufficient earnings to maintain that level. Any earnings in excess of what would need to be retained represented dividendable cash flows for Colonial Financial. In calculating the terminal value of Colonial Financial, Sterne Agee applied multiples ranging from 14.0 times to 16.0 times fiscal year 2020 forecasted earnings. This resulted in a pro forma discounted cash flow analysis range of value of Colonial Financial from $15.17 to $18.96 per share.

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Sterne Agee stated that the discounted cash flow present value analysis is a widely used valuation methodology, but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Colonial Financial.

Financial Impact Analysis. Sterne Agee performed pro forma Merger analyses that combined projected income statement and balance sheet information of Cape and Colonial. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the Merger would have on certain projected financial results of Cape. In the course of this analysis, Sterne Agee used earnings estimates for Cape and Colonial for 2014 and 2015 as provided by Cape’s Management Projections. This analysis indicated that the Merger is expected to be accretive to Cape’s estimated earnings per share in 2015, excluding restructuring charges. The analysis also indicated that the Merger is expected to be dilutive to tangible book value per share for Cape and that Cape would maintain well capitalized capital ratios. For all of the above analyses, the actual results achieved by Cape following the Merger will vary from the projected results, and the variations may be material.

Other Analyses. Sterne Agee reviewed the relative financial performance of Cape and Colonial to a variety of relevant industry peer groups. Sterne Agee also reviewed earnings estimates, balance sheet composition and other financial data for Cape and Colonial.

Relationships. In the ordinary course of its business as a broker-dealer, Sterne Agee may, from time to time, purchase securities from, and sell securities to Cape, Colonial or their respective affiliates. Sterne Agee may also from time to time have a long or short position in, and buy or sell, debt or equity securities of Cape, Colonial or its affiliates for its own account and for the accounts of its customers.

Sterne Agee has acted exclusively for the board of directors of Cape in rendering this opinion in connection with the Merger and will receive a fee from Cape for its services. Sterne Agee has also acted as an advisor on the transaction and a portion of its fee is contingent on the successful completion of the Merger.

Sterne Agee was paid a retainer fee of $25,000 upon its engagement and received a fee of $75,000 upon advising the board of directors of Cape that it was prepared to render the fairness opinion, regardless of the conclusions set forth in the opinion. Upon the successful completion of the Merger, Sterne Agee is also entitled to a fee of $550,000, reduced by the retainer and fairness opinion fees paid to Sterne Agee in connection with its engagement. Cape has agreed to reimburse Sterne Agee for reasonable and customary out-of-pocket expenses and disbursements, including fees and reasonable expenses of counsel, and to indemnify against certain liabilities, including liabilities under the federal securities laws. Other than services provided to Cape in connection with the transaction, Sterne Agee has not provided investment banking and financial advisory services to Cape or Colonial in the past two years.

Consideration to be Received in the Merger

Under the terms of the Merger Agreement, 50% of Colonial Financial’s common stock will be converted into Cape common stock and the remaining 50% will be exchanged for cash. Colonial Financial’s stockholders will have the option to elect to receive either 1.412 shares of Cape’s common stock or $14.50 in cash for each Colonial Financial common share, subject to proration to ensure that in the aggregate 50% of Colonial Financial’s common shares will be converted into Cape common stock. On September 9, 2014, which was the last trading date preceding the public announcement of the proposed Merger, Cape’s common stock price was $10.06, which, after giving effect to the 1.412 exchange ratio, has an implied value of approximately $14.20 per share. As of ______, 2015, the most reasonably practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, Cape’s common stock price was $_____, which, after giving effect to the 1.412 exchange ratio, has an implied value of approximately $_____. In the event that Colonial Financial’s consolidated net book value at the month-end prior to the closing date is less than $63.1 million, the cash consideration per share will be reduced by an amount equal to (i) the book value shortfall multiplied by 1.78, (ii) divided by the number of shares of Colonial Financial common stock outstanding. For example, if Colonial Financial’s consolidated net book value at the month-end prior to closing were $60.0 million, then the book value shortfall would be $3.1 million. Assuming the outstanding shares of Colonial Financial common stock at the month-end prior to closing are 3,800,000, the cash consideration per share would be reduced by $1.45 to $13.05 per share. Accordingly, Colonial Financial stockholders who elect cash consideration may receive less than $14.50 per share. Consolidated Net Book Value is defined in the Merger Agreement as the unaudited consolidated net common stockholders’ equity of Colonial Financial as of the month-end prior to the closing date of the Merger (i) excluding the effect of the after-tax impact of any negative provision for loan and lease losses for the period between June 30, 2014 and the month-end prior to the closing date, (ii) excluding the effect of expenses incurred by Colonial Financial in connection with the Merger Agreement, and (iii) excluding the effect of any changes of accumulated other comprehensive income between June 30, 2014 and the month-end prior to the closing date.

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If Cape declares a stock dividend or distribution on shares of its common stock or subdivides, splits, reclassifies or combines the shares of Cape common stock prior to the effective time of the Merger, then the exchange ratio will be adjusted to provide Colonial Financial stockholders with the same economic benefit as contemplated by the Merger Agreement prior to any of these events.

Colonial Financial stockholders will not receive fractional shares of Cape common stock. Instead, Colonial Financial stockholders will receive a cash payment for any fractional shares in an amount equal to the product of (i) the fraction of a share of Cape common stock to which such stockholder is entitled multiplied by (ii) the average closing price of Cape common stock during the ten consecutive trading days immediately preceding the closing date of the Merger.

Treatment of Colonial Financial Services, Inc. Stock Options

At the effective time of the Merger, each option to purchase shares of Colonial Financial common stock that was granted under the Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan will cease to represent an option to purchase Colonial Financial common stock and will be converted automatically into the right to receive cash equal to the amount by which $14.50 exceeds the option exercise price. At the effective time of the Merger, (i) each vested option to purchase Colonial Financial common stock that was granted under the Colonial Financial Services, Inc. 2011 Equity Incentive Plan (the “2011 Equity Incentive Plan”) will convert into the right to receive cash equal to the amount by which $14.50 exceeds the option exercise price, and (ii) each unvested option to purchase Colonial Financial common stock that was granted under the 2011 Equity Incentive Plan will convert into the right to receive cash equal to the amount by which $14.50 exceeds the option exercise price, provided that such acceleration of the vesting period receives any required regulatory approval or non-objection. If required regulatory approval or non-objection is not received, unvested stock options under the 2011 Equity Incentive Plan will convert into unvested Cape stock options according to the following formula: (i) the number of shares of Cape common stock purchasable upon exercise of such stock option will equal the product obtained by multiplying (x) the number of shares of Colonial Financial common stock that was purchasable under such stock option immediately prior to the effective time by (y) the exchange ratio (rounded down to the nearest whole share), and (ii) the per share exercise price for each such stock option will equal the quotient obtained by dividing (x) the per share exercise price of the Colonial Financial stock option by (y) the exchange ratio (rounded down to the nearest cent).

Treatment of Colonial Financial Services, Inc. Restricted Stock

At the effective time of the Merger, each outstanding Colonial Financial restricted share that was granted under the Colonial Bankshares, Inc. 2006 Stock-Based Plan will become fully vested and convert into the right to receive 1.412 shares of Cape common stock. Subject to applicable regulatory approvals or non-objections, each outstanding Colonial Financial restricted share that was granted under the 2011 Equity Incentive Plan will become fully vested and will convert into the right to receive 1.412 shares of Cape common stock. In the event that regulatory approval to accelerate the vesting of shares under the 2011 Equity Incentive Plan is not received, the restricted stock granted pursuant to the 2011 Equity Incentive Plan will continue to vest in accordance with the terms of the plan.

Surrender of Stock Certificates

Colonial Financial stockholders will receive instructions from the transfer agent on where to surrender their Colonial Financial stock certificates after the Merger is completed. Colonial Financial stockholders should not forward their Colonial Financial stock certificates with their proxy cards.

Accounting Treatment of the Merger

In accordance with current accounting guidance, the Merger will be accounted for using the acquisition method. The result of this is that the recorded assets and liabilities of Cape will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and the assets and liabilities of Colonial Financial will be adjusted to fair value at the date of the Merger. In addition, all identified intangible assets will be recorded at fair value and included as part of the net assets acquired. To the extent that the

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purchase price, consisting of cash plus the number of shares of Cape common stock to be issued to Colonial Financial stockholders and option holders at fair value, exceeds the fair value of the net assets including identifiable intangibles of Colonial Financial at the merger date, that amount will be reported as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of Colonial Financial being included in the operating results of Cape beginning from the date of completion of the Merger.

Material Tax Consequences of the Merger

General. The following summary discusses the material anticipated U.S. federal income tax consequences of the Merger applicable to a holder of shares of Colonial Financial common stock who surrenders all of the stockholder’s common stock for shares of Cape common stock and/or cash in the Merger. This discussion is based upon the Internal Revenue Code, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. residents and citizens who hold their shares as capital assets for U.S. federal income tax purposes within the meaning of Section 1221 of the Internal Revenue Code . This discussion does not cover all U.S. federal income tax consequences of the Merger and related transactions that may be relevant to holders of shares of Colonial Financial common stock. This discussion also does not address all of the tax consequences that may be relevant to a particular person or the tax consequences that may be relevant to persons subject to special treatment under U.S. federal income tax laws (including, among others, tax-exempt organizations, dealers in securities or foreign currencies, banks, insurance companies, financial institutions or persons who hold their shares of Colonial Financial common stock as part of a hedge, straddle, constructive sale or conversion transaction, persons whose functional currency is not the U.S. dollar, persons that are, or hold their shares of Colonial Financial common stock through, partnerships or other pass-through entities, or persons who acquired their shares of Colonial Financial common stock through the exercise of an employee stock option or otherwise as compensation). In addition, this discussion does not address any aspects of state, local, non-U.S. taxation or U.S. federal taxation other than income taxation. No ruling has been requested from the IRS regarding the U.S. federal income tax consequences of the Merger. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the U.S. federal income tax consequences set forth below.

Colonial Financial stockholders are urged to consult their tax advisors as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local, non-U.S. tax laws and U.S. tax laws other than income tax laws.

Opinion Conditions. It is a condition to the obligations of Cape and Colonial Financial that both receive an opinion by Luse Gorman Pomerenk & Schick to the effect that the Merger will constitute a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code. Cape and Colonial Financial both expect to be able to obtain the tax opinions if, as expected:

•	Cape and Colonial Financial are able to deliver customary representations to Cape’s tax counsel; and

•	there is no adverse change in U.S. federal income tax law.

The opinion of Luse Gorman Pomerenk & Schick will not be binding on the IRS or any court.

In addition, in connection with the filing of the registration statement of which this Joint Proxy Statement/Prospectus forms a part, Luse Gorman Pomerenk & Schick has delivered its opinion to Cape, dated as of the date of this Joint Proxy Statement/Prospectus, that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Such opinion has been rendered on the basis of facts, representations and assumptions set forth or referred to in such opinion and factual representations contained in certificates of officers of Cape and Colonial Financial, all of which must continue to be true and accurate in all material respects as of the effective time of the Merger.

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If any of the representations or assumptions upon which the opinion is based are inconsistent with the actual facts, the tax consequences of the Merger could be adversely affected. The determination by tax counsel as to whether the proposed Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code will depend upon the facts and law existing at the effective time of the proposed Merger. The following discussion is the opinion of Luse Gorman Pomerenk & Schick, P.C. that the Merger will constitute a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code. The federal income tax consequences of the Merger to a Colonial Financial stockholder will depend primarily on whether a stockholder exchanges the stockholder’s Colonial Financial common stock solely for Cape common stock, solely for cash or for a combination of Cape common stock and cash, as more fully described below.

Exchange Solely for Cape Common Stock. No gain or loss will be recognized by a Colonial Financial stockholder who receives solely shares of Cape common stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of Colonial Financial common stock. The tax basis of the shares of Cape common stock received by a Colonial Financial stockholder in such exchange will be equal (except for the basis attributable to any fractional shares of Cape common stock, as discussed below) to the basis of the Colonial Financial common stock surrendered in exchange for the Cape common stock. The holding period of the Cape common stock received will include the holding period of shares of Colonial Financial common stock surrendered in exchange for the Cape common stock, provided that such shares were held as capital assets of the Colonial Financial stockholder at the effective time of the Merger.

Exchange Solely for Cash. A Colonial Financial stockholder who receives solely cash in exchange for all of his or her shares of Colonial Financial common stock (and is not treated as constructively owning Cape common stock after the Merger under the circumstances referred to below under “—Possible Dividend Treatment”) will recognize a gain or loss for federal income tax purposes equal to the difference between the cash received and such stockholder’s tax basis in the Colonial Financial common stock surrendered in exchange for the cash. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the Colonial Financial stockholder at the effective time of the Merger. Such gain or loss will be long-term capital gain or loss if the Colonial Financial stockholder’s holding period is more than one year at the effective time of the Merger. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

Exchange for Cape Common Stock and Cash. A Colonial Financial stockholder who receives a combination of Cape common stock and cash in exchange for his or her Colonial Financial common stock will not be permitted to recognize any loss for federal income tax purposes. Such a stockholder will recognize gain, if any, equal to the lesser of (1) the amount of cash received or (2) the amount of gain “realized” in the transaction. The amount of gain a Colonial Financial stockholder “realizes” will equal the amount by which (a) the cash plus the fair market value at the effective time of the Merger of Cape common stock received exceeds (b) the stockholder’s basis in the Colonial Financial common stock to be surrendered in the exchange for the cash and Cape common stock. Any recognized gain could be taxed as a capital gain or a dividend, as described below. The tax basis of the shares of Cape common stock received by such Colonial Financial stockholder will be the same as the basis of the shares of Colonial Financial common stock surrendered in exchange for the shares of Cape common stock, adjusted as provided in Section 368(a) of the Internal Revenue Code for the gain recognized and/or cash received in exchange for Colonial Financial common stock. If a Colonial Financial stockholder purchased or acquired Colonial Financial common stock on different dates or at different prices, then solely for purposes of determining the basis of the Cape common stock received in the Merger, such stockholder may designate which share of Cape common stock is received in exchange for each particular share of Colonial Financial common stock. The holding period for shares of Cape common stock received by such Colonial Financial stockholder will include such stockholder’s holding period for the Colonial Financial common stock surrendered in exchange for the Cape common stock, provided that such shares were held as capital assets of the stockholder at the effective time of the Merger.

A Colonial Financial stockholder’s federal income tax consequences will also depend on whether his or her shares of Colonial Financial common stock were purchased at different times at different prices. If they were, the Colonial Financial stockholder could realize gain with respect to some of the shares of Colonial Financial common stock and loss with respect to other shares. Such Colonial Financial stockholder would have to recognize such gain to the extent such stockholder receives cash with respect to those shares in which the stockholder’s adjusted tax basis is less than the amount of cash plus the fair market value at the effective time of the Merger of the Cape common stock received, but could not recognize loss with respect to those shares in which the Colonial Financial stockholder’s adjusted tax basis is greater than the amount of cash plus the fair market value at the effective time of the Merger of the Cape common stock received. Any disallowed loss would be included in the adjusted basis of the

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Cape common stock. Such a Colonial Financial stockholder is urged to consult his or her own tax advisor respecting the tax consequences of the Merger to that stockholder.

Possible Dividend Treatment. In certain circumstances, a Colonial Financial stockholder who receives solely cash or a combination of cash and Cape common stock in the Merger may receive ordinary income, rather than capital gain, treatment on all or a portion of the gain recognized by that stockholder if the receipt of cash “has the effect of the distribution of a dividend.” The determination of whether a cash payment has such effect is based on a comparison of the Colonial Financial stockholder’s proportionate interest in Cape after the Merger with the proportionate interest the stockholder would have had if the stockholder had received solely Cape common stock in the Merger. This could happen because of the stockholder’s purchase (or the purchase by a family member) of additional Cape common stock or a repurchase of shares by Cape. For purposes of this comparison, the Colonial Financial stockholder may be deemed to constructively own shares of Cape common stock held by certain members of the stockholder’s family or certain entities in which the stockholder has an ownership or beneficial interest and certain stock options may be aggregated with the stockholder’s shares of Cape common stock. The amount of the cash payment that may be treated as a dividend is limited to the stockholder’s ratable share of the accumulated earnings and profits of Colonial Financial at the effective time of the Merger. Any gain that is not treated as a dividend will be taxed as a capital gain, provided that the stockholder’s shares were held as capital assets at the effective time of the Merger. Because the determination of whether a cash payment will be treated as having the effect of a dividend depends primarily upon the facts and circumstances of each Colonial Financial stockholder, stockholders are urged to consult their own tax advisors regarding the tax treatment of any cash received in the Merger.

Cash in Lieu of Fractional Shares. A Colonial Financial stockholder who holds Colonial Financial common stock as a capital asset and who receives in the Merger, in exchange for such stock, solely Cape common stock and cash in lieu of a fractional share interest in Cape common stock will be treated as having received such cash in full payment for such fractional share of stock and as capital gain or loss, notwithstanding the dividend rules discussed above.

Backup Withholding. Unless an exemption applies under the backup withholding rules of Section 3406 of the Internal Revenue Code, the exchange agent shall be required to withhold, and will withhold, 28% of any cash payments to which a Colonial Financial stockholder is entitled pursuant to the Merger, unless the Colonial Financial stockholder signs the substitute Internal Revenue Service Form W-9 enclosed with the letter of transmittal sent by the exchange agent. Unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent, this completed form provides the information, including the Colonial Financial stockholder’s taxpayer identification number, and certification necessary to avoid backup withholding.

Tax Treatment of the Entities. No gain or loss will be recognized by Cape or Colonial Financial as a result of the Merger.

Regulatory Matters Relating to the Merger

Completion of the Merger is subject to the receipt of all required approvals and consents from regulatory authorities. The Merger is subject to approval by the FDIC, the New Jersey Department of Banking and Insurance (the “Department”) and the Federal Reserve. Cape has filed the required applications and notifications.

Bank Merger. The bank merger is subject to the approval of the FDIC under the Bank Merger Act and the Department under applicable New Jersey law. In granting its approval under the Bank Merger Act, the FDIC must consider the financial and managerial resources and future prospects of the existing and resulting institutions, the convenience and needs of the communities to be served, competitive factors, any risk to the stability of the United States banking or financial system and the effectiveness of the institutions involved in combating money laundering activities. The Department follows criteria similar to those used by the FDIC.

Holding Company Merger. The merger of Colonial Financial with and into Cape, with Cape as the surviving savings and loan holding company, requires the approval or non-objection of the Federal Reserve. The Federal Reserve will consider factors such as financial and managerial resources, future prospects, the convenience and needs of the community and competitive factors.

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Anti-Competitive Matters. In addition, a period of 15 to 30 days must expire following approval by the FDIC before completion of the Merger is allowed, within which period the United States Department of Justice may file objections to the Merger under the federal antitrust laws. While Cape and Colonial Financial believe that the likelihood of objection to the Merger by the Department of Justice is remote, there can be no assurance that the Department of Justice will not initiate proceedings to block the Merger, or that the Attorney General of the State of New Jersey will not challenge the Merger, or if any proceeding is instituted or challenge is made, what the result of such challenge or proceeding would be.

The Merger cannot proceed in the absence of the requisite regulatory approvals. See “Approval of the Merger Agreement—Conditions to Completing the Merger” and “—Terminating the Merger Agreement.” There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There also can be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy one or more conditions set forth in the Merger Agreement and described under “Approval of the Merger Agreement—Conditions to Completing the Merger.” In recent similar transactions, the Federal Reserve has taken a longer time to render a decision on applications than the typical time period for approval set forth in the Federal Reserve’s regulations.

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the Merger from the standpoint of the adequacy of the exchange ratio for converting Colonial Financial common stock to Cape common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation with respect to the Merger.

Interests of Certain Persons in the Merger that are Different from Yours

The discussion below regarding “Interests of Certain Person in the Merger that are Different from Yours,” is qualified in its entirety by the requirement that any payments to Colonial Bank or Colonial Financial employees and directors are subject to the FDIC “golden parachute rules” which restrict severance payments or acceleration or enhancement of benefit payments to such persons due to Colonial Bank having been designated “in troubled condition” on May 30, 2013 by the OCC, its primary federal regulator. Because Colonial Bank has been designated “in troubled condition,” severance payments to officers and directors are generally limited under the golden parachute rules to no more than one times such person’s base salary, subject to the approval or non-objection of the OCC and the FDIC, and based on certifications that the individual receiving the payment is not substantially responsible for Colonial Bank’s status as having been designated “in troubled condition.” Although payments to employees and directors are subject to these restrictions, the discussion below describes the payments that would be made under the various agreements, plans and arrangements without regard to the FDIC golden parachute rules.

The Colonial Financial board of directors has determined that it will not seek regulatory approval to make any golden parachute payments to any director or to any of the named executive officers (Messrs. Edward J. Geletka, L. Joseph Stella, III, or William F. Whalen) or Mr. Joseph Sidebotham, the controller of Colonial Bank. Accordingly, unless a director or one of the above-named officers seeks and obtains regulatory approval for Colonial Financial or Cape to make such payment, the actual payments to such persons may be significantly lower than as described below or no payments may actually be made.

Share Ownership. On the record date for the Colonial Financial special meeting, Colonial Financial’s directors and officers beneficially owned, in the aggregate, ________ shares of Colonial Financial’s common stock, representing approximately ___% of the outstanding shares of Colonial Financial common stock.

As described below, certain of Colonial Financial’s officers and directors have interests in the Merger that are in addition to, or different from, the interests of Colonial Financial’s stockholders generally. Colonial Financial’s board of directors was aware of these potential conflicts of interest and took them into account in approving the Merger. These interests include the following arrangements:

Outstanding Options. At the effective time of the Merger, each option to purchase shares of Colonial Financial common stock, that was granted under the Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan will cease to represent an option to purchase Colonial Financial common stock and will be converted automatically into the right to receive cash equal to the amount by which $14.50 exceeds the option exercise price multiplied by

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the number of shares represented by such option. At the effective time of the Merger, (i) each vested option to purchase Colonial Financial common stock that was granted under the Colonial Financial Services, Inc. 2011 Equity Incentive Plan (the “2011 Equity Incentive Plan”) will convert into the right to receive cash equal to the amount by which $14.50 exceeds the option exercise price multiplied by the number of shares represented by such option, and (ii) each unvested option to purchase Colonial Financial common stock that was granted under the 2011 Equity Incentive Plan will convert into the right to receive cash equal to the amount by which $14.50 exceeds the option exercise price multiplied by the number of shares represented by such option, provided that such acceleration of the vesting period receives regulatory approval or non-objection. If regulatory approval or non-objection to accelerate the vesting of stock options under the 2011 Equity Incentive Plan is not received, unvested stock options under the 2011 Equity Incentive Plan will convert into unvested Cape stock options according to the following formula: (i) the number of shares of Cape common stock purchasable upon exercise of such stock option will equal the product obtained by multiplying (x) the number of share of Colonial Financial common stock that was purchasable under such stock option immediately prior to the effective time by (y) the exchange ratio (rounded down to the nearest whole share) and (ii) the per share exercise price for each such stock option will equal the quotient obtained by dividing (x) the per share exercise price of the Colonial Financial stock option by (y) the exchange ratio (rounded down to the nearest cent).

Executive/Director of Colonial Financial	Colonial Financial Stock Options (#)	Weighted-Average Exercise Price ($)
Edward J. Geletka	62,226	13.00
L. Joseph Stella	30,878	13.00
William F. Whelan	20,279	12.91
John J. Bailey	6,885	12.46
Gregory J Facemyer, CPA	17,297	12.95
John Fitzpatrick, CPA	17,297	12.95
Hugh J. McCaffrey	11,049	12.29

Acceleration of Vesting of Restricted Stock Awards. At the effective time of the Merger, each outstanding Colonial Financial restricted share that was granted under the Colonial Bankshares, Inc. 2006 Stock-Based Plan will become fully vested and convert into the right to receive 1.412 shares of Cape common stock. Subject to applicable regulatory approvals or non-objections, each outstanding and unvested Colonial Financial restricted share that was granted under the 2011 Equity Incentive Plan will convert into the right to receive 1.412 shares of Cape common stock. In the event that regulatory approval or non-objection to accelerate the vesting of shares under the 2011 Equity Incentive Plan is not received, the unvested restricted stock granted pursuant to the 2011 Equity Incentive Plan will continue to vest in accordance with the terms of the plan.

Executive/Director of Colonial Financial	Colonial Financial Restricted Stock (#)
Edward J. Geletka	9,000
L. Joseph Stella	5,100
William F. Whelan	3,450
John J. Bailey	2,754
Gregory J Facemyer, CPA	2,754
John Fitzpatrick, CPA	2,754
Hugh J. McCaffrey	2,754

Employment Agreements with Colonial Financial. Cape has agreed to honor the contractual terms of all Colonial Financial or Colonial Bank employment, consulting or change in control agreements, subject to any regulatory approvals, non-objections or limitations that may be necessary or applicable under the FDIC golden parachute rules applicable to institutions that have been designated “in troubled condition.” The following named executive officers of Colonial Bank have employment agreements with Colonial Bank: L. Joseph Stella, Executive

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Vice President and Chief Financial Officer; and William Whelan, Executive Vice President and Chief Operating Officer. These employment agreements provide a severance benefit on termination without cause or for good reason following a change in control equal to two times the base salary and highest rate of bonus awarded during the prior three years. On November 18, 2013, the board notified each of the executives that their agreements were not being renewed. Accordingly, the agreements for Messrs. Stella and Whelan will continue through December 31, 2014. If the change in control does not occur prior to December 31, 2014, neither Mr. Stella nor Mr. Whelan will be parties to an employment agreement at the time of the change in control. Accordingly, any severance benefit to which they might be entitled, subject to regulatory approval of non-objection would be paid under the severance provisions for employees generally. Mr. Edward J. Geletka, the President and Chief Executive Officer of Colonial Bank, is also a party to an employment agreement with Colonial Bank, however, his employment agreement does not provide for any severance payments in the event of his termination of employment.

Two New Directors. In accordance with the Merger Agreement, Gregory J. Facemyer and Hugh J. McCaffrey will be appointed to the Cape and Cape Banks boards of directors at the consummation of the Merger. The fees paid to these directors will be the same as similarly situated board members of Cape and Cape Bank.

Nonqualified Deferred Compensation Plans. Colonial Bank maintains a 2011 Executive Retirement Incentive Plan in which its named executive officers participate. Under the plan, participants may receive annual incentive awards of deferred compensation based on satisfaction of pre-determined goals, however, no grants were made in 2012 or 2013. Each grant vests at the rate of 20% per year but all grants become 100% vested on the occurrence of a change in control. As a result of the change in control, Messrs. Geletka, Stella and Whelan will vest in $24,982, $16,527 and $15,489 under the 2011 Executive Retirement Plan. In accordance with the terms of the plan, such payments will be paid in a lump sum on the effective date of the change in control, provided, however, that such payments are subject to regulatory approval or non-objection (including “non-objection” because the OCC and FDIC determine that the payments will not be considered subject to the FDIC golden parachute rules).

In addition, Colonial Bank sponsors two director plans - a 2011 Director Deferred Fee Plan and a Director Retirement Plan. The 2011 Director Deferred Fee Plan provides directors the opportunity to defer all or a portion of their director’s fees and is fully vested at all times. In connection with the Merger, Colonial Bank has agreed to terminate the 2011 Director Deferred Fee Plan, if requested, and to distribute the account balances in a lump sum to the participants. The Director Retirement Plan provides each director that has 20 years of service with a benefit equal to 50% of the director’s final three-year average compensation payable in ten installments. A director begins to vest in a benefit after ten years of service at the rate of 10% per year, however, in the event of a change in control, each director will be entitled to the normal retirement benefit, irrespective of the director’s years of service. Colonial has agreed that one day prior to the effective time of the Merger, it will freeze the accrued benefits under the Director Retirement Plan and pay solely such accrued benefit, in lieu of any other benefit, in a lump sum at the time effective time of the Merger. Such payments are subject to regulatory approval or non-objection (including “non-objection” because the OCC and FDIC determine that the payments will not be considered subject to the FDIC golden parachute rules). Assuming regulatory approval or non-objection is received, the following directors will receive lump sum payments from the Director Retirement Plan in the amounts set forth: Mr. Facemyer will receive $81,264; Mr. Fitzpatrick will receive $40,971; Mr. McCaffrey will receive $59,290; and Mr. Bailey will receive $50,431.

Employee Stock Ownership Plan. The Colonial Bank ESOP is a tax-qualified plan that covers substantially all of the employees of Colonial Bank who have at least one year of service and have attained age 21. The Colonial Bank ESOP received a share acquisition loan from Colonial Financial, the proceeds of which were used to acquire shares of Colonial Financial common stock for the benefit of plan participants. The Colonial Bank ESOP has pledged the shares acquired with the loan as collateral for the loan and holds them in a suspense account, releasing them to participants’ accounts as the loan is repaid, using contributions received from Colonial Bank. Prior to the effective time of the Merger, the outstanding share acquisition loan of the Colonial Bank ESOP will be repaid by the Colonial Bank ESOP by delivering a sufficient number of unallocated shares of Colonial Financial common stock to Colonial Financial. Any unallocated shares remaining in the suspense account (after the repayment of the outstanding share acquisition loan) will be allocated to the plan participants. As of the effective time of the Merger, the Colonial Bank ESOP will be terminated and all allocated shares of Colonial Financial common stock held by the Colonial Bank ESOP will be converted into shares of Cape common stock pursuant to the exchange ratio.

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As a result of the foregoing, Colonial Bank’s executive officers, as well as Colonial Bank’s other employees who participate in the Colonial Bank ESOP, would receive an estimated benefit in connection with the Colonial Bank ESOP’s termination to the extent that the stock price of Colonial Financial common stock multiplied by the number of shares held in the suspense account exceeds the outstanding loan used to acquire those shares. Based on account balances as of December 31, 2013, and a stock price of $14.50, the estimated value of the additional benefit that would be payable to the executive officers under the Colonial Bank ESOP upon the effective time of the Merger is as follows: Mr. Geletka, $36,758, Mr. Stella, $25,685 and Mr. Whelan, $22,446.

Indemnification. Pursuant to the Merger Agreement, Cape has agreed that it will indemnify, defend and hold harmless each present and former officer, director or employee of Colonial Financial and its subsidiary (as defined in the Merger Agreement) against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities, judgments and amounts that are paid in settlement (with the approval of Cape, which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director, officer or employee of Colonial Financial or its subsidiary if such claim pertains to any matter of fact arising, existing or occurring at or before the closing date (including, without limitation, the Merger and other transactions contemplated thereby), regardless of whether such claim is asserted or claimed before or after the effective time.

Directors’ and Officers’ Insurance. Cape has further agreed, for a period of six years after the effective date, to cause the persons serving as officers and directors of Colonial Financial immediately prior to the effective date to continue to be covered by Colonial Financial’s current directors’ and officers’ liability insurance policy (provided that Cape may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous than such policy) with respect to acts or omissions occurring prior to the effective date which were committed by such officers and directors in their capacity as such. Cape is not required to spend more than 175% of the annual cost currently incurred by Colonial Financial for its insurance coverage.

Merger-Related Executive Compensation for Colonial Financial’s Named Executive Officers and Directors .

Named Executive Officers

The table below sets forth the estimated aggregate dollar value of various elements of Merger-related executive compensation that each of Colonial Financial’s named executive officers would receive that is based on or otherwise related to the Merger. This table does not include the value of benefits that the named executive officers are vested in without regard to the occurrence of a change in control. This table assumes the following:

•	the estimated effective time of the Merger is February 1, 2015;

•	the employment of Messrs. Geletka, Stella and Whelan is terminated in connection with the Merger;

•	as required by Securities and Exchange Commission rules, restricted stock values included in the Equity column have been calculated based on the per share price of Colonial Financial common stock of $13.39 (the average closing price of Colonial Financial common stock over the first five business days following the public announcement of the Merger on September 10, 2014); and

•	there are no regulatory restrictions to paying the Merger-related executive compensation provided below to the named executive officers.

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As a result of the foregoing assumptions, the actual amounts received by a named executive officer may materially differ from the amounts set forth below

Executive	Cash($)		Equity($)(2)	Pension/ NQDC($)(3)	Perquisites/ Benefits($)(4)	Tax Reimburse- ments($)	Other ($)(5)	Total ($)
Edward J. Geletka, President and Chief Executive Officer and Director	—		108,084	24,982	—	—	36,758	169,824
L. Joseph Stella, III Executive Vice President and Chief Financial Officer	153,034	(1)	59,398	16,527	43,679	—	45,685	318,323
William F. Whelan Executive Vice President and Chief Operations Officer	132,980	(1)	42,368	15,489	43,679	—	22,446	256,962

(1)	The employment agreements for Messrs. Stella and Whelan expire December 31, 2014. If the Merger is not consummated prior to December 31, 2014, neither Messrs. Stella nor Whelan will be entitled to a severance benefit under their employment agreements. Even assuming that the Merger is consummated prior to December 31, 2014, neither Mr. Stella nor Whelan will be entitled to a cash severance payment under their employment agreement unless regulatory approval or non-objection is received from Colonial Bank’s primary federal regulator. Generally such approval is given only for a payment equal to one times base salary, which is the amount set forth above. But for the limitations imposed under the FDIC golden parachute rules, each executive’s employment agreement provides for a payment equal to two times the executive’s (i) base salary and (ii) highest bonus awarded during the prior three years, which would result in a payment for Mr. Stella and Whelan equal to $321,809 and $280,711, respectively.
(2)	The amount in this column represents: (i) with respect to Colonial Financial stock options, the total value of the accelerated vesting of outstanding stock options, based on the excess of the cash consideration ($14.50) over the exercise price, multiplied by the number of shares subject to such option, plus, (ii) with respect to the Colonial Financial restricted stock, the total value of the accelerated vesting of the restricted stock, including unvested performance based shares, based on the average value of the Colonial Financial common stock for the first five business days following the public announcement of the Merger, which average value was $13.39.
(3)	Represents the value of the benefit under the Colonial Bank 2011 Executive Retirement Incentive Plan that each executive would be vest in as a result of the Merger.
(4)	Represents the value of life insurance and non-taxable medical and dental coverage payable for 24 months following termination of employment under the named executive officers employment agreement.
(5)	The amount in this column represents the additional benefit attributable to the Colonial ESOP as a result of its termination (see “Interests of Certain Persons in the Merger that are Different from Yours—Employee Stock Ownership Plan” above for further details). In addition, with respect to Mr. Stella, this column also reflects a retention bonus that he will be entitled to if he continues in employment through the Merger effective date.

Directors

The table below sets forth the estimated aggregate dollar value of various elements of Merger-related compensation that each of Colonial Financial’s directors would receive that is based on or otherwise related to the Merger. This table does not include the value of benefits that the directors are vested in without regard to the occurrence of a change in control. This table assumes the following:

•	the estimated effective time of the Merger is February 1, 2015;
•	as required by Securities and Exchange Commission rules, restricted stock values included in the Equity column have been calculated based on the per share price of Colonial Financial common stock of $13.39 (the average closing price of Colonial Financial common stock over the first five business days following the public announcement of the Merger on September 10, 2014); and
•	there are no regulatory restrictions to paying the compensation provided below to the directors.

As a result of the foregoing assumptions, the actual amounts received by a director may materially differ from the amounts set forth below.

Executive	Equity($)(1)	Pension/ NQDC($)(2)	Perquisites/ Benefits($)	Tax Reimbursements($)	Total ($)
Gregory Facemyer(3)	33,948	—	—	—	33,948

John Fitzpatrick	33,948	40,971	—	—	74,919

Hugh McCaffrey	33,948	59,290	—	—	93,238

John Bailey	33,948	50,431	—	—	84,379

(1)	The amount in this column represents: (i) with respect to Colonial Financial stock options, the total value of the accelerated vesting of outstanding stock options, based on the excess of the cash consideration ($14.50) over the exercise price, multiplied by the number of shares subject to such option, plus, (ii) with respect to the Colonial Financial restricted stock, the total value of the accelerated vesting of the restricted stock, including unvested performance based shares, based on the average value of the Colonial Financial common stock for the first five business days following the public announcement of the Merger, which average value was $13.39.
(2)	Represents the value of the benefit under the Colonial Bank 2011 Director Retirement Plan that each director would vest in as a result of the Merger.
(3)	In addition, Mr. Facemyer has a vested benefit under the Colonial Bank 2011 Director Retirement Plan, the present value of which is $81,264. This amount will be paid in a lump sum to Mr. Facemyer on the date of the change in control.

Regulatory Restrictions Regarding the Payment of Merger-Related Compensation

Colonial Financial is prohibited from making certain of the payments discussed above without the prior approval or non-objection of the OCC, the FDIC and, to the extent applicable, the Federal Reserve. Colonial Financial and Colonial Bank have determined not to file a certification, permitted under the FDIC golden parachute rules, with the primary federal regulators and the FDIC seeking approval or non-objection for any payments payable to named executive officers or directors because, among other things, such certifications would require that Colonial Financial or Colonial Bank certify that such persons are not substantially responsible for the troubled condition of Colonial Bank. Colonial Financial believes that the vesting of the benefits payable to the named executive officers on a change in control under the 2011 Executive Retirement Incentive Plan and to the directors under the 2011 Director Retirement Plan do not constitute golden parachute payments because they are not payable upon termination of service. Similarly, Colonial Financial does not believe that the performance-based incentive awards under the 2011 Equity Incentive Plan which become fully vested as a result of the change in control are subject to the FDIC golden parachute rules. However, Colonial Financial or Colonial Bank will seek clarification from its primary federal regulator and the FDIC as to whether such payments will be considered subject to the FDIC golden parachute rules, and if no objection is made to such payments, such payments will be made. With respect to payments that are subject to the FDIC golden parachute rules, unless a named executive officer or director submits an individual application seeking regulatory approval for Colonial Financial or Cape to make a golden parachute payment and obtains approval or non-objection for such payment, the actual payments to such persons may be significantly lower than as shown in the table.

The Colonial Financial board of directors has determined that it will not seek regulatory approval to make any golden parachute payments to any director or to any of the named executive officers (Messrs. Edward J. Geletka, L. Joseph Stella, III, or William F. Whalen) or Mr. Joseph Sidebotham, the controller of Colonial Bank.

Employee Matters

Each person who is an employee of Colonial Bank as of the closing of the Merger (whose employment is not specifically terminated upon the closing) will become an employee of Cape Bank and will be eligible to participate in group health, medical, dental, life, disability and other welfare plans available to similarly situated employees of Cape on the same basis that it provides such coverage to Cape employees. With respect to any welfare plan or program of Colonial Financial that Cape determines provides benefits of the same type as a plan maintained

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by Cape, Cape will continue the Colonial Financial plan until such employees become eligible for the Cape plan so that there is no gap in coverage. Cape will give credit to continuing Colonial Financial employees for purposes of Cape’s vacation and other paid leave programs for their accrued and unpaid vacation and/or leave balance with Colonial Financial.

The Colonial Financial 401(k) Plan will terminate immediately prior to the effective date of the Merger. Current employees of Colonial Bank who remain employed until the closing date will be eligible to participate in the Cape 401(k) plan following the termination date of the Colonial Financial 401(k) Plan. The Colonial Financial employee stock ownership plan (ESOP) will terminate immediately prior to the effective date of the Merger. At that time, the ESOP will repay the outstanding ESOP loan from the unallocated shares held in the ESOP and the remaining unallocated shares will be allocated to the accounts of individuals in the ESOP as provided in the ESOP. The balance of the shares and any other assets remaining in the ESOP will be distributed to ESOP participants after the receipt of a favorable determination letter from the Internal Revenue Service.

Subject to applicable regulatory approval or non-objections, Cape will pay severance benefits to each employee of Colonial Financial who is not otherwise a party to an employment agreement or change in control agreement whose employment is terminated (other than for cause) at the effective time or within six months following the effective time of the Merger or who is not offered employment with Cape or resigns for good reason. Such severance benefit will equal six weeks of base salary and one month of coverage under the health care plan for non-officers (who were covered by a Colonial or Cape health plan at the time of termination) and eight weeks of base salary and two months of coverage under the health care plan for officers (who were covered by a Colonial or Cape health plan at the time of termination).

Under the Merger Agreement, Colonial Financial is entitled to pay retention bonuses to certain employees of Colonial Financial, which bonuses shall not exceed $100,000 in the aggregate or more than $30,000 to any individual, subject to any applicable regulatory approvals or non-objections that Cape may consider necessary.

Operations of Cape Bank after the Merger

The Merger Agreement provides for the merger of Colonial Financial with and into Cape, with Cape as the surviving entity. Following the merger of Colonial Financial with and into Cape, Cape intends to merge Colonial Bank with and into Cape Bank. The executive officers of Cape Bank will remain the same following the Merger, and two directors of Colonial Bank will be added to the Cape Bank board of directors.

Cape Establishment of a Liquidation Account

Upon completion of the Merger, depositors of Colonial Bank will become depositors of Cape Bank. In 2010, Colonial Financial and Colonial Bank established liquidation accounts to provide certain depositors of Colonial Bank a liquidation interest after the conversion of Colonial Bankshares, MHC, in the event of a liquidation of Colonial Financial and Colonial Bank or a liquidation solely of Colonial Bank. Specifically, in the unlikely event that either (i) Colonial Bank or (ii) Colonial Financial and Colonial Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors of Colonial Bank as of January 31, 2009 and March 31, 2010 of their interests in the liquidation account maintained by Colonial Financial.

Under the rules and regulations of the Federal Reserve, as the successor regulator to the Office of Thrift Supervision, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which Colonial Financial or Colonial Bank is not the surviving institution would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution. Accordingly, Cape and Cape Bank, as the surviving institutions following the Merger, are required by federal banking law to establish liquidation accounts for the benefit of certain former Colonial Bank depositors who will remain depositors of Cape Bank.

Each Colonial Bank depositor with a deposit account of $50 or more held in Colonial Bank as of January 31, 2009 or March 31, 2010 who has continued to maintain such deposit account with Colonial Bank and who

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continues to maintain such deposit account with Cape Bank following the completion of the Merger has an interest in the liquidation accounts. The liquidation accounts will never increase and may decrease based if the balance in the deposit account as of December 31 is less than the deposit account balance on January 31, 2009 or March 31, 2010.

Approval of the Merger Agreement and the Merger by Cape stockholders will include the approval of the establishment of the liquidation accounts in Cape and Cape Bank for the benefit of the above-referenced Colonial Bank depositors, which will occur by operation of law upon completion of the Merger.

Resale of Shares of Cape Common Stock

All shares of Cape common stock issued to Colonial Financial’s stockholders in connection with the Merger will be freely transferable. This Joint Proxy Statement/Prospectus does not cover any resales of the shares of Cape common stock to be received by Colonial Financial’s stockholders upon completion of the Merger, and no person may use this Joint Proxy Statement/Prospectus in connection with any resale.

Time of Completion

Unless the parties agree otherwise and unless the Merger Agreement has otherwise been terminated, the closing of the Merger will take place on a date designated by Cape that is no later than 10 business days following the date on which all of the conditions to the Merger contained in the Merger Agreement are satisfied or waived. See “—Conditions to Completing the Merger.” On the closing date, Cape will file Articles of Merger with the Maryland Secretary of State to merge Colonial Financial into Cape. The Merger will become effective at the time stated in the Articles of Merger.

Cape and Colonial Financial are working to complete the Merger quickly. It is currently expected that the Merger will be completed during the first half of 2015. However, because completion of the Merger is subject to regulatory approvals and other conditions, the parties cannot be certain of the actual timing of the completion of the Merger.

Conditions to Completing the Merger

Cape’s and Colonial Financial’s obligations to consummate the Merger are conditioned on the following:

•	approval of the Merger Agreement by Cape stockholders;

•	approval of the Merger Agreement by Colonial Financial stockholders;

•	receipt of all required regulatory approvals and the expiration of all statutory waiting periods, and none of such approvals includes any condition or requirement that would result in a material adverse effect on Cape or Colonial Financial;

•	no party to the Merger being subject to any legal order, decree or injunction that enjoins or prohibits consummating any part of the transaction, no governmental entity having instituted any proceeding for the purpose of blocking the transaction, and the absence of any statute, rule or regulation that enjoins or prohibits completion of any part of the transaction;

•	the registration statement, of which this document forms a part, being declared effective by the Securities and Exchange Commission, the absence of any pending or threatened proceeding by the Securities and Exchange Commission to suspend the effectiveness of the registration statement and the receipt of all required state securities laws approvals; and

•	the additional shares of Cape common stock to be issued in the Merger are approved for listing on the Nasdaq Stock Market upon notice of issuance.

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In addition, Cape’s obligations to consummate the Merger are conditioned on the following:

•	the representations and warranties of Colonial Financial contained in the Merger Agreement shall be true and correct as of the closing date of the Merger, and Cape shall have received a written certificate from Colonial Financial’s Chief Executive Officer and its Chief Financial Officer to that effect;

•	Colonial Financial shall have performed in all materials respects all obligations and complied in all material respects with all agreements and covenants to be performed or complied with at or before the effective time of the Merger, and Cape shall have received a written certificate from Colonial Financial’s Chief Executive Officer and its Chief Financial Officer to that effect;

•	Cape shall have received an opinion from its counsel, dated as of the closing date of the Merger, to the effect that the Merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended; and

•	the total amount of criticized assets (defined in the Merger Agreement as those assets with risk ratings of six or higher in accordance with Colonial Bank’s current practice) and OREO of Colonial Bank do not exceed $30 million as of the last day of the month prior to the closing date.

In addition, Colonial Financial’s obligations to consummate the Merger are conditioned on the following:

•	the representations and warranties of Cape contained in the Merger Agreement shall be true and correct as of the closing date of the Merger, and Colonial Financial shall have received a written certificate from Cape’s Chief Executive Officer and its Chief Financial Officer to that effect;

•	Cape shall have performed in all materials respects all obligations and complied in all material respects with all agreements and covenants to be performed or complied with at or before the effective time of the Merger, and Colonial Financial shall have received a written certificate from Cape’s Chief Executive Officer and its Chief Financial Officer to that effect;

•	Colonial Financial shall have received an opinion from Cape’s counsel, dated as of the closing date of the Merger, to the effect that the Merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Cape and Colonial Financial cannot guarantee that all of the conditions to the Merger will be satisfied or waived by the party permitted to do so.

Conduct of Business Before the Merger

Colonial Financial has agreed that, until completion of the Merger and unless permitted by Cape, neither it nor its subsidiaries will:

General Business

•	conduct its business other than in the usual, regular and ordinary course of business;

•	take any action that would materially adversely affect or delay its ability to perform its obligations under the Merger Agreement or its ability to consummate the transactions contemplated by the Merger Agreement;

•	change or waive any provisions of its articles of incorporation, charter or bylaws, as appropriate;

•	adjust, split, combine or reclassify its capital stock;

•	pay any cash dividend, stock dividends or make any other distribution on its capital stock;

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•	issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock, except pursuant to the exercise of outstanding stock options or warrants;

Dispositions

•	sell or otherwise dispose of any of its assets, incur any indebtedness or waive, release, modify or change any existing indebtedness other than in the ordinary course of business consistent with past practice;

Contracts

•	enter into, amend in any material respect or terminate any material contract or agreement except those specifically permitted by the Merger Agreement;

•	enter into, renew, extend or modify any transaction with an affiliate (other than a deposit transaction);

•	enter into any hedging transaction;

•	undertake or enter into any lease or other contract in excess of $12,500 annually, or containing a financial commitment extending 12 months from the date of the Merger Agreement;

Loans

•	other than pursuant to commitments issued prior to the date of the Merger Agreement, which have not expired and which have been disclosed to Cape and except for the renewal of existing lines of credit, make or acquire any loan or other credit facility (i) in a principal amount in excess of $1.5 million, (ii) that involves an exception to Colonial Financial’s policy, or (iii) for a one- to four-family residential real estate loan that is not eligible for sale in the secondary market to Fannie Mae or Freddie Mac, without the prior written consent of Cape, provided that Cape’s consent shall be deemed granted if Cape does not object within five business days of Colonial Financial’s written intent to make such loan;

•	sell any participation in a loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) unless Cape Bank has been given the first opportunity and reasonable time to purchase any loan participation being sold;

Employees

•	grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers, employees or consultants, except (i) as may be required pursuant to existing commitments disclosed to Cape, (ii) as to non-executive employees, pay increases in the ordinary course of business and consistent with past practice, and (iii) the payment of bonuses for the year ended December 31, 2014, to the extent that such bonuses have been accrued in accordance with GAAP and provided that such bonuses are consistent with past practice. Neither Colonial Financial nor Colonial Bank shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000; provided, however, that Colonial Financial may hire at-will, non-officer employees at an annual compensation rate not to exceed $50,000 to fill vacancies that may from time to time arise in the ordinary course of business;

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Settling Claims

•	pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that (i) involves solely money damages not in excess of $25,000 individually or $50,000 in the aggregate, (ii) with regard to a settlement exceeding $25,000 individually or $50,000 in the aggregate, where the settlement thereof is fully covered by insurance, and (ii) does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings or agree to consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting Colonial Financial’s business or operations;

Governing Documents

•	change or waive any provision of its articles of incorporation or bylaws, except as required by law;

Investment in Securities

•	purchase any equity securities, or purchase any security for its investment portfolio inconsistent with Colonial Financial’s or Colonial Bank’s current investment policy;

Capital Expenditures

•	other than pursuant to binding commitments existing as of the date of the Merger Agreement and disclosed to Cape, make any capital expenditures in excess of $25,000 individually, or $125,000 in the aggregate;

Branches/Merger

•	open or close any new branch or automated banking facility or file an application to do the same;

•	merge or consolidate Colonial Financial or Colonial Bank with any other entity; sell or lease all or any substantial portion of the assets or business of Colonial Financial or Colonial Bank; make any acquisition of all or any substantial portion of the business or assets of any other entity other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructurings or the collection of loans or credit arrangements; enter into a purchase and assumption transaction with respect to deposits and liabilities; incur deposit liabilities other than in the ordinary course of business consistent with past practice and in keeping with prevailing competitive rates; permit the revocation or surrender of its certificate of authority to maintain, or file an application for the relocation of, an existing branch office;

Accounting

•	change its method of accounting, except as required by changes in generally accepted accounting principles or regulatory accounting principles or by any bank regulator responsible for regulating Colonial Financial;

Merger Agreement

•	take any action that would (i) result in any of its representations and warranties under the Merger Agreement not being true and correct or in the conditions to the Merger not being satisfied, (ii) materially adversely affect or delay the ability of the parties to obtain regulatory approvals contemplated by the Merger Agreement, or (iii) materially adversely affect its ability to perform its covenants and agreements under the Merger Agreement;

•	take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Internal Revenue Code;

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Other Agreements

•	take any other action restricted under the Merger Agreement; or

•	enter into any contract with respect to, or otherwise agree or commit to do any of the foregoing actions.

Cape has agreed that, until the completion of the Merger and unless permitted by Colonial Financial, it will not:

•	take any action that would materially adversely affect or delay its ability to obtain regulatory or stockholder approvals contemplated by the Merger Agreement; or

•	knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Internal Revenue Code.

Covenants of Colonial Financial and Cape in the Merger Agreement

Agreement Not to Solicit Other Proposals. Colonial Financial and its officers, directors, employees and representatives have agreed not to: (1) solicit, initiate, or knowingly encourage any acquisition proposal by a third party; (2) participate in discussions or negotiations regarding an acquisition proposal; (3) release any person from provisions of, waive, or fail to enforce any confidentiality agreement or standstill agreement; or (4) enter into any agreement that constitutes an acquisition proposal. An acquisition proposal includes the following:

•	any merger, consolidation, recapitalization, share exchange, liquidation, dissolution, or other similar transaction involving Colonial Financial or its subsidiaries;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of Colonial Financial or its subsidiaries on a consolidated basis;

•	any issuance, sale, or disposition of securities representing 25% or more of the Colonial Financial capital stock authorized to vote; and

•	any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of Colonial Financial.

Despite the agreement of Colonial Financial not to solicit other acquisition proposals, Colonial Financial may generally negotiate or have discussions with, or provide information to, a third party who makes an unsolicited, written, bona fide acquisition proposal, provided that the Colonial Financial board of directors:

•	determines in its good faith after consultation with its outside legal counsel and independent financial advisor that the acquisition proposal constitutes a superior proposal, meaning that it is reasonably likely to result in a transaction more favorable to the Colonial Financial stockholders from a financial point of view that the transactions contemplated by the Merger Agreement with Cape.

If Colonial Financial receives an acquisition proposal or information request from a third party or enters into negotiations with a third party regarding a superior proposal, Colonial Financial must promptly notify Cape within 24 hours and provide Cape with information about the third party and its proposal.

Certain Other Covenants. The Merger Agreement also contains other agreements relating to the conduct of Cape and Colonial Financial before consummation of the Merger, including the following:

•	each party will permit the other party reasonable access during normal business hours to its property, books, records and personnel and furnish all information the other party may reasonably request;

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•	each party will promptly provide the other party with a copy of all documents filed with its banking regulators;

•	each party will meet with the other party on a regular basis to discuss and plan for the conversion of Colonial Financial’s data processing and related electronic information systems;

•	Cape and Colonial Financial will use their commercially reasonable efforts to submit all necessary applications, notices, and other filings with any governmental entity, the approval of which is required to complete the Merger and related transactions;

•	Cape and Colonial Financial will use their reasonable best efforts to obtain all third party consents necessary to consummate the Merger;

•	Cape and Colonial Financial will use all reasonable efforts to take all actions necessary to consummate the Merger and the transactions contemplated by the Merger Agreement;

•	Cape will file a registration statement, of which this Joint Proxy Statement/Prospectus forms a part, with the Securities and Exchange Commission registering the shares of Cape common stock to be issued in the Merger to Colonial Financial stockholders;

•	each party will take all actions necessary to convene a meeting of its respective stockholders to vote on the Merger Agreement. The board of directors of each party will recommend at its respective stockholder meeting that the stockholders vote to approve the Merger and will use its reasonable best efforts to solicit stockholder approval. However, the Colonial Financial board of directors may fail to make such recommendation or change or withdraw its recommendation if Colonial Financial’s board of directors, after consultation with and consideration of the advice of its financial and legal advisors, determines, in good faith, that making such a recommendation would result in a violation of its fiduciary duties under applicable law;

•	before completion of the Merger, Cape will notify The NASDAQ Global Market of the additional shares of Cape common stock that Cape will issue in exchange for shares of Colonial Financial common stock;

•	Colonial Financial will terminate the 401(k) plan and ESOP immediately prior to the effective date;

•	Colonial Financial will, upon Cape’s written request, terminate the Colonial Financial Director Deferred Fee Plan and the director and executive split dollar programs; and

•	Cape and Colonial Financial will notify each other of any material contract defaults and any events that would reasonably be likely to result in a material adverse effect on the other.

Representations and Warranties Made by Cape and Colonial Financial in the Merger Agreement

Cape and Colonial Financial have made certain customary representations and warranties to each other in the Merger Agreement relating to their businesses. For information on these representations and warranties, please refer to the Merger Agreement attached as Appendix A. The representations and warranties must be true in all material respects through the completion of the Merger unless the change does not have a material adverse effect on the parties’ business, financial condition or results of operations. See “—Conditions to Completing the Merger.”

The representations and warranties contained in the Merger Agreement were made only for purposes of such agreement and are made as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed to by Cape or Colonial Financial, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purpose of allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality that differ from the standard of materiality that an investor may apply when reviewing statements of factual information.

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Each of Cape and Colonial Financial has made representations and warranties to the other regarding, among other things:

•	corporate matters, including due organization and qualification;

•	capitalization;

•	authority relative to execution and delivery of the Merger Agreement and the absence of conflicts with, violations of, or a default under organizational documents or other obligations as a result of the Merger or the bank merger;

•	governmental filings and consents necessary to complete the Merger;

•	the timely filing of regulatory reports and internal controls;

•	the absence of any event or action that would constitute a material adverse effect since December 31, 2013;

•	financial statements and internal controls;

•	tax matters;

•	loan portfolio matters;

•	employee matters and benefit plans;

•	real and personal property;

•	insurance matters;

•	environmental liabilities;

•	intellectual property;

•	brokers or financial advisor fees;

•	derivative instruments and transactions;

•	the absence of events having, or reasonably likely to have, a material adverse effect;

•	legal proceedings;

•	compliance with applicable laws;

•	required stockholder vote to approve the Merger Agreement and the inapplicability of antitakeover provisions in organizational documents;

•	the receipt of a fairness opinion from its financial advisor; and

•	absence of agreements with regulatory agencies restricting the conduct of its business.

In addition, Colonial Financial has made other representations and warranties about itself to Cape as to:

•	approval by its board of directors of the Merger Agreement and the transactions contemplated by the Merger Agreement;

•	matters relating to certain contracts;

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•	related party transactions;

•	deposits;

•	investment securities;

•	securities registration obligations;

•	the absence of dissenter’s rights; and

•	trust business and fiduciary accounts.

The representations and warranties of each of Cape and Colonial Financial will expire upon the effective time of the Merger.

Terminating the Merger Agreement

The Merger Agreement may be terminated at any time before the completion of the Merger, either before or after approval of the Merger Agreement by Colonial Financial or Cape stockholders, as follows:

•	by the mutual written consent of Cape and Colonial Financial;

•	by either party, if there has been a material breach of any of the representations and warranties set forth in the Merger Agreement by the other party, which breach cannot be cured by September 10, 2015 or has not been cured upon 30 days written notice of such breach by the terminating party to the other party;

•	by either party, if there has been a material failure to perform or comply with any of the covenants or agreements set forth in the Merger Agreement by the other party, which failure cannot be cured by September 10, 2015 or has not been cured upon 30 days written notice of such failure by the terminating party to the other party;

•	by either party, if the Merger is not consummated by September 10, 2015, provided that the termination date may be extended automatically by Cape for 60 calendar days if the inability to complete the Merger is due solely to a delay in receiving regulatory approval, unless failure to complete the Merger by that time is due to a misrepresentation, breach of a warranty or failure to fulfill a covenant by the party seeking to terminate the Merger Agreement;

•	by either party, if, following the Colonial Financial stockholder meeting, the stockholders of Colonial Financial fail to approve the Merger Agreement;

•	by either party if, following the Cape stockholder meeting, the stockholders of Cape fail to approve the Merger Agreement;

•	by either party, if a required regulatory approval, consent or waiver is denied or any governmental entity prohibits the consummation of the Merger or the transactions contemplated by the Merger Agreement;

•	by either party if any of the conditions precedent to consummation of the Merger Agreement cannot be satisfied by September 10, 2015, provided that the termination date may be extended automatically by Cape for 60 calendar days if the inability to complete the Merger is due solely to a delay in receiving regulatory approval, unless failure to complete the Merger by that time is due to a misrepresentation, breach of a warranty or failure to fulfill a covenant by the party seeking to terminate the Merger Agreement;

•	by Cape if (a) Colonial Financial has material breached its obligations relating to an acquisition proposal by a third party or its obligations relating to the Colonial Financial stockholder meeting, (b)

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the Colonial Financial board of directors submits the Merger Agreement to its stockholders without a recommendation for approval, or (c) prior to the Colonial Financial stockholder meeting, the Colonial Financial board of directors approves or recommends the approval of a superior proposal and withdraws, qualifies or modifies its recommendation to the Colonial Financial stockholders to vote in favor of the Merger and Merger Agreement with Cape;

•	by Colonial Financial if Colonial Financial has received a superior proposal and the board of directors of Colonial Financial has made a determination to accept such superior proposal, and Cape, after receiving notice of the superior proposal, has not, within three days of receipt of such notice, made adjustments to the terms of the Merger as would enable Colonial Financial to proceed with the Merger; or

•	by Colonial Financial if (a) either the Cape board of directors submits the Merger Agreement to its stockholders without a recommendation for approval or (b) the Cape board of directors withdraws, qualifies or adversely modifies its recommendation its recommendation to its stockholders.

Additionally, Colonial Financial may terminate the Merger Agreement if, at any time during the five-day period commencing on the first date on which all bank regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period) (the “Determination Date”), both of the following conditions are satisfied:

•	the number obtained by dividing the average of the daily closing prices of Cape common stock for the 20 consecutive trading days by $10.06 (the “Cape Bancorp Ratio”) is less than 0.80; and

•	the Cape Bancorp Ratio is less than the number obtained by dividing (i) the sum of the average of the daily closing prices for the 20 consecutive trading days immediately preceding the Determination Date of the Nasdaq Bank Index (the “Final Index Price”) by (ii) the closing value of the Nasdaq Bank Index on the last trading date immediately preceding the public announcement of the entry into the Merger Agreement (the “Initial Index Price”), minus 0.20 (the “Index Ratio”).

If Colonial Financial elects to exercise its termination right as described above, it must give prompt written notice thereof to Cape. During the five business day period commencing with its receipt of such notice, Cape shall have the option to increase the consideration to be received by the holders of Colonial Financial common stock by adjusting the exchange ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of $10.06, 0.80 and 1.412 (as then in effect) by (B) the Average Closing Price (defined as the average daily closing price of Cape common stock for the 20 consecutive trading days preceding the tenth day prior to the closing date) and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and 1.412 (as then in effect) by (B) the Cape Bancorp Ratio. If within such five business day period, Cape delivers written notice to Colonial Financial that it intends to proceed with the Merger by paying such additional consideration as contemplated by the preceding sentence, then no termination shall have occurred and this Agreement shall remain in full force and effect in accordance with its terms (except that the exchange ratio shall have been so modified as described herein and, thereafter, any reference in the Merger Agreement to “Stock Consideration” shall be deemed to refer to the Stock Consideration reflecting the Exchange Ratio as modified herein).

Termination Fee

The Merger Agreement requires Colonial Financial to pay Cape a fee of $2.2 million if the Merger Agreement is terminated in certain circumstances that involve a competing offer. Specifically, Colonial Financial must pay the termination fee if Cape terminates the Merger Agreement as a result of a breach by Colonial Financial of its covenant regarding the solicitation of competing offers or its obligation to call a stockholders meeting or if Colonial Financial’s board of directors fails to recommend approval of the Merger or withdraws, qualifies, or revises its recommendation to approve the Merger.

Colonial Financial also must (i) pay the termination fee if Colonial Financial terminates the Merger Agreement because it has accepted a superior proposal or (ii) Colonial Financial enters into a definitive merger

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agreement within one year of Cape terminating the Merger Agreement due to Colonial Financial’s breach of a representation, warranty or covenant or failure of Colonial Financial’s stockholders to approve the Merger Agreement after Colonial Financial’s receipt of a competing offer.

The Merger Agreement further requires Cape to pay Colonial Financial a fee of $2.2 million if Colonial Financial terminates the Merger Agreement because Cape’s board of directors fails to recommend approval of the Merger or withdraws, qualifies or revises its recommendation to approve the Merger.

Expenses

Each of Cape and Colonial Financial will pay its own costs and expenses incurred in connection with the Merger. In the event that either Cape or Colonial Financial is required to take legal action to obtain the termination fee referenced above in connection with the termination of the Merger Agreement, the breaching party is obligated to pay all fees, costs, and other expenses incurred by the non-breaching party in connection with enforcing its legal right to the termination fee.

Changing the Terms of the Merger Agreement

Before the completion of the Merger, Cape and Colonial Financial may agree to waive, amend or modify any provision of the Merger Agreement. However, after the vote by Colonial Financial stockholders, Cape and Colonial Financial may not make any amendment or modification that would reduce the amount or alter the kind of consideration to be received by Colonial Financial’s stockholders under the terms of the Merger Agreement.

Financial Forecasts

Cape and Colonial Financial do not as a matter of course publicly disclose internal management forecasts or projections as to future financial performance due to the unpredictability of the underlying assumptions and estimates. However, in connection with their respective confirmatory due diligence, Cape requested, and Colonial Financial’s management provided, Cape and its financial advisors with certain non-public financial forecasts prepared by Colonial Financial’s management, and Colonial Financial requested, and Cape’s management provided, Colonial Financial and its financial advisors with, certain non-public financial forecasts prepared by Cape’s management.

Set forth below are the material financial forecasts that were provided by Colonial Financial to Cape and to the financial advisors to Colonial Financial and Cape:

Material Financial Forecasts Provided by Colonial Financial

(all amounts are approximate)

As of period-end or for the period
	Projected 2014	Projected 2015	Projected 2016
	(dollars in thousands)
Total assets	$569,826	$574,591	$580,252
Tangible assets	$569,826	$574,591	$580,252
Total common equity	$58,072	$61,159	$65,144
Tangible common equity	$58,072	$61,159	$65,144
Net income available to common stockholders	$2,000	$2,816	$3,715

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Set forth below are the material financial forecasts that were provided by Cape to Colonial Financial and to the financial advisors to Cape and Colonial Financial:

Material Financial Forecasts Provided by Cape
(all amounts are approximate)

As of period-end or for the period
	Projected 2014	Projected 2015	Projected 2016
	(dollars in thousands)
Total assets	$1,115,197	$1,144,939	$1,184,188
Tangible assets	$1,092,391	$1,122,165	$1,161,445
Total common equity	$140,963	$150,614	$161,164
Tangible common equity	$118,157	$127,839	$138,421
Net income available to common stockholders	$8,595	$9,376	$10,124

The financial forecasts set forth above represent the projections prepared by Colonial Financial and delivered to Cape and prepared by Cape and delivered to Colonial Financial prior to the announcement of the Merger. At the time the financial forecasts were prepared, they represented the best estimates and judgments of the management teams of Colonial Financial and Cape, respectively, that prepared the forecasts in good faith. These financial forecasts cannot be relied on as necessarily predictive of actual future operating results, and no assurance can be given regarding future events. The projections represent Cape’s and Colonial Financial’s independent forecasts. The financial forecasts were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or published guidelines of the SEC regarding forward-looking statements and do not fully comply with generally accepted accounting principles in the United States (“GAAP”). Neither Colonial Financial nor Cape relied solely upon the projections disclosed above in determining whether to approve the Merger. Each of Cape and Colonial Financial engaged financial advisors which utilized financial information for Cape and Colonial Financial, as described in “Description of the Merger-Opinion of Colonial Financial Services, Inc.’s Financial Advisors – KBW’s Opinion,” “– FinPro’s Opinion,” and “– Opinion of Cape’s Financial Advisor,” which was different in some respects from the financial forecasts disclosed in the tables above, including the use by Colonial Financial’s financial advisors of assumed long-term earnings growth rates for Cape and Colonial Financial with respect to periods beyond 2015 of 5% per year,  assumed long-term balance sheet growth rates for Cape and Colonial Financial with respect to periods beyond 2015 of 5% and 2%, respectively, per year, as well as publicly available consensus “street” estimates” of Cape for 2014 and 2015. In light of the foregoing, and considering that the Cape and Colonial Financial shareholder meetings will be held several months after the financial forecasts were prepared, as well as the uncertainties inherent in any financial forecasts, shareholders of Cape and Colonial Financial are cautioned not to rely on these financial forecasts as a predictor of future operating results or otherwise.

The estimates and assumptions underlying the financial forecasts of Colonial Financial and Cape involve assumptions and judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions. These estimates and assumptions may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties, including those risk factors detailed in the sections entitled “Risk Factors” and “Caution About Forward-Looking Statements”, all of which are difficult to predict and many of which are beyond the control of Colonial Financial and Cape and will be beyond the control of the combined company after the Merger. Estimates or projections of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. In addition, the financial forecasts prepared by Colonial Financial and Cape represent each company’s own evaluation of its future financial performance on a stand-alone basis, and without reference to transaction-related costs or benefits. Accordingly, actual results could vary materially from those presented in the financial forecasts, and actual value or future results could be significantly more or less favorable than what is suggested by the forecasts. The inclusion of these financial forecasts should not be interpreted as an indication that Colonial Financial or Cape considers this information to be necessarily predictive of actual future results, and this information should not be relied on for that purpose. Cape and its management did not participate in preparing, and do not express any view on, the Colonial Financial financial forecasts set forth above, or the assumptions underlying such financial forecasts. Colonial Financial and its management did not participate in preparing, and do not express any view on, the Cape financial forecasts set forth above, or the assumptions underlying such financial forecasts.

The prospective financial information of Colonial Financial and Cape included in this joint proxy statement and prospectus has been prepared by, and is the responsibility of, the management teams of Colonial Financial and Cape, respectively. Neither Colonial Financial’s or Cape’s auditors, nor any other independent registered public accounting firm, nor Colonial Financial’s or Cape’s financial advisors have examined, compiled or performed any

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procedures with respect to these forecasts, nor have they expressed any opinion or any other form of assurance on this information or its achievability.

Neither Cape nor Colonial Financial intends to disclose publicly any update or other revision to these forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events or changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions are shown to be in error.

DESCRIPTION OF CAPE BANCORP, INC. CAPITAL STOCK

The following summary describes the material terms of Cape’s capital stock and is subject to, and qualified by, Cape’s articles of incorporation and bylaws and applicable Maryland law. See “Where You Can Find More Information” as to how to obtain a copy of Cape’s articles of incorporation and bylaws.

General

Cape is currently authorized to issue 100,000,000 shares of common stock having a par value of $0.01 per share, and 50,000,000 shares of preferred stock having a par value of $0.01 per share. At [Cape Special Meeting Record Date], _________ shares of common stock were outstanding. At that date, no preferred shares were outstanding.

Common Stock

Dividends. Cape may pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business or (ii) its total assets exceed the sum of its liabilities and the amount needed, if Cape were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution; provided, however, that even if Cape’s assets are less than the amount necessary to satisfy the requirement set forth in (ii) above, Cape may make a distribution from: (A) Cape’s net earnings for the fiscal year in which the distribution is made; (B) Cape’s net earnings for the preceding fiscal year; or (C) the sum of Cape’s net earnings for the preceding eight fiscal quarters. The holders of common stock of Cape will be entitled to receive and share equally in dividends as may be declared by Cape’s board of directors out of funds legally available therefor. If Cape issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends. The payment of dividends by Cape is also subject to limitations that are imposed by federal law, regulation and policy. The Federal Reserve has issued a policy statement providing that dividends should be paid only out of current earnings and only if Cape’s prospective rate of earnings retention is consistent with its capital needs, asset quality and overall financial condition. Federal regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with its capital needs and overall financial condition.

Voting Rights. Holders of common stock of Cape have exclusive voting rights in Cape. They elect Cape’s board of directors and act on other matters that are required to be presented to them under Maryland law or that are otherwise presented to them by the board of directors. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. However, any person who beneficially owns more than 10% of the then-outstanding shares of Cape’s common stock is not entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Cape issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of Cape’s outstanding common stock.

Liquidation. In the event of liquidation, dissolution or winding up of Cape, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of Cape available for distribution. If preferred

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stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Cape are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

Cape’s articles of incorporation authorizes its board of directors, without stockholder action, to issue preferred stock in one or more series and to establish the designations, dividend rates and rights, dissolution or liquidation rights, preferences, price and terms and conditions on which shares may be redeemed, terms and conditions for conversion or exchange into any other class or series of the stock, voting rights and other terms. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of Cape.

Certain Articles of Incorporation and Bylaw Provisions Affecting Cape Common Stock

Cape’s articles of incorporation and bylaws contain several provisions that may make Cape a less attractive target for an acquisition of control by anyone who does not have the support of Cape’s board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, special procedural rules regarding nomination for election to the board of directors or the introduction of new business at meetings of stockholders, a staggered board of directors, and a vote limitation on shares owned in excess of 10% of Cape’s outstanding shares. The foregoing is qualified in its entirely by reference to Cape’s articles of incorporation and bylaws.

Restrictions on Ownership

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company such as Cape unless the Federal Reserve has been given 60 days’ prior written notice and has not disapproved the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of Cape’s directors, or a determination by the regulator that the acquiror has the power, directly or indirectly, to exercise a controlling influence over the management or policies of Cape. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under Federal Reserve Board regulations where, as will be the case with Cape, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve.

Transfer Agent and Registrar

The Transfer Agent and Registrar for Cape’s common stock is Computershare Trust Company, N.A., Canton, Massachusetts.

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COMPARISON OF RIGHTS OF STOCKHOLDERS

The rights of stockholders of Cape are currently governed by Cape’s articles of incorporation and bylaws and by Maryland law. The rights of stockholders of Colonial Financial are currently governed by Colonial Financial’s articles of incorporation and bylaws and by Maryland law. If the Merger is completed, Colonial Financial stockholders who receive Cape common stock will become Cape stockholders and their rights will likewise be governed by Cape’s articles of incorporation and bylaws and Maryland law.

The following is a summary of the material differences between the rights of a Colonial Financial stockholder and the rights of a Cape stockholder. This summary is not a complete statement of the differences between the rights of Colonial Financial stockholders and the rights of Cape stockholders and is qualified in its entirety by reference to Maryland law and to the articles of incorporation and bylaws of each corporation. Copies of Cape’s articles of incorporation and bylaws are on file with the Securities and Exchange Commission. Copies of Cape’s articles of incorporation and bylaws are also available upon written request addressed to Corporate Secretary, Cape Bancorp, Inc., 225 North Main Street, Cape May Court House, New Jersey 08210.

Authorized Stock
Cape Bancorp, Inc.	Colonial Financial Services, Inc.

•     The articles of incorporation authorize 150,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, $0.01 par value, and 50,000,000 shares of preferred stock, $0.01 par value.

•      At [Cape Special Meeting Record Date], there were _______ shares of Cape common stock issued and outstanding.

•     As of [Cape Special Meeting Record Date], there were no shares of preferred stock issued or outstanding.

•     The articles of incorporation authorize 150,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, $0.01 par value, and 50,000,000 shares of preferred stock, $0.01 par value.

•     At [Colonial Financial Special Meeting Record Date], there were _________ shares of Colonial Financial common stock issued and outstanding.

As of [Colonial Financial Special Meeting Record Date], there were no shares of preferred stock issued or outstanding.

Voting Rights
Cape Bancorp, Inc.	Colonial Financial Services, Inc.

•     The holders of the common stock exclusively possess all voting power, subject to the authority of the board of directors to offer voting rights to the holders of preferred stock.

•      Each share of common stock is entitled to one vote. Beneficial owners of 10% or more of the outstanding stock are subject to voting limitations.

•     Holders of common stock may not cumulate their votes for the election of directors.

•     The holders of the common stock exclusively possess all voting power, subject to the authority of the board of directors to offer voting rights to the holders of preferred stock.

•     Each share of common stock is entitled to one vote. Beneficial owners of 10% or more of the outstanding stock are subject to voting limitations.

•     Holders of common stock may not cumulate their votes for the election of directors.

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Required Vote for Authorization of Certain Actions
Cape Bancorp, Inc.	Colonial Financial Services, Inc.

•      At least 80% of the outstanding shares of voting stock must approve certain “business combinations” involving an “interested stockholder” or any affiliate of an “interested stockholder.”  However, if a majority of directors not affiliated with the interested stockholder approves the business combination or certain pricing criteria are satisfied, a majority vote of the outstanding shares is sufficient to approve a business combination.

•      At least 80% of the outstanding shares of voting stock must approve certain “business combinations” involving an “interested stockholder” or any affiliate of an “interested stockholder.”  However, if a majority of directors not affiliated with the interested stockholder approves the business combination or certain pricing criteria are satisfied, a majority vote of the outstanding shares is sufficient to approve a business combination.

Dividends
Cape Bancorp, Inc.	Colonial Financial Services, Inc.
• Holders of common stock are entitled, when declared by the Cape board, to receive dividends, subject to the rights of holders of preferred stock.	• Holders of common stock are entitled, when declared by the Colonial Financial board, to receive dividends, subject to the rights of holders of preferred stock.

Stockholders’ Meetings
Cape Bancorp, Inc.	Colonial Financial Services, Inc.

•      Cape must deliver notice of the meeting and, in the case of a special meeting - a description of its purpose, no fewer than ten days and no more than 90 days before the meeting to stockholders entitled to vote.

•      Special meetings may be called by the President, a majority of the board of directors, or the Secretary following a written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

•     For purposes of determining stockholders entitled to vote at a meeting, the board of directors may fix a record date that is not less than ten days and not more than 90 days before the meeting.

•     The board of directors or any stockholder entitled to vote may nominate directors for election or propose new business.

•     To nominate a director or propose new business, stockholders must give written notice to the Secretary of Cape not later than the close of business on the 90th day prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting and not earlier than the close of business on the 120th day prior to the anniversary date of the date of the proxy statement relating to the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 20 days or

•      Colonial Financial must deliver notice of the meeting and, in the case of a special meeting - a description of its purpose, no fewer than ten days and no more than 90 days before the meeting to stockholders entitled to vote.

•      Special meetings may be called by the President, a majority of the board of directors, or the Secretary following a written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

•     For purposes of determining stockholders entitled to vote at a meeting, the board of directors may fix a record date that is not less than ten days and not more than 90 days before the meeting.

•     The board of directors or any stockholder entitled to vote may nominate directors for election or propose new business.

•     To nominate a director or propose new business, stockholders must give written notice to the Secretary of Colonial Financial not less than 80 days nor more than 90 days prior to the meeting. However, if Colonial Financial gives less than 90 days’ notice or prior public disclosure of the meeting, written notice of the stockholder proposal or nomination must be delivered to the Secretary not later than ten days following the date notice of the meeting was mailed to stockholders or public disclosure of the meeting

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delayed by more than 60 days, from the anniversary date of the preceding year’s annual meeting, notice by the stockholder will be timely if it is received not later than the 90th day prior to the date of the annual meeting and not earlier than the 120th day prior to the date of the annual meeting. Each notice given by a stockholder with respect to a nomination to the board of directors or proposal for new business must include certain information regarding the nominee or proposal and the stockholder making the nomination or proposal.

was made. Each notice given by a stockholder with respect to a nomi.nation to the board of directors or proposal for new business must include certain information regarding the nominee or proposal and the stockholder making the nomination or proposal.

Action by Stockholders Without a Meeting
Cape Bancorp, Inc.	Colonial Financial Services, Inc.
• Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting if unanimous written consent is given.	• Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting if unanimous written consent is given.

Board of Directors
Cape Bancorp, Inc.	Colonial Financial Services, Inc.

•   The bylaws provide that the number of directors shall be designated by the board of directors, provided that in no event shall the number of directors be less than as permitted by Maryland law.

•   The board of directors is divided into three classes as equal in number as possible and approximately one-third of the directors are elected at each annual meeting.

•   Vacancies on the board of directors will be filled by a vote of a majority of the remaining directors.

•    Directors may be removed only for cause by the affirmative vote of at least 80% of the outstanding shares entitled to vote at an annual or special meeting called for that purpose.

•   The bylaws provide that the number of directors shall be designated by the board of directors, provided that in no event shall the number of directors be less than as permitted by Maryland law.

•   The board of directors is divided into three classes as equal in number as possible and approximately one-third of the directors are elected at each annual meeting.

•   Vacancies on the board of directors will be filled by a vote of a majority of the remaining directors.

•   Directors may be removed only for cause by the majority vote of the outstanding shares entitled to vote generally in the election of directors at an annual or special meeting called for that purpose.

Amendment of the Bylaws
Cape Bancorp, Inc.	Colonial Financial Services, Inc.
• The bylaws may be amended or repealed by either the approval of a majority of the board of directors or by the vote of 80% of the outstanding shares entitled to vote.	• The bylaws may be amended or repealed by either the approval of a majority of the board of directors or by the vote of 80% of the outstanding shares entitled to vote.

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Amendment of the Articles of Incorporation
Cape Bancorp, Inc.	Colonial Financial Services, Inc.
• Amendments to the articles of incorporation must be approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions.	• Amendments to the articles of incorporation must be approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions.

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MANAGEMENT AND OPERATIONS AFTER THE MERGER

Board of Directors

After completion of the Merger, the boards of directors of Cape and Cape Bank will be increased by two members and will consist of all the current directors of Cape and two directors of Colonial Financial, Gregory J. Facemyer and Hugh J. McCaffrey.

Information regarding the current directors and executive officers of Cape, executive compensation and relationships and related transactions is included in Cape’s proxy statement for its 2014 annual meeting of stockholders, which is incorporated by reference in this Joint Proxy Statement/Prospectus.

Management

After completion of the Merger, the executive officers of Cape and Cape Bank will consist of the current executive officers of Cape and Cape Bank.

Operations

While there can be no assurance as to the achievement of business and financial goals, Cape currently expects to achieve cost savings equal to approximately 40% of Colonial Financial’s non-interest expense base, phased-in over the next two fiscal years, through the elimination of redundant senior management and back-office staffing and other operating efficiencies (such as the elimination of duplicative data processing services). See “Caution About Forward-Looking Statements.”

INFORMATION ABOUT COLONIAL FINANCIAL

Colonial Financial Services, Inc.

Colonial Financial is a Maryland corporation that was incorporated in March 2010 to serve as the successor corporation to Colonial Bankshares, Inc., the former stock holding company for Colonial Bank, upon completion of the mutual-to-stock conversion of Colonial Bankshares, MHC, the former mutual holding company for Colonial Bank.

The conversion was completed July 13, 2010. Colonial Financial sold a total of 2,295,000 shares of common stock at $10.00 per share in the related offering. Concurrent with the completion of the offering, shares of Colonial Bankshares, Inc. common stock owned by public stockholders were exchanged for 0.9399 shares of Colonial Financial’s common stock. Net proceeds from the offering were $20.3 million. As of September 30, 2014, Colonial Financial had 3,860,209 shares outstanding and a market capitalization of approximately $51.3 million.

The executive offices of Colonial Financial are located at 2745 S. Delsea Drive, Vineland, New Jersey 08360, and its telephone number is (856) 205-0058. Colonial Financial is subject to comprehensive regulation and examination by the Federal Reserve.

Colonial Bank, FSB

Colonial Bank is a federally chartered savings bank headquartered in Vineland, New Jersey. Colonial Bank was originally founded in 1913. Colonial Bank conducts business from its main office located at 2745 S. Delsea Drive in Vineland, New Jersey, its eight branch offices located in Cumberland and Gloucester Counties, New Jersey, and through its operating subsidiary, Cohansey Bridge, LLC. The telephone number at its main office is (856) 205-0058.

Colonial Bank’s principal business activity is the origination of one- to four-family residential and commercial real estate loans. Colonial Bank also offers home equity loans and lines of credit, commercial business loans and construction and land loans, and, to a lesser extent, multi-family real estate loans and consumer loans.

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Colonial Bank also invests in mortgage-backed securities and other investment securities. Colonial Bank offers a variety of deposit accounts, including demand accounts, NOW accounts, money market accounts, savings accounts and certificates of deposit. Deposits are Colonial Bank’s primary source of funds for its lending and investing activities. Colonial Bank has also used borrowed funds as a source of funds, and it borrows principally from the Federal Home Loan Bank of New York.

Colonial Bank is subject to comprehensive regulation and examination by the Office of the Comptroller of the Currency (“OCC”). Colonial Bank is a member of the Federal Home Loan Bank system. Its website address is www.colonialbankfsb.com. Information on this website is not and should not be considered to be a part of this joint proxy statement/prospectus.

On May 30, 2013, Colonial Bank entered into a regulatory agreement with the OCC. On May 30, 2013, the OCC notified Colonial Bank that the OCC had established minimum capital requirements for Colonial Bank. See “Regulation and Supervision – Regulatory Agreement and Capital Requirements.”

Cohansey Bridge, LLC

Cohansey Bridge, LLC is a wholly owned subsidiary of Colonial Financial. It is a New Jersey corporation that was formed in March 2012 whose purpose is to invest in and manage real estate.

Market Area

Colonial Financial conducts its operations from its main office in Vineland, New Jersey and eight full-service branch offices located in Cumberland and Gloucester counties in New Jersey, which is Colonial Financial’s primary market area for loans and deposits. These counties are in the southwest part of New Jersey, within a one hour driving distance of Philadelphia, Pennsylvania, Wilmington, Delaware and Atlantic City, New Jersey.

Colonial Financial’s market areas have a broad range of private employers, as well as public employers such as federal, state and local governments. Gloucester County is located within the Greater Philadelphia Metropolitan Statistical Area of the United States Census Bureau, and diverse employment opportunities exist within this area. Cumberland County is predominantly rural, with a smaller proportion of higher paying white collar jobs. Industries represented in the employment base include agriculture, healthcare, retail, glass manufacturing, higher education and food processing. The New Jersey Motor Sports Park opened in July 2008. This motorsports attraction has hosted nationally broadcast races from its 700 acre facility in Cumberland County. As a result, over a dozen hotels and restaurants have come to the area during the past four years. In addition, Boeing has a facility at Millville airport, which replaced many positions lost upon the departure of another company from the same facility. A large number of other Fortune 500 companies are located within Colonial Financial’s footprint. Higher education attainment is increasing with record numbers of students attending Cumberland and Gloucester County Colleges. Rutgers and Rowan Universities have campuses and research facilities in both counties while both schools, along with St. Joseph’s University and several others offer undergraduate and graduate degrees on the County College campuses.

According to the U. S. Census, the population of Cumberland and Gloucester counties, New Jersey grew 7.7% and 13.7%, respectively, from 2000 to 2012. The unemployment rates for Cumberland and Gloucester counties were 10.5% and 6.9% as of December 2013, respectively, compared to 13.9% and 9.9% as of December 2012, respectively. This compares to 7.3% for the entire State of New Jersey and 7.0% for the United States as a whole as of December 31, 2013.

U.S. Census Bureau data indicates the median household income as of December 31, 2012 was $51,530 and $74,915 for Cumberland and Gloucester counties, New Jersey, respectively, compared to $39,150 and $54,273 as of December 31, 2000. Based on the American Community Survey for 2012 and the U. S. Census Bureau for 2000, the median home value in Cumberland County, New Jersey was $174,400 as of December 2012 compared to $91,200 for 2000. Similarly, for Gloucester County, New Jersey, the median home value has increased to $232,400 as of 2012 compared to $120,100 as of 2000.

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Competition

Colonial Financial faces significant competition in both originating loans and attracting deposits. Cumberland and Gloucester Counties, New Jersey, which comprise Colonial Financial’s primary market area, have a high concentration of financial institutions, many of which are significantly larger and have greater financial resources than Colonial Financial, and many of which are its competitors to varying degrees. As of June 30, 2014 (the latest date for which information is available), Colonial Financial’s market share was 15.3% of total FDIC-insured deposits in Cumberland County, making it the second largest of 12 financial institutions in Cumberland County based upon deposit share as of that date. As of June 30, 2014, Colonial Financial’s market share was 1.8% of total deposits in Gloucester County, making Colonial Financial the 14th largest of 22 financial institutions based on deposit share as of that date. Some of Colonial Financial’s competitors offer products and services that Colonial Financial currently does not offer, such as trust services and private banking. Colonial Financial’s competition for loans comes principally from commercial banks, savings banks, mortgage banking companies and credit unions. Colonial Financial’s most direct competition for deposits has historically come from commercial banks, savings banks and credit unions. Colonial Financial faces additional competition for deposits from nondepository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies.

Colonial Financial seeks to meet this competition by emphasizing personalized banking, competitive pricing strategies and the advantage of local decision-making in its banking business. Specifically, Colonial Financial promotes and maintains relationships and builds customer loyalty within its market area by focusing its marketing and community involvement on the specific needs of local communities.

Lending Activities

General. Colonial Financial originates one- to four-family residential real estate loans, home equity loans and lines of credit, commercial real estate loans, commercial business loans, construction loans, consumer loans and multi-family mortgage loans. At September 30, 2014, Colonial Financial’s gross loan portfolio totaled $276.5 million compared to $282.9 million at December 31, 2013.

One- to Four-Family Residential Real Estate Loans. Colonial Financial offers conforming and non-conforming, fixed-rate and adjustable-rate residential real estate loans with maturities of up to 30 years. This portfolio totaled $153.3 million, or 55.4% of Colonial Financial’s total loan portfolio, at September 30, 2014.

Colonial Financial currently offers fixed-rate conventional mortgage loans with terms of 10 to 30 years that are fully amortizing with monthly loan payments, and adjustable-rate conventional residential real estate loans with initial fixed-rate terms of one, three, five or seven years that amortize up to 30 years. One- to four-family residential real estate loans are generally underwritten according to Fannie Mae guidelines, and loans that conform to such guidelines are referred to as “conforming loans.” Colonial Financial generally originates both fixed- and adjustable-rate loans in amounts up to the maximum conforming loan limits as established by Fannie Mae, which for 2014 is currently $417,000 for single-family homes located in its primary market area. Colonial Financial also originates loans above conforming limits, referred to as “jumbo loans,” although the significant majority of the loans it has originated have been within conforming loan limits.

Colonial Financial currently offers several adjustable-rate loan products secured by residential properties with rates that are fixed for an initial period ranging from one year to seven years. After the initial fixed-rate period, the interest rate on these loans resets based upon a contractual spread or margin above the average yield on U.S. Treasury securities, adjusted to a constant maturity of one, three or five years, as published weekly by the Federal Reserve, subject to certain periodic and lifetime limitations on interest rate changes. Colonial Financial does not offer “teaser” rates on its adjustable-rate loans. Colonial Financial underwrites its adjustable-rate loans in the same manner as it underwrites fixed-rate loans, but does not qualify borrowers based on the fully-indexed interest rate (the maximum interest rate permitted under the terms of the loan). Adjustable-rate residential real estate loans generally pose different credit risks than fixed-rate loans primarily because the underlying debt service payments of the borrowers rise as interest rates rise, thereby increasing the potential for default. Colonial Financial attempts to mitigate this risk through its maximum loan-to-value ratio of 80% for all one- to four-family residential real estate loans (including adjustable-rate loans). At September 30, 2014, Colonial Financial’s adjustable-rate, one- to four-family residential real estate loan portfolio totaled $7.2 million.

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Colonial Financial requires title insurance on all of its one- to four-family residential real estate loans, and it also require that borrowers maintain fire and extended coverage casualty insurance (and, if appropriate, flood insurance) in an amount at least equal to the lesser of the loan balance or the replacement cost of the improvements. Nearly all residential real estate loans must have a mortgage escrow account from which disbursements are made for real estate taxes. Colonial Financial does not conduct environmental testing on residential real estate loans unless specific concerns for hazards are determined by the appraiser utilized in connection with the loan.

Home Equity Loans and Lines of Credit. In addition to traditional one- to four-family residential real estate loans, Colonial Financial offers home equity loans and home equity lines of credit that are secured by the borrower’s primary residence. At September 30, 2014, the outstanding balance of home equity loans and lines of credit totaled $25.0 million, or 9.1% of Colonial Financial’s total loan portfolio. The borrower is permitted to draw on a home equity line of credit at any time after it is originated and may repay the outstanding balance over a term not to exceed 15 years from the date of the borrower’s last draw on the home equity line of credit. Colonial Financial generally reviews each performing line of credit every six years to determine whether to continue to offer the unused portion of the line of credit to the borrower. However, due to the current economic environment, Colonial Financial reviewed and evaluated every home equity line of credit during 2011. Colonial Financial’s home equity loans are generally originated as mortgages with fixed terms of five to 15 years or with balloon maturities of three or five years. Home equity loans and lines of credit are generally underwritten with the same criteria that Colonial Financial uses to underwrite fixed-rate, one- to four-family residential mortgage loans. Colonial Financial currently underwrites fixed-rate home equity loans with a loan-to-value ratio of up to 80% when combined with the principal balance of the existing first mortgage loan and it underwrites lines of credit with a loan-to-value ratio of up to 75% when combined with the principal balance of the existing mortgage loan. Colonial Financial obtains an appraisal of the property securing the loan at the time of the loan application in order to determine the value of the property securing the home equity loan or line of credit. At the time Colonial Financial closes a home equity loan or line of credit, it files a mortgage to perfect its security interest in the underlying collateral.

Commercial Real Estate Lending. Colonial Financial also originates real estate loans secured by first liens on commercial real estate. The commercial real estate properties are predominantly professional offices, churches and hotels and, to a lesser extent, manufacturing and retail facilities and healthcare facilities. Colonial Financial has purchased commercial real estate loan participations through the Thrift Institution Community Investment Council, which originates loans for Community Reinvestment Act purposes. Colonial Financial also originated commercial real estate loans as a participant with other lenders. Colonial Financial emphasizes commercial real estate loans with initial principal balances between $100,000 and $2.0 million. Loans secured by commercial real estate totaled $63.4 million, or 23.0% of Colonial Financial’s total loan portfolio, at September 30, 2014. Substantially all of Colonial Financial’s commercial real estate loans are secured by properties located in its primary market area.

Colonial Financial’s commercial real estate loans are generally written as mortgages with balloon maturities of five years. Amortization of these loans is typically based on 10- to 20-year payout schedules. Colonial Financial also originates some 10 and 15-year, fixed-rate, fully amortizing loans. Colonial Financial establishes margins for commercial real estate loans based upon its cost of funds, but it also considers rates offered by its competitors in Colonial Financial’s market area. Interest rates may be fixed or adjustable, but may not be fixed for periods of longer than 10 years.

In the underwriting of commercial real estate loans, Colonial Financial currently lends up to 75% of the lower of the purchase price or the property’s appraised value. Colonial Financial bases its decisions to lend on the economic viability of the property and the creditworthiness of the borrower. In evaluating a proposed commercial real estate loan, Colonial Financial emphasizes the ratio of the property’s projected net cash flow to the loan’s debt service requirement (generally requiring a minimum ratio of 120%), computed after deduction for a vacancy factor and property expenses it deems appropriate. Personal guarantees are usually obtained from commercial real estate borrowers. Colonial Financial requires title insurance insuring the priority of its lien, fire and extended coverage casualty insurance, and, if appropriate, flood insurance, in order to protect its security interest in the underlying property.

Commercial real estate loans generally have higher interest rates and shorter terms than those on one- to four-family residential mortgage loans. Commercial real estate loans, however, entail significant additional credit risks compared to one- to four-family residential mortgage loans, as they typically involve larger loan balances

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concentrated with single borrowers or groups of related borrowers. In addition, the repayment of loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent than one- to four-family residential loans to adverse conditions in the real estate market and in the general economy.

Commercial Loans. Colonial Financial offers various types of secured and unsecured commercial loans to customers in its market area for business expansion, working capital and other general business purposes. The terms of these loans generally range from less than one year to five years. The loans are either negotiated on a fixed-rate basis or carry adjustable interest rates indexed to the prime rate, as published in The Wall Street Journal, although the significant majority of Colonial Financial’s commercial loans are fixed-rate loans. At September 30, 2014, Colonial Financial’s commercial loans totaled $21.3 million or 7.7% of Colonial Bank’s total loan portfolio at September 30, 2014.

Commercial credit decisions are based upon Colonial Financial’s credit assessment of the loan applicant. Colonial Financial determines the applicant’s ability to repay in accordance with the proposed terms of the loans and it assesses the risks involved. Colonial Financial also evaluates the applicant’s credit and business history and ability to manage the loan and its business. Colonial Financial usually obtains personal guarantees of the principals. In addition to evaluating the loan applicant’s financial statements, Colonial Financial considers the adequacy of the primary and secondary sources of repayment for the loan. Colonial Financial supplements its analysis of the applicant’s creditworthiness with credit agency reports of the applicant’s credit history. Colonial Financial may also check with other banks and conduct trade investigations. Collateral supporting a secured transaction also is analyzed to determine its marketability. Commercial business loans generally have higher interest rates than residential loans of like duration because they have a higher risk of default since their repayment generally depends on the successful operation of the borrower’s business and the sufficiency of any collateral. Colonial Financial’s pricing of commercial business loans is based primarily on the credit risk of the borrower, with due consideration given to borrowers with appropriate deposit relationships and competition.

Construction and Land Loans. Colonial Financial originates construction and land loans to individuals and builders in its market area. These loans totaled $7.3 million, or 2.6% of Colonial Financial’s total loan portfolio, at September 30, 2014. Colonial Financial’s construction loans are often originated in conjunction with development loans. In the case of residential subdivisions, these loans finance the cost of completing homes on the improved property. Advances on construction loans are made in accordance with a schedule reflecting the cost of construction, but are generally limited to 75% of actual construction costs and a 75% loan to completed appraised value ratio. Repayment of construction loans on residential subdivisions is normally expected from the sale of units to individual purchasers.

Construction lending exposes Colonial Financial to greater credit risk than permanent mortgage financing. The repayment of construction loans may depend upon the sale of the property to third parties or the availability of permanent financing upon completion of all improvements. Construction loans also expose Colonial Financial to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated.

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Loan Portfolio Composition. The following table sets forth the composition of Colonial Financial’s loan portfolio, by type of loan, at the dates indicated.

	At September 30,		At December 31,
	2014		2013		2012		2011		2010		2009
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
			(Dollars in thousands)
Real estate loans:
One- to four-family residential	$153,276	55.4%	$149,726	52.9%	$148,674	49.2%	$141,013	46.6%	$140,244	43.3%	$151,352	46.6%
Home equity loans and lines of credit	25,011	9.1	26,442	9.4	28,657	9.5	32,553	10.7	35,373	10.9	37,892	11.7
Multi-family	4,154	1.5	284	0.1	397	0.1	102	—	3,124	1.0	4,108	1.3
Commercial	63,421	23.0	79,601	28.1	90,143	29.9	96,737	32.0	114,242	35.2	97,075	29.9
Construction and land	7,309	2.6	8,665	3.1	9,683	3.2	9,470	3.1	5,944	1.8	14,093	4.3
Commercial	21,276	7.7	17,302	6.1	23,345	7.7	21,890	7.2	23,253	7.2	17,864	5.5
Consumer and other	2,035	0.7	834	0.3	1,043	0.4	1,295	0.4	1,783	0.6	2,223	0.7

Total loans receivable	276,482	100.0%	282,854	100.0%	301,942	100.0%	303,060	100.0%	323,963	100.0%	324,607	100.0%
Deferred loan fees	(510)		(847)		(614)		(463)		(433)		(394)
Allowance for loan losses	(4,417)		(5,853)		(4,146)		(5,027)		(3,543)		(2,606)

Total loans receivable net	$271,555		$276,154		$297,182		$297,570		$319,987		$321,607

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Loan Portfolio Maturities and Yields. The following table summarizes the scheduled repayments of Colonial Financial’s loan portfolio at September 30, 2014. Demand loans, which are loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less.

	One- to Four-Family Residential		Home Equity Loans and Lines of Credit		Multi-Family		Commercial Real Estate
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ended September 30,
2015	$1,573	6.59%	$6,377	3.91%	$514	5.50%	$6,652	5.75%
2016	872	5.27	465	5.37	441	6.00	2,942	5.63
2017	1,214	5.50	695	4.94	184	5.54	10,568	4.43
2018 through 2019	4,963	4.75	2,055	4.84	—	—	35,651	4.36
2020 through 2024	14,107	3.81	4,357	6.11	1,983	4.50	5,746	4.71
2025 through 2029	29,315	3.60	10,525	4.85	1,032	3.63	1,648	5.51
2030 and beyond	101,232	4.59	537	4.50	—	—	214	5.49

Total	$153,276	4.37%	$25,011	4.83%	$4,154	4.61%	$63,421	4.64%

	Construction and Land		Commercial		Consumer and Other		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ended September 30,
2015	$5,464	3.64%	$4,682	3.68%	$1,478	8.58%	$26,740	4.72%
2016	206	7.68	1,024	3.16	110	8.68	6,060	5.29
2017	204	6.05	2,691	4.16	290	8.13	15,845	4.59
2018 through 2019	1,118	5.08	6,831	3.97	108	5.86	50,726	4.38
2020 through 2024	81	7.00	2,327	4.09	50	6.72	28,651	4.42
2025 through 2029	—	—	1,763	4.04	—	—	44,283	3.99
2030 and beyond	236	4.12	1,958	4.22	—	—	104,177	4.59

Total	$7,309	4.09%	$21,276	3.93%	$2,036	8.33%	$276,482	4.47%

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The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at September 30, 2014 that are contractually due after September 30, 2015.

	Due After September 30, 2015
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family residential	$144,470	$7,233	$151,703
Home equity loans and lines of credit	13,090	5,544	18,634
Multi-family	3,639	—	3,639
Commercial	56,769	—	56,769
Construction and land	1,845	—	1,845
Commercial	16,594	—	16,594
Consumer and other	558	—	558

Total loans	$236,965	$12,777	$249,742

Loan Originations, Purchases, Sales and Servicing. While Colonial Financial originates both fixed-rate and adjustable-rate loans, its ability to generate each type of loan depends upon borrower demand, market interest rates, borrower preference for fixed- versus adjustable-rate loans, and the interest rates offered on each type of loan by other lenders competing in Colonial Financial’s market area. Loan originations are derived from a number of sources, including branch office personnel, existing customers, borrowers, builders, attorneys, accountants and other professionals, real estate broker referrals and walk-in customers.

Colonial Financial’s loan origination activity may be adversely affected by a rising interest rate environment that typically results in decreased loan demand, while declining interest rates may stimulate increased loan demand. Accordingly, the volume of loan originations, the mix of fixed and adjustable-rate loans, and the profitability of this activity can vary from period to period. One- to four-family residential mortgage loans are generally underwritten to current Fannie Mae seller/servicer guidelines, and are closed on documents that conform to Fannie Mae guidelines.

During 2013 and for the nine months ended September 30, 2014, Colonial Financial did not sell any whole loans. Colonial Financial has purchased SBA, USDA and other government insured loan products.

Loan Approval Authority and Underwriting. Colonial Financial’s board of directors grants lending authority to its board management loan committee, senior management loan committee and to individual executive officers and loan officers. Colonial Financial’s lending activities are subject to written policies established by the board of directors. These policies are reviewed periodically.

The board management loan committee and the senior management loan committee may approve loans in accordance with applicable loan policies, including Colonial Financial’s policy governing loans to one borrower. This policy limits the aggregate dollar amount of credit that may be extended to any one borrower and related entities. The Senior Management Loan Committee may approve secured loans in amounts up to $300,000, and unsecured loans in amounts up to $100,000. The board management loan committee may approve secured loans in amounts above $300,000 up to $750,000, and unsecured loans in amounts above $100,000. The full board of directors may approve secured loans above $750,000.

In connection with Colonial Financial’s residential and commercial real estate loans, it generally requires property appraisals to be performed by independent appraisers who are approved by the board of directors. Appraisals are then received by Colonial Financial’s loan underwriting personnel and reviewed by an independent third party. Under certain conditions, Colonial Financial may not require appraisals for loans under $250,000, but it obtains appraisals in nearly all of these cases. Colonial Financial also requires title insurance, hazard insurance and, if necessary, flood insurance on property securing mortgage loans.

Loan Origination Fees and Costs. In addition to interest earned on loans, Colonial Financial also receives loan origination fees. Such fees vary with the volume and type of loans and commitments made, and competitive

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conditions in the mortgage markets, which in turn respond to the demand and availability of money. Colonial Financial defers loan origination fees and costs and amortize such amounts as an adjustment to yield over the term of the loan by use of the level-yield method. Deferred loan origination fees (net of deferred costs) were $510,000 at September 30, 2014 and $847,000 at December 31, 2013.

Loans to One Borrower. At September 30, 2014 , Colonial Financial’s five largest aggregate amounts loaned to any borrower and related interests were: (i) a $7.9 million relationship which is collateralized by six commercial properties; (ii) a $6.0 million relationship which is collateralized by two multi-family properties; (iii) a $4.9 million relationship which is collateralized by four commercial properties, equipment and vehicles; (iv) a $4.5 million relationship collateralized by two commercial properties and two single family dwellings; and (v) a $3.7 million relationship collateralized by four commercial properties and two single family dwelling. The balances noted above include the unused portion of credit lines and letters of credit. At September 30, 2014, these loans were all performing according to their original terms. Under federal banking regulations, at September 30, 2014, Colonial Financial’s maximum regulatory loan-to-one borrower limit was $8.8 million. See “Information About Colonial Financial - Supervision and Regulation—Federal Banking Regulation—Loans to One Borrower” for a discussion of applicable regulatory limitations.

Delinquent Loans, Other Real Estate Owned and Classified Assets

Collection Procedures. When a loan is more than 10 days delinquent, Colonial Financial generally contacts the borrower by telephone to determine the reason for delinquency and arrange for payment, and accounts are monitored electronically for receipt of payments. Colonial Financial also sends a computer-generated late notice on the tenth day after the payment due date on a commercial loan (the 15th day for a consumer or residential loan), which requests the payment due plus any late charge that is assessed. If payments are not received within 30 days of the original due date, a letter demanding payment of all arrearages is sent and contact efforts are continued. By the 36th day of delinquency, good faith efforts to establish live contact with the borrower are made to inform them that loss mitigation options may be available. In addition, written notice with information about loss mitigation options is provided to the borrower by the 45th day of delinquency. If payment is not received within 60 days of the due date, Colonial Financial accelerates loans and demand payment in full. Failure to pay within 90 days of the original due date may result in legal action, notwithstanding ongoing collection efforts. Unsecured consumer loans are charged-off between 90 to 120 days. For commercial loans, procedures with respect to demand letters and legal action may vary depending upon individual circumstances.

Loans Past Due and Nonperforming Assets. Loans are reviewed on a regular basis, and are placed on nonaccrual status when either principal or interest is 90 days or more past due. In addition, Colonial Financial places loans on nonaccrual status when it believes that there is sufficient reason to question the borrower’s ability to continue to meet contractual principal or interest payment obligations. Interest accrued and unpaid at the time a loan is placed on nonaccrual status is reversed from interest income. Interest payments received on nonaccrual loans are not recognized as income unless warranted based on the borrower’s financial condition and payment record.

Real estate acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until such time as it is sold. When real estate is acquired through foreclosure or by deed in lieu of foreclosure, it is recorded at its fair value, less estimated costs of disposal. If the fair value of the property is less than the loan balance, the difference is charged against the allowance for loan losses.

For all loans secured by real estate, carrying values in excess of net realizable value are charged off at or before the time foreclosure is completed or when settlement is reached with the borrower. If foreclosure is not pursued and there is no reasonable expectation for recovery, the account is charged off no later than the end of the month in which the account becomes six months contractually delinquent. For all secured and unsecured commercial business loans, loan balances are charged off at the time all or a portion of the balance is deemed uncollectible.

Colonial Financial currently obtains updated appraisals and title searches on all collateral-dependent loans secured by real estate that are 90 days or more past due and placed on non-accrual status. All appraisals for $250,000 or more are reviewed internally or by an outside service.

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The performances and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. The following table presents the classes of the loan portfolio summarized by the past due status at the dates indicated. At each date, Colonial Financial had no loans that were 90 days or more delinquent and still accruing interest.

	30-59 Days Past Due	60-89 Days Past Due	90 More Days Past Due	Total Past Due	Current	Total Loans Receivable
	(In thousands)
At September 30, 2014
Real estate loans:
One- to four-family residential	$—	$1,047	$3,086	$4,133	$149,143	$153,276
Multi-family	—	—	—	—	4,154	4,154
Commercial	—	—	201	201	63,220	63,421
Construction and land	—	—	—	—	7,309	7,309
Home equity loans and lines of credit	56	18	484	558	24,453	25,011
Commercial	998	—	—	998	20,278	21,276
Consumer and other	—	—	—	—	2,035	2,035
Total	$1,054	$1,065	$3,771	$5,890	$270,592	$276,482

	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans Receivable
	(In thousands)

At December 31, 2013
Real estate loans:
One- to four-family residential	$3,393	$2,422	$3,399	$9,214	$140,512	$149,726
Multi-family	—	—	—	—	284	284
Commercial	62	403	1,054	1,519	78,082	79,601
Construction and land	—	—	—	—	8,665	8,665
Home equity loans and lines of credit	356	15	464	835	25,607	26,442
Commercial	—	340	—	340	16,962	17,302
Consumer and other	—		—	—	834	834
Total	$3,811	$3,180	$4,917	11,908	$270,946	$282,854

At December 31, 2012
Real estate loans:
One- to four-family residential	$5,296	$1,353	$2,553	$9,202	$139,472	$148,674
Multi-family	—	—	—	—	397	397
Commercial	2,288	593	1,432	4,313	85,830	90,143
Construction and land	—	—	325	325	9,358	9,683
Home equity loans and lines of credit	38	169	628	835	27,822	28,657
Commercial	—	384	75	459	22,886	23,345
Consumer and other	1	2	2	5	1,038	1,043
Total	$7,623	$2,501	$5,015	15,139	$286,803	$301,942

At December 31, 2011
Real estate loans:
One- to four-family residential	$4,568	$909	$3,726	$9,203	$131,810	$141,013
Multi-family	—	—	—	—	102	102
Commercial	1,993	162	1,645	3,800	92,937	96,737
Construction	—	89	383	472	8,998	9,470
Home equity loans and lines of credit	48	150	363	561	31,992	32,553
Commercial	588	—	36	624	21,266	21,890
Consumer and other	82	5	—	87	1,208	1,295
Total	$7,279	$1,315	$6,153	14,747	$288,313	$303,060

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	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans Receivable
	(In thousands)

At December 31, 2010
Real estate loans:
One- to four-family residential	$3,429	$2,354	$5,574	$11,357	$128,887	$140,244
Multi-family	—	—	—	—	3,124	3,124
Commercial	124	1,899	4,337	6,360	107,882	114,242
Construction	—	—	384	384	5,560	5,994
Home equity loans and lines of credit	446	302	106	854	34,519	35,373
Commercial	—	—	288	288	22,965	23,253
Consumer and other	67	3	31	101	1,682	1,783
Total	$4,066	$4,558	$10,720	19,344	$304,619	$323,963

At December 31, 2009
Real estate loans:
One- to four-family residential	$—	$1,085	$4,023	$5,108	$146,244	$151,352
Multi-family	—	—	—	—	4,108	4,108
Commercial	1,093	291	535	1,919	95,156	97,075
Construction	—	—	487	487	13,606	14,093
Home equity loans and lines of credit	128	65	215	408	37,484	37,892
Commercial	—	—	15	15	17,849	17,864
Consumer and other	74	39	2	115	2,108	2,223
Total	$1,295	$1,480	$5,277	8,052	$316,555	$324,607

Nonperforming Assets. The table below sets forth the amounts and categories of Colonial Financial’s nonperforming assets at the dates indicated. Colonial Financial will not advance any new funds to any of the troubled debt restructurings. As of September 30, 2014, Colonial Financial had 27 loans totaling $7.9 million that were considered performing troubled debt restructurings (where, for economic or legal reasons related to a borrower’s financial difficulties, Colonial Financial granted a concession to the borrower that it would not otherwise consider). These loans consisted of 23 one- to four-family real estate loans with a recorded investment of $3.6 million, two commercial real estate loans, with a recorded investment of $2.1 million, one construction and land loan with a recorded investment of $2.0 million, and one home equity loan with a recorded investment of $45,000. As of December 31, 2013, Colonial Financial had 29 loans totaling $9.8 million that were considered performing troubled debt restructurings. These loans consisted of five commercial real estate loans with a recorded investment of $4.2 million, one construction and land loan with a recorded investment of $2.1 million, 22 one- to four-family residential real estate loans with a recorded investment of $3.5 million and one home equity loan with a recorded investment of $45,000. As of December 31, 2012, Colonial Financial had 46 loans totaling $16.8 million that were considered performing troubled debt restructurings. These loans consisted of ten commercial real estate loans with a recorded investment of $8.3 million, four construction and land loans with a recorded investment of $3.8 million, 30 one- to four-family residential real estate loans with a recorded investment of $4.2 million, one home equity loan with a recorded investment of $46,000 and one commercial loan with a recorded investment of $384,000.

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Colonial Financial will also grant concessions that it does not consider troubled debt restructurings.

	At September 30	At December 31,
	2014	2013	2012	2011	2010	2009
		(In thousands)

Non-accrual loans:
Real estate loans:
One- to four-family residential	$5,667	$5,162	$2,553	$3,726	$5,574	$4,023
Multi-family	—	—	—	—	—	—
Commercial	748	5,215	6,889	1,645	4,337	535
Construction and land	1,062	1,233	325	383	384	487
Home equity loans and lines of credit	940	715	628	363	106	215
Commercial	989	1,235	2,742	36	288	15
Consumer	—	—	2	—	31	2
Total non-accrual loans	9,406	13,560	13,139	6,153	10,720	5,277

Accruing loans 90 days or more past due:
All loans	—	—	—	—	—	—

Total non-performing loans	9,406	13,560	13,139	6,153	10,720	5,277

Real estate owned	3,233	3,258	5,347	3,092	276
Other non-performing assets	—	—	—	—	—	—

Total non-performing assets	12,629	16,818	18,486	9,245	10,996	5,277

Performing troubled debt restructurings:
Real estate loans:
One- to four-family residential	3,641	3,464	4,246	3,818	855	525
Multi-family	—	—	—	—	645	742
Commercial	2,140	4,186	8,240	13,184	13,051	2,096
Construction and land	2,044	2,091	3,841	1,655	1,369	1,426
Home equity loans and lines of credit	45	45	46	363	—	—
Commercial	—	—	384	750	—	—
Consumer	—	—	—	7	9	18

Total performing troubled debt restructurings	7,870	9,786	16,757	19,777	15,929	4,807

Total non-performing assets and performing troubled debt restructurings	$20,499	$26,604	$35,243	$29,022	$26,925	$10,084

Ratios:
Total non-performing loans to total loans	3.40%	4.79%	4.35%	2.03%	3.31%	1.63%
Total non-performing loans to total assets	1.70%	2.33%	2.11%	1.02%	1.82%	0.93%
Total non-performing assets to total assets	2.28%	2.88%	2.96%	1.53%	1.86%	0.93%

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The amount of the allowance for loan losses allocated to the $9.4 million of non-performing loans at September 30, 2014, noted above, was $115,000. The amount of the allowance for loan losses allocated to the $13.6 million of non-performing loans at December 31, 2013, noted above, was $1.8 million.

For the nine months ended September 30, 2014, gross interest income that would have been recorded had Colonial Financial’s non-accruing and troubled debt restructurings been current in accordance with their original and restructured terms was $541,000 and $267,000, respectively. For the year ended December 31, 2013, gross interest income that would have been recorded had Colonial Financial’s non-accruing loans and troubled debt restructurings been current in accordance with their original and restructured terms was $717,000 and $565,000, respectively. Colonial Financial recognized $152,000 and $543,000, respectively, of interest income on such loans during the year.

Classification of Assets. Colonial Financial’s policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that Colonial Financial will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, questionable. Assets classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose Colonial Financial to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve Colonial Financial’s close attention, are required to be designated as special mention.

The allowance for loan losses represents amounts that have been established to recognize losses inherent in the loan portfolio that are both probable and reasonably estimable at the date of the financial statements. When Colonial Financial classifies problem assets as loss, it charges-off such amounts. Colonial Financial’s determination as to the classification of its assets and the amount of its loss allowances are subject to review by its regulatory agencies, which can require that Colonial Financial establish additional loss allowances. Colonial Financial regularly reviews its asset portfolio to determine whether any assets require classification in accordance with applicable regulations.

The following table sets forth Colonial Financial’s amounts of classified assets and assets designated as special mention as of September 30, 2014, December 31, 2013 and 2012. The classified assets totals at September 30, 2014, December 31, 2013 and 2012 include $9.4 million, $13.6 million and $13.1 million, respectively, of nonperforming loans.

	At September 30,	At December 31,
	2014	2013	2012
	(In thousands)

Classified assets:
Substandard	$16,458	$21,850	$27,015
Doubtful		2,444	127
Loss		—	—
Total classified assets	16,458	$24,294	$27,142
Special mention	2,002	$9,324	$4,167

At September 30, 2014, substandard assets consisted primarily of (i) 55 residential mortgage loans with a recorded investment of $6.2 million, (ii) 19 home equity loans with a recorded investment totaling $1.0 million, (iii) 25 commercial real estate loans with a recorded investment totaling $5.3 million, (iv) seven construction and land loans with a recorded investment totaling $2.9 million and (v) five commercial loans with a recorded investment totaling $989,000. At September 30, 2014, special mention assets consisted primarily of (i) six commercial real estate loans with a recorded investment of $836,000 and (ii) one consumer loan with a recorded investment totaling $1.2 million.

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At December 31, 2013, substandard assets consisted primarily of (i) 69 residential mortgage loans with a recorded investment of $9.4 million, (ii) 21 home equity loans with a recorded investment totaling $846,000, (iii) 14 commercial real estate loan relationships with a recorded investment totaling $7.8 million, (iv) five construction and land loans with a recorded investment totaling $3.5 million and (v) three commercial loans with a recorded investment of $340,000. At December 31, 2013, special mention assets consisted primarily of (i) eighteen residential mortgage loans with a recorded investment totaling $1.8 million, (ii) three home equity loans with a recorded investment totaling $108,000, (iii) ten commercial real estate loan relationships with a recorded investment totaling $3.7 million and (v) two consumer loans with principal balances of $20,000.

At December 31, 2012, substandard assets consisted primarily of (i) 71 residential mortgage loans with a recorded investment of $8.5 million, (ii) three home equity loans with a recorded investment totaling $578,000, (iii) 18 commercial real estate loan relationships with a recorded investment totaling $10.0 million, (iv) eight construction and land loans with a recorded investment totaling $4.6 million, (v) four commercial loans with a recorded investment of $3.4 million, and (vi) two consumer loans totaling $8,000. The collateral for the commercial real estate loan relationships classified as substandard was valued at $17.2 million as of December 31, 2012. At December 31, 2012, special mention assets consisted primarily of (i) eight residential mortgage loans with a recorded investment totaling $1.5 million, (ii) two home equity loans with a recorded investment totaling $60,000, (iii) three commercial real estate loan relationships with a recorded investment totaling $897,000, (iv) four commercial loans with a recorded investment totaling $1.6 million, and (v) one consumer loan with principal balances of $59,000.

See “—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Comparison of Operating Results for the Years Ended December 31, 2013 and 2012—Provision for Loan Losses” and “—Allowance for Loan Losses.”

Allowance for Loan Losses. Colonial Financial provides for loan losses based on the allowance method. Accordingly, all loan losses are charged to the related allowance and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in Colonial Financial’s judgment, deserve current recognition in estimating probable losses. Colonial Financial regularly reviews the loan portfolio and make provisions for loan losses in order to maintain the allowance for loan losses in accordance with GAAP. The allowance for loan losses consists of three components:

(1)	specific allowances established for (a) any impaired commercial real estate, commercial, construction and multi-family mortgage loans or (b) non-accrual residential real estate loans, in either case where the recorded investment in the loan exceeds the measured value of the loan;

(2)	general allowances for loan losses for each loan type based on historical loan loss experience; and

(3)	unallocated maintained to cover uncertainties that affect Colonial Financial’s estimate of probable losses.

The adjustments to historical loss experience are based on Colonial Financial’s evaluation of several factors, including:

●	levels of, and trends in, charge-offs and recoveries;

●	national and local economic trends and conditions;

●	trends in volume and terms of loans, including any credit concentrations in the loan portfolio; and

●	experience, ability, and depth of lending management and other relevant staff.

Colonial Financial evaluates the allowance for loan losses based upon the combined total of the specific, historical loss and general components. Generally when the loan portfolio increases, absent other factors, the allowance for loan loss methodology results in a higher dollar amount of estimated probable losses than would be the case without the increase. Generally when the loan portfolio decreases, absent other factors, the allowance for

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loan loss methodology results in a lower dollar amount of estimated probable losses than would be the case without the decrease.

Colonial Financial considers commercial loans, commercial real estate loans and construction loans to be riskier than one- to four-family residential mortgage loans. Commercial loans involve a higher risk of default than residential loans of like duration since their repayment generally depends on the successful operation of the borrower’s business and the sufficiency of collateral, if any. Commercial real estate loans also have greater credit risks compared to one- to four-family residential mortgage loans, as they typically involve large loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy. Construction loans have greater credit risk than permanent mortgage financing. The repayment of these loans depends upon the sale of the property to third parties or the availability of permanent financing upon completion of all improvements. In the event Colonial Financial makes an acquisition loan on property that is not yet approved for the planned development, there is the risk that approvals will not be granted or will be delayed. These events may adversely affect the borrower and the collateral value of the property. Construction loans also expose Colonial Financial to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated.

The fair value of impaired collateral dependent loans is estimated using an appraisal of the collateral less estimated liquidation expenses or discounted cash flows for non-collateral dependent loans. Those impaired loans not requiring a write-down represent loans for which the fair value of the collateral or expected repayments exceeds the recorded investment in such loans. Impaired loans are charged off to the estimated fair value.

Colonial Financial periodically evaluates the carrying value of loans and the allowance is adjusted accordingly. While Colonial Financial use the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations. In addition, as an integral part of their examination process, Colonial Financial’s regulatory agencies periodically review the allowance for loan losses. Such agencies may require Colonial Financial to recognize additions to the allowance based on their evaluation of information available to them at the time of their examination.

The allowance for loan losses was $4.4 million, or 1.60% of total loans, at September 30, 2014, compared to $5.9 million, or 2.07% of total loans, at December 31, 2013 and $4.1 million, or 1.37% of total loans, at December 31, 2012. The allowance for loan losses represented 47.0% of nonperforming loans at September 30, 2014, 43.2% at December 31, 2013, and 31.6% at December 31, 2012, respectively. Nonperforming loans decreased to $9.4 million at September 30, 2014 compared to $13.6 million and $13.1 million at December 31, 2013 and 2012, respectively. Loans delinquent 30 days or greater decreased to $5.9 million at September 30, 2014 compared to $11.9 million and $15.1 million at December 31, 2013 and 2012, respectively.

For further discussion regarding how Colonial Financial determined the allowance for loan losses as of December 31, 2013 and 2012, see “Information About Colonial Financial - Management’s Discussion and Analysis of Financial Condition and Results of Operations—Comparison of Operating Results for the Years Ended December 31, 2013 and December 31, 2012—Provisions for Loan Losses.”

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The following table sets forth activity in Colonial Financial’s allowance for loan losses for the periods indicated.

	At or For the Nine Months Ended September 30,		At or For the Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
			(Dollars in thousands)

Balance at beginning of year	$5,853	$4,146	$4,146	$5,027	$3,543	$2,606	$2,105

Charge-offs:
Real estate loans:
One- to four-family residential	(470)	(209)	(217)	(2,108)	(262)	(223)	—
Home equity loans and lines of credit	(100)	(210)	(2580	(184)	(13)	—	(34)
Multi-family	—	—	—	—	—	—	—
Commercial	(199)	(1,813)	(1,826)	(4,652)	(87)	(144)	—
Construction and land	(76)	(37)	(37)	(49)	(33)	—	—
Commercial	(2,388)	(1,961)	(1,965)	(450)	—	(15)	(9)
Consumer and other	—	(7)	(14)	(20)	(12)	(38)	(74)
Total charge-offs	(3,233)	(4,237)	(4,317)	(7,463)	(407)	(420)	(117)

Recoveries:
Real estate loans:
One- to four-family residential	69	1	58	43	18	—	—
Home equity loans and lines of credit	30	—	—	2	—	—	—
Multi-family	—	—	—	—	—	—	—
Commercial	909	—	—	—	—	5	—
Construction and land	—	54	54	—	—	—	—
Commercial	445	167	203	33	6	—	—
Consumer and other	54	9	10	8	7	12	3
Total recoveries	1,507	231	325	86	31	17	3

Net charge-offs	(1,726)	(4,006)	(3,992)	(7,377)	(376)	(403)	(114)
Provision for loan losses	290	5,540	5,699	6,496	1,860	1,340	615

Balance at end of year	$4,417	$5,680	$5,853	$4,146	$5,027	$3,543	$2,606

Ratios:
Net charge-offs to average loans outstanding	(0.64)%	(1.36)%	(1.37)%	(2.50)%	(0.12)%	(0.12)%	(0.04)%
Allowance for loan losses to non-performing loans at end of period	46.96%	39.28%	43.16%	31.55%	81.70%	33.05%	49.38%
Allowance for loan losses to total loans at end of period	1.60%	1.95%	2.07%	1.37%	1.66%	1.09%	0.80%

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Allocation of Allowance for Loan Losses. The following tables set forth the allowance for loan losses allocated by loan category, the percent of the allowance to the total allowance and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category.

	At September 30, 2014			At December 31,
	2014			2013			2012			2011
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)

Real estate loans:
One- to four-family residential	$640	14.5%	55.4%	$1,650	28.2%	52.9%	$692	16.7%	49.2%	$1,220	24.3%	46.4%
Home equity loans and lines of credit	176	4.0	9.1	275	4.7	9.4	277	6.7	9.5	114	2.3	10.7
Multi-family	50	1.1	1.5	3	0.1	0.1	6	0.1	0.1	27	0.5	0.2
Commercial	266	6.0	23.0	1,222	20.9	28.1	1,107	26.7	29.9	2,400	47.8	33.7
Construction and land	76	1.7	2.6	90	1.5	3.1	138	3.3	3.2	34	0.6	1.4
Commercial	1,797	40.7	7.7	1,843	31.5	6.1	405	9.8	7.7	713	14.2	7.2
Consumer and other	87	2.0	0.7	20	0.3	0.3	21	0.5	0.4	19	0.4	0.4
Unallocated	1,325	30.0	—	750	12.8	—	1,500	36.2	—	$500	9.9	—

Total allowance for loan losses	$4,417	100.0%	100.0%	$5,853	100.0%	100.0%	$4,146	100.0%	100.0%	$5,027	100.0%	100.0%
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	At December 31,
	2010			2009
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)

Real estate loans:
One-to four-family residential	$580	16.4%	43.3%	$418	16.0%	46.6%
Home equity loans and lines of credit	35	1.0	10.9	42	1.6	11.7
Multi-family	27	0.8	1.0	10	0.4	1.3
Commercial	1,800	50.8	35.2	1,010	38.8	29.9
Construction and land	65	1.8	1.8	157	6.0	4.3
Commercial	406	11.4	7.2	283	10.9	5.5
Consumer and other	130	3.7	0.6	164	6.3	0.7
Unallocated	500	14.1	—	522	20.0	—

Total allowance for loan losses	$3,543	100.0%	100.0%	$2,606	100.0%	100.0%

Securities Activities

Colonial Financial’s securities investment policy is established by its board of directors. This policy dictates that investment decisions be made based on the safety of the investment, liquidity requirements, potential returns, cash flow targets, and consistency with Colonial Financial’s interest rate risk management strategy. Colonial Financial’s Asset/Liability Management Committee, which consists of senior management, oversees its investing strategies. The board of directors reviews the Asset/Liability Management Committee’s activities and strategies, and evaluates on an ongoing basis Colonial Financial’s investment policy and objectives. Colonial Financial’s Asset/Liability Management Committee is responsible for making securities portfolio decisions in accordance with established policies. Colonial Financial’s chief executive officer and its chief financial officer have the authority to purchase and sell securities within specific guidelines established by the investment policy. In addition, all transactions are reviewed by the Asset/Liability Management Committee at least monthly.

Colonial Financial’s current investment policy generally permits securities investments in debt securities issued by the U.S. Government and U.S. Government agencies, municipal bonds, and corporate debt obligations, as well as investments in preferred and common stock of U.S. Government agencies and U.S. Government sponsored enterprises such as Fannie Mae, Freddie Mac and the Federal Home Loan Bank. Securities in these categories are classified as “investment securities” for financial reporting purposes. The policy also permits investments in mortgage-backed securities, including pass-through securities issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae, as well as collateralized mortgage obligations (“CMOs”) issued or backed by securities issued by these government agencies or government-sponsored enterprises. Also permitted are investments in securities issued or backed by the Small Business Administration and mortgage-related mutual funds. As of September 30, 2014, Colonial Financial held no asset-backed securities (securities collateralized by automobile loans, credit card receivables and home equity loans), no preferred securities issued by either Fannie Mae or Freddie Mac and no private-label mortgage backed securities. Colonial Financial’s current investment strategy uses a risk management approach of diversified investing in fixed-rate securities with short- to intermediate-term maturities, as well as adjustable-rate securities, which may have a longer term to maturity. The emphasis of this approach is to increase overall investment securities yields, manage interest rate risk, ensure adequate liquidity for loan demand, deposit fluctuations and other changes to Colonial Financial’s balance sheet, and provide collateral for its long-term debt needs.

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At September 30, 2014, Colonial Financial did not have any securities from an issuer (other than securities issued by the U. S. Governments or by its agencies) that had an aggregate book value of more than 10% of its consolidated stockholders’ equity.

FASB ASC Topic 320-10-25, “Accounting for Certain Investments in Debt and Equity Securities,” requires that, at the time of purchase and at each balance sheet date thereafter, Colonial Financial designates a security as held to maturity, available-for-sale, or trading, depending on Colonial Financial’s ability and intent. Securities available-for-sale are reported at fair value, while securities held to maturity are reported at amortized cost. Colonial Financial does not have a trading portfolio. The increase in interest rates during 2013 and for the nine months ended September 30, 2014 reduced the market value of Colonial Financial’s investment portfolio.

Effective December 10, 2013, pursuant to the Dodd-Frank Act, federal banking and securities regulators issued final rules to implement Section 619 of the Dodd-Frank Act (the “Volcker Rule”). Generally, subject to a transition period and certain exceptions, the Volcker Rule restricts insured depository institutions and their affiliated companies from engaging in short-term proprietary trading of certain securities, investing in funds with collateral comprised of less than 100% loans if such funds are not registered with the Securities and Exchange Commission and from engaging in hedging activities that do not hedge a specific identified risk. After the transition period, the Volcker Rule prohibitions and restrictions will apply to banking entities unless an exception applies. Management does not believe that implementation of the Volcker Rule will have a material effect on its operations.

Mortgage-Backed Securities. Colonial Financial invests in government-sponsored enterprise (“GSE”) mortgage-backed securities to generate positive interest rate spreads with minimal administrative expense, lower credit risk as a result of the guarantees provided by Freddie Mac, Fannie Mae and Ginnie Mae, and increase liquidity. Colonial Financial invest primarily in mortgage-backed securities issued or guaranteed by Fannie Mae, Freddie Mac, and Ginnie Mae. At September 30, 2014, Colonial Financial’s mortgage-backed securities portfolio had a fair value of $57.5 million, and consisted of pass-through securities.

Mortgage-backed securities are created by pooling mortgages and issuing a security collateralized by the pool of mortgages with an interest rate that is less than the interest rate on the underlying mortgages. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although most of Colonial Financial’s mortgage-backed securities are collateralized by single-family mortgages. The issuers of such securities (government sponsored enterprises, such as Fannie Mae, Freddie Mac and Ginnie Mae) pool and resell the participation interests in the form of securities to investors, such as Colonial Financial, and guarantee the payment of principal and interest to these investors. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater or lesser than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby affecting the net yield on such securities. Colonial Financial reviews prepayment estimates for its mortgage-backed securities at the time of purchase to ensure that prepayment assumptions are reasonable considering the underlying collateral for the securities at issue and current interest rates, and to determine the yield and estimated maturity of the mortgage-backed securities portfolio.

Collateralized Mortgage Obligations. Government-sponsored enterprise collateralized mortgage obligations (CMO’s) are types of debt securities issued by a special-purpose entity that aggregates pools of mortgages and mortgage-backed securities and creates different classes of securities with varying maturities and amortization schedules, as well as a residual interest, with each class possessing different risk characteristics. The cash flows from the underlying collateral are generally divided into “tranches” or classes that have descending priorities with respect to the distribution of principal and interest cash flows, while cash flows on pass-through mortgage-backed securities are distributed pro rata to all security holders. Colonial Financial’s practice is to limit fixed-rate CMO investments primarily to the early-to-intermediate tranches, which have the greatest cash flow stability. Floating rate CMOs are purchased with emphasis on the relative trade-offs between lifetime interest rate caps, prepayment risk and interest rates. At September 30, 2014, Colonial Financial’s collateralized mortgage obligation portfolio had a fair value of $59.3 million.

Corporate Debt Securities and Municipal Bonds. At September 30, 2014, Colonial Financial had no corporate debt securities. At September 30, 2014, Colonial Financial held $7.3 million in bonds issued by states and political subdivisions. Included in this total are bond anticipation notes and tax anticipation notes (all of which have

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terms of one year or less), issued by municipalities in the State of New Jersey. Although municipal bonds may offer a higher yield than a U.S. Treasury or agency security of comparable duration, these securities also have a higher risk of default due to adverse changes in the creditworthiness of the issuer. In recognition of this potential risk, Colonial Financial generally limits investments in corporate bonds to securities rated in one of the four highest categories by at least one nationally recognized rating agency, and to a total investment of no more than $1.0 million per issuer. Colonial Financial also generally limits investments in municipal bonds to issues that are insured unless the issuer is a local government entity within its service area. Such local entity obligations generally are not rated, and are subject to internal credit reviews. In addition Colonial Financial’s investment policy imposes an investment limitation of $1.5 million per municipal bond and a limitation equal to its loan-to-one borrower limitation for bond anticipation notes and tax anticipation notes.

Equity Securities. At September 30, 2014, Colonial Financial’s equity securities consisted of Federal Home Loan Bank of New York common stock and mutual funds. Colonial Financial holds the Federal Home Loan Bank of New York common stock to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank of New York’s advance program. There is no market for the common stock, but it is the current practice of the Federal Home Loan Bank of New York to redeem shares at par value. The aggregate fair value of Colonial Financial’s Federal Home Loan Bank of New York common stock as of September 30, 2014 was $938,000 based on its par value. No unrealized gains or losses have been recorded because the par value of the common stock represents its fair value. Colonial Financial’s mutual funds consist solely of Shay Asset Management Funds.

U.S. Government Agency Securities. At September 30, 2014, Colonial Financial held U.S. government agency securities available for sale with a fair value of $95.2 million. Generally, these securities have short- to medium-term maturities (one to five years) and may have call or step-up features. While these securities generally provide lower yields than other investments such as mortgage-backed securities, Colonial Financial’s current investment strategy is to maintain investments in such instruments to the extent appropriate for liquidity purposes, as collateral for borrowings, and for prepayment protection.

Other-Than-Temporary Impairment of Securities. For the nine months ended September 30, 2014 and 2013 and the years ended December 31, 2013 and 2012, there was no charge against operating results for other-than-temporarily impaired securities.

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The following table sets forth the composition of Colonial Financial’s securities portfolio (excluding Federal Home Loan Bank of New York common stock) at the dates indicated.

	At September 30,		At December 31,
	2014		2013		2012		2011
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
			(In thousands)

Securities available-for-sale:
GSE mortgage-backed securities	$56,662	$57,458	$14,794	$15,463	$32,340	$34,721	$48,355	$51,803
GSE collateralized mortgage obligations	60,459	59,279	64,120	61,622	50,846	52,134	59,607	60,970
U.S. Government obligations	97,301	95,246	141,836	136,783	126,524	127,053	91,203	91,553
Corporate debt obligations	—	—	4,493	4,501	6,603	6,753	9,573	9,668
Mutual funds	851	892	903	945	4,909	4,948	7,743	7,787
Municipal debt obligations	7,168	7,278	6,828	6,719	6,171	6,256	4,977	5,075
SBA pools	15,278	15,242	1,097	1,093	1,427	1,439	1,681	1,687
Total securities available-for-sale	$237,719	$235,395	$234,071	$227,126	$228,820	$233,304	$223,139	$228,543

Securities held-to-maturity:
GSE mortgage-backed securities	—	—	188	208	429	469	782	859
Corporate debt obligations	—	—	1,193	1,396	1,192	1,502	1,191	1,465
Municipal debt obligations	—	—	15,910	16,278	28,318	28,953	36,019	36,355
Total securities held-to-maturity	$—	$—	$17,291	$17,882	$29,939	$30,924	$37,992	$38,679

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The following tables show the gross unrealized losses and fair value, and the length of time that individual securities have been in a continuous unrealized loss position, for Colonial Financial’s available-for-sale investment securities at the dates indicated.

	At September 30, 2014
	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)

GSE mortgage-backed securities	$23,095	$95	$98	$1	$23,193	$96
GSE collateralized mortgage obligations	9,404	133	32,742	1,226	42,146	1,359
U.S. Government obligations	45,145	811	45,089	1,265	90,234	2,076
Corporate debt obligations	—	—	—	—	—	—
Municipal debt obligations	205	1	1,518	29	1,723	30
SBA pools	4,506	66			4,506	66
Total	$82,355	$1,106	$79,447	$2,521	$161,802	$3,627

	At December 31, 2013
	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)

GSE mortgage-backed securities	$1,629	$82	$33	$1	$1,662	$83
GSE collateralized mortgage obligations	46,346	2,628	781	60	47,127	2,688
U.S. Government obligations	126,055	4,590	8,006	479	134,061	5,069
Corporate debt obligations	1,497	4	—	—	1,497	4
Municipal debt obligations	3,319	123	565	21	3,884	144
SBA pools	1,093	4	—	—	1,093	4
Total	$179,939	$7,431	$9,385	$561	$189,324	$7,992

	At December 31, 2012
	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)

GSE mortgage-backed securities	$42	$1	$1,508	$29	$1,550	$30
GSE collateralized mortgage obligations	706	1	287	1	993	2
U.S. Government obligations	30,705	163	—	—	30,705	163
Corporate debt obligations	496	1	—	—	496	1
Municipal debt obligations	1,539	9	—	—	1,539	9
SBA pools	101	1	—	—	101	1
Total	$33,589	$176	$1,795	$30	$35,384	$206

At September 30, 2014 and December 31, 2013 and 2012, there were no held-to-maturity investment securities with gross unrealized losses.

At September 30, 2014, there were 50 securities in the less-than-twelve-month category and 49 securities in the twelve-month-or-more category for the available-for-sale portfolio. Included in the 50 securities in the less-than-twelve-month category are (a) 23 U.S government obligation, (b) eight collateralized mortgage obligations, (c) four SBA pool, and (d) 14 mortgage-backed securities and one municipal debt security. Included in the 49 securities

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in the twelve-month-or-more category are (a) 24 U.S government obligations, (b) 19 collateralized mortgage obligations, (c) one mortgage-backed security and (d) five municipal debt obligations.

At December 31, 2013, there were 120 securities in the less-than-twelve-months unrealized loss category and eight securities in the twelve-months-or-more unrealized loss category for the available-for-sale portfolio. Included in the 120 securities in the less-than-twelve month category for available-for-sale securities are: (a) 68 U. S. government obligations; (b) two corporate debt obligations which have been in a loss position for one and two months, respectively; (c) twelve municipal debt obligations; (d) three SBA pools; (e) two mortgage-backed securities; and (f) 33 collateralized mortgage obligations. Included in the eight securities in the twelve-months-or-more category are: (a) four U. S. government obligations; (b) two municipal debt obligations; (c) one mortgage-backed security; and (d) one collateralized mortgage obligation.

At December 31, 2012, there were 27 securities in the less-than-twelve-months unrealized loss category and three securities in the twelve-months-or-more unrealized loss category for the available-for-sale portfolio. Included in the 27 securities in the less-than-twelve month category for available-for-sale securities are: (a) 16 U. S. Government securities, 14 of which have been in a loss position for one month, one was in a loss position for three months and one was in a loss position for five months; (b) one corporate debt obligation which has been in a loss position for one month; (c) six municipal debt obligations, one of which was in a loss position for two months and five were in a loss position for one month; (d) two SBA pools, both of which have been in a loss position for one month; (e) one mortgage-backed security which has been in a loss position for one month; and (f) one collateralized mortgage obligation which has been in a loss position for one month. Included in the three securities in the twelve-months-or-more category are: (a) two mortgage-backed securities; and (b) one collateralized mortgage obligation.

As of September 30, 2014, December 31, 2013 and 2012, management believed that the unrealized losses of the securities noted above were primarily dependent on movements in market interest rates. These investment securities are comprised of securities that are rated investment grade by at least one bond credit rating service, pools of loans from the Small Business Administration and pools of loans from a government-sponsored enterprise. Management believes that these fair values will recover as the underlying portfolios mature. Colonial Financial did not intend to sell and expect that it is not more likely than not that it would be required to sell these investment securities prior to an anticipated recovery in fair value. Accordingly, management did not believe any individual unrealized loss as of September 30, 2014, December 31, 2013 and 2012, represented an other-than-temporary impairment.

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Portfolio Maturities and Yields. The composition and maturities of the investment debt securities portfolio and the mortgage-backed securities portfolio at September 30, 2014 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. State and municipal securities yields have been adjusted to a tax-equivalent basis, assuming a federal income tax rate of 34.0%. At September 30, 2014, the non-tax adjusted weighted average yield on total state and municipal securities was 2.86%.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)

Securities available for sale:
Mortgage-backed securities	$1	7.50%	$370	5.12%	$489	4.87%	$55,802	2.49%	$56,662	$57,458	2.53%
Collateralized mortgage obligations	—	—	2,912	1.83	7,537	1.89	50,010	1.83	60,459	59,279	1.84
U.S. government obligations	—	—	44,961	1.25	52,340	1.51	—	—	97,301	95,246	1.39
Corporate debt obligations	—	—	—	—	—	—	—	—	—	—	—
Mutual funds	851	1.56	—	—	—	—	—	—	851	892	1.56
Municipal debt obligations	—		4,461	4.36	3,004	4.15	—	—	7,167	7,278	4.27
SBA pools	—		—	—	189	2.88	15,078	2.15	15,278	15,242	2.16
Total securities available for sale	$852	1.57%	$52,407	1.56%	$63,559	1.71%	$120,901	2.17%	$237,719	$235,395	1.91%

Securities held to maturity:
Mortgage-backed securities	—	—%	—	—%	—	—%	—	—%	—	—	—%
Corporate debt obligations	—	—	—	—	—	—	—	—	—	—	—
Municipal debt obligations	—	—	—	—	—	—	—	—	—	—	—
Total securities held to maturity	$—	—%	$—	—%	$—	—%	$—	—%	$—	$—	—%

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Sources of Funds

General. Deposits, borrowings, repayments and prepayments of loans and securities, proceeds from sales of securities, proceeds from maturing securities and cash flows from operations are the primary sources of Colonial Financial’s funds for use in lending, investing and for other general purposes.

Deposits. Colonial Financial offers a variety of deposit accounts with a range of interest rates and terms. Colonial Financial’s deposit accounts consist of certificates of deposit, savings accounts, NOW accounts, checking accounts, money market deposit accounts, club accounts and individual retirement accounts. Colonial Financial provides commercial checking accounts for businesses, municipalities and school boards. In addition, Colonial Financial provides low-cost checking account services for its customers.

Colonial Financial’s deposits are obtained predominantly from the areas in which its branch offices are located. Colonial Financial relies on its customer service and competitive pricing to attract and retain these deposits. Colonial Financial accepts certificates of deposit in excess of $100,000 for which it may provide preferential rates. At September 30, 2014 and December 31, 2013, Colonial Financial had no brokered certificates of deposits. In addition, at September 30, 2014 and December 31, 2013, Colonial Financial had $145.3 million and $143.7 million in deposits, respectively, from municipalities and school boards within the State of New Jersey.

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The following tables set forth the distribution of total deposit accounts, by account type, at the dates indicated.

	At September 30,			At December 31,
	2014			2013			2012			2011
	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate
	(Dollars in thousands)

Deposit type:
Non-interest bearing demand	$46,585	9.75%	—%	$42,739	8.19%	—%	$39,301	7.09%	—%	$42,568	8.18%	—%
Savings	85,990	18.00	0.33	111,219	21.31	0.56	106,469	19.22	0.65	105,045	20.17	1.26
NOW accounts	153,018	32.02	0.41	152,279	29.17	0.42	168,150	30.35	0.82	115,169	22.12	0.84
Super NOW accounts	37,772	7.90	0.26	43,740	8.38	0.35	44,548	8.04	0.54	39,198	7.53	0.82
Money market deposit	52,979	11.09	0.30	63,811	12.22	0.40	72,051	13.00	0.63	71,145	13.66	0.87

Total transaction accounts	376,344	78.76	0.31	413,788	79.27	0.40	430,519	77.70	0.64	373,125	71.66	0.91

Certificates of deposit	101,517	21.24	1.41	108,239	20.73	1.45	123,571	22.30	1.60	147,578	28.34	1.89

Total deposits	$477,861	100.00%	0.54%	$522,027	100.00%	0.62%	$554,090	100.00%	0.86%	$520,703	100.00%	1.19%

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As of September 30, 2014, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $38.5 million. The following table sets forth the maturity of those certificates of deposit as of September 30, 2014.

At September 30, 2014
(In thousands)

Three months or less	$17,452
Over three months through six months	16,366
Over six months through one year	18,092
Over one year to three years	36,975
Over three years	12,632

Total	$101,517

At September 30, 2014, $51.9 million of Colonial Financial’s certificates of deposit had maturities of one year or less

Borrowings. Colonial Financial’s borrowings consist of short-term and long-term Federal Home Loan Bank advances. The following table sets forth information concerning the borrowing balances and interest rates at the dates and for the periods indicated.

	At or For the Nine Months Ended September 30,		At or For the Year Ended December 31,
	2014	2013	2013	2012	2011
	(Dollars in thousands)

Balance at end of period	$9,670	$8,410	$—	$—	$10,045
Average balance during period	$5,560	$9,593	$7,557	$1,836	$6,235
Maximum outstanding at any month end	$19,300	$34,020	$34,020	$2,000	$147,430
Weighted average interest rate at end of period	0.30%	0.33%	—%	—%	0.42%
Average interest rate during period	0.39%	0.38%	0.38%	1.91%	1.89%

At September 30, 2014, Colonial Financial had the ability to borrow approximately $165.8 million under Colonial Financial’s credit facilities with the Federal Home Loan Bank of New York of which $9.7 million was outstanding.

Employees

As of September 30, 2014, Colonial Financial had 86 full-time employees and 7 part-time employees. The employees are not represented by a collective bargaining unit and Colonial Financial believes it has a good working relationship with its employees.

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FEDERAL AND STATE TAXATION

Tax Allocation

Colonial Financial, Colonial Financial and COBK Investments, LLC have established a method for allocating and for reimbursing the payment of their consolidated tax liability.

Federal Taxation

General. Colonial Financial, Colonial Financial and COBK Investments, LLC are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. Colonial Financial Services Inc.’s and Colonial Financial’s federal tax returns are not currently under audit, and have not been audited during the past five years. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the applicable tax rules.

Method of Accounting. For federal income tax purposes, Colonial Financial currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal and state income tax returns.

Bad Debt Reserves. Retained earnings include $1.5 million at December 31, 2013 and 2012, for which no provision for federal income tax has been made. These amounts represent deductions for bad debt reserves for tax purposes which were only allowed to savings institutions which met certain definitional tests prescribed by the Internal Revenue Code of 1986, as amended. The Small Business Job Protection Act of 1996 eliminated the special bad debt deduction granted solely to thrifts. Under the terms of the Act, there would be no recapture of the pre-1988 (base year) reserves. However, these pre-1988 reserves would be subject to recapture under the rules of the Internal Revenue Code if the Bank itself pays a cash dividend in excess of earnings and profits, or liquidates. The Bank’s total reserve exceeds the base year reserve and deferred taxes have been provided for this excess.

Currently, the Colonial Financial consolidated group uses the specific charge off method to account for bad debt deductions for income tax purposes.

Taxable Distributions and Recapture. Prior to the 1996 Act, bad debt reserves created prior to November 1, 1988 were subject to recapture into taxable income if Colonial Financial failed to meet certain thrift asset and definitional tests.

At September 30, 2014, Colonial Financial’s total federal pre-1988 base year reserve was approximately $1.5 million. However, under current law, base-year reserves remain subject to recapture if Colonial Financial makes certain non-dividend distributions, repurchases any of its stock, pays dividends in excess of tax earnings and profits, or ceases to maintain a bank charter.

Alternative Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax (“AMT”) at a rate of 20% on a base of regular taxable income plus certain tax preferences (“alternative minimum taxable income” or “AMTI”). The AMT is payable to the extent such AMTI is in excess of an exemption amount and the AMT exceeds the regular income tax. Net operating losses can offset no more than 90% of AMTI. Certain payments of AMT may be used as credits against regular tax liabilities in future years. Colonial Financial and Colonial Financial have been subject to the AMT but currently have no such amounts available as credits for carryover.

Net Operating Loss Carryovers. Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. However, subject to certain limitations, the carryback period for net operating losses incurred in 2008 or 2009 (but not both years) was expanded to five years. At September 30, 2014, Colonial Financial had no net operating loss carryforwards for federal income tax purposes.

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Corporate Dividends-Received Deduction. Colonial Financial may exclude from its federal taxable income 100% of dividends received from Colonial Financial as a wholly owned subsidiary.

Capital Loss Carryovers. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. At December 31, 2013, Colonial Financial and its subsidiaries have federal capital loss carryforwards of approximately $195,000 expiring from 2014 through 2015. Colonial Financial expects to fully realize the benefit of such carryforwards through tax planning strategies.

State Taxation

Colonial Financial currently files New Jersey Corporation Business tax returns for banking and financial corporations. Generally, the income of savings institutions in New Jersey is subject to the New Jersey Corporation Business tax at the rate of 9% on its “entire net income,” which generally means federal taxable income before net operating loss and special deductions, subject to certain adjustments (including addition of interest income on state and municipal obligations). Colonial Financial is in a net operating loss position for state tax purposes and may utilize state net operating loss carryforwards to reduce future state income taxes, though there is no guarantee that these carryforwards will be utilized before they expire.

At September 30, 2014, Colonial Financial has New Jersey net operating loss carryforwards of $19.2 million, of which $5.5 million expires from 2014 through 2015 and the balance expires from 2029 through 2032. New Jersey net operating losses occurring for periods before January 1, 2009 can be carried forward for seven succeeding years and net operating losses accruing for periods after January 1, 2009 may be carried forward 20 succeeding tax years. At September 30, 2014, Colonial Financial has recorded a valuation allowance of approximately $324,000 against the deferred tax assets attributable to the New Jersey net operating loss carryforwards.

At December 31, 2013, Colonial Financial had New Jersey capital loss carryforwards of $115,000. For New Jersey purposes, capital losses can be carried back three years and carried forward five succeeding years. At September 30, 2014, Colonial Financial has recorded a full valuation allowance of $13,000 for the state capital loss carryforwards.

SUPERVISION AND REGULATION

General

Colonial Bank is examined and supervised by the OCC and is subject to examination by the FDIC. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the FDIC’s deposit insurance fund and depositors. Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Following completion of its examination, the federal agency critiques the institution’s operations and assigns its rating (known as an institution’s CAMELS rating). Under federal law, an institution may not disclose its CAMELS rating to the public. Colonial Bank also is a member of and owns stock in the Federal Home Loan Bank of New York, which is one of the twelve regional banks in the Federal Home Loan Bank System. Colonial Bank is also regulated to a lesser extent by the Federal Reserve, governing reserves to be maintained against deposits and other matters. The OCC examines Colonial Bank and prepares reports for the consideration of its board of directors on any operating deficiencies. Colonial Bank’s relationship with its depositors and borrowers is also regulated to a great extent by federal law and, to a much lesser extent, state law, especially in matters concerning the ownership of deposit accounts and the form and content of Colonial Bank’s mortgage documents.

As a savings and loan holding company, Colonial Financial is required to comply with the rules and regulations of the Federal Reserve, and is required to file certain reports with and be subject to examination by the

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Federal Reserve. Colonial Financial is also subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in these laws or regulations, whether by the FDIC, the OCC, the Federal Reserve or Congress, could have a material adverse impact on Colonial Financial and Colonial Bank and their operations.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) made extensive changes in the regulation of federal savings banks such as Colonial Bank. Under the Dodd-Frank Act, the Office of Thrift Supervision has been eliminated and responsibility for the supervision and regulation of federal savings banks has been transferred to the OCC, which is the agency that is currently primarily responsible for the regulation and supervision of national banks. Responsibility for the regulation and supervision of savings and loan holding companies, such as Colonial Financial has been transferred to the Federal Reserve, which currently supervises bank holding companies. Additionally, a new Consumer Financial Protection Bureau (“CFPB”) has been established as an independent bureau of the Federal Reserve. The CFPB has assumed responsibility for the implementation of the federal financial consumer protection and fair lending laws and regulations, a function previously assigned to federal banking regulators, and has authority to impose new requirements. However, institutions of less than $10 billion in assets, such as Colonial Bank, will continue to be examined for compliance with consumer protection and fair lending laws and regulations by, and be subject to the primary enforcement authority of, their primary regulator rather than the CFPB.

Set forth below is a brief description of certain regulatory requirements that are or will be applicable to Colonial Financial and Colonial Bank. The description below is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Colonial Financial and Colonial Bank.

Regulatory Agreement and Capital Requirements

On May 30, 2013, Colonial Bank entered into an agreement with the OCC. The agreement provides, among other things, that within specified time frames:

●	Colonial Bank must establish a Compliance Committee to monitor and coordinate Colonial Bank’s adherence to the agreement and submit reports to the OCC;

●	Colonial Bank must hire an independent consultant to review Colonial Bank’s lending function, and Colonial Bank must implement a written plan to correct deficiencies noted by the consultant;

●	Colonial Bank must submit for review and non-objection by the OCC a three-year written capital plan;

●	Colonial Bank must submit for review and non-objection by the OCC a three-year strategic plan;

●	Colonial Bank must implement a profit plan to improve and sustain Colonial Bank’s earnings;

●	Colonial Bank must take immediate and continuing action to protect its interest in criticized assets, and must implement a written program to eliminate the basis of criticism of criticized, classified and certain other assets;

●	Colonial Bank must review the adequacy of Colonial Bank’s allowance for loan losses and establish a program for the maintenance of an adequate allowance for loan losses;

●	Colonial Bank must implement a written program to improve credit risk management; and

●	Colonial Bank must implement a policy to ensure that other real estate owned is managed in accordance with applicable federal regulations.

On May 30, 2013, Colonial Bank was notified by the OCC that it established minimum capital ratios for Colonial Bank requiring it to maintain a Tier 1 capital to adjusted total assets ratio of 9.50%, a Tier 1 capital to risk-

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weighted assets ratio of 11.00%, and a Total risk-based capital to risk-weighted assets ratio of 13.00%. As of September 30, 2014, Colonial Bank’s ratios for these items were 10.63%, 22.35% and 23.62%, respectively.

Failure to comply with the regulatory capital ratios can result in Colonial Bank being required to submit a revised capital plan for the OCC’s review and non-objection as well as imposition of a revised enforcement order.

Holding Company Board Resolutions

In July 2013, Colonial Financial approved board resolutions as requested by the Federal Reserve. The resolutions provide, among other things, that within specified time frames:

●	Colonial Financial must serve as a source of strength to Colonial Bank, including assuring compliance with the regulatory agreement and other supervisory actions;

●	Colonial Financial must submit to the Federal Reserve Bank of Philadelphia a written plan to strengthen board oversight related to financial and risk management

●	Colonial Financial may not pay dividends, incur debt or repurchase its stock without prior written approval from the Federal Reserve Bank of Philadelphia; and

●	Colonial Financial must submit to the Federal Reserve Bank of Philadelphia a capital plan.

Failure to comply with the board resolutions could result in enforcement action by the Federal Reserve.

Federal Banking Regulation

Business Activities. A federal savings bank derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and the regulations of the OCC. Under these laws and regulations, Colonial Bank may invest in mortgage loans secured by residential and nonresidential real estate, commercial business loans and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits. Colonial Bank also may establish subsidiaries that may engage in activities not otherwise permissible for Colonial Bank, including real estate investment and securities and insurance brokerage. The Dodd-Frank Act authorized the payment of interest on commercial checking accounts, effective July 21, 2011.

Capital Requirements. OCC regulations require savings banks to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for savings banks receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio.

The risk-based capital standard for savings banks requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the OCC, based on the risks believed inherent in the type of asset. Core capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital. Additionally, a savings bank that retains credit risk in connection with an asset sale may be required to maintain additional regulatory capital because of the purchaser’s recourse to the savings bank. Colonial Bank does not typically engage in asset sales.

In July 2013, the OCC and the other federal bank regulatory agencies issued a final rule that will revise their leverage and risk-based capital requirements and the method for calculating risk-weighted assets to make them

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consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4% to 6% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property. The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for purposes of calculating regulatory capital requirements unless a one-time opt-in or opt-out is exercised. The rule limits a banking organization’s capital distributions and certain discretionary bonus payments to executive officers if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements. The final rule also implements the Dodd-Frank Act’s directive to apply to savings and loan holding companies consolidated capital requirements that are not less stringent than those applicable to their subsidiary institutions. The final rule is effective January 1, 2015. The “capital conservation buffer” will be phased in from January 1, 2016 to January 1, 2019, when the full capital conservation buffer will be effective.

In accordance with OTS regulations, at the time of the mutual-to-stock conversion, Colonial Financial substantially restricted retained earnings by establishing a liquidation account. The liquidation account is maintained for the benefit of eligible account holders who continue to maintain their accounts at Colonial Financial after conversion. Colonial Bank established a parallel liquidation account to support Colonial Financial’s liquidation account in the event Colonial Financial does not have sufficient assets to fund its obligations under its liquidation account. The liquidation accounts will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation accounts. In the event of a complete liquidation of Colonial Financial or Colonial Bank, each account holder will be entitled to receive a distribution in an amount proportionate to the adjusted qualifying account balances then held. Colonial Bank may not pay dividends if those dividends would reduce equity capital below the required liquidation account amount.

At September 30, 2014, Colonial Bank’s capital exceeded all applicable requirements.

Loans to One Borrower. Generally, a federal savings bank may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of September 30, 2014, Colonial Bank was in compliance with the loans-to-one-borrower limitations.

Qualified Thrift Lender Test. As a federal savings bank, Colonial Bank must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, Colonial Bank must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” in at least nine months of the most recent 12 months. A savings bank that fails the qualified thrift lender test must operate under specified restrictions. The Dodd-Frank Act made noncompliance with the QTL test potentially subject to agency enforcement action for a violation of law.

Capital Distributions. OCC regulations govern capital distributions by a federal savings bank, which include cash dividends, stock repurchases and other transactions charged to the capital account. A savings bank must file an application for approval of a capital distribution if:

●	the total capital distributions for the applicable calendar year exceed the sum of the savings bank’s net income for that year to date plus the savings bank’s retained net income for the preceding two years;

●	the savings bank would not be at least adequately capitalized following the distribution;

●	the distribution would violate any applicable statute, regulation, agreement or OCC-imposed condition; or

●	the savings bank is not eligible for expedited treatment of its filings.

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Even if an application is not otherwise required, every savings bank that is a subsidiary of a holding company must still file a notice with the Federal Reserve at least 30 days before the board of directors declares a dividend or approves a capital distribution.

The Federal Reserve or OCC may disapprove a notice or application if:

●	the savings bank would be undercapitalized following the distribution;

●	the proposed capital distribution raises safety and soundness concerns; or

●	the capital distribution would violate a prohibition contained in any statute, regulation, agreement with a federal banking regulatory agency or any formal or informal enforcement action.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution may not make any capital distribution, if after making such distribution the institution would be undercapitalized.

Liquidity. A federal savings bank is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation.

Community Reinvestment Act and Fair Lending Laws. All savings banks have a responsibility under the Community Reinvestment Act and related regulations of the OCC to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In connection with its examination of a federal savings bank, the OCC is required to assess the association’s record of compliance with the Community Reinvestment Act. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the OCC, as well as other federal regulatory agencies and the Department of Justice. Colonial Bank received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties. A federal savings bank’s authority to engage in transactions with its affiliates is limited by federal regulations and by Sections 23A and 23B of the Federal Reserve Act and its implementing Regulation W. An affiliate is a company that controls, is controlled by, or is under common control with an insured depository institution such as Colonial Bank. Colonial Bank is an affiliate of Colonial Financial. In general, loan transactions between an insured depository institution and its affiliate are subject to certain quantitative and collateral requirements. In this regard, transactions between an insured depository institution and its affiliate are limited to 10% of the institution’s unimpaired capital and unimpaired surplus for transactions with any one affiliate and 20% of unimpaired capital and unimpaired surplus for transactions in the aggregate with all affiliates. Collateral in specified amounts ranging from 100% to 130% of the amount of the transaction must usually be provided by affiliates in order to receive loans from the association. In addition, federal regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates. The OCC requires savings banks to maintain detailed records of all transactions with affiliates.

Colonial Bank’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve. Among other things, these provisions require that extensions of credit to insiders (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) not exceed certain limitations on the amount of credit extended to such persons, individually and in

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the aggregate, which limits are based, in part, on the amount of Colonial Bank’s capital. In addition, extensions of credit in excess of certain limits must be approved by Colonial Bank’s board of directors.

Enforcement. The OCC has primary enforcement responsibility over federal savings institutions and has the authority to bring enforcement action against all “institution-affiliated parties,” including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action by the OCC may range from the issuance of a capital directive or cease and desist order, to removal of officers and/or directors of the institution and the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The FDIC also has the authority to terminate deposit insurance or to recommend to the OCC that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take action under specified circumstances.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate. The federal banking agencies approved Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

Prompt Corrective Action Regulations. Under the prompt corrective action regulations, the OCC is required and authorized to take supervisory actions against undercapitalized savings banks. For this purpose, a savings bank is placed in one of the following five categories based on the savings bank’s capital:

●	well-capitalized (at least 5% leverage capital, 6% Tier 1 risk-based capital and 10% total risk-based capital);

●	adequately capitalized (at least 4% leverage capital (3% for savings banks with a composite examination rating of 1), 4% Tier 1 risk-based capital and 8% total risk-based capital);

●	undercapitalized (less than 4% leverage capital (3% for savings banks with a composite examination rating of 1), 4% Tier 1 risk-based capital or 8% total risk-based capital);

●	significantly undercapitalized (less than 6% total risk-based capital, 3% Tier 1 risk-based capital or 3% leverage capital); or

●	critically undercapitalized (less than 2% tangible capital).

Generally, the OCC is required to appoint a receiver or conservator for a savings bank that is “critically undercapitalized” within specific time frames. The regulations also provide that a capital restoration plan must be filed with the OCC within 45 days of the date a savings bank receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” The criteria for an acceptable capital restoration plan include, among other things, the establishment of the methodology and assumptions for attaining adequately capitalized status on an annual basis, procedures for ensuring compliance with restrictions imposed by applicable federal regulations, the identification of the types and levels of activities the savings bank will engage in while the capital restoration plan is in effect, and assurances that the capital restoration plan will not appreciably increase the current risk profile of the savings bank. Any holding company for the savings bank required to submit a capital restoration plan must guarantee the lesser of: an amount equal to 5% of a savings bank’s assets at the time it was

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notified or deemed to be undercapitalized by the OCC, or the amount necessary to restore the savings bank to adequately capitalized status. This guarantee remains in place until the OCC notifies the savings bank that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the OCC has the authority to require payment and collect payment under the guarantee. Failure by a holding company to provide the required guarantee will result in certain operating restrictions on the savings bank, such as restrictions on the ability to declare and pay dividends, pay executive compensation and management fees, and increase assets or expand operations. The OCC may also take any one of a number of discretionary supervisory actions against undercapitalized savings banks, including the issuance of a capital directive and the replacement of senior executive officers and directors.

At September 30, 2014, Colonial Bank met the criteria for being considered “well-capitalized.”

In connection with the final capital rule described earlier, the federal banking agencies have approved revisions, effective January 1, 2015, to the prompt corrective action framework. Under the revised prompt corrective action requirements, insured depository institutions would be required to meet the following in order to qualify as “well capitalized:” (1) a common equity Tier 1 risk-based capital ratio of 6.5%; (2) a Tier 1 risk-based capital ratio of 8% (increased from 6%); (3) a total risk-based capital ratio of 10% (unchanged from current rules) and (4) a Tier 1 leverage ratio of 5% (unchanged from the current rules).

Insurance of Deposit Accounts. Colonial Bank’s deposits are insured up to applicable limits by the Deposit Insurance Fund of the FDIC. Federal deposit insurance per account owner has been raised to $250,000.

Under the FDIC’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other factors, with less risky institutions paying lower assessments. An institution’s assessment rate depends upon the category to which it is assigned, and certain adjustments specified by FDIC regulations. The FDIC may adjust the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment. No institution may pay a dividend if in default of the federal deposit insurance assessment.

Assessment rates previously ranged from seven to 77.5 basis points of assessable deposits. The Dodd-Frank Act required the FDIC to revise its procedures to base its assessments upon total assets less tangible equity instead of deposits. The FDIC finalized a rule, effective April 1, 2011, that changed the assessment range to 2.5 to 45 basis points of total assets less tangible equity.

In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation to recapitalize a predecessor deposit insurance fund. That payment is established quarterly and during the quarter ended September 30, 2014 equaled 0.62 basis points of total assets less tangible capital.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The FDIC must seek to achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more are supposed to fund the increase. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the FDIC and the FDIC has recently exercised that discretion by establishing a long range fund ratio of 2%.

The FDIC has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Colonial Bank. Colonial Bank cannot predict what insurance assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or regulatory condition imposed in writing. Colonial Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

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Prohibitions Against Tying Arrangements. Federal savings banks are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Federal Home Loan Bank System. Colonial Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending. As a member of the Federal Home Loan Bank of New York, Colonial Bank is required to acquire and hold shares of capital stock in the Federal Home Loan Bank. As of September 30, 2014, Colonial Bank was in compliance with this requirement.

Qualified Mortgages and Retention of Credit Risk. The CFPB has issued a rule designed to clarify for lenders how they can avoid legal liability under the Dodd-Frank Act, which would hold lenders accountable for ensuring a borrower’s ability to repay a mortgage. Loans that meet this “qualified mortgage” definition will be presumed to have complied with the new ability-to-repay standard. Under the CFPB’s rule, a “qualified mortgage” loan must not contain certain specified features, including:

●	excessive upfront points and fees (those exceeding 3% of the total loan amount, less “bona fide discount points” for prime loans);

●	interest-only payments;

●	negative-amortization; and

●	terms longer than 30 years.

Also, to qualify as a “qualified mortgage,” a borrower’s total monthly debt-to-income ratio may not exceed 43%. Lenders must also verify and document the income and financial resources relied upon to qualify the borrower for the loan and underwrite the loan based on a fully amortizing payment schedule and maximum interest rate during the first five years, taking into account all applicable taxes, insurance and assessments. The CFPB’s rule on qualified mortgages could limit Colonial Bank’s ability or desire to make certain types of loans or loans to certain borrowers, or could make it more expensive and/or time consuming to make these loans, which could limit its growth or profitability.

In addition, the Dodd-Frank Act requires the regulatory agencies to issue regulations that require securitizers of loans to retain not less than 5% of the credit risk for any asset that is not a “qualified residential mortgage.” The regulatory agencies have issued a proposed rule to implement this requirement. The Dodd-Frank Act provides that the definition of “qualified residential mortgage” can be no broader than the definition of “qualified mortgage” issued by the CFPB for purposes of its regulations (as described above). Although the final rule with respect to the retention of credit risk has not yet been issued, the final rule could have a significant effect on the secondary market for loans and the types of loans Colonial Bank originates, and restrict Colonial Banks ability to make loans.

Federal Reserve System

Federal Reserve regulations require savings banks to maintain noninterest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At December 31, 2013, Colonial Bank was in compliance with these reserve requirements.

Other Regulations

Interest and other charges collected or contracted for by Colonial Bank are subject to state usury laws and federal laws concerning interest rates. Colonial Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:

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●	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

●	Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

●	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

●	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

●	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

●	Truth in Savings Act; and

●	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Colonial Bank also are subject to the:

●	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

●	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

●	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

●	the USA PATRIOT Act, which requires savings banks to, among other things, establish broadened anti-money laundering compliance programs, and due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements that also apply to financial institutions under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

●	the Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

Colonial Financial is a unitary savings and loan holding company, subject to regulation and supervision by the Federal Reserve. The Federal Reserve has enforcement authority over Colonial Financial and its non-savings institution subsidiaries. Among other things, this authority permits the Federal Reserve to restrict or prohibit activities that are determined to be a risk to Colonial Bank.

Colonial Financial’s activities are limited to those activities permissible for financial holding companies or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance, incidental to financial activities or

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complementary to a financial activity. The Dodd-Frank Act added that any savings and loan holding company that engages in activities permissible for a financial holding company must meet the qualitative requirements for a bank holding company to be a financial holding company and conduct the activities in accordance with the requirements that would apply to a financial holding company’s conduct of the activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c) (8) of the Bank Holding Company Act, subject to the prior approval of the Federal Reserve, and certain additional activities authorized by Federal Reserve regulations.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring control of another savings institution or holding company thereof, without prior written approval of the Federal Reserve. It also prohibits the acquisition or retention of, with specified exceptions, more than 5% of the equity securities of a company engaged in activities that are not closely related to banking or financial in nature or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve must consider the financial and managerial resources and future prospects of the savings institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

Savings and loan holding companies are not currently subject to specific regulatory capital requirements. The Dodd-Frank Act, however, required the Federal Reserve to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to institutions themselves. The previously discussed final rule regarding regulatory capital requirements implements the Dodd-Frank Act as to savings and loan holding companies. Consolidated regulatory capital requirements identical to those applicable to the subsidiary depository institutions will apply to savings and loan holding companies as of January 1, 2015. As is the case with institutions themselves, the capital conservation buffer will be phased in between 2016 and 2019.

Dividends and Stock Repurchases. The Federal Reserve has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies that it has made applicable to savings and loan holding companies as well. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory review of capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend. The guidance also provides for prior regulatory review where the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also provides for regulatory review prior to a holding company redeeming or repurchasing regulatory capital instruments when the holding company is experiencing financial weaknesses or redeeming or repurchasing common stock or perpetual preferred stock that would result in a net reduction as of the end of a quarter in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies could affect the ability of Colonial Financial to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

The Dodd-Frank Act also extends the “source of strength” doctrine to savings and loan holding companies. The regulatory agencies must issue regulations requiring that all bank and savings and loan holding companies serve as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

Federal Securities Laws

Colonial Financial common stock is registered with the Securities and Exchange Commission. Colonial Financial is subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

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Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. Colonial Financial’s Chief Executive Officer and Chief Financial Officer are required to certify, among other things, that its quarterly and annual reports do not contain any untrue statement of a material fact.

Properties

The following table provides certain information with respect to Colonial Financial’s banking offices as of September 30, 2014:

Location	Owned or Leased	Net Book Value of Real Property
		(In thousands)
Main Office:
2745 S. Delsea Drive Vineland, New Jersey 08360	Owned	$4,635
Branch Offices:
85 West Broad Street Bridgeton, New Jersey 08302	Owned	$377
339 Main Street Cedarville, New Jersey 08311	Owned	$249
1107 North High Street Millville, New Jersey 08332	Owned	$219
227 Bridgeton Pike Mantua, New Jersey 08051	Owned	$451
271 Lambs Road Sewell, New Jersey 08080	Owned	$282
Route 77 and Big Oak Road Upper Deerfield Township, New Jersey 08302	Owned	$689
1771 South Lincoln Avenue Vineland, New Jersey 08361	Owned	$299
125 West Landis Avenue Vineland, New Jersey 08360	Owned	$335

The net book value of Colonial Financial’s premises, land and equipment was approximately $7.5 million at September 30, 2014.

Legal Proceedings

Other than as set forth below, Colonial Financial is not engaged in any legal proceedings of a material nature at September 30, 2014. In the ordinary course of business, Colonial Financial is from time to time party to legal proceedings incident to its business. While the ultimate outcome of these proceedings cannot be predicted with certainty, management, after consultation with counsel representing Colonial Financial in these proceedings, does not expect that the resolution of these proceedings will have a material effect on Colonial Financial’s consolidated financial condition, results of operations or cash flows.

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On October 14, 2014, a complaint was filed in the Circuit Court for Baltimore City, Maryland against Colonial Financial and the Colonial Financial board of directors, seeking class action status and asserting that Colonial Financial and the Colonial Financial board of directors violated their fiduciary duties to stockholders in connection with the proposed Merger with Cape. Colonial Financial believes this complaint is without merit and intends to vigorously defend itself against this complaint.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Critical accounting policies are those that involve significant judgments and assumptions by management and that have, or could have, a material impact on Colonial Financial’s income or the carrying value of its assets. Colonial Financial’s critical accounting policies are those related to its allowance for loan losses, the evaluation of other-than-temporary impairment of investments securities, the valuation of and its ability to realize deferred tax assets and the measurement of fair value.

Allowance for Loan Losses. The allowance for loan losses is calculated with the objective of maintaining an allowance sufficient to absorb estimated probable loan losses inherent in the loan portfolio. Management’s determination of the adequacy of the allowance is based on periodic evaluations of the loan portfolio and other relevant factors. However, this evaluation is inherently subjective, as it requires an estimate of the loss for each risk rating and for each impaired loan, an estimate of the amounts and timing of expected future cash flows, and an estimate of the value of collateral.

Colonial Financial has established a systematic method of periodically reviewing the credit quality of the loan portfolio in order to establish the allowance for loan losses. The allowance for loan losses is based on Colonial Financial’s current judgments about the credit quality of individual loans and segments of the loan portfolio. The allowance for loan losses is established through a provision for loan losses based on Colonial Financial’s evaluation of the losses inherent in the loan portfolio, and considers all known internal and external factors that affect loan collectability as of the reporting date.

The allowance for loan losses consists of specific, general and unallocated components. Specific allocations are made for loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. The fair value of impaired collateral dependent loans is estimated using an appraisal of the collateral less estimated liquidation expenses or discounted cash flows for non-collateral dependent loans. Those impaired loans not requiring a write-down represent loans for which the fair value of the collateral or expected repayments exceeds the recorded investment in such loans. Impaired loans are charged off to the estimated fair value.

The allowance for losses on loans is determined by segregating the loans by loan category and assigning allowance percentages based on Colonial Financial’s historical loss experience, delinquency trends and management’s evaluation of the collectability of the loan portfolio. The allowance is adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. These significant factors may include changes in Colonial Financial’s lending policies and procedures, changes in current general economic conditions and business conditions affecting its primary lending areas, credit quality trends, collateral values, loan volumes and concentrations, seasoning of the loan portfolio, loss experience, and duration of the current business cycle. The applied loss factors are re-evaluated each reporting period to ensure their relevance in the current economic environment.

The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio. Future provisions for loan losses may include an unallocated component as Colonial Financial re-evaluate Colonial Financial’s estimates including, but not limited to changes in economic conditions in its market area, declines in local property values and concentrations of risk. Included in Colonial Financial’s estimate and evaluation is an analysis of its mortgage loans, both current and delinquent, that may have private mortgage insurance.

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Management believes this is a critical accounting policy because this evaluation involves a high degree of complexity and requires Colonial Financial to make subjective judgments that often require assumptions or estimates about various matters. Historically, Colonial Financial believes its estimates and assumptions have proven to be relatively accurate. Nevertheless, because a small number of non-performing loans could result in net charge-offs significantly in excess of the estimated losses inherent in Colonial Financial’s loan portfolio, additional provisions to the allowance for loan losses may be required that would adversely impact earnings for future periods. In addition, the OCC and the Federal Reserve, as an integral part of their examination processes, periodically review Colonial Financial’s allowance for loan losses. They may require the recognition of adjustments to the allowance for loan losses based on their judgment of information available to them at the time of their examinations. To the extent that actual outcomes differ from management’s estimates, additional provisions to the allowance for loan losses may be required that would adversely impact earnings in future periods.

Other-Than-Temporary Impairment. Investment securities are evaluated on at least a quarterly basis, to determine whether a decline in their value is other-than-temporary. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) whether or not Colonial Financial intends to sell or expect that it is more likely than not that it will be required to sell the investment security prior to an anticipated recovery in fair value. Once a decline in value for a debt security is determined to be other than temporary, the other-than-temporary impairment is separated into (a) the amount of total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss) and (b) the amount of other-than-temporary impairment related to all other factors. The amount of the total other-than-temporary impairment related to credit loss is recognized in earnings. The amount of other-than-temporary impairment related to other factors is recognized in other comprehensive income (loss). For equity securities, the full amount of the other-than-temporary impairment is recognized in earnings.

Valuation of Deferred Tax Assets. In evaluating Colonial Financial’s ability to realize deferred tax assets, management considers all positive and negative information, including its past operating results and its forecast of future taxable income. In determining future taxable income, management utilizes a budget process that makes business assumptions and the implementation of feasible and prudent tax planning strategies. These assumptions require Colonial Financial to make judgments about Colonial Financial’s future taxable income and are consistent with the plans and estimates Colonial Financial uses to manage its business. Any reduction in estimated future taxable income may require Colonial Financial to record a valuation allowance against Colonial Financial’s deferred tax assets which would result in additional income tax expense in the period.

Fair Value Measurements. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Colonial Financial estimates the fair value of financial instruments using a variety of valuation methods. Where financial instruments are actively traded and have quoted market prices, quoted market prices are used for fair value. When the financial instruments are not actively traded, other observable market inputs, such as quoted prices of securities with similar characteristics, may be used, if available, to determine fair value. When observable market prices do not exist, Colonial Financial estimates fair value. Other factors such as model assumptions and market dislocations can affect estimates of fair value. Differences in the fair value and carrying value of certain financial instruments (including changes in the differences between the fair value and the carrying value from period to period), such as loans, securities held to maturity, deposits and borrowings do not affect Colonial Financial’s reported financial condition or results of operations, as such financial instruments are carried at cost.

Comparison of Financial Condition at September 30, 2014 and December 31, 2013

Total assets decreased $30.5 million, or 5.2%, to $552.7 million at September 30, 2014, from $583.2 million at December 31, 2013. The decrease was mainly the result of decreases in cash and amounts due from banks, investment securities held-to-maturity, and net loans receivable offset by an increase in investment securities available-for-sale.

Net loans receivable decreased $4.6 million, or 1.7%, to $271.6 million at September 30, 2014 from $276.2 million at December 31, 2013. One- to four-family residential real estate loans increased $3.6 million to $153.3 million at September 30, 2014 from $149.7 at December 31, 2013. Commercial real estate loans decreased $16.2

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million to $63.4 million at September 30, 2014 from $79.6 million at December 31, 2013. Construction and land loans decreased $1.4 million to $7.3 million at September 30, 2014 from $8.7 million at December 31, 2013. Home equity loans and lines of credit decreased $1.4 million to $25.0 million at September 30, 2014 from $26.4 million at December 31, 2013. Commercial loans increased by $4.0 million to $21.3 million at September 30, 2014 from $17.3 million at December 31, 2013. Included in the net loans receivable are nonaccrual loans which decreased to $9.4 million at September 30, 2014 from $13.6 million at December 31, 2013.

Real estate owned decreased to $3.2 million at September 30, 2014 from $3.3 million at December 31, 2013. Colonial Financial currently holds through the foreclosure process or deed-in-lieu of foreclosure 13 properties, five of which are residential one- to four-family properties, three of which are nonresidential properties and five of which are construction and land loans.

Securities available-for-sale increased $8.3 million, or 3.7%, to $235.4 million at September 30, 2014 from $227.1 million at December 31, 2013. This increase was the result of purchases in the amount of $70.4 million and transfers from the held-to-maturity portfolio in the amount of $10.0 million and a market value increase of $4.6 million offset by calls, maturities and sales in the amount of $69.4 million and $14.3 million in principal amortization. Securities held-to-maturity decreased by $17.3 million as the entire held-to-maturity portfolio was transferred to the available-for-sale portfolio.

Deposits decreased $44.1 million, or 8.4%, to $477.9 million at September 30, 2014 from $522.0 million at December 31, 2013. NOW accounts increased $700,000 to $153.0 million at September 30, 2014 from $152.3 million at December 31, 2013. Savings accounts decreased $25.2 million to $86.0 million at September 30, 2014 from $111.2 million at December 31, 2013. Super NOW accounts decreased by $5.9 million to $37.8 million at September 30, 2014 from $43.7 million at December 31, 2013. Non-interest bearing demand accounts increased by $3.9 million to $46.6 million at September 30, 2014 from $42.7 million at December 31, 2013. Certificates of deposit decreased by $6.7 million to $101.5 million at September 30, 2014 from $108.2 million at December 31, 2013. Money market deposit accounts decreased $10.9 million, or 16.9%, to $52.9 million at September 30, 2014 from $63.8 million at December 31, 2014.

Federal Home Loan Bank borrowings totaled $9.7 million at September 30, 2014. There were no Federal Home Loan Bank borrowings outstanding at December 31, 2013.

Total stockholders’ equity increased $3.6 million to $62.8 million at September 30, 2014 from $59.2 million at December 31, 2013. This increase was mainly attributable to net income of $415,000 and an increase in the market value of available for sale securities of $3.1 million.

Comparison of Financial Condition at December 31, 2013 and 2012

Total assets decreased $40.4 million, or 6.5%, to $583.2 million at December 31, 2013 from $623.6 million at December 31, 2012. The decrease was the result of decreases in cash and cash and amounts due from banks, investment securities available-for-sale, investment securities held-to-maturity, net loans receivable, real estate owned, Federal Home Loan Bank stock, office properties and equipment and accrued interest receivable, offset by increases in bank-owned life insurance and the net deferred tax asset.

Net loans receivable decreased by $21.0 million, or 7.1%, to $276.2 million at December 31, 2013 from $297.2 million at December 31, 2012. One- to four-family residential real estate loans increased $1.1 million, or 0.7%, to $149.7 million at December 31, 2013 from $148.7 million at December 31, 2012. Commercial real estate loans decreased $10.5 million, or 11.7%, to $79.6 million at December 31, 2013 from $90.1 million at December 31, 2012. Home equity loans and lines of credit decreased $2.2 million, or 7.7%, to $26.4 million at December 31, 2013 from $28.7 million at December 31, 2012. Construction and land loans decreased $1.0 million, or 10.5%, to $8.7 million at December 31, 2013 from $9.7 million at December 31, 2012. Commercial loans decreased $6.0 million, or 25.9%, to $17.3 million at December 31, 2013 from $23.3 million at December 31, 2012.

Investment securities available for sale decreased $6.2 million, or 2.7%, to $227.1 million at December 31, 2013 from $233.3 million at December 31, 2012. The decrease was the result of sales in the amount of $25.0

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million of investment securities available for sale, $41.0 million in calls and maturities of investment securities available for sale, a decrease in the market value of investment securities available for sale of $11.4 million, $28.2 million in principal amortization and accretion of discounts and premiums in the amount of $19,000 offset by purchases of $99.4 million of mortgage-backed and investment securities available for sale. In addition, securities held to maturity decreased $12.6 million, or 42.2% to $17.3 million at December 31, 2013 from $29.9 million at December 31, 2012. The decrease in securities held to maturity was the result of principal amortization of $244,000 and $28.2 million in calls and maturities of investment securities held to maturity, offset by purchases of $15.6 million and accretion of discounts and premiums in the amount of $188,000.

Other assets increased by $58,000 to $4.0 million at December 31, 2013 from $3.9 million at December 31, 2012.  The increase was mainly due to the increase in prepaid income taxes. Cash and amounts due from banks decreased by $3.0 million to $23.4 million at December 31, 2013 from $26.4 million at December 31, 2012.

Colonial Financial invests in bank-owned life insurance to provide a funding source for benefit plan obligations. Bank-owned life insurance also generally provides non-interest income that is nontaxable. Federal regulations generally limit the investment in bank-owned life insurance to 25% of the sum of Colonial Bank’s tier 1 capital and its allowance for loan losses. At December 31, 2013, this limit was $15.7 million. The Bank is the owner of the policies and shares proceeds of the policies in a split dollar arrangement with the beneficiary of the insured employee or director. The amount of the split dollar arrangement is equal to three times the annual base salary of the insured at the time of his or her death less $50,000 for an employee and $250,000 for a director. During 2013, Colonial Financial increased its coverage of life insurance on key personnel from $14.2 million at December 31, 2012 to $14.6 million at December 31, 2013.

Deposits decreased $32.1 million, or 5.8%, to $522.0 million at December 31, 2013 from $554.1 million at December 31, 2012. NOW accounts decreased $15.9 million, or 9.4%, to $152.3 million at December 31, 2013 from $168.2 million at December 31, 2012. Money market deposit accounts decreased $8.2 million, or 11.4%, to $63.8 million at December 31, 2013 from $72.1 million at December 31, 2012. Savings accounts increased $4.8 million, or 4.5%, to $111.2 million at December 31, 2013 from $106.5 million at December 31, 2012. Certificates of deposit decreased $15.3 million, or 12.4%, to $108.2 million at December 31, 2013 from $123.6 million at December 31, 2012. Non-interest bearing demand accounts increased $3.4 million, or 8.8% to $42.7 million at December 31, 2013 from $39.3 million at December 31, 2012. Super NOW accounts decreased $808,000, or 1.8%, to $43.7 million at December 31, 2013 from $44.5 million at December 31, 2012.

There were no borrowings outstanding as of December 31, 2013 and 2012, as Colonial Financial has not required excess liquidity to fund its operations.

Total stockholders’ equity decreased $8.8 million to $59.2 million at December 31, 2013 from $68.0 million at December 31, 2012. This decrease was attributable to a net loss of $1.8 million and a decrease in other comprehensive income of $7.4 million as well as stock repurchases in the amount of $134,000. Accumulated other comprehensive income decreased by $7.4 million to a loss of $4.5 million at December 31, 2013 from income of $2.9 million at December 31, 2012 as a result of a decrease in unrealized gains on investment securities available for sale. Because of interest rate volatility, accumulated other comprehensive income (loss) could materially fluctuate for future interim periods and years depending on economic and interest rate conditions.

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Average Balance Sheet

The following table sets forth average balances, average yields and costs, and certain other information for the years indicated. Tax-equivalent yield adjustments have not been made for tax-exempt securities. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income.

	For the Nine Months Ended September 30,			For the Years Ended December 31,
	2014			2013			2012			2011
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
	(Dollars in thousands)
Interest-earning assets:
Loans	$270,584	$9,087	4.48%	$290,975	$13,616	4.68%	$294,828	$15,682	5.32%	$310,045	$17,781	5.74%
Securities:
Taxable	228,590	2,517	1.47%	248,221	4,060	1.64%	238,255	5,117	2.15%	211,249	5,565	2.68%
Tax-exempt	10,555	170	2.15%	23,576	453	1.92%	30,501	608	1.99%	30,846	630	2.04%
Total interest-earning assets	509,729	11,774	3.08%	562,772	18,129	3.22%	563,584	21,407	3.81%	552,140	24,067	4.36%
Non-interest-earning assets	47,700			50,623			64,408			48,642
Total assets	$557,429			$613,395			$627,992			$600,782

Interest-bearing liabilities:
Savings accounts	$85,865	213	0.33%	$108,803	632	0.58%	107,725	774	0.72%	106,483	1,380	1.30%
NOW accounts	194,993	553	0.38%	204,865	1,185	0.58%	194,450	1,633	0.84%	145,854	1,490	1.02%
Money market deposits	56,548	126	0.30%	67,425	287	0.43%	70,241	532	0.76%	70,900	778	1.10%
Certificates of deposit	104,174	1,101	1.41%	115,527	1,715	1.48%	139,068	2,457	1.77%	159,508	3,387	2.12%
Total interest-bearing deposits	441,580	1,993	0.60%	496,620	3,819	0.77%	511,484	5,396	1.05%	482,745	7,035	1.46%
Borrowings	5,560	16	0.39%	7,557	29	0.38%	1,836	35	1.91%	6,235	119	1.89%
Total interest-bearing liabilities	447,140	2,009	0.60%	504,177	3,848	0.76%	513,320	5,431	1.06%	488,980	7,154	1.46%
Non-interest-bearing liabilities	47,440			45,649			43,575			40,553
Total liabilities	494,580			549,826			556,895			529,533
Equity	62,849			63,569			71,097			71,249
Total liabilities and equity	$557,429			$613,395			$627,992			$600,782

Net interest income		$9,765			$14,281			$15,976			$16,913
Interest rate spread(1)			2.48%			2.46%			2.74%			2.90%
Net interest-earnings assets(2)	$62,589			$58,595			$50,264			$63,160
Net interest margin(3)			2.55%			2.54%			2.83%			3.06%
Average interest-earning assets to average interest-bearing liabilities	114.00%			111.62%			109.79%			112.92%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning liabilities.

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Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on Colonial Financial’s net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume.

	Nine Months Ended September 30, 2014 vs 2013			Years Ended December 31, 2013 vs. 2012			Years Ended December 31, 2012 vs. 2011
	Increase (Decrease) Due to			Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume	Rate	Net	Volume	Rate	Net	Volume	Rate	Net
	(In thousands)

Interest-earning assets:
Loans	$(799)	$(464)	$(1,263)	$(203)	$(1,863)	$(2,066)	$(853)	$(1,246)	$(2,099)
Securities:
Taxable	(295)	(285)	(580)	225	(1,282)	(1,057)	976	(1,515)	(539)
Tax-exempt	(214)	31	(183)	(134)	(21)	(155)	(7)	(15)	(22)
Total interest-earning assets	(1,308)	(718)	(2,026)	(112)	(3,166)	(3,278)	116	(2,776)	(2,660)

Interest-bearing liabilities:
Savings accounts	(85)	(177)	(262)	8	(150)	(142)	16	(622)	(606)
NOW accounts	(55)	(381)	(436)	93	(541)	(448)	304	(161)	143
Money market deposit	(36)	(62)	(98)	(20)	(225)	(245)	(7)	(239)	(246)
Certificates of deposit	(143)	(71)	(214)	(382)	(360)	(742)	(404)	(526)	(930)
Total interest-bearing deposits	(319)	(691)	(1,010)	(301)	(1,276)	(1,577)	(91)	(1,548)	(1,639)
Borrowings	(12)	1	(11)	(8)	2	(6)	(84)	—	(84)
Total interest-bearing liabilities	(331)	(690)	(1,021)	(309)	(1,274)	(1,583)	(175)	(1,548)	(1,723)

Net change in interest income	$(977)	$(28)	$(1,005)	$197	$(1,892)	$(1,695)	$291	$(1,228)	$(937)

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Comparison of Operating Results for the Nine Months Ended September 30, 2014 and September 30, 2013

General. Colonial Financial experienced net income of $415,000 for the nine months ended September 30, 2014 compared to a net loss of $2.4 million for the nine months ended September 30, 2013. The principal reasons for the increase in net income were a decrease in the provision for loan losses in the amount of $5.3 million and a decrease in total non-interest expense of $888,000 offset by a decrease in net interest income of $1.0 million, a decrease in total non-interest income of $625,000 and an increase in income tax expense of $1.6 million.

Interest Income. Interest income decreased $2.0 million to $11.8 million for the nine months ended September 30, 2014 from $13.8 million for the nine months ended September 30, 2013. The decrease in interest income resulted from a decrease of $1.3 million in interest income on loans and a decrease of $763,000 in interest income on securities.

Interest income on loans decreased $1.3 million to $9.1 million for the nine months ended September 30, 2014 from $10.4 million for the nine months ended September 30, 2013. The average balance of loans decreased $24.0 million to $270.0 million for the nine months ended September 30, 2014 from $294.0 million for the nine months ended September 30, 2013 along with a decrease in the average yield to 4.48% for the nine months ended September 30, 2014 from 4.69% for the nine months ended September 30, 2013.

Interest income on securities decreased by $763,000 to $2.7 million for the nine months ended September 30, 2014 from $3.5 million for the nine months ended September 30, 2013. The decrease in interest income on securities was due to a decrease in the average yield on taxable and tax-exempt securities of 16 basis points to 1.50% for the nine months ended September 30, 2014 from 1.66% for the nine months ended September 30, 2013 along with a decrease in the average balance of taxable and tax-exempt securities to $239.1 million for the nine months ended September 30, 2014 from $277.7 million for the nine months ended September 30, 2013. The yields on tax-exempt securities are not tax-affected.

Interest Expense. Interest expense decreased $1.0 million to $2.0 million for the nine months ended September 30, 2014 from $3.0 million for the nine months ended September 30, 2013.

Interest expense on interest-bearing deposits decreased by $1.0 million to $2.0 million for the nine months ended September 30, 2014 from $3.0 million for the nine months ended September 30, 2013. The decrease in interest expense on interest-bearing deposits was due to a decrease in the average rate paid on interest-bearing deposits to 0.60% for the nine months ended September 30, 2014 from 0.80% for the nine months ended September 30, 2013 along with a decrease in the average balance of interest-bearing deposits to $441.6 million for the nine months ended September 30, 2014 from $501.7 million for the nine months ended September 30, 2013. Colonial Financial experienced decreases in the average balances and average costs across all categories of interest-bearing deposits for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013.

Interest expense on borrowings decreased $11,000 to $16,000 for the nine months ended September 30, 2014 from $27,000 for the nine months ended September 30, 2013. This decrease was primarily due to a $4.0 million decrease in the average balance of borrowings to $5.6 million for the nine months ended September 30, 2014 from $9.6 million for the nine months ended September 30, 2013, partially offset by an increase in the average rate paid on borrowings to 0.39% for the nine months ended September 30, 2014 from 0.38% for the nine months ended September 30, 2013.

Provision for Loan Losses. Colonial Financial establishes provisions for loan losses, which are charged to operations in order to maintain the allowance for loan losses at a level we consider necessary to absorb probable credit losses inherent in the loan portfolio. In determining the level of the allowance for loan losses, Colonial Financial considers past and current loss experience, evaluation of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan and the levels of nonperforming and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or later events change. Colonial Financial assesses the allowance for loan losses on a quarterly basis and make provisions for loan losses in order to maintain the allowance.

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During the nine months ended September 30, 2014, Colonial Financial charged off $3.2 million in loans, which included $470,000 on one- to four-family loans, $199,000 on commercial real estate loans, $76,000 on construction and land loans, $100,000 on home equity and lines of credit and $2.4 million on commercial loans. As part of the Bank’s loan collection process, Colonial Financial re-appraises loans that are delinquent or impaired. The reasons for the charge-offs in the nine months ended September 30, 2014 were the cash flow analysis that Colonial Financial completed on non-collateral based impaired loans and the reduced appraisals that we received on collateral-based impaired loans Colonial Financial was monitoring. The charge-offs during this period are included in Colonial Financial’s risk-weighted historical loss rates based on the nature, type and industry sector of the loan. The historical loan rates are then incorporated in calculating the general component of Colonial Financial’s allowance for loan loss by loan category.

During the nine months ended September 30, 2013, Colonial Financial charged off $4.2 million in loans, which included $209,000 on one- to four-family loans, $1.8 million on commercial real estate loans, $37,000 on construction and land loans, $210,000 on home equity and lines of credit, $2.0 million on commercial loans, and $7,000 on consumer loans. As part of Colonial Financial Bank’s loan collection process, Colonial Financial re-appraises loans that are delinquent or impaired. The reason for the charge-offs in the nine months ended September 30, 2013 were the reduced appraisals that Colonial Financial received on impaired loans we were monitoring. The charge-offs during this period are included in Colonial Financial’s risk-weighted historical loss rates based on the nature, type and industry sector of the loan. The historical loan rates are then incorporated in calculating the general component of Colonial Financial’s allowance for loan loss by loan category.

Based on Colonial Financial’s evaluation of the above factors, Colonial Financial recorded a provision for loan losses of $290,000 for the nine months ended September 30, 2014 and a provision for loan losses of $5.5 million for the nine months ended September 30, 2013. The allowance for loan losses was $4.4 million, or 1.60% of total loans, at September 30, 2014, compared to $5.6 million, or 1.95% of total loans, at September 30, 2013. Colonial Financial’s balance of loans it evaluated individually for impairment was $17.4 million at September 30, 2014 and $25.3 million at December 31, 2013. At September 30, 2014, December 31, 2013 and September 30, 2013, Colonial Financial maintained unallocated allowances for loan losses of $1.3 million, $750,000 and $1.5 million respectively. The main reason for the increase in the unallocated portion of the allowance for loan losses is the amount of recoveries Colonial Financial received on loans that were previously charged off against earnings. The unallocated portion of the allowance is deemed to be appropriate as it reflects an uncertainty that remains in the loan portfolio, as well as a company-specific, industry-wide reluctance and a regulatory reluctance to reduce allowances at this time. Colonial Financial believes that the amount of provision in 2014 and the resulting allowance at September 30, 2014, are appropriate given the continuing level of risk in the loan portfolio, including the overall level of non-performing loans.

To the best of Colonial Financial’s knowledge, it recorded all losses that are both probable and reasonable to estimate at September 30, 2014 and 2013. However, future changes in the factors described above, including, but not limited to, actual loss experience with respect to Colonial Financial’s loan portfolio (including residential and commercial real estate loans) could result in material increases in its provisions for loan losses.

Non-interest Income. Non-interest income was $1.7 million for the nine months ended September 30, 2014 and $2.3 million for the nine months ended September 30, 2013. Fees and service charges on deposit accounts decreased by $51,000 to $853,000 for the nine months ended September 30, 2014 from $904,000 for the nine months ended September 30, 2013. For the nine months ended September 30, 2014, there was a net gain on the sale and call of investment securities in the amount of $500,000 compared to a net gain of $1.1 million for the nine months ended September 30, 2013. Earnings on bank owned life insurance totaled $319,000 for the nine months ended September 30, 2014 and $330,000 for the nine months ended September 30, 2013.

Non-interest Expense. Non-interest expense decreased $888,000 to $10.2 million for the nine months ended September 30, 2014 from $11.1 million for the nine months ended September 30, 2013. Compensation and benefits expense decreased by $880,000 to $4.3 million for the nine months ended September 30, 2014 from $5.2 million for the nine months ended September 30, 2013. The decrease in compensation and benefit expense was due to the elimination of director fees for the nine months ended September 30, 2014 as the director’s suspended payment of their fees. The decline was also due to reduced employee hours as branch staffing was matched to customer activity for the nine months ended September 30, 2014, as compared to the nine months ended September 30, 2013, and reduced ESOP expense. Occupancy and equipment expense increased $36,000 to $1.2 million for the

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nine months ended September 30, 2014 from $1.2 million for the nine months ended September 30, 2013. Federal deposit insurance premiums increased $7,000 to $541,000 for the nine months ended September 30, 2014 from $534,000 for the nine months ended September 30, 2013 due to increased premiums. Data processing fees increased by $53,000 to $773,000 for the nine months ended September 30, 2014 from $720,000 for the nine months ended September 30, 2013. This increase was due to costs associated with item processing. Professional fees decreased $36,000 to $893,000 for the nine months ended September 30, 2014 from $929,000 for the nine months ended September 30, 2013. Net real estate owned expense decreased $281,000 to $908,000 for the nine months ended September 30, 2014 from $1.2 million for the nine months ended September 30, 2013 due to reduced allowances for REO properties and reduced REO expenses. Merger-related expenses of $470,000 were incurred during the nine months ended September 30, 2104. Other expenses decreased to $1.0 million for the nine months ended September 30, 2014 from $1.1 million for the three months ended September 30, 2013.

Income Tax Benefit. Colonial Financial recorded an income tax expense of $548,000 for the nine months ended September 30, 2014, compared to an income tax benefit of $1.1 million for the nine months ended September 30, 2013. The effective tax rates are 56.9% and (31.4%), respectively. The effective tax rate for the nine months ended September 30, 2014 was adversely impacted by our payment of Merger-related expenses of $470,000 which Colonial Financial has treated as non-deductible, but will be re-evaluated for potential deductibility in relation to all other expenses incurred in regards to the Merger in the fourth quarter of 2014 and beyond.

Comparison of Operating Results for the Years Ended December 31, 2013 and December 31, 2012

General. Colonial Financial experienced a net loss of $1.8 million for the year ended December 31, 2013 compared to a net loss of $1.7 million for the year ended December 31, 2012. The principal reason for the loss for the year ended December 31, 2013 was a provision for loan losses of $5.7 million. Also, net interest income decreased by $1.7 million to $14.3 million for the year ended December 31, 2013 from $16.0 million for the year ended December 31, 2012 and non-interest expense increased by $404,000 to $14.8 million for the year ended December 31, 2013 from $14.4 million for the year ended December 31, 2012. Also, due to the net loss, the income tax benefit increased from a benefit of $1.3 million for the year ended December 31, 2012 to a benefit of $1.6 million for the year ended December 31, 2013.

Interest Income. Interest income decreased $3.3 million to $18.1 million for the year ended December 31, 2013 from $21.4 million for the year ended December 31, 2012. The decrease in interest income resulted from a $1.2 million decrease in interest income on investment securities and mortgage-backed securities and a decrease of $2.1 million on loans.

Interest income on loans decreased $2.1 million, or 13.2%, to $13.6 million for the year ended December 31, 2013 from $15.7 million for the year ended December 31, 2012. This decrease resulted from a 64 basis point decrease in the average yield on loans to 4.68% for the year ended December 31, 2013 from 5.32% for the year ended December 31, 2012 along with a decrease in the average balance of loans of $3.9 million, or 1.3%, to $291.0 million for the year ended December 31, 2013 from $294.8 million for the year ended December 31, 2012.

Interest income on securities decreased by $1.2 million to $4.5 million for the year ended December 31, 2013 from $5.7 million for the year ended December 31, 2012. The decrease in interest income on securities was due to a decrease in the average yield on taxable and tax-exempt securities of 47 basis points to 1.66% for the year ended December 31, 2013 from 2.13% for the year ended December 31, 2012, which was offset by an increase in the average balance of taxable and tax-exempt securities to $271.8 million for the year ended December 31, 2013 from $268.8 million for the year ended December 31, 2012. The increase in the average balance of securities resulted from Colonial Financial’s investing excess cash in short-term investment securities. The yields on tax-exempt securities are not tax-affected.

Interest Expense. Interest expense decreased $1.6 million, or 29.1%, to $3.8 million for the year ended December 31, 2013 from $5.4 million for the year ended December 31, 2012.

Interest expense on interest-bearing deposits decreased by $1.6 million, or 29.2%, to $3.8 million for the year ended December 31, 2013 from $5.4 million for the year ended December 31, 2012. The decrease in interest expense on interest-bearing deposits was due to a decrease of 28 basis points in the average rate paid on interest-

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bearing deposits to 0.77% for the year ended December 31, 2013 from 1.05% for the year ended December 31, 2012. Colonial Financial experienced decreases in the average cost across all categories of interest-bearing deposits for the year ended December 31, 2013. This was augmented by a $14.9 million, or 2.9%, decrease in the average balance of interest-bearing deposits to $496.6 million for the year ended December 31, 2013 from $511.5 million for the year ended December 31, 2012.

Interest expense on borrowings decreased $6,000 to $29,000 for the year ended December 31, 2013 from $35,000 for the year ended December 31, 2012. This decrease was due to a decrease in the average cost of such borrowings to 0.38% for the year ended December 31, 2013 from 1.91% for the year ended December 31, 2012, offset by an increase in the average balance of borrowings to $7.6 million for the year ended December 31, 2013 from $1.8 million for the year ended December 31, 2012.

Net Interest Income. Net interest income decreased by $1.7 million, or 10.6%, to $14.3 million for the year ended December 31, 2013 from $16.0 million for the year ended December 31, 2012 as the $812,000 decrease in Colonial Financial’s average interest earning assets was more than offset by a $9.1 million decrease in its average interest bearing liabilities and a 29 basis point decrease in its net interest margin to 2.54% for the year ended December 31, 2013 from 2.83% for the year ended December 31, 2012, and a 28 basis point decrease in its net interest rate spread to 2.46% for the year ended December 31, 2013 from 2.74% for the year ended December 31, 2012.

Provision for Loan Losses. Colonial Financial establishes provisions for loan losses, which are charged to operations in order to maintain the allowance for loan losses at a level it considers necessary to absorb probable credit losses inherent in the loan portfolio. In determining the level of the allowance for loan losses, Colonial Financial considers past and current loss experience, evaluation of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan and the levels of nonperforming and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or later events change. Colonial Financial assesses the allowance for loan losses on a quarterly basis and make provisions for loan losses in order to maintain the allowance.

Based on Colonial Financial’s evaluation of the above factors, it recorded a provision for loan losses of $5.7 million for the year ended December 31, 2013 and a provision for loan losses of $6.5 million for the year ended December 31, 2012. The allowance for loan losses was $5.9 million, or 2.07% of total loans, at December 31, 2013, compared to $4.1 million, or 1.37% of total loans, at December 31, 2012.

For the year ended December 31, 2012, the charge-offs on commercial real estate loans were due to reduced valuations on re-appraisals of the underlying collateral for such loans. Six out of seven loans in one particular sector of the commercial real estate portfolio were identified as impaired and written down in the second quarter 2012 to the estimated fair value based on appraisals. The Bank feels this industry sector is not representative of the remaining commercial real estate portfolio and has therefore reduced the risk-weighted historical loss factor for the second quarter of 2012 in the calculation for the general loan loss allowance. The Bank has not seen similar decreases in collateral valuations in other commercial real estate industry sectors since the collateral in other sectors is different in type and nature. The charge-offs during the year are included in Colonial Financial’s risk-weighted historical loss rates based on the nature, type and industry sector of the loan. The historical loss rates are segmented by eight quarters and incorporated in calculating the general component of Colonial Financial’s allowance for loan loss by loan category. The calculation of the allowance for loans losses on Colonial Financial’s loan portfolio consists of the historical loan loss rate and a qualitative adjustment. Charge-offs during the year are included in Colonial Financial’s historical loan loss rate. While qualitative risk factors in the general allowance calculation were increased in response to the increase collateral valuation risk noted in the previously mentioned sector, positive trends in the volume and severity of past due loans in the rest of the commercial real estate portfolio resulted in lower qualitative risk factors and an overall lower general reserve for the commercial real estate portfolio.

Colonial Financial’s balance of loans it evaluated individually for impairment decreased to $25.3 million at December 31, 2013 from $30.7 million at December 31, 2012, although it provided specific allowances on loans with principal balances of $3.9 million as of December 31, 2013 and $479,000 as of December 31, 2012. In an October 2011 directive, the OCC required all specific valuation allowances (“SVA”) on collateral-dependent loans

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(SVAs established when the recorded investment in an impaired loan exceeded the measured value of the collateral) maintained by savings institutions to be charged off. As a result, reported loan charge-offs for the year ended December 31, 2012 includes the charge-off of specific valuation allowances, which had a balance of $2.6 million at December 31, 2011. At December 31, 2013 and 2012, all nonaccrual loans were individually evaluated for impairment.

The allowance for loan losses represented 43.16% of nonperforming loans at December 31, 2013 and 31.55% of nonperforming loans at December 31, 2012. As a result of Colonial Financial’s recent increase in nonperforming loans, it experienced net charge-offs of $4.0 million for the year ended December 31, 2013 and $7.4 million for the year ended December 31, 2012. In addition, at December 31, 2013, approximately 43% of Colonial Financial’s non-performing loans were one- to four-family residential and home equity real estate loans and 57% of its non-performing loans were commercial real estate, construction and land loans and commercial loans. Colonial Financial decreased the balance of the unallocated portion of the allowance for loan losses to $750,000 at December 31, 2013 compared to the balance of the unallocated portion of the allowance for loan losses at $1.5 million at December 31, 2012. Colonial Financial decreased the unallocated portion to better reflect individual loan reserves and to reflect the large reduction in overall loan balances.

To the best of Colonial Financial’s knowledge, it has recorded all losses that are both probable and reasonable to estimate at December 31, 2013 and 2012. However, future changes in the factors described above, including, but not limited to, actual loss experience with respect to Colonial Financial’s loan portfolio (including residential and commercial real estate loans) could result in material increases in its provisions for loan losses.

Non-interest Income. Non-interest income increased $911,000 to $2.8 million for the year ended December 31, 2013 compared to $1.8 million for the year ended December 31, 2012. Fees and service charges on deposit accounts increased by $36,000 to $1.2 million for the year ended December 31, 2013 from $1.2 million for the year ended December 31, 2012. Net gains on the sales and calls of investment securities increased to $1.1 million for the year ended December 31, 2013 from $259,000 for the year ended December 31, 2012.

Non-interest Expense. Non-interest expense increased $404,000, or 2.8%, to $14.8 million for the year ended December 31, 2013 from $14.4 million for the year ended December 31, 2012. Compensation and benefits expense remained level at $6.9 million for the years ended December 31, 2013 and 2012. Occupancy and equipment expense also remained level at $1.6 million for the years ended December 31, 2013 and 2012. Data processing expense increased $89,000 to $968,000 for the year ended December 31, 2013 from $879,000 for the year ended December 31, 2012. FDIC insurance premiums increased by $202,000 to $733,000 for the year ended December 31, 2013 from $531,000 for the year ended December 31, 2012. This increase was due to the increased insurance premium as a result of being under the Formal Agreement. Professional fees increased by $421,000 to $1.3 million for the year ended December 31, 2013 from $850,000 for the year ended December 31, 2012. This increase was due to higher legal expenses and loan collection expenses offset by a decrease in auditing and accounting fees. Real estate owned expense decreased to $1.5 million for the year ended December 31, 2013 from $1.8 million for the year ended December 31, 2012. This decrease is due to the lower additions to the allowance for losses on real estate owned and the net gains on the sale of real estate owned for the year ended December 31, 2013 offset by increased expenses attributable to holding more properties in real estate owned. Other expenses increased $111,000 to $1.5 million for the year ended December 31, 2013. This increase was mainly attributable to increases in appraisal expense, insurance expense, supervisory examination expense, telephone expense offset by a reduction in training and education expense.

Income Tax Expense. Colonial Financial recorded a benefit of $1.6 million for income taxes for the year ended December 31, 2013, compared to a benefit of $1.3 million for the year ended December 31, 2012, reflecting effective tax rates of (47.3)% and (43.0)%, respectively. The benefits were due to the losses Colonial Financial experienced during the year.

Liquidity and Capital Resources

Liquidity is the ability to meet current and future financial obligations of a short-term nature. Colonial Financial’s primary sources of funds consist of deposit inflows, loan repayments and maturities and sales of securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds,

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deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

Colonial Financial regularly adjusts its investments in liquid assets based upon its assessment of expected loan demand, expected deposit flows, yields available on interest-earning deposits and securities, and the objectives of its asset/liability management program. Excess liquid assets are invested generally in interest-earning deposits and short- and intermediate-term securities.

Colonial Financial’s most liquid assets are cash and cash equivalents. The levels of these assets are dependent on its operating, financing, lending and investing activities during any given period. At September 30, 2014, cash and cash equivalents totaled $8.4 million compared to $23.4 million at December 31, 2013. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $235.4 million at September 30, 2014 and $227.1 million at December 31, 2013. In addition, at September 30, 2014, Colonial Financial had the ability to borrow a total of $165.8 million from the Federal Home Loan Bank of New York (30% of its assets at that date) compared to $174.9 million at December 2013. At September 30, 2014, there were $9.7 million in Federal Home Loan Bank advances outstanding compared to no advances at December 31, 2013.

At September 30, 2014 and December 31, 2013, loan commitments outstanding totaled $6.0 and $10.0 million, respectively. In addition to commitments to originate loans, Colonial Financial had $25.2 million in unadvanced funds to borrowers compared to $19.5 million in unadvanced funds and $3.0 million of commitments issued under standby letters of credit at December 31, 2013. Total certificates of deposit due within one year of September 30, 2014 totaled $51.9 million and $51.0 million at December 31, 2013. Total certificates of deposit due within one year of September 30, 2014 represent 10.9% of total deposits and 9.8% of total deposits at December 31, 2013. If these deposits do not remain with us, Colonial Financial will be required to seek other sources of funds, including other certificates of deposit and Federal Home Loan Bank advances. Depending on market conditions, Colonial Financial may be required to pay higher rates on such deposits or other borrowings than it currently pays on the certificates of deposit due on or before September 30, 2015. Colonial Financial has the ability to attract and retain deposits by adjusting the interest rates offered.

Colonial Financial has no material commitments or demands that are likely to affect its liquidity other than set forth above. In the event loan demand were to increase at a pace greater than expected, or any unforeseen demand or commitment were to occur, Colonial Financial could access Colonial Financial’s borrowing capacity with the Federal Home Loan Bank of New York or increase deposit rates to attract additional deposits.

Colonial Financial’s primary investing activities are the origination of loans and the purchase of securities. For the nine months ended September 30, 2014, Colonial Financial originated $52.7 million of loans and purchased $70.4 million of securities. For the year ended December 31, 2013, we originated $51.6 million of loans and purchased $115.0 million of securities. We have not purchased any whole loans in recent periods.

Financing activities consist primarily of activity in deposit accounts and Federal Home Loan Bank advances. Colonial Financial experienced a net decrease of $44.2 million and a net decrease of $26.8 million in total deposits for the nine months ended September 30, 2014 and 2013, respectively. In addition, Colonial Financial experienced a net decrease in total deposits of $32.1 million for the year ended December 31, 2013 and a net increase in total deposits of $33.4 million for the year ended December 31, 2012. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by Colonial Financial and its local competitors and other factors. Colonial Financial generally manages the pricing of its deposits to be competitive in its local markets.

There were $9.7 million in Federal Home Loan Bank short-term borrowings outstanding at September 30, 2014 and no advances at December 31, 2013. Federal Home Loan Bank advances have primarily been used to fund loan demand and purchase securities.

Colonial Bank is subject to various regulatory capital requirements administered by the Office of Comptroller of the Currency, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories.

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In July 2013, the OCC and the other federal bank regulatory agencies issued a final rule that will revise their leverage and risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4% to 6% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property. The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for purposes of calculating regulatory capital requirements unless a one-time opt-in or opt-out is exercised. The rule limits a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements.

The final rule becomes effective for Colonial Bank on January 1, 2015. The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective. The final rule also implements consolidated capital requirements for savings and loan holding companies, such as Colonial Financial Services, Inc., effective January 1, 2015.

Management of Market Risk

General. The majority of Colonial Financial’s assets and liabilities are monetary in nature. Consequently, Colonial Financial’s most significant form of market risk is interest rate risk. Colonial Financial’s assets, consisting primarily of mortgage loans, have longer maturities than its liabilities, consisting primarily of deposits. As a result, a principal part of Colonial Financial’s business strategy is to manage interest rate risk and reduce the exposure of its net interest income to changes in market interest rates. Accordingly, Colonial Financial’s board of directors has established an Asset/Liability Management Committee, consisting of senior management, which is responsible for evaluating the interest rate risk inherent in Colonial Financial’s assets and liabilities, for determining the level of risk that is appropriate given its business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors. The Asset/Liability Management Committee monitors the level of interest rate risk and Colonial Financial’s board of directors reviews its asset/liability policies and interest rate risk position.

Colonial Financial has sought to manage its interest rate risk in order to minimize the exposure of its earnings and capital to changes in interest rates. Given the current low interest rate environment, Colonial Financial intends to use the following strategies to manage its interest rate risk:

●	maintaining its portfolios of shorter-term loans, including commercial real estate loans and home equity loans, subject to the limitations with respect to the amounts of these loans as a percentage of its capital and the allowance for loan losses;

●	maintaining adjustable-rate and shorter-term investments; and

●	maintaining pricing strategies that encourage deposits in longer-term, certificates of deposit.

In addition, in previous years, Colonial Financial has sold long-term (greater than 15 years) loans. By following these strategies, Colonial Financial believes that Colonial Financial is better positioned to react to increases in market interest rates. However, investments in shorter-term assets generally have lower yields than longer-term investments.

Economic Value of Equity. The Bank monitors its interest rate risk through the use of a simulation model which incorporates all asset and liability rate and maturity information, assumptions regarding prepayment speeds of loans and the effective maturity of non-maturity deposits, and simulates the effect of various interest rate movements on interest income and the economic value of equity (“EVE”). The quarterly reports developed in the simulation model assist Colonial Financial in identifying, measuring, monitoring and controlling interest rate risk to ensure compliance within Colonial Financial’s policy guidelines.

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The table below sets forth, as of September 30, 2014 and December 31, 2013, the estimated changes in Colonial Financial’s EVE that would result from the designated instantaneous changes in the United States Treasury yield curve. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

At September 30, 2014				EVE as a Percentage of Present Value of Assets (3)
Change in Interest Rates (basis points)		Estimated Increase (Decrease) in EVE			Increase
(1)	Estimated EVE (2)	Amount	Percent	EVE Ratio(4)	(Decrease (basis points)
(Dollars in thousands)

+400	$51,163	$(32,046)	(39)%	10.38%	(450)bp
+300	59,466	(23,743)	(29)%	11.70%	(318)bp
+200	67,886	(15,323)	(18)%	12.93%	(194)bp
+100	77,071	(6,138)	(7)%	14.20%	(68)bp
—	83,209	—	—%	14.88%	—bp
-100	91,128	7,919	10%	15.93%	105bp

At December 31, 2013				EVE as a Percentage of Present Value of Assets (3)
Change in Interest Rates (basis points)		Estimated Increase (Decrease) in EVE			Increase
(1)	Estimated EVE (2)	Amount	Percent	EVE Ratio(4)	(Decrease (basis points)
(Dollars in thousands)

+400	$23,929	$(50,634)	(68)%	4.72%	(789)bp
+300	36,559	(38,004)	(51)%	6.93%	(568)bp
+200	53,318	(21,245)	(28)%	9.69%	(292)bp
+100	66,469	(8,094)	(11)%	11.63%	(98)bp
—	74,563	—	—%	12.61%	—bp
-100	83,448	8,885	12%	13.78%	117bp

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of income cash flows on interest-earning assets.
(4)	EVE Ratio represents EVE divided by the present value of assets.

The table above indicates that at September 30, 2014, in the event of a 100 basis point increase in interest rates, Colonial Financial would experience a 7.4% decrease in the economic value of equity. In the event of a 200 basis point increase in interest rates, Colonial Financial would experience a 18.4% decrease in the economic value of equity. Both of these calculations are based on the calculated economic value of equity of $83.2 million at September 30, 2014.

In addition to modeling changes in Colonial Financial’s portfolio value of equity, Colonial Financial also runs simulations on its net interest income for a twelve-month period under rising and falling interest rate scenarios. The table below sets forth the changes in Colonial Financial’s net interest income that would result from the designated instantaneous changes in the United States Treasury yield curve at September 30, 2014 and December 31, 2013. As with the market value portfolio equity simulation model, the changes in net interest income are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

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At September 30, 2014
Changes in Interest Rates (basis points) (1)	Estimated Net Interest Income	Estimated (Decrease) in Net Interest Income
		Amount	Percent
	(Dollars in thousands)

+400	$11,816	$(1,481)	(11.14)%
+300	12,459	(838)	(6.30)%
+200	13,022	(275)	(2.06)%
+100	13,267	(30)	(0.23)%
—	13,297	—	—%
-100	12,454	(840)	(6.33)%

At December 31, 2013
Changes in Interest Rates (basis points) (1)	Estimated Net Interest Income	Estimated (Decrease) in Net Interest Income
		Amount	Percent
	(Dollars in thousands)

+400	$11,321	$(2,480)	(17.96)%
+300	12,236	(1,565)	(11.33)%
+200	13,006	(795)	(5.76)%
+100	13,493	(308)	(2.23)%
—	13,801	—	—%
-100	13,158	(643)	(4.66)%

(1)	Assumes an instantaneous change in interest rates at all maturities.

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the tables presented assume that the composition of Colonial Financial’s interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the tables provide an indication of Colonial Financial’s interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on its economic value of equity and net interest income and will differ from actual results.

Interest rate risk calculations also may not reflect the fair values of financial instruments. For example, decreases in market interest rates can increase the fair values of Colonial Financial’s loans, deposits and borrowings. For further information, see Note 14 to the Notes to Colonial Financial’s Consolidated Financial Statements at and for the Year Ended December 31, 2013, included herein as Appendix F.

Off-Balance Sheet Arrangements and Contractual Obligations

Commitments. As a financial services provider, Colonial Financial routinely is a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent Colonial Financial’s potential future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans Colonial Financial makes. In addition, Colonial Financial enters into commitments to sell mortgage loans. For additional information, see Note 10 of the Notes to the Consolidated Financial Statements at and for the Nine Months Ended September 30, 2014, included herein as Appendix E, and Note 12 of the Notes to the Consolidated Financial Statements at and for the Year Ended December 31, 2013, included herein as Appendix F.

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Contractual Obligations. In the ordinary course of Colonial Financial’s operations, it enters into certain contractual obligations. Such obligations include operating leases for premises and equipment, agreements with respect to borrowed funds and deposit liabilities and agreements with respect to investments.

Recent Accounting Pronouncements

For a discussion of recent accounting pronouncements, please see Note 2 of the Notes to the Consolidated Financial Statements at and for the Nine Months Ended September 30, 2014, included herein as Appendix E, and Note 2 of the Notes to Colonial Financial’s Consolidated Financial Statements at and for the Year Ended December 31, 2013, included herein as Appendix F.

Impact of Inflation and Changing Prices

The consolidated financial statements and related notes of Colonial Financial Services, Inc. have been prepared in accordance with US GAAP. US GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration of changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of Colonial Financial’s operations. Unlike industrial companies, Colonial Financial’s assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On July 18, 2013, Colonial Financial appointed BDO USA LLP (“BDO”) as Colonial Financial’s new independent registered public accounting firm, and dismissed ParenteBeard LLC (“ParenteBeard”) from that role. Colonial Financial’s principal audit personnel at ParenteBeard resigned from ParenteBeard and joined BDO. Each of the appointment of BDO and the dismissal of ParenteBeard were approved by the Colonial Financial’s audit committee.

The reports of ParenteBeard on Colonial Financial’s financial statements as of and for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During Colonial Financial’s fiscal years ended December 31, 2011 and 2012 and the subsequent interim period preceding ParenteBeard’s dismissal, there were: (i) no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of ParenteBeard, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of Colonial Financial; and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Colonial Financial previously filed a Current Report on Form 8-K disclosing the above and requested ParenteBeard furnish a letter addressed to the Securities and Exchange Commission stating that it agreed with the statements made above. A copy of ParenteBeard's letter dated July 19, 2013 is attached as Exhibit 16 to Colonial Financial’s Current Report on Form 8-K as filed on July 23, 2013.

During Colonial Financial’s fiscal years ended December 31, 2011 and 2012 and through the date of Colonial Financial’s appointment of BDO, Colonial Financial did not consult with BDO regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Colonial Financial’s consolidated financial statements, and no written or oral advice was provided by BDO that was an important factor considered by Colonial Financial in reaching a decision as to accounting, auditing or financial reporting issues, or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

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Quantitative and Qualitative Disclosures About Market Risk

For information regarding Colonial Financial’s market risk, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Board Independence

The Colonial Financial board of directors has determined that each of Colonial Financial’s directors and nominees, with the exception of Mr. Geletka, is “independent” as defined in the listing standards of the Nasdaq Stock Market. In determining the independence of the directors listed above, the board of directors reviewed the following transactions, which are not required to be reported under “Information About Colonial Financial —Transactions with Certain Related Persons,” below. Director John Fitzpatrick has an outstanding mortgage loan on his primary residence with Colonial Bank.

Transactions With Certain Related Persons

In the ordinary course of business, Colonial Bank makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to Colonial Bank. Management believes that these loans neither involve more than the normal risk of collectability nor present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Colonial Financial Services, Inc. This does not apply to loans made by a depository institution that is insured by the FDIC and that is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Colonial Financial Services, Inc.’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

In accordance with the listing standards of the NASDAQ Stock Market, any transactions that would be required to be reported under this section of this proxy statement must be approved by Colonial Financial’s audit committee or another independent body of the board of directors. In addition, any transaction with a director is reviewed by and subject to approval of the members of the board of directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no less favorable as those that would be available to Colonial Financial from an unrelated party through an arms-length transaction.

Stock Ownership

Beneficial Owners

Persons and groups who beneficially own in excess of 5% of shares of common stock are required to file certain reports with Colonial Financial and the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of [Colonial Stockholder Meeting Record Date], the shares of common stock beneficially owned by each person who was known to Colonial Financial as the beneficial owner of more than 5% of the outstanding shares of common stock.

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Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)		Percent of Shares of Common Stock Outstanding as of [Colonial Financial Stockholder Meeting Record Date]
Joseph Stilwell 111 Broadway, 12th Floor New York, NY 10006	359,596	(2)
Grace and White, Inc. 515 Madison Avenue, Ste. 1700 New York, NY 10022	315,730	(3)
Context BH Capital Management, LP 401 City Avenue, Suite 815 Bala Cynwyd, PA 19004	290,062	(4)
Colonial Bank FSB Employee Stock Ownership Plan 2745 South Delsea Drive Vineland, NJ 08360	244,458

(1)	Under regulations promulgated pursuant to the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.
(2)	Based on information contained in a Schedule 13D/A filed on December 19, 2013.
(3)	Based on information contained in a Schedule 13G/A filed on January 24, 2014.
(4)	Based on information contained in a Schedule 13G filed on September 24, 2014.

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Directors and Executive Officers of Colonial Financial

The table below sets forth certain information regarding the share ownership of the directors and executive officers of Colonial Financial.

Name and Position Held with Colonial Financial	Amount of Shares Owned and Nature of Beneficial Ownership(1)		Percent of Shares of Common Stock Outstanding as of [Colonial Financial Stockholder Meeting Record Date]

Edward J. Geletka President, Chief Executive Officer and Director	124,840	(2)
Gregory J. Facemyer, CPA Chairman of the Board	66,128	(3)
John Fitzpatrick, CPA Vice Chairman of the Board	26,044	(4)
Corissa J. Briglia Director	-
John J. Bailey Director	8,762	(5)
Hugh J. McCaffrey Director	20,999	(6)
L. Joseph Stella, III Executive Vice President and Chief Financial Officer	73,276	(7)
William F. Whelan Executive Vice President and Chief Operations Officer	26,073	(8)

(1)	As of September 30, 2014.
(2)	Includes 20,437 shares held in Mr. Geletka’s account in Colonial Bank’s 401(k) Plan, 8,045 shares allocated to Mr. Geletka under Colonial Bank’s employee stock ownership plan as of September 30, 2014, 3,002 shares held by Mr. Geletka’s spouse, 9,000 unvested shares awarded under the Colonial Financial 2011 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 41,825 and 13,600 shares awarded under the Colonial Bankshares, Inc. 2006 Stock-based Incentive Plan and Colonial Financial 2011 Stock-based Incentive Plan, respectively.
(3)	Includes 14,399 shares held in Mr. Facemyer’s profit sharing plan, 2,754 unvested shares awarded under the Colonial Financial 2011 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 10,412 and 4,590 shares awarded under the Colonial Bankshares, Inc. 2006 Stock-based Incentive Plan and Colonial Financial 2011 Stock-based Incentive Plan, respectively.
(4)	Includes 2,754 unvested shares awarded under the Colonial Financial 2011 Stock-based Incentive Plan as to which Mr. Fitzpatrick has voting but not dispositive power and exercisable options to purchase 10,412 and 4,590 shares awarded under the Colonial Bankshares, Inc. 2006 Stock-based Incentive Plan and Colonial Financial 2011 Stock-based Incentive Plan, respectively.
(5)	Includes 2,754 unvested shares awarded under the Colonial Financial 2011 Stock-based Incentive Plan as to which Mr. Bailey has voting but not dispositive power and exercisable options to purchase 4,590 shares.
(6)	Includes 4,164 unvested shares awarded under the Colonial Financial 2011 Stock-based Incentive Plans, respectively, as to which Mr. McCaffrey has voting but not dispositive power and exercisable options to purchase 1,388 and 4,590 shares awarded under the Colonial Bankshares, Inc. 2006 Stock-based Incentive Plan and Colonial Financial 2011 Stock-based incentive Plan, respectively.
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(7)	Includes 23,463 shares held in Mr. Stella’s account in Colonial Bank’s 401(k) plan, 5,691 shares allocated to Mr. Stella under Colonial Bank’s employee stock ownership plan as of September 30, 2014, 845 shares held jointly with Mr. Stella’s spouse, 5,100 unvested shares awarded under the Colonial Financial 2011 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 20,676 and 6,800 shares awarded under the Colonial Bankshares, Inc. 2006 Stock-based Incentive Plan and Colonial Financial 2011 Stock-based Incentive Plan, respectively.
(8)	Includes 5,324 shares allocated to Mr. Whelan under Colonial Bank’s employee stock ownership plan as of September 30, 2014, 3,450 unvested shares awarded under the Colonial Financial 2011 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 11,278 and 6,000 shares awarded under the Colonial Bankshares, Inc. 2006 Stock-based Incentive Plan and Colonial Financial 2011 Stock-based Incentive Plan, respectively.

Directors, Nominees and Executive Officers

Below are the biographies of each of the board members of Colonial Financial who will be appointed to the boards of directors of Cape and Cape Bank following the completion of the Merger. The biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Colonial Financial Nominating Committee and its board of directors to determine that the person should serve as a director. Each of the directors is also currently a director of Colonial Bank.

Gregory J. Facemyer, CPA, has been a self-employed certified public accountant since 1980. Mr. Facemyer is a Township Committeeman in Hopewell Township, and has lived in the community in which Colonial Bank operates for over 50 years. He currently serves as Treasurer for the County of Cumberland and also serves on the board of directors of South Jersey Hospital, Inc. Mr. Facemyer’s experience as a certified public accountant qualifies him as an “audit committee financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission.

Hugh J. McCaffrey is the sole owner of Southern New Jersey Steel Company, a steel contracting company servicing New Jersey, Pennsylvania and Delaware. Mr. McCaffrey has held a principal position in Southern New Jersey Steel Company since 1992. Mr. McCaffrey is a system board member of Inspira Health Network as well as a board member of other community non-profits. Mr. McCaffrey’s current position provides the board of directors with insight into construction trends and economic developments affecting the State of New Jersey and the communities in which Colonial Financial operates, as well as in-depth knowledge related to labor and compensation issues.

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Directors’ Compensation

The following table sets forth for the year ended December 31, 2013 certain information as to the total remuneration Colonial Financial paid to Messrs. McCaffrey and Facemyer. Messrs. McCaffrey and Facemyer will each be appointed to the boards of Cape and Cape Bank following the completion of the Merger.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2013
Name	Fees earned or paid in cash ($)	All other compensation ($)(1)	Total ($)

Gregory J. Facemyer	51,952	486	52,438
Hugh J. McCaffrey	47,513	295	47,908

(1)	Reflects life insurance premiums.

As of December 31, 2013, Messrs. Facemyer and McCaffrey each held 3,672 unvested shares of restricted stock (including performance-based shares), respectively.  As of December 31, 2013, Messrs. Facemyer and McCaffrey had 12,707 and 5,071 vested but unexercised stock options, respectively, and 9,180 and 10,568 unvested stock options, respectively.

Messrs. McCaffrey and Facemyer also serve as directors of Colonial Bank and earns director fees in that capacity.  As of September 30, 2013, all directors suspended payment of their director fees.

Directors are eligible to participate in Colonial Financial’s Incentive Plan, described above. See “Information About Colonial Financial—Stock-Based Incentive Plan.”

Director Retirement Plan. On December 15, 2010, the board of directors of Colonial Bank, approved the Colonial Bank Director Retirement Plan, effective January 1, 2011, to provide supplemental funds for retirement or death for eligible directors of the Colonial Bank. Directors Facemyer and McCaffrey are participants in the plan. A director who has attained normal retirement age (generally age 72) and has 20 years of service with Colonial Bank will be entitled to a normal retirement benefit equal to 50% of the director’s final three-year average compensation payable in ten annual installments. If a director has less than 10 years of service with Colonial Bank, the director will not be entitled to any retirement benefit.  After 10 years of service, the director will vest in a retirement benefit at the rate of 10% per year. If the director separates from service upon attainment of normal retirement age with less than 20 years of service, he will be entitled to a benefit equal to the normal retirement benefit reduced by 2% of final average compensation for each year of service less than 20. A director who separates from service prior to normal retirement age with less than 20 years of service will be entitled to his vested accrued benefit, amortized and payable in ten annual installments. A director who becomes disabled prior to separation from service will be entitled to a disability benefit equal to 50% of the director’s final three-year average compensation, payable in ten annual installments. In the event of the director’s death prior to separation from service, the director’s beneficiary or estate will be entitled to the director’s normal retirement benefit payable in ten annual installments. In the event of a change in control prior to a director’s separation from service, the director will be entitled to the normal retirement benefit, irrespective of the director’s years of service; the present value of the benefit will be paid in a lump sum on the date of the change in control. If the payment of the retirement benefit, when aggregated with the other payments to which the director would be entitled that are contingent on a change in control, would cause a director to have an “excess parachute payment,” the retirement benefit will be reduced to avoid such excess parachute payment. In the event a director separates from service prior to a change in control and is receiving benefits under the plan, the present value of the remaining retirement benefit payable to the director will be paid in a lump sum on the date of the change in control.

2011 Director Deferred Fee Plan. On December 15, 2010, the board of directors of Colonial Bank approved the Colonial Bank 2011 Director Deferred Fee Plan, effective January 1, 2011, to provide current tax planning opportunities as well as supplemental funds for retirement or death for eligible directors of Colonial Bank. Members of the board of directors of Colonial Bank are eligible to participate in the plan. A director may elect to

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participate in the plan by submitting a deferral agreement by December 15 of the calendar year immediately preceding the deferral period for which it will be effective. A new deferral agreement or notice of adjustment of deferral may be submitted by a director for any subsequent year. In the first year an individual becomes a director, a deferral agreement must be submitted to the committee under the plan no later than 30 days following the date the individual becomes a director, and such deferral agreement will be effective only with regard to compensation earned following the submission of the deferral agreement. A director may elect to defer up to 100% of his compensation for the calendar year. Each director’s account will be credited with earnings at the prime rate (provided that such rate is never less than 5% nor greater than 10%) as determined from time to time. A director will be 100% vested at all times in the amount of compensation elected to be deferred under the plan and earnings thereon. In the event a director separates from service for any reason other than death, Colonial Bank will pay a benefit equal to the director’s vested account in accordance with the director’s distribution election, generally made at the time of initial participation. In the event of the director’s death after separation from service with Colonial Bank, the remaining unpaid balance of the director’s account will be paid to the director’s beneficiary in the same form that payments were being made prior to the director’s death. In the event the director dies prior to separation from service, the amount payable will be paid over the period designated by the director. In the event of an unforeseeable emergency, the plan committee may make distributions from the director’s account prior to the time specified for payment of benefits under the plan. All plan benefits other than hardship distributions or otherwise provided in the plan will be paid in the form selected by the director in the deferral agreement or notice of adjustment of deferral at the time of the deferral commitment. A director’s account will be distributed in cash or cash equivalents. Unless otherwise set forth in the plan, payment under the plan will commence no later than 60 days after the event triggering the distribution requirement, in accordance with the director’s elections under the director’s deferral agreement and notice of adjustment of deferral. The plan provides for early distributions in specified circumstances. Messrs. McCaffrey and Facemyer did not participate in the Plan for the fiscal year ended December 31, 2013.

Director Supplemental Life Insurance Plan. On December 15, 2010, the board of directors of Colonial Bank approved the Colonial Bank Director Supplemental Life Insurance Plan for the purpose of dividing the death proceeds of certain life insurance policies owned by Colonial Bank on the lives of the participating directors with the designated beneficiary of each insured participating director. Directors Facemyer and McCaffrey are participants in the plan. Colonial Bank will pay the life insurance premiums from its general assets. Non-employee directors are eligible to participate in the plan by executing an election to participate and a split dollar endorsement for each individual insurance policy approved by the Compensation Committee of the board of directors of Colonial Bank for purposes of insuring a participant’s life under the plan. A participant’s participation in the plan will terminate if the participant’s service with Colonial Bank is terminated for reasons other than death or if the plan is terminated. In the event Colonial Bank decides to maintain the policy or policies after the participant’s termination of participation in the plan, Colonial Bank will be the direct beneficiary of the entire death proceeds of the policy or policies. Unless the participant’s rights under the plan terminate, the participant has the right to designate the beneficiary of a death benefit equal to the lesser of $250,000 or the net death benefit (which is the difference between the cash surrender value of the policy and the total proceeds payable under the policy upon the death of the insured). Colonial Bank is the sole owner of the policies and is the beneficiary of the policies to the extent of each policy’s cash surrender value plus any death benefits remaining after applying those amounts explicitly assigned to the participant’s beneficiary. In addition, Colonial Bank may replace each policy with a comparable insurance policy to cover the benefit provided under the plan and Colonial Bank and the participant will execute a new split dollar endorsement for each new policy. Colonial Bank will pay all premiums due on all policies as long as it maintains the policies in force.

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CAPE PROPOSAL 2 – ADJOURNMENT OF SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the Merger Agreement and the Merger at the time of the Cape special meeting, the Merger Agreement cannot be approved unless the Cape special meeting is adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that have been received by Cape at the time of the special meeting to be voted for an adjournment, if deemed necessary, Cape has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Cape unanimously recommends that stockholders vote “FOR” the adjournment proposal. If it is deemed necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the meeting of the place, date and time to which the meeting is adjourned.

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COLONIAL FINANCIAL PROPOSAL 2 - MERGER-RELATED EXECUTIVE COMPENSATION

As required by the federal securities laws, Colonial Financial is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that may become payable to its named executive officers in connection with the completion of the Merger, as disclosed in the section of this document captioned “Description of the Merger-Related Executive Compensation for Colonial Financial’s Named Executive Officers,” and the related table and narrative.

Your vote is requested. Colonial Financial believes that the information regarding compensation that may become payable to its named executive officers in connection with the completion of the Merger is reasonable and demonstrates that Colonial Financial’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of Colonial Financial stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to Colonial Financial’s executive officers in connection with the Merger. In addition, this vote is separate and independent from the vote of stockholders to approve the Merger Agreement. However, the compensation will not be payable in the event the Merger is not completed. Colonial Financial asks that its stockholders vote “FOR” the following resolution:

RESOLVED, that the compensation that may become payable to Colonial Financial’s named executive officers in connection with the completion of the Merger, as disclosed in the section captioned “Description of the Merger-Related Executive Compensation for Colonial Financial’s Named Executive Officers,” and the related tables and narrative, is hereby approved.

This vote is advisory and, therefore, will not be binding on Colonial Financial, nor will it overrule any prior decision of Colonial Financial or require Colonial Financial’s board of directors (or any committee thereof) to take any action. However, Colonial Financial’s board of directors values the opinions of Colonial Financial’s stockholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this document, Colonial Financial’s board of directors will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns. Colonial Financial’s board of directors will consider the affirmative vote of the holders of a majority of the votes cast of Colonial Financial common stock entitled to vote on this matter “FOR” the foregoing resolution as advisory approval of the compensation that may become payable to Colonial Financial’s named executive officers in connection with the completion of the Merger. Colonial Financial’s board of directors unanimously recommends that stockholders vote “FOR” the approval of the above resolution.

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COLONIAL FINANCIAL PROPOSAL 3 - ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the Merger Agreement and the Merger at the time of the Colonial Financial special meeting, the Merger Agreement cannot be approved unless the Colonial Financial special meeting is adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that have been received by Colonial Financial at the time of the special meeting to be voted for an adjournment, if deemed necessary, Colonial Financial has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Colonial Financial unanimously recommends that stockholders vote “FOR” the adjournment proposal. If it is deemed necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the meeting of the place, date and time to which the meeting is adjourned.

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LEGAL MATTERS

The validity of the Cape common stock to be issued in the proposed Merger has been passed upon for Cape by Luse Gorman Pomerenk & Schick, Washington, D.C. Luse Gorman Pomerenk & Schick will deliver an opinion to Cape and Colonial Financial, as to certain federal income tax consequences of the Merger. See “Description of The Merger—Material Tax Consequences of the Merger.”

EXPERTS

The consolidated statements of financial condition of Cape as of December 31, 2013 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the year ended December 31, 2013 have been incorporated by reference to this Joint Proxy Statement/Prospectus in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, as stated in their report appearing therein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of Cape as of December 31, 2012 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years ended December 31, 2012 and 2011 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated statements of financial condition of Colonial Financial as of December 31, 2013 and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the year ended December 31, 2013 have been included in this Joint Proxy Statement/Prospectus in reliance upon the report of BDO USA, LLP, independent registered public accounting firm, as stated in their report appearing herein, and upon the authority of said firm as experts in accounting and auditing.

The audited consolidated statements of financial condition of Colonial Financial as of December 31, 2012 and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for the year ended December 31, 2012 have been included in this Joint Proxy Statement/Prospectus in reliance upon the report of Baker Tilly Virchow Krause, LLP, independent registered public accounting firm, as stated in their report appearing herein, and upon the authority of said firm as experts in accounting and auditing.

CHANGE IN ACCOUNTANTS

On July 18, 2013, Colonial Financial dismissed Baker Tilly Virchow Krause, LLP which had previously served as its independent auditors. The decision to dismiss Baker Tilly Virchow Krause, LLP was approved by the audit committee of Colonial Financial’s board of directors.

The audit report of Baker Tilly Virchow Krause, LLP on the consolidated statements of financial condition, statement of operations, comprehensive income, changes in stockholders’ equity, and cash flows of Colonial Financial for the year ended December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2012 and through the subsequent interim period preceding the date of Baker Tilly Virchow Krause, LLP’s dismissal, there were: (1) no disagreements between Colonial Financial and Baker Tilly Virchow Krause, LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Baker Tilly Virchow Krause, LLP would have caused them to make reference thereto in their report on Colonial Financial’s financial statements for such year, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

On July 18, 2013, the audit committee of Colonial Financial’s board of directors engaged BDO USA, LLP as its independent registered public accounting firm. During the fiscal years ended December 31, 2012 and 2011 and the subsequent interim period preceding the engagement of BDO USA, LLP, Colonial Financial did not consult with BDO USA, LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on Colonial Financial’s financial

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statements, and BDO USA, LLP did not provide any written report or oral advice that BDO USA, LLP concluded was an important factor considered by Colonial Financial in reaching a decision as to any such accounting, auditing or financial report issues; or (3) any matter that was either the subject of a disagreement with Baker Tilly Virchow Krause, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or the subject of a reportable event.

STOCKHOLDER PROPOSALS

Colonial Financial will hold its 2015 annual meeting only if the Merger is not completed. Colonial Financial’s bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary of Colonial Financial at least 80 days before the annual meeting and not more than 90 days before the annual meeting. However, if Colonial Financial gives less than 90 days’ notice or prior public disclosure of the meeting, written notice of the stockholder proposal or nomination must be delivered to the Secretary not later than ten days following the date notice of the meeting was mailed to stockholders or public disclosure of the meeting was made. Colonial Financial’s last annual meeting was held on May 15, 2014.

Cape must receive proposals that stockholders seek to include in the proxy statement for the Cape’s next annual meeting no later than December 24, 2014 and not earlier than November 24, 2014. If next year’s annual meeting is held on a date more than 20 calendar days from April 28, 2015, or delayed by more than 60 days from April 28, 2015, a stockholder proposal, including nominations for the election of directors, must be received no later than 90 days from the annual meeting date and no earlier than 120 days from the annual meeting date. Any stockholder proposals will be subject to the requirements of the proxy rules approved by the Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

Cape filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act to register the shares of Cape common stock to be issued to Colonial Financial stockholders in the Merger. This Joint Proxy Statement/Prospectus is a part of that registration statement and constitutes a Prospectus of Cape, a proxy statement of Cape for its special meeting and a proxy statement of Colonial Financial for its special meeting. As permitted by the Securities and Exchange Commission rules, this Joint Proxy Statement/Prospectus does not contain all of the information that you can find in the registration statement or in the exhibits to the registration statement. The additional information may be inspected and copied as set forth above.

Cape and Colonial Financial each files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. These filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy any document Cape or Colonial Financial files with the Securities and Exchange Commission at its public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of these documents also can be obtained at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission, at 100 F Street, N.E., Room 1580, Washington D.C. 20549 or by calling 1-800-SEC-0330 for additional information on the operation of the public reference facilities.

The Securities and Exchange Commission allows Cape to “incorporate by reference” information into this Joint Proxy Statement/Prospectus. This means that Cape can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the other documents that are listed below that Cape has previously filed with the Securities and Exchange Commission and additional documents that Cape will file with the Securities and Exchange Commission between the date of this Joint Proxy Statement/Prospectus and the date of the Cape and Colonial Financial stockholder meetings. These documents contain important information about Cape’s financial condition.

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CAPE BANCORP, INC. FILINGS (File No. 001-33934)

Filings	Period of Report or Date Filed

• Annual Report on Form 10-K	Year ended December 31, 2013

• Quarterly Reports on Form 10-Q	Three and Nine Months Ended September 30, 2014

•     Current Reports on Form 8-K

•     The description of Cape common stock set forth in the Registration Statement on Form 8-A filed January 30, 2008, which incorporates by reference the portion of the “Description of Cape Bancorp Capital Stock” contained in Cape’s Prospectus filed pursuant to Rule 424(b)(3) on November 27, 2007.

January 21, 2014, February 20, 2014, April 29, 2014, July 22, 2014, September 11, 2014 and ______ (other than information furnished under Items 2.02 or 7.01 of Form 8-K)

• 2014 Annual Meeting Proxy Statement, as filed with the SEC on March 24, 2014

Documents incorporated by reference are available from Cape without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Cape at the following address:

Cape Bancorp, Inc.

225 North Main Street

Cape May Court House, New Jersey 08210

Attention: Investor Relations Department

Telephone: (609) 465-5600

If you would like to request documents from Cape, please do so by [document request date], to receive them before Cape’s meeting of stockholders. If you request any incorporated documents, Cape will mail them to you by first-class mail, or other equally prompt means, within one business day of its receipt of your request.

Cape incorporates by reference additional documents that it may file with the Securities and Exchange Commission between the date of this document and the date of the special meetings. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

Cape has supplied all information contained in this Joint Proxy Statement/Prospectus relating to Cape, and Colonial Financial has supplied all information relating to Colonial Financial.

You should rely only on the information contained in this Joint Proxy Statement/Prospectus when evaluating the Merger Agreement and the proposed Merger. We have not authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus is dated [proxy date]. You should not assume that the information contained in this Joint Proxy Statement/Prospectus is accurate as of any date other than such date, and neither the mailing of this Joint Proxy Statement/Prospectus to stockholders of Colonial Financial or Cape nor the issuance of shares of Cape common stock as contemplated by the Merger Agreement shall create any implication to the contrary.

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APPENDIX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

CAPE BANCORP, INC.

AND

COLONIAL FINANCIAL SERVICES, INC.

SEPTEMBER 10, 2014

TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS		A-2
1.1.	Certain Definitions	A-2
ARTICLE II THE MERGER		A-11
2.1.	Merger	A-11
2.2.	Closing; Effective Time	A-11
2.3.	Articles of Incorporation and Bylaws	A-11
2.4.	Directors and Officers of Surviving Company	A-11
2.5.	Additional Directors	A-12
2.6.	Tax Consequences	A-12
2.7.	Possible Alternative Structures	A-12
2.8.	Additional Actions	A-13
ARTICLE III CONVERSION OF SHARES		A-13
3.1.	Conversion of Colonial Financial Common Stock; Merger Consideration	A-13
3.2.	Election Procedures	A-14
3.3.	Procedures for Exchange of Colonial Financial Common Stock	A-17
3.4.	Reservation of Shares	A-19
3.5.	Treatment of Colonial Financial Stock Options and Colonial Financial Restricted Shares	A-20
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COLONIAL FINANCIAL		A-21
4.1.	Standard	A-21
4.2.	Organization	A-21
4.3.	Capitalization	A-22
4.4.	Authority; No Violation	A-23
4.5.	Consents	A-24
4.6.	Financial Statements	A-25
4.7.	Taxes	A-27
4.8.	No Material Adverse Effect	A-27
4.9.	Material Contracts; Leases; Defaults	A-28
4.10.	Ownership of Property; Insurance Coverage	A-29
4.11.	Legal Proceedings	A-30
4.12.	Compliance With Applicable Law	A-30
4.13.	Employee Benefit Plans	A-31
4.14.	Brokers, Finders and Financial Advisors	A-34
4.15.	Environmental Matters	A-34
4.16.	Loan Portfolio and Investment Securities	A-35
4.17.	Other Documents	A-37
4.18.	Related Party Transactions	A-37
4.19.	Deposits	A-37
4.20.	Antitakeover Provisions Inapplicable; Required Vote	A-37
4.21.	Registration Obligations	A-37
4.22.	Risk Management Instruments	A-38
4.23.	Fairness Opinion	A-38
4.24.	Intellectual Property	A-38
4.25.	Trust Accounts	A-39
4.26.	No Dissenter’s Rights	A-39

A-(i)

ARTICLE V REPRESENTATIONS AND WARRANTIES OF CAPE BANCORP		A-39
5.1.	Standard	A-39
5.2.	Organization	A-39
5.3.	Capitalization	A-40
5.4.	Authority; No Violation	A-41
5.5.	Consents	A-42
5.6.	Financial Statements	A-43
5.7.	Taxes	A-44
5.8.	No Material Adverse Effect	A-45
5.9.	Ownership of Property; Insurance Coverage	A-45
5.10.	Legal Proceedings	A-46
5.11.	Compliance With Applicable Law	A-46
5.12.	Employee Benefit Plans	A-47
5.13.	Environmental Matters	A-48
5.14.	Loan Portfolio	A-49
5.15.	Antitakeover Provisions Inapplicable	A-49
5.16.	Risk Management Instruments	A-49
5.17.	Brokers, Finders and Financial Advisors	A-49
5.18.	Cape Bancorp Common Stock	A-50
5.19.	Intellectual Property	A-50
ARTICLE VI COVENANTS OF COLONIAL FINANCIAL		A-50
6.1.	Conduct of Business	A-50
6.2.	Current Information	A-54
6.3.	Access to Properties and Records	A-55
6.4.	Financial and Other Statements	A-57
6.5.	Maintenance of Insurance	A-57
6.6.	Disclosure Supplements	A-57
6.7.	Consents and Approvals of Third Parties	A-58
6.8.	All Reasonable Efforts	A-58
6.9.	Failure to Fulfill Conditions	A-58
6.10.	No Solicitation	A-58
6.11.	Board of Directors and Committee Meetings	A-61
6.12	Termination of the Colonial Financial 401(k) Plan	A-61
6.13.	Termination of the Colonial Financial Employee Stock Ownership Plan	A-62
6.14.	Termination of Colonial Financial Split Dollar Programs	A-62
6.15.	Colonial Financial Director Plans	A-62
ARTICLE VII COVENANTS OF CAPE BANCORP		A-63
7.1.	Conduct of Business	A-63
7.2.	Disclosure Supplements	A-63
7.3.	Consents and Approvals of Third Parties	A-63
7.4.	All Reasonable Efforts	A-63
7.5.	Failure to Fulfill Conditions	A-64
7.6.	Employee Benefits; Advisory Board	A-64
7.7.	Directors and Officers Indemnification and Insurance	A-66
7.8.	Stock Listing	A-68
7.9.	Stock and Cash Reserve	A-68

A-(ii)

ARTICLE VIII REGULATORY AND OTHER MATTERS			A-69
	8.1.	Meeting of Stockholders; Proxy Statement-Prospectus; Merger Registration Statement	A-69
	8.2.	Regulatory Approvals	A-71
ARTICLE IX CLOSING CONDITIONS			A-71
	9.1.	Conditions to Each Party’s Obligations under this Agreement	A-71
	9.2.	Conditions to the Obligations of Cape Bancorp under this Agreement	A-72
	9.3.	Conditions to the Obligations of Colonial Financial under this Agreement	A-73
ARTICLE X THE CLOSING			A-74
	10.1.	Time and Place	A-74
	10.2.	Deliveries at the Pre-Closing and the Closing	A-74
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER			A-74
	11.1.	Termination	A-74
	11.2.	Effect of Termination	A-78
	11.3.	Amendment, Extension and Waiver	A-79
ARTICLE XII MISCELLANEOUS			A-79
	12.1.	Confidentiality	A-79
	12.2.	Public Announcements	A-79
	12.3.	Survival	A-80
	12.4.	Notices	A-80
	12.5.	Parties in Interest	A-81
	12.6.	Complete Agreement	A-81
	12.7.	Counterparts	A-81
	12.8.	Severability	A-81
	12.9.	Governing Law	A-82
	12.10.	Interpretation	A-82
	12.11.	Specific Performance	A-82
	12.12.	Waiver of Jury Trial	A-82

Exhibit A	Form of Voting Agreement

A-(iii)

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 10, 2014, is by and between Cape Bancorp, Inc., a Maryland corporation (“Cape Bancorp”) and Colonial Financial Services, Inc., a Maryland corporation (“Colonial Financial”). Each of Cape Bancorp and Colonial Financial is sometimes individually referred to herein as a “party,” and Cape Bancorp and Colonial Financial are collectively sometimes referred to as the “parties.”

WHEREAS, Cape Bancorp owns all of the issued and outstanding capital stock of Cape Bank, a New Jersey-chartered stock savings bank with its main office located at 225 North Main Street, Cape May Court House, New Jersey 08210.

WHEREAS, Colonial Financial owns all of the issued and outstanding capital stock of Colonial Bank, FSB (“Colonial Bank”), a federally chartered stock savings bank with its main office located at 2745 South Delsea Drive, Vineland, New Jersey 08360.

WHEREAS, the Board of Directors of each of Cape Bancorp and Colonial Financial (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (iii) has approved this Agreement at meetings of each of such Boards of Directors; and

WHEREAS, in accordance with the terms of this Agreement, Colonial Financial will merge with and into Cape Bancorp (the “Merger”), and Colonial Bank will merge with and into Cape Bank (the “Bank Merger”); and

WHEREAS, as a condition to the willingness of Cape Bancorp to enter into this Agreement, each of the directors and executive officers of Colonial Financial have entered into a Voting Agreement with Cape Bancorp substantially in the form of Exhibit A hereto, dated as of the date hereof (the “Voting Agreement”), pursuant to which each such director, executive officer and certain principal shareholders have agreed, among other things, to vote all shares of common stock of Colonial Financial owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreements; and

WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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ARTICLE I
CERTAIN DEFINITIONS

1.1.          Certain Definitions.

As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

“Affiliate” means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

“Agreement” means this agreement, and any amendment hereto.

“ATSM” shall have the meaning set forth in Section 6.3.2.

“Bank Merger” means the merger of Colonial Bank with and into Cape Bank with Cape Bank as the surviving entity. The Bank Merger shall follow the Merger.

“Bank Merger Act” means the Bank Merger Act, within the FDIA and applicable regulations thereunder.

“Bank Merger Agreement” shall mean the Agreement and Plan of Merger by and between Colonial Bank and Cape Bank.

“Bank Merger Effective Date” means the date that the Certificate evidencing shareholder approval of the Bank Merger is filed with the NJ Department or such other date as set forth in the Certificate or as determined in accordance with applicable law.

“Bank Regulator” shall mean any Federal or state banking regulator having jurisdiction over the Parties, including but not limited to the FDIC, the NJ Department, the FRB and the OCC.

“Benefits Schedule” shall have the meaning set forth in Section 4.13.12.

“BHCA” means the Banking Holding Company Act of 1956.

“Book Value Shortfall” shall mean the difference between (a) $63,100,000 and (b) the Consolidated Net Book Value.

“Burdensome Condition” shall have the meaning set forth in Section 8.2.

“Cape Bancorp” shall mean Cape Bancorp, Inc., a Maryland corporation, with its principal executive offices located at 225 North Main Street, Cape May Court House, New Jersey 08210.

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“Cape Bancorp Common Stock” shall mean the common stock, par value $0.01 per share, of Cape Bancorp.

“Cape Bancorp Compensation and Benefit Plans” shall have the meaning set forth in Section 5.12.1.

“Cape Bancorp Defined Benefit Plan” shall have the meaning set forth in Section 5.12.3.

“Cape Bancorp DISCLOSURE SCHEDULE” shall mean a written disclosure schedule delivered by Cape Bancorp to Colonial Financial specifically referring to the appropriate section of this Agreement.

“Cape Bancorp Preferred Stock” shall have the meaning set forth in Section 5.3.1.

“Cape Bancorp Stock Benefit Plan” shall mean the Cape Bancorp, Inc. 2008 Equity Incentive Plan.

“Cape Bancorp Financial Statements” shall mean the (i) the audited consolidated statements of financial condition (including related notes and schedules) of Cape Bancorp as of December 31, 2013 and 2012 and the consolidated statements of operations, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) of Cape Bancorp for each of the three years ended December 31, 2013, 2012 and 2011, as set forth in Cape Bancorp’s annual report for the year ended December 31, 2013, and (ii) the unaudited interim consolidated financial statements of Cape Bancorp as of the end of each calendar quarter following December 31, 2013, and for the periods then ended, as filed by Cape Bancorp in its Securities Documents.

“Cape Bancorp Fee” shall have the meaning set forth in Section 11.2.2(C).

“Cape Bancorp Stockholder Approval” shall have the meaning set forth in Section 5.4.1.

“Cape Bancorp Stockholders Meeting” shall have the meaning set forth in Section 8.1.2.

“Cape Bancorp Subsidiary” means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Cape Bancorp.

“Cape Bank Common Stock” shall have the meaning set forth in Section 5.3.2.

“Cape Bank Severance Plan” shall have the meaning set forth in Section 7.6.7.

“Cape Reports” shall have the meaning set forth in Section 5.6.5.

“Cash Consideration” shall have the meaning set forth in Section 3.1.3.

“Cash Election” shall have the meaning set forth in Section 3.2.2.

“Cash Election Shares” shall have the meaning set forth in Section 3.2.1.

“Certificate” shall mean a certificate evidencing shares of Colonial Financial Common Stock.

“Claim” shall have the meaning set forth in Section 7.7.2.

“Closing” shall have the meaning set forth in Section 2.2.

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“Closing Date” shall have the meaning set forth in Section 2.2.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Colonial Bank” shall mean Colonial Bank, FSB, a federally chartered stock savings bank, with its principal offices located at 2745 S. Delsea Drive, Vineland, New Jersey 08360.

“Colonial Bank Common Stock” shall have the meaning set forth in Section 4.3.2.

“Colonial Financial” shall mean Colonial Financial Services, Inc., a Maryland corporation, with its principal executive offices located at 2745 S. Delsea Drive, Vineland, New Jersey 08360.

“Colonial Financial Common Stock” shall mean the common stock, par value $0.01 per share, of Colonial Financial.

“Colonial Financial Compensation and Benefits Plans” shall have the meaning set forth in Section 4.13.1 hereof.

“Colonial Financial Director Deferred Fee Plan” shall mean the “Colonial Bank, FSB 2011 Director Deferred Fee Plan.

“Colonial Financial Director Retirement Plan” shall mean the Colonial Bank, FSB Director Retirement Plan.

“Colonial Financial DISCLOSURE SCHEDULE” shall mean a written disclosure schedule delivered by Colonial Financial to Cape Bancorp specifically referring to the appropriate section of this Agreement.

“Colonial Financial ESOP” shall mean the Colonial Bank, FSB Employee Stock Ownership Plan.

“Colonial Financial Fee” shall have the meaning set forth in Section 11.2.2(D).

“Colonial Financial Financial Statements” shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of Colonial Financial as of December 31, 2013 and 2012 and the consolidated statements of income, comprehensive income, stockholders’ equity and cash flows (including related notes and schedules, if any) of Colonial Financial for each of the three years ended December 31, 2013, 2012 and 2011, and (ii) the unaudited interim consolidated financial statements of Colonial Financial as of the end of each calendar quarter following December 31, 2013 and for the periods then ended.

“Colonial Financial 401(k) Plan” shall mean the Colonial Bank, FSB 401(k) Savings Plan.

“Colonial Financial Non-Qualified Agreements” shall have the meaning set forth in Section 7.6.2.

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“Colonial Financial Preferred Stock” shall mean the preferred stock, par value $0.01 per share, of Colonial Financial.

“Colonial Financial Recommendation” shall have the meaning set forth in Section 8.1.1.

“Colonial Financial Regulatory Reports” means the Call Reports of Colonial Bank and accompanying schedules, as filed with the Federal Financial Institutions Examination Council, for each calendar quarter beginning with the quarter ended March 31, 2013, through the Closing Date.

“Colonial Financial Reports” shall have the meaning set forth in Section 4.6.6.

“Colonial Financial Representatives” shall have the meaning set forth in Section 6.10.1.

“Colonial Financial Restricted Shares” shall mean shares of Colonial Financial Common Stock granted as restricted stock pursuant to the Colonial Financial Stock Plans.

“Colonial Financial Split Dollar Programs” shall mean the Colonial Bank, FSB Group Term Replacement Plan and the Colonial Bank, FSB Director Supplemental Life Insurance Plan.

“Colonial Financial Stockholder Approval” shall have the meaning set forth in Section 4.4.1.

“Colonial Financial Stockholders Meeting” shall have the meaning set forth in Section 8.1.1.

“Colonial Financial Stock Options” shall have the meaning set forth in Section 3.5(a).

“Colonial Financial Stock Plans” means the Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan and the Colonial Financial Services, Inc. 2011 Equity Incentive Plan.

“Colonial Financial Subsequent Determination” shall have the meaning set forth in Section 6.10.5.

“Colonial Financial Subsidiary” means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Colonial Financial.

 “Confidentiality Agreement” shall mean the confidentiality agreements referred to in Section 12.1 of this Agreement.

“Consolidated Net Book Value” shall mean the unaudited consolidated net common shareholders’ equity of Colonial Financial as of the Determination Date, determined in accordance with GAAP, (i) without giving effect to the after-tax impact of any negative provision (i.e. a credit) for loan and lease losses for the period between June 30, 2014 and the Determination Date, which provision would otherwise have the effect of decreasing the allowance for loan and lease losses, (ii) excluding the effect of expenses incurred by Colonial Financial in connection with this Agreement, including but not limited to the expense related to the payments provided for under Sections 6.15(a) and (b) hereof (subject to a maximum expense of $100,000 for purposes of calculating Consolidated Net Book Value), the expense related to the payments provided for under Section 7.6.4 hereof, and any expenses incurred in connection with any permitted acceleration of vesting for outstanding Colonial Financial Restricted Shares and/or Colonial Financial Stock Options, and (iii) excluding the effect of any changes of accumulated other comprehensive income between June 30, 2014 and the Determination Date.

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“Continuing Employees” shall have the meaning set forth in Section 7.6.1.

“Dodd-Frank Act” shall have the meaning set forth in Section 4.6.6.

“Determination Date” shall mean the last day of the full calendar month prior to the Closing Date.

“Effective Time” shall mean the date and time specified pursuant to Section 2.2 hereof as the effective time of the Merger.

“Election Deadline” shall have the meaning set forth in Section 3.2.3.

“Election Form” shall have the meaning set forth in Section 3.2.2.

“Election Form Record Date” shall have the meaning set forth in Section 3.2.2.

“Environmental Laws” means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001, et seq; the Safe Drinking Water Act, 42 U.S.C. §300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall have the meaning set forth in Section 4.13.3.

“ERISA Affiliate Plan” shall have the meaning set forth in Section 5.12.3.

“ESOP Termination Date” shall have the meaning set froth in Section 7.6.8.

A-6

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall mean Computershare Trust Company, N.A., or such other bank or trust company or other agent designated by Cape Bancorp, and reasonably acceptable to Colonial Financial, which shall act as agent for Cape Bancorp in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.

“Exchange Fund” shall have the meaning set forth in Section 3.3.1.

“Exchange Ratio” shall have the meaning set forth in Section 3.1.3.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

“FDIC Golden Parachute Rules” shall mean the FDIC golden parachute rules set forth under 12 U.S.C. 1828(k) and 12 C.F.R. Part 359.

“FHLB” shall mean the Federal Home Loan Bank of New York.

“FRB” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” shall mean accounting principles generally accepted in the United States of America.

“Governmental Entity” shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act.

“HOLA” means the Home Owners’ Loan Act, as amended.

“Indemnified Liabilities” shall have the meaning set forth in Section 7.7.2.

“Indemnified Parties” shall have the meaning set forth in Section 7.7.2.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have known by the executive officers of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by an executive officer of that Person. For purposes of this Agreement, the “executive officers” of Colonial Financial shall mean the following persons: Gregory Facemyer, Edward J. Geletka, L. Joseph Stella, III and William F. Whelan.

“Mailing Date” shall have the meaning set forth in Section 3.2.2.

A-7

“Maryland Department” means the Maryland State Department of Assessments and Taxation.

“Material Adverse Effect” shall mean, with respect to Cape Bancorp or Colonial Financial, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of Cape Bancorp and its Subsidiaries taken as a whole, or Colonial Financial and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either Cape Bancorp, on the one hand, or Colonial Financial, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective Subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement (consistent with the information included in the Disclosure Schedules), or (e) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, unless it uniquely affects either or both of the parties or any of their subsidiaries, taken as a whole.

“Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

“Maximum Amount” shall have the meaning set forth in Section 7.7.1.

“MGCL” means the Maryland General Corporation Law.

“Merger” shall mean the merger of Colonial Financial with and into Cape Bancorp pursuant to the terms hereof.

“Merger Consideration” shall mean the cash or Cape Bancorp Common Stock, or combination thereof, in an aggregate per share amount to be paid by Cape Bancorp for each share of Colonial Financial Common Stock, as set forth in Section 3.1.

“Merger Registration Statement” shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of Cape Bancorp Common Stock to be offered to holders of Colonial Financial Common Stock in connection with the Merger.

“Mixed Election” shall have the meaning set forth in Section 3.2.2.

A-8

“Nasdaq” means the Nasdaq Global Select Market.

“New Jersey Banking Law” shall mean the New Jersey Banking Act of 1948, as amended, and any regulations promulgated thereunder.

“NJ Department” shall mean the Department of Banking and Insurance of the State of New Jersey, and where appropriate shall include the Commissioner of the Department of Banking and Insurance of the State of New Jersey.

“Non-Election” shall have the meaning set forth in Section 3.2.2.

“Non-Election Shares” shall have the meaning set forth in Section 3.2.1.

“Notice of Superior Proposal” shall have the meaning set forth in Section 6.10.5.

“OCC” means the Office of the Comptroller of the Currency, including as successor to the Office of Thrift Supervision.

“Option Consideration” shall have the meaning set forth in Section 3.5(a).

“Other Real Estate Owned” and “OREO” mean real estate or loans secured by real estate that are classified or would be classified, under bank regulatory accounting principles, as: “loans to facilitate”; “other real estate owned”; “in-substance foreclosure”; “in-substance repossession”; “foreclosed real estate”; or “real estate acquired for debts previously contracted.”

 “Participation Facility” means any facility in which Colonial Financial or its Subsidiaries participates in the management of such facility, whether as lender in control of the facility, owner or operator.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“Person” shall mean any individual, corporation, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

“Phase I” shall have the meaning set forth in Section 6.3.2.

“Phase II” shall have the meaning set forth in Section 6.3.2.

“Pre-Closing” shall have the meaning set forth in Section 10.1.

“Proxy Statement-Prospectus” shall have the meaning set forth in Section 8.1.3.

“Regulatory Agreement” shall have the meaning set forth in Sections 4.12.3 and 5.11.3.

“Regulatory Approvals” means the approval of any Bank Regulator and any other Governmental Entity that is necessary in connection with the consummation of the Merger, and the related transactions contemplated by this Agreement.

“Representative” shall have the meaning set forth in Section 3.2.2.

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“Rights” shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

“Sarbanes-Oxley Act” shall have the meaning set forth in Section 4.6.6.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Documents” shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws.

“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, or as implemented by the FDIC.

“Shortfall Number” shall have the meaning set forth in Section 3.2.5.

“Stock Consideration” shall have the meaning set forth in Section 3.1.3.

“Stock Conversion Number” shall have the meaning set forth in Section 3.2.1.

“Stock Election” shall have the meaning set forth in Section 3.2.2.

“Stock Election Number” shall have the meaning set forth in Section 3.2.1.

“Stock Election Shares” shall have the meaning set forth in Section 3.2.1.

“Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

“Surviving Company” shall have the meaning set forth in Section 2.1 hereof.

“Termination Date” shall mean September 10, 2015, provided that the Termination Date may automatically be extended by Cape Bancorp for sixty (60) calendar days if the inability to complete the Merger is solely due to delay in receiving Regulatory Approvals.

“Treasury Stock” shall have the meaning set forth in Section 3.1.2.

Other terms used herein are defined in the preamble and elsewhere in this Agreement.

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ARTICLE II
THE MERGER

2.1.          Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time: (a) Colonial Financial shall merge with and into Cape Bancorp, with Cape Bancorp as the resulting or surviving corporation (the “Surviving Company”), with its main office to be maintained at 225 North Main Street, Cape May Court House, New Jersey 08210; and (b) the separate existence of Colonial Financial shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Colonial Financial shall be vested in and assumed by Cape Bancorp. As part of the Merger, each share of Colonial Financial Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof.

2.2.          Closing; Effective Time.

Subject to the satisfaction or waiver of all conditions to closing contained in Article IX hereof, the Closing shall occur no later than ten business days following the latest to occur of (i) the receipt of all required Regulatory Approvals, and the expiration of any applicable waiting periods, (ii) the approval of the Merger by the stockholders of Colonial Financial and by the stockholders of Cape Bancorp, or (iii) at such other date or time upon which Cape Bancorp and Colonial Financial mutually agree (the “Closing”, with the date on which the Closing occurs being the “Closing Date”). The Merger shall be effected by the filing of Articles of Merger with the Maryland Department in accordance with the MGCL. The Merger shall become effective at such time the Articles of Merger are filed with the Maryland Department, or at such later time as the Parties agree and specify in the Articles of Merger, in accordance with the MGCL (the date and time the Merger becomes effective being the “Effective Time”).

2.3.          Articles of Incorporation and Bylaws.

The Articles of Incorporation and Bylaws of Cape Bancorp as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Company, until thereafter amended as provided therein and by applicable law.

2.4.          Directors and Officers of Surviving Company.

Except as provided in Section 2.5, the directors of Cape Bancorp immediately prior to the Effective Time shall be the initial directors of the Surviving Company, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Company. Until changed in accordance with the Articles of Incorporation and Bylaws of the Surviving Company, the officers of Cape Bancorp immediately prior to the Effective Time shall be the initial officers of Surviving Company, in each case until their respective successors are duly elected or appointed and qualified.

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2.5.          Additional Directors.

At the Effective Time, Cape Bancorp and Cape Bank shall cause Gregory J. Facemyer and Hugh J. McCaffrey to be added to the Boards of Directors of Cape Bancorp and Cape Bank, subject to each person’s ability and willingness to serve on the Boards of Directors of Cape Bancorp and Cape Bank. In the event either or both of Messrs. Facemyer or McCaffrey is appointed for a term on the Board of either or both of Cape Bancorp or Cape Bank expiring in 2015 (a “2015 Nominee”), subject to the Boards’ exercise of their respective fiduciary duties, the appropriate Board will renominate such 2015 Nominee for a full new term on the Board of Cape Bancorp and/or Cape Bank, as appropriate, and to the extent required, Cape Bancorp, as the sole shareholder of Cape Bank, shall vote in favor of such nomination to the Board of Cape Bank. Cape Bancorp and Cape Bank covenant and agree to take such actions as may be required to carry out the forgoing.

2.6.          Tax Consequences.

It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither Cape Bancorp, Colonial Financial nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. Cape Bancorp and Colonial Financial each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinion contemplated by Section 9.1.6, which certificates shall be effective as of the date of such opinions.

2.7.          Possible Alternative Structures.

Notwithstanding anything to the contrary contained in this Agreement and subject to the satisfaction of the conditions set forth in Article IX, prior to the Effective Time Cape Bancorp shall be entitled to revise the structure of the Merger described in Section 2.1 hereof, provided that (i) such modification does not cause counsel to be unable to render the opinion contemplated by Section 9.1.6; (ii) the consideration to be paid to the holders of Colonial Financial Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iii) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

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2.8.          Additional Actions.

If, at any time after the Effective Time, Cape Bancorp shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Cape Bancorp its right, title or interest in, to or under any of the rights, properties or assets of Colonial Financial or Colonial Bank, or (ii) otherwise carry out the purposes of this Agreement, Colonial Financial, Colonial Bank and their officers and directors shall be deemed to have granted to Cape Bancorp and Cape Bank an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Cape Bancorp or Cape Bank its right, title or interest in, to or under any of the rights, properties or assets of Colonial Financial or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of Cape Bancorp and Cape Bank are authorized in the name of Colonial Financial, Colonial Bank or otherwise to take any and all such action.

        2.9.          Bank Merger.

Immediately following the Effective Time of the Merger, Colonial Bank and Cape Bank will execute the Bank Merger Agreement. Subject to the terms and conditions of the Bank Merger Agreement, and in accordance with federal and state law, Colonial Bank will merge with and into Cape Bank, and Cape Bank shall be the surviving institution. The Bank Merger Effective Time shall immediately follow the Effective Time of the Merger, at which time the Bank Merger shall be consummated.

ARTICLE III
CONVERSION OF SHARES

3.1.          Conversion of Colonial Financial Common Stock; Merger Consideration.

At the Effective Time, by virtue of the Merger and without any action on the part of Cape Bancorp, Colonial Financial or the holders of any of the shares of Colonial Financial Common Stock, the Merger shall be effected in accordance with the following terms:

3.1.1.     Each share of Cape Bancorp Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

3.1.2.     All shares of Colonial Financial Common Stock held in the treasury of Colonial Financial and each share of Colonial Financial Common Stock owned by Cape Bancorp or any direct or indirect wholly owned Subsidiary of Cape Bancorp or of Colonial Financial immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) (“Treasury Stock”), shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

3.1.3.     Each share of Colonial Financial Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 3.2 either (i) $14.50 in cash (the “Cash Consideration”); or (ii) 1.412 shares (the “Exchange Ratio”) of Cape Bancorp Common Stock (the “Stock Consideration”). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the “Merger Consideration.”

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3.1.4.     After the Effective Time, shares of Colonial Financial Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this section be the right to receive the Merger Consideration.

3.1.5.     In the event Cape Bancorp changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Cape Bancorp Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Cape Bancorp Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; provided, that no such adjustment shall be made with regard to Cape Bancorp Common Stock if Cape Bancorp issues additional shares of Cape Bancorp Common Stock and receives fair market value consideration for such shares.

3.1.6.     In the event the Consolidated Net Book Value is less than $63,100,000, the Cash Consideration shall be reduced by an amount equal to the quotient obtained (rounded to the nearest penny) by dividing (a) the product of the (x) Book Value Shortfall and (y) 1.78 by (b) the number of outstanding shares of Colonial Financial Common Stock as of the Determination Date; provided, however, that Cape Bancorp may elect, in its sole discretion, not to adjust the Cash Consideration pursuant to this Section 3.1.6, in whole or in part, to the extent that Cape Bancorp determines, in its sole discretion, that such adjustment or a portion thereof would result in the Merger not qualifying as a reorganization within the meaning of Section 368(a) of the Code.

3.2.          Election Procedures.

3.2.1.     Holders of Colonial Financial Common Stock may elect to receive Stock Consideration or Cash Consideration (in either case without interest) in exchange for their shares of Colonial Financial Common Stock in accordance with the following procedures, provided that, in the aggregate, 50% of the total number of shares of Colonial Financial Common Stock issued and outstanding at the Effective Time, excluding any Treasury Stock (the “Stock Conversion Number”), shall be converted into the Stock Consideration and the remaining outstanding shares of Colonial Financial Common Stock shall be converted into the Cash Consideration. Shares of Colonial Financial Common Stock as to which a Cash Election (including, pursuant to a Mixed Election) has been made are referred to herein as “Cash Election Shares.” Shares of Colonial Financial Common Stock as to which a Stock Election has been made (including, pursuant to a Mixed Election) are referred to as “Stock Election Shares.” Shares of Colonial Financial Common Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as “Non-Election Shares.” The aggregate number of shares of Colonial Financial Common Stock with respect to which a Stock Election has been made is referred to herein as the “Stock Election Number.”

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3.2.2.     An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as Colonial Financial and Cape Bancorp shall mutually agree (“Election Form”), shall be mailed not less than 20 business days but not more than 40 business days prior to the anticipated Effective Time or on such earlier date as Cape Bancorp and Colonial Financial shall mutually agree (the “Mailing Date”) to each holder of record of Colonial Financial Common Stock as of five business days prior to the Mailing Date (the “Election Form Record Date”). Each Election Form shall permit such holder, subject to the allocation and election procedures set forth in this Section 3.2, (i) to elect to receive the Cash Consideration for all of the shares of Colonial Financial Common Stock held by such holder (a “Cash Election”) in accordance with Section 3.1.3, (ii) to elect to receive the Stock Consideration for all of such shares (a “Stock Election”) in accordance with Section 3.1.3, (iii) elect to receive the Stock Consideration for a part of such holder’s Colonial Financial Common Stock and the Cash Consideration for the remaining part of such holder’s Colonial Financial Common Stock (the “Cash/Stock Consideration”) (an election to receive the Cash/Stock Consideration is referred to as a “Mixed Election”), or (iv) to indicate that such record holder has no preference as to the receipt of cash or Cape Bancorp Common Stock for such shares (a “Non-Election”). A holder of record of shares of Colonial Financial Common Stock who holds such shares as nominee, trustee or in another representative capacity (a “Representative”) may submit multiple Election Forms, provided that each such Election Form covers all the shares of Colonial Financial Common Stock held by such Representative for a particular beneficial owner. Any shares of Colonial Financial Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares.

3.2.3.     To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the 20th day following the Mailing Date (or such other time and date as Cape Bancorp and Colonial Financial may mutually agree) (the “Election Deadline”); provided, however, that the Election Deadline may not occur on or after the Closing Date. Colonial Financial shall make available up to two separate Election Forms, or such additional Election Forms as Cape Bancorp may permit, to all persons who become holders (or beneficial owners) of Colonial Financial Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline. Colonial Financial shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Colonial Financial Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If a Colonial Financial stockholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form prior to the Election Deadline, the shares of Colonial Financial Common Stock held by such stockholder shall be designated as Non-Election Shares. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. Cape Bancorp shall cause the Certificate or Certificates relating to any revoked Election Form to be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

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3.2.4.     If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and, subject to Section 3.2.6 hereof, each holder of Stock Election Shares will be entitled to receive the Stock Consideration only with respect to that number of Stock Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Cash Consideration.

3.2.5.     If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

(A)        if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Section 3.2.6 hereof, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or

(B)         if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and, subject to Section 3.2.6 hereof, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.

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3.2.6.     No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Cape Bancorp Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Cape Bancorp Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Cape Bancorp. In lieu of the issuance of any such fractional share, Cape Bancorp shall pay to each former holder of Colonial Financial Common Stock who otherwise would be entitled to receive a fractional share of Cape Bancorp Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of Cape Bancorp Common Stock as reported on the Nasdaq for the ten consecutive trading days immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of Colonial Financial Common Stock owned by a Colonial Financial stockholder shall be combined so as to calculate the maximum number of whole shares of Cape Bancorp Common Stock issuable to such Colonial Financial stockholder.

3.3.          Procedures for Exchange of Colonial Financial Common Stock.

3.3.1.     Cape Bancorp to Make Merger Consideration Available. After the Election Deadline and no later than the Closing Date, Cape Bancorp shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of Colonial Financial Common Stock, for exchange in accordance with this Section 3.3, certificates representing the shares of Cape Bancorp Common Stock and an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III (including the estimated amount of cash to be paid in lieu of fractional shares of Colonial Financial Common Stock) (such cash and certificates for shares of Cape Bancorp Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the “Exchange Fund”).

3.3.2.     Exchange of Certificates. Cape Bancorp shall take all steps necessary to cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates who has not previously surrendered such certificates with an Election Form, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the Colonial Financial Common Stock represented by such Certificates shall have been converted as a result of the Merger if any. The letter of transmittal (which shall be subject to the reasonable approval of Colonial Financial) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of Colonial Financial common stock shall have become entitled pursuant to Section 3.1.3 hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Cash Consideration or any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

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3.3.3.     Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding Colonial Financial Common Stock shall have no rights, after the Effective Time, with respect to such Colonial Financial Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to Cape Bancorp Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Cape Bancorp Common Stock represented by such Certificate.

3.3.4.     Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

3.3.5.     Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of Colonial Financial of the Colonial Financial Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

3.3.6.     Return of Exchange Fund. At any time following the six (6) month period after the Effective Time, Cape Bancorp shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Cape Bancorp (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Cape Bancorp nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

3.3.7.     Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Cape Bancorp, the posting by such Person of a bond in such amount as Cape Bancorp may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

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3.3.8.     Withholding. The Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Colonial Financial Common Stock such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Colonial Financial Common Stock in respect of whom such deduction and withholding were made by the Exchange Agent.

3.4.          Reservation of Shares.

Cape Bancorp shall reserve for issuance a sufficient number of shares of the Cape Bancorp Common Stock for the purpose of issuing shares of Cape Bancorp Common Stock to the Colonial Financial stockholders in accordance with this Article III.

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3.5.          Treatment of Colonial Financial Stock Options and Colonial Financial Restricted Shares.

(a)           (i) Holders of all outstanding and unexercised options to acquire shares of Colonial Financial Common Stock (“Colonial Financial Stock Options”) under the Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan, whether or not vested, as of the Effective Time, (ii) holders of all outstanding and unexercised vested Colonial Financial Stock Options under the Colonial Financial Services, Inc. 2011 Equity Incentive Plan (collectively the Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan and the Colonial Financial Services, Inc. 2011 Equity Incentive Plan are referred to as “Colonial Financial Stock Plans”), and (iii) subject to any regulatory approvals, non-objections or limitations that Cape Bank may consider necessary or applicable under the FDIC Golden Parachute Rules, holders of outstanding and unvested Colonial Financial Stock Options under the Colonial Financial Services, Inc. 2011 Equity Incentive Plan will be entitled to receive a cash payment from Cape Bank (or at the request of Cape Bancorp, by Colonial Financial or Colonial Bank) equal to the product of (i) the number of shares of Colonial Financial Common Stock subject to such Colonial Financial Stock Option at the Effective Time and (ii) the amount by which the Cash Consideration exceeds the exercise price per share of such Colonial Financial Stock Option (the “Option Consideration”). The Option Consideration shall be treated as compensation and shall be payable net of any applicable federal and state income and employment withholding taxes. In the event that the exercise price of a Colonial Financial Stock Option is greater than or equal to the Cash Consideration, then the holders thereof shall not be entitled to receive the Option Consideration, and at the Effective Time such Colonial Financial Stock Option shall be canceled without any payment made in exchange therefor. Subject to the foregoing, the Colonial Bankshares, Inc 2006 Stock-Based Incentive Plan, including all underlying award agreements, and all Colonial Financial Stock Options issued thereunder, shall terminate at the Effective Time. Prior to the Effective Time, Colonial Financial shall take all actions as may be necessary to give effect to such transactions, including, without limitation, taking such actions as are necessary or required under the Colonial Financial Stock Plans. In the event that Cape Bank determines in good faith, based upon consultations with any regulatory agency having jurisdiction over the issue, that the unvested Colonial Financial Stock Options under the 2011 Equity Incentive Plan may not be cashed out under the terms of the FDIC Golden Parachute Rules (or in the event approval or non-objection is not obtained from the FDIC or the FRB), pursuant to the terms of the Colonial Financial Services, Inc. 2011 Equity Incentive Plan each outstanding and unvested Colonial Financial Stock Option that has been granted under the Colonial Financial Services, Inc. 2011 Equity Incentive Plan prior to the Effective Time shall continue to vest in accordance with the terms of said plan, provided, however, it will cease to represent an option to purchase Colonial Financial Common Stock and shall be converted automatically into an option to purchase Cape Bancorp Common Stock, and Cape Bancorp will assume each such Colonial Financial Stock Option subject to its terms; provided that after the Effective Time;

i.
the number of shares of Cape Bancorp Common Stock purchasable upon exercise of each such Colonial Financial Stock Option will equal the product obtained by multiplying (x) the number of shares of Colonial Financial Common Stock that were purchasable under the Colonial Financial Stock Option immediately before the Effective Time by (y) the Exchange Ratio, rounded down to the nearest whole share; and

ii.
the per share exercise price for each Colonial Financial Stock Option will equal the quotient obtained by dividing (x) the per share exercise price of the Colonial Financial Stock Option in effect immediately before the Effective Time by (y) the Exchange Ratio, rounded up to the nearest cent.

(b)           At the Effective Time, each outstanding and unvested Colonial Financial Restricted Share that has been granted under the Colonial Bankshares, Inc. 2006 Stock-Based Plan will become fully vested in accordance with its terms and will be converted automatically into the right to receive the Stock Consideration. Subject to any applicable regulatory approvals, non-objections or limitations that Cape Bank may consider necessary or applicable under the FDIC Golden Parachute Rules, the vesting of all outstanding and unvested Colonial Financial Restricted Shares that have been granted prior to the Effective Time under the Colonial Financial Services, Inc. 2011 Equity Incentive Plan shall accelerate, and such Colonial Financial Restricted Shares shall be deemed fully vested as of the Effective Time. In the event Cape Bank determines in good faith, based upon consultations with any regulatory agency having jurisdiction over the issue, that the vesting of Colonial Financial Restricted Shares may not be accelerated under the terms of the FDIC Golden Parachute Rules (or in the event approval or non-objection is not obtained from the FDIC or the FRB), such Colonial Financial Restricted Shares shall continue to vest in accordance with the terms of said plan, subject to any applicable regulatory approvals, non-objections or limitations imposed under the FDIC Golden Parachute Rules.

(c)           At or as soon as practicable following the Effective Time, Cape Bancorp shall have filed with the SEC and caused to become effective a registration statement on Form S-8 with respect to Cape Bancorp Common Stock issuable under the Colonial Financial Services, Inc. 2011 Equity Incentive Plan.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF COLONIAL FINANCIAL

Colonial Financial represents and warrants to Cape Bancorp that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Colonial Financial DISCLOSURE SCHEDULE delivered by Colonial Financial to Cape Bancorp on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date.  Colonial Financial has made a good faith effort to ensure that the disclosure on each schedule of the Colonial Financial DISCLOSURE SCHEDULE corresponds to the section referenced herein.  However, for purposes of the Colonial Financial DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.

4.1.          Standard.

No representation or warranty of Colonial Financial contained in this Article IV shall be deemed untrue or incorrect, and Colonial Financial shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article IV, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 4.2, 4.3, 4.4, 4.13.5, 4.13.8, 4.13.9, 4.13.10 and 4.13.12, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

4.2.          Organization.

4.2.1.     Colonial Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is duly registered as a savings and loan holding company under the HOLA.  Colonial Financial has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Colonial Financial.

4.2.2.     Colonial Bank is a federally chartered savings bank duly organized, validly existing and in good standing under the HOLA.  The deposits of Colonial Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.  Colonial Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.  The location of the principal office and each branch office of Colonial Bank is set forth in Colonial Financial DISCLOSURE SCHEDULE 4.2.2.

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4.2.3.     Colonial Financial DISCLOSURE SCHEDULE 4.2.3 sets forth each Colonial Financial Subsidiary.  Each Colonial Financial Subsidiary (other than Colonial Bank) is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.  Other than shares of capital stock of the Colonial Financial Subsidiaries listed on Colonial Financial DISCLOSURE SCHEDULE 4.2.3, Colonial Financial does not own or control, directly or indirectly, or have the right to acquire directly or indirectly, an equity interest in any corporation, company, association, partnership, joint venture or other entity.

4.2.4.     The respective minute books of Colonial Financial and each other Colonial Financial Subsidiary accurately record, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

4.2.5.     Prior to the date of this Agreement, Colonial Financial has made available to Cape Bancorp true and correct copies of the articles of incorporation or charter and bylaws of Colonial Financial and each other Colonial Financial Subsidiary.

4.3.          Capitalization.

4.3.1.     The authorized capital stock of Colonial Financial consists of one-hundred million (100,000,000) shares of Colonial Financial Common Stock, par value $0.01 per share, and fifty million (50,000,000) shares of Colonial Financial Preferred Stock.  There are three million eight hundred sixty thousand one hundred and forty (3,860,140) shares of Colonial Financial Common Stock outstanding, validly issued, fully paid and nonassessable and free of preemptive rights. There are no shares of Colonial Financial Preferred Stock outstanding.  There are no shares of Colonial Financial Common Stock held by Colonial Financial as treasury stock.  Neither Colonial Financial nor any Colonial Financial Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Colonial Financial Common Stock, or any other security of Colonial Financial or any securities representing the right to vote, purchase or otherwise receive any shares of Colonial Financial Common Stock or any other security of Colonial Financial, other than shares issuable under the Colonial Financial Stock Benefit Plans.

4.3.2.     The authorized capital stock of Colonial Bank consists of ten million (10,000,000) shares of common stock, par value $0.10 per share (“Colonial Bank Common Stock”) and one million (1,000,000) shares of preferred stock.  All of the issued and outstanding shares of Colonial Bank Common Stock are (i) validly issued, fully paid and nonassessable and free of preemptive rights, and (ii) owned by Colonial Financial free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.  Either Colonial Financial or Colonial Bank owns all of the outstanding shares of capital stock of each Colonial Financial Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

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4.3.3.     Except for the Colonial Financial Subsidiaries and as set forth in Colonial Financial Disclosure Schedule 4.2.2, Colonial Financial does not possess, directly or indirectly, any material equity interest in any corporate entity.

4.3.4.     Except as set forth on Colonial Financial DISCLOSURE SCHEDULE 4.3.4, to Colonial Financial’s Knowledge, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Colonial Financial Common Stock, except for equity interests held in the investment portfolios of Colonial Financial or any Colonial Financial Subsidiary, equity interests held by any Colonial Financial Subsidiary in a fiduciary capacity and equity interests held in connection with the lending activities of Colonial Financial or its Subsidiaries, including stock in the FHLB.

4.3.5.     No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Colonial Financial’s stockholders may vote has been issued by Colonial Financial and are outstanding.

4.4.          Authority; No Violation.

4.4.1.     Colonial Financial has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals and the approval of this Agreement by Colonial Financial’s stockholders (the “Colonial Financial Stockholder Approval”), to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Colonial Financial and the completion by Colonial Financial of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of Colonial Financial, and no other corporate proceedings on the part of Colonial Financial, other than the Colonial Financial Stockholder Approval, are necessary to complete the transactions contemplated hereby, up to and including the Merger.  This Agreement has been duly and validly executed and delivered by Colonial Financial, and subject to Colonial Financial Stockholder Approval and receipt of the Regulatory Approvals, constitutes the valid and binding obligation of Colonial Financial, enforceable against Colonial Financial in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

4.4.2.     Subject to the receipt of Regulatory Approvals and compliance by Cape Bancorp and Colonial Financial with any conditions contained therein, and Colonial Financial Stockholder Approval,

(A)     the execution and delivery of this Agreement by Colonial Financial,

(B)     the consummation of the transactions contemplated hereby, and

(C)     compliance by Colonial Financial with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Colonial Financial or any Colonial Financial Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Colonial Financial or any Colonial Financial Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Colonial Financial or any Colonial Financial Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Colonial Financial and the Colonial Financial Subsidiaries taken as a whole.

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4.4.3.     The Colonial Financial Stockholder Approval is the only vote of holders of any class of Colonial Financial’s capital stock necessary to adopt and approve this Agreement and the transactions contemplated hereby.

4.4.4.     The board of directors of Colonial Financial, by resolution duly adopted by the unanimous vote of the entire board of directors at a meeting duly called and held, has (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Colonial Financial and its stockholders and declared the Merger to be advisable, and (ii) recommended that the stockholders of Colonial Financial approve this Agreement and directed that such matter be submitted for consideration by the Colonial Financial stockholders at the Colonial Financial Stockholders Meeting.

4.5.          Consents.

Except for (i) the Regulatory Approvals and compliance with any conditions contained therein, (ii) the filing with the SEC of the Merger Registration Statement and the obtaining from the SEC of such orders as may be required in connection therewith, (iii) approval of the listing of Cape Bancorp Common Stock to be issued in the Merger on the Nasdaq, (iv) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Cape Bancorp Common Stock pursuant to this Agreement, (v) the Colonial Financial Stockholder Approval and (vi) the Cape Bancorp Stockholder Approval, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of Colonial Financial, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary in connection with the execution and delivery of this Agreement by Colonial Financial, and the completion by Colonial Financial of the Merger.  To the Knowledge of Colonial Financial, no fact or circumstance exists, including any possible other transaction pending or under consideration by Colonial Financial or any of its Affiliates, that (a) would reasonably be expected to prevent or delay in any material respect, (i) any filings with or approvals or waivers required from the FRB, the FDIC, the OCC or the NJ Department, or (ii) any required Regulatory Approvals, or (b) would cause a Bank Regulator or Governmental Entity acting pursuant to the Bank Merger Act, the BHCA, the New Jersey Banking Law or any other applicable law or regulation to seek to prohibit or materially delay consummation of the transactions contemplated hereby or impose a Burdensome Condition.

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4.6.          Financial Statements; Reports.

4.6.1.     Colonial Financial has previously made available to Cape Bancorp the Colonial Financial Financial Statements.  The Colonial Financial Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Colonial Financial and the Colonial Financial Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

4.6.2.     At the date of each balance sheet included in the Colonial Financial Financial Statements, Colonial Financial did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Colonial Financial Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

4.6.3.     Except as disclosed in Colonial Financial DISCLOSURE SCHEDULE 4.6.3, Colonial Financial and each Colonial Financial Subsidiary has timely filed all reports, forms, schedules, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2013 with any Governmental Entity and has paid all fees and assessments due and payable in connection therewith.  The Colonial Financial Regulatory Reports, to the extent they contain financial information, have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements.

4.6.4.     Colonial Financial (x) has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) of the Exchange Act) that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with and to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets and (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (y) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Colonial Financial, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Colonial Financial by others within those entities, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to Colonial Financial outside auditors and the audit committee of Colonial Financial Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Colonial Financial’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Colonial Financial’s internal control over financial reporting. These disclosures (if any) were made in writing by management to Colonial Financial auditors and audit committee and a copy has previously been made available to Cape Bancorp.

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4.6.5.     Since December 31, 2013, (A) neither Colonial Financial nor any Colonial Financial Subsidiary nor, to its Knowledge, any director, officer, employee, auditor, accountant or representative of Colonial Financial or any Colonial Financial Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Colonial Financial or any Colonial Financial Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Colonial Financial or any Colonial Financial Subsidiary has engaged in questionable accounting or auditing practices, and (B) no attorney representing Colonial Financial or any Colonial Financial Subsidiary, whether or not employed by Colonial Financial or any Colonial Financial Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.

4.6.6.     Colonial Financial has filed all reports, schedules, registration statements, prospectuses, and other documents, together with all amendments thereto, required to be filed with the SEC since December 31, 2013 (the “Colonial Financial Reports”). As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Colonial Financial Reports complied, and each Colonial Financial Report filed subsequent to the date hereof and prior to the Effective Time will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd-Frank Act”), and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Colonial Financial Reports. None of the Colonial Financial Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. No executive officer of Colonial Financial has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act and to the Knowledge of Colonial Financial no enforcement action has been initiated by the SEC against Colonial Financial or its officers or directors relating to disclosures contained in any Colonial Financial Report.

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4.7.          Taxes.

Colonial Financial and the Colonial Financial Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). Colonial Financial and each Colonial Financial Subsidiary has duly filed all federal, state and local tax returns required to be filed by or with respect to Colonial Financial and each Colonial Financial Subsidiary on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of Colonial Financial, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from Colonial Financial and any Colonial Financial Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined.  As of the date of this Agreement, Colonial Financial has received no notice of, and to the Knowledge of Colonial Financial, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Colonial Financial or any Colonial Financial Subsidiary, and no claim has been made by any authority in a jurisdiction where Colonial Financial or any Colonial Financial Subsidiary do not file tax returns that Colonial Financial or any such Colonial Financial Subsidiary is subject to taxation in that jurisdiction.  Except as set forth in Colonial Financial DISCLOSURE SCHEDULE 4.7, Colonial Financial and the Colonial Financial Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.  Colonial Financial and each Colonial Financial Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Colonial Financial and each Colonial Financial Subsidiary, to the Knowledge of Colonial Financial, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.  Since December 31, 2013, through and including the date of this Agreement, neither Colonial Financial nor any Colonial Financial Subsidiary has made any material election for federal or state income tax purposes.

4.8.          No Material Adverse Effect.

Colonial Financial and the Colonial Financial Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2013 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Colonial Financial and the Colonial Financial Subsidiaries, taken as a whole, except as otherwise disclosed in any Colonial Financial Report.

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4.9.          Material Contracts; Leases; Defaults.

4.9.1.     Except as set forth in Colonial Financial DISCLOSURE SCHEDULE 4.9.1, neither Colonial Financial nor any Colonial Financial Subsidiary is a party to or subject to: (i) any agreement which by its terms limits the payment of dividends by Colonial Financial or any Colonial Financial Subsidiary; (ii) any collective bargaining agreement with any labor union relating to employees of Colonial Financial or any Colonial Financial Subsidiary; (iii) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Colonial Financial or any Colonial Financial Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, FHLB advances, repurchase agreements, bankers’ acceptances, and “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Cape Bancorp or any Cape Bancorp Subsidiary; (iv) any other agreement, written or oral, that obligates Colonial Financial or any Colonial Financial Subsidiary for the payment of more than $25,000 annually or for the payment of more than $50,000 over its remaining term, which is not terminable without cause on 60 days’ or less notice without penalty or payment; or (v) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by Colonial Financial or any Colonial Financial Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

4.9.2.     Each real estate lease that will require the consent of the lessor or its agent as a result of the Merger by virtue of the terms of any such lease, is listed in Colonial Financial DISCLOSURE SCHEDULE 4.9.2 identifying the section of the lease that contains such prohibition or restriction.  Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither Colonial Financial nor any Colonial Financial Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

4.9.3.     True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to Cape Bancorp on or before the date hereof, are listed on Colonial Financial DISCLOSURE SCHEDULE 4.9.1 and are in full force and effect on the date hereof.  Except as set forth in Colonial Financial DISCLOSURE SCHEDULE 4.9.3, no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which Colonial Financial or any Colonial Financial Subsidiary is a party or under which Colonial Financial or any Colonial Financial Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder.  Except as set forth in Colonial Financial DISCLOSURE SCHEDULE 4.9.3, no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Colonial Financial or any Colonial Financial Subsidiary or upon the occurrence of a subsequent event; or (y) requires Colonial Financial or any Colonial Financial Subsidiary to provide a benefit in the form of Colonial Financial Common Stock or determined by reference to the value of Colonial Financial Common Stock.

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4.9.4.     Except as set forth in Colonial Financial DISCLOSURE SCHEDULE 4.9.4, since December 31, 2013, through and including the date of this Agreement, neither Colonial Financial nor any Colonial Financial Subsidiary has (i) made any material change in the credit policies or procedures of Colonial Financial or any Colonial Financial Subsidiary, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (ii) made any material acquisition or disposition of any assets or properties, or entered into any contract for any such acquisition or disposition, other than loans and loan commitments in the ordinary course of business consistent with past practice; (iii) entered into any lease of real or personal property requiring annual payments in excess of $25,000, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice, or (iv) changed any accounting methods, principles or practices of Colonial Financial or any Colonial Financial Subsidiary affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy.

4.10.        Ownership of Property; Insurance Coverage.

4.10.1.   Colonial Financial and each Colonial Financial Subsidiary have good and, as to real property, marketable title to all material assets and properties owned by Colonial Financial or each Colonial Financial Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Colonial Financial Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by Colonial Financial or a Colonial Financial Subsidiary acting in a fiduciary capacity, (ii) mechanics liens and similar liens for labor, materials, services or supplies provided for such property and incurred in the ordinary course of business for amounts not yet delinquent or which are being contested in good faith, and (iii) statutory liens for amounts not yet delinquent or which are being contested in good faith.  Colonial Financial and each Colonial Financial Subsidiary, as lessee, have the right under valid and existing leases of real and personal properties used by Colonial Financial and the Colonial Financial Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

4.10.2.     With respect to all material agreements pursuant to which Colonial Financial or any Colonial Financial Subsidiary has purchased securities subject to an agreement to resell, if any, Colonial Financial or such Colonial Financial Subsidiary, as the case may be, has a lien or security interest (which to Colonial Financial’s Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

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4.10.3.   Colonial Financial and each Colonial Financial Subsidiary currently maintain insurance considered by Colonial Financial to be reasonable for their respective operations.  Neither Colonial Financial nor any Colonial Financial Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased.  There are presently no material claims pending under such policies of insurance and no notices have been given by Colonial Financial or any Colonial Financial Subsidiary under such policies.  All such insurance is valid and enforceable and in full force and effect, and within the last three years Colonial Financial and each Colonial Financial Subsidiary have received each type of insurance coverage for which they have applied and during such periods have not been denied indemnification for any material claims submitted under any of their insurance policies.  Colonial Financial DISCLOSURE SCHEDULE 4.10.3 identifies all policies of insurance maintained by Colonial Financial and each Colonial Financial Subsidiary as well as the other matters required to be disclosed under this Section.

4.11.        Legal Proceedings.

Except as set forth on Colonial Financial DISCLOSURE SCHEDULE 4.11, neither Colonial Financial nor any Colonial Financial Subsidiary is a party to any, and there are no pending or, to the Knowledge of Colonial Financial, threatened, material legal, administrative, arbitration or other material proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against Colonial Financial or any Colonial Financial Subsidiary, (ii) to which Colonial Financial or any Colonial Financial Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Colonial Financial to perform under this Agreement.

4.12.        Compliance With Applicable Law.

4.12.1.   To the Knowledge of Colonial Financial, each of Colonial Financial and each Colonial Financial Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to them, their properties, assets and deposits, their business, and their conduct of business and their relationship with their employees, including, without limitation, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Colonial Financial nor any Colonial Financial Subsidiary has received any written notice to the contrary.  The Board of Directors of Colonial Bank has adopted and Colonial Bank has implemented an anti-money laundering program that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder and has received no written notice from any Governmental Entity or Bank Regulator that such program (i) does not contain adequate and appropriate customer identification verification procedures, or (ii) has been deemed ineffective.

4.12.2.   Each of Colonial Financial and each Colonial Financial Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators and Governmental Entities that are required to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Colonial Financial, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the receipt of Regulatory Approvals.

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4.12.3.   Except as set forth in Colonial Financial DISCLOSURE SCHEDULE 4.12.3, for the period beginning January 1, 2011, neither Colonial Financial nor any Colonial Financial Subsidiary has received any written notification or, to the Knowledge of Colonial Financial, any other communication from any Bank Regulator: (i) asserting that Colonial Financial or any Colonial Financial Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Colonial Financial or any Colonial Financial Subsidiary; (iii) requiring or threatening to require Colonial Financial or any Colonial Financial Subsidiary, or indicating that Colonial Financial or any Colonial Financial Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Colonial Financial or any Colonial Financial Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of Colonial Financial or any Colonial Financial Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Regulatory Agreement”).  Neither Colonial Financial nor any Colonial Financial Subsidiary has consented to or entered into any currently effective Regulatory Agreement.  The most recent regulatory rating given to Colonial Financial as to compliance with the CRA is “Satisfactory” or better.

4.13.        Employee Benefit Plans.

4.13.1    Colonial Financial DISCLOSURE SCHEDULE 4.13.1 includes a list of all employment agreements, change in control agreements, severance agreements or arrangements, consulting agreements, existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, employment, severance and change in control agreements and all other material benefit practices, policies and arrangements maintained by Colonial Financial or any Colonial Financial Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of Colonial Financial or any Colonial Financial Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the “Colonial Financial Compensation and Benefit Plans”).  Except as set forth in Colonial Financial DISCLOSURE SCHEDULE 4.13.1, neither Colonial Financial nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof, Colonial Financial has made available to Cape Bancorp true and correct copies of the Compensation and Benefit Plans.  Except as set forth in Colonial Financial DISCLOSURE SCHEDULE 4.13.1, there are no available or outstanding unvested or unexercised options or awards under any Colonial Financial Compensation and Benefit Plan.

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4.13.2    Each Colonial Financial Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the FDIC Golden Parachute Rules, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full.  Each Colonial Financial Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code has received or has requested and expects to receive a favorable determination letter from the IRS or is entitled to rely on a determination letter issued to the sponsor of a master or prototype plan, and Colonial Financial is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter.  There is no material pending or, to the Knowledge of Colonial Financial, threatened, action, suit or claim relating to any of the Colonial Financial Compensation and Benefit Plans (other than routine claims for benefits).  Neither Colonial Financial nor any Colonial Financial Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Colonial Financial Compensation and Benefit Plan that would reasonably be expected to subject Colonial Financial or any Colonial Financial Subsidiary to a material unpaid tax or penalty imposed by either Chapter 43 of the Code or Sections 409 or 502 of ERISA.

4.13.3    Neither Colonial Financial nor any Colonial Financial Subsidiary or any entity which is considered one employer with Colonial Financial under Section 4001(b)(1) of ERISA or Section 414 of the Code (an “ERISA Affiliate”) has ever maintained a defined benefit plan subject to Title IV of ERISA.  Neither Colonial Financial nor any Colonial Financial Subsidiary has ever participated in a “multiemployer pension plan,” as such term is defined in Section 3(37) of ERISA.

4.13.4    All material contributions required to be made under the terms of any Colonial Financial Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which Colonial Financial or any Colonial Financial Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on Colonial Financial’s consolidated financial statements to the extent required by GAAP.  Colonial Financial and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Colonial Financial Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

4.13.5    Except as set forth in Colonial Financial DISCLOSURE SCHEDULE 4.13.5, neither Colonial Financial nor any Colonial Financial Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Colonial Financial Compensation and Benefit Plan, other than benefits mandated by COBRA.  There has been no communication to employees by Colonial Financial or any Colonial Financial Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

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4.13.6    Colonial Financial and its Subsidiaries do not maintain any Colonial Financial Compensation and Benefit Plans covering employees who are not United States residents.

4.13.7    With respect to each Colonial Financial  Compensation and Benefit Plan, if applicable, Colonial Financial has provided or made available to Cape Bancorp copies of the:  (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) two most recent actuarial reports and financial statements; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last two years; (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests), if applicable; and (H) all material communications with any Governmental Entity with respect to any Colonial Financial Compensation and Benefit Plan.

4.13.8    Except as disclosed in Colonial Financial DISCLOSURE SCHEDULE 4.13.8, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Colonial Financial Compensation and Benefit Plan.

4.13.9    All “non-qualified” deferred compensation plans, programs or arrangements (within the meaning of Section 409A of the Code) of Colonial Financial have been in compliance (both written and operational) with Section 409A of the Code and IRS regulations and guidance thereunder.  All stock options and stock appreciation rights granted by Colonial Financial to any current or former employee or director have been granted with a per share exercise price or reference price at least equal to the fair market value of the underlying stock on the date the option or stock appreciation right was granted, within the meaning of Section 409A of the Code and associated guidance.

4.13.10  Except as disclosed in Colonial Financial DISCLOSURE SCHEDULE 4.13.10, the consummation of the Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of Colonial Financial or any Colonial Financial Subsidiary to any actual or deemed payment (or benefit) which could constitute a “parachute payment” (as such term is defined in Section 280G of the Code).

4.13.11  Except as disclosed in Colonial Financial DISCLOSURE SCHEDULE 4.13.11, there are no stock option or stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Colonial Financial Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

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4.13.12  Colonial Financial DISCLOSURE SCHEDULE 4.13.12 includes a schedule of all termination benefits and related payments that would be payable, subject to any regulatory approvals, non-objections or limitations that Cape may consider necessary or applicable under the FDIC Golden Parachute Rules, to the individuals identified thereon under any and all employment agreements, special termination agreements, change in control agreements, severance arrangements or policies, supplemental executive retirement plans, director retirement plans, deferred bonus plans, deferred compensation plans, deferred fee plans, salary continuation plans, or any material compensation arrangement, or other pension benefit or welfare benefit plan maintained by Colonial Financial or any Colonial Financial Subsidiary for the benefit of officers, employee or directors of Colonial Financial or any Colonial Financial Subsidiary (the “Benefits Schedule”), assuming their employment or service is terminated without cause as of January 1, 2015 and the Closing Date occurs on such date and based on the other assumptions specified in such schedule.  No other individuals are entitled to benefits under any such plans.

4.14.        Brokers, Finders and Financial Advisors.

Neither Colonial Financial nor any Colonial Financial Subsidiary, nor any Colonial Financial Representative, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the engagement letter with Keefe, Bruyette & Woods, Inc., A Stifel Company and FinPro Capital Advisors, a copy of each is attached in Colonial Financial DISCLOSURE SCHEDULE 4.14.

4.15.        Environmental Matters.

4.15.1.   With respect to Colonial Financial and each Colonial Financial Subsidiary:

(A)     Neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it (including Participation Facilities and Other Real Estate Owned) results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Colonial Financial or any Colonial Financial Subsidiary.  To the Knowledge of Colonial Financial, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Colonial Financial or any Colonial Financial Subsidiary by reason of any Environmental Laws.  Neither Colonial Financial nor any Colonial Financial Subsidiary during the past five years has received any written notice from any Person or Governmental Entity that Colonial Financial or any Colonial Financial Subsidiary or the operation or condition of any property ever owned or operated (including Participation Facilities) by any of them are currently in violation of or otherwise are alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Colonial Financial or any Colonial Financial Subsidiary;

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(B)     There is no suit, claim, action, demand, executive or administrative order, directive, investigation, or proceeding pending or, to the Knowledge of Colonial Financial threatened, before any court, governmental agency or other forum against Colonial Financial or any Colonial Financial Subsidiary (i) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (ii) relating to the presence of or release (defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by Colonial Financial or any Colonial Financial Subsidiary (including Participation Facilities and Other Real Estate Owned); and

(C)     To the Knowledge of Colonial Financial, (i) there are no underground storage tanks on, in or under any properties owned or operated by Colonial Financial or any Colonial Financial Subsidiary (including Participation Facilities and Other Real Estate Owned), and (ii) no underground storage tanks have been closed or removed from any properties owned or operated by Colonial Financial or any Colonial Financial Subsidiary (including Participation Facilities and Other Real Estate Owned) except in compliance with Environmental Laws in all material respects.

(D)     Except as set forth on Colonial Financial DISCLOSURE SCHEDULE 4.15.1(D), to Colonial Financial’s Knowledge, the properties currently owned or operated by Colonial Financial or any Colonial Financial Subsidiary (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law.

4.16.        Loan Portfolio and Investment Securities.

4.16.1.   The allowance for loan losses reflected in the Colonial Financial Financial Statements as of June 30, 2014 was, and the allowance for loan losses reflected in the Colonial Financial Regulatory Reports for periods ending after June 30, 2014 were or will be, adequate, as of the dates thereof, under GAAP in all material respects.

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4.16.2.   Colonial Financial DISCLOSURE SCHEDULE 4.16.2 sets forth a listing, as of July 31, 2014, by account, of: (i) all loans (including loan participations) of Colonial Financial or any Colonial Financial Subsidiary that have been accelerated during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (ii) all loan commitments or lines of credit of Colonial Financial or any Colonial Financial Subsidiary that have been terminated by Colonial Financial or any Colonial Financial Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) each borrower, customer or other party which has notified Colonial Financial or any Colonial Financial Subsidiary during three years preceding the date of this Agreement, or has asserted against Colonial Financial or any Colonial Financial Subsidiary, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of Colonial Financial, each borrower, customer or other party which has given Colonial Financial or any Colonial Financial Subsidiary any oral notification of, or orally asserted to or against Colonial Financial or any Colonial Financial Subsidiary, any such claim; (iv) all loans, (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that are as of the date of this Agreement classified as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “watch list” or “special mention” (or words of similar import) by Colonial Financial and any Colonial Financial Subsidiary, or any applicable Bank Regulator, (D) to the Knowledge of Colonial Financial, as to which a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (E) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (F) where a specific reserve allocation exists in connection therewith, (G) that are required to be accounted for as a troubled debt restructuring in accordance with Accounting Standards Codification 310-40; or (H) made pursuant to an exception to policy, and (v) all assets classified by Colonial Financial or any Colonial Financial Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

4.16.3.   All loans receivable (including discounts) and accrued interest entered on the books of Colonial Financial and the Colonial Financial Subsidiaries arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of Colonial Financial’s or the appropriate Colonial Financial Subsidiary’s respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. Colonial Financial has not received written notice that any of the loans, discounts and the accrued interest reflected on the books of Colonial Financial and the Colonial Financial Subsidiaries are subject to any defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity.  All such loans are owned by Colonial Financial or the appropriate Colonial Financial Subsidiary free and clear of any liens.

4.16.4.   The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

4.16.5.   Colonial Financial and each Colonial Financial Subsidiary have good and marketable title to all securities owned by them, free and clear of any liens, except to the extent such securities are pledged in the ordinary course of business to secure obligations of Colonial Financial or a Colonial Financial Subsidiary.  Such securities are valued on the books of Colonial Financial in accordance with GAAP in all material respects.  Colonial Financial and each Colonial Financial Subsidiary that owns securities employ investment, securities, risk management and other policies, practices and procedures which Colonial Financial believes are prudent and reasonable.

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4.17.          Other Documents.

Colonial Financial has made available to Cape Bancorp copies of (i) its annual reports to stockholders for the years ended December 31, 2013, 2012 and 2011, and (ii) proxy materials used or for use in connection with its meetings of stockholders held in 2013, 2012 and 2011.

4.18.          Related Party Transactions.

Except as set forth in Colonial Financial DISCLOSURE SCHEDULE 4.18, neither Colonial Financial nor any Colonial Financial Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Colonial Financial or any Colonial Financial Subsidiary.  Except as described in Colonial Financial’s DISCLOSURE SCHEDULE 4.18, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of Colonial Financial or any Colonial Financial Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended except for rate modifications pursuant to Colonial Financial’s loan modification policy that is applicable to all Persons.  Neither Colonial Financial nor any Colonial Financial Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Colonial Financial is inappropriate.

4.19.          Deposits.

Except as set forth in Colonial Financial DISCLOSURE SCHEDULE  4.19, none of the deposits of Colonial Financial is a “brokered deposit” as defined in 12 C.F.R. Section 337.6(a)(2).

4.20.          Antitakeover Provisions Inapplicable; Required Vote.

The transactions contemplated by this Agreement are not subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other antitakeover laws and regulations of the State of Maryland, including the provisions of the MGCL applicable to Colonial Financial.

The affirmative vote of a majority of the issued and outstanding shares of Colonial Financial Common Stock is required to approve this Agreement and the Merger under the MGCL and Colonial Financial’s articles of incorporation.

4.21.          Registration Obligations.

Neither Colonial Financial nor any Colonial Financial Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

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4.22.          Risk Management Instruments.

All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Colonial Financial’s own account, or for the account of one or more of Colonial Financial’s Subsidiaries or their customers (all of which are set forth in Colonial Financial DISCLOSURE SCHEDULE 4.22), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of Colonial Financial and each Colonial Financial Subsidiary, with counterparties believed to be financially responsible at the time; and to Colonial Financial’s and each Colonial Financial Subsidiary’s Knowledge each of them constitutes the valid and legally binding obligation of Colonial Financial or such Colonial Financial Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect.  Neither Colonial Financial nor any Colonial Financial Subsidiary, nor, to the Knowledge of Colonial Financial, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

4.23.          Opinion of Financial Advisor.

The Colonial Financial Board of Directors has received the opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the date of this Agreement) of Keefe, Bruyette & Woods, Inc., A Stifel Company to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions, and limitations set forth therein, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to the holders of the Colonial Financial Common Stock.  Such opinion has not been amended or rescinded as of the date of this Agreement.

4.24.          Intellectual Property.

Colonial Financial and each Colonial Financial Subsidiary owns or, to Colonial Financial’s Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment, and neither Colonial Financial nor any Colonial Financial Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others.  Colonial Financial and each Colonial Financial Subsidiary have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.  To the Knowledge of Colonial Financial, the conduct of the business of Colonial Financial and each Colonial Financial Subsidiary as currently conducted or proposed to be conducted does not, in any respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

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4.25.          Trust Accounts.

Neither Colonial Financial nor any Colonial Financial Subsidiary has trust powers or acts as a fiduciary.

4.26.          No Dissenter’s Rights.

Shareholders of Colonial Financial do not have the right to dissent or object to the Merger under the MGCL.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF CAPE BANCORP

Cape Bancorp represents and warrants to Colonial Financial that the statements contained in this Article V are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the Cape Bancorp DISCLOSURE SCHEDULE delivered by Cape Bancorp to Colonial Financial on the date hereof.  Cape Bancorp has made a good faith effort to ensure that the disclosure on each schedule of the Cape Bancorp DISCLOSURE SCHEDULE corresponds to the section referenced herein.  However, for purposes of the Cape Bancorp DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.

5.1.            Standard.

No representation or warranty of Cape Bancorp contained in this Article V shall be deemed untrue or incorrect, and Cape Bancorp shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect; disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 5.2, 5.3 and 5.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

5.2.            Organization.

5.2.1.     Cape Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is duly registered as a savings and loan holding company under the HOLA.  Cape Bancorp has full corporate power and authority to own or lease all of its properties and assets and to carry on its business as is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Cape Bancorp.

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5.2.2.     Cape Bank is a New Jersey chartered savings bank duly organized, validly existing and in good standing under the laws of the State of New Jersey.  The deposits of Cape Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.  Cape Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.  The location of the principal office and each branch office of Cape Bank is set forth in Cape Bancorp DISCLOSURE SCHEDULE 5.2.2.

5.2.3.     Cape Bancorp DISCLOSURE SCHEDULE 5.2.3 sets forth each Cape Bancorp Subsidiary.  Each Cape Bancorp Subsidiary (other than Cape Bank) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

5.2.4.     The respective minute books of Cape Bancorp and each Cape Bancorp Subsidiary accurately record, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

5.2.5.     Prior to the date of this Agreement, Cape Bancorp has made available to Colonial Financial true and correct copies of the certificate of incorporation or charter and bylaws of Cape Bancorp and the Cape Bancorp Subsidiaries.

5.3.            Capitalization.

5.3.1.     The authorized capital stock of Cape Bancorp consists of one hundred million (100,000,000) shares of Cape Bancorp Common Stock, of which eleven million four hundred seventy seven one hundred twenty five (11,477,125) shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and fifty million (50,000,000) shares of preferred stock, $0.01 par value (“Cape Bancorp Preferred Stock”), none of which are outstanding.  There are 1,687,651 shares of Cape Bancorp Common Stock held by Cape Bancorp as treasury stock.  Neither Cape Bancorp nor any Cape Bancorp Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Cape Bancorp Common Stock, or any other security of Cape Bancorp or any securities representing the right to vote, purchase or otherwise receive any shares of Cape Bancorp Common Stock or any other security of Cape Bancorp, other than shares issuable under the Cape Bancorp Stock Benefit Plan.

5.3.2.     The authorized capital stock of Cape Bank consists solely of fifteen million (15,000,000) shares of common stock, par value $2.00 per share (“Cape Bank Common Stock”).  All of the issued and outstanding shares of Cape Bank Common Stock are (i) validly issued, fully paid and nonassessable and free of preemptive rights, and (ii) owned by Cape Bancorp free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.  Either Cape Bancorp or Cape Bank owns all of the outstanding shares of capital stock of each Cape Bancorp Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

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5.3.3.     Except as set forth in Cape Bancorp DISCLOSURE SCHEDULE 5.3.3, to the Knowledge of Cape Bancorp, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Cape Bancorp Common Stock, except for equity interests held in the investment portfolios of Cape Bancorp or and Cape Bancorp Subsidiary, equity interests held by any Cape Bancorp Subsidiary in a fiduciary capacity and equity interests held in connection with the lending activities of Cape Bancorp or its Subsidiaries, including stock in the FHLB.

5.3.4.     No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Cape Bancorp’s stockholders may vote has been issued by Cape Bancorp and are outstanding.

5.4.            Authority; No Violation.

5.4.1.     Cape Bancorp has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required Regulatory Approvals and the approval of this Agreement by Cape Bancorp’s stockholders (the “Cape Bancorp Stockholder Approval”), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Cape Bancorp and the completion by Cape Bancorp of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of Cape Bancorp, and no other corporate proceedings on the part of Cape Bancorp, other than the Cape Bancorp Stockholder Approval, are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by Cape Bancorp, and subject to Cape Bancorp Stockholder Approval and the receipt of the Regulatory Approvals, constitutes the valid and binding obligation of Cape Bancorp, enforceable against Cape Bancorp in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

5.4.2.     Subject to the receipt of the Regulatory Approvals, and compliance by Colonial Financial and Cape Bancorp with any conditions contained therein, and Cape Bancorp Stockholder Approval,

(A)	the execution and delivery of this Agreement by Cape Bancorp,

(B)	the consummation of the transactions contemplated hereby, and

(C)	compliance by Cape Bancorp with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Cape Bancorp or any Cape Bancorp Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Cape Bancorp or any Cape Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Cape Bancorp or any Cape Bancorp Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Cape Bancorp and the Cape Bancorp Subsidiaries taken as a whole.

5.4.3.      The Cape Bancorp Stockholder Approval is the only vote of holders of any class of Cape Bancorp’s capital stock necessary to adopt and approve this Agreement and the transactions contemplated hereby.

5.4.4.      The board of directors of Cape Bancorp, by resolution duly adopted by the unanimous vote of the entire board of directors at a meeting duly called and held, has (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Cape Bancorp and its stockholders and declared the Merger to be advisable, and (ii) recommended that the stockholders of Cape Bancorp approve this Agreement and directed that such matter be submitted for consideration by the Cape Bancorp stockholders at the Cape Bancorp Stockholders Meeting.

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5.5.            Consents.

Except for (i) the Regulatory Approvals and compliance with any conditions contained therein, the filing with the SEC of (x) the Merger Registration Statement and (y) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (ii) approval of the listing of Cape Bancorp Common Stock to be issued in the Merger on the Nasdaq, (iv) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Cape Bancorp Common Stock pursuant to this Agreement, (v) the Colonial Financial Stockholder Approval and (vi) the Cape Bancorp Stockholder Approval, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of Cape Bancorp, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary in connection with the execution and delivery of this Agreement by Cape Bancorp and the completion of the Merger.  To the Knowledge of Cape Bancorp, no fact or circumstance exists, including any possible other transaction pending or under consideration by Cape Bancorp or any of its Affiliates, that (a) would reasonably be expected to prevent or delay in any material respect, (i) any filings with or approvals or waivers required from the FRB, the FDIC, the OCC or the NJ Department, or (ii) any required Regulatory Approvals, or (b) would cause a Bank Regulator or Governmental Entity acting pursuant to the Bank Merger Act, the BHCA, the New Jersey Banking Law or any other applicable law or regulation to seek to prohibit or materially delay consummation of the transactions contemplated hereby or impose a Burdensome Condition.

5.6.            Financial Statements; Reports.

5.6.1.     Cape Bancorp has previously made available to Colonial Financial the Cape Bancorp Financial Statements.  The Cape Bancorp Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Cape Bancorp and the Cape Bancorp Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

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5.6.2.     At the date of each balance sheet included in the Cape Bancorp Financial Statements, Cape Bancorp did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Cape Bancorp Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

5.6.3.     Cape Bancorp (x) has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) of the Exchange Act) that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP and to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets and (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (y) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Cape Bancorp, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Cape Bancorp by others within those entities, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to Cape Bancorp outside auditors and the audit committee of Cape Bancorp Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Cape Bancorp’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Cape Bancorp’s internal control over financial reporting. These disclosures (if any) were made in writing by management to Cape Bancorp auditors and audit committee and a copy has previously been made available to Colonial Financial.

5.6.4.     Since December 31, 2013, (A) neither Cape Bancorp nor any Cape Bancorp Subsidiary nor, to its Knowledge, any director, officer, employee, auditor, accountant or representative of Cape Bancorp or any Cape Bancorp Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Cape Bancorp or any Cape Bancorp Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Cape Bancorp or any Cape Bancorp Subsidiary has engaged in questionable accounting or auditing practices, and (B) no attorney representing Cape Bancorp or any Cape Bancorp Subsidiary, whether or not employed by Cape Bancorp or any Cape Bancorp Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.

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5.6.5.     Cape Bancorp has filed all reports, schedules, registration statements, prospectuses, and other documents, together with all amendments thereto, required to be filed with the SEC since December 31, 2013 (the “Cape Reports”). As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Cape Reports complied, and each Cape Report filed subsequent to the date hereof and prior to the Effective Time will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, and the Dodd-Frank Act, and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Cape Reports. None of the Cape Bancorp Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. No executive officer of Cape Bancorp has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act and to the Knowledge of Cape Bancorp no enforcement action has been initiated by the SEC against Cape Bancorp or its officers or directors relating to disclosures contained in any Cape Report.

5.7.            Taxes.

Cape Bancorp and the Cape Bancorp Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a).  Cape Bancorp and each Cape Bancorp Subsidiary has duly filed all federal, state and local tax returns required to be filed by or with respect to Cape Bancorp and each Cape Bancorp Subsidiary on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of Cape Bancorp, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from Cape Bancorp and any Cape Bancorp Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined.  As of the date of this Agreement, Cape Bancorp has received no notice of, and to the Knowledge of Cape Bancorp, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Cape Bancorp or any Cape Bancorp Subsidiary, and no claim has been made by any authority in a jurisdiction where Cape Bancorp or any Cape Bancorp Subsidiary do not file tax returns that Cape Bancorp or any such Cape Bancorp Subsidiary is subject to taxation in that jurisdiction.  Except as set forth in Cape Bancorp DISCLOSURE SCHEDULE 5.7, Cape Bancorp and the Cape Bancorp Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.  Cape Bancorp and each Cape Bancorp Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Cape Bancorp and each Cape Bancorp Subsidiary, to the Knowledge of Cape Bancorp, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.  Since December 31, 2013, through and including the date of this Agreement, neither Cape Bancorp nor any Cape Bancorp Subsidiary has made any material election for federal or state income tax purposes.

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5.8.            No Material Adverse Effect.

Cape Bancorp and the Cape Bancorp Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2013 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Cape Bancorp and the Cape Bancorp Subsidiaries, taken as a whole.

5.9.            Ownership of Property; Insurance Coverage.

5.9.1.     Cape Bancorp and each Cape Bancorp Subsidiary have good and, as to real property, marketable title to all material assets and properties owned by Cape Bancorp or each Cape Bancorp Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Cape Bancorp Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by Cape Bancorp or a Cape Bancorp Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith.  Cape Bancorp and each Cape Bancorp Subsidiary, as lessee, have the right under valid and existing leases of real and personal properties used by Cape Bancorp and the Cape Bancorp Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

5.9.2.     Cape Bancorp and each Cape Bancorp Subsidiary currently maintain insurance considered by Cape Bancorp to be reasonable for their respective operations.  Neither Cape Bancorp nor any Cape Bancorp Subsidiary has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated.  All such insurance is valid and enforceable and in full force and effect, and within the last three years Cape Bancorp and each Cape Bancorp Subsidiary have received each type of insurance coverage for which they have applied and during such periods have not been denied indemnification for any material claims submitted under any of their insurance policies.

5.10.          Legal Proceedings.

Except as set forth in Cape Bancorp DISCLOSURE SCHEDULE 5.10, neither Cape Bancorp nor any Cape Bancorp Subsidiary is a party to any, and there are no pending or, to the Knowledge of Cape Bancorp, threatened, material legal, administrative, arbitration or other material proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Cape Bancorp or any Cape Bancorp Subsidiary, (ii) to which Cape Bancorp or any Cape Bancorp Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Cape Bancorp to perform under this Agreement.

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5.11.          Compliance With Applicable Law.

5.11.1.     To the Knowledge of Cape Bancorp, each of Cape Bancorp and each Cape Bancorp Subsidiary are in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to them, their properties, assets and deposits, their business, and their conduct of business and their relationship with their employees, including, without limitation, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither Cape Bancorp nor any Cape Bancorp Subsidiary has received any written notice to the contrary.  The Board of Directors of Cape Bank has adopted and Cape Bank has implemented an anti-money laundering program that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder and has received no written notice from any Governmental Entity or Bank Regulator that such program (i) does not contain adequate and appropriate customer identification verification procedures, or (ii) has been deemed ineffective.

5.11.2.     Each of Cape Bancorp and each Cape Bancorp Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators and Governmental Entities that are required to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Cape Bancorp, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

5.11.3.     Except as set forth in Cape Bancorp DISCLOSURE SCHEDULE 5.11.3, for the period beginning January 1, 2011, neither Cape Bancorp nor any Cape Bancorp Subsidiary has received any written notification or, to the Knowledge of Cape Bancorp, any other communication from any Bank Regulator: (i) asserting that Cape Bancorp or any Cape Bancorp Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Cape Bancorp or any Cape Bancorp Subsidiary; (iii) requiring or threatening to require Cape Bancorp or any Cape Bancorp Subsidiary, or indicating that Cape Bancorp or any Cape Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Cape Bancorp or any Cape Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Cape Bancorp or any Cape Bancorp Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Regulatory Agreement”). Neither Cape Bancorp nor any Cape Bancorp Subsidiary has consented to or entered into any currently effective Regulatory Agreement.  The most recent regulatory rating given to Cape Bank as to compliance with the CRA is “Satisfactory.”

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5.12.          Employee Benefit Plans.

5.12.1.     Cape Bancorp DISCLOSURE SCHEDULE 5.12.1 includes a list of all employment agreements, change in control agreements, severance agreements or arrangements, consulting agreements, existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, employment, severance  and all other benefit practices, policies and arrangements maintained by Cape Bancorp or any Cape Bancorp Subsidiary and in which employees in general may participate (the “Cape Bancorp Compensation and Benefit Plans”).

5.12.2.     To the Knowledge of Cape Bancorp and except as disclosed in Cape Bancorp DISCLOSURE SCHEDULE 5.12.2, each Cape Bancorp Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full.  Each Cape Bancorp Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code has received or has requested and expects to receive a favorable determination letter from the IRS or is entitled to rely on a determination letter issued to the sponsor of a master or prototype plan, and Cape Bancorp is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter.  There is no material pending or, to the Knowledge of Cape Bancorp, threatened action, suit or claim relating to any of the Cape Bancorp Compensation and Benefit Plans (other than routine claims for benefits).  Neither Cape Bancorp nor any Cape Bancorp Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Cape Bancorp Compensation and Benefit Plan that would reasonably be expected to subject Cape Bancorp or any Cape Bancorp Subsidiary to a material unpaid tax or penalty imposed by either Chapter 43 of the Code or Sections 409 or 502 of ERISA.

5.12.3.     No liability to any Governmental Entity, other than PBGC premiums arising in the ordinary course of business, has been or is expected by Cape Bancorp or any of its Subsidiaries to be incurred with respect to any Cape Bancorp Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA (“Cape Bancorp Defined Benefit Plan”), or with respect to any “single-employer plan” (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Cape Bancorp or any entity which is considered one employer with Cape Bancorp under Section 4001(b)(1) of ERISA or Section 414 of the Code (an “ERISA Affiliate”) (such plan hereinafter referred to as an “ERISA Affiliate Plan”).  No Cape Bancorp Defined Benefit Plan is a “multiemployer pension plan,” as such term is defined in Section 3(37) of ERISA.  To the Knowledge of Cape Bancorp, except as set forth in Cape Bancorp DISCLOSURE SCHEDULE 5.12.3, no Cape Bancorp Defined Benefit Plan had an “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof.

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5.12.4.     All material contributions required to be made under the terms of any Cape Bancorp Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which Cape Bancorp or any Cape Bancorp Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on Cape Bancorp’s consolidated financial statements to the extent required by GAAP.  Cape Bancorp and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Cape Bancorp Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

5.13.          Environmental Matters.

5.13.1.     To the Knowledge of Cape Bancorp, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Cape Bancorp or any Cape Bancorp Subsidiary.  To the Knowledge of Cape Bancorp, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Cape Bancorp or any Cape Bancorp Subsidiary by reason of any Environmental Laws.  Neither Cape Bancorp nor any Cape Bancorp Subsidiary has received any written notice from any Person that Cape Bancorp or any Cape Bancorp Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Cape Bancorp or any Cape Bancorp Subsidiary.

5.13.2.     There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Knowledge of Cape Bancorp, threatened, before any court, governmental agency or other forum against Cape Bancorp or any Cape Bancorp Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by Cape Bancorp or any Cape Bancorp Subsidiary.

5.14.          Loan Portfolio.

The allowance for loan losses reflected in the Cape Bancorp Financial Statements as of June 30, 2014 was, and the allowance for loan losses reflected in the Cape Bancorp Financial Statements for periods ending after June 30, 2014 were or will be, adequate, as of the dates thereof, under GAAP in all material respects.

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5.15.          Antitakeover Provisions Inapplicable.

The transactions contemplated by this Agreement are not subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other antitakeover laws and regulations of the State of Maryland, including the provisions of the MGCL applicable to Cape Bancorp.  Risk Management Instruments.

5.16.          Risk Management Arrangements.

All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Cape Bancorp’s own account, or for the account of one or more of Cape Bancorp’s Subsidiaries or their customers, were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of Cape Bancorp, with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Cape Bancorp or such Cape Bancorp Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect.  Neither Cape Bancorp nor any Cape Bancorp Subsidiary, nor to the Knowledge of Cape Bancorp any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

5.17.          Brokers, Finders and Financial Advisors.

Neither Cape Bancorp nor any Cape Bancorp Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, except for the retention of Sterne, Agee & Leach, Inc. by Cape Bancorp and the fee payable pursuant thereto.

5.18.          Cape Bancorp Common Stock.

The shares of Cape Bancorp Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

5.19.          Intellectual Property.

Cape Bancorp and each Cape Bancorp Subsidiary owns or, to Cape Bancorp’s Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment (except as set forth in Cape Bancorp DISCLOSURE SCHEDULE 5.19), and neither Cape Bancorp nor any Cape Bancorp Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others.  Cape Bancorp and each Cape Bancorp Subsidiary have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.  To the Knowledge of Cape Bancorp, the conduct of the business of Cape Bancorp and each Cape Bancorp Subsidiary as currently conducted or proposed to be conducted does not, in any respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

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ARTICLE VI
COVENANTS OF COLONIAL FINANCIAL

6.1.            Conduct of Business.

6.1.1.     Affirmative Covenants.  During the period from the date of this Agreement to the Effective Time, except with the written consent of Cape Bancorp, which consent will not be unreasonably withheld, conditioned or delayed, Colonial Financial will, and it will cause each Colonial Financial Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would:  (i) adversely affect the ability of the parties to obtain the Regulatory Approvals required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

6.1.2.     Negative Covenants.  Colonial Financial agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, as set forth in Colonial Financial DISCLOSURE SCHEDULE 6.1.2, or consented to by Cape Bancorp in writing (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each of the Colonial Financial Subsidiaries not to:

(A)     change or waive any provision of its Articles of Incorporation, Charter or Bylaws;

(B)     change the number of authorized or issued shares of its capital stock (other than pursuant to the issuance of shares upon the exercise of outstanding Colonial Financial Stock Options), issue any shares of Colonial Financial Common Stock that are held as “treasury shares” as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the Colonial Financial Stock Benefit Plans, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock;

(C)     enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation other than pursuant to any payment, discharge, settlement or compromise permitted pursuant to Section 6.1.2(W)) except in the ordinary course of business consistent with past practice;

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(D)     make application for the opening or closing of any, or open or close any, branch or automated banking facility;

(E)     grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on Colonial Financial DISCLOSURE SCHEDULES 4.9.1 and 4.13.1, (ii) as to non-executive employees, pay increases in the ordinary course of business and consistent with past practice, and (iii) the payment of bonuses for the year ending December 31, 2014, to the extent such bonuses have been accrued in accordance with GAAP through the date hereof and provided that such bonuses are consistent, as to amount and persons covered, with past practice.  Neither Colonial Financial nor any Colonial Financial Subsidiary shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000, except that Colonial Financial may hire at-will, non-executive officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

(F)     enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

(G)     merge or consolidate Colonial Financial or any Colonial Financial Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of Colonial Financial or any Colonial Financial Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Colonial Financial, or any Colonial Financial Subsidiary, and any other Person, in each case in the ordinary course of business consistent with past practice; enter into a purchase and assumption transaction with respect to deposits and liabilities; or permit the revocation or surrender by any Colonial Financial Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office;

(H)     sell or otherwise dispose of the capital stock of Colonial Financial or sell or otherwise dispose of any asset of Colonial Financial or of any Colonial Financial Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of Colonial Financial or of any Colonial Financial Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; or incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

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(I)     take any action that would result in any of the representations and warranties of Colonial Financial set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

(J)     change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating Colonial Financial;

(K)     except as provided for under paragraph (W) hereof, waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Colonial Financial or any Colonial Financial Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

(L)     purchase any equity securities, or purchase any security for its investment portfolio inconsistent with Colonial Financial’s or any Colonial Financial Subsidiary’s current investment policy;

(M)     except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the Colonial Financial DISCLOSURE SCHEDULE 6.1.2(M), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) (i) in an amount in excess of $1.5 million, (ii) that involves an exception to policy or (iii) for a one- to four-family residential real estate loan that is not eligible for sale in the secondary market to Fannie Mae or Freddie Mac; provided that Cape Bancorp shall have been deemed to have consented to any loan in excess of such amount or otherwise not permitted by this section if Cape Bancorp does not object to any such proposed loan within five business days of receipt by Cape Bancorp of a request by Colonial Financial to exceed such limit along with all financial or other data that Cape Bancorp may reasonably request in order to evaluate such loan;

(N)     enter into, renew, extend or modify any transaction (other than a loan, subject to subsection (M) above, and a deposit transaction) with any Affiliate; provided that Cape Bancorp shall have been deemed to have consented to any renewal, extension or modification of any transaction with an Affiliate if Cape Bancorp does not object to any such proposed renewal, extension or modification within five business days of receipt by Cape Bancorp of a request by Colonial Financial to renew, extend or modify such a transaction along with all financial or other data that Cape Bancorp may reasonably request in order to evaluate the same;

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(O)     enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

(P)     except for the execution of this Agreement and actions taken or which will be taken in accordance with this Agreement and performance hereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

(Q)     make any material change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge-off of losses incurred thereon; investments; asset/liability management; deposit pricing or gathering; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or by a Bank Regulator;

(R)     except for the execution of this Agreement, and the transactions contemplated herein, take any action that would give rise to an acceleration of the right to payment to any individual under any Colonial Financial Compensation and Benefit Plan;

(S)     except as set forth in Colonial Financial DISCLOSURE SCHEDULE 6.1.2(S), make any capital expenditures in excess of $25,000 individually or $125,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

(T)     purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

(U)     sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) unless Cape Bank has been given the first opportunity and a reasonable time to purchase any loan participation being sold;

(V)     undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Colonial Financial of more than $12,500 annually, or containing any financial commitment extending beyond 12 months from the date hereof;

(W)     pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, or with regard to a settlement exceeding $25,000 individually or $50,000 in the aggregate, where such settlement is fully covered by insurance, and that does not create precedent for other pending or potential claims, actions, litigation, arbitration or proceedings or agree to consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

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(X)     foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Materials of Environmental Concern;

(Y)     issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Cape Bancorp and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Cape Bancorp (which shall not be unreasonably withheld), or issue any broadly distributed communication of a general nature to customers without the prior approval of Cape Bancorp (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

(Z)      take any action or knowingly fail to take any reasonable action that would, or would be reasonably likely to, prevent, impede or delay the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

(AA)  agree to do any of the foregoing.

6.2.          Current Information.

6.2.1.     During the period from the date of this Agreement to the Effective Time, Colonial Financial will cause one or more of its representatives to confer with representatives of Cape Bancorp and report the general status of its ongoing operations at such times as Cape Bancorp may reasonably request.  Colonial Financial will promptly notify Cape Bancorp of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Colonial Financial or any Colonial Financial Subsidiary.  Any information provided pursuant to this Section 6.2 will be subject to the Confidentiality Agreement and may only be used to facilitate the transactions contemplated hereby.

6.2.2.     Colonial Financial and Cape Bank shall meet on a regular basis to discuss and plan for the conversion of Colonial Financial’s data processing and related electronic informational systems to those used by Cape Bank, which planning shall include, but not be limited to, discussion of the possible termination by Colonial Financial of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by Colonial Financial in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Colonial Financial shall not be obligated to take any such action prior to the Effective Time and, unless Colonial Financial otherwise agrees, no conversion shall take place prior to the Effective Time.  In the event that Colonial Financial takes, at the request of Cape Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Cape Bank shall pay any such fees and charges directly to such third parties, and shall indemnify Colonial Financial for the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by Colonial Financial, or a termination of this Agreement under Section 11.1.8, 11.1.9 or 11.1.10.

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6.2.3.     Colonial Financial shall provide Cape Bancorp, substantially contemporaneously with the delivery to the Board of Directors of Colonial Financial of the materials for the monthly board meeting (other than materials which Colonial Financial is not required to make available to Cape Bancorp pursuant to Section 6.3.1 of this Agreement), a written list of nonperforming assets as of the prior month end (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that are “troubled debt restructuring” as defined in Financial Accounting Standards Board Accounting Standards Codification 310-40, “Troubled Debt Restructuring by Creditors,” as updated by Accounting Standards Update 2011-02”, (ii) loans on nonaccrual, (iii) OREO, (iv) all loans ninety (90) days or more past due as of the end of such month and (iv) and impaired loans.  On a monthly basis, Colonial Financial shall provide Cape Bancorp with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

6.2.4.     Colonial Financial shall promptly inform Cape Bancorp upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of Colonial Financial or any Colonial Financial Subsidiary under any labor or employment law.

6.3.          Access to Properties and Records.

6.3.1.     Subject to Section 12.1 hereof, Colonial Financial shall permit Cape Bancorp and Cape Bank reasonable access upon reasonable notice to its properties and those of the Colonial Financial Subsidiaries, and shall disclose and make available to Cape Bancorp and Cape Bank during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter Colonial Financial reasonably determines should be treated as confidential) and stockholders’ meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Cape Bancorp or Cape Bank may have a reasonable interest; provided, however, that Colonial Financial shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in Colonial Financial’s reasonable judgment, would interfere with the normal conduct of Colonial Financial’s business or  would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or with regard to which disclosure to Cape Bancorp is prohibited by law or regulation. Colonial Financial shall provide and shall request its auditors to provide Cape Bancorp with such historical financial information regarding it (and related audit reports and consents) as Cape Bancorp may reasonably request for securities disclosure purposes.  Cape Bancorp and Cape Bank shall use commercially reasonable efforts to minimize any interference with Colonial Financial’s regular business operations during any such access to Colonial Financial’s property, books and records.

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6.3.2.     Colonial Financial shall permit Cape Bancorp, at its expense, to cause a “Phase I Environmental Site Assessment” (the “Phase I”) (in conformance with American Society for Testing Materials (“ATSM”) Standard 1527-05, as amended) to be performed at each branch office owned by Colonial Financial, and, to the extent permitted by any lease governing Colonial Financial’s lease of any branch, at each branch leased by Colonial Financial, at any time prior to the Closing Date, and to the extent such Phase I recommends performance of a Phase II Environmental Site Assessment (the “Phase II”) prior to the Closing Date only to the extent that the Phase II is within the scope of additional testing recommended by the Phase I to be performed as a result of a “Recognized Environmental Condition” (as such term is defined by the ASTM) that was discovered in the Phase I and provided that as to any Phase II performed at a Branch which Colonial Financial leases the landlord pursuant to the applicable lease has consented to such Phase II if such consent is necessary pursuant to the lease.  Colonial Financial will use its commercially reasonable efforts (at no cost to Colonial Financial) to obtain such landlord consent.  Prior to performing any Phase II, Cape Bancorp will provide Colonial Financial with a copy of its proposed work plan and Cape Bancorp will cooperate in good faith with Colonial Financial to address any comments or suggestions made by Colonial Financial regarding the work plan.  Cape Bancorp and its environmental consultant shall conduct all environmental assessments pursuant to this Section 6.3.2 at mutually agreeable times and so as to eliminate or minimize to the greatest extent possible interference with Colonial Financial’s operation of its business, and Cape Bancorp shall maintain or cause to be maintained reasonably adequate insurance with respect to any assessment conducted hereunder. Cape Bancorp shall be required to restore each property to substantially its pre-assessment condition. All costs and expenses incurred in connection with any Phase I or Phase II and any restoration and clean up, shall be borne solely by Cape Bancorp.

6.3.3.     Notwithstanding anything to the contrary contained in this Section 6.3, in no event shall Cape Bancorp have access to any information that, based on advice of Colonial Financial’s counsel, would (a) reasonably be expected to waive any material legal privilege, (b) result in the disclosure of any trade secrets of third parties or (c) violate any obligation of Colonial Financial with respect to confidentiality so long as, with respect to confidentiality, to the extent specifically requested by Cape Bancorp, Colonial Financial has made commercially reasonable efforts to obtain a waiver regarding the possible disclosure from the third party to whom it owes an obligation of confidentiality; it being understood that Cape Bancorp shall not conduct any environmental sampling without the prior written consent of Colonial Financial, which consent may not be unreasonably withheld or delayed.  All requests made pursuant to this Section 6.3 shall be directed to an executive officer of Colonial Financial or such Person or Persons as may be designated by Colonial Financial.  All information received pursuant to this Section 6.3 shall be governed by the terms of the Confidentiality Agreement.

6.4.          Financial and Other Statements.

6.4.1.     Promptly upon receipt thereof, Colonial Financial will furnish to Cape Bancorp copies of each annual, interim or special internal or external audit of the books of Colonial Financial and each Colonial Financial Subsidiary made by Colonial Financial, its independent auditors or other auditors, and copies of all internal control reports submitted to Colonial Financial by auditors in connection with each annual, interim or special internal or external audit of the books of Colonial Financial and the Colonial Financial Subsidiaries made by its auditors.

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6.4.2.     Colonial Financial will furnish to Cape Bancorp copies of all documents, statements and reports as it or any Colonial Financial Subsidiary shall send to its stockholders, the SEC, the FDIC, the OCC, or any other Regulatory Authority, except as legally prohibited thereby.  Within 15 days after the end of each month, Colonial Financial will deliver to Cape Bancorp a list and description of loans originated by Colonial Financial since the prior month end.

6.4.3.     Colonial Financial will advise Cape Bancorp promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of Colonial Financial or any Colonial Financial Subsidiary.

6.4.4.     With reasonable promptness, Colonial Financial will furnish to Cape Bancorp such additional financial data that Colonial Financial possesses and as Cape Bancorp may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

6.5.          Maintenance of Insurance.

Colonial Financial shall maintain, and cause the Colonial Financial Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business.

6.6.          Disclosure Supplements.

From time to time prior to the Effective Time, Colonial Financial will promptly supplement or amend the Colonial Financial DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Colonial Financial DISCLOSURE SCHEDULE or which is necessary to correct any information in such Colonial Financial DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such Colonial Financial DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

6.7.          Consents and Approvals of Third Parties.

Colonial Financial shall use all commercially reasonable efforts, and shall cause each Colonial Financial Subsidiary to use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Colonial Financial shall utilize the services of a professional proxy soliciting firm to provide assistance in obtaining the stockholder vote required to be obtained by it hereunder.

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6.8.          All Reasonable Efforts.

Colonial Financial agrees to use, and agrees to cause each Colonial Financial Subsidiary to use, all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

6.9.          Failure to Fulfill Conditions.

In the event that Colonial Financial determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Cape Bancorp.

6.10.        No Solicitation.

6.10.1.     Colonial Financial shall not, and shall cause the Colonial Financial Subsidiaries and the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents (collectively, the “Colonial Financial Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Cape Bancorp) any information or data with respect to Colonial Financial or any of the Colonial Financial Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Colonial Financial is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by Colonial Financial or any Colonial Financial Representative, whether or not such Representative is so authorized and whether or not such Colonial Financial Representative is purporting to act on behalf of Colonial Financial or otherwise, shall be deemed to be a breach of this Agreement by Colonial Financial.  Colonial Financial and Colonial Financial Subsidiaries shall, and shall cause each of the Colonial Financial Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

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For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Cape Bancorp), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Colonial Financial or any of the Colonial Financial Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Colonial Financial or any of the Colonial Financial Subsidiaries representing, in the aggregate, twenty-five percent (25%) or more of the assets of Colonial Financial and the Colonial Financial Subsidiaries on a consolidated basis; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the votes attached to the outstanding securities of Colonial Financial or any of the Colonial Financial Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of equity securities of Colonial Financial or any of the Colonial Financial Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

6.10.2.     Notwithstanding Section 6.10.1, Colonial Financial may take any of the actions described in clause (ii) of Section 6.10.1 only if, (i) Colonial Financial has received a bona fide unsolicited written Acquisition Proposal prior to the Colonial Financial Stockholders Meeting that did not result from a breach of this Section 6.10; (ii) the Colonial Financial Board of Directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal; (iii) Colonial Financial has provided Cape Bancorp with at least one (1) Business Day’s prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to Colonial Financial or any of the Colonial Financial Subsidiaries or otherwise relating to an Acquisition Proposal, Colonial Financial receives from such Person a confidentiality agreement with terms no less favorable to Colonial Financial than those contained in the Confidentiality Agreement dated September 25, 2013. Colonial Financial shall promptly provide to Cape Bancorp any non-public information regarding Colonial Financial or the Colonial Financial Subsidiaries provided to any other Person that was not previously provided to Cape Bancorp, such additional information to be provided no later than the date of provision of such information to such other party.

For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the Colonial Financial Board of Directors determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and a financial advisor (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Colonial Financial Common Stock or all, or substantially all, of the assets of Colonial Financial and the Colonial Financial Subsidiaries on a consolidated basis; (ii) would result in a transaction that (A) involves consideration to the holders of the shares of Colonial Financial Common Stock that is more favorable, from a financial point of view, than the consideration to be paid to the Colonial Financial Stockholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, and which proposal is not conditioned upon obtaining additional financing and (B) is, in light of the other terms of such proposal, more favorable to the Colonial Financial Stockholders than the Merger and the transactions contemplated by this Agreement; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

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6.10.3.     Colonial Financial shall promptly (and in any event within twenty-four (24) hours) notify Cape Bancorp in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Colonial Financial or any Colonial Financial Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications). Colonial Financial agrees that it shall keep Cape Bancorp informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

6.10.4.     Subject to Section 6.10.5, neither the Colonial Financial Board of Directors nor any committee thereof shall (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Cape Bancorp in connection with the transactions contemplated by this Agreement (including the Merger), the Colonial Financial Recommendation (as defined in Section 8.1), or make any statement, filing or release, in connection with Colonial Financial Stockholders Meeting or otherwise, inconsistent with the Colonial Financial Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Colonial Financial Recommendation); (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause Colonial Financial or any of the Colonial Financial Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 6.10.2 or (B) requiring Colonial Financial to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

6.10.5.     Notwithstanding Section 6.10.4, prior to the date of Colonial Financial Stockholders Meeting, the Colonial Financial Board of Directors may approve or recommend to the stockholders of Colonial Financial a Superior Proposal and withdraw, qualify or modify the Colonial Financial Recommendation in connection therewith (a “Colonial Financial Subsequent Determination”) after the third (3rd) Business Day following Cape Bancorp’s receipt of a notice (the “Notice of Superior Proposal”) from Colonial Financial advising Cape Bancorp that the Colonial Financial Board of Directors has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 6.10) constitutes a Superior Proposal (it being understood that Colonial Financial shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that Colonial Financial proposes to accept and the subsequent notice period shall be two (2) business days) if, but only if, (i) the Colonial Financial Board of Directors has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor, that the failure to take such actions would be reasonably likely to violate its fiduciary duties to Colonial Financial’s stockholders under applicable law, and (ii) at the end of such three (3) Business Day period or the two (2) Business Day Period (as the case may be), after taking into account any such adjusted, modified or amended terms as may have been committed to in writing by Cape Bancorp since its receipt of such Notice of Superior Proposal (provided, however, that Cape Bancorp shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), the Colonial Financial Board of Directors has again in good faith made the determination (A) in clause (i) of this Section 6.10.5, and (B) that such Acquisition Proposal constitutes a Superior Proposal. Notwithstanding the foregoing, the changing, qualifying or modifying of the Colonial Financial Recommendation or the making of a Colonial Financial Subsequent Determination by the Colonial Financial Board of Directors shall not change the approval of the Colonial Financial Board of Directors for purposes of causing any applicable “moratorium,” “control share,” “fair price,” “takeover,” “interested stockholder” or similar law to be inapplicable to this Agreement and the Colonial Financial Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

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6.11.          Board of Directors and Committee Meetings.

Following the receipt of all Regulatory Approvals (without regard to any waiting periods associated therewith), Colonial Financial shall permit representatives of Cape Bancorp or Cape Bank (no more than two) to attend any meeting of its Board of Directors or the Executive and Loan Committees thereof as an observer, subject to the Confidentiality Agreement, provided that Colonial Financial shall not be required to permit the representative to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of Colonial Financial or during any other matter (i) that the respective Board of Directors has reasonably determined to be confidential with respect to the participation of Cape Bancorp or Cape Bank, or (ii) that Colonial Financial would not be required to disclose under Section 6.3.3 hereof.

6.12          Termination of the Colonial Financial 401(k) Plan.

Colonial Financial shall take all necessary actions to terminate the Colonial Financial 401(k) Plan immediately prior to the Effective Time.  In connection with the termination of the Colonial Financial 401(k) Plan, Colonial Financial or Cape Bank following the Effective Time, shall use their best efforts to seek a favorable determination letter from the IRS on the termination of the Colonial Financial 401(k) Plan.  As soon as administratively practicable following the receipt of such favorable determination letter, the account balances of all participants and beneficiaries in the Colonial Financial 401(k) Plan shall either be distributed to the participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct in accordance with the requirements of the Code and ERISA.

6.13.         Termination of the Colonial Financial Employee Stock Ownership Plan.

Prior to the Effective Time, Colonial Financial shall take, or shall cause Colonial Bank to take all necessary actions to terminate the Colonial Financial ESOP immediately prior to the Effective Time.  In no event later than one (1) business day prior to the Effective Time, a sufficient number of unallocated shares held as collateral pursuant to the Colonial Financial ESOP shall be used to repay the outstanding ESOP share acquisition loan, and immediately thereafter, Colonial Financial or Cape Bancorp will take all necessary actions to extinguish the remaining ESOP share acquisition loan, if any.  In connection with the termination of the Colonial Financial ESOP, Colonial Financial prior to the Effective Time, or Cape Bancorp following the Effective Time, shall use its best efforts to seek a favorable determination letter from the IRS on the termination of the Colonial Financial ESOP.

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6.14.         Termination of Colonial Financial Split Dollar Programs.

Immediately prior to the Effective Time, and subject to the occurrence of the Closing, Colonial Financial shall, upon the written request of Cape Bancorp given no later than 30 days prior to the Closing, terminate or shall cause Colonial Bank to terminate, or revise, the Colonial Financial Split Dollar Programs, provided, however, Colonial Financial and Colonial Bank shall not, without the prior written consent of Cape Bancorp, terminate any life insurance policies subject to such programs.

6.15.         Colonial Financial Director Plans.

(a)     Upon the written request of Cape Bancorp given no later than 30 days prior to the Closing, Colonial Financial shall or shall cause Colonial Bank to terminate the Colonial Financial Director Deferred Fee Plan, effective at the Effective Time, subject to the occurrence of the Effective Time, and to make a lump sum payment of the vested account balances to the participants in said plan.

(b)     One day prior to the Effective Time and subject to the occurrence of the Closing, Colonial Financial shall or shall cause Colonial Bank to freeze the accrued benefits under the Colonial Financial Director Retirement Plan and to pay solely such accrued benefit, in lieu of any other benefit, at the time of any benefit payment required under said plan.

ARTICLE VII
COVENANTS OF CAPE BANCORP

7.1.          Conduct of Business.

During the period from the date of this Agreement to the Effective Time, except with the written consent of Colonial Financial, which consent will not be unreasonably withheld, conditioned or delayed, Cape Bancorp will, and it will cause each Cape Bancorp Subsidiary to, use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; or (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied.

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7.2.          Disclosure Supplements.

From time to time prior to the Effective Time, Cape Bancorp will promptly supplement or amend the Cape Bancorp DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Cape Bancorp DISCLOSURE SCHEDULE or which is necessary to correct any information in such Cape Bancorp DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such Cape Bancorp DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

7.3.          Consents and Approvals of Third Parties.

Cape Bancorp shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

7.4.          All Reasonable Efforts.

Subject to the terms and conditions herein provided, Cape Bancorp agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Cape Bancorp shall not, and shall not permit any Cape Bancorp Subsidiary to, take any action or knowingly fail to take any reasonable action that would, or would be reasonably likely to, prevent, impede, or delay the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

7.5.          Failure to Fulfill Conditions.

In the event that Cape Bancorp determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Colonial Financial.

7.6.          Employee Benefits; Advisory Board.

7.6.1     Except as otherwise provided in this Agreement, Cape Bancorp will review all the Colonial Financial Compensation and Benefit Plans to determine whether to maintain, terminate or continue such plans after the Effective Time.  In the event that any Colonial Financial Compensation and Benefit Plan is frozen or terminated by Cape Bancorp, former employees of Colonial Financial who become employees of Cape Bancorp or Cape Bank after the Effective Time (“Continuing Employees”) who were participants in such plan shall be eligible to participate in any Cape Bancorp Compensation and Benefit Plan of similar character (to extent that one exists, other than any Cape Bancorp non-qualified deferred compensation plan, employment agreement, change in control agreement or equity incentive plan or other similar-type of arrangement, or the Cape Bancorp Defined Benefit Plan).  Continuing Employees who become participants in a Cape Bancorp Compensation and Benefits Plan shall, for purposes of determining eligibility for and any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of Colonial Financial or any predecessor thereto prior to the Effective Time; provided, however, that credit for prior service shall be given under the Cape Bancorp ESOP only for purposes of determining eligibility to participate in such plan and not for vesting purposes.  This Agreement shall not be construed to limit the ability of Cape Bancorp or Cape Bank to terminate the employment of any Colonial Financial employee or to review any Colonial Financial Compensation and Benefit Plan from time to time and to make such changes (including terminating any such plan) as they deem appropriate.

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7.6.2     Subject to any regulatory approvals, non-objections or limitations that Cape may consider necessary or applicable under the FDIC Golden Parachute Rules, Cape Bancorp shall honor the contractual terms of all employment, consulting, change in control, severance and deferred compensation agreements, if any, listed on Colonial Financial DISCLOSURE SCHEDULE 4.13.1 (collectively, the “Colonial Financial Non-Qualified Agreements”), except to the extent any such agreement is superseded or terminated as of, or following, the Effective Time.  The estimated amounts payable under the Colonial Financial Non-Qualified Agreements are set forth in the Benefits Schedule.  Notwithstanding anything contained in the Colonial Financial Non-Qualified Agreements or in this Agreement, no payment shall be made under any Non-Qualified Agreement that would constitute a “parachute payment” (as such term is defined in Section 280G of the Code), and to the extent any payments or benefits would constitute a “parachute payment,” such payments and/or benefits will be reduced to the extent necessary to avoid penalties under Section 280G of the Code.

7.6.3     For purposes of Cape Bank’s vacation and/or paid leave benefit programs, Cape Bank will give each Continuing Employee credit for such individual’s accrued paid-time off balance with Colonial Financial as of the Effective Time.

7.6.4     Notwithstanding any other provision hereof, Colonial Financial shall have the right to agree to pay up in the aggregate up to $100,000 in retention bonuses to certain employees, but no more than $30,000 to any individual employee.  Colonial Financial Schedule 7.6.4 lists those employees who are to receive such bonuses, and the amount of bonus payable to each such employee.  Any bonus payments hereunder shall be subject to any applicable regulatory approvals, non-objections or limitations imposed that Cape Bank may consider necessary or applicable under the FDIC Golden Parachute Rules, and further provided that to receive such bonus an employee must remain an employee of Colonial Financial from the date hereof through the Closing Date. In the event any such employees are subsequently terminated by Cape Bancorp, they shall be entitled to the severance payments provided for under Section 7.6.7 hereof.

7.6.5     In the event of any termination of any Colonial Financial health plan or consolidation of any such plan with any Cape Bancorp or Cape Bank health plan, Cape Bancorp shall make available to Continuing Employees and their dependents employer-provided health coverage on the same basis as it provides such coverage to Cape Bancorp employees.  Unless a Continuing Employee affirmatively terminates coverage under a Colonial Financial health plan prior to the time that such Continuing Employee becomes eligible to participate in the Cape Bancorp health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Colonial Financial health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Cape Bancorp and their dependents.  In the event of a termination or consolidation of any Colonial Financial health plan, terminated Colonial Financial employees and qualified beneficiaries will have the right to continued coverage under group health plans of Cape Bancorp in accordance with COBRA.

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7.6.6     Cape Bancorp agrees to take all such actions related to the Colonial Financial 401(k) Plan as stated in Section 6.12 of this Agreement.

7.6.7     Any employee of Colonial Financial or a Colonial Financial Subsidiary who is not a party to an employment, change in control or severance agreement or other separation agreement that provides a cash severance benefit on termination of employment, whose employment is terminated involuntarily (other than for cause) at the Effective Time of the Bank Merger or within six (6) months following the Effective Time of the Bank Merger shall, subject to any regulatory approvals, non-objections or limitations that Cape may consider applicable under the FDIC Golden Parachute Rules, receive a lump sum severance payment from Cape Bancorp or Cape Bank equal to 6 weeks’ base salary or base rate of pay for non-exempt/non-officers and one (1) month of health benefits under the Cape Bank health plan (if enrolled in a Colonial Financial or Cape Bank health plan at the time of termination of employment) or 8 weeks’ base salary or base rate of pay for exempt/officers and two (2) months of benefits under the Cape Bank health plan (if enrolled in a Colonial Financial or Cape Bank health plan at the time of termination of employment) (the benefits provided hereunder shall be deemed to be provided under a “Cape Bancorp Severance Plan”), provided, however that such employee enters into a release of claims against Cape Bancorp and its affiliates in a customary form reasonably satisfactory to Cape Bancorp.

7.6.8     Subject to Closing, the Colonial Financial ESOP shall be terminated immediately prior to the Effective Time (the “ESOP Termination Date”).  Colonial Financial ESOP shall continue to accrue and make contributions to such Colonial Financial ESOP for the plan year ending as of the ESOP Termination Date in accordance with the ESOP share acquisition loan amortization schedule in effect as of the date of this Agreement.  In no event later than one (1) business day prior to the Effective Time, a sufficient number of unallocated shares held as collateral pursuant to the Colonial Financial ESOP shall be used to repay the outstanding ESOP share acquisition loan, and immediately thereafter Colonial Financial will take all necessary actions to extinguish the remaining ESOP share acquisition loan.  The Colonial Financial ESOP shall terminate in accordance with its terms and all plan assets (with the exception of the unallocated shares that are used to repay the outstanding ESOP share acquisition loan) shall be allocated for the benefit of such plan participants as of the ESOP Termination Date, subject to a receipt of a determination letter from the IRS with respect to the tax-qualified status of the Colonial Financial ESOP on termination.  Not later than the Effective Time, all remaining shares of Colonial Financial ESOP Common Stock held by the Colonial Financial ESOP as of the Effective Time shall be converted into the right to receive the Merger Consideration.  In connection with the termination of the Colonial Financial ESOP, Colonial Financial or Colonial Bank immediately prior to the Effective Time, and/or Cape Bank following the Effective Time of the Bank Merger, shall use their best efforts to seek a favorable determination letter from the IRS on the termination of the Colonial Financial ESOP.  As soon as administratively practicable following the receipt of a favorable determination letter on the termination of the Colonial Financial ESOP, the account balances in the ESOP shall be either distributed to the participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct, in accordance with the requirements of the Code and ERISA.

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7.6.9     Effective as of the Closing Date, Cape Bancorp shall establish the Colonial Advisory Board, and those persons who serve on the Colonial Financial Board of Directors (other than the Colonial Financial board members who shall serve on the Cape Bancorp or Cape Bank board), and who are designated by Cape Bancorp, in consultation with Colonial Financial, shall be offered membership on the Colonial Advisory Board.  Members of the Colonial Advisory Board shall serve for an initial term of one (1) year from the date of the Merger.

7.7.          Directors and Officers Indemnification and Insurance.

7.7.1.    Cape Bancorp shall maintain, or shall cause Cape Bank to maintain, in effect for six years following the Effective Time, the current directors’ and officers’ liability insurance policies maintained by Colonial Financial (provided, that Cape Bancorp may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Cape Bancorp be required to expend pursuant to this Section 7.7.1, in the aggregate for such policy or policies, more than 175% of the annual cost currently expended by Colonial Financial with respect to such insurance (the “Maximum Amount”); provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Cape Bancorp shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Maximum Amount. In connection with the foregoing, Colonial Financial agrees in order for Cape Bancorp to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

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7.7.2.    In addition to Section 7.7.1, for a period of six years after the Effective Time, Cape Bancorp shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of Colonial Financial or a Colonial Financial Subsidiary (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Cape Bancorp, which consent shall not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Colonial Financial or a Colonial Financial Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the “Indemnified Liabilities”), to the fullest extent as would have been permitted by Colonial Financial under the MGCL and under Colonial Financial’s Articles of Incorporation and Bylaws, to the extent not prohibited by Maryland law. Cape Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by Maryland law (to the extent not prohibited by federal law) upon receipt of an undertaking to repay such advance payments if the Indemnified Party shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below.  Any Indemnified Party wishing to claim indemnification under this Section 7.7.2 upon learning of any Claim, shall notify Cape Bancorp (but the failure so to notify Cape Bancorp shall not relieve Cape Bancorp from any liability which it may have under this Section 7.7.2, except to the extent such failure materially prejudices Cape Bancorp) and shall deliver to Cape Bancorp the undertaking referred to in the previous sentence. In the event of any such Claim (whether arising before or after the Effective Time) (1) Cape Bancorp shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption Cape Bancorp shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Cape Bancorp elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between Cape Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and Cape Bancorp shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) except to the extent otherwise required due to conflicts of interest, Cape Bancorp shall be obligated pursuant to this paragraph to pay for only one firm or counsel for all Indemnified Parties and the reasonable fees and expenses of such law firm shall be paid promptly as statements are received unless there is a conflict of interest that necessitates more than one law firm, (3) Cape Bancorp shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (4) no Indemnified Party shall be entitled to indemnification hereunder with respect to a matter as to which (x) he shall have been adjudicated in any proceeding not to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Colonial Financial or any Colonial Financial Subsidiary, or (y) in the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an Indemnified Party, if there is a determination that with respect to said matter said Indemnified Party did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Colonial Financial or any Colonial Financial Subsidiary.

7.7.3.    The obligations of Cape Bancorp provided under this Section 7.7 are intended to be enforceable against Cape Bancorp directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Cape Bancorp.  Cape Bancorp shall pay all reasonable costs, including attorneys’ fees, as incurred and in advance of the final disposition of any claim, action, suit, proceeding or investigation by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 7.7 to the fullest extent permitted under applicable law; provided, however such payment of costs shall be immediately reimbursed to Cape Bancorp by such Indemnified Party if the Indemnified Party is not successful enforcing the indemnity or other obligations provided for in this Section 7.7.  The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

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7.8.          Stock Listing.

Cape Bancorp agrees to list on the Nasdaq (or such other national securities exchange on which the shares of the Cape Bancorp Common Stock shall be listed as of the Closing Date), subject to official notice of issuance, the shares of Cape Bancorp Common Stock to be issued in the Merger.

7.9.          Stock and Cash Reserve.

Cape Bancorp agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of Cape Bancorp Common Stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.

7.10.          Cape Bancorp Recommendation.

7.10.1.     Except as provided otherwise below, neither the Cape Bancorp Board of Directors nor any committee thereof shall withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Colonial Financial in connection with the transactions contemplated by this Agreement (including the Merger), the Cape Bancorp Recommendation (as defined in Section 8.1.2, or make any statement, filing or release, in connection with the Cape Bancorp Stockholders Meeting or otherwise, inconsistent with the Cape Bancorp Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Cape Bancorp Recommendation).

7.10.2.     Notwithstanding Section 7.10.1, prior to the date of the Cape Bancorp Stockholders Meeting, the Board of Directors of Cape Bancorp may withdraw, qualify or modify, or propose to withdraw, qualify or modify the Cape Bancorp Recommendation if the Cape Bancorp Board of Directors determines in good faith (after consultation with outside counsel) that the failure to do so would be reasonably likely to violate its fiduciary duties under applicable law.

ARTICLE VIII
REGULATORY AND OTHER MATTERS

8.1.          Meetings of Stockholders; Proxy Statement-Prospectus; Merger Registration Statement.

8.1.1.     Colonial Financial will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders, which may be an annual meeting, for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in Colonial Financial’s reasonable judgment, necessary or desirable (the “Colonial Financial Stockholders Meeting”).  Colonial Financial agrees that its obligations pursuant to this Section 8.1.1 shall not be affected by the commencement, public proposal, public disclosure or communication to Colonial Financial of any Acquisition Proposal or by any Change of Recommendation (as defined below).  Subject to Section 6.10.4, Colonial Financial shall, (i) through Colonial Financial’s Board of Directors, recommend to its stockholders approval and adoption of this Agreement (the “Colonial Financial Recommendation”), (ii) include such recommendation in the Proxy Statement-Prospectus (as defined below) for such Colonial Financial Stockholders Meeting and (iii) use commercially reasonable efforts to obtain from the Colonial Financial Stockholders a vote approving and adopting this Agreement, including utilizing the services of a professional proxy soliciting firm mutually agreeable to Cape Bancorp and Colonial Financial.

8.1.2.     Cape Bancorp will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders, which may be an annual meeting, for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in Cape Bancorp’s reasonable judgment, necessary or desirable (the “Cape Bancorp Stockholders Meeting”). Cape Bancorp agrees that its obligations pursuant to this Section 8.1.2 shall not be affected by the commencement, public proposal, public disclosure or communication to Cape Bancorp of any Acquisition Proposal or by any Change of Recommendation (as defined below). Subject to Section 7.10, Cape Bancorp shall, (i) through Cape Bancorp’s Board of Directors, recommend to its stockholders approval and adoption of this Agreement (the “Cape Bancorp Recommendation”), (ii) include such recommendation in the Proxy Statement-Prospectus (as defined below) for such Cape Bancorp Stockholders Meeting and (iii) use commercially reasonable efforts to obtain from the Cape Bancorp Stockholders a vote approving and adopting this Agreement, including utilizing the services of a professional proxy soliciting firm mutually agreeable to Cape Bancorp and Colonial Financial.

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8.1.3.     For the purposes (x) of registering Cape Bancorp Common Stock to be offered to holders of Colonial Financial Common Stock in connection with the Merger with the SEC under the Securities Act, (y) of holding the Colonial Financial Stockholders Meeting and (z) of holding the Cape Bancorp Stockholders Meeting, Cape Bancorp shall draft and prepare, and Colonial Financial shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by Colonial Financial to the Colonial Financial stockholders and in the form mailed by Cape Bancorp to the Cape Bancorp stockholders, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus”). Cape Bancorp shall provide Colonial Financial and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. Cape Bancorp shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of Cape Bancorp and Colonial Financial shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Colonial Financial and Cape Bancorp shall thereafter promptly mail the Proxy Statement-Prospectus to their respective stockholders. Cape Bancorp shall also use its best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Colonial Financial shall furnish all information concerning Colonial Financial and the holders of Colonial Financial Common Stock as may be reasonably requested in connection with any such action.

8.1.4.     Cape Bancorp shall, as soon as is practicable (provided that Colonial Financial has timely provided all information requested in writing by Cape Bancorp or its counsel, within forty-five (45) days after the date hereof), file the Merger Registration Statement with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement.  Cape Bancorp will advise Colonial Financial promptly after Cape Bancorp receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualifications of the shares of Cape Bancorp Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and Cape Bancorp will provide Colonial Financial with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as Colonial Financial may reasonably request.

8.1.5.     Colonial Financial and Cape Bancorp shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  In such event, Colonial Financial shall cooperate with Cape Bancorp in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and Cape Bancorp shall file an amended Merger Registration Statement with the SEC, Colonial Financial shall mail a Proxy Statement-Prospectus to Colonial Financial’s stockholders and Cape Bancorp shall mail a Proxy Statement-Prospectus to Cape Bancorp’s stockholders.

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8.2.          Regulatory Approvals.

The Parties will cooperate with each other and use best efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of, the Bank Regulators and any other Governmental Entities necessary to consummate the transactions contemplated by this Agreement and Cape Bancorp will make all necessary filings in respect of the required Regulatory Approvals as promptly as practicable after the date hereof (provided that Colonial Financial has timely provided all information requested in writing by Cape Bancorp or its counsel, within forty-five (45) days after the date hereof); provided, however, that in no event shall Cape Bancorp be required to agree to any prohibition, limitation, or other requirement that would (a) prohibit or materially limit the ownership or operation by Cape Bancorp or any Cape Bancorp Subsidiary of all or any material portion of the business or assets of Colonial Financial or any Colonial Financial Subsidiary, (b) compel Cape Bancorp or any Cape Bancorp Subsidiary to dispose of or hold separate all or any material portion of the business or assets of Colonial Financial or any Colonial Financial Subsidiary, (c) impose a material compliance burden, penalty or obligation on Cape Bancorp or any Cape Bancorp Subsidiary resulting from noncompliance by Colonial Financial with its regulatory obligations; or (d) otherwise materially impair the value of Colonial Financial and the Colonial Financial Subsidiaries to Cape Bancorp and the Cape Bancorp Subsidiaries (any such requirement alone, or more than one such requirement together, a “Burdensome Condition”).  The Parties will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made to any Bank Regulator or Governmental Entity in connection with the Merger, and the other transactions contemplated by this Agreement. Colonial Financial shall have the right to review, and to the extent practicable to consult with Cape Bancorp on, the information which appears in any filing made in connection with the transactions contemplated by this Agreement with any Bank Regulator or any Governmental Entity.  Cape Bancorp shall give Colonial Financial and its counsel the opportunity to review, and to the extent practicable to consult with Cape Bancorp on, each filing prior to its being filed with a Bank Regulator and shall give Colonial Financial and its counsel the opportunity to review all regulatory filings, amendments and supplements to such filings and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, a Bank Regulator.

ARTICLE IX
CLOSING CONDITIONS

9.1.          Conditions to Each Party’s Obligations under this Agreement.

The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

9.1.1.     Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite votes of the stockholders of Colonial Financial and Cape Bancorp.

9.1.2.     Injunctions.  None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

9.1.3.     Regulatory Approvals.  All Regulatory Approvals required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals shall have expired; no written agreements then in effect between Colonial Financial and/or any Colonial Financial Subsidiary and any Regulatory Authority will bind or be applicable to Cape Bancorp or any Cape Bancorp Subsidiary; all other necessary approvals, authorizations and consents of any Governmental Entities required to consummate the transactions contemplated by this Agreement, the failure of which to obtain would reasonably be expected to have a Material Adverse Effect with respect to Cape Bancorp, Cape Bank or Colonial Financial, shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired.

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9.1.4.     Effectiveness of Merger Registration Statement.  The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of Cape Bancorp Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

9.1.5.     Nasdaq Listing.  The shares of Cape Bancorp Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

9.1.6.     Tax Opinion.  Cape Bancorp and Colonial Financial shall have received an opinion, dated as of the Effective Time, of Luse Gorman Pomerenk & Schick, P.C., reasonably satisfactory in form and substance to Cape Bancorp and Colonial Financial (and its counsel), based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts, representations and customary limitations as such counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code.

9.2.          Conditions to the Obligations of Cape Bancorp under this Agreement.

The obligations of Cape Bancorp under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.5 at or prior to the Closing Date:

9.2.1.     Representations and Warranties.  Each of the representations and warranties of Colonial Financial set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 4.1; and Colonial Financial shall have delivered to Cape Bancorp a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Colonial Financial as of the Effective Time.

9.2.2.     Agreements and Covenants.  Colonial Financial shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Cape Bancorp shall have received a certificate signed on behalf of Colonial Financial by the Chief Executive Officer and Chief Financial Officer of Colonial Financial to such effect dated as of the Effective Time.

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9.2.3.     Permits, Authorizations, Etc.  Colonial Financial and the Colonial Financial Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger.

9.2.4.     Regulatory Approvals.  None of the Regulatory Approvals necessary to consummate the Merger and the transactions contemplated by this Agreement shall include a Burdensome Condition.

9.2.5.     Criticized Assets.  The total amount of (i) criticized assets of Colonial Bank (which, for purposes of this Agreement, shall be those assets with risk ratings of 6 or higher, as calculated in accordance with Colonial Bank’s current practice as of the date of this Agreement), and (ii) OREO of Colonial Bank, does not exceed $30.0 million as of the last day of the month prior to the Closing Date.

Colonial Financial will furnish Cape Bancorp with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as Cape Bancorp may reasonably request.

9.3.          Conditions to the Obligations of Colonial Financial under this Agreement.

The obligations of Colonial Financial under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.4 at or prior to the Closing Date:

9.3.1.     Representations and Warranties.  Each of the representations and warranties of Cape Bancorp set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 5.1; and Cape Bancorp shall have delivered to Colonial Financial a certificate to such effect signed by the Chief Executive Officer or Chief Operating Officer and the Chief Financial Officer of Cape Bancorp as of the Effective Time.

9.3.2.     Agreements and Covenants.  Cape Bancorp shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Colonial Financial shall have received a certificate signed on behalf of Cape Bancorp by the Chief Executive Officer or Chief Operating Officer and Chief Financial Officer of Cape Bancorp to such effect dated as of the Effective Time.

9.3.3.     Permits, Authorizations, Etc.  Cape Bancorp shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, the failure to obtain which would have a Material Adverse Effect on Cape Bancorp and its Subsidiaries, taken as a whole.

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9.3.4.     Payment of Merger Consideration.  Cape Bancorp shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide Colonial Financial with a certificate evidencing such delivery.

Cape Bancorp will furnish Colonial Financial with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as Colonial Financial may reasonably request.

ARTICLE X
THE CLOSING

10.1.          Time and Place.

Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place by mail or electronic delivery, or, at the option of the Cape Bancorp, at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 780, Washington, D.C. at 10:00 a.m., or at such other place or time upon which Cape Bancorp and Colonial Financial mutually agree.  A pre-closing of the transactions contemplated hereby (the “Pre-Closing”) shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date.

10.2.          Deliveries at the Pre-Closing and the Closing.

At the Pre-Closing there shall be delivered to Cape Bancorp and Colonial Financial the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof. At or prior to the Closing, Cape Bancorp shall deliver the Merger Consideration as set forth under Section 9.3.4 hereof.

ARTICLE XI
TERMINATION, AMENDMENT AND WAIVER

11.1.          Termination.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of Colonial Financial:

11.1.1.     At any time by the mutual written agreement of Cape Bancorp and Colonial Financial;

11.1.2.     By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by Colonial Financial) or Section 9.3.1 (in the case of a breach of a representation or warranty by Cape Bancorp);

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11.1.3.     By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by Colonial Financial) or Section 9.3.2 (in the case of a breach of covenant by Cape Bancorp);

11.1.4.     At the election of either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Cape Bancorp and Colonial Financial; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party’s material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

11.1.5.     By either party, if (a) the stockholders of Colonial Financial shall have voted at the Colonial Financial Stockholders Meeting (as it may be adjourned and reconvened) and such vote shall not have been sufficient to approve the Merger or this Agreement or (b) the stockholders of Cape Bancorp shall have voted at the Cape Bancorp Stockholders Meeting (as it may be adjourned and reconvened) and such vote shall not have been sufficient to approve the Merger or this Agreement;

11.1.6.     By either party if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, (ii) any Bank Regulator whose approval or nonobjection is required in connection with this Agreement and the transactions contemplated hereby has stated in writing that it will not issue the required approval or nonobjection, or (iii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

11.1.7.     By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement.

11.1.8.     By Cape Bancorp, (i) if Colonial Financial shall have materially breached its obligations under Section 6.10 or 8.1 of this Agreement or (ii) if the Colonial Financial Board of Directors does not publicly recommend in the Proxy Statement-Prospectus for the Colonial Financial Stockholders Meeting that the Colonial Financial Stockholders approve and adopt this Agreement or if, after making the Colonial Financial Recommendation in the Proxy Statement-Prospectus for the Colonial Financial Stockholders Meeting, the Colonial Financial Board of Directors makes a Colonial Financial Subsequent Determination.

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11.1.9.     By Cape Bancorp if Colonial Financial has received a Superior Proposal and the Board of Directors of Colonial Financial has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, withdrawn its recommendation of this Agreement, has failed to make such recommendation or has modified or qualified its recommendation in a manner adverse to Cape Bancorp.

11.1.10.   By the Board of Directors of Colonial Financial if Colonial Financial has received a Superior Proposal and the Board of Directors of Colonial Financial has made a determination to accept such Superior Proposal.

           11.1.11.    By the Board of Directors of Colonial Financial, if the Colonial Financial Board so determines by a vote of the majority of the members of the entire Colonial Financial Board, at any time during the five-day period commencing with the Determination Date (as defined below), if both of the following conditions are satisfied:

(A)     The number obtained by dividing the Average Closing Price by the Starting Price (as defined below) (the “Cape Bancorp Ratio”) shall be less than 0.80; and

(B)      (x) the Cape Bancorp Ratio shall be less than (y) the number obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (B) (y) (such number in this clause (B) (y) that results from dividing the Final Index Price by the Index Price on the Starting Date being referred to herein as the “Index Ratio”);

subject, however, to the following three sentences. If Colonial Financial elects to exercise its termination right pursuant to this Section 11.1.11, it shall give written notice to Cape Bancorp (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, Cape Bancorp shall have the option to increase the consideration to be received by the holders of Colonial Financial Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the Cape Bancorp Ratio. If Cape Bancorp so elects within such five-day period, it shall give prompt written notice to Colonial Financial of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 11.1.11 and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified.)

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For purposes of this Section 11.1.11 the following terms shall have the meanings indicated:

“Average Closing Price” shall mean the average of the daily closing prices for the shares of Cape Bancorp Common Stock for the 20 consecutive full trading days on which such shares are actually traded on NASDAQ (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the Determination Date.

“Determination Date” shall mean the 10th day prior to the Closing Date, provided that if shares of the Cape Bancorp Common Stock are not actually traded on NASDAQ on such day, the Determination Date shall be the immediately preceding day to the 10th day prior to the Closing Date on which shares of Cape Bancorp Common Stock actually trade on NASDAQ.

“Final Index Price” shall mean the average of the Index Prices for the 20 consecutive full trading days ending on the trading day prior to the Determination Date.

“Index Group” shall mean the NASDAQ Bank Index.

“Index Price” shall mean the closing price on such date of the NASDAQ Bank Index.

“Starting Date” shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

“Starting Price” shall mean the closing price of a share of Cape Bancorp Common Stock on NASDAQ (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) on the Starting Date.

11.1.12.   By the Board of Directors of Colonial Financial if the Board of Directors of Cape Bancorp does not publicly recommend in the Proxy Statement-Prospectus that stockholders approve this Agreement or if, after recommending in the Proxy Statement-Prospectus that stockholders approve this Agreement, the Cape Bancorp Board of Directors withdraws its recommendation or modifies or qualifies its recommendation in a manner adverse to Colonial Financial.

11.2.          Effect of Termination.

11.2.1.   In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that the provisions of Sections 11.2, 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.9, 12.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

11.2.2.   If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

(A)   Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(B)   In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.  Moreover, no party shall be relieved of liability for fraud.

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(C)   As a condition of Cape Bancorp’s willingness, and in order to induce Cape Bancorp to enter into this Agreement, and to reimburse Cape Bancorp for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Colonial Financial hereby agrees to pay Cape Bancorp, and Cape Bancorp shall be entitled to payment of, a fee of $2.2 million (the “Cape Bancorp Fee”), within three business days after written demand for payment is made by Cape Bancorp, following the occurrence of any of the events set forth below:

(i)    Colonial Financial terminates this Agreement pursuant to Section 11.1.10 or Cape Bancorp terminates this Agreement pursuant to Section 11.1.8 or 11.1.9; or

(ii)   The entering into a definitive agreement by Colonial Financial relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving Colonial Financial within twelve months after the occurrence of any of the following: (i) the termination of the Agreement by Cape Bancorp pursuant to Section 11.1.2 or 11.1.3 because of a willful breach by Colonial Financial or any Colonial Financial Subsidiary; or (ii) the failure of the stockholders of Colonial Financial to approve this Agreement after the occurrence of an Acquisition Proposal.

(D)   As a condition of Colonial Financial’s willingness, and in order to induce Colonial Financial to enter into this Agreement, and to reimburse Colonial Financial for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Cape Bancorp hereby agrees to pay Colonial Financial, and Colonial Financial shall be entitled to payment of, a fee of $2.2 million (the “Colonial Financial Fee”), within three business days after written demand for payment is made by Colonial Financial, following the termination of this Agreement by Colonial Financial pursuant to Section 11.1.12.

(E)   The right to receive payment of the Cape Bancorp Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of Cape Bancorp against Colonial Financial and its Subsidiaries and their respective officers and directors with respect to a termination listed under Section 11.2.2(C)(i) or (ii), and the right to receive payment of the Colonial Financial Fee under Section 11.2.2(D) will constitute the sole and exclusive remedy of Colonial Financial against Cape Bancorp and its Subsidiaries and their respective officers and directors with respect to a termination listed under Section 11.2.2(D).

(F)   Cape Bancorp shall be reimbursed by Colonial Financial for all fees, costs and other expenses incurred by Cape Bancorp in connection with enforcing its right to the Cape Bancorp Fee, and Colonial Financial shall be reimbursed by Cape Bancorp for all fees, costs and other expenses incurred by Colonial Financial in connection with enforcing its right to the Colonial Financial Fee.

11.3.          Amendment, Extension and Waiver.

Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of Colonial Financial), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of Colonial Financial, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or value, or changes the form of, the Merger Consideration to be delivered to Colonial Financial’s stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Any termination of this Agreement pursuant to Article XI may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

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ARTICLE XII
MISCELLANEOUS

12.1.          Confidentiality.

Except as specifically set forth herein, Cape Bancorp and Colonial Financial mutually agree to be bound by the terms of the confidentiality agreement dated September 25, 2013 (the “Confidentiality Agreement”) previously executed by the parties hereto, which Confidentiality Agreement, is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its respective terms, notwithstanding the termination of this Agreement.

12.2.          Public Announcements.

Colonial Financial and Cape Bancorp shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither Colonial Financial nor Cape Bancorp nor Cape Bank shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto.

12.3.          Survival.

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time, including but not limited to Sections 2.8, 3.3.2 through 3.3.8, 6.2.2, 7.7, 7.8, 12.1 and 12.11.

12.4.          Notices.

All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or electronic mail (e-mail), upon written confirmation of receipt by facsimile or e-mail, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, with confirmation of receipt, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.

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All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Colonial Financial, to:	Edward J. Geletka President and Chief Executive Officer Colonial Financial Services, Inc. 2745 S. Delsea Drive Vineland, New Jersey 08360 Email: ejgeletka@colonialbankfsb.com

With required copies to:	Windels Marx Lane & Mittendorf, LLP 120 Albany Street Plaza, 6th Floor New Brunswick, New Jersey 08901 Attn: Robert A. Schwartz, Esq. Fax: (732) 846-8877
Email: rschwartz@windelsmarx.com

If to Cape Bancorp, to:	Michael D. Devlin President and Chief Executive Officer Cape Bancorp, Inc. 225 North Main Street Cape May Court House, New Jersey 08210 Email: MDevlin@capebanknj.com

With required copies to:	Marc P. Levy, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 Fax: (202) 362-2902 Email: mlevy@luselaw.com or such other address as shall be furnished in writing by any party.

12.5.          Parties in Interest.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.  Except  for the provisions of Article III and Sections 7.8 and this 12.5, following the Effective Time, nothing in this Agreement, express or implied, is intended to confer upon any person, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.6.          Complete Agreement.

This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement) between the parties, both written and oral, with respect to its subject matter.

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12.7.          Counterparts.

This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.  A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

12.8.          Severability.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

12.9.          Governing Law.

This Agreement shall be governed by the laws of the State of Maryland, without giving effect to its principles of conflicts of laws.

12.10.        Interpretation.

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.  The recitals hereto constitute an integral part of this Agreement.  References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”).  The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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12.11.        Specific Performance.

The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in the State of Maryland, this being in addition to any other remedy to which they are entitled at law or in equity.  Each party agrees that it will not seek and will agree to waive any requirement for the securing or posting of a bond in connection with the other party’s seeking or obtaining such injunctive relief.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal or state court located in the State of Maryland in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a federal or state court located in the State of Maryland.

12.12.        Waiver of Jury Trial.

EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

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IN WITNESS WHEREOF, Cape Bancorp and Colonial Financial have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

Cape Bancorp, Inc.

By:	/s/ Michael D. Devlin
Michael D. Devlin
President and Chief Executive Officer

Colonial Financial Services, Inc.

By:	/s/ Edward J. Geletka
Edward J. Geletka
President and Chief Executive Officer

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APPENDIX B

September 10, 2014

The Board of Directors

Colonial Financial Services, Inc.

2745 South Delsea Drive

Vineland, NJ 08360

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of Colonial Financial Services, Inc. (“Colonial Financial”) of the Merger Consideration (as defined below) in the proposed merger (the “Merger”) of Colonial Financial with and into Cape Bancorp, Inc. (“Cape Bancorp”), pursuant to the Agreement and Plan of Merger to be entered into by and between Colonial Financial and Cape Bancorp (the “Agreement”). Pursuant to the terms of the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action on the part of Cape Bancorp, Colonial Financial, or the holders of any of the shares of common stock, par value $0.01 per share, of Colonial Financial (the “Colonial Financial Common Stock”), each share of Colonial Financial Common Stock that is issued and outstanding immediately prior to the Effective Time (other than Treasury Stock (as defined in the Agreement)) will become and be converted into the right to receive, at the election of the holder thereof (subject to proration and reallocation as set forth in the Agreement, as to which we express no opinion), either: (i) an amount in cash equal to $14.50, subject to adjustment as set forth in the Agreement (as to which we express no opinion) (the “Cash Consideration”), or (ii) 1.412 shares of common stock, par value $0.01 per share, of Cape Bancorp (the “Cape Bancorp Common Stock”) (the “Stock Consideration”); provided that the Agreement provides that, in the aggregate, 50% of the total number of shares of Colonial Financial Common Stock will be converted into the right to receive the Cash Consideration and 50% of the total number of shares of Colonial Financial Common Stock will be converted into the right to receive the Stock Consideration. The Stock Consideration and the Cash Consideration are referred to collectively herein as the “Merger Consideration.” The terms and conditions of the Merger are more fully set forth in the Agreement.

The Agreement further provides that, immediately following the Effective Time, Colonial Bank, a wholly-owned subsidiary of Colonial Financial, will merge with and into Cape Bank, a wholly-owned subsidiary of Cape Bancorp, pursuant to a separate agreement and plan of merger to be entered into by and between such parties (such transaction, the “Bank Merger”).

KBW has acted as financial advisor to Colonial Financial and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, Colonial Financial and Cape Bancorp, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of

Keefe, Bruyette & Woods, a Stifel Company • 787 Seventh Avenue, New York, NY 10019
212.887.7777 • Toll Free: 800.966.1559 • www.kbw.com

The Board of Directors – Colonial Financial Services, Inc.

September 10, 2014

Colonial Financial and Cape Bancorp for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Colonial Financial. We have acted exclusively for the board of directors of Colonial Financial (the “Board”) in rendering this opinion and will receive a fee from Colonial Financial for our services. A portion of our fee is payable upon the rendering of this opinion, a portion is payable upon the signing of the Agreement, a portion is payable upon the mailing of definitive proxy statements to Colonial Financial’s shareholders in respect of the Merger and a portion is contingent upon the successful completion of the Merger. In addition, Colonial Financial has agreed to indemnify us for certain liabilities arising out of our engagement.

Other than this present engagement, in the past two years, KBW has not provided investment banking and financial advisory services to Colonial Financial. In the past two years, KBW has not provided investment banking and financial advisory services to Cape Bancorp. We may in the future provide investment banking and financial advisory services to Colonial Financial or Cape Bancorp and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Colonial Financial and Cape Bancorp and the Merger, including among other things, the following: (i) a draft of the Agreement dated September 8, 2014 (the most recent draft made available to us); (ii) certain regulatory filings of Colonial Financial and Cape Bancorp, including the quarterly call reports filed with respect to each quarter during the two years ended June 30, 2014 for Colonial Financial and Cape Bancorp; (iii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2013 of Colonial Financial; (iv) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2013 of Cape Bancorp; (v) the unaudited quarterly financial statements and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014 for Colonial Financial; (vi) the unaudited quarterly financial statements and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014 for Cape Bancorp; (vii) certain other interim reports and other communications of Colonial Financial and Cape Bancorp to their respective stockholders; and (viii) other financial information concerning the businesses and operations of Colonial Financial and Cape Bancorp furnished to us by Colonial Financial and Cape Bancorp or which we were otherwise directed to use for purposes of our analysis. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of Colonial Financial and Cape Bancorp; (ii) the assets and liabilities of Colonial Financial and Cape Bancorp; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for Colonial Financial and Cape Bancorp with similar information for certain other companies the securities of which are publicly traded; (v) financial and operating forecasts and projections of Colonial Financial which were prepared by Colonial Financial management, provided to us and discussed with us by such management, and used and relied upon by us at the direction of such management with the consent of the Board; (vi) publicly available consensus “street estimates” of Cape Bancorp for 2014 and 2015, as well as assumed long term growth rates based thereon which were prepared by Cape Bancorp management and provided to us by Cape Bancorp through its financial advisor, all of which information was discussed with us by Colonial Financial management and used and relied upon by us with the consent of such management and the Board; and (vii) estimates regarding certain pro forma financial effects of the Merger on Cape Bancorp (including, without limitation, purchase accounting assumptions, cost savings and related expenses expected to result or be derived from the Merger), which were prepared by Cape Bancorp management and provided to us by Cape Bancorp through its financial advisor, discussed with us by Colonial Financial management, and used and relied upon by us with the consent of such management and the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also held discussions with senior management of Colonial Financial and Cape Bancorp regarding the past and current business operations, regulatory relations, financial

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The Board of Directors – Colonial Financial Services, Inc.

September 10, 2014

condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by Colonial Financial, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with Colonial Financial.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of Colonial Financial as to the reasonableness and achievability of the financial and operating forecasts and projections of Colonial Financial (and the assumptions and bases therefor) that were prepared by and provided to us by and discussed with us by such management and we have assumed that such forecasts and projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have further relied, with the consent of Colonial Financial, upon the reasonableness and achievability of the publicly available consensus “street estimates” of Cape Bancorp referred to above and the assumed long term growth rates based thereon that were provided by Cape Bancorp, as well as the estimates regarding certain pro forma financial effects of the Merger on Cape Bancorp (and the assumptions and bases therefor, including without limitation, purchase accounting assumptions, cost savings and related expenses expected to result or be derived from the Merger) that were provided by Cape Bancorp. We have assumed, with the consent of Colonial Financial, that all such information is consistent with (in the case of Cape Bancorp “street estimates”), or was otherwise reasonably prepared on a basis reflecting, the best currently available estimates and judgments of Cape Bancorp management and that such forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated.

It is understood that the forecasts, projections and estimates of Colonial Financial and Cape Bancorp provided to us were not prepared with the expectation of public disclosure, that all such information, together with the publicly available consensus “street estimates” of Cape Bancorp referred to above, is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such forecasts, projections and estimates. We have assumed, based on discussions with the management of Colonial Financial, and with the consent of Colonial Financial, that all such information provides a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy of completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Colonial Financial or Cape Bancorp since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for Colonial Financial and Cape Bancorp are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Colonial Financial or Cape Bancorp, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of Colonial Financial or Cape Bancorp under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

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The Board of Directors – Colonial Financial Services, Inc.

September 10, 2014

At the direction of Colonial Financial, we have assumed for purposes of our opinion that the Consolidated Net Book Value (as defined in the Agreement) of Colonial Financial on the Determination Date (as defined in the Agreement) will not be less than $63,100,000. We have further assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transaction (including the Bank Merger) will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which will not differ in any respect material to our analyses from the draft reviewed) with no additional payments or adjustments to the Merger Consideration; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transaction and that all conditions to the completion of the Merger and any related transaction will be satisfied without any waivers or modifications to the Agreement; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Colonial Financial, Cape Bancorp, the combined entity, or the contemplated benefits of the Merger, including without limitation, purchase accounting assumptions, cost savings and related expenses expected to result or be derived from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed that Colonial Financial has relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Colonial Financial, Cape Bancorp, the Merger, any related transaction (including the Bank Merger) and the Agreement. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Merger Consideration in the Merger to the holders of Colonial Financial Common Stock. We express no view or opinion as to any terms or other aspects of the Merger or any related transaction (including the Bank Merger), including without limitation, the form or structure of the Merger (including the form of Merger Consideration or the allocation of the Merger Consideration among cash and stock) or any related transaction, any consequences of the Merger or any related transaction to Colonial Financial, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of Colonial Financial to engage in the Merger or enter into the Agreement, (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Colonial Financial or the Board, (iii) the fairness of the amount or nature of any compensation to any of Colonial Financial’s officers, directors or employees, or any class of such persons, relative to any compensation to the holders of Colonial Financial Common Stock, (iv) the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Colonial Financial other than the Colonial Financial Common Stock (solely with respect to the Merger Consideration, as described herein and not relative to any consideration to be received by any other class) or any class of securities of Cape Bancorp or any other party to any transaction contemplated by the Agreement, (v) any adjustment (as provided in the Agreement) to the Cash Consideration or Stock Consideration assumed to be paid in the Merger for purposes of our opinion, (vi) whether Cape Bancorp has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate Cash Consideration to the holders of Colonial Financial

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The Board of Directors – Colonial Financial Services, Inc.

September 10, 2014

Common Stock at the closing of the Merger, (vii) the election by holders of Colonial Financial Common Stock to receive the Stock Consideration or the Cash Consideration, or any combination thereof, or the actual allocation between the Stock Consideration and the Cash Consideration among such holders (including, without limitation, any re-allocation thereof as a result of proration pursuant to the Agreement), (viii) the actual value of Cape Bancorp Common Stock to be issued in the Merger, (ix) the prices, trading range or volume at which Colonial Financial Common Stock or Cape Bancorp Common Stock will trade following the public announcement of the Merger or the prices, trading range or volume at which Cape Bancorp Common Stock will trade following consummation of the Merger, (x) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement, or (xi) any legal, regulatory, accounting, tax or similar matters relating to Colonial Financial, Cape Bancorp, their respective stockholders, or relating to or arising out of or as a consequence of the Merger or any related transaction (including the Bank Merger), including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion is not to be used for any other purpose and may not be published, referred to, reproduced, disseminated or quoted from, in whole or in part, nor shall any public reference to KBW be made, without our prior written consent. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of Colonial Financial Common Stock or any shareholder of any other entity as to how to vote in connection with the Merger or any other matter (including, with respect to holders of Colonial Financial Common Stock, what election any such shareholder should make with respect to the Stock Consideration or the Cash Consideration), nor does it constitute a recommendation as to whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration in the Merger is fair, from a financial point of view, to the holders of Colonial Financial Common Stock.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

B-5

APPENDIX C

September 10, 2014

Board of Directors

Colonial Financial Services, Inc.

Colonial Bank

2745 South Delsea Drive

Vineland, NJ 08360

Dear Board Members:

You have requested our written opinion, as to the fairness, from a financial point of view to Colonial Financial Services, Inc. (“COBK”) and its stockholders, of the consideration as proposed in the Agreement and Plan of Merger (the “Agreement”) by and among Cape Bancorp, Inc. (“CBNJ”) and COBK, pursuant to which COBK will merge with CBNJ and Colonial Bank, FSB will merge with Cape Bank.

Pursuant to the Agreement, each share of COBK’s common stock has the right to receive, at the election of the holder, either $14.50 in cash consideration or 1.412 shares of CBNJ Common Stock. The exchange ratio is fixed, however, there is pricing protection with a double trigger walkaway provision if CBNJ’s stock declines more than 20% in the aggregate and relative to the NADAQ Bank Index. 50% of the total consideration is payable in cash and 50% is payable in CBNJ stock. COBK shareholders will have the option to elect to receive either cash or CBNJ stock, subject to proration to ensure that, in the aggregate, 50% of COBK’s common shares will be converted into CBNJ stock. Subject to regulatory approval, COBK’s stock option holders will be cashed out in this transaction. In the event that COBK’s Consolidated Net Book Value (GAAP common equity at closing less release of ALLL, excluding merger-related expenses, excluding any changes in AOCI and excluding other non-core operating items) is less than $63.1 million (which is COBK’s 6/30/2014 total equity figure), the cash consideration is subject to a reduction. Each of the directors and executive officers of Colonial Financial have entered into a Voting Agreement with Cape Bancorp.

FinPro Capital Advisors, Inc. (“FCA”), FINRA/SIPC, is a broker/dealer and an investment banking firm that provides advisory services to the bank and thrift industry, including appraisals and valuations of bank and thrift institutions and their securities in connection with mergers, acquisitions and other securities transactions. FCA has knowledge of and experience with the Mid-Atlantic bank and thrift market and financial institutions operating in the New Jersey market. COBK’s Board chose FCA because of its expertise, experience and familiarity with the bank and thrift industry.

COBK engaged FCA to provide its opinion as to the fairness, from a financial point of view, of the consideration as defined in the Agreement. FCA was not retained to structure, analyze, negotiate or perform any services outside of the scope of rendering a fairness opinion. FCA will receive total advisory fees equal to $75,000. FCA’s fees are payable upon rendering of the fairness opinion to COBK. Additionally, COBK has agreed to reimburse FCA for its out-of-pocket expenses and has agreed to indemnify FCA and certain related persons against certain liabilities possibly incurred in connection with the services performed.

Prior to this engagement, FCA has not provided investment banking services to COBK within the past two years. FinPro, Inc. (“FinPro”), FCA’s parent, has provided services to COBK within the past two years. The amount of compensation received from COBK is not material to FinPro’s gross revenue in either of the two prior years. FinPro has not provided services to CBNJ within the past two years. FCA has not provided services to CBNJ within the past two years.

20 Church Street ● P.O. Box 323 ● Liberty Corner, NJ 07938-0323 ● Tel: 908.604.9336 ● Fax: 908.604.5951

FinPro Capital Advisors, Inc. (Member FINRA/SIPC) is a wholly owned subsidiary of FinPro, Inc.

Fairness Opinion as September 10, 2014	Page: 2

In connection with its opinion, FCA reviewed and considered, among other things:

•	The Agreement and the exhibits thereto;
•	The sales process, based on discussions with COBK and its advisors;
•	Historic changes in the market for bank and thrift stocks;
•	The trading and merger market for bank and thrift stocks;
•	COBK’s and CBNJ’s stock trading history;
•	Trading multiples and acquisition multiples of comparable institutions;
•	The audited financial statements for each of COBK and CBNK for the years ended December 31, 2012 and 2013 and the unaudited financial statements for the quarter ended June 30, 2014 for each of COBK and CBNJ;
•	Certain other public and non-public information regarding each of COBK and CBNJ including internal financial forecasts regarding the financial results and the condition of COBK and CBNJ.

We considered financial studies, analyses and investigations and economic and market information that we deemed relevant. We analyzed the trading values of COBK and CBNJ relative to comparable financial institutions. We considered certain financial data of COBK and compared that data to other banks, thrifts and their holding companies that were recently merged or acquired. Furthermore, we considered the financial terms of these business combinations involving these banks and their holding companies. We also considered the potential pro forma financial impact of the acquisition. Additionally, we considered a range of potential investment values for COBK’s shares on a present value basis assuming the successful execution of their strategic plan.

FCA did not independently verify the financial data provided by or on behalf of COBK or CBNJ, but instead relied upon and assumed the accuracy and completeness of the data provided.

FCA expresses no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the transaction relative to the consideration to be paid to COBK shareholders in the transaction or with respect to the fairness of any such compensation. FCA does not express an opinion as to the underlying decision by COBK to engage in the merger or the relative merits of the merger compared to other strategic alternatives which may be available to COBK. The issuance of this opinion has been approved by our Fairness Opinion Committee.

In reaching our opinion, we took into consideration the financial benefits of the proposed transaction to COBK stockholders. Based on all factors deemed relevant and assuming the accuracy and completeness of the information and data provided by COBK and CBNJ, it is FCA’s opinion as of this date, the consideration being offered by CBNJ is fair, from a financial point of view, to COBK and its stockholders.

Respectfully Submitted,

FinPro Capital Advisors, Inc.
Liberty Corner, New Jersey

20 Church Street ● P.O. Box 323 ● Liberty Corner, NJ 07938-0323 ● Tel: 908.604.9336 ● Fax: 908.604.5951

C-2

APPENDIX D

September 10, 2014

Board of Directors

Cape Bancorp, Inc.

225 North Main Street

Cape May Court House, NJ 08210

Members of the Board of Directors:

Cape Bancorp, Inc. (“CBNJ”) and Colonial Financial Services, Inc. (“Colonial”) have entered into an Agreement and Plan of Merger dated September 10, 2014 (the “Agreement”), pursuant to which CBNJ will acquire all of the outstanding shares of Colonial common stock (the “Transaction”). Under the terms of the Agreement, the shares of common stock of Colonial that are issued and outstanding immediately before the effective time of the Transaction shall be converted into the right to receive, at the election of the holder, a) cash in the amount of $14.50 per share, b) 1.412 shares of CBNJ common stock or c) a combination of CBNJ common stock and cash, subject to allocation procedures which will ensure that, in the aggregate 50% of the total consideration paid by CBNJ will consist of CBNJ common stock and 50% of the total consideration paid by CBNJ will consist of cash (collectively, the “Consideration”).

You have requested our opinion as to the fairness to CBNJ, from a financial point of view, of the Consideration to be paid by CBNJ in connection with the Transaction.

In arriving at our opinion, we have, among other things:

1.	Reviewed the Agreement dated September 10, 2014;

2.	Reviewed certain publicly-available financial and business information of CBNJ, Colonial and their respective affiliates that we deemed to be relevant;

3.	Reviewed certain information, including financial forecasts relating to the business, assets, liabilities, and earnings of CBNJ and Colonial;

4.	Reviewed materials detailing the Transaction prepared by CBNJ, Colonial and their respective affiliates and by their, legal and accounting advisors, including the estimated amount and timing of the cost savings and related expenses expected to result from the Transaction;

5.	Conducted conversations with members of senior management and representatives of CBNJ regarding the matters described in clauses 1-4 above, as well as their respective businesses and prospects before and after giving effect to the Transaction;

September 10, 2014

6.	Compared certain financial metrics of CBNJ and Colonial to other selected banks and thrifts that we deemed to be relevant;

7.	Analyzed the terms of the Transaction relative to selected prior mergers and acquisitions involving a depository institution as the selling entity;

8.	Analyzed the projected pro forma impact of the Transaction on certain projected balance sheet, capital ratios, and profitability metrics of CBNJ;

9.	Reviewed the overall environment for depository institutions in the United States; and

10.	Conducted such other financial studies, analyses and investigations and took into account such other matters as we deemed appropriate for purposes of this opinion, including our assessment of general economic, market and monetary conditions.

In preparing our opinion, we assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to us by CBNJ, Colonial, and their respective affiliates. In addition, where appropriate, we relied upon publicly available information, without independent verification, that we believe to be reliable, accurate, and complete. We have not been asked to and have not undertaken an independent verification of the reliability, accuracy, or completeness of any such information, and we do not assume any responsibility or liability for the accuracy or completeness thereof. With respect to the financial forecasts supplied to us, including any projections relating to transaction costs, purchase accounting adjustments or expected cost savings, we have assumed, with your consent, that they were reasonably prepared and reflect the best currently available estimates and judgments of management of CBNJ and Colonial as to future operating and financial performance, and we have assumed that such performance would be achieved. We express no opinion as to such financial projections and estimates or the assumptions upon which they are based. In addition, we have assumed that the Agreement is a valid, binding and enforceable agreement upon the parties, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform the covenants required to be performed by it under the under such agreements, that the conditions precedent to the agreements are not waived and that the agreements will not be terminated or breached by either party. We have also assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of CBNJ or Colonial since either (i) the date of the last financial statements made available to us and (ii) the date of the Agreement, and that no legal, political, economic, regulatory or other developments has occurred that will adversely affect CBNJ or Colonial. We did not make an independent evaluation of the assets or liabilities of CBNJ, Colonial or their respective affiliates, including, but not limited to, any derivative or off-balance sheet assets or liabilities. In addition, we did not make an independent evaluation of the adequacy of the allowance for loan losses of CBNJ or Colonial, nor have we reviewed any individual credit files relating to CBNJ or Colonial. We have assumed, with your consent, that the respective allowances for loan losses of CBNJ and Colonial are adequate to cover such losses and will be adequate on a combined basis for the combined entity. We have relied upon and assumed, without assuming any responsibility for

D-2

September 10, 2014

independent verification, the advice that CBNJ has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Transaction and the other transactions contemplated by the Agreement. Finally, we have assumed that all required governmental, regulatory, shareholder and third party approvals have or will be received in a timely fashion and without any conditions or requirements that could adversely affect the Transaction.

Our opinion is necessarily based on economic, market, and other conditions as existed on and could be evaluated as of, and on the information made available to us as of, the date hereof. Events and developments occurring after the date hereof could materially affect the assumptions used in preparing this opinion, and we do not have any obligation to update, revise, reaffirm or withdraw this opinion or otherwise comment on events occurring after the date hereof.

Sterne, Agee & Leach, Inc. (“Sterne Agee”) is acting as financial advisor to CBNJ in connection with the Transaction and will receive fees from CBNJ for our services, a significant portion of which are contingent upon the completion of the Transaction. Sterne Agee also will receive a fee in connection with the delivery of this opinion. In addition, CBNJ has agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. Other than our engagement by CBNJ in connection with the Transaction, we have not provided investment banking services to CBNJ, Colonial or their respective affiliates over the past two years; however, we may do so in the future. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from and sell securities to CBNJ, Colonial or their respective affiliates. We may also actively trade the securities of CBNJ, Colonial or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is directed to, and is for the use and benefit of, the Board of Directors of CBNJ. Our opinion is limited to the fairness, from a financial point of view, to CBNJ of the Consideration to be paid in the Transaction by CBNJ and does not address the underlying business decision of CBNJ to engage in the Transaction, the relative merits of the Transaction relative to any strategic alternative that may be available to CBNJ or the effect of any other transaction in which CBNJ or Colonial might engage. In addition, our opinion does not constitute a recommendation whether or not to engage in the Transaction. In rendering this opinion, we express no view or opinion with respect to the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation payable to or to be received by any officers, directors, or employees of any of the parties to the Transaction relative to the aggregate Consideration. We also express no opinion as to what the value of CBNJ’s common stock will be when issued to the shareholders of Colonial under the Agreement or the prices at which CBNJ’s or Colonial’s common stock may trade at any time. Further, we express no view or opinion as to any terms or other aspects of the Transaction or as to how the stockholders of CBNJ should vote at any CBNJ stockholders meeting to be held in connection with the Transaction. The issuance of this opinion has been approved by the Fairness Opinion Committee of Sterne Agee.

D-3

September 10, 2014

Based on and subject to the foregoing and such other matters we have deemed relevant, it is our opinion, as of the date hereof, that the Consideration to be paid in connection with the Transaction by CBNJ is fair from a financial point of view to CBNJ.

Very truly yours,

STERNE, AGEE & LEACH, INC.

D-4

APPENDIX E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 10-Q

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2014

☐	TRANSITION REPORT UNDER SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________________  to  __________________

Commission file number 001-34817

COLONIAL FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Maryland	90-0183739
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2745 S. Delsea Drive, Vineland, NJ	08360
(Address of principal executive offices)	(Zip code)

(856) 205-0058
 (Registrant’s telephone number including area code)

N/A
 (Former name, former address, and former fiscal year, if changed since last report)

Indicate by check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
☒       Yes           ☐     No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or such shorter period that the registrant was required to submit and post such files).  ☒    Yes  ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).             ☐  Yes  ☒     No

Indicate the number of shares outstanding of each of the issuer’s classes of common stock as of the latest practicable date:

As of November 3, 2014, 3,860,209 shares of common stock, par value $0.01 per share

1

Colonial Financial Services, Inc.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

	September 30, 2014	December 31, 2013

	(Dollars in thousands, except per share data)
Assets
Cash and amounts due from banks	$8,388	$23,404
Investment securities available for sale	235,395	227,126
Investment securities held to maturity (fair value at September 30, 2014 - $0; at December 31, 2013 - $17,882)	-	17,291
Loans receivable, net of allowance for loan losses of $4,417 at September 30, 2014 and $5,853 at December 31, 2013	271,555	276,154
Real estate owned, net	3,223	3,258
Federal Home Loan Bank stock, at cost	938	702
Office properties and equipment, net	7,536	7,825
Bank-owned life insurance	14,926	14,607
Accrued interest receivable	1,381	1,530
Other assets	9,367	11,260
Total Assets	$552,709	$583,157

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$46,585	$42,739
Interest-bearing	431,276	479,288
Total deposits	477,861	522,027
Federal Home Loan Bank short-term borrowings	9,670	-
Advances from borrowers for taxes and insurance	1,101	831
Accrued interest payable and other liabilities	1,266	1,136
Total Liabilities	489,898	523,994

Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; authorized 50,000,000 shares; none issued	-	-
Common stock, $0.01 par value; authorized 100,000,000 shares; issued and outstanding 3,860,209 shares at September 30, 2014 and 3,853,058 shares at December 31, 2013	39	39
Additional paid-in capital	37,441	37,289
Unearned shares held by Employee Stock Ownership Plan (“ESOP”)	(1,170)	(1,170)
Retained earnings	27,897	27,482
Accumulated other comprehensive loss	(1,396)	(4,477)
Total Stockholders’ Equity	62,811	59,163
Total Liabilities and Stockholders’ Equity	$552,709	$583,157

See notes to unaudited consolidated financial statements.

2

Colonial Financial Services, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

	(Dollars in thousands, except per share data)
Interest Income
Loans, including fees	$2,978	$3,370	$9,087	$10,350
Mortgage-backed securities	405	489	1,256	1,540
Investment securities: Taxable	362	514	1,261	1,557
Investment securities: Tax-exempt	37	114	170	353
Total Interest Income	3,782	4,487	11,774	13,800

Interest Expense
Deposits	646	892	1,993	3,003
Borrowings	8	15	16	27
Total Interest Expense	654	907	2,009	3,030
Net Interest Income	3,128	3,580	9,765	10,770

Provision (CREDIT) for Loan Losses	(258)	2,831	290	5,540
Net Interest Income after Provision (Credit) for Loan Losses	3,386	749	9,475	5,230

Non-Interest Income
Fees and service charges	286	303	853	904
Net gain on sales and calls of investment securities	4	4	500	1,064
Earnings on bank-owned life insurance	108	112	319	330
Other	9	10	33	32
Total Non-Interest Income	407	429	1,705	2,330

Non-Interest Expenses
Compensation and benefits	1,411	1,802	4,297	5,177
Occupancy and equipment	394	416	1,238	1,202
Data processing	257	235	773	720
FDIC insurance premium	178	211	541	534
Office supplies	23	38	70	116
Professional fees	242	290	893	929
Advertising and promotions	15	35	41	91
Real estate owned, net	358	429	908	1,189
Merger-related	470	-	470	-
Other	331	367	986	1,147
Total Non-Interest Expenses	3,679	3,823	10,217	11,105
Income (Loss) before Income Tax Expense (Benefit)	114	(2,645)	963	(3,545)

Income Tax Expense (Benefit)	285	(697)	548	(1,114)
Net Income (Loss)	$(171)	$(1,948)	$415	$(2,431)

Per Share Data (See Note 3):
Earnings (Loss) per share – basic	$(0.05)	$(0.52)	$0.11	$(0.65)
Earnings (Loss) per share – diluted	$(0.05)	$(0.52)	$0.11	$(0.65)
Weighted average number of shares outstanding – basic	3,746,860	3,719,643	3,746,739	3,719,789
Weighted average number of shares outstanding – diluted	3,746,860	3,719,643	3,750,137	3,719,789

See notes to unaudited consolidated financial statements.

3

Colonial Financial Services, Inc.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

	(Dollars in thousands)

Net income (loss)	$(171)	$(1,948)	$415	$(2,431)

Other Comprehensive Income (loss):
Unrealized gain (loss) on securities net of tax expense (benefit) – 2014, $(81) and $1,434; 2013, $136 and $(2,500)	(124)	215	2,920	(4,678)
Unrealized gain on securities transferred from the held-to-maturity category into the available-for-sale category net of tax expense – 2014, $0 and $306; 2013, $0 and $0	-	-	461	-
Less reclassification adjustment for net realized gain on sale of securities included in net income (loss) net of tax expense – 2014, $2 and $200; 2013, $1 and $425 (1)	(2)	(3)	(300)	(639)
Total Other Comprehensive Income (loss)	(126)	212	3,081	(5,317)

Comprehensive Income (loss)	$(297)	$(1,736)	$3,496	$(7,748)

(1)
Gross amounts are included in Net gain on sales and calls of investment securities in the Consolidated Statements of Operations as a separate element within Total Non-Interest Income.  Tax expense amounts are included in Income Tax Expense (Benefit) in the Consolidated Statements of Operations.

See notes to unaudited consolidated financial statements.

4

Colonial Financial Services, Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (Unaudited)

	Common Stock Shares	Common Stock	Additional Paid-in Capital	Unearned Shares Held by ESOP	Retained Earnings	Accumu- lated Other Compre- hensive Income (Loss)	Total Stock- holders’ Equity
	(Dollars in thousands)
Balance, January 1, 2014	3,853,058	$39	$37,289	$(1,170)	$27,482	$(4,477)	$59,163

Net income	-	-	-	-	415	-	415

Other comprehensive income	-	-	-	-	-	3,081	3,081

Stock-based compensation expense (restricted stock awards)	7,082	-	62	-	-	-	62

Stock-based compensation expense (stock options)	69	-	90	-	-	-	90
Balance, September 30, 2014	3,860,209	$39	$37,441	$(1,170)	$27,897	$(1,396)	$62,811

Balance, January 1, 2013	3,852,791	$39	$37,155	$(1,378)	$29,307	$2,914	$68,037

Net loss	-	-	-	-	(2,431)	-	(2,431)
Other comprehensive loss	-	-	-	-	-	(5,317)	(5,317)

Repurchase and retirement of common stock	(10,000)	-	(134)	-	-	-	(134)
Stock-based compensation expense (restricted stock awards)	10,267	-	59	-	-	-	59

Stock-based compensation expense (stock options)	-	-	87	-	-	-	87
Balance, September 30, 2013	3,853,058	$39	$37,167	$(1,378)	$26,876	$(2,403)	$60,301

See notes to unaudited consolidated financial statements.

5

Colonial Financial Services, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2014	2013
	(Dollars in thousands)
Cash Flows from Operating Activities:
Net income (loss)	$415	$(2,431)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	290	5,540
Depreciation expense	399	426
Stock-based compensation expense	152	146
Net earnings on bank-owned life insurance	(319)	(330)
Net (accretion) amortization of loan fees	(337)	260
Net gain on sales and calls of investment securities	(500)	(1,064)
Net gain on the sale of real estate owned	(61)	(149)
Provision for real estate owned	585	1,073
Accretion of discount on investment securities, net	(321)	(183)
Decrease in accrued interest receivable	149	91
Decrease (increase) in other assets	1,893	(2,972)
Increase in accrued interest payable and other liabilities	130	478
Net cash provided by operating activities	2,475	885
Cash Flows from Investing Activities:
Proceeds from sales of investment securities available-for-sale	48,299	5,996
Proceeds from sales of mortgage-backed securities and collateralized mortgage obligations available-for-sale	-	13,075
Proceeds from calls and maturities of:
Investment securities held to maturity (HTM)	7,299	21,126
Investment securities available for sale (AFS)	13,815	39,049
Purchase of:
Investment securities HTM	-	(15,625)
Investment securities AFS	(18,102)	(61,309)
Mortgage-backed securities and collateralized mortgage obligations AFS	(52,345)	(36,609)
Purchase of office properties and equipment	(110)	(188)
Principal repayments from:
Investment securities	539	2,870
Mortgage-backed securities and collateralized mortgage obligations	13,419	24,611
Net increase in Federal Home Loan Bank stock	(236)	(323)
Proceeds from the sale of real estate owned	640	1,085
Net decrease in loans receivable	3,517	6,185
Net cash provided by (used in) investing activities	16,735	(57)
Cash Flows from Financing Activities:
Net decrease in deposits	(44,166)	(26,778)
Proceeds from Federal Home Loan Bank short-term borrowings	9,670	8,410
Increase in advances from borrowers for taxes and insurance	270	266
Common stock repurchased and retired	-	(134)
Net cash used in financing activities	(34,226)	(18,236)
Decrease in cash and cash equivalents	(15,016)	(17,408)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	23,404	26,418
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,388	$9,010

Supplemental Cash Flow Disclosures:
Cash paid:
Interest	$2,012	$3,039
Income taxes	$-	$-

Supplemental Schedule of Noncash Investing and Financing Activities:
Other real estate acquired in settlement of loans	$1,129	$810
Transfer of held-to-maturity securities to available-for-sale	$9,989	$-

See notes to unaudited consolidated financial statements.

6

COLONIAL FINANCIAL SERVICES, INC.
Notes to Consolidated Financial Statements
(Unaudited)

1.	Organization and Basis of Presentation

Colonial Financial Services, Inc. (the “Company”), a Maryland corporation, was formed in March 2010, to serve as the stock holding company for Colonial Bank, FSB (the “Bank”) as part of the mutual-to-stock conversion of Colonial Bankshares, MHC.  On July 13, 2010, Colonial Financial Services, Inc. completed its second-step conversion and related public stock offering.  The Bank is 100% owned by Colonial Financial Services, Inc. and Colonial Financial Services, Inc. is 100% owned by public stockholders.  Colonial Financial Services, Inc. sold a total of 2,295,000 shares of common stock in the subscription, community and syndicated community offerings, including 91,800 shares to the Colonial Bank FSB employee stock ownership plan.  All shares were sold at a purchase price of $10.00 per share.  Concurrent with the completion of the offering, shares of common stock of Colonial Bankshares, Inc., a federal corporation, owned by public stockholders were converted into the right to receive 0.9399 shares of Colonial Financial Services, Inc. common stock.  Cash in lieu of fractional shares was paid at a rate of $10.00 per share.  As a result of the offering and the exchange, Colonial Financial Services, Inc. issued 4,173,444 shares of stock.

The same directors and officers who manage Colonial Bank, FSB manage Colonial Financial Services, Inc.  The Company, as a savings and loan holding company, is subject to regulation by the Board of Governors of the Federal Reserve System.  The Bank is subject to regulation and supervision by the Office of the Comptroller of the Currency (“OCC”).

The Bank is a federally chartered capital stock savings bank.  The Bank maintains its executive office and main branch in Vineland, New Jersey with branches in Bridgeton, Mantua, Millville, Upper Deerfield, Vineland, Sewell and Cedarville, New Jersey.  The Bank’s principal business consists of attracting customer deposits and investing these deposits primarily in single-family residential, commercial and consumer loans and investments.

The Bank has established a New Jersey corporation, Cohansey Bridge, LLC, whose purpose is to hold foreclosed real estate (the “Operating Subsidiary”).  A Delaware corporation, COBK Investments, LLC, whose purpose was to invest in and mange securities, was dissolved in August 2014.

7

The consolidated financial statements include the accounts of the Company, the Bank and the Operating Subsidiary.  All material intercompany transactions and balances have been eliminated.  The Company prepares its financial statements on the accrual basis and in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) as set by the Financial Accounting Standards Board (“FASB”).  The unaudited information furnished herein reflects all adjustments (consisting of normal recurring accruals) that are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  They do not include all of the information and footnotes required by US GAAP for complete financial statements.  Operating results for the three and nine months ended September 30, 2014 (unaudited) are not necessarily indicative of the results that may be expected for the year ending December 31, 2014 or for any other period.  The balance sheet at December 31, 2013 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by US GAAP for complete financial statements.

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, evaluation of other-than-temporary impairment of investment securities, our ability to realize deferred tax assets, and measurements of fair value.

For comparative purposes, prior periods’ consolidated financial statements have been reclassified when necessary to conform to report classifications of the current year.  The reclassifications had no effect on net income (loss).

The Company has evaluated subsequent events for potential recognition and/or disclosure in this Quarterly Report on Form 10-Q through the date these consolidated financial statements were issued.

2.	Recent Accounting Pronouncements

In January 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”), 2014-04, “Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure”.  The amendments in this update clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement.  Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction.  The amendments in this update are effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2014.  The Company does not expect the adoption of this FASB ASU to have a material impact on the consolidated financial statements.

8

In May 2014, the FASB issued ASU, 2014-09, “Revenue from Contracts with Customers”, which supersedes nearly all exiting revenue recognition guidance under U. S. GAAP.  The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U. S. GAAP.  The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures).  We are currently evaluating the impact of our pending adoption of ASU 2014-09 on our consolidated financial statements and have not yet determined the method by which we will adopt the standard in 2017.

In June 2014, the FASB issued ASU, 2014-12, “Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”.  The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. As indicated in the definition of vest, the stated vesting period (which includes the period in which the performance target could be achieved) may differ from the requisite service period.  The amendments in this update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015.  The Company does not expect the adoption of this FASB ASU to have a material impact on the consolidated financial statements.

9

In August 2014, the FASB issued ASU, 2014-14, “Receivables-Troubled Debt Restructurings by Creditors, Classification of Certain Government-guaranteed Mortgage Loans upon Foreclosure.”  The amendments in this update require that a mortgage loan be derecognized and that a separate other receivable be recognized upon foreclosure if the following conditions are met: 1) the loan has a government guarantee that is not separable from the loan before foreclosure; 2) at the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim on the guarantee, and the creditor has the ability to recover under that claim; 3) at the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed.  Upon foreclosure, the separate other receivable should be measured based on the amount of the loan balance (principal and interest) expected to be recovered from the guarantor.  The amendments in this update are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014.  The Company does not expect the adoption of this FASB ASU to have a material impact on the consolidated financial statements.

3.	Earnings Per Share

Earnings per share (“EPS”) consists of two separate components, basic EPS and diluted EPS.  Basic EPS is computed based on the weighted average number of shares of common stock outstanding for each period presented.  Diluted EPS is calculated based on the weighted average number of shares of common stock outstanding plus dilutive common stock equivalents (“CSEs”).  CSEs consist of shares that are assumed to have been purchased with the proceeds from the exercise of stock options, as well as unvested common stock awards.  CSEs which are considered antidilutive are not included for the purposes of this calculation. There are no convertible securities which would affect the net income (numerator) in calculating basic and diluted earnings per share; therefore, for these calculations, the net income (loss) for the three months ended September 30, 2014 and 2013 is $(171,000) and $(1,948,000), respectively.  Net income (loss) for the nine months ended September 30, 2014 and 2013 is $415,000 and $(2,431,000), respectively.  The dilutive effect of potential common shares is computed using the treasury stock method.  The following table sets forth the composition of the weighted average common shares (denominator) used in the basic and diluted earnings per share computation.  At September 30, 2014 and 2013, there were 115,283 and 346,175 anti-dilutive options and awards excluded from the computation of diluted earnings per share.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss)	$(171,000)	$(1,948,000)	$415,000	$(2,431,000)

Weighted average common shares issued	3,860,190	3,853,058	3,860,069	3,853,204
Average unearned ESOP shares	(113,330)	(133,415)	(113,330)	(133,415)
Weighted average common shares outstanding-basic	3,746,860	3,719,643	3,746,739	3,719,789
Effect of dilutive non-vested shares and stock options outstanding	-	-	3,398	-
Weighted average common shares outstanding-diluted	3,746,860	3,719,643	3,750,137	3,719,789
Basic income (loss) per share	$(0.05)	$(0.52)	$0.11	$(0.65)
Diluted income (loss) per share	$(0.05)	$(0.52)	$0.11	$(0.65)

10

4.            Stock-Based Compensation

At September 30, 2014, the Company has two share-based compensation plans under which grants have been made, the 2006 Stock-Based Incentive Plan (the “2006 Plan”) and the 2011 Equity Incentive Plan (the “2011 Plan”).  Under the 2006 Plan, the total number of shares that could be granted as awards was 83,300 and the total amount of shares that could be granted as options was 208,247.  Under the 2011 Plan, the total number of shares that could be granted as awards was 91,800 and the total amount of shares that could be granted as options was 229,500.

On October 19, 2006, for the 2006 Plan, 83,300 shares of restricted stock were awarded.  The restricted shares awarded had a grant date fair value of $13.27 per share.  The restricted stock awarded was fully vested as of October 19, 2011 and the total expense and related tax effect has been fully recorded.

On January 20, 2011, for the 2006 Plan, 3,268 shares of restricted stock were awarded.  The restricted shares awarded had a grant date fair value of $12.00 per share.  The restricted stock awarded vests 33% annually beginning January 20, 2012.  The restricted stock awarded on January 20, 2011 is fully vested and the total expense and related tax effect has been fully recorded.  For the three and nine months ended September 30, 2013, $(1,000) and $5,000 in compensation expense was recognized in regard to the stock awards given in January 2011 with a related tax benefit of $0 and $2,000,  respectively.  The negative amount was due to reversing the previously recognized expense for awards that were forfeited during the quarter.

On January 2, 2012, 45,895 shares of restricted time-based stock grants were awarded.  The restricted time-based stock grants had a grant date fair value of $12.46 per share and vest 20% annually beginning January 2, 2013.  Also, on January 2, 2012, 45,895 shares of restricted performance-based stock grants were awarded.  The restricted performance-based stock grants had a grant date fair value of $12.46 and vest 20% annually with the attainment of the performance goal.  If the goal is not attained for the year, the stock grants are forfeited.  For the three and nine months ended September 30, 2014, $20,000 and $62,000 in compensation expense was recognized in regard to the time-based restricted stock awards, with a related tax benefit of $7,000 and $21,000, respectively.  For the three and nine months ended September 30, 2014, there was no expense recorded for the performance-based awards.  For the three and nine months ended September 30, 2013, $(4,000) and $54,000 in compensation expense was recognized in regard to these restricted stock awards, with a related tax benefit of $0 and $18,000, respectively.  The negative amount was due to reversing the previously recognized expense for awards that were forfeited during the quarter.  For the three and nine months ended September 30, 2013, there was no expense recorded for the performance-based awards.  As of September 30, 2014, there was $427,000 of unrecognized compensation expense related to the restricted stock awards which is expected to be recognized over a period of 2.25 years.

11

A summary of the status of the shares under the two Plans as of September 30, 2014 and changes during the three and nine months ended September 30, 2014 are presented below.

	For the Three Months Ended September 30, 2014		For the Nine Months Ended September 30, 2014
Award Shares	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value
Restricted, beginning of period	39,214	$12.46	52,832	$12.46
Granted	-	-	-	-
Forfeitures	-	-	6,536	12.46
Vested	-	-	7,082	12.43
Restricted stock, end of period	39,214	$12.46	39,214	$12.46

On October 19, 2006, for the 2006 Plan, options to purchase 184,660 shares of common stock at $13.27 per share were awarded.  The options awarded fully vested in October 2011 and expire in 2016.  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for options granted in 2006:  dividend yield of 0%, risk-free interest rate of 4.79%, expected life of 6.5 years, and expected volatility of 15.00%.  The calculated fair value of options granted in 2006 was $4.03 per option.  The weighted average contractual term of options outstanding and exercisable was 2.00 years at September 30, 2014 and 3.00 years at September 30, 2013.  The total expense and related tax effect has been fully recorded for these options.

On January 20, 2011, for the 2006 Plan, options to purchase 8,328 shares of common stock at $12.00 per share were awarded.  The options awarded vest 33% annually beginning January 20, 2012 and expire in 2021.  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for options granted in 2011:  dividend yield of 0%, risk-free interest rate of 3.47%, expected life of 6.5 years, and expected volatility of 33.00%.  The calculated fair value of options granted in 2011 was $4.84 per option.  The weighted average contractual term of options outstanding and exercisable was 6.25 years at September 30, 2014 and 7.25 years at September 30, 2013.  The total expense and related tax effect has been fully recorded for these options.   Stock-based compensation expense related to stock options awarded in 2011 for the three and nine months ended September 30, 2013, was $(1,000) and $5,000 with a related tax benefit of $0 and $2,000, respectively.  The negative amount was due to reversing the previously recognized expense for options that were forfeited during the quarter.

On January 2, 2012, for the 2011 Plan, options to purchase 194,600 shares of common stock at $12.46 were awarded.  The options awarded vest 20% annually beginning January 20, 2013 and expire in 2022.  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for options granted in 2012:  dividend yield of 0%, risk-free interest rate of 1.41%, expected life of 6.5 years, and expected volatility of 32.00%.  The calculated fair value of options granted in 2012 was $4.34 per option.  The weighted average contractual term of options outstanding and exercisable was 7.25 years at September 30, 2014.  Stock-based compensation expense related to stock options granted in 2012 for the three and nine months ended September 30, 2014, was $30,000 and $90,000 with a related tax benefit of $10,000 and $30,000, respectively.  For the three and nine months ended September 30, 2013, there was $(3,000) and $82,000 with a related tax benefit of $0 and $28,000 of stock based compensation expense, respectively.  The negative amount was due to reversing the previously recognized expense for options that were forfeited during the quarter.  As of September 30, 2014, there was approximately $272,000 of unrecognized compensation cost related to unvested stock options granted in 2012.  The cost will be recognized in a straight line method over a period of 2.25 years.

12

A summary of the status of the Company’s stock options under the two plans as of September 30, 2014 and changes during the three and nine months ended September 30, 2014 are presented below.

	For the Three Months Ended September 30, 2014		For the Nine Months Ended September 30, 2014
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Options outstanding, beginning of period	279,343	$12.87	291,343	$12.87
Granted	-	-	-	-
Exercised	2,295	12.46	2,295	12.46
Forfeitures	18,451	12.95	30,451	12.95
Options outstanding, end of period	258,597	$12.86	258,597	$12.86
Exercisable at end of period	175,107	$13.01	175,107	$13.01

In 2005, the Bank established a leveraged Employee Stock Ownership Plan (“ESOP”) for full-time employees who satisfy eligibility criteria.  The ESOP trust initially purchased 156,399 shares of common stock.  The Bank makes cash contributions to the ESOP on an annual basis sufficient to enable the ESOP to make the required loan payments to the Company.  The loan bears an interest rate of 6.00% with principal and interest payable annually in equal installments over 15 years.  The loan is secured by the shares of the common stock purchased.

In July 2010, the ESOP acquired an additional 91,800 shares of the Company’s common stock with a loan from the Company in the amount of $918,000, at a price of $10.00 per share.  The Bank makes cash contributions to the ESOP on an annual basis sufficient to enable the ESOP to make the required loan payments to the Company.  The loan bears an interest rate of 4.25% with principal and interest payable annually in equal installments over 10 years.  The loan is secured by the shares of the common stock purchased.

As the debt is repaid, shares are released from the collateral and allocated to qualified employees.  Accordingly, the shares pledged as collateral are reported as unearned ESOP shares in the Consolidated Statements of Financial Condition.  As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings per share computations.  The compensation expense is recorded on a monthly basis.  The Company’s contribution expense for the ESOP was $65,000 and $183,000 for the three and nine months ended September 30, 2014 and $71,000 and $206,000 for the three and nine months ended September 30, 2013, respectively.

13

The following table presents the components of the ESOP shares:

	September 30, 2014	September 30, 2013
Shares released for allocation	134,869	114,784
Unreleased shares	113,330	133,415
Total ESOP shares	248,199	248,199

5.            Contingent Liabilities and Guarantees

In the normal course of business, there are various outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit that are not reflected in the accompanying financial statements.  No material losses are anticipated as a result of those transactions on either a completed or uncompleted basis. The Company does not issue any guarantees that would require liability recognition or disclosure, other than its standby letters of credit.  Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.  Generally, all letters of credit, when issued, have expiration dates within one year.  The credit risks involved in issuing letters of credit is essentially the same as those that are involved in extending loan facilities to customers.  The Company generally holds collateral and/or personal guarantees supporting those commitments.  The Company had $3.2 million of standby letters of credit outstanding as of September 30, 2014.  Management believes that the proceeds obtained through a liquidation of collateral and the enforcement of guarantees would be sufficient to cover the potential amount of future payment required under the corresponding guarantees.

In October 2009, the Bank entered into an agreement to sponsor a not-for-profit corporation for a Federal Home Loan Bank of New York Affordable Housing Program (“AHP”) Grant in the amount of $275,000.  If the non-for-profit corporation does not comply with terms of the agreement, the Bank may be required to repay the grant to the Federal Home Loan Bank of New York.  The term of the recapture agreement is 15 years.  The Bank expects the not-for-profit corporation to adhere to all requirements of the grant and does not expect to be required to repay any of the AHP grant.

14

6.           Investment Securities

Investment securities are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
Available for Sale:
September 30, 2014
U. S. Government obligations	$97,301	$21	$(2,076)	$95,246
Corporate debt obligations	-	-	-	-
Mutual fund	851	41	-	892
Municipal debt obligations	7,168	140	(30)	7,278
SBA pools	15,278	30	(66)	15,242
Government-sponsored enterprise (“GSE”) mortgage-backed securities	56,662	892	(96)	57,458
GSE collateralized mortgage obligations	60,459	179	(1,359)	59,279
	$237,719	$1,303	$(3,627)	$235,395

December 31, 2013
U. S. Government obligations	$141,836	$16	$(5,069)	$136,783
Corporate debt obligations	4,493	12	(4)	4,501
Mutual fund	903	42	-	945
Municipal debt obligations	6,828	35	(144)	6,719
SBA pools	1,097	-	(4)	1,093
GSE mortgage-backed securities	14,794	752	(83)	15,463
GSE collateralized mortgage obligations	64,120	190	(2,688)	61,622
	$234,071	$1,047	$(7,992)	$227,126

Held to Maturity:
December 31, 2013
Corporate debt obligations	$1,193	$203	$-	$1,396
Municipal debt obligations	15,910	368	-	16,278
GSE mortgage-backed securities	188	20	-	208
	$17,291	$591	$-	$17,882

The Company had no investment securities classified as held-to-maturity at September 30, 2014.

At March 31, 2014, the Company reclassified its $10.0 million held-to-maturity portfolio as available for sale.  The Company made this reclassification to ease the facilitation of security replacement to mitigate interest rate risk and to shift to mortgage related securities.  The securities reclassified included: $8.6 million in municipal debt securities with an unrealized gain of $522,000, $1.2 million in corporate debt securities with an unrealized gain of $228,000 and $155,000 in GSE mortgage-backed securities with an unrealized gain of $17,000.  In accordance with regulatory and accounting requirements, the Company is prohibited from classifying security purchases as held-to-maturity for a period of two years.

15

All of the Company’s mortgage-backed securities and collateralized mortgage obligations at September 30, 2014 and December 31, 2013 have been issued by U. S. government agencies or government sponsored enterprises and the collateral is predominantly one- to four-family mortgages.

The amortized cost and estimated fair value of investment securities at September 30, 2014, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for Sale
	Amortized Cost	Fair Value
	(In thousands)
Due in one year or less	$851	$892
Due after one year through five years	49,125	48,624
Due after five years through ten years	55,533	54,089
Due thereafter	15,089	15,053
Sub-total	120,598	118,658
GSE mortgage-backed securities and GSE collateralized mortgage obligations	117,121	116,737
Total	$237,719	$235,395

At September 30, 2014 and December 31, 2013, $134.6 million and $139.0 million, respectively, of securities were pledged as collateral to secure certain deposits and FHLB advances.

Gross realized gains on available-for-sale securities totaled $718,000 while gross realized losses on available-for-sale securities totaled $218,000, for the nine months ended September 30, 2014.  There were no gross realized gains or losses on held-to-maturity securities for the nine months ended September 30, 2014.

Gross realized gains on available-for-sale securities totaled $4,000 while gross realized losses on available-for-sale securities totaled $0, for the three months ended September 30, 2014.

Gross realized gains on available-for-sale securities totaled $1.1 million while gross realized losses on available-for-sale securities totaled $18,000, for the nine months ended September 30, 2013.  There were no gross realized gains or losses on held-to-maturity securities for the nine months ended September 30, 2013.

Gross realized gains on available-for-sale securities totaled $22,000 while gross realized losses on available-for-sale securities totaled $18,000, for the three months ended September 30, 2013.  There were no gross realized gains or losses on held-to-maturity securities for the three months ended September 30, 2013.

16

The following table shows the Company’s available-for-sale investment securities gross unrealized losses and fair value, and length of time that individual securities have been in a continuous unrealized loss position:

At September 30, 2014	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
U. S. government obligations	$45,145	$811	$45,089	$1,265	$90,234	$2,076
Corporate debt obligations	-	-	-	-	-	-
Municipal debt obligations	205	1	1,518	29	1,723	30
SBA pools	4,506	66	-	-	4,506	66
GSE mortgage-backed securities	23,095	95	98	1	23,193	96
GSE collateralized mortgage obligations	9,404	133	32,742	1,226	42,146	1,359
Total	$82,355	$1,106	$79,447	$2,521	$161,802	$3,627

At December 31, 2013	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
U. S. government obligations	$126,055	$4,590	$8,006	$479	$134,061	$5,069
Corporate debt obligations	1,497	4	-	-	1,497	4
Municipal debt obligations	3,319	123	565	21	3,884	144
SBA pools	1,093	4	-	-	1,093	4
GSE mortgage-backed securities	1,629	82	33	1	1,662	83
GSE collateralized mortgage obligations	46,346	2,628	781	60	47,127	2,688
Total	$179,939	$7,431	$9,385	$561	$189,324	$7,992

At September 30, 2014, there were 50 securities in the less-than-twelve-month category and 49 securities in the twelve-month-or-more category for the available-for-sale portfolio.  Included in the 50 securities in the less-than-twelve-month category are (a) 23 U.S government obligations, (b) eight collateralized mortgage obligations, (c) four SBA pools, (d) fourteen mortgage-backed securities and (e) one municipal debt obligation.  Included in the 49 securities in the twelve-month-or-more category are (a) 24 U.S government obligations, (b) 19 collateralized mortgage obligations, (c) one mortgage-backed security and (d) five municipal debt obligations.

At December 31, 2013, there were 120 securities in the less-than-twelve-months category and eight securities in the twelve-months-or-more category for the available-for-sale portfolio.  Included in the 120 securities in the less-than-twelve months category for available-for-sale securities are (a) 68 U. S. government securities; (b) two corporate debt obligations of which one has been in a loss position for two months and one has been in a loss position for one month; (c) twelve municipal debt obligations, of which five have been in a loss position for eight months, five have been in a loss position for seven months and two of which have been in a loss position for two months; (d) three SBA pools, two of which have been in a loss position for 10 months and one has been in a loss position for one month; (e) two mortgage-backed securities, one of which has been in a loss position for eight months and one of which has been in a loss position for five months and (f) 33 collateralized mortgage obligations.  Included in the eight securities in the twelve-months-or-more category are (a) four U. S. government securities; (b) two municipal debt obligations; (c) one mortgage-backed security and (d) one collateralized mortgage obligation.

17

At December 31, 2013, there were no held to maturity investments in an unrealized loss position.

The Company’s investment in U. S. Government agency securities and SBA loan pools consist of debt obligations of government sponsored enterprises (“GSE”) and pools of loans from the Small Business Administration.  All principal and interest payments are current in regards to the investments.  The contractual cash flows of these investments are guaranteed by an agency of the United States government.  The change in market value is attributable to current interest rate levels relative to the Company’s cost and not credit quality.  As the change in market value is attributable to changes in interest rates and not necessarily underlying credit deterioration, and because the Company does not intend to sell and it is not more likely than not that the Company will be required to sell the securities before recovery occurs, the Company does not consider the investments to be other-than-temporarily impaired at September 30, 2014.

The Company’s investment in municipal bonds consists of general obligations and revenue obligations of municipalities in the United States and bond anticipation notes of entities located in New Jersey.  The change in market value is attributable to the changes in interest rates relative to the Company’s cost and because the Company does not intend to sell and it is not more likely than not that the Company will be required to sell the securities before recovery occurs, the Company does not consider the investments to be other-than-temporarily impaired at September 30, 2014.

The Company’s investment in mortgage-backed securities and collateralized mortgage obligations consists of GSE securities.  The change in market value is attributable to changes in interest rates and widening credit spreads, and not due to underlying credit deterioration.  The contractual cash flows for the investments are performing as expected.  As the change in market value is attributable to changes in interest rates and credit spread and not underlying credit deterioration, and because the Company does not intend to sell and it is not more likely than not that the Company will be required to sell the securities before recovery occurs, the Company does not consider the investments to be other-than-temporarily impaired at September 30, 2014.

18

7.            Loans and Allowance for Loan Losses

The components of loans at September 30, 2014 and December 31, 2013 are as follows:

	At September 30, 2014		At December 31, 2013
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family	$153,276	55.4%	$149,726	52.9%
Multi-family	4,154	1.5	284	0.1
Commercial	63,421	23.0	79,601	28.1
Construction and land	7,309	2.6	8,665	3.1
Home equity loans and lines of credit	25,011	9.1	26,442	9.4
Commercial	21,276	7.7	17,302	6.1
Consumer	2,035	0.7	834	0.3
Total loans receivable	$276,482	100.0%	$282,854	100.0%
Deferred loan fees	(510)		(847)
Allowance for loan losses	(4,417)		(5,853)
Total loans receivable, net	$271,555		$276,154

Our loans are originated and administered through our loan policies.  We originate one- to four-family residential real estate loans, multi-family loans, commercial real estate loans, construction and land loans, home equity loans and lines of credit, commercial business loans and consumer loans.  Our one- to four-family residential loans also include loans to businesses for a commercial purpose, which are secured by liens on the borrower’s residence.  We offer fixed-rate, adjustable-rate and balloon loans that amortize with monthly loan payments.  We also originate or purchase SBA, USDA and other government insured loan products.

We have not originated or purchased any sub-prime or Alt-A loans.  We have not originated or purchased payment-option ARMs or negative amortizing loans.

While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon borrower demand, market interest rates, borrower preference for fixed- versus adjustable-rate loans, and the interest rates offered on each type of loan by other lenders competing in our market area.  Loan originations are derived from a number of sources, including branch office personnel, existing customers, borrowers, builders, attorneys, accountants and other professionals, real estate broker referrals and walk-in customers.

Our loan origination activity may be adversely affected by a rising interest rate environment that typically results in decreased loan demand, while declining interest rates may stimulate increased loan demand. Accordingly, the volume of loan originations, the mix of fixed and adjustable-rate loans, and the profitability of this activity can vary from period to period.  One- to four-family residential mortgage loans are generally underwritten to current Fannie Mae seller/servicer guidelines, and are closed on documents that conform to Fannie Mae guidelines.

19

Our board of directors grants lending authority to our Board Loan Committee, Management Loan Committee and to individual executive officers and loan officers.  Our lending activities are subject to written policies established by the board of directors.  These policies are reviewed periodically.  The Management Loan Committee may approve loans in accordance with applicable loan policies, including our policy governing loans to one borrower.  This policy limits the aggregate dollar amount of credit that may be extended to any one borrower and related entities.  The Management Loan Committee may approve secured loans in amounts up to $750,000, and unsecured loans in amounts up to $300,000 with an aggregate exposure not to exceed $1.5 million.  The Board Loan Committee may approve secured and unsecured loans in amounts up to the legal lending limit provided that unanimous approval is obtained.  If unanimous approval is not obtained, the request must go to the full Board.

When a loan is more than 10 days delinquent, we generally send a computer-generated notice of delinquency to the borrower to remit the delinquent payment or contact the Bank.  When the computer-generated notice does not cause the loan to be brought current, a telephone call is the next step in the process.  If payments are not received within 30 days of the original due date, a letter demanding payment of all arrearages is sent and contact efforts are continued.    By the 36th day of delinquency, good faith efforts to establish live contact with the borrower is made to inform them that loss mitigation options may be available.  In addition, written notice with information about loss mitigation options is provided to the borrower by the 45th day of delinquency.  If payment is not received within 60 days of the due date, we accelerate loans and demand payment in full.  Failure to pay within 90 days of the original due date may result in legal action, notwithstanding ongoing collection efforts. Unsecured consumer loans are charged-off when they are between 90 to 120 days delinquent.  For commercial loans, procedures with respect to demand letters and legal action may vary depending upon individual circumstances.

Loans are reviewed on a regular basis, and are placed on nonaccrual status when either principal or interest is 90 days or more past due.  In addition, we place loans on nonaccrual status when we believe that there is sufficient reason to question the borrower’s ability to continue to meet contractual principal or interest payment obligations.  Interest accrued and unpaid at the time a loan is placed on nonaccrual status is reversed from interest income.  Interest payments received on nonaccrual loans are not recognized as income unless warranted based on the borrower’s financial condition and payment record.

The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio.  We evaluate the adequacy of the allowances for loan losses on a quarterly basis.  When additional allowances are necessary, a provision for loan losses is charged to earnings.  The Company’s methodology for assessing the appropriateness of the allowance for loan losses consists of a 1) a general valuation allowance on homogeneous credits in the loan portfolio; 2) a valuation allowance of loans reviewed for impairment and 3) an unallocated component.  Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available to absorb losses in the loan portfolio.  We periodically evaluate the carrying value of loans and the factors used in our evaluation of our allowance for loan losses.  While we use the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations or if we adjust the factors we use in our methodology.  This may reduce our net income by increasing our provision for loan losses.

20

The following table sets forth the activity in the allowance for loan losses and the related recorded investment in loans receivable by portfolio class at and for the three and nine months ended September 30, 2014 (in thousands):

	Real Estate
	One-to four- family	Multi- family	Commer- cial	Con- struction and land	Home equity and credit lines	Commer- cial	Con- sumer	Unallo- cated	Total
Allowance for loan losses for the three months ended September 30, 2014:
Beginning balance	$1,270	$40	$524	$105	$280	$1,025	$20	$1,800	$5,064
Charge-offs	(279)	-	(54)	-	-	(101)	-	-	(434)
Recoveries	5	-	6	-	30	4	-	-	45
Provision (Credit)	(356)	10	(210)	(29)	(134)	869	67	(475)	(258)
Ending balance	$640	$50	$266	$76	$176	$1,797	$87	$1,325	$4,417

Allowance for loan losses for the nine months ended September 30, 2014:
Beginning balance	$1,650	$3	$1,222	$90	$275	$1,843	$20	$750	$5,853
Charge-offs	(470)	-	(199)	(76)	(100)	(2,388)	-	-	(3,233)
Recoveries	69	-	909	-	30	445	54	-	1,507
Provision	(609)	47	(1,666)	62	(29)	1,897	13	575	290
Ending balance	$640	$50	$266	$76	$176	$1,797	$87	$1,325	$4,417

Allowance ending balance:
Related to loans individually evaluated for impairment	$79	$-	$-	$-	$36	$-	$-	$-	$115
Related to loans collectively evaluated for impairment	561	50	266	76	140	1,797	87	1,325	4,302
Total balance	$640	$50	$266	$76	$176	$1,797	$87	$1,325	$4,417

Loans receivable:
individually evaluated for impairment	$9,387	$-	$2,888	$3,106	$984	$989	$-	$-	$17,354
collectively evaluated for impairment	143,889	4,154	60,533	4,203	24,027	20,287	2,035	-	259,128
Ending balance	$153,276	$4,154	$63,421	$7,309	$25,011	$21,276	$2,035	$-	$276,482

21

The following table sets forth the activity in the allowance for loan losses by portfolio class for the three and nine months ended September 30, 2013 (in thousands):

	Real Estate
	One-to four- family	Multi- family	Commer- cial	Con- struction and land	Home equity and credit lines	Commer- cial	Con- sumer	Unallo- cated	Total
Allowance for loan losses for the three months ended September 30, 2013:
Beginning balance	$1,361	$15	$660	$105	$239	$703	$22	$1,500	$4,605
Charge-offs	(50)	-	(866)	-	(59)	(954)	-	-	(1,929)
Recoveries	1	-	-	-	-	167	5	-	173
Provision	166	(11)	1,471	124	98	985	(2)	-	2,831
Ending balance	$1,478	$4	$1,265	$229	$278	$901	$25	$1,500	$5,680

Allowance for loan losses for the nine months ended September 30, 2013:
Beginning balance	$692	$6	$1,107	$138	$277	$405	$21	$1,500	$4,146
Charge-offs	(209)	-	(1,813)	(37)	(210)	(1,961)	(7)	-	(4,237)
Recoveries	1	-	-	54	-	167	9	-	231
Provision	994	(2)	1,971	74	211	2,290	2	-	5,540
Ending balance	$1,478	$4	$1,265	$229	$278	$901	$25	$1,500	$5,680

The following table sets forth the allowance for loan losses and the recorded investment in loans receivable by portfolio class as of December 31, 2013 (in thousands):

	Real Estate
	One- to four- family	Multi- family	Commer- cial	Con- struction and land	Home equity and credit lines	Commer- cial	Con- sumer	Unallo- cated	Total
Allowance ending balance:
Related to loans individually evaluated for impairment	$210	$-	$9	$-	$8	$1,550	$-	$-	$1,777
Related to loans collectively evaluated for impairment	1,440	3	1,213	90	267	293	20	750	4,076
Total allowance	$1,650	$3	$1,222	$90	$275	$1,843	$20	$750	$5,853

Loans receivable:
Individually evaluated for impairment	$8,933	$-	$9,452	$3,323	$778	$2,784	$-	$-	$25,270
Collectively evaluated for impairment	140,793	284	70,149	5,342	25,664	14,518	834	-	257,584
Ending balance	$149,726	$284	$79,601	$8,665	$26,442	$17,302	$834	$-	$282,854

22

The following tables present the classes of the loan portfolio summarized by the classification rating with the Company’s internal risk rating system as of September 30, 2014 and December 31, 2013:

September 30, 2014	Pass	Watch	Special Mention	Substandard	Doubtful	Total
	(In thousands)
Real estate loans:
One- to four-family	$138,867	$8,708	$-	$5,701	$-	$153,276
Multi-family	4,154	-	-	-	-	4,154
Commercial	41,756	16,368	836	4,461	-	63,421
Construction and land	6,247	-	-	1,062	-	7,309
Home equity and credit lines	23,013	976	-	1,022	-	25,011
Commercial	18,042	2,245	-	989	-	21,276
Consumer	780	89	1,166	-	-	2,035
Total	$232,859	$28,386	$2,002	$13,235	$-	$276,482

December 31, 2013	Pass	Watch	Special Mention	Substandard	Doubtful	Total
	(In thousands)
Real estate loans:
One- to four-family	$130,862	$7,712	$1,783	$9,369	$-	$149,726
Multi-family	-	284	-	-	-	284
Commercial	45,181	22,851	3,739	7,830	-	79,601
Construction and land	4,060	1,140	-	3,465	-	8,665
Home equity and credit lines	24,891	597	108	846	-	26,442
Commercial	9,325	1,519	3,674	340	2,444	17,302
Consumer	731	83	20	-	-	834
Total	$215,050	$34,186	$9,324	$21,850	$2,444	$282,854

A loan is considered to be impaired when, based upon current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan.  An insignificant delay or shortfall in the amount of payments does not necessarily result in the loan being identified as impaired.  For this purpose, delays less than 90 days are generally considered to be insignificant.

Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any.  Substandard assets include those characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected.  Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, questionable.  Assets classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted.  Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve our close attention, are required to be designated as special mention.  Loans classified as watch exhibit some of the following risk traits, such as having policy exceptions, documentation concerns, lack of financial statements or declining financial ratios, or pay slowly but never delinquent more than 30 days; however at the time of the classification no loss is expected.

23

The following table summarizes information in regards to impaired loans by loan portfolio class as of September 30, 2014 and December 31, 2013:

	September 30, 2014			December 31, 2013
(Dollars in thousands)	Recorded investment	Unpaid Principal Balance	Related Allowance	Recorded investment	Unpaid Principal Balance	Related Allowance

With an allowance recorded:
Real estate loans:
One- to four-family	$3,217	$3,522	$79	$2,728	$2,870	$210
Multi-family	-	-	-	-	-	-
Commercial	-	-	-	66	66	9
Construction and land	-	-	-	-	-	-
Home equity and credit lines	148	157	36	60	61	8
Commercial	-	-	-	2,784	3,178	1,550
Consumer	-	-	-	-	-	-
	$3,365	$3,679	$115	$5,638	$6,175	$1,777

With no related allowance recorded:
Real estate loans:
One- to four-family	$6,170	$7,537	$-	$6,205	$7,297	$-
Multi-family	-	-	-	-	-	-
Commercial	2,888	3,107	-	9,386	12,709	-
Construction and land	3,106	3,183	-	3,323	3,325	-
Home equity and credit lines	836	1,064	-	718	946	-
Commercial	989	2,316	-	-	-	-
Consumer	-	-	-	-	3	-
	$13,989	$17,207	$-	$19,632	$24,280	$-

Total
Real estate loans:
One- to four-family	$9,387	$11,059	$79	$8,933	$10,167	$210
Multi-family	-	-	-	-	-	-
Commercial	2,888	3,107	-	9,452	12,775	9
Construction and land	3,106	3,183	-	3,323	3,325	-
Home equity and credit lines	984	1,221	36	778	1,007	8
Commercial	989	2,316	-	2,784	3,178	1,550
Consumer	-	-	-	-	3	-
	$17,354	$20,886	$115	$25,270	$30,455	$1,777

24

The following table presents additional information regarding the Company’s impaired loans for the nine months ended September 30, 2014 and September 30, 2013:

For the Nine months ended:	September 30, 2014		September 30, 2013
(Dollars in thousands)	Average Recorded Investment	Interest Income Recognized While Impaired	Average Recorded Investment	Interest Income Recognized While Impaired

With an allowance recorded:
Real estate loans:
One-to four-family	$3,171	$52	$2,393	$57
Multi-family	-	-	-	-
Commercial	-	3	2,253	30
Construction and land	-	-	1,612	12
Home equity and credit lines	145	1	147	3
Commercial	-	46	474	3
Consumer	-	-	-	-
	$3,316	$102	$6,879	$105

With no related allowance recorded:
Real estate loans:
One-to four-family	$6,369	$109	$6,225	$157
Multi-family	-	-	-	-
Commercial	2,965	109	9,108	303
Construction and land	3,155	36	1,901	25
Home equity and credit lines	889	7	603	21
Commercial	1,148	19	2,512	42
Consumer	-	-	2	-
	$14,526	$280	$20,351	$548

Total
Real estate loans:
One-to four-family	$9,540	$161	$8,618	$214
Multi-family	-	-	-	-
Commercial	2,965	112	11,361	333
Construction and land	3,155	36	3,513	37
Home equity and credit lines	1,034	8	750	24
Commercial	1,148	65	2,986	45
Consumer	-	-	2	-
	$17,842	$382	$27,230	$653

If these loans made all the required principal and interest payments under their original contractual rate or the restructured rate, interest income on such loans would have increased by approximately $426,000 and $328,000 for the nine months ended September 30, 2014 and 2013, respectively.

25

The following table presents additional information regarding the Company’s impaired loans for the three months ended September 30, 2014 and September 30, 2013:

For the Three Months Ended:	September 30, 2014		September 30, 2013
(Dollars in thousands)	Average Recorded Investment	Interest Income Recognized While Impaired	Average Recorded Investment	Interest Income Recognized While Impaired

With an allowance recorded:
Real estate loans:
One-to four-family	$3,303	$15	$2,375	$27
Multi-family	-	-	-	-
Commercial	-	-	2,238	28
Construction and land	-	-	1,612	12
Home equity and credit lines	158	-	146	3
Commercial	-	-	464	3
Consumer	-	-	-	-
	$3,461	$15	$6,835	$73

With no related allowance recorded:
Real estate loans:
One-to four-family	$6,439	$25	$6,155	$63
Multi-family	-	-	-	-
Commercial	2,942	27	8,998	139
Construction and land	3,121	12	1,826	-
Home equity and credit lines	888	-	597	10
Commercial	1,127	-	2,486	14
Consumer	-	-	2	-
	$14,517	$64	$20,064	$226

Total
Real estate loans:
One-to four-family	$9,742	$40	$8,530	$90
Multi-family	-	-	-	-
Commercial	2,942	27	11,236	161
Construction and land	3,121	12	3,438	12
Home equity and credit lines	1,046	-	743	13
Commercial	1,127	-	2,950	17
Consumer	-	-	2	-
	$17,978	$79	$26,899	$299

If these loans made all the required principal and interest payments under their original contractual rate or the restructured rate, interest income on such loans would have increased by approximately $136,000 and $59,000 for the three months ended September 30, 2014 and 2013, respectively.

26

The performance and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due.  The following table presents the classes of the loan portfolio summarized by the past due status at the dates indicated.

	30-59 Days Past Due	60-89 Days Past Due	90 or More Days Past Due	Total Past Due	Current	Total Loans Receivable	Loans Receivable > 90 Days and Accruing
	(In thousands)
At September 30, 2014
Real estate loans:
One- to four-family	$-	$1,047	$3,086	$4,133	$149,143	$153,276	$-
Multi-family	-	-	-	-	4,154	4,154	-
Commercial	-	-	201	201	63,220	63,421	-
Construction and land	-	-	-	-	7,309	7,309	-
Home equity loans and lines of credit	56	18	484	558	24,453	25,011	-
Commercial	998	-	-	998	20,278	21,276	-
Consumer and other	-	-	-	-	2,035	2,035	-
Total	$1,054	$1,065	$3,771	$5,890	$270,592	$276,482	$-

	30-59 Days Past Due	60-89 Days Past Due	90 or More Days Past Due	Total Past Due	Current	Total Loans Receivable	Loans Receivable > 90 Days and Accruing
	(In thousands)
At December 31, 2013
Real estate loans:
One- to four-family	$3,393	$2,422	$3,399	$9,214	$140,512	$149,726	$-
Multi-family	-	-	-	-	284	284	-
Commercial	62	403	1,054	1,519	78,082	79,601	-
Construction and land	-	-	-	-	8,665	8,665	-
Home equity loans and lines of credit	356	15	464	835	25,607	26,442	-
Commercial	-	340	-	340	16,962	17,302	-
Consumer and other	-	-	-	-	834	834	-
Total	$3,811	$3,180	$4,917	$11,908	$270,946	$282,854	$-

Loans are reviewed on a regular basis, and generally are placed on nonaccrual status when either principal or interest is 90 days or more past due or if we believe that there is sufficient reason to question the borrower’s ability to continue to meet contractual principal or interest payment obligations.  We currently obtain updated appraisals and title searches on all collateral-dependent loans secured by real estate that are 90 days or more past due and placed on non-accrual status.

27

Non-performing assets at September 30, 2014 and December 31, 2013 are as follows:

	September 30, 2014	December 31, 2013
	(In thousands)
Non-accrual loans:
Real estate loans:
One- to four-family	$5,667	$5,162
Multi-family	-	-
Commercial	748	5,215
Construction and land	1,062	1,233
Home equity loans and lines of credit	940	715
Commercial	989	1,235
Consumer	-	-
Total non-accrual loans	9,406	13,560

Accruing loans 90 days or more past due:
All loans	$-	$-

Total non-performing loans	$9,406	$13,560

Real estate owned	3,223	3,258

Total non-performing assets	$12,629	$16,818

Ratios:
Total non-performing loans to total loans	3.40%	4.79%
Total non-performing loans to total assets	1.70%	2.33%
Total non-performing assets to total assets	2.28%	2.88%

At September 30, 2014, the non-accrual loans consisted of 49 one- to four-family real estate loans, five commercial real estate loans, two construction and land loans, 15 home equity loans, and one commercial loan.  Included in non-accrual loans are 14 troubled debt restructurings in the amount of $3.3 million.  The Company had 13 properties in real estate owned totaling $3.2 million consisting of five one- to four-family dwelling units, three non-residential properties and five parcels which had secured construction and land loans.  Included in real estate owned at September 30, 2014 and December 31, 2013 are three possible branch locations in the amount of $2.4 million that were transferred from office properties and equipment during 2012.

At September 30, 2014, in addition to the troubled debt restructurings included in the non-accrual loan totals, the Company had 27 loans totaling $7.8 million that were considered troubled debt restructurings and classified as impaired.  Twenty-three of the troubled debt restructurings (TDRs) are one- to four-family real estate loans with a net loan balance of $3.6 million, two of the TDRs are commercial real estate loans with a net loan balance of $2.1 million, one of the TDRs is a construction and land loan with a net loan balance of $2.0 million, and one of the TDRs is a home equity loan with a net loan balance of $45,000.

28

The following table summarizes information in regards to troubled debt restructurings for the three months ended September 30, 2014 and 2013 (of which there were none)

September 30, 2014	Number of Contracts	Pre-Modification Outstanding Recorded Investments	Post-Modification Outstanding Recorded Investments
	(Dollars in thousands)
Real estate loans:
One- to four-family	1	$115	$115
Total	1	$115	$115

The troubled debt that was restructured during the three months ended September 30, 2014 consisted of an interest rate modification and no debt was forgiven.

The following tables summarize information in regards to troubled debt restructurings for the nine months ended September 30, 2014 and 2013:

September 30, 2014	Number of Contracts	Pre-Modification Outstanding Recorded Investments	Post-Modification Outstanding Recorded Investments
	(Dollars in thousands)
Real estate loans:
One- to four-family	2	$258	$258
Total	2	$258	$258

September 30, 2013	Number of Contracts	Pre-Modification Outstanding Recorded Investments	Post-Modification Outstanding Recorded Investments
	(Dollars in thousands)
Real estate loans:
One- to four-family	3	$458	$458
Total	3	$458	$458

All of the troubled debt that was restructured during the nine months ended September 30, 2014 and 2013 consisted of interest rate modifications and no debt was forgiven.

There were no troubled debt restructurings with a payment default occurring within 12 months of the restructure date, and the payment default occurring during the three months ended September 30, 2014 and September 30, 2013.

The following table presents troubled debt restructurings with a payment default, with the payment default occurring within 12 months of the restructure date, and the payment default occurring during the nine months ended September 30, 2014 (of which there were none) and September 30, 2013:

That Subsequently Defaulted For the Nine months ended September 30, 2013	Number of contracts	Recorded Investment
	(Dollars in thousands)
One-to-four family	1	$111
Commercial	2	2,982
Total	3	$3,093

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Some loan modifications classified as TDRs may not ultimately result in the full collection of principal and interest, as modified, and may result in potential incremental losses.  These potential incremental losses have been factored into our overall allowance for loan losses estimate.

8.            Deposits

Deposit accounts, by type, at September 30, 2014 and December 31, 2013 are summarized as follows:

	At September 30, 2014			At December 31, 2013
	Balance	Percent	Wtd. Avg. Rate	Balance	Percent	Wtd. Avg. Rate
	(Dollars in thousands)

Deposit type:
Non-interest bearing demand	$46,585	9.75%	-%	$42,739	8.19%	-%
Savings	85,990	18.00	0.33	111,219	21.31	0.56
NOW accounts	153,018	32.02	0.41	152,279	29.17	0.42
Super NOW accounts	37,772	7.90	0.26	43,740	8.38	0.35
Money market deposit	52,979	11.09	0.30	63,811	12.22	0.40

Total transaction accounts	376,344	78.76	0.31	413,788	79.27	0.40

Certificates of deposit	101,517	21.24	1.41	108,239	20.73	1.45

Total deposits	$477,861	100.00%	0.54%	$522,027	100.00%	0.62%

9.	Federal Home Loan Bank Borrowings

The following table sets forth information concerning advances from the Federal Home Loan Bank (“FHLB”) of New York, at September 30, 2014 and December 31, 2013:

Maturity	Interest Rate	September 30, 2014	December 31, 2013
		(Dollars in thousands)
October 1, 2014	0.30%	$9,670	$-
		$9,670	$-

At September 30, 2014, the Bank had a borrowing capacity of 30% of assets, or $165.8 million, available from the FHLB of New York, of which $9.7 million was outstanding.

10.	Fair Value Measurements

FASB ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

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The three levels of the fair value hierarchy under FASB ASC Topic 820 are as follows:

Level 1:  Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

For assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at September 30, 2014 and December 31, 2013 are as follows:

	September 30, 2014	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Observable Other Inputs	(Level 3) Significant Unobservable Inputs
	(Dollars in thousands)
U. S. Government obligations	$95,246	$-	$95,246	$-
Mutual fund	892	892	-	-
Municipal debt obligations	7,278	-	7,278	-
SBA pools	15,242	-	15,242	-
GSE mortgage-backed securities	57,458	-	57,458	-
GSE collateralized mortgage obligations	59,279	-	59,279	-
Total investment securities available-for-sale	$235,395	$892	$234,503	$-

	December 31, 2013	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Observable Other Inputs	(Level 3) Significant Unobservable Inputs
	(Dollars in thousands)
U. S. Government obligations	$136,783	$-	$136,783	$-
Corporate debt obligations	4,501	-	4,501	-
Mutual fund	945	945	-	-
Municipal debt obligations	6,719	-	6,719	-
SBA pools	1,093	-	1,093	-
GSE mortgage-backed securities	15,463	-	15,463	-
GSE collateralized mortgage obligations	61,622	-	61,622	-
Total investment securities available-for-sale	$227,126	$945	$226,181	$-

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For assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at September 30, 2014 and December 31, 2013 are as follows:

	September 30, 2014	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Observable Other Inputs	(Level 3) Significant Unobservable Inputs
	(In thousands)
Impaired loans	$10,201	$-	$-	$10,201
Real estate owned	$3,223	$-	$-	$3,223

	December 31, 2013	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Observable Other Inputs	(Level 3) Significant Unobservable Inputs
	(In thousands)
Impaired loans	$13,531	$-	$-	$13,531
Real estate owned	$2,600	$-	$-	$2,600

The following table presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which the Company has utilized Level 3 inputs to determine fair value at September 30, 2014:

	Quantitative Information About Level 3 Fair Value Measurements
Description	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range (Weighted Average)
	(In thousands)

Impaired loans	$10,201	Appraisal of collateral (1)	Liquidation expenses (2)	-10.0% to -35.0% (-30.0%)

Real estate owned	$3,223	Appraisal of collateral (1)	Liquidation expenses (2)	-10.0% to -25.0% (-15.0%)

(1)	Fair value is generally determined through independent appraisals of the underlying collateral, which generally include level 3 inputs which are not identifiable.
(2)
Appraisals may be adjusted by management for qualitative factors including estimated liquidation expenses. The range of adjustments including liquidation expenses is presented as a percent of the appraisal.

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The following table presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which the Company has utilized Level 3 inputs to determine fair value at December 31, 2013:

	Quantitative Information About Level 3 Fair Value Measurements
Description	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range (Weighted Average)
	(In thousands)

Impaired loans	$13,531	Appraisal of collateral (1)	Liquidation expenses (2)	-10.0% to -35.0% (-30.0%)

Real estate owned	$2,600	Appraisal of collateral (1)	Liquidation expenses (2)	-10.0% to -25.0% (-15.0%)

(1)	Fair value is generally determined through independent appraisals of the underlying collateral, which generally include level 3 inputs which are not identifiable.
(2)
Appraisals may be adjusted by management for qualitative factors including estimated liquidation expenses. The range of adjustments including liquidation expenses is presented as a percent of the appraisal.

The following methods and assumptions were used to estimate the fair values of certain Company assets and liabilities at September 30, 2014 and December 31, 2013:

Cash and Amounts Due From Banks (Carried at Cost)
The carrying amounts reported in the balance sheet for cash and amounts due from banks approximate those assets’ fair values (Level 1).

Investment Securities
The fair value of securities available for sale (carried at fair value) and held to maturity (carried at amortized cost) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted prices.

Loans Receivable (Carried at Cost)
The fair values of loans are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans.  Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal.  Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values (Level 3).

Impaired Loans (Generally Carried at Fair Value)
Impaired loans are those in which the Company has measured impairment generally based on the fair value of the loan’s collateral.  Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds.  These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements.  At September 30, 2014 and December 31, 2013, the fair value consists of loan balances of $3.4 million and $5.6 million, respectively, net of valuation allowances of $115,000 and $1.8 million, respectively, and loan balances of $9.7 million and $14.0 million, respectively, net of partial charge-offs of $2.7 million and $4.3 million, respectively.

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Real Estate Owned (Carried at Lower of Cost or Fair Value)
Real estate owned assets are adjusted to fair value less estimated selling costs upon transfer of the loans to other real estate owned.  Subsequently, real estate owned assets are carried at the lower of carrying value or fair value less estimated selling costs.  Fair value is based upon independent market prices, appraised values of the collateral, or management’s estimation of the value of the collateral.  These assets are included as Level 3 fair values.

Federal Home Loan Bank Stock (Carried at Cost)
The carrying amount of restricted investment in Company stock approximates fair value, and considers the limited marketability of such securities (Level 1).

Accrued Interest Receivable and Payable (Carried at Cost)
The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value (Level 1).

Deposit Liabilities (Carried at Cost)
The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts) (Level 2).  Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits (Level 2).

Short-Term Borrowings (Carried at Cost)
Fair values of FHLB advances are estimated using discounted cash flow analysis, based on quoted prices for new FHLB advances with similar credit risk characteristics, terms and remaining maturity.  These prices obtained from this active market represent a market value that is deemed to represent the transfer price if the liability were assumed by a third party (Level 2).

Off-Balance Sheet Financial Instruments (Disclosed at Cost)
Fair values for the Company’s off-balance sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged in the market to enter into similar agreements, taking into account, the remaining terms of the agreements and the counterparties’ credit standing.  The fair value of commitments is not material.

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The carrying amount and estimated fair value of the Company’s financial assets and liabilities at September 30, 2014 and December 31, 2013 are as follows:

	September 30, 2014
	Carrying amount	Level 1	Level 2	Level 3	Estimated Fair Value
	(In thousands)
Financial assets:
Cash and amounts due from banks	$8,388	$8,388	$-	$-	$8,388
Investment securities available-for-sale	235,395	892	234,503	-	235,395
Federal Home Loan Bank stock	938	938	-	-	938
Loans receivable, net	271,555	-	-	270,567	270,567
Accrued interest receivable	1,381	-	1,381	-	1,381

Financial liabilities:
Deposits	477,861	-	479,436	-	479,436
Federal Home Loan Bank short-term borrowings	9,670		9,670		9,670
Accrued interest payable	13	-	13	-	13

Off-balance sheet financial instruments:
Commitments to extend credit and letters of credit	-	-	-	-	-

	December 31, 2013
	Carrying amount	Level 1	Level 2	Level 3	Estimated Fair Value
	(In thousands)
Financial assets:
Cash and amounts due from banks	$23,404	$23,404	$-	$-	$23,404
Investment securities available-for-sale	227,126	945	226,181	-	227,126
Corporate debt obligations held-to-maturity	1,193	-	1,396	-	1,396
Municipal debt obligations held-to-maturity	15,910	-	16,278	-	16,278
GSE mortgage-backed securities held-to-maturity	188	-	208	-	208
Federal Home Loan Bank stock	702	702	-	-	702
Loans receivable, net	276,154	-	-	276,861	276,861
Accrued interest receivable	1,530	-	1,530	-	1,530

Financial liabilities:
Deposits	522,027	-	524,104	-	524,104
Accrued interest payable	16	-	16	-	16

Off-balance sheet financial instruments:
Commitments to extend credit and letters of credit	-	-	-	-	-

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11.	Regulatory Matters and Capital Requirements

As previously disclosed, on May 30, 2013, the Bank entered into an agreement with the Office of the Comptroller of the Currency (the “OCC”). The agreement provides, among other things, that within specified time frames:

●	the Bank must establish a Compliance Committee to monitor and coordinate the Bank’s adherence to the agreement and submit reports to the OCC;

●	the Bank must hire an independent consultant to review the Bank’s lending function, and the Bank must implement a written plan to correct deficiencies noted by the consultant;

●	the Bank must submit for review and non-objection by the OCC a three-year written capital plan;

●	the Bank must submit for review and non-objection by the OCC a three-year strategic plan;

●	the Bank must implement a profit plan to improve and sustain the Bank’s earnings;

●
the Bank must take immediate and continuing action to protect its interest in criticized assets, and must implement a written program to eliminate the basis of criticism of criticized, classified and certain other assets;

●	the Bank must review the adequacy of the Bank’s allowance for loan losses and establish a program for the maintenance of an adequate allowance for loan losses;

●	the Bank must implement a written program to improve credit risk management; and

●	the Bank must implement a policy to ensure that other real estate owned is managed in accordance with applicable federal regulations.

On May 30, 2013, the Bank was notified by the OCC that it established minimum capital ratios for the Bank requiring it to maintain a Tier 1 capital to adjusted total assets ratio of 9.50%, a Tier 1 capital to risk-weighted assets ratio of 11.00%, and a Total risk-based capital to risk-weighted assets ratio of 13.00%.  As of September 30, 2014, the Bank’s ratios for these items were 10.63%, 22.35% and 23.62%, respectively.

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12.	Entry into a Material Definitive Agreement

On September 10, 2014, Colonial Financial Services, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Cape Bancorp, Inc. (“Cape Bancorp”).  Pursuant to the Merger Agreement, the Company will merge with and into the Cape Bancorp, with Cape Bancorp as the surviving entity. Immediately thereafter, Colonial Bank, FSB, a federal thrift and the Company’s wholly owned subsidiary, will merge with and into Cape Bank, a New Jersey chartered savings bank, with Cape Bank as the surviving entity.

Under the terms of the Merger Agreement, 50% of the Company’s common shares will be converted into Cape Bancorp common stock and the remaining 50% will be exchanged for cash.  The Company’s stockholders will have the option to elect to receive either 1.412 shares of the Company’s common stock or $14.50 in cash for each common share of the Company, subject to proration to ensure that, in the aggregate, 50% of the Company’s common shares will be converted into Cape Bancorp stock. In the event that the Company’s consolidated net book value at the month-end prior to the closing date is less than $63.1 million, the cash consideration will be reduced by an amount as determined by a formula included in the Merger Agreement.

The transaction has been approved by the Boards of Directors of the Company and Cape Bancorp. Completion of the transaction is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval of the Company’s stockholders.

The Merger Agreement includes customary representations, warranties and covenants of the Company and Cape Bancorp made to each other as of specific dates.  The Company has agreed to operate its business in the ordinary course consistent with past practice until the closing of the transaction and not to engage in certain kinds of transactions during such period (without the prior written consent of the Cape Bancorp).

The Company has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning, or to provide confidential information in connection with, any proposals for alternative business combination transactions.

Through September 30, 2014, $470,000 in merger-related expenses have been incurred.

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Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about anticipated operating and financial performance, such as loan originations, operating efficiencies, loan sales, charge-offs and loan loss provision, growth opportunities, regulatory compliance, interest rates and deposit growth.  Words such as “may,” “could,” “should,” “would,” “will,” “will likely result,” “believe,” “expect,” “plan,” “will continue,” “is anticipated,” “estimate,” “intend,” “project,” and similar expressions are intended to identify these forward-looking statements.  We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings more than presently anticipated or projected.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates, national and regional economic conditions, legislative and regulatory changes, monetary and fiscal policies of the U. S. Government, including policies of the U. S. Treasury and the Federal Reserve Board, the quality and composition of our loan or investment portfolios, demand for our loan products, deposit flows, competitive products and pricing, demand for financial services in our market area, changes in real estate values in our area, and changes in relevant accounting principles and guidelines.  Additional factors that could affect our results may be discussed in our Form 10-K for the year ended December 31, 2013 and in other reports filed with the Securities and Exchange Commission.

Critical Accounting Policies

Critical accounting policies are those that involve significant judgments and assumptions by management and that have, or could have, a material impact on our income or the carrying value of our assets. Our critical accounting policies are those related to our allowance for loan losses, the evaluation of other-than-temporary impairment of investments securities, the valuation of and our ability to realize deferred tax assets and the measurement of fair value.

           Allowance for Loan Losses.  The allowance for loan losses is calculated with the objective of maintaining an allowance sufficient to absorb estimated probable loan losses inherent in the loan portfolio. Management’s determination of the adequacy of the allowance is based on periodic evaluations of the loan portfolio and other relevant factors. However, this evaluation is inherently subjective, as it requires an estimate of the loss for each risk rating and for each impaired loan, an estimate of the amounts and timing of expected future cash flows, and an estimate of the value of collateral.

We have established a systematic method of periodically reviewing the credit quality of the loan portfolio in order to establish the allowance for loan losses. The allowance for loan losses is based on our current judgments about the credit quality of individual loans and segments of the loan portfolio. The allowance for loan losses is established through a provision for loan losses based on our evaluation of the losses inherent in the loan portfolio, and considers all known internal and external factors that affect loan collectability as of the reporting date.

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The allowance for loan losses consists of specific, general and unallocated components. Specific allocations are made for loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses.  The fair value of impaired collateral dependent loans is estimated using an appraisal of the collateral less estimated liquidation expenses or discounted cash flows for non-collateral dependent loans.  Those impaired loans not requiring a write-down represent loans for which the fair value of the collateral or expected repayments exceeds the recorded investment in such loans.  Impaired loans are charged off to the estimated fair value.

The allowance for losses on loans is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and management’s evaluation of the collectability of the loan portfolio.  The allowance is adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date.  These significant factors may include changes in our lending policies and procedures, changes in current general economic conditions and business conditions affecting our primary lending areas, credit quality trends, collateral values, loan volumes and concentrations, seasoning of the loan portfolio, loss experience, and duration of the current business cycle.  The applied loss factors are re-evaluated each reporting period to ensure their relevance in the current economic environment.

In March 2013, in an effort to enhance the allowance for loan loss methodology, the Bank instituted a migration analysis process in determining the allowance.  Migration analysis uses loan level attributes to track the movement of loans through the various loan classifications in order to estimate the percentage of losses likely to be incurred in a financial institution’s current portfolio. The purpose of migration analysis is to determine what rate of loss an institution has incurred on similarly criticized or past due loans. This purpose is the same as that of historical loss rate analysis, but it is more granular and therefore can give a truer reflection of the losses inherent in the current portfolio.

The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.  Future provisions for loan losses may include an unallocated component as we re-evaluate our estimates including, but not limited to changes in economic conditions in our market area, declines in local property values and concentrations of risk.  Included in our estimate and evaluation is an analysis of our mortgage loans, both current and delinquent, that may have private mortgage insurance.

Management believes this is a critical accounting policy because this evaluation involves a high degree of complexity and requires us to make subjective judgments that often require assumptions or estimates about various matters. Historically, we believe our estimates and assumptions have proven to be relatively accurate.  Nevertheless, because a small number of non-performing loans could result in net charge-offs significantly in excess of the estimated losses inherent in our loan portfolio, additional provisions to the allowance for loan losses may be required that would adversely impact earnings for future periods.  In addition, the OCC and the Board of Governors of the Federal Reserve System, as an integral part of their examination processes, periodically review our allowance for loan losses.  They may require the recognition of adjustments to the allowance for loan losses based on their judgment of information available to them at the time of their examinations.  To the extent that actual outcomes differ from management’s estimates, additional provisions to the allowance for loan losses may be required that would adversely impact earnings in future periods.

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Other-Than-Temporary Impairment.  Investment securities are evaluated on at least a quarterly basis, to determine whether a decline in their value is other-than-temporary.  In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) whether or not we intend to sell or expect that it is more likely than not that we will be required to sell the investment security prior to an anticipated recovery in fair value.  Once a decline in value for a debt security is determined to be other than temporary, the other-than-temporary impairment is separated into (a) the amount of total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss) and (b) the amount of other-than-temporary impairment related to all other factors.  The amount of the total other-than-temporary impairment related to credit loss is recognized in earnings.  The amount of other-than-temporary impairment related to other factors is recognized in other comprehensive income (loss).  For equity securities, the full amount of the other-than-temporary impairment is recognized in earnings.

Valuation of Deferred Tax Assets.  In evaluating our ability to realize deferred tax assets, management considers all positive and negative information, including our past operating results and our forecast of future taxable income.  In determining future taxable income, management utilizes a budget process that makes business assumptions and the implementation of feasible and prudent tax planning strategies.  These assumptions require us to make judgments about our future taxable income and are consistent with the plans and estimates we use to manage our business.  Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets which would result in additional income tax expense in the period.

Fair Value Measurements. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.  We estimate the fair value of financial instruments using a variety of valuation methods.  Where financial instruments are actively traded and have quoted market prices, quoted market prices are used for fair value.  When the financial instruments are not actively traded, other observable market inputs, such as quoted prices of securities with similar characteristics, may be used, if available, to determine fair value.  When observable market prices do not exist, we estimate fair value.  Other factors such as model assumptions and market dislocations can affect estimates of fair value.  Differences in the fair value and carrying value of certain financial instruments (including changes in the differences between the fair value and the carrying value from period to period), such as loans, securities held to maturity, deposits and borrowings do not affect our reported financial condition or results of operations, as such financial instruments are carried at cost.

40

Comparison of Financial Condition at September 30, 2014 and December 31, 2013

Total assets decreased $30.5 million, or 5.2%, to $552.7 million at September 30, 2014, from $583.2 million at December 31, 2013.  The decrease was mainly the result of decreases in cash and amounts due from banks, investment securities held-to-maturity, and net loans receivable offset by an increase in investment securities available-for-sale.

Net loans receivable decreased $4.6 million, or 1.7%, to $271.6 million at September 30, 2014 from $276.2 million at December 31, 2013.  One- to four-family residential real estate loans increased $3.6 million to $153.3 million at September 30, 2014 from $149.7 at December 31, 2013.  Commercial real estate loans decreased $16.2 million to $63.4 million at September 30, 2014 from $79.6 million at December 31, 2013.  Construction and land loans decreased $1.4 million to $7.3 million at September 30, 2014 from $8.7 million at December 31, 2013.  Home equity loans and lines of credit decreased $1.4 million to $25.0 million at September 30, 2014 from $26.4 million at December 31, 2013.  Commercial loans increased by $4.0 million to $21.3 million at September 30, 2014 from $17.3 million at December 31, 2013.  Included in the net loans receivable are nonaccrual loans which decreased to $9.4 million at September 30, 2014 from $13.6 million at December 31, 2013.

Real estate owned decreased to $3.2 million at September 30, 2014 from $3.3 million at December 31, 2013.  We currently hold through the foreclosure process or deed-in-lieu of foreclosure 13 properties, five of which are residential one- to four-family properties, three of which are nonresidential properties and five of which are construction and land loans.

Securities available-for-sale increased $8.3 million, or 3.7%, to $235.4 million at September 30, 2014 from $227.1 million at December 31, 2013.  This increase was the result of purchases in the amount of $70.4 million and transfers from the held-to-maturity portfolio in the amount of $10.0 million and a market value increase of $4.6 million offset by calls, maturities and sales in the amount of $69.4 million and $14.3 million in principal amortization.  Securities held-to-maturity decreased by $17.3 million as the entire held-to-maturity portfolio was transferred to the available-for-sale portfolio.

Deposits decreased $44.1 million, or 8.4%, to $477.9 million at September 30, 2014 from $522.0 million at December 31, 2013.  NOW accounts increased $700,000 to $153.0 million at September 30, 2014 from $152.3 million at December 31, 2013.  Savings accounts decreased $25.2 million to $86.0 million at September 30, 2014 from $111.2 million at December 31, 2013.  Super NOW accounts decreased by $5.9 million to $37.8 million at September 30, 2014 from $43.7 million at December 31, 2013.  Non-interest bearing demand accounts increased by $3.9 million to $46.6 million at September 30, 2014 from $42.7 million at December 31, 2013.  Certificates of deposit decreased by $6.7 million to $101.5 million at September 30, 2014 from $108.2 million at December 31, 2013.  Money market deposit accounts decreased $10.9 million, or 16.9%, to $52.9 million at September 30, 2014 from $63.8 million at December 31, 2014.

Federal Home Loan Bank borrowings totaled $9.7 million at September 30, 2014.  There were no Federal Home Loan Bank borrowings outstanding at December 31, 2013.

Total stockholders’ equity increased $3.6 million to $62.8 million at September 30, 2014 from $59.2 million at December 31, 2013.  This increase was mainly attributable to net income of $415,000 and an increase in the market value of available for sale securities of $3.1 million.

41

Comparison of Operating Results for the Three Months Ended September 30, 2014 and September 30, 2013

General.  We experienced a net loss of $171,000 for the three months ended September 30, 2014 compared to a net loss of $1.9 million for the three months ended September 30, 2013.  The principal reasons for the decrease in the net loss were a decrease in the provision for loan losses in the amount of $3.1 million and a decrease in total non-interest expense of $144,000, offset by a decrease in net interest income of $452,000, a decrease in non-interest income of $22,000 and an increase in income tax expense of $982,000.

Interest Income.  Interest income decreased $705,000 to $3.8 million for the three months ended September 30, 2014 from $4.5 million for the three months ended September 30, 2013.  The decrease in interest income resulted from a decrease of $392,000 in interest income on loans and a decrease of $313,000 in interest income on securities.

Interest income on loans decreased $392,000 to $3.0 million for the three months ended September 30, 2014 from $3.4 million for the three months ended September 30, 2013.  This decrease was caused by a decrease in the average yield on loans to 4.44% for the three months ended September 30, 2014 from 4.65% for the three months ended September 30, 2013 along with a decrease in the average balance of loans of $27.9 million to $268.1 million for the three months ended September 30, 2014 from $296.0 million for the three months ended September 30, 2013.

Interest income on securities decreased by $313,000 to $804,000 for the three months ended September 30, 2014 from $1.1 million for the three months ended September 30, 2013.  The decrease in interest income on securities was due to a decrease in the average balance of taxable and tax-exempt securities to $238.5 million for the three months ended September 30, 2014 from $273.5 million for the three months ended September 30, 2013 along with a decrease in the average yield of 28 basis points to 1.35% from 1.63% for the three months ended September 30, 2014 and 2013.  The yields on tax-exempt securities are not tax-affected.

Interest Expense. Interest expense decreased $253,000 to $654,000 for the three months ended September 30, 2014 from $907,000 for the three months ended September 30, 2013.

Interest expense on interest-bearing deposits decreased by $246,000 to $646,000 for the three months ended September 30, 2014 from $892,000 for the three months ended September 30, 2013.  The decrease in interest expense on interest-bearing deposits was due to a decrease in the average rate paid on interest-bearing deposits to 0.60% for the three months ended September 30, 2014 from 0.74% for the three months ended September 30, 2013, and a decrease in the average balance of interest-bearing deposits to $429.9 million for the three months ended September 30, 2014 from $483.2 million for the three months ended September 30, 2013.  We experienced decreases in the average cost across all categories of interest-bearing deposits for the three months ended September 30, 2014, reflecting lower market rates.

Interest expense on borrowings decreased $7,000 to $8,000 for the three months ended September 30, 2014 from $15,000 for the three months ended September 30, 2013.  This decrease was primarily due to a $7.4 million decrease in the average balance of borrowings to $8.2 million for the three months ended September 30, 2014 from $15.6 million for the three months ended September 30, 2013 offset by an increase in the average rate paid on borrowings to 0.39% for the three months ended September 30, 2014 from 0.38% for the three months ended September 30, 2013.

42

 Provision for Loan Losses. We establish provisions for loan losses, which are charged to operations in order to maintain the allowance for loan losses at a level we consider necessary to absorb probable credit losses inherent in the loan portfolio.  In determining the level of the allowance for loan losses, we consider past and current loss experience, evaluation of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan and the levels of nonperforming and other classified loans.  The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or later events change.  We assess the allowance for loan losses on a quarterly basis and make provisions for loan losses in order to maintain the allowance.

During the three months ended September 30, 2014, the Company charged off $434,000 in loans, which included $279,000 on one- to four-family real estate loans, $54,000 on commercial real estate loans, and $101,000 on commercial loans.  As part of the Bank’s loan collection process, we re-appraise loans that are 90 days delinquent or impaired.  The reasons for the charge-offs in the three months ended September 30, 2014 were the cash flow analysis that we completed on non-collateral based impaired loans and the reduced appraisals that we received on collateral-based impaired loans we were monitoring.  The charge-offs during this quarter are included in our risk-weighted historical loss rates based on the nature, type and industry sector of the loan.  The historical loan rates are then incorporated in calculating the general component of our allowance for loan loss by loan category.

During the three months ended September 30, 2013, the Company charged off $1.9 million in loans, which included $50,000 on one- to four-family real estate loans, $867,000 on commercial real estate loans, $59,000 on home equity and lines of credit, and $954,000 on commercial loans.  As part of the Bank’s loan collection process, we re-appraise loans that are delinquent or impaired.  The reason for the charge-offs in the three months ended September 30, 2013 were partially due to the reduced appraisals that we received on the impaired loans we were monitoring.  The charge-offs during this quarter are included in our risk-weighted historical loss rates based on the nature, type and industry sector of the loan.  The historical loan rates are then incorporated in calculating the general component of our allowance for loan loss by loan category.

Based on our evaluation of the above factors, we recorded a negative provision for loan losses of $258,000 for the three months ended September 30, 2014 (i.e., a credit to earnings) and we recorded a provision for loan losses of $2.8 million for the three months ended September 30, 2013.  The allowance for loan losses was $4.4 million, or 1.60% of total loans, at September 30, 2014, compared to $5.7 million, or 1.95% of total loans, at September 30, 2013.  Our balance of loans we evaluated individually for impairment was $17.4 million at September 30, 2014 and $25.3 million at December 31, 2013.  At September 30, 2014, December 31, 2013 and September 30, 2013, we maintained unallocated allowances for loan losses of $1.3 million, $750,000 and $1.5 million respectively.  The unallocated portion of the allowance is deemed to be appropriate as it reflects an uncertainty that remains in the loan portfolio, as well as a Company-specific, industry-wide reluctance and a regulatory reluctance to reduce further allowances at this time.  The Company believes that the amount of provision in 2014 and the resulting allowance at September 30, 2014, are appropriate given the continuing level of risk in the loan portfolio, including the overall level of non-performing loans.

43

To the best of our knowledge, we have recorded all losses that are both probable and reasonable to estimate at September 30, 2014 and 2013.  However, future changes in the factors described above, including, but not limited to, actual loss experience with respect to our loan portfolio (including residential and commercial real estate loans) could result in material increases in our provisions for loan losses.

Non-interest Income.  Non-interest income was $407,000 for the three months ended September 30, 2014 and $429,000 for the three months ended September 30, 2013.  For the three months ended September 30, 2014, there was a net gain on the sale and call of investment securities in the amount of $4,000 compared to a net gain of $4,000 for the three months ended September 30, 2013.  Fees and service charges on deposit accounts decreased by $17,000 to $286,000 for the three months ended September 30, 2014 from $303,000 for the three months ended September 30, 2013.    Earnings on bank owned life insurance totaled $108,000 for the three months ended September 30, 2014 and $112,000 for the three months ended September 30, 2013.

Non-interest Expense.  Non-interest expense decreased $144,000 to $3.7 million for the three months ended September 30, 2014 from $3.8 million for the three months ended September 30, 2013.  Compensation and benefits expense decreased by $391,000 to $1.4 million for the three months ended September 30, 2014 compared to $1.8 million for the three months ended September 30, 2013.  The decrease in compensation and benefit expense was due to the elimination of director fees for the three months ended September 30, 2014 as the director’s suspended payment of their fees.  The decline was also due to reduced employee hours as branch staffing was matched to customer activity for the three months ended September 30, 2014, as compared to the three months ended September 30, 2013, and reduced ESOP expense.  Occupancy and equipment expense decreased $22,000 to $394,000 for the three months ended September 30, 2014 from $416,000 for the three months ended September 30, 2013.  Federal deposit insurance premiums decreased $33,000 to $178,000 for the three months ended September 30, 2014 from $211,000 for the three months ended September 30, 2013.  The decrease in federal deposit insurance premiums was due to reduced deposit balances.  Data processing fees increased by $22,000 to $257,000 for the three months ended September 30, 2014 from $235,000 for the three months ended September 30, 2013.  Professional fees decreased $48,000 due to decreased costs associated with loan collection, regulatory consulting and strategic planning services.  Net real estate owned expense decreased $71,000 to $358,000 for the three months ended September 30, 2014 from $429,000 for the three months ended September 30, 2013.  This decrease was due to reduced write-downs on REO properties and reduced REO expenses offset by a loss in the amount of $9,000 on real estate owned sold for the three months ended September 30, 2014.  Merger-related expenses of $470,000 were incurred during the three months ended September 30, 2014.  Other expenses decreased to $331,000 for the three months ended September 30, 2014 from $367,000 for the three months ended September 30, 2103.

Income Tax Expense/Benefit. We recorded an income tax expense of $285,000 for the three months ended September 30, 2014, compared to an income tax benefit of $697,000 for the three months ended September 30, 2013.  The effective tax rates for the three months ended September 30, 2014 and 2013 were 250.0% and (26.4%).  The effective tax rate for the three months ended September 30, 2014 was adversely impacted by our payment of merger-related expenses of $470,000 which the Company has treated as non-deductible, but will be re-evaluated for potential deductibility in relation to all other expenses incurred in regards to the merger in the fourth quarter of 2014 and beyond.

44

Comparison of Operating Results for the Nine Months ended September 30, 2014 and September 30, 2013

General.  We experienced net income of $415,000 for the nine months ended September 30, 2014 compared to a net loss of $2.4 million for the nine months ended September 30, 2013.  The principal reasons for the increase in net income were a decrease in the provision for loan losses in the amount of $5.3 million and a decrease in total non-interest expense of $888,000 offset by a decrease in net interest income of $1.0 million, a decrease in total non-interest income of $625,000 and an increase in income tax expense of $1.6 million.

Interest Income.  Interest income decreased $2.0 million to $11.8 million for the nine months ended September 30, 2014 from $13.8 million for the nine months ended September 30, 2013.  The decrease in interest income resulted from a decrease of $1.3 million in interest income on loans and a decrease of $763,000 in interest income on securities.

Interest income on loans decreased $1.3 million to $9.1 million for the nine months ended September 30, 2014 from $10.4 million for the nine months ended September 30, 2013.  The average balance of loans decreased $24.0 million to $270.0 million for the nine months ended September 30, 2014 from $294.0 million for the nine months ended September 30, 2013 along with a decrease in the average yield to 4.48% for the nine months ended September 30, 2014 from 4.69% for the nine months ended September 30, 2013.

Interest income on securities decreased by $763,000 to $2.7 million for the nine months ended September 30, 2014 from $3.5 million for the nine months ended September 30, 2013.  The decrease in interest income on securities was due to a decrease in the average yield on taxable and tax-exempt securities of 16 basis points to 1.50% for the nine months ended September 30, 2014 from 1.66% for the nine months ended September 30, 2013 along with a decrease in the average balance of taxable and tax-exempt securities to $239.1 million for the nine months ended September 30, 2014 from $277.7 million for the nine months ended September 30, 2013.  The yields on tax-exempt securities are not tax-affected.

Interest Expense. Interest expense decreased $1.0 million to $2.0 million for the nine months ended September 30, 2014 from $3.0 million for the nine months ended September 30, 2013.

Interest expense on interest-bearing deposits decreased by $1.0 million to $2.0 million for the nine months ended September 30, 2014 from $3.0 million for the nine months ended September 30, 2013.  The decrease in interest expense on interest-bearing deposits was due to a decrease in the average rate paid on interest-bearing deposits to 0.60% for the nine months ended September 30, 2014 from 0.80% for the nine months ended September 30, 2013 along with a decrease in the average balance of interest-bearing deposits to $441.6 million for the nine months ended September 30, 2014 from $501.7 million for the nine months ended September 30, 2013.  We experienced decreases in the average balances and average costs across all categories of interest-bearing deposits for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013.

Interest expense on borrowings decreased $11,000 to $16,000 for the nine months ended September 30, 2014 from $27,000 for the nine months ended September 30, 2013.  This decrease was primarily due to a $4.0 million decrease in the average balance of borrowings to $5.6 million for the nine months ended September 30, 2014 from $9.6 million for the nine months ended September 30, 2013, partially offset by an increase in the average rate paid on borrowings to 0.39% for the nine months ended September 30, 2014 from 0.38% for the nine months ended September 30, 2013.

45

 Provision for Loan Losses. We establish provisions for loan losses, which are charged to operations in order to maintain the allowance for loan losses at a level we consider necessary to absorb probable credit losses inherent in the loan portfolio.  In determining the level of the allowance for loan losses, we consider past and current loss experience, evaluation of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan and the levels of nonperforming and other classified loans.  The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or later events change.  We assess the allowance for loan losses on a quarterly basis and make provisions for loan losses in order to maintain the allowance.

During the nine months ended September 30, 2014, the Company charged off $3.2 million in loans, which included $470,000 on one- to four-family loans, $199,000 on commercial real estate loans, $76,000 on construction and land loans, $100,000 on home equity and lines of credit and $2.4 million on commercial loans.  As part of the Bank’s loan collection process, we re-appraise loans that are delinquent or impaired.  The reasons for the charge-offs in the nine months ended September 30, 2014 were the cash flow analysis that we completed on non-collateral based impaired loans and the reduced appraisals that we received on collateral-based impaired loans we were monitoring.  The charge-offs during this period are included in our risk-weighted historical loss rates based on the nature, type and industry sector of the loan.  The historical loan rates are then incorporated in calculating the general component of our allowance for loan loss by loan category.

During the nine months ended September 30, 2013, the Company charged off $4.2 million in loans, which included $209,000 on one- to four-family loans, $1.8 million on commercial real estate loans, $37,000 on construction and land loans, $210,000 on home equity and lines of credit, $2.0 million on commercial loans, and $7,000 on consumer loans.  As part of the Bank’s loan collection process, we re-appraise loans that are delinquent or impaired.  The reason for the charge-offs in the nine months ended September 30, 2013 were the reduced appraisals that we received on impaired loans we were monitoring.  The charge-offs during this period are included in our risk-weighted historical loss rates based on the nature, type and industry sector of the loan.  The historical loan rates are then incorporated in calculating the general component of our allowance for loan loss by loan category.

Based on our evaluation of the above factors, we recorded a provision for loan losses of $290,000 for the nine months ended September 30, 2014 and a provision for loan losses of $5.5 million for the nine months ended September 30, 2013.  The allowance for loan losses was $4.4 million, or 1.60% of total loans, at September 30, 2014, compared to $5.6 million, or 1.95% of total loans, at September 30, 2013.  Our balance of loans we evaluated individually for impairment was $17.4 million at September 30, 2014 and $25.3 million at December 31, 2013.  At September 30, 2014, December 31, 2013 and September 30, 2013, we maintained unallocated allowances for loan losses of $1.3 million, $750,000 and $1.5 million respectively.  The main reason for the increase in the unallocated portion of the allowance for loan losses is the amount of recoveries we received on loans that were previously charged off against earnings.  The unallocated portion of the allowance is deemed to be appropriate as it reflects an uncertainty that remains in the loan portfolio, as well as a Company-specific, industry-wide reluctance and a regulatory reluctance to reduce allowances at this time.  The Company believes that the amount of provision in 2014 and the resulting allowance at September 30, 2014, are appropriate given the continuing level of risk in the loan portfolio, including the overall level of non-performing loans.

46

To the best of our knowledge, we have recorded all losses that are both probable and reasonable to estimate at September 30, 2014 and 2013.  However, future changes in the factors described above, including, but not limited to, actual loss experience with respect to our loan portfolio (including residential and commercial real estate loans) could result in material increases in our provisions for loan losses.

Non-interest Income.  Non-interest income was $1.7 million for the nine months ended September 30, 2014 and $2.3 million for the nine months ended September 30, 2013.  Fees and service charges on deposit accounts decreased by $51,000 to $853,000 for the nine months ended September 30, 2014 from $904,000 for the nine months ended September 30, 2013.  For the nine months ended September 30, 2014, there was a net gain on the sale and call of investment securities in the amount of $500,000 compared to a net gain of $1.1 million for the nine months ended September 30, 2013.  Earnings on bank owned life insurance totaled $319,000 for the nine months ended September 30, 2014 and $330,000 for the nine months ended September 30, 2013.

Non-interest Expense.  Non-interest expense decreased $888,000 to $10.2 million for the nine months ended September 30, 2014 from $11.1 million for the nine months ended September 30, 2013.  Compensation and benefits expense decreased by $880,000 to $4.3 million for the nine months ended September 30, 2014 from $5.2 million for the nine months ended September 30, 2013.  The decrease in compensation and benefit expense was due to the elimination of director fees for the nine months ended September 30, 2014 as the director’s suspended payment of their fees.  The decline was also due to reduced employee hours as branch staffing was matched to customer activity for the nine months ended September 30, 2014, as compared to the nine months ended September 30, 2013, and reduced ESOP expense.  Occupancy and equipment expense increased $36,000 to $1.2 million for the nine months ended September 30, 2014 from $1.2 million for the nine months ended September 30, 2013.  Federal deposit insurance premiums increased $7,000 to $541,000 for the nine months ended September 30, 2014 from $534,000 for the nine months ended September 30, 2013 due to increased premiums.  Data processing fees increased by $53,000 to $773,000 for the nine months ended September 30, 2014 from $720,000 for the nine months ended September 30, 2013. This increase was due to costs associated with item processing.  Professional fees decreased $36,000 to $893,000 for the nine months ended September 30, 2014 from $929,000 for the nine months ended September 30, 2013.  Net real estate owned expense decreased $281,000 to $908,000 for the nine months ended September 30, 2014 from $1.2 million for the nine months ended September 30, 2013 due to reduced allowances for REO properties and reduced REO expenses.  Merger-related expenses of $470,000 were incurred during the nine months ended September 30, 2104.  Other expenses decreased to $1.0 million for the nine months ended September 30, 2014 from $1.1 million for the three months ended September 30, 2013.

Income Tax Benefit. We recorded an income tax expense of $548,000 for the nine months ended September 30, 2014, compared to an income tax benefit of $1.1 million for the nine months ended September 30, 2013.  The effective tax rates are 56.9% and (31.4%), respectively.  The effective tax rate for the nine months ended September 30, 2014 was adversely impacted by our payment of merger-related expenses of $470,000 which the Company has treated as non-deductible, but will be re-evaluated for potential deductibility in relation to all other expenses incurred in regards to the merger in the fourth quarter of 2014 and beyond.

47

Liquidity and Capital Resources

Liquidity is the ability to meet current and future financial obligations of a short-term nature.  Our primary sources of funds consist of deposit inflows, loan repayments and maturities and sales of securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

We regularly adjust our investments in liquid assets based upon our assessment of expected loan demand, expected deposit flows, yields available on interest-earning deposits and securities, and the objectives of our asset/liability management program.  Excess liquid assets are invested generally in interest-earning deposits and short- and intermediate-term securities.

Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At September 30, 2014, cash and cash equivalents totaled $8.4 million.  Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $235.4 million at September 30, 2014.  In addition, at September 30, 2014, we had the ability to borrow a total of $165.8 million from the Federal Home Loan Bank of New York (30% of our assets at that date).  On that date, there were $9.7 million in Federal Home Loan Bank advances outstanding.

At September 30, 2014, loan commitments outstanding totaled $6.0 million. In addition to commitments to originate loans, we had $25.2 million in unadvanced funds to borrowers.  We had commitments to purchase SBA/USDA loans in the amount of $1.8 million and a FNMA MBS security in the amount of $1.0 million.  Total certificates of deposit due within one year of September 30, 2014 totaled $51.9 million.  Total certificates of deposit due within one year of September 30, 2014 represent 10.9% of total deposits.  If these deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and Federal Home Loan Bank advances. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before September 30, 2015.  We have the ability to attract and retain deposits by adjusting the interest rates offered.

We have no material commitments or demands that are likely to affect our liquidity other than set forth above. In the event loan demand were to increase at a pace greater than expected, or any unforeseen demand or commitment were to occur, we could access our borrowing capacity with the Federal Home Loan Bank of New York or increase deposit rates to attract additional deposits.

Our primary investing activities are the origination of loans and the purchase of securities.  For the nine months ended September 30, 2014, we originated $52.7 million of loans and purchased $70.4 million of securities.  For the nine months ended September 30, 2013, we originated $40.2 million of loans and purchased $113.5 million of securities.

Financing activities consist primarily of activity in deposit accounts and Federal Home Loan Bank advances.  We experienced a net decrease of $44.2 million and a net decrease of $26.8 million in total deposits for the nine months ended September 30, 2014 and 2013, respectively.  Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors.  We generally manage the pricing of our deposits to be competitive in our local markets.

48

There were $9.7 million in Federal Home Loan Bank short-term borrowings outstanding at September 30, 2014.  Federal Home Loan Bank advances have primarily been used to fund loan demand and purchase securities.

Colonial Bank, FSB is subject to various regulatory capital requirements administered by the Office of Comptroller of the Currency, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories.  Please see Note 11, Regulatory Matters and Capital Requirements, for minimal capital requirements imposed on the Bank by the Office of Comptroller of the Currency.

In July 2013, the Office of the Comptroller of the Currency and the other federal bank regulatory agencies issued a final rule that will revise their leverage and risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act.  Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4% to 6% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property.  The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for purposes of calculating regulatory capital requirements unless a one-time opt-in or opt-out is exercised.  The rule limits a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements.

The final rule becomes effective for Colonial Bank FSB on January 1, 2015.  The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective.  The final rule also implements consolidated capital requirements for savings and loan holding companies, such as Colonial Financial Services, Inc., effective January 1, 2015.

49

Item 3.                 Quantitative and Qualitative Disclosures About Market Risk

Not applicable, as the Company is a Smaller Reporting Company.

Item 4.                 Controls and Procedures

(a)           Evaluation of disclosure controls and procedures.

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this quarterly report.   Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of the end of the period covered by this quarterly report, our disclosure controls and procedures were effective to ensure that information required to be disclosed in the reports that the Company files or submits under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms and (ii) is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer as appropriate to allow timely discussions regarding required disclosures.

(b)           Changes in internal control over financial reporting.

There were no changes made in our internal control over financial reporting during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

50

PART II – OTHER INFORMATION

Item 1.                 Legal Proceedings

The Company is not engaged in any legal proceedings of a material nature at September 30, 2014. In the ordinary course of business, the Company is from time to time party to legal proceedings incident to its business.  While the ultimate outcome of these proceedings cannot be predicted with certainty, management, after consultation with counsel representing the Company in these proceedings, does not expect that the resolution of these proceedings will have a material effect on the Company’s consolidated financial condition, results of operations or cash flows.

Subsequent to September 30, 2014, on October 14, 2014, a complaint was filed against the Company and the members of its Board of Directors in the Circuit Court for Baltimore City, Maryland, seeking class action status and asserting that the Company and the members of its Board had violated their duties to the Company’s shareholders in connection with the proposed merger with Cape Bancorp, Inc.  The litigation is in its very early stages, and the Company’s time to answer has not yet run.  The Company believes these complaints are without merit, and intends to vigorously defend these complaints.

Item 1A.              Risk Factors

Not applicable, as Colonial Financial Services, Inc. is a “Smaller Reporting Company”.

Item 2.                 Unregistered Sales of Equity Securities and Use of Proceeds

(a)	Not applicable.
(b)	Not applicable.
(c)	Purchases of Equity Securities.

The Company does not have any stock repurchase programs active as of September 30, 2014.

Item 3.                 Defaults Upon Senior Securities

None

Item 4.                 Safety Disclosures

Not applicable

Item 5.                 Other Information

None

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Item 6.             Exhibits

Exhibit 31.1	Certification of Chief Executive Officer Pursuant to Section 302 of Sarbanes-Oxley Act of 2002

Exhibit 31.2	Certification of Chief Financial Officer Pursuant to Section 302 of Sarbanes-Oxley Act of 2002

Exhibit 32	Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

Exhibit 101.INS	XBRL Instance Document.

Exhibit 101.SCH	XBRL Taxonomy Extension Schema Document.

Exhibit 101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

Exhibit 101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

Exhibit 101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

Exhibit 101.DEF	XBRL Taxonomy Extension Definitions Linkbase Document.

52

SIGNATURES

In accordance with section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COLONIAL FINANCIAL SERVICES, INC. Registrant

Date: November 3, 2014	By: /s/ Edward J. Geletka
Edward J. Geletka
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 3, 2014	By: /s/ L. Joseph Stella, III, CPA, CGMA
L. Joseph Stella, III, CPA, CGMA
Executive Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)

53

Exhibit 31.1

Certification of Chief Executive Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Edward J. Geletka, certify that:

1.           I have reviewed this quarterly report on Form 10-Q of Colonial Financial Services, Inc.;

2.
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about  the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation, and

d)
disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of the internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 3, 2014	/s/ Edward J. Geletka
Edward J. Geletka
President and Chief Executive Officer

Exhibit 31.2

Certification of Chief Financial Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, L. Joseph Stella, III, certify that:

1.           I have reviewed this quarterly report on Form 10-Q of Colonial Financial Services, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about  the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation, and

d)
disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of the internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 3, 2014	/s/ L. Joseph Stella, III, CPA, CGMA
L. Joseph Stella, III, CPA, CGMA
Executive Vice President and Chief Financial Officer

Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Edward J. Geletka, President and Chief Executive Officer and L. Joseph Stella, III, Executive Vice President and Chief Financial Officer of Colonial Financial Services, Inc. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q of the Company for the quarter ended September 30, 2014 and that:

(1)	the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

Date: November 3, 2014	/s/ Edward J. Geletka
Edward J. Geletka,
President and Chief Executive Officer

Date: November 3, 2014	/s/ L. Joseph Stella, III, CPA, CGMA
L. Joseph Stella, III, CPA, CGMA
Executive Vice President and Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Colonial Financial Services, Inc. and will be retained by Colonial Financial Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

 APPENDIX F

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 10-K

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Fiscal Year Ended December 31, 2013
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _______________ to _______________

Commission File Number: 000-51385

Colonial Financial Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	90-0183739
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2745 S. Delsea Drive, Vineland, New Jersey	08360
(Address of Principal Executive Offices)	(Zip Code)

(856) 205-0058
(Registrant’s Telephone Number Including Area Code)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market, LLC

Securities Registered Pursuant to Section 12(g) of the Act:  None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.
Yes ☐    No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.
Yes ☐    No ☒

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file reports), and (2) has been subject to such requirements for the past 90 days.
Yes ☒    No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or such shorter period that the registrant was required to submit and post such files).  Yes ☒    No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes ☐    No ☒

As of March 15, 2014 there were 3,860,140 shares outstanding of the registrant’s common stock.  The aggregate value of the voting and non-voting common stock held by non-affiliates of the registrant, computed by reference to the closing price of the common stock as of June 30, 2013, was $45.9 million.

DOCUMENTS INCORPORATED BY REFERENCE

1.	Portions of the Proxy Statement for the 2014 Annual Meeting of Stockholders. (Part III)

PART I

ITEM 1.	Business

Forward Looking Statements

This Annual Report contains certain “forward-looking statements” which may be identified by the use of words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated” and “potential.” These forward-looking statements include, but are not limited to:

●	statements of our goals, intentions and expectations;

●	statements regarding our business plans, prospects, growth and operating strategies;

●	statements regarding the asset quality of our loan and investment portfolios; and

●	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

●	general economic conditions, either nationally or in our market areas, that are worse than expected;

●	competition among depository and other financial institutions;

●	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

●	adverse changes in the securities markets;

●	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

●	our ability to manage operations in current economic conditions;

●	our ability to enter new markets successfully and capitalize on growth opportunities;

●	our ability to successfully integrate acquired entities, if any;

●	changes in consumer spending, borrowing and savings habits;

●
changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

1

●	changes in the level of government support for housing finance;

●	significant increases in our loan losses;

●	changes in our organization, compensation and benefit plans; and

●	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

Colonial Financial Services, Inc.

Colonial Financial Services, Inc. is a Maryland corporation that was incorporated in March 2010 to serve as the successor corporation to Colonial Bankshares, Inc., the former stock holding company for Colonial Bank, FSB, upon completion of the mutual-to-stock conversion of Colonial Bankshares, MHC, the former mutual holding company for Colonial Bank, FSB.

The conversion was completed July 13, 2010.  Colonial Financial Services, Inc. sold a total of 2,295,000 shares of common stock at $10.00 per share in the related offering.  Concurrent with the completion of the offering, shares of Colonial Bankshares, Inc. common stock owned by public stockholders were exchanged for 0.9399 shares of Colonial Financial Services, Inc.’s common stock.  Net proceeds from the offering were $20.3 million.  As of December 31, 2013, Colonial Financial Services, Inc. had 3,853,058 shares outstanding and a market capitalization of approximately $51.2 million.

The executive offices of Colonial Financial Services, Inc. are located at 2745 S. Delsea Drive, Vineland, New Jersey 08360, and its telephone number is (856) 205-0058. Colonial Financial Services, Inc. is subject to comprehensive regulation and examination by the Board of Governors of the Federal Reserve System.

Colonial Bank, FSB

Colonial Bank, FSB is a federally chartered savings bank headquartered in Vineland, New Jersey.  Colonial Bank, FSB was originally founded in 1913. Colonial Bank, FSB conducts business from its main office located at 2745 S. Delsea Drive in Vineland, New Jersey, its eight branch offices located in Cumberland and Gloucester Counties, New Jersey, and through its operating subsidiaries, COBK Investments, LLC. (formerly known as COBK Investments, Inc.), and Cohansey Bridge, LLC.  The telephone number at its main office is (856) 205-0058.

Our principal business activity is the origination of one- to four-family residential and commercial real estate loans.  We also offer home equity loans and lines of credit, commercial business loans and construction and land loans, and, to a lesser extent, multi-family real estate loans and consumer loans.  We also invest in mortgage-backed securities and other investment securities.  We offer a variety of deposit accounts, including demand accounts, NOW accounts, money market accounts, savings accounts and certificates of deposit.  Deposits are our primary source of funds for our lending and investing activities.  We have also used borrowed funds as a source of funds, and we borrow principally from the Federal Home Loan Bank of New York.

Colonial Bank, FSB is subject to comprehensive regulation and examination by the Office of the Comptroller of the Currency. Colonial Bank, FSB is a member of the Federal Home Loan Bank system.  Its website address is www.colonialbankfsb.com.  Information on this website is not and should not be considered to be a part of this annual report.

2

On May 30, 2013, Colonial Bank, FSB entered into a regulatory agreement with the Office of the Comptroller of the Currency (the “OCC”).  On May 30, 2013, the OCC notified Colonial Bank, FSB that the OCC had established minimum capital requirements for Colonial Bank, FSB.  See “Regulation and Supervision – Regulatory Agreement and Capital Requirements.”

COBK Investments, LLC (formerly known as COBK Investments, Inc.)

COBK Investments, LLC is a wholly owned subsidiary of Colonial Bank, FSB.  It is a Delaware corporation that was formed in September 2013 to invest in and manage investment securities that Colonial Bank, FSB is authorized to hold.  COBK Investments, Inc. was dissolved in September 2013.

Cohansey Bridge, LLC

Cohansey Bridge, LLC is a wholly owned subsidiary of Colonial Bank, FSB.  It is a New Jersey corporation that was formed in March 2012 whose purpose is to invest in and manage real estate.

Market Area

We conduct our operations from our main office in Vineland, New Jersey and eight full-service branch offices located in Cumberland and Gloucester counties in New Jersey, which is our primary market area for loans and deposits.  These counties are in the southwest part of New Jersey, within a one hour driving distance of Philadelphia, Pennsylvania, Wilmington, Delaware and Atlantic City, New Jersey.

Our market areas have a broad range of private employers, as well as public employers such as federal, state and local governments. Gloucester County is located within the Greater Philadelphia Metropolitan Statistical Area of the United States Census Bureau, and diverse employment opportunities exist within this area. Cumberland County is predominantly rural, with a smaller proportion of higher paying white collar jobs.  Industries represented in the employment base include healthcare, retail, glass manufacturing, higher education, agriculture and food processing. The New Jersey Motor Sports Park opened in July 2008.  This motorsports attraction has hosted nationally broadcast races from its 700 acre facility in Cumberland County.  As a result, over a dozen hotels and restaurants have come to the area during the past four years.  In addition, Boeing has a facility at Millville airport, which replaced many positions lost upon the departure of another company from the same facility.  A large number of other Fortune 500 companies are located within Colonial Bank, FSB’s footprint.  Higher education attainment is increasing with record numbers of students attending Cumberland and Gloucester County Colleges.  Rutgers and Rowan Universities have campuses and research facilities in both counties while both schools, along with St. Joseph’s University and several others offer undergraduate and graduate degrees on the County College campuses.

According to the U. S. Census, the population of Cumberland and Gloucester counties, New Jersey grew 7.7% and 13.7%, respectively, from 2000 to 2012.  The unemployment rates for Cumberland and Gloucester counties were 10.5% and 6.9% as of December 2013, respectively, compared to 13.9% and 9.9% as of December 2012, respectively. This compares to 7.3% for the entire State of New Jersey and 7.0% for the United States as a whole as of December 31, 2013.

U.S. Census Bureau data indicates the median household income as of December 31, 2012 was $51,530 and $74,915 for Cumberland and Gloucester counties, New Jersey, respectively, compared to $39,150 and $54,273 as of December 31, 2000.  Based on the American Community Survey for 2012 and the U. S. Census Bureau for 2000, the median home value in Cumberland County, New Jersey was $174,400 as of December 2012 compared to $91,200 for 2000.  Similarly, for Gloucester County, New Jersey, the median home value has increased to $232,400 as of 2012 compared to $120,100 as of 2000.

3

Competition

We face significant competition in both originating loans and attracting deposits.  Cumberland and Gloucester Counties, New Jersey, which comprise our primary market area, have a high concentration of financial institutions, many of which are significantly larger and have greater financial resources than we, and many of which are our competitors to varying degrees.  As of June 30, 2013 (the latest date for which information is available), our market share was 14.97% of total FDIC-insured deposits in Cumberland County, making us the second largest of 12 financial institutions in Cumberland County based upon deposit share as of that date.  As of June 30, 2013, our market share was 2.54% of total deposits in Gloucester County, making us the 11th largest of 22 financial institutions based on deposit share as of that date.  Some of our competitors offer products and services that we currently do not offer, such as trust services and private banking.  Our competition for loans comes principally from commercial banks, savings banks, mortgage banking companies and credit unions.  Our most direct competition for deposits has historically come from commercial banks, savings banks and credit unions.  We face additional competition for deposits from nondepository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies.

We seek to meet this competition by emphasizing personalized banking, competitive pricing strategies and the advantage of local decision-making in our banking business. Specifically, we promote and maintain relationships and build customer loyalty within our market area by focusing our marketing and community involvement on the specific needs of local communities.

Lending Activities

General.  We originate one- to four-family residential real estate loans, home equity loans and lines of credit, commercial real estate loans, commercial business loans, construction loans, consumer loans and multi-family mortgage loans.  At December 31, 2013, our gross loan portfolio totaled $282.9 million compared to $301.9 million at December 31, 2012.

One- to Four-Family Residential Real Estate Loans.  We offer conforming and non-conforming, fixed-rate and adjustable-rate residential real estate loans with maturities of up to 30 years.  This portfolio totaled $149.7 million, or 52.9% of our total loan portfolio, at December 31, 2013.

We currently offer fixed-rate conventional mortgage loans with terms of 10 to 30 years that are fully amortizing with monthly loan payments, and adjustable-rate conventional residential real estate loans with initial fixed-rate terms of one, three, five or seven years that amortize up to 30 years.  One- to four-family residential real estate loans are generally underwritten according to Fannie Mae guidelines, and loans that conform to such guidelines are referred to as “conforming loans.” We generally originate both fixed- and adjustable-rate loans in amounts up to the maximum conforming loan limits as established by Fannie Mae, which for 2014 is currently $417,000 for single-family homes located in our primary market area.  We also originate loans above conforming limits, referred to as “jumbo loans,” although the significant majority of the loans we have originated have been within conforming loan limits.

We currently offer several adjustable-rate loan products secured by residential properties with rates that are fixed for an initial period ranging from one year to seven years. After the initial fixed-rate period, the interest rate on these loans resets based upon a contractual spread or margin above the average yield on U.S. Treasury securities, adjusted to a constant maturity of one, three or five years, as published weekly by the Federal Reserve Board, subject to certain periodic and lifetime limitations on interest rate changes.  We do not offer “teaser” rates on our adjustable-rate loans.  We underwrite our adjustable-rate loans in the same manner as we underwrite fixed-rate loans, but do not qualify borrowers based on the fully-indexed interest rate (the maximum interest rate permitted under the terms of the loan).  Adjustable-rate residential real estate loans generally pose different credit risks than fixed-rate loans primarily because the underlying debt service payments of the borrowers rise as interest rates rise, thereby increasing the potential for default. We attempt to mitigate this risk through our maximum loan-to-value ratio of 80% for all one- to four-family residential real estate loans (including adjustable-rate loans).  At December 31, 2013, our adjustable-rate, one- to four-family residential real estate loan portfolio totaled $9.2 million.

4

We require title insurance on all of our one- to four-family residential real estate loans, and we also require that borrowers maintain fire and extended coverage casualty insurance (and, if appropriate, flood insurance) in an amount at least equal to the lesser of the loan balance or the replacement cost of the improvements.  Nearly all residential real estate loans must have a mortgage escrow account from which disbursements are made for real estate taxes.  We do not conduct environmental testing on residential real estate loans unless specific concerns for hazards are determined by the appraiser utilized in connection with the loan.

Home Equity Loans and Lines of Credit.  In addition to traditional one- to four-family residential real estate loans, we offer home equity loans and home equity lines of credit that are secured by the borrower’s primary residence.  At December 31, 2013, the outstanding balance of home equity loans totaled $20.7 million, or 7.4% of our total loan portfolio, and the outstanding balance of home equity lines of credit totaled $5.7 million, or 2.0% of our total loan portfolio.  The borrower is permitted to draw on a home equity line of credit at any time after it is originated and may repay the outstanding balance over a term not to exceed 15 years from the date of the borrower’s last draw on the home equity line of credit.  We generally review each performing line of credit every six years to determine whether to continue to offer the unused portion of the line of credit to the borrower.  However, due to the current economic environment, we reviewed and evaluated every home equity line of credit during 2011.  Our home equity loans are generally originated as mortgages with fixed terms of five to 15 years or with balloon maturities of three or five years.  Home equity loans and lines of credit are generally underwritten with the same criteria that we use to underwrite fixed-rate, one- to four-family residential mortgage loans.  We currently underwrite fixed-rate home equity loans with a loan-to-value ratio of up to 80% when combined with the principal balance of the existing first mortgage loan and we underwrite lines of credit with a loan-to-value ratio of up to 75% when combined with the principal balance of the existing mortgage loan.  We obtain an appraisal of the property securing the loan at the time of the loan application in order to determine the value of the property securing the home equity loan or line of credit.  At the time we close a home equity loan or line of credit, we file a mortgage to perfect our security interest in the underlying collateral.

Commercial Real Estate Lending.  We also originate real estate loans secured by first liens on commercial real estate.  The commercial real estate properties are predominantly professional offices, churches and hotels and, to a lesser extent, manufacturing and retail facilities and healthcare facilities. We have purchased commercial real estate loan participations through the Thrift Institution Community Investment Council, which originates loans for Community Reinvestment Act purposes.  We have also originated commercial real estate loans as a participant with other lenders.  We emphasize commercial real estate loans with initial principal balances between $100,000 and $2.0 million.  Loans secured by commercial real estate totaled $79.6 million, or 28.1% of our total loan portfolio, at December 31, 2013, and consisted of 213 loans outstanding with an average loan balance of approximately $374,000, although we have originated loans with balances substantially higher than this average.  Substantially all of our commercial real estate loans are secured by properties located in our primary market area.

Our commercial real estate loans are generally written as mortgages with balloon maturities of five years.  Amortization of these loans is typically based on 10- to 20-year payout schedules.  We also originate some 10 and 15-year, fixed-rate, fully amortizing loans.  We establish margins for commercial real estate loans based upon our cost of funds, but we also consider rates offered by our competitors in our market area.  Interest rates may be fixed or adjustable, but may not be fixed for periods of longer than 10 years.

In the underwriting of commercial real estate loans, we currently lend up to 75% of the lower of the purchase price or the property’s appraised value.  We base our decisions to lend on the economic viability of the property and the creditworthiness of the borrower. In evaluating a proposed commercial real estate loan, we emphasize the ratio of the property’s projected net cash flow to the loan’s debt service requirement (generally requiring a minimum ratio of 120%), computed after deduction for a vacancy factor and property expenses we deem appropriate.  Personal guarantees are usually obtained from commercial real estate borrowers.  We require title insurance insuring the priority of our lien, fire and extended coverage casualty insurance, and, if appropriate, flood insurance, in order to protect our security interest in the underlying property.

Commercial real estate loans generally have higher interest rates and shorter terms than those on one- to four-family residential mortgage loans.  Commercial real estate loans, however, entail significant additional credit risks compared to one- to four-family residential mortgage loans, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers.  In addition, the repayment of loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent than one- to four-family residential loans to adverse conditions in the real estate market and in the general economy.

5

Commercial Loans. We offer various types of secured and unsecured commercial loans to customers in our market area for business expansion, working capital and other general business purposes.  The terms of these loans generally range from less than one year to five years.  The loans are either negotiated on a fixed-rate basis or carry adjustable interest rates indexed to the prime rate, as published in The Wall Street Journal, although the significant majority of our commercial loans are fixed-rate loans.  At December 31, 2013, we had 125 commercial loans outstanding with an aggregate balance of $17.3 million, or 6.1% of the total loan portfolio.  These totals include 12 unsecured commercial loans with an aggregate outstanding balance of $157,000.  As of December 31, 2013, the average commercial loan balance (secured and unsecured loans) was approximately $138,000, although we have originated loans with balances substantially greater than this average.

Commercial credit decisions are based upon our credit assessment of the loan applicant. We determine the applicant’s ability to repay in accordance with the proposed terms of the loans and we assess the risks involved. We also evaluate the applicant’s credit and business history and ability to manage the loan and its business.  We usually obtain personal guarantees of the principals.  In addition to evaluating the loan applicant’s financial statements, we consider the adequacy of the primary and secondary sources of repayment for the loan.  We supplement our analysis of the applicant’s creditworthiness with credit agency reports of the applicant’s credit history.  We may also check with other banks and conduct trade investigations.  Collateral supporting a secured transaction also is analyzed to determine its marketability.  Commercial business loans generally have higher interest rates than residential loans of like duration because they have a higher risk of default since their repayment generally depends on the successful operation of the borrower’s business and the sufficiency of any collateral.  Our pricing of commercial business loans is based primarily on the credit risk of the borrower, with due consideration given to borrowers with appropriate deposit relationships and competition.

Construction and Land Loans.  We originate construction and land loans to individuals and builders in our market area.  These loans totaled $8.7 million, or 3.1% of our total loan portfolio, at December 31, 2013.  At December 31, 2013, we had 34 construction and land loans outstanding with an average balance of $255,000.  Our construction loans are often originated in conjunction with development loans.  In the case of residential subdivisions, these loans finance the cost of completing homes on the improved property.  Advances on construction loans are made in accordance with a schedule reflecting the cost of construction, but are generally limited to 75% of actual construction costs and a 75% loan to completed appraised value ratio.  Repayment of construction loans on residential subdivisions is normally expected from the sale of units to individual purchasers.

Construction lending exposes us to greater credit risk than permanent mortgage financing.  The repayment of construction loans may depend upon the sale of the property to third parties or the availability of permanent financing upon completion of all improvements.  Construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs.  In addition, the ultimate sale or rental of the property may not occur as anticipated.

6

Loan Portfolio Composition.  The following table sets forth the composition of our loan portfolio, by type of loan, at the dates indicated.

	At December 31,
	2013		2012		2011		2010		2009
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Real estate loans:
One- to four-family residential	$149,726	52.9%	$148,674	49.2%	$141,013	46.6%	$140,244	43.3%	$151,352	46.6%
Home equity loans and lines of credit	26,442	9.4	28,657	9.5	32,553	10.7	35,373	10.9	37,892	11.7
Multi-family	284	0.1	397	0.1	102	—	3,124	1.0	4,108	1.3
Commercial	79,601	28.1	90,143	29.9	96,737	32.0	114,242	35.2	97,075	29.9
Construction and land	8,665	3.1	9,683	3.2	9,470	3.1	5,944	1.8	14,093	4.3
Commercial	17,302	6.1	23,345	7.7	21,890	7.2	23,253	7.2	17,864	5.5
Consumer and other	834	0.3	1,043	0.4	1,295	0.4	1,783	0.6	2,223	0.7

Total loans receivable	282,854	100.0%	301,942	100.0%	303,060	100.0%	323,963	100.0%	324,607	100.0%
Deferred loan fees	(847)		(614)		(463)		(433)		(394)
Allowance for loan losses	(5,853)		(4,146)		(5,027)		(3,543)		(2,606)

Total loans receivable, net	$276,154		$297,182		$297,570		$319,987		$321,607

7

Loan Portfolio Maturities and Yields.  The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2013.  Demand loans, which are loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less.

	One- to Four-Family Residential		Home Equity Loans and Lines of Credit		Multi-Family		Commercial Real Estate
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ending December 31,
2014	$2,923	6.06%	$6,933	3.92%	$96	7.93%	$6,668	5.38%
2015	1,187	6.17	570	6.20	-	-	13,786	4.95
2016	997	5.14	813	5.54	188	5.53	7,122	5.45
2017 through 2018	4,120	4.82	2,022	4.71	-	-	41,468	4.46
2019 through 2023	15,880	3.86	4,841	6.10	-	-	5,146	4.69
2024 through 2028	28,035	3.69	10,639	4.94	-	-	3,163	5.36
2029 and beyond	96,584	4.71	624	4.56	-	-	2,248	6.39

Total	$149,726	4.47%	$26,442	4.90%	$284	6.34%	$79,601	4.82%

	Construction and Land		Commercial		Consumer and Other		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ending December 31,
2014	$3,896	3.83%	$3,596	4.74%	$333	7.29%	$24,445	4.74%
2015	2,627	4.33	4,514	3.25	64	8.54	22,748	4.65
2016	238	7.77	58	5.60	211	8.47	9,627	5.55
2017 through 2018	1,052	5.36	2,962	4.10	192	6.17	51,816	4.50
2019 through 2023	89	7.02	6,172	4.81	34	6.43	32,162	4.52
2024 through 2028	508	5.00	-	-	-	-	42,345	4.14
2029 and beyond	255	4.13	-	-	-	-	99,711	4.75

Total	$8,665	4.39%	$17,302	4.27%	$834	7.39%	$282,854	4.61%

The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at December 31, 2013 that are contractually due after December 31, 2014.

	Due After December 31, 2014
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family residential	$137,622	$9,181	$146,803
Home equity loans and lines of credit	12,712	6,797	19,509
Multi-family	188	-	188
Commercial	72,933	-	72,933
Construction and land	4,769	-	4,769
Commercial	13,706	-	13,706
Consumer and other	501	-	501

Total loans	$242,431	$15,978	$258,409

Loan Originations, Purchases, Sales and Servicing.  While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon borrower demand, market interest rates, borrower preference for fixed- versus adjustable-rate loans, and the interest rates offered on each type of loan by other lenders competing in our market area.  Loan originations are derived from a number of sources, including branch office personnel, existing customers, borrowers, builders, attorneys, accountants and other professionals, real estate broker referrals and walk-in customers.

8

Our loan origination activity may be adversely affected by a rising interest rate environment that typically results in decreased loan demand, while declining interest rates may stimulate increased loan demand. Accordingly, the volume of loan originations, the mix of fixed and adjustable-rate loans, and the profitability of this activity can vary from period to period.  One- to four-family residential mortgage loans are generally underwritten to current Fannie Mae seller/servicer guidelines, and are closed on documents that conform to Fannie Mae guidelines.

During 2013, we did not sell any whole loans.  We have not purchased any whole loans in recent periods.

Loan Approval Authority and Underwriting.  Our board of directors grants lending authority to our Board Management Loan Committee, Senior Management Loan Committee and to individual executive officers and loan officers.  Our lending activities are subject to written policies established by the board of directors.  These policies are reviewed periodically.

The Board Management Loan Committee and the Senior Management Loan Committee may approve loans in accordance with applicable loan policies, including our policy governing loans to one borrower.  This policy limits the aggregate dollar amount of credit that may be extended to any one borrower and related entities.  The Senior Management Loan Committee may approve secured loans in amounts up to $300,000, and unsecured loans in amounts up to $100,000.   The Board Management Loan Committee may approve secured loans in amounts above $300,000 up to $750,000, and unsecured loans in amounts above $100,000.  The full Board of Directors may approve secured loans above $750,000.

In connection with our residential and commercial real estate loans, we generally require property appraisals to be performed by independent appraisers who are approved by the board of directors.  Appraisals are then received by our loan underwriting personnel and reviewed by an independent third party.  Under certain conditions, we may not require appraisals for loans under $250,000, but we obtain appraisals in nearly all of these cases.  We also require title insurance, hazard insurance and, if necessary, flood insurance on property securing mortgage loans.

Loan Origination Fees and Costs.  In addition to interest earned on loans, we also receive loan origination fees.  Such fees vary with the volume and type of loans and commitments made, and competitive conditions in the mortgage markets, which in turn respond to the demand and availability of money.  We defer loan origination fees and costs and amortize such amounts as an adjustment to yield over the term of the loan by use of the level-yield method. Deferred loan origination fees (net of deferred costs) were $847,000 and $614,000 at December 31, 2013 and 2012, respectively.

Loans to One Borrower.  At December 31, 2013, our five largest aggregate amounts loaned to any borrower and related interests were: (i) a $7.6 million relationship which is collateralized by six commercial properties; (ii) a $5.3 million relationship which is collateralized by three commercial properties; (iii) a $4.5 million relationship which is collateralized by four commercial properties, one single family dwelling, equipment and vehicles; (iv) a $3.8 million relationship collateralized by four commercial properties and two single family dwellings; and (v) a $3.8 million relationship collateralized by nine commercial properties, four lots and one single family dwelling. The balances noted above include the unused portion of credit lines.  At December 31, 2013, these loans were all performing according to their original terms, except the $5.3 million relationship which was classified as a troubled debt restructuring and was performing according to its restructured terms.  Under federal banking regulations, at December 31, 2013 our maximum regulatory loan-to-one borrower limit was $9.1 million.  See “Supervision and Regulation—Federal Banking Regulation—Loans to One Borrower” for a discussion of applicable regulatory limitations.

9

Delinquent Loans, Other Real Estate Owned and Classified Assets

Collection Procedures.  When a loan is more than 10 days delinquent, we generally contact the borrower by telephone to determine the reason for delinquency and arrange for payment, and accounts are monitored electronically for receipt of payments.  We also send a computer-generated late notice on the tenth day after the payment due date on a commercial loan (the 15th day for a consumer or residential loan), which requests the payment due plus any late charge that is assessed.  If payments are not received within 30 days of the original due date, a letter demanding payment of all arrearages is sent and contact efforts are continued.  If payment is not received within 60 days of the due date, we accelerate loans and demand payment in full.  Failure to pay within 90 days of the original due date may result in legal action, notwithstanding ongoing collection efforts. Unsecured consumer loans are charged-off between 90 to 120 days.  For commercial loans, procedures with respect to demand letters and legal action may vary depending upon individual circumstances.

Loans Past Due and Nonperforming Assets.  Loans are reviewed on a regular basis, and are placed on nonaccrual status when either principal or interest is 90 days or more past due.  In addition, we place loans on nonaccrual status when we believe that there is sufficient reason to question the borrower’s ability to continue to meet contractual principal or interest payment obligations.  Interest accrued and unpaid at the time a loan is placed on nonaccrual status is reversed from interest income.  Interest payments received on nonaccrual loans are not recognized as income unless warranted based on the borrower’s financial condition and payment record.

Real estate acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until such time as it is sold.  When real estate is acquired through foreclosure or by deed in lieu of foreclosure, it is recorded at its fair value, less estimated costs of disposal.  If the fair value of the property is less than the loan balance, the difference is charged against the allowance for loan losses.

For all loans secured by real estate, carrying values in excess of net realizable value are charged off at or before the time foreclosure is completed or when settlement is reached with the borrower.  If foreclosure is not pursued and there is no reasonable expectation for recovery, the account is charged off no later than the end of the month in which the account becomes six months contractually delinquent.  For all secured and unsecured commercial business loans, loan balances are charged off at the time all or a portion of the balance is deemed uncollectible.

We currently obtain updated appraisals and title searches on all collateral-dependent loans secured by real estate that are 90 days or more past due and placed on non-accrual status.  All appraisals for $250,000 or more are reviewed internally or by an outside service.

10

The performances and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due.  The following table presents the classes of the loan portfolio summarized by the past due status at the dates indicated.  At each date, we had no loans that were 90 days or more delinquent and still accruing interest.

	30-59 Days Past Due	60-89 Days Past due	90 Days or More Past Due	Total Past Due	Current	Total Loans Receivable
	(In thousands)
At December 31, 2013
Real estate loans:
One- to four-family residential	$3,393	$2,422	$3,399	$9,214	$140,512	$149,726
Multi-family	-	-	-	-	284	284
Commercial	62	403	1,054	1,519	78,082	79,601
Construction and land	-	-	-	-	8,665	8,665
Home equity loans and lines of credit	356	15	464	835	25,607	26,442
Commercial	-	340	-	340	16,962	17,302
Consumer and other	-	-	-	-	834	834
Total	$3,811	$3,180	$4,917	$11,908	$270,946	$282,854

At December 31, 2012
Real estate loans:
One- to four-family residential	$5,296	$1,353	$2,553	$9,202	$139,472	$148,674
Multi-family	-	-	-	-	397	397
Commercial	2,288	593	1,432	4,313	85,830	90,143
Construction and land	-	-	325	325	9,358	9,683
Home equity loans and lines of credit	38	169	628	835	27,822	28,657
Commercial	-	384	75	459	22,886	23,345
Consumer and other	1	2	2	5	1,038	1,043
Total	$7,623	$2,501	$5,015	$15,139	$286,803	$301,942

At December 31, 2011
Real estate loans:
One- to four-family residential	$4,568	$909	$3,726	$9,203	$131,810	$141,013
Multi-family	-	-	-	-	102	102
Commercial	1,993	162	1,645	3,800	92,937	96,737
Construction	-	89	383	472	8,998	9,470
Home equity loans and lines of credit	48	150	363	561	31,992	32,553
Commercial	588	-	36	624	21,266	21,890
Consumer and other	82	5	-	87	1,208	1,295
Total	$7,279	$1,315	$6,153	$14,747	$288,313	$303,060

At December 31, 2010
Real estate loans:
One- to four-family residential	$3,429	$2,354	$5,574	$11,357	$128,887	$140,244
Multi-family	-	-	-	-	3,124	3,124
Commercial	124	1,899	4,337	6,360	107,882	114,242
Construction	-	-	384	384	5,560	5,944
Home equity loans and lines of credit	446	302	106	854	34,519	35,373
Commercial	-	-	288	288	22,965	23,253
Consumer and other	67	3	31	101	1,682	1,783
Total	$4,066	$4,558	$10,720	$19,344	$304,619	$323,963

At December 31, 2009
Real estate loans:
One- to four-family residential	$-	$1,085	$4,023	$5,108	$146,244	$151,352
Multi-family	-	-	-	-	4,108	4,108
Commercial	1,093	291	535	1,919	95,156	97,075
Construction	-	-	487	487	13,606	14,093
Home equity loans and lines of credit	128	65	215	408	37,484	37,892
Commercial	-	-	15	15	17,849	17,864
Consumer and other	74	39	2	115	2,108	2,223
Total	$1,295	$1,480	$5,277	$8,052	$316,555	$324,607

11

Nonperforming Assets.  The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.  We will not advance any new funds to any of the troubled debt restructurings.  As of December 31, 2013, we have 29 loans totaling $9.8 million that were considered performing troubled debt restructurings (where, for economic or legal reasons related to a borrower’s financial difficulties, we granted a concession to the borrower that we would not otherwise consider).  These loans consisted of five commercial real estate loans with a recorded investment of $4.2 million, one construction and land loan with a recorded investment of $2.1 million, 22 one- to four-family residential real estate loans with a recorded investment of $3.5 million and one home equity loan with a recorded investment of $45,000.  As of December 31, 2012, we had 46 loans totaling $16.8 million that were considered performing troubled debt restructurings (where, for economic or legal reasons related to a borrower’s financial difficulties, we granted a concession to the borrower that we would not otherwise consider).  These loans consisted of ten commercial real estate loans with a recorded investment of $8.3 million, four construction and land loans with a recorded investment of $3.8 million, 30 one- to four-family residential real estate loans with a recorded investment of $4.2 million, one home equity loan with a recorded investment of $46,000 and one commercial loan with a recorded investment of $384,000.  As of December 31, 2011, we had 39 loans totaling $19.8 million that were considered performing troubled debt restructurings (where, for economic or legal reasons related to a borrower’s financial difficulties, we granted a concession to the borrower that we would not otherwise consider).  These loans consisted of 12 commercial real estate loans, construction and multi-family loans with recorded investment totaling $14.8 million, 21 one- to four-family residential real estate loans and home equity loans with a recorded investment totaling $4.2 million, five commercial non-mortgage loans with a recorded investment of $750 thousand and one consumer loan with an immaterial outstanding balance.  As of December 31, 2010, we had 15 loans totaling $15.9 million that were performing considered troubled debt restructurings.  These loans consisted of 11 commercial real estate loans, construction and multi-family loans with a recorded investment totaling $15.1 million, three one- to four-family residential real estate loans with a recorded investment totaling $3.1 million, and one consumer loan with an immaterial outstanding balance.  In each instance, we lowered the interest rate and deferred principal payments.  We had $4.8 million in troubled debt restructurings as of December 31, 2009.

12

We will also grant concessions that we do not consider troubled debt restructurings.

	At December 31,
	2013	2012	2011	2010	2009
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family residential	$5,162	$2,553	$3,726	$5,574	$4,023
Multi-family	-	-	-	-	-
Commercial	5,215	6,889	1,645	4,337	535
Construction and land	1,233	325	383	384	487
Home equity loans and lines of credit	715	628	363	106	215
Commercial	1,235	2,742	36	288	15
Consumer	-	2	-	31	2
Total non-accrual loans	13,560	13,139	6,153	10,720	5,277

Accruing loans 90 days or more past due:
All loans	-	-	-	-	-

Total non-performing loans	13,560	13,139	6,153	10,720	5,277

Real estate owned	3,258	5,347	3,092	276	-
Other non-performing assets		-	-	-	-

Total non-performing assets	16,818	18,486	9,245	10,996	5,277

Performing troubled debt restructurings:
Real estate loans:
One- to four-family residential	3,464	4,246	3,818	855	525
Multi-family	-	-	-	645	742
Commercial	4,186	8,240	13,184	13,051	2,096
Construction and land	2,091	3,841	1,655	1,369	1,426
Home equity loans and lines of credit	45	46	363	-	-
Commercial	-	384	750	-	-
Consumer	-	-	7	9	18

Total performing troubled debt restructurings	9,786	16,757	19,777	15,929	4,807

Total non-performing assets and performing troubled debt restructurings	$26,604	$35,243	$29,022	$26,925	$10,084

Ratios:
Total non-performing loans to total loans	4.79%	4.35%	2.03%	3.31%	1.63%
Total non-performing loans to total assets	2.33%	2.11%	1.02%	1.82%	0.93%
Total non-performing assets to total assets	2.88%	2.96%	1.53%	1.86%	0.93%

The amount of the allowance for loan losses allocated to the $13.6 million of non-performing loans at December 31, 2013, noted above, was $1.8 million.  See discussion on page 16 regarding charge-offs on impaired loans.

For the year ended December 31, 2013, gross interest income that would have been recorded had our non-accruing loans and troubled debt restructurings been current in accordance with their original and restructured terms was $717,000 and $565,000, respectively.  We recognized $152,000 and $543,000, respectively, of interest income on such loans during the year.

13

Classification of Assets.  Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any.  Substandard assets include those characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected.  Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, questionable.  Assets classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted.  Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve our close attention, are required to be designated as special mention.

The allowance for loan losses represents amounts that have been established to recognize losses inherent in the loan portfolio that are both probable and reasonably estimable at the date of the financial statements.  When we classify problem assets as loss, we charge-off such amounts.  Our determination as to the classification of our assets and the amount of our loss allowances are subject to review by our regulatory agencies, which can require that we establish additional loss allowances.  We regularly review our asset portfolio to determine whether any assets require classification in accordance with applicable regulations.

The following table sets forth our amounts of classified assets and assets designated as special mention as of December 31, 2013 and 2012.  The classified assets totals at December 31, 2013 and 2012 include $13.6 million and $13.1 million, respectively, of nonperforming loans.

	At December 31,
	2013	2012
	(In thousands)

Classified assets:
Substandard	$21,850	$27,015
Doubtful	2,444	127
Loss	-	-
Total classified assets	$24,294	$27,142
Special mention	$9,324	$4,167

At December 31, 2013, substandard assets consisted primarily of (i) 69 residential mortgage loans with a recorded investment of $9.4 million, (ii) 21 home equity loans with a recorded investment totaling $846,000, (iii) 14 commercial real estate loan relationships with a recorded investment totaling $7.8 million, (iv) five construction and land loans with a recorded investment totaling $3.5 million and (v) three commercial loans with a recorded investment of $340,000.  At December 31, 2013, special mention assets consisted primarily of (i) eighteen residential mortgage loans with a recorded investment totaling $1.8 million, (ii) three home equity loans with a recorded investment totaling $108,000, (iii) ten commercial real estate loan relationships with a recorded investment totaling $3.7 million and (v) two consumer loans with principal balances of $20,000.

At December 31, 2012, substandard assets consisted primarily of (i) 71 residential mortgage loans with a recorded investment of $8.5 million, (ii) three home equity loans with a recorded investment totaling $578,000, (iii) 18 commercial real estate loan relationships with a recorded investment totaling $10.0 million, (iv) eight construction and land loans with a recorded investment totaling $4.6 million, (v) four commercial loans with a recorded investment of $3.4 million, and (vi) two consumer loans totaling $8,000.   The collateral for the commercial real estate loan relationships classified as substandard was valued at $17.2 million as of December 31, 2012.  At December 31, 2012, special mention assets consisted primarily of (i) eight residential mortgage loans with a recorded investment totaling $1.5 million, (ii) two home equity loans with a recorded investment totaling $60,000, (iii) three commercial real estate loan relationships with a recorded investment totaling $897,000, (iv) four commercial loans with a recorded investment totaling $1.6 million, and (v) one consumer loan with principal balances of $59,000.

14

  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Comparison of Operating Results for the Years Ended December 31, 2013 and 2012—Provision for Loan Losses” and “—Allowance for Loan Losses.”

Allowance for Loan Losses. We provide for loan losses based on the allowance method.  Accordingly, all loan losses are charged to the related allowance and all recoveries are credited to it.  Additions to the allowance for loan losses are provided by charges to income based on various factors which, in our judgment, deserve current recognition in estimating probable losses.  We regularly review the loan portfolio and make provisions for loan losses in order to maintain the allowance for loan losses in accordance with GAAP.  The allowance for loan losses consists of three components:

(1)
specific allowances established for (a) any impaired commercial real estate, commercial, construction and multi-family mortgage loans or (b) non-accrual residential real estate loans, in either case where the recorded investment in the loan exceeds the measured value of the loan;

(2)	general allowances for loan losses for each loan type based on historical loan loss experience; and

(3)	unallocated maintained to cover uncertainties that affect our estimate of probable losses.

The adjustments to historical loss experience are based on our evaluation of several factors, including:

●	levels of, and trends in, charge-offs and recoveries;

●	national and local economic trends and conditions;

●	trends in volume and terms of loans, including any credit concentrations in the loan portfolio; and

●	experience, ability, and depth of lending management and other relevant staff.

We evaluate the allowance for loan losses based upon the combined total of the specific, historical loss and general components.  Generally when the loan portfolio increases, absent other factors, the allowance for loan loss methodology results in a higher dollar amount of estimated probable losses than would be the case without the increase.  Generally when the loan portfolio decreases, absent other factors, the allowance for loan loss methodology results in a lower dollar amount of estimated probable losses than would be the case without the decrease.

We consider commercial loans, commercial real estate loans and construction loans to be riskier than one- to four-family residential mortgage loans.  Commercial loans involve a higher risk of default than residential loans of like duration since their repayment generally depends on the successful operation of the borrower’s business and the sufficiency of collateral, if any.  Commercial real estate loans also have greater credit risks compared to one- to four-family residential mortgage loans, as they typically involve large loan balances concentrated with single borrowers or groups of related borrowers.  In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy.  Construction loans have greater credit risk than permanent mortgage financing.  The repayment of these loans depends upon the sale of the property to third parties or the availability of permanent financing upon completion of all improvements.  In the event we make an acquisition loan on property that is not yet approved for the planned development, there is the risk that approvals will not be granted or will be delayed.  These events may adversely affect the borrower and the collateral value of the property.  Construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs.  In addition, the ultimate sale or rental of the property may not occur as anticipated.

15

The fair value of impaired collateral dependent loans is estimated using an appraisal of the collateral less estimated liquidation expenses or discounted cash flows for non-collateral dependent loans.  Those impaired loans not requiring a write-down represent loans for which the fair value of the collateral or expected repayments exceeds the recorded investment in such loans.  Impaired loans are charged off to the estimated fair value.

We periodically evaluate the carrying value of loans and the allowance is adjusted accordingly.  While we use the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations.  In addition, as an integral part of their examination process, our regulatory agencies periodically review the allowance for loan losses.  Such agencies may require us to recognize additions to the allowance based on their evaluation of information available to them at the time of their examination.

The allowance for loan losses was $5.9 million, or 2.07% of total loans, at December 31, 2013, compared to $4.1 million, or 1.37% of total loans, at December 31, 2012.  The allowance for loan losses represented 43.2% of nonperforming loans at December 31, 2013 and 31.6% of nonperforming loans at December 31, 2012, as nonperforming loans increased to $13.6 million at December 31, 2013 from $13.1 million at December 31, 2012.  Loans delinquent 30 days or greater decreased to $11.9 million at December 31, 2013 from $15.1 million at December 31, 2012.

For further discussion regarding how we determined the allowance for loan losses as of December 31, 2013 and 2012, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Comparison of Operating Results for the Years Ended December 31, 2013 and December 31, 2012—Provisions for Loan Losses.”

16

The following table sets forth activity in our allowance for loan losses for the years indicated.

	At or For the Years Ended December 31,
	2013	2012	2011	2010	2009
	(Dollars in thousands)

Balance at beginning of year	$4,146	$5,027	$3,543	$2,606	$2,105

Charge-offs:
Real estate loans:
One- to four-family residential	(217)	(2,108)	(262)	(223)	—
Home equity loans and lines of credit	(258)	(184)	(13)	—	(34)
Multi-family	-	—	—	—	—
Commercial	(1,826)	(4,652)	(87)	(144)	—
Construction and land	(37)	(49)	(33)	—	—
Commercial	(1,965)	(450)	—	(15)	(9)
Consumer and other	(14)	(20)	(12)	(38)	(74)
Total charge-offs	(4,317)	(7,463)	(407)	(420)	(117)

Recoveries:
Real estate loans:
One- to four-family residential	58	43	18	—	—
Home equity loans and lines of credit	-	2	—	—	—
Multi-family	-	—	—	—	—
Commercial	-	—	—	5	—
Construction and land	54	—	—	—	—
Commercial	203	33	6	—	—
Consumer and other	10	8	7	12	3
Total recoveries	325	86	31	17	3

Net charge-offs	(3,992)	(7,377)	(376)	(403)	(114)
Provision for loan losses	5,699	6,496	1,860	1,340	615

Balance at end of year	$5,853	$4,146	$5,027	$3,543	$2,606

Ratios:
Net charge-offs to average loans outstanding	(1.37)%	(2.50)%	(0.12)%	(0.12)%	(0.04)%
Allowance for loan losses to non-performing loans at end of year	43.16%	31.55%	81.70%	33.05%	49.38%
Allowance for loan losses to total loans at end of year	2.07%	1.37%	1.66%	1.09%	0.80%

17

Allocation of Allowance for Loan Losses.  The following tables set forth the allowance for loan losses allocated by loan category, the percent of the allowance to the total allowance and the percent of loans in each category to total loans at the dates indicated.  The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category.

	At December 31,
	2013			2012			2011
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$1,650	28.2%	52.9%	$692	16.7%	49.2%	$1,220	24.3%	46.4%
Home equity loans and lines of credit	275	4.7	9.4	277	6.7	9.5	114	2.3	10.7
Multi-family	3	0.1	0.1	6	0.1	0.1	27	0.5	0.2
Commercial	1,222	20.9	28.1	1,107	26.7	29.9	2,400	47.8	33.7
Construction and land	90	1.5	3.1	138	3.3	3.2	34	0.6	1.4
Commercial	1,843	31.5	6.1	405	9.8	7.7	713	14.2	7.2
Consumer and other	20	0.3	0.3	21	0.5	0.4	19	0.4	0.4
Unallocated	750	12.8	-	1,500	36.2	-	500	9.9	—

Total allowance for loan losses	$5,853	100.0%	100.0%	$4,146	100.0%	100.0%	$5,027	100.0%	100.0%

	At December 31,
	2010			2009
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$580	16.4%	43.3%	$418	16.0%	46.6%
Home equity loans and lines of credit	35	1.0	10.9	42	1.6	11.7
Multi-family	27	0.8	1.0	10	0.4	1.3
Commercial	1,800	50.8	35.2	1,010	38.8	29.9
Construction and land	65	1.8	1.8	157	6.0	4.3
Commercial	406	11.4	7.2	283	10.9	5.5
Consumer and other	130	3.7	0.6	164	6.3	0.7
Unallocated	500	14.1	—	522	20.0	—

Total allowance for loan losses	$3,543	100.0%	100.0%	$2,606	100.0%	100.0%

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Securities Activities

Our securities investment policy is established by our board of directors. This policy dictates that investment decisions be made based on the safety of the investment, liquidity requirements, potential returns, cash flow targets, and consistency with our interest rate risk management strategy.  Our Asset/Liability Management Committee, which consists of senior management, oversees our investing strategies.  The board of directors reviews the Asset/Liability Management Committee’s activities and strategies, and evaluates on an ongoing basis our investment policy and objectives. Our Asset/Liability Management Committee is responsible for making securities portfolio decisions in accordance with established policies.  Our chief executive officer and our chief financial officer have the authority to purchase and sell securities within specific guidelines established by the investment policy. In addition, all transactions are reviewed by the Asset/Liability Management Committee at least monthly.

Our current investment policy generally permits securities investments in debt securities issued by the U.S. Government and U.S. Government agencies, municipal bonds, and corporate debt obligations, as well as investments in preferred and common stock of U.S. Government agencies and U.S. Government sponsored enterprises such as Fannie Mae, Freddie Mac and the Federal Home Loan Bank.  Securities in these categories are classified as “investment securities” for financial reporting purposes.  The policy also permits investments in mortgage-backed securities, including pass-through securities issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae, as well as collateralized mortgage obligations (“CMOs”) issued or backed by securities issued by these government agencies or government-sponsored enterprises. Also permitted are investments in securities issued or backed by the Small Business Administration and mortgage-related mutual funds.  As of December 31, 2013, we held no asset-backed securities (securities collateralized by automobile loans, credit card receivables and home equity loans), no preferred securities issued by either Fannie Mae or Freddie Mac and no private-label mortgage backed securities.  Our current investment strategy uses a risk management approach of diversified investing in fixed-rate securities with short- to intermediate-term maturities, as well as adjustable-rate securities, which may have a longer term to maturity. The emphasis of this approach is to increase overall investment securities yields, manage interest rate risk, ensure adequate liquidity for loan demand, deposit fluctuations and other changes to our balance sheet, and provide collateral for our long-term debt needs.

At December 31, 2013, we did not have any securities from an issuer (other than securities issued by the U. S. Governments or by its agencies) that had an aggregate book value of more than 10% of our consolidated stockholders’ equity.

FASB ASC Topic 320-10-25, “Accounting for Certain Investments in Debt and Equity Securities,” requires that, at the time of purchase and at each balance sheet date thereafter, we designate a security as held to maturity, available-for-sale, or trading, depending on our ability and intent.  Securities available-for-sale are reported at fair value, while securities held to maturity are reported at amortized cost. We do not have a trading portfolio.  The increase in interest rates during 2013 reduced the market value of our investment portfolio.

Effective December 10, 2013, pursuant to the Dodd-Frank Act, federal banking and securities regulators issued final rules to implement Section 619 of the Dodd-Frank Act (the “Volcker Rule”).  Generally, subject to a transition period and certain exceptions, the Volcker Rule restricts insured depository institutions and their affiliated companies from engaging in short-term proprietary trading of certain securities, investing in funds with collateral comprised of less that 100% loans if such funds are not registered with the Securities and Exchange Commission and from engaging in hedging activities that do not hedge a specific identified risk.  After the transition period, the Volcker Rule prohibitions and restrictions will apply to banking entities unless an exception applies.  We are currently analyzing the impact of the Volcker Rule on our investment portfolio, and if any changes are required to our investment strategies that could negatively affect our earnings.

Mortgage-Backed Securities.  We invest in government-sponsored enterprise (“GSE”) mortgage-backed securities to generate positive interest rate spreads with minimal administrative expense, lower credit risk as a result of the guarantees provided by Freddie Mac, Fannie Mae and Ginnie Mae, and increase liquidity.  We invest primarily in mortgage-backed securities issued or guaranteed by Fannie Mae, Freddie Mac, and Ginnie Mae.  At December 31, 2013, our mortgage-backed securities portfolio had a fair value of $15.5 million, and consisted of pass-through securities.

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Mortgage-backed securities are created by pooling mortgages and issuing a security collateralized by the pool of mortgages with an interest rate that is less than the interest rate on the underlying mortgages.  Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although most of our mortgage-backed securities are collateralized by single-family mortgages. The issuers of such securities (government sponsored enterprises, such as Fannie Mae, Freddie Mac and Ginnie Mae) pool and resell the participation interests in the form of securities to investors, such as Colonial Bank, FSB, and guarantee the payment of principal and interest to these investors.  Investments in mortgage-backed securities involve a risk that actual prepayments will be greater or lesser than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby affecting the net yield on such securities.  We review prepayment estimates for our mortgage-backed securities at the time of purchase to ensure that prepayment assumptions are reasonable considering the underlying collateral for the securities at issue and current interest rates, and to determine the yield and estimated maturity of the mortgage-backed securities portfolio.

Collateralized Mortgage Obligations.  Government-sponsored enterprise collateralized mortgage obligations (CMO’s) are types of debt securities issued by a special-purpose entity that aggregates pools of mortgages and mortgage-backed securities and creates different classes of securities with varying maturities and amortization schedules, as well as a residual interest, with each class possessing different risk characteristics.  The cash flows from the underlying collateral are generally divided into “tranches” or classes that have descending priorities with respect to the distribution of principal and interest cash flows, while cash flows on pass-through mortgage-backed securities are distributed pro rata to all security holders. Our practice is to limit fixed-rate CMO investments primarily to the early-to-intermediate tranches, which have the greatest cash flow stability.  Floating rate CMOs are purchased with emphasis on the relative trade-offs between lifetime interest rate caps, prepayment risk and interest rates.  At December 31, 2013, our collateralized mortgage obligation portfolio had a fair value of $61.6 million.

Corporate Debt Securities and Municipal Bonds.  At December 31, 2013, we held $5.9 million in corporate debt securities, at fair value, $4.5 million of which were classified as available for sale and $1.4 million of which were classified as held to maturity.  At December 31, 2013, we held $22.6 million in bonds issued by states and political subdivisions, $15.9 million of which were classified as held to maturity at amortized cost and $6.7 million of which were classified as available for sale at fair value.  Included in this total are bond anticipation notes and tax anticipation notes (all of which have terms of one year or less), issued by municipalities in the State of New Jersey.  Although corporate debt securities and municipal bonds may offer a higher yield than a U.S. Treasury or agency security of comparable duration, these securities also have a higher risk of default due to adverse changes in the creditworthiness of the issuer.  In recognition of this potential risk, we generally limit investments in corporate bonds to securities rated in one of the four highest categories by at least one nationally recognized rating agency, and to a total investment of no more than $1.0 million per issuer.  We also generally limit investments in municipal bonds to issues that are insured unless the issuer is a local government entity within our service area.  Such local entity obligations generally are not rated, and are subject to internal credit reviews.  In, addition our investment policy imposes an investment limitation of $1.5 million per municipal bond and a limitation equal to our loan-to-one borrower limitation for bond anticipation notes and tax anticipation notes.

Equity Securities.  At December 31, 2013, our equity securities consisted of Federal Home Loan Bank of New York common stock and mutual funds.  We hold the Federal Home Loan Bank of New York common stock to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank of New York’s advance program.  There is no market for the common stock, but it is the current practice of the Federal Home Loan Bank of New York to redeem shares at par value.  The aggregate fair value of our Federal Home Loan Bank of New York common stock as of December 31, 2013 was $702,000 based on its par value.  No unrealized gains or losses have been recorded because the par value of the common stock represents its fair value.  Our mutual funds consist solely of Shay Asset Management Funds and Wilmington Prime Money Market Fund.

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U.S. Government Agency Securities.  At December 31, 2013, we held U.S. government agency securities available for sale with a fair value of $136.8 million. Generally, these securities have short- to medium-term maturities (one to five years) and may have call or step-up features.  While these securities generally provide lower yields than other investments such as mortgage-backed securities, our current investment strategy is to maintain investments in such instruments to the extent appropriate for liquidity purposes, as collateral for borrowings, and for prepayment protection.

Other-Than-Temporary Impairment of Securities.  For the years ended December 31, 2013 and 2012, there was no charge against operating results for other-than-temporarily impaired securities.

The following table sets forth the composition of our securities portfolio (excluding Federal Home Loan Bank of New York common stock) at the dates indicated.

	At December 31,
	2013		2012		2011
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Securities available-for-sale:
GSE mortgage-backed securities	$14,794	$15,463	$32,340	$34,721	$48,355	$51,803
GSE collateralized mortgage obligations	64,120	61,622	50,846	52,134	59,607	60,970
U.S. Government obligations	141,836	136,783	126,524	127,053	91,203	91,553
Corporate debt obligations	4,493	4,501	6,603	6,753	9,573	9,668
Mutual funds	903	945	4,909	4,948	7,743	7,787
Municipal debt obligations	6,828	6,719	6,171	6,256	4,977	5,075
SBA pools	1,097	1,093	1,427	1,439	1,681	1,687
Total securities available-for-sale	$234,071	$227,126	$228,820	$233,304	$223,139	$228,543

Securities held-to-maturity:
GSE mortgage-backed securities	$188	$208	$429	$469	$782	$859
Corporate debt obligations	1,193	1,396	1,192	1,502	1,191	1,465
Municipal debt obligations	15,910	16,278	28,318	28,953	36,019	36,355
Total securities held-to-maturity	$17,291	$17,882	$29,939	$30,924	$37,992	$38,679

The following tables show the gross unrealized losses and fair value, and the length of time that individual securities have been in a continuous unrealized loss position, for our available-for-sale investment securities at the dates indicated.

	At December 31, 2013
	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)

GSE mortgage-backed securities	$1,629	$82	$33	$1	$1,662	$83
GSE collateralized mortgage obligations	46,346	2,628	781	60	47,127	2,688
U. S. Government obligations	126,055	4,590	8,006	479	134,061	5,069
Corporate debt obligations	1,497	4	-	-	1,497	4
Municipal debt obligations	3,319	123	565	21	3,884	144
SBA pools	1,093	4	-	-	1,093	4
Total	$179,939	$7,431	$9,385	$561	$189,324	$7,992

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	At December 31, 2012
	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)

GSE mortgage-backed securities	$42	$1	$1,508	$29	$1,550	$30
GSE collateralized mortgage obligations	706	1	287	1	993	2
U. S. Government obligations	30,705	163	-	-	30,705	163
Corporate debt obligations	496	1	-	-	496	1
Municipal debt obligations	1,539	9	-	-	1,539	9
SBA pools	101	1	-	-	101	1
Total	$33,589	$176	$1,795	$30	$35,384	$206

At December 31, 2013 and 2012, there were no held-to-maturity investment securities with gross unrealized losses.

At December 31, 2013, there were 120 securities in the less-than-twelve-months unrealized loss category and eight securities in the twelve-months-or-more unrealized loss category for the available-for-sale portfolio.  Included in the 120 securities in the less-than-twelve month category for available-for-sale securities are: (a) 68 U. S. government obligations; (b) two corporate debt obligations which have been in a loss position for one and two months, respectively; (c) twelve municipal debt obligations; (d) three SBA pools; (e) two mortgage-backed securities; and (f) 33 collateralized mortgage obligations.  Included in the eight securities in the twelve-months-or-more category are: (a) four U. S. government obligations; (b) two municipal debt obligations; (c) one mortgage-backed security; and (d) one collateralized mortgage obligation.

At December 31, 2012, there were 27 securities in the less-than-twelve-months unrealized loss category and three securities in the twelve-months-or-more unrealized loss category for the available-for-sale portfolio.  Included in the 27 securities in the less-than-twelve month category for available-for-sale securities are: (a) 16 U. S. Government securities, 14 of which have been in a loss position for one month, one was in a loss position for three months and one was in a loss position for five months; (b) one corporate debt obligation which has been in a loss position for one month; (c) six municipal debt obligations, one of which was in a loss position for two months and five were in a loss position for one month; (d) two SBA pools, both of which have been in a loss position for one month; (e) one mortgage-backed security which has been in a loss position for one month; and (f) one collateralized mortgage obligation which has been in a loss position for one month.  Included in the three securities in the twelve-months-or-more category are: (a) two mortgage-backed securities; and (b) one collateralized mortgage obligation.

As of December 31, 2013 and 2012, management believed that the unrealized losses of the securities noted above were primarily dependent on movements in market interest rates.  These investment securities are comprised of securities that are rated investment grade by at least one bond credit rating service, pools of loans from the Small Business Administration and pools of loans from a government-sponsored enterprise.  Management believes that these fair values will recover as the underlying portfolios mature.  We did not intend to sell and expect that it is not more likely than not that we would be required to sell these investment securities prior to an anticipated recovery in fair value.  Accordingly, management did not believe any individual unrealized loss as of December 31, 2013 and 2012, represented an other-than-temporary impairment.

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Portfolio Maturities and Yields.  The composition and maturities of the investment debt securities portfolio and the mortgage-backed securities portfolio at December 31, 2013 are summarized in the following table.  Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur.  State and municipal securities yields have been adjusted to a tax-equivalent basis, assuming a federal income tax rate of 34.0%.  At December 31, 2013, the non-tax adjusted weighted average yield on total state and municipal securities was 1.08%.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)

Securities available for sale:
Mortgage-backed securities	$-	-%	$174	6.05%	$795	4.42%	$13,825	3.50%	$14,794	$15,463	3.58%
Collateralized mortgage obligations	-	-	3,992	1.82	9,291	1.90	50,837	1.87	64,120	61,622	1.87
U.S. government obligations	-	-	58,452	0.85	83,384	1.45	-	-	141,836	136,783	1.20
Corporate debt obligations	2,498	1.01	1,995	0.89	-	-	-	-	4,493	4,501	0.96
Mutual funds	903	1.80	-	-	-	-	-	-	903	945	1.80
Municipal debt obligations	-	-	2,718	4.17	4,110	3.97	-	-	6,828	6,719	4.05
SBA pools	-	-	-	-	202	2.88	895	0.63	1,097	1,093	1.04
Total securities available for sale	$3,401	1.22%	$67,331	1.06%	$97,782	1.63%	$65,557	2.20%	$234,071	$227,126	1.62%

Securities held to maturity:
Mortgage-backed securities	$9	6.11%	$36	6.86%	$2	6.00%	$141	5.21%	$188	$208	5.58%
Corporate debt obligations	-	-	996	7.13	-	-	197	6.44	1,193	1,396	7.02
Municipal debt obligations	12,266	1.41	510	7.33	1,666	7.33	1,468	7.89	15,910	16,278	2.82
Total securities held to maturity	$12,275	1.41%	$1,542	7.19%	$1,668	7.33%	$1,806	7.53%	$17,291	$17,882	3.14%

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Sources of Funds

General.  Deposits, borrowings, repayments and prepayments of loans and securities, proceeds from sales of securities, proceeds from maturing securities and cash flows from operations are the primary sources of our funds for use in lending, investing and for other general purposes.

Deposits.  We offer a variety of deposit accounts with a range of interest rates and terms.  Our deposit accounts consist of certificates of deposit, savings accounts, NOW accounts, checking accounts, money market deposit accounts, club accounts and individual retirement accounts. We provide commercial checking accounts for businesses, municipalities and school boards.  In addition, we provide low-cost checking account services for our customers.

Our deposits are obtained predominantly from the areas in which our branch offices are located.  We rely on our customer service and competitive pricing to attract and retain these deposits.  We accept certificates of deposit in excess of $100,000 for which we may provide preferential rates.  At December 31, 2013, we had no brokered certificates of deposits.  In addition, at December 31, 2013, we had $143.7 million in deposits from municipalities and school boards within the State of New Jersey.

The following tables set forth the distribution of total deposit accounts, by account type, at the dates indicated.

	At December 31,
	2013			2012			2011
	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Deposit type:
Non-interest bearing demand	$42,739	8.19%	-%	$39,301	7.09%	-%	$42,568	8.18%	-%
Savings	111,219	21.31	0.56	106,469	19.22	0.65	105,045	20.17	1.26
NOW accounts	152,279	29.17	0.42	168,150	30.35	0.82	115,169	22.12	0.84
Super NOW accounts	43,740	8.38	0.35	44,548	8.04	0.54	39,198	7.53	0.82
Money market deposit	63,811	12.22	0.40	72,051	13.00	0.63	71,145	13.66	0.87
Total transaction accounts	413,788	79.27	0.40	430,519	77.70	0.64	373,125	71.66	0.91

Certificates of deposit	108,239	20.73	1.45	123,571	22.30	1.60	147,578	28.34	1.89

Total deposits	$522,027	100.00%	0.62%	$554,090	100.00%	0.86%	$520,703	100.00%	1.19%

As of December 31, 2013, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $39.2 million.  The following table sets forth the maturity of those certificates of deposit as of December 31, 2013.

Certificates of Deposits in Amounts Greater than or Equal to $100,000	At December 31, 2013
(In thousands)

Three months or less	$2,761
Over three months through six months	3,111
Over six months through one year	8,027
Over one year to three years	9,200
Over three years	16,086

Total	$39,185

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At December 31, 2013, $51.0 million of our certificates of deposit had maturities of one year or less.  We monitor activity in these accounts and, based on historical experience and our current pricing strategy, we believe we will retain a large portion of these accounts upon maturity.

Borrowings.  Our borrowings consist of short-term and long-term Federal Home Loan Bank advances.  The following table sets forth information concerning the borrowing balances and interest rates at the dates and for the years indicated.

	At or For the Year Ended December 31,
	2013	2012	2011
	(Dollars in thousands)

Balance at end of year	$-	$-	$10,045
Average balance during year	$7,557	$1,836	$6,235
Maximum outstanding at any month end	$34,020	$2,000	$14,430
Weighted average interest rate at end of year	-%	-%	0.42%
Average interest rate during year	0.38%	1.91%	1.89%

At December 31, 2013, there was no outstanding balance of borrowings from the FHLB.

At December 31, 2013, we had the ability to borrow approximately $174.9 million under our credit facilities with the Federal Home Loan Bank of New York of which no balance was outstanding.

Employees

As of December 31, 2013, we had 100 full-time employees and 16 part-time employees.  The employees are not represented by a collective bargaining unit and we believe we have a good working relationship with our employees.

Subsidiary Activities

COBK Investments, LLC (formerly called COBK Investments, Inc.) is a wholly owned subsidiary of Colonial Bank, FSB.  It is a Delaware corporation that was formed in 2013 to invest in and manage investment securities that Colonial Bank, FSB is authorized to hold.  COBK Investments, Inc. was dissolved in September 2013.  At December 31, 2013, COBK Investments, LLC had $150.0 million in assets, and Colonial Bank, FSB had an equity investment of $11.8 million in COBK Investments, LLC.

FEDERAL AND STATE TAXATION

Tax Allocation

Colonial Bank, FSB, Colonial Financial Services, Inc. and COBK Investments, LLC have established a method for allocating and for reimbursing the payment of their consolidated tax liability.

Federal Taxation

General.  Colonial Financial Services, Inc., Colonial Bank, FSB and COBK Investments, LLC are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below.  Colonial Financial Services Inc.’s and Colonial Bank, FSB’s federal tax returns are not currently under audit, and have not been audited during the past five years.  The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the applicable tax rules.

Method of Accounting.  For federal income tax purposes, Colonial Financial Services, Inc. currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal and state income tax returns.

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Bad Debt Reserves.  Historically, Colonial Bank, FSB has been subject to special provisions in the tax law regarding allowable tax bad debt deductions and related reserves.  Tax law changes were enacted in 1996, pursuant to the Small Business Protection Act of 1996 (the “1996 Act”), that eliminated the use of the percentage of taxable income method for tax years after 1995 and required recapture into taxable income over a six-year period of all bad debt reserves accumulated after 1987.  Colonial Bank, FSB recaptured approximately $50,000 of reserves over the six-year period ended December 31, 2002.

Currently, the Colonial Financial Services, Inc. consolidated group uses the specific charge off method to account for bad debt deductions for income tax purposes.

Taxable Distributions and Recapture.  Prior to the 1996 Act, bad debt reserves created prior to November 1, 1988 were subject to recapture into taxable income if Colonial Bank, FSB failed to meet certain thrift asset and definitional tests.

At December 31, 2013, our total federal pre-1988 base year reserve was approximately $1.5 million.  However, under current law, base-year reserves remain subject to recapture if Colonial Bank, FSB makes certain non-dividend distributions, repurchases any of its stock, pays dividends in excess of tax earnings and profits, or ceases to maintain a bank charter.

Alternative Minimum Tax.  The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax (“AMT”) at a rate of 20% on a base of regular taxable income plus certain tax preferences (“alternative minimum taxable income” or “AMTI”).  The AMT is payable to the extent such AMTI is in excess of an exemption amount and the AMT exceeds the regular income tax.  Net operating losses can offset no more than 90% of AMTI.  Certain payments of AMT may be used as credits against regular tax liabilities in future years.  Colonial Financial Services, Inc. and Colonial Bank, FSB have been subject to the AMT but currently have no such amounts available as credits for carryover.

Net Operating Loss Carryovers.  Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years.  However, subject to certain limitations, the carryback period for net operating losses incurred in 2008 or 2009 (but not both years) was expanded to five years.  At December 31, 2013, Colonial Bank, FSB had no net operating loss carryforwards for federal income tax purposes.

Corporate Dividends-Received Deduction.  Colonial Financial Services, Inc. may exclude from its federal taxable income 100% of dividends received from Colonial Bank, FSB as a wholly owned subsidiary.

Capital Loss Carryovers.  Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years.  At December 31, 2013, Colonial Financial Services, Inc. and its subsidiaries have federal capital loss carryforwards of approximately $195,000  expiring from 2014 through 2015.  The Company expects to fully realize the benefit of such carryforwards through tax planning strategies.

State Taxation

Colonial Bank, FSB currently files New Jersey Corporation Business tax returns for banking and financial corporations.  Generally, the income of savings institutions in New Jersey is subject to the New Jersey Corporation Business tax at the rate of 9% on its “entire net income,” which generally means federal taxable income before net operating loss and special deductions, subject to certain adjustments (including addition of interest income on state and municipal obligations).  With the formation of CB Delaware Investments Inc. (now known as COBK Investments, Inc.) in 2006 and the transfer of investment securities to it, the taxable state income of Colonial Bank, FSB had been substantially reduced.  With the reduction, Colonial Bank, FSB is in a net operating loss position for state tax purposes and may utilize state net operating loss carryforwards to reduce future state income taxes, though there is no guarantee that these carryforwards will be utilized before they expire.  In September 2013, Colonial Bank FSB dissolved COBK Investments, Inc. and formed COBK Investments, LLC which returns the investment income to the Bank as taxable state income.

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At December 31, 2013, Colonial Bank, FSB has New Jersey net operating loss carryforwards of $20.2 million, of which $5.5 million expires from 2014 through 2015 and the balance expires from 2029 through 2032.  New Jersey net operating losses occurring for periods before January 1, 2009 can be carried forward for seven succeeding years and net operating losses accruing for periods after January 1, 2009 may be carried forward 20 succeeding tax years.  At December 31, 2013, the Company has recorded a valuation allowance of approximately $305,000 against the deferred tax assets attributable to the New Jersey net operating loss carryforwards.

At December 31, 2013, Colonial Bank, FSB had New Jersey capital loss carryforwards of $115,000.  For New Jersey purposes, capital losses can be carried back three years and carried forward five succeeding years.  At December 31, 2013, the Company has recorded a full valuation allowance of $7,000 for the state capital loss carryforwards.

Colonial Financial Services, Inc. is not currently under audit with respect to their state income tax returns and their state income tax returns have not been audited for the past five years.  Colonial Bank, FSB is currently under audit with respect to their state income tax returns.

SUPERVISION AND REGULATION

General

Colonial Bank, FSB is examined and supervised by the Office of the Comptroller of the Currency and is subject to examination by the Federal Deposit Insurance Corporation.  This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation’s deposit insurance fund and depositors.  Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates.  Following completion of its examination, the federal agency critiques the institution’s operations and assigns its rating (known as an institution’s CAMELS rating).  Under federal law, an institution may not disclose its CAMELS rating to the public.  Colonial Bank, FSB also is a member of and owns stock in the Federal Home Loan Bank of New York, which is one of the twelve regional banks in the Federal Home Loan Bank System.  Colonial Bank, FSB is also regulated to a lesser extent by the Board of Governors of the Federal Reserve System, governing reserves to be maintained against deposits and other matters.  The Office of the Comptroller of the Currency examines Colonial Bank, FSB and prepares reports for the consideration of its board of directors on any operating deficiencies.  Colonial Bank, FSB’s relationship with its depositors and borrowers is also regulated to a great extent by federal law and, to a much lesser extent, state law, especially in matters concerning the ownership of deposit accounts and the form and content of Colonial Bank, FSB’s mortgage documents.

As a savings and loan holding company, Colonial Financial Services, Inc. is required to comply with the rules and regulations of the Federal Reserve Board, and is required to file certain reports with and be subject to examination by the Federal Reserve Board.  Colonial Financial Services, Inc. is also subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in these laws or regulations, whether by the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Reserve Board or Congress, could have a material adverse impact on Colonial Financial Services, Inc. and Colonial Bank, FSB and their operations.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) made extensive changes in the regulation of federal savings banks such as Colonial Bank, FSB.  Under the Dodd-Frank Act, the Office of Thrift Supervision has been eliminated and responsibility for the supervision and regulation of federal savings banks has been transferred to the Office of the Comptroller of the Currency, which is the agency that is currently primarily responsible for the regulation and supervision of national banks.  Responsibility for the regulation and supervision of savings and loan holding companies, such as Colonial Financial Services, Inc. has been transferred to the Federal Reserve Board, which currently supervises bank holding companies.  Additionally, a new Consumer Financial Protection Bureau has been established as an independent bureau of the Federal Reserve Board.  The Consumer Financial Protection Bureau has assumed responsibility for the implementation of the federal financial consumer protection and fair lending laws and regulations, a function previously assigned to federal banking regulators, and has authority to impose new requirements.  However, institutions of less than $10 billion in assets, such as Colonial Bank, FSB, will continue to be examined for compliance with consumer protection and fair lending laws and regulations by, and be subject to the primary enforcement authority of, their primary regulator rather than the Consumer Financial Protection Bureau.

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Set forth below is a brief description of certain regulatory requirements that are or will be applicable to Colonial Financial Services, Inc. and Colonial Bank, FSB.  The description below is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Colonial Financial Services, Inc. and Colonial Bank, FSB.

Regulatory Agreement and Capital Requirements

On May 30, 2013, Colonial Bank, FSB entered into an agreement with the Office of the Comptroller of the Currency. The agreement provides, among other things, that within specified time frames:

●	Colonial Bank, FSB must establish a Compliance Committee to monitor and coordinate Colonial Bank, FSB’s adherence to the agreement and submit reports to the Office of the Comptroller of the Currency;

●
Colonial Bank, FSB must hire an independent consultant to review Colonial Bank, FSB’s lending function, and Colonial Bank, FSB must implement a written plan to correct deficiencies noted by the consultant;

●	Colonial Bank, FSB must submit for review and non-objection by the Office of the Comptroller of the Currency a three-year written capital plan;

●	Colonial Bank, FSB must submit for review and non-objection by the Office of the Comptroller of the Currency a three-year strategic plan;

●	Colonial Bank, FSB must implement a profit plan to improve and sustain Colonial Bank, FSB’s earnings;

●
Colonial Bank, FSB must take immediate and continuing action to protect its interest in criticized assets, and must implement a written program to eliminate the basis of criticism of criticized, classified and certain other assets;

●	Colonial Bank, FSB must review the adequacy of Colonial Bank, FSB’s allowance for loan losses and establish a program for the maintenance of an adequate allowance for loan losses;

●	Colonial Bank, FSB must implement a written program to improve credit risk management; and

●	Colonial Bank, FSB must implement a policy to ensure that other real estate owned is managed in accordance with applicable federal regulations.

On May 30, 2013, Colonial Bank, FSB was notified by the Office of the Comptroller of the Currency that it established minimum capital ratios for Colonial Bank, FSB requiring it to maintain a Tier 1 capital to adjusted total assets ratio of 9.50%, a Tier 1 capital to risk-weighted assets ratio of 11.00%, and a Total risk-based capital to risk-weighted assets ratio of 13.00%.  As of December 31, 2013, Colonial Bank, FSB’s ratios for these items were 9.74%, 19.19% and 20.45%, respectively.

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Failure to comply with the regulatory capital ratios can result in Colonial Bank, FSB being required to submit a revised capital plan for the Office of the Comptroller of the Currency’s review and non-objection as well as imposition of a revised enforcement order.

Holding Company Board Resolutions

In July 2013, Colonial Financial Services, Inc. adopted board resolutions as requested by the Federal Reserve Board.  The resolutions provide, among other things, that within specified time frames:

●	Colonial Financial Services, Inc. must serve as a source of strength to Colonial Bank, FSB, including assuring compliance with the regulatory agreement and other supervisory actions;

●	Colonial Financial Services, Inc. must submit to the Federal Reserve Bank of Philadelphia a written plan to strengthen board oversight related to financial and risk management

●	Colonial Financial Services, Inc. may not pay dividends, incur debt or repurchase its stock without prior written approval from the Federal Reserve Bank of Philadelphia; and

●	Colonial Bank, FSB must submit to the Federal Reserve Bank of Philadelphia a capital plan.

Failure to comply with the board resolutions could result in enforcement action by the Federal Reserve Board.

Federal Banking Regulation

Business Activities.  A federal savings bank derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and the regulations of the Office of the Comptroller of the Currency.  Under these laws and regulations, Colonial Bank, FSB may invest in mortgage loans secured by residential and nonresidential real estate, commercial business loans and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits.  Colonial Bank, FSB also may establish subsidiaries that may engage in activities not otherwise permissible for Colonial Bank, FSB, including real estate investment and securities and insurance brokerage.  The Dodd-Frank Act authorized the payment of interest on commercial checking accounts, effective July 21, 2011.

Capital Requirements.  Office of the Comptroller of the Currency regulations require savings banks to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for savings banks receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio.

The risk-based capital standard for savings banks requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively.  In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of the Comptroller of the Currency, based on the risks believed inherent in the type of asset.  Core capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships.  The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair values.  Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.  Additionally, a savings bank that retains credit risk in connection with an asset sale may be required to maintain additional regulatory capital because of the purchaser’s recourse to the savings bank.  Colonial Bank, FSB does not typically engage in asset sales.

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In July 2013, the Office of the Comptroller of the Currency and the other federal bank regulatory agencies issued a final rule that will revise their leverage and risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act.  Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4% to 6% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property.  The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for purposes of calculating regulatory capital requirements unless a one-time opt-in or opt-out is exercised.  The rule limits a banking organization’s capital distributions and certain discretionary bonus payments to executive officers if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements.  The final rule also implements the Dodd-Frank Act’s directive to apply to savings and loan holding companies consolidated capital requirements that are not less stringent than those applicable to their subsidiary institutions.  The final rule is effective January 1, 2015.  The “capital conservation buffer” will be phased in from January 1, 2016 to January 1, 2019, when the full capital conservation buffer will be effective.

In accordance with OTS regulations, at the time of the mutual-to-stock conversion, the Company substantially restricted retained earnings by establishing a liquidation account. The liquidation account is maintained for the benefit of eligible account holders who continue to maintain their accounts at Colonial Bank, FSB after conversion. The Bank established a parallel liquidation account to support the Company’s liquidation account in the event the Company does not have sufficient assets to fund its obligations under its liquidation account. The liquidation accounts will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation accounts. In the event of a complete liquidation of Colonial Bank, FSB or the Company, each account holder will be entitled to receive a distribution in an amount proportionate to the adjusted qualifying account balances then held. The Bank may not pay dividends if those dividends would reduce equity capital below the required liquidation account amount.

At December 31, 2013, Colonial Bank, FSB’s capital exceeded all applicable requirements.

Loans to One Borrower.  Generally, a federal savings bank may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus.  An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate.  As of December 31, 2013, Colonial Bank, FSB was in compliance with the loans-to-one-borrower limitations.

Qualified Thrift Lender Test. As a federal savings bank, Colonial Bank, FSB must satisfy the qualified thrift lender, or “QTL,” test.  Under the QTL test, Colonial Bank, FSB must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” in at least nine months of the most recent 12 months.  A savings bank that fails the qualified thrift lender test must operate under specified restrictions.  The Dodd-Frank Act made noncompliance with the QTL Test potentially subject to agency enforcement action for a violation of law.

Capital Distributions. Office of the Comptroller of the Currency regulations govern capital distributions by a federal savings bank, which include cash dividends, stock repurchases and other transactions charged to the capital account.  A savings bank must file an application for approval of a capital distribution if:

●
the total capital distributions for the applicable calendar year exceed the sum of the savings bank’s net income for that year to date plus the savings bank’s retained net income for the preceding two years;

●	the savings bank would not be at least adequately capitalized following the distribution;

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●	the distribution would violate any applicable statute, regulation, agreement or Office of the Comptroller of the Currency-imposed condition; or

●	the savings bank is not eligible for expedited treatment of its filings.

Even if an application is not otherwise required, every savings bank that is a subsidiary of a holding company must still file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend or approves a capital distribution.

The Federal Reserve Board or Office of the Comptroller of the Currency may disapprove a notice or application if:

●	the savings bank would be undercapitalized following the distribution;

●	the proposed capital distribution raises safety and soundness concerns; or

●	the capital distribution would violate a prohibition contained in any statute, regulation, agreement with a federal banking regulatory agency or any formal or informal enforcement action.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution may not make any capital distribution, if after making such distribution the institution would be undercapitalized.

Liquidity.  A federal savings bank is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation.

Community Reinvestment Act and Fair Lending Laws.  All savings banks have a responsibility under the Community Reinvestment Act and related regulations of the Office of the Comptroller of the Currency to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In connection with its examination of a federal savings bank, the Office of the Comptroller of the Currency is required to assess the association’s record of compliance with the Community Reinvestment Act.  In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes.  An association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities.  The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of the Comptroller of the Currency, as well as other federal regulatory agencies and the Department of Justice.  Colonial Bank, FSB received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties.  A federal savings bank’s authority to engage in transactions with its affiliates is limited by federal regulations and by Sections 23A and 23B of the Federal Reserve Act and its implementing Regulation W.  An affiliate is a company that controls, is controlled by, or is under common control with an insured depository institution such as Colonial Bank, FSB.  Colonial Financial Services, Inc. will be an affiliate of Colonial Bank, FSB.  In general, loan transactions between an insured depository institution and its affiliate are subject to certain quantitative and collateral requirements.  In this regard, transactions between an insured depository institution and its affiliate are limited to 10% of the institution’s unimpaired capital and unimpaired surplus for transactions with any one affiliate and 20% of unimpaired capital and unimpaired surplus for transactions in the aggregate with all affiliates.  Collateral in specified amounts ranging from 100% to 130% of the amount of the transaction must usually be provided by affiliates in order to receive loans from the association.  In addition, federal regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary.  Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.  The Office of the Comptroller of the Currency requires savings banks to maintain detailed records of all transactions with affiliates.

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Colonial Bank, FSB’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board.  Among other things, these provisions require that extensions of credit to insiders (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Colonial Bank, FSB’s capital.  In addition, extensions of credit in excess of certain limits must be approved by Colonial Bank, FSB’s board of directors.

Enforcement.  The Office of the Comptroller of the Currency has primary enforcement responsibility over federal savings institutions and has the authority to bring enforcement action against all “institution-affiliated parties,” including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution.  Formal enforcement action by the Office of the Comptroller of the Currency may range from the issuance of a capital directive or cease and desist order, to removal of officers and/or directors of the institution and the appointment of a receiver or conservator.  Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day.  The Federal Deposit Insurance Corporation also has the authority to terminate deposit insurance or to recommend to the Office of the Comptroller of the Currency that enforcement action be taken with respect to a particular savings institution.  If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under specified circumstances.

Standards for Safety and Soundness.  Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions.  These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate.  The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law.  The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired.  The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits.  If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.  If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

Prompt Corrective Action Regulations.  Under the prompt corrective action regulations, the Office of the Comptroller of the Currency is required and authorized to take supervisory actions against undercapitalized savings banks.  For this purpose, a savings bank is placed in one of the following five categories based on the savings bank’s capital:

●	well-capitalized (at least 5% leverage capital, 6% Tier 1 risk-based capital and 10% total risk-based capital);

●	adequately capitalized (at least 4% leverage capital (3% for savings banks with a composite examination rating of 1), 4% Tier 1 risk-based capital and 8% total risk-based capital);

●	undercapitalized (less than 4% leverage capital (3% for savings banks with a composite examination rating of 1), 4% Tier 1 risk-based capital or 8% total risk-based capital);

●	significantly undercapitalized (less than 6% total risk-based capital, 3% Tier 1 risk-based capital or 3% leverage capital); or

●	critically undercapitalized (less than 2% tangible capital).

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Generally, the Office of the Comptroller of the Currency is required to appoint a receiver or conservator for a savings bank that is “critically undercapitalized” within specific time frames.  The regulations also provide that a capital restoration plan must be filed with the Office of the Comptroller of the Currency within 45 days of the date a savings bank receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.”  The criteria for an acceptable capital restoration plan include, among other things, the establishment of the methodology and assumptions for attaining adequately capitalized status on an annual basis, procedures for ensuring compliance with restrictions imposed by applicable federal regulations, the identification of the types and levels of activities the savings bank will engage in while the capital restoration plan is in effect, and assurances that the capital restoration plan will not appreciably increase the current risk profile of the savings bank.  Any holding company for the savings bank required to submit a capital restoration plan must guarantee the lesser of: an amount equal to 5% of a savings bank’s assets at the time it was notified or deemed to be undercapitalized by the Office of the Comptroller of the Currency, or the amount necessary to restore the savings bank to adequately capitalized status.  This guarantee remains in place until the Office of the Comptroller of the Currency notifies the savings bank that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the Office of the Comptroller of the Currency has the authority to require payment and collect payment under the guarantee.  Failure by a holding company to provide the required guarantee will result in certain operating restrictions on the savings bank, such as restrictions on the ability to declare and pay dividends, pay executive compensation and management fees, and increase assets or expand operations.  The Office of the Comptroller of the Currency may also take any one of a number of discretionary supervisory actions against undercapitalized savings banks, including the issuance of a capital directive and the replacement of senior executive officers and directors.

At December 31, 2013, Colonial Bank, FSB met the criteria for being considered “well-capitalized.”

In connection with the final capital rule described earlier, the federal banking agencies have adopted revisions, effective January 1, 2015, to the prompt corrective action framework.  Under the revised prompt corrective action requirements, insured depository institutions would be required to meet the following in order to qualify as “well capitalized:”  (1) a common equity Tier 1 risk-based capital ratio of 6.5%; (2) a Tier 1 risk-based capital ratio of 8% (increased from 6%); (3) a total risk-based capital ratio of 10% (unchanged from current rules) and (4) a Tier 1 leverage ratio of 5% (unchanged from the current rules).

Insurance of Deposit Accounts. Colonial Bank, FSB’s deposits are insured up to applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation.  Federal deposit insurance per account owner has been raised to $250,000.

Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other factors, with less risky institutions paying lower assessments.  An institution’s assessment rate depends upon the category to which it is assigned, and certain adjustments specified by Federal Deposit Insurance Corporation regulations.  The Federal Deposit Insurance Corporation may adjust the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment.  No institution may pay a dividend if in default of the federal deposit insurance assessment.

Assessment rates previously ranged from seven to 77.5 basis points of assessable deposits.  The Dodd-Frank Act required the Federal Deposit Insurance Corporation to revise its procedures to base its assessments upon total assets less tangible equity instead of deposits. The Federal Deposit Insurance Corporation finalized a rule, effective April 1, 2011, that changed the assessment range to 2.5 to 45 basis points of total assets less tangible equity.

In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation to recapitalize a predecessor deposit insurance fund. That payment is established quarterly and during the quarter ended December 31, 2013 equaled 0.64 basis points of total assets less tangible capital.

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The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits.  The Federal Deposit Insurance Corporation must seek to achieve the 1.35% ratio by September 30, 2020.  Insured institutions with assets of $10 billion or more are supposed to fund the increase.  The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the Federal Deposit Insurance Corporation and the Federal Deposit Insurance Corporation has recently exercised that discretion by establishing a long range fund ratio of 2%.

The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Colonial Bank, FSB.  We cannot predict what insurance assessment rates will be in the future.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or regulatory condition imposed in writing.  We do not know of any practice, condition or violation that might lead to termination of deposit insurance.

Prohibitions Against Tying Arrangements.  Federal savings banks are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Federal Home Loan Bank System.  Colonial Bank, FSB is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks.  The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending.  As a member of the Federal Home Loan Bank of New York, Colonial Bank, FSB is required to acquire and hold shares of capital stock in the Federal Home Loan Bank.  As of December 31, 2013, Colonial Bank, FSB was in compliance with this requirement.

Qualified Mortgages and Retention of Credit Risk.  The Consumer Financial Protection Bureau has issued a rule designed to clarify for lenders how they can avoid legal liability under the Dodd-Frank Act, which would hold lenders accountable for ensuring a borrower’s ability to repay a mortgage. Loans that meet this “qualified mortgage” definition will be presumed to have complied with the new ability-to-repay standard.  Under the Consumer Financial Protection Bureau’s rule, a “qualified mortgage” loan must not contain certain specified features, including:

●	excessive upfront points and fees (those exceeding 3% of the total loan amount, less “bona fide discount points” for prime loans);

●	interest-only payments;

●	negative-amortization; and

●	terms longer than 30 years.

Also, to qualify as a “qualified mortgage,” a borrower’s total monthly debt-to-income ratio may not exceed 43%.  Lenders must also verify and document the income and financial resources relied upon to qualify the borrower for the loan and underwrite the loan based on a fully amortizing payment schedule and maximum interest rate during the first five years, taking into account all applicable taxes, insurance and assessments.  The Consumer Financial Protection Bureau’s rule on qualified mortgages could limit our ability or desire to make certain types of loans or loans to certain borrowers, or could make it more expensive/and or time consuming to make these loans, which could limit our growth or profitability.

In addition, the Dodd-Frank Act requires the regulatory agencies to issue regulations that require securitizers of loans to retain not less than 5% of the credit risk for any asset that is not a “qualified residential mortgage.”  The regulatory agencies have issued a proposed rule to implement this requirement.  The Dodd-Frank Act provides that the definition of “qualified residential mortgage” can be no broader than the definition of “qualified mortgage” issued by the Consumer Financial Protection Bureau for purposes of its regulations (as described above).  Although the final rule with respect to the retention of credit risk has not yet been issued, the final rule could have a significant effect on the secondary market for loans and the types of loans we originate, and restrict our ability to make loans.

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Federal Reserve System

Federal Reserve Board regulations require savings banks to maintain noninterest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts.  At December 31, 2013, Colonial Bank, FSB was in compliance with these reserve requirements.

Other Regulations

Interest and other charges collected or contracted for by Colonial Bank, FSB are subject to state usury laws and federal laws concerning interest rates.  Colonial Bank, FSB’s operations are also subject to federal laws applicable to credit transactions, such as the:

●	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

●
Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

●	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

●	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

●	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

●	Truth in Savings Act; and

●	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Colonial Bank, FSB also are subject to the:

●
Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

●
Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

●
Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

●
The USA PATRIOT Act, which requires savings banks to, among other things, establish broadened anti-money laundering compliance programs, and due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements that also apply to financial institutions under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

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●
The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

Colonial Financial Services, Inc. is a unitary savings and loan holding company, subject to regulation and supervision by the Federal Reserve Board.  The Federal Reserve Board has enforcement authority over Colonial Financial Services, Inc. and its non-savings institution subsidiaries.  Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a risk to Colonial Bank, FSB.

Colonial Financial Services, Inc.’s activities are limited to those activities permissible for financial holding companies or for multiple savings and loan holding companies.  A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance, incidental to financial activities or complementary to a financial activity.  The Dodd-Frank Act added that any savings and loan holding company that engages in activities permissible for a financial holding company must meet the qualitative requirements for a bank holding company to be a financial holding company and conduct the activities in accordance with the requirements that would apply to a financial holding company’s conduct of the activity.  A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c) (8) of the Bank Holding Company Act, subject to the prior approval of the Federal Reserve Board, and certain additional activities authorized by Federal Reserve Board regulations.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring control of another savings institution or holding company thereof, without prior written approval of the Federal Reserve Board.  It also prohibits the acquisition or retention of, with specified exceptions, more than 5% of the equity securities of a company engaged in activities that are not closely related to banking or financial in nature or acquiring or retaining control of an institution that is not federally insured.  In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider the financial and managerial resources and future prospects of the savings institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

Savings and loan holding companies are not currently subject to specific regulatory capital requirements.  The Dodd-Frank Act, however, required the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to institutions themselves.  The previously discussed final rule regarding regulatory capital requirements implements the Dodd-Frank Act as to savings and loan holding companies.  Consolidated regulatory capital requirements identical to those applicable to the subsidiary depository institutions will apply to savings and loan holding companies as of January 1, 2015.  As is the case with institutions themselves, the capital conservation buffer will be phased in between 2016 and 2019.

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Dividends and Stock Repurchases.  The Federal Reserve Board has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies that it has made applicable to savings and loan holding companies as well.  In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition.  Regulatory guidance provides for prior regulatory review of capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend.  The guidance also provides for prior regulatory review where the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition.  The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized.  The policy statement also provides for regulatory review prior to a holding company redeeming or repurchasing regulatory capital instruments when the holding company is experiencing financial weaknesses or redeeming or repurchasing common stock or perpetual preferred stock that would result in a net reduction as of the end of a quarter in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies could affect the ability of Colonial Financial Services, Inc. to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

The Dodd-Frank Act also extends the “source of strength” doctrine to savings and loan holding companies.  The regulatory agencies must issue regulations requiring that all bank and savings and loan holding companies serve as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

Federal Securities Laws

Colonial Financial Services, Inc. common stock is registered with the Securities and Exchange Commission.  Colonial Financial Services, Inc. is subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. Our Chief Executive Officer and Chief Financial Officer are required to certify, among other things, that our quarterly and annual reports do not contain any untrue statement of a material fact.
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ITEM 1A.                   Risk Factors

Not applicable, as Colonial Financial Services, Inc. is a “Smaller Reporting Company.”

ITEM 2.                      Properties

The following table provides certain information with respect to our banking offices as of December 31, 2013:

Location	Owned or Leased	Net Book Value of Real Property
		(In thousands)
Main Office:
2745 S. Delsea Drive Vineland, New Jersey 08360	Owned	$4,752

Branch Offices:
85 West Broad Street Bridgeton, New Jersey 08302	Owned	$371

339 Main Street Cedarville, New Jersey 08311	Owned	$261

1107 North High Street Millville, New Jersey 08332	Owned	$238

227 Bridgeton Pike Mantua, New Jersey 08051	Owned	$477

271 Lambs Road Sewell, New Jersey 08080	Owned	$299

Route 77 and Big Oak Road Upper Deerfield Township, New Jersey 08302	Owned	$758

1771 South Lincoln Avenue Vineland, New Jersey 08361	Owned	$319

125 West Landis Avenue Vineland, New Jersey 08360	Owned	$350

The net book value of our premises, land and equipment was approximately $7.8 million at December 31, 2013.

ITEM 3.                      Legal Proceedings

As of December 31, 2013, we are currently involved in two lawsuits by former employees.  On March 4, 2013, Denise Davis filed a civil action against Colonial Federal Savings Bank and John Does 1-5 and 6-10 in Superior Court of New Jersey Cumberland County pursuant to the New Jersey Law Against Discrimination requesting compensatory damages, punitive damages, interest, cost of suit, attorneys’ fees, enhanced attorney’s fees, equitable reinstatement, equitable back pay and equitable front pay.  Ms. Davis claims to have suffered both non-economic losses for pain, embarrassment, upset and humiliation, as well as economic losses related to unemployment due to her termination.

On January 6, 2014, Richard Dapp, former Chief Lending Officer, filed a civil action against Colonial Bank, FSB in Superior Court of New Jersey Cumberland County to remedy violations of his employment contract.  Mr. Dapp is suing to be made whole for any and all pay and benefits he would have received had it not been for our contractual violations of his employment contract and the costs and expenses of this action and a reasonable attorney’s fees.

We are vigorously defending the claims.  At this time, we are unable to predict an outcome, favorable or unfavorable, or to estimate the amount of any potential loss.

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Except as noted above, we were not involved in any other pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business, which, in the aggregate, involve amounts that we believe are immaterial to our consolidated financial condition, results of operations and cash flows.

ITEM 4.                      Mine Safety Disclosures

Not applicable

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PART II

ITEM 5.                      Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Our common stock is listed on the Nasdaq Global Market under the symbol “COBK.” As of December 31, 2013, we had fifteen registered market makers, 403 stockholders of record (excluding the number of persons or entities holding stock in street name through various brokerage firms), and 3,853,058 shares outstanding. The following table sets forth market price and dividend information for our common stock.

Year Ended December 31, 2013	High	Low	Cash Dividends Declared
First Quarter	$13.75	$13.06	$-
Second Quarter	$14.30	$13.30	$-
Third Quarter	$17.00	$13.24	$-
Fourth Quarter	$14.41	$12.94	$-

Year Ended December 31, 2012	High	Low	Cash Dividends Declared
First Quarter	$12.55	$11.85	$-
Second Quarter	$13.38	$12.75	$-
Third Quarter	$13.47	$12.90	$-
Fourth Quarter	$13.47	$12.76	$-

Payment of dividends on our shares of common stock is subject to determination and declaration by the Board of Directors and will depend upon a number of factors, including capital requirements, regulatory limitations on the payment of dividends, our results of operations and financial condition, tax considerations and general economic conditions.  No assurance can be given that dividends will be declared or, if declared, what the amount of dividends will be, or whether such dividends, once declared, will continue.

There were no sales of unregistered securities during the quarter ended December 31, 2013.

There were no repurchases of shares of common stock during the quarter ended December 31, 2013.   The repurchase program was announced on February 16, 2012.  The repurchase program was for 198,951 shares and to date had repurchased 81,870 shares.  On August 15, 2013, the Board of Directors terminated the Company’s stock repurchase program.

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ITEM 6.                      Selected Financial Data

	At December 31,
	2013	2012	2011	2010	2009
	(In thousands)
Selected Financial Condition Data:

Total assets	$583,157	$623,596	$603,814	$590,342	$568,541
Cash and amounts due from banks	23,404	26,418	7,893	18,982	15,882
Investment securities held to maturity	17,291	29,939	37,992	38,214	41,032
Investment securities available for sale	227,126	233,304	228,543	183,311	166,378
Loans receivable, net	276,154	297,182	297,570	319,987	321,607
Deposits	522,027	554,090	520,703	512,836	500,366
Borrowings	-	-	10,045	7,000	21,300
Stockholders’ equity	59,163	68,037	71,685	69,412	45,517

	For the Years Ended December 31,
	2013	2012	2011	2010	2009
	(In thousands)
Selected Operating Data:

Interest income	$18,129	$21,407	$24,067	$26,292	$27,355
Interest expense	3,848	5,431	7,154	9,216	13,514
Net interest income	14,281	15,976	16,913	17,076	13,841
Provision for loan losses	5,699	6,496	1,860	1,340	615
Net interest income after provision for loan losses	8,582	9,480	15,053	15,736	13,226
Non-interest income	2,755	1,844	1,809	1,574	267
Non-interest expense	14,799	14,395	12,376	11,747	11,661
Income (loss) before income taxes	(3,462)	(3,071)	4,486	5,563	1,832
Income tax expense (benefit)	(1,637)	(1,322)	1,179	1,693	392
Net income (loss)	$(1,825)	$(1,749)	$3,307	$3,870	$1,440

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	At or For the Years Ended December 31,
	2013	2012	2011	2010	2009

Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets	(0.30)%	(0.28)%	0.55%	0.67%	0.26%
Return on average equity	(2.87)%	(2.46)%	4.64%	6.83%	3.34%
Interest rate spread (1)	2.46%	2.74%	2.90%	3.05%	2.52%
Net interest margin (2)	2.54%	2.83%	3.06%	3.21%	2.71%
Efficiency ratio (3)	86.87%	80.78%	66.07%	62.99%	82.66%
Noninterest expense to average total assets	2.42%	2.29%	2.06%	2.02%	2.12%
Average interest-earning assets to average interest-bearing liabilities	111.62%	109.79%	112.92%	109.33%	107.28%

Asset Quality Ratios:
Non-performing assets as a percent of total assets	2.88%	2.96%	1.53%	1.86%	0.93%
Non-performing loans as a percent of total loans	4.79%	4.35%	2.03%	3.31%	1.63%
Allowance for loan losses as a percent of non-performing loans	43.16%	31.55%	81.70%	33.05%	49.38%
Allowance for loan losses as a percent of total loans	2.07%	1.37%	1.66%	1.09%	0.80%
Net charge-offs to average loans outstanding	(1.37)%	(2.50)%	(0.12)%	(0.12)%	(0.04)%

Capital Ratios:
Total risk-based capital (to risk weighted assets)	20.45%	20.55%	19.99%	18.39%	12.60%
Tier 1 risk-based capital (to risk weighted assets)	19.19%	19.30%	19.27%	17.64%	11.94%
Tangible capital (to tangible assets)	9.74%	10.00%	10.82%	10.44%	7.17%
Tier 1 leverage (core) capital (to adjusted tangible assets)	9.74%	10.00%	10.82%	10.44%	7.17%
Equity to total assets	10.15%	10.91%	11.87%	11.76%	8.01%

Other Data:
Number of full service offices	9	9	9	9	9
Dividends declared per share	$—	$—	$—	$—	$—

Earnings (loss) per share:
Basic and diluted (4)	$(0.49)	$(0.46)	$0.83	$0.97	$0.36

(1)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(4)	Information for December 31, 2009 has been adjusted for the 0.9399-for-one exchange from the mutual-to-stock conversion of Colonial Bankshares MHC.

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ITEM 7.                      Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Critical accounting policies are those that involve significant judgments and assumptions by management and that have, or could have, a material impact on our income or the carrying value of our assets.  Our critical accounting policies are those related to our allowance for loan losses, the evaluation of other-than-temporary impairment of investment securities, the valuation of and our ability to realize deferred tax assets and the measurement of fair values of financial instruments.

Allowance for Loan Losses.  The allowance for loan losses is calculated with the objective of maintaining an allowance necessary to absorb estimated probable loan losses inherent in the loan portfolio.  Management’s determination of the adequacy of the allowance is based on periodic evaluations of the loan portfolio and other relevant factors.  However, this evaluation is inherently subjective, as it requires an estimate of the loss content for each risk rating and for each impaired loan, an estimate of the amounts and timing of expected future cash flows, and an estimate of the value of collateral.

We have established a systematic method of periodically reviewing the credit quality of the loan portfolio in order to establish an allowance for losses on loans.  The allowance for losses on loans is based on our current judgments about the credit quality of individual loans and segments of the loan portfolio.  The allowance for losses on loans is established through a provision for loan losses based on our evaluation of the probable losses inherent in the loan portfolio, and considers all known internal and external factors that affect loan collectibility as of the reporting date.  Our evaluation, which includes a review of all loans on which full collectibility may not be reasonably assured, considers among other matters, the estimated net realizable value or the fair value of the underlying collateral, economic conditions, historical loan loss experience, our knowledge of inherent losses in the portfolio that are probable and reasonably estimable and other factors that warrant recognition in providing an appropriate loan loss allowance.  Management believes this is a critical accounting policy because this evaluation involves a high degree of complexity and requires us to make subjective judgments that often require assumptions or estimates about various matters.  Historically, we believe our estimates and assumptions have proven to be relatively accurate.  For example, over the past three years, our allowance for loan losses as a percentage of total loans outstanding has ranged from 1.37% to 2.07%, while our net charge-offs as a percentage of average loans outstanding has ranged from (0.12%) to (2.50%).  Nevertheless, because a small number of non-performing loans could result in net charge-offs significantly in excess of the estimated losses inherent in our loan portfolio, you should not place undue reliance on the accuracy of past estimates.

The analysis of the allowance for loan losses has three components: specific allocations, general allocations and an unallocated component.  Specific allocations are made for loans that are determined to be impaired.  Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses.  The general allocation is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history.  We also analyze delinquency trends, general economic conditions and geographic and industry concentrations.  This analysis establishes factors that are applied to the loan groups to determine the amount of the general allowance.  The principal assumption used in deriving the allowance for loan losses is the estimate of loss content for each risk rating.  To illustrate, if recent loss experience dictated that the projected loss ratios changed by 10% (of the estimate) across all risk ratings, the allocated allowance as of December 31, 2013 would have changed by approximately $205,000.  Actual loan losses may be significantly more than the allowances we have established, which could have a material negative effect on our financial results.  An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses.  The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

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Other-Than-Temporary Impairment.  In estimating other-than-temporary impairment of investment securities, securities are evaluated on at least a quarterly basis, to determine whether a decline in their value is other-than-temporary.  In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) whether or not we intend to sell or expect that it is more likely than not that we will be required to sell the investment security prior to an anticipated recovery in fair value.  Once a decline in value for a debt security is determined to be other than temporary, the other-than-temporary impairment is separated in (a) the amount of total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss) and (b) the amount of other-than-temporary impairment related to all other factors.  The amount of the total other-than-temporary impairment related to credit loss is recognized in earnings.  The amount of other-than-temporary impairment related to other factors is recognized in other comprehensive income (loss).

Valuation of Deferred Tax Assets.  In evaluating our ability to realize deferred tax assets, management considers all positive and negative information, including our past operating results and our forecast of future taxable income.  In determining future taxable income, management utilizes a budget process that makes business assumptions and the implementation of feasible and prudent tax planning strategies.  These assumptions require us to make judgments about our future taxable income and are consistent with the plans and estimates we use to manage our business.  Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets which would result in additional income tax expense in the period.

Fair Value Measurements. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.  We estimate the fair value of financial instruments using a variety of valuation methods.  Where financial instruments are actively traded and have quoted market prices, quoted market prices are used for fair value.  When the financial instruments are not actively traded, other observable market inputs, such as quoted prices of securities with similar characteristics, may be used, if available, to determine fair value.  When observable market prices do not exist, we estimate fair value.  Other factors such as model assumptions and market dislocations can affect estimates of fair value.  Differences in the fair value and carrying value of certain financial instruments (including changes in the differences between the fair value and the carrying value from period to period), such as loans, securities held to maturity, deposits and borrowings do not affect our reported financial condition or results of operations, as such financial instruments are carried at cost.

Comparison of Financial Condition at December 31, 2013 and 2012

Total assets decreased $40.4 million, or 6.5%, to $583.2 million at December 31, 2013 from $623.6 million at December 31, 2012.  The decrease was the result of decreases in cash and cash and amounts due from banks, investment securities available-for-sale, investment securities held-to-maturity, net loans receivable, real estate owned, Federal Home Loan Bank stock, office properties and equipment and accrued interest receivable, offset by increases in bank-owned life insurance and the net deferred tax asset.

Net loans receivable decreased by $21.0 million, or 7.1%, to $276.2 million at December 31, 2013 from $297.2 million at December 31, 2012.  One- to four-family residential real estate loans increased $1.1 million, or 0.7%, to $149.7 million at December 31, 2013 from $148.7 million at December 31, 2012.  Commercial real estate loans decreased $10.5 million, or 11.7%, to $79.6 million at December 31, 2013 from $90.1 million at December 31, 2012.  Home equity loans and lines of credit decreased $2.2 million, or 7.7%, to $26.4 million at December 31, 2013 from $28.7 million at December 31, 2012.  Construction and land loans decreased $1.0 million, or 10.5%, to $8.7 million at December 31, 2013 from $9.7 million at December 31, 2012.  Commercial loans decreased $6.0 million, or 25.9%, to $17.3 million at December 31, 2013 from $23.3 million at December 31, 2012.

Investment securities available for sale decreased $6.2 million, or 2.7%, to $227.1 million at December 31, 2013 from $233.3 million at December 31, 2012.  The decrease was the result of sales in the amount of $25.0 million of investment securities available for sale, $41.0 million in calls and maturities of investment securities available for sale, a decrease in the market value of investment securities available for sale of $11.4 million, $28.2 million in principal amortization and accretion of discounts and premiums in the amount of $19,000 offset by purchases of $99.4 million of mortgage-backed and investment securities available for sale.   In addition, securities held to maturity decreased $12.6 million, or 42.2% to $17.3 million at December 31, 2013 from $29.9 million at December 31, 2012.  The decrease in securities held to maturity was the result of principal amortization of $244,000 and $28.2 million in calls and maturities of investment securities held to maturity, offset by purchases of $15.6 million and accretion of discounts and premiums in the amount of $188,000.

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Other assets increased by $58,000 to $4.0 million at December 31, 2013 from $3.9 million at December 31, 2012.  The increase was mainly due to the increase in prepaid income taxes.  Cash and amounts due from banks decreased by $3.0 million to $23.4 million at December 31, 2013 from $26.4 million at December 31, 2012.

We invest in bank-owned life insurance to provide a funding source for benefit plan obligations.  Bank-owned life insurance also generally provides non-interest income that is nontaxable.  Federal regulations generally limit the investment in bank-owned life insurance to 25% of the sum of Colonial Bank, FSB’s tier 1 capital and its allowance for loan losses.  At December 31, 2013, this limit was $15.7 million. The Bank is the owner of the policies and shares proceeds of the policies in a split dollar arrangement with the beneficiary of the insured employee or director.  The amount of the split dollar arrangement is equal to three times the annual base salary of the insured at the time of his or her death less $50,000 for an employee and $250,000 for a director.  During 2012, we increased our coverage of life insurance on key personnel from $10.8 million at December 31, 2012 to $14.2 million at December 31, 2013.

Deposits decreased $32.1 million, or 5.8%, to $522.0 million at December 31, 2013 from $554.1 million at December 31, 2012.  NOW accounts decreased $15.9 million, or 9.4%, to $152.3 million at December 31, 2013 from $168.2 million at December 31, 2012.  Money market deposit accounts decreased $8.2 million, or 11.4%, to $63.8 million at December 31, 2013 from $72.1 million at December 31, 2012.  Savings accounts increased $4.8 million, or 4.5%, to $111.2 million at December 31, 2013 from $106.5 million at December 31, 2012.  Certificates of deposit decreased $15.3 million, or 12.4%, to $108.2 million at December 31, 2013 from $123.6 million at December 31, 2012.  Non-interest bearing demand accounts increased $3.4 million, or 8.8% to $42.7 million at December 31, 2013 from $39.3 million at December 31, 2012.  Super NOW accounts decreased $808,000, or 1.8%, to $43.7 million at December 31, 2013 from $44.5 million at December 31, 2012.

There were no borrowings outstanding as of December 31, 2013 and 2012, as we have not required excess liquidity to fund our operations.

Total stockholders’ equity decreased $8.8 million to $59.2 million at December 31, 2013 from $68.0 million at December 31, 2012.  This decrease was attributable to a net loss of $1.8 million and a decrease in other comprehensive income of $7.4 million as well as stock repurchases in the amount of $134,000.  Accumulated other comprehensive income decreased by $7.4 million to a loss of $4.5 million at December 31, 2013 from income of $2.9 million at December 31, 2012 as a result of a decrease in unrealized gains on investment securities available for sale.  Because of interest rate volatility, accumulated other comprehensive income (loss) could materially fluctuate for future interim periods and years depending on economic and interest rate conditions.

Average Balance Sheet

The following table sets forth average balances, average yields and costs, and certain other information for the years indicated.  Tax-equivalent yield adjustments have not been made for tax-exempt securities.  All average balances are daily average balances.  Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield.  The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income.

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	For the Years Ended December 31,
	2013			2012			2011
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
				(Dollars in thousands)
Interest-earning assets:
Loans	$290,975	$13,616	4.68%	$294,828	$15,682	5.32%	$310,045	$17,781	5.74%
Securities:
Taxable	248,221	4,060	1.64%	238,255	5,117	2.15%	211,249	5,656	2.68%
Tax-exempt	23,576	453	1.92%	30,501	608	1.99%	30,846	630	2.04%
Total interest-earning assets	562,772	18,129	3.22%	563,584	21,407	3.81%	552,140	24,067	4.36%
Noninterest-earning assets	50,623			64,408			48,642
Total assets	$613,395			$627,992			$600,782

Interest-bearing liabilities:
Savings accounts	$108,803	632	0.58%	$107,725	774	0.72%	$106,483	1,380	1.30%
NOW accounts	204,865	1,185	0.58%	194,450	1,633	0.84%	145,854	1,490	1.02%
Money market deposits	67,425	287	0.43%	70,241	532	0.76%	70,900	778	1.10%
Certificates of deposit	115,527	1,715	1.48%	139,068	2,457	1.77%	159,508	3,387	2.12%
Total interest-bearing deposits	496,620	3,819	0.77%	511,484	5,396	1.05%	482,745	7,035	1.46%
Borrowings	7,557	29	0.38%	1,836	35	1.91%	6,235	119	1.89%
Total interest-bearing liabilities	504,177	3,848	0.76%	513,320	5,431	1.06%	488,980	7,154	1.46%
Noninterest-bearing liabilities	45,649			43,575			40,553
Total liabilities	549,826			556,895			529,533
Equity	63,569			71,097			71,249
Total liabilities and equity	$613,395			$627,992			$600,782

Net interest income		$14,281			$15,976			$16,913
Interest rate spread (1)			2.46%			2.74%			2.90%
Net interest-earning assets (2)	$58,595			$50,264			$63,160
Net interest margin (3)			2.54%			2.83%			3.06%
Average interest-earning assets to average interest-bearing liabilities	111.62%			109.79%			112.92%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

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Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated.  The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume).  The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate).  The net column represents the sum of the prior columns.  For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume.

	Years Ended December 31, 2013 vs. 2012			Years Ended December 31, 2012 vs. 2011
	Increase (Decrease) Due to		Net	Increase (Decrease) Due to		Net
	Volume	Rate		Volume	Rate
	(In thousands)

Interest-earning assets:
Loans	$(203)	$(1,863)	$(2,066)	$(853)	$(1,246)	$(2,099)
Securities:
Taxable	225	(1,282)	(1,057)	976	(1,515)	(539)
Tax-exempt	(134)	(21)	(155)	(7)	(15)	(22)
Total interest-earning assets	(112)	(3,166)	(3,278)	116	(2,776)	(2,660)

Interest-bearing liabilities:
Savings accounts	8	(150)	(142)	16	(622)	(606)
NOW accounts	93	(541)	(448)	304	(161)	143
Money market deposit	(20)	(225)	(245)	(7)	(239)	(246)
Certificates of deposit	(382)	(360)	(742)	(404)	(526)	(930)
Total interest-bearing deposits	(301)	(1,276)	(1,577)	(91)	(1,548)	(1,639)
Borrowings	(8)	2	(6)	(84)	-	(84)
Total interest-bearing liabilities	(309)	(1,274)	(1,583)	(175)	(1,548)	(1,723)

Net change in interest income	$197	$(1,892)	$(1,695)	$291	$(1,228)	$(937)

Comparison of Operating Results for the Years Ended December 31, 2013 and December 31, 2012

General.  We experienced a net loss of $1.8 million for the year ended December 31, 2013 compared to a net loss of $1.7 million for the year ended December 31, 2012.  The principal reason for the loss for the year ended December 31, 2013 was a provision for loan losses of $5.7 million.  Also, net interest income decreased by $1.7 million to $14.3 million for the year ended December 31, 2013 from $16.0 million for the year ended December 31, 2012 and non-interest expense increased by $404,000 to $14.8 million for the year ended December 31, 2013 from $14.4 million for the year ended December 31, 2012.  Also, due to the net loss, the income tax benefit increased from a benefit of $1.3 million for the year ended December 31, 2012 to a benefit of $1.6 million for the year ended December 31, 2013.

Interest Income.  Interest income decreased $3.3 million to $18.1 million for the year ended December 31, 2013 from $21.4 million for the year ended December 31, 2012.  The decrease in interest income resulted from a $1.2 million decrease in interest income on investment securities and mortgage-backed securities and a decrease of $2.1 million on loans.

Interest income on loans decreased $2.1 million, or 13.2%, to $13.6 million for the year ended December 31, 2013 from $15.7 million for the year ended December 31, 2012.  This decrease resulted from a 64 basis point decrease in the average yield on loans to 4.68% for the year ended December 31, 2013 from 5.32% for the year ended December 31, 2012 along with a decrease in the average balance of loans of $3.9 million, or 1.3%, to $291.0 million for the year ended December 31, 2013 from $294.8 million for the year ended December 31, 2012.

Interest income on securities decreased by $1.2 million to $4.5 million for the year ended December 31, 2013 from $5.7 million for the year ended December 31, 2012.  The decrease in interest income on securities was due to a decrease in the average yield on taxable and tax-exempt securities of 47 basis points to 1.66% for the year ended December 31, 2013 from 2.13% for the year ended December 31, 2012, which was offset by an increase in the average balance of taxable and tax-exempt securities to $271.8 million for the year ended December 31, 2013 from $268.8 million for the year ended December 31, 2012.  The increase in the average balance of securities resulted from our investing excess cash in short-term investment securities.  The yields on tax-exempt securities are not tax-affected.

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Interest Expense. Interest expense decreased $1.6 million, or 29.1%, to $3.8 million for the year ended December 31, 2013 from $5.4 million for the year ended December 31, 2012.

Interest expense on interest-bearing deposits decreased by $1.6 million, or 29.2%, to $3.8 million for the year ended December 31, 2013 from $5.4 million for the year ended December 31, 2012.  The decrease in interest expense on interest-bearing deposits was due to a decrease of 28 basis points in the average rate paid on interest-bearing deposits to 0.77% for the year ended December 31, 2013 from 1.05% for the year ended December 31, 2012.  We experienced decreases in the average cost across all categories of interest-bearing deposits for the year ended December 31, 2013.  This was augmented by a $14.9 million, or 2.9%, decrease in the average balance of interest-bearing deposits to $496.6 million for the year ended December 31, 2013 from $511.5 million for the year ended December 31, 2012.

Interest expense on borrowings decreased $6,000 to $29,000 for the year ended December 31, 2013 from $35,000 for the year ended December 31, 2012.  This decrease was due to a decrease in the average cost of such borrowings to 0.38% for the year ended December 31, 2013 from 1.91% for the year ended December 31, 2012, offset by an increase in the average balance of borrowings to $7.6 million for the year ended December 31, 2013 from $1.8 million for the year ended December 31, 2012.

Net Interest Income.  Net interest income decreased by $1.7 million, or 10.6%, to $14.3 million for the year ended December 31, 2013 from $16.0 million for the year ended December 31, 2012 as the $812,000 decrease in our average interest earning assets was more than offset by a $9.1 million decrease in our average interest bearing liabilities and a 29 basis point decrease in our net interest margin to 2.54% for the year ended December 31, 2013 from 2.83% for the year ended December 31, 2012, and a 28 basis point decrease in our net interest rate spread to 2.46% for the year ended December 31, 2013 from 2.74% for the year ended December 31, 2012.

Provision for Loan Losses. We establish provisions for loan losses, which are charged to operations in order to maintain the allowance for loan losses at a level we consider necessary to absorb probable credit losses inherent in the loan portfolio.  In determining the level of the allowance for loan losses, we consider past and current loss experience, evaluation of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan and the levels of nonperforming and other classified loans.  The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or later events change.  We assess the allowance for loan losses on a quarterly basis and make provisions for loan losses in order to maintain the allowance.

Based on our evaluation of the above factors, we recorded a provision for loan losses of $5.7 million for the year ended December 31, 2013 and a provision for loan losses of $6.5 million for the year ended December 31, 2012.  The allowance for loan losses was $5.9 million, or 2.07% of total loans, at December 31, 2013, compared to $4.1 million, or 1.37% of total loans, at December 31, 2012.

For the year ended December 31, 2012, the charge-offs on commercial real estate loans were due to reduced valuations on re-appraisals of the underlying collateral for such loans.  Six out of seven loans in one particular sector of the commercial real estate portfolio were identified as impaired and written down in the second quarter 2012 to the estimated fair value based on appraisals.  The Bank feels this industry sector is not representative of the remaining commercial real estate portfolio and has therefore reduced the risk-weighted historical loss factor for the second quarter of 2012 in the calculation for the general loan loss allowance.  The Bank has not seen similar decreases in collateral valuations in other commercial real estate industry sectors since the collateral in other sectors is different in type and nature.  The charge-offs during the year are included in our risk-weighted historical loss rates based on the nature, type and industry sector of the loan.  The historical loan rates are segmented by eight quarters and incorporated in calculating the general component of our allowance for loan loss by loan category.  The calculation of the allowance for loans losses on our loan portfolio consists of the historical loan loss rate and a qualitative adjustment.  Charge-offs during the year are included in our historical loan loss rate.  While qualitative risk factors in the general allowance calculation were increased in response to the increase collateral valuation risk noted in the previously mentioned sector, positive trends in the volume and severity of past due loans in the rest of the commercial real estate portfolio resulted in lower qualitative risk factors and an overall lower general reserve for the commercial real estate portfolio.

48

Our balance of loans we evaluated individually for impairment decreased to $25.3 million at December 31, 2013 from $30.7 million at December 31, 2012, although we provided specific allowances on loans with principal balances of $3.9 million as of December 31, 2013 and $479,000 as of December 31, 2012.  In an October 2011 directive, the Office of the Comptroller of the Currency required all specific valuation allowances (‘SVA”) on collateral-dependent loans (SVAs established when the recorded investment in an impaired loan exceeded the measured value of the collateral) maintained by savings institutions to be charged off.  As a result, reported loan charge-offs for the year ended December 31, 2012 includes the charge-off of specific valuation allowances, which had a balance of $2.6 million at December 31, 2011.  At December 31, 2013 and 2012, all nonaccrual loans were individually evaluated for impairment.

The allowance for loan losses represented 43.16% of nonperforming loans at December 31, 2013 and 31.55% of nonperforming loans at December 31, 2012.  As a result of our recent increase in nonperforming loans, we experienced net charge-offs of $4.0 million for the year ended December 31, 2013 and $7.4 million for the year ended December 31, 2012.  In addition, at December 31, 2013, approximately 43% of our non-performing loans were one- to four-family residential and home equity real estate loans and 57% of our non-performing loans were commercial real estate, construction and land loans and commercial loans.  We decreased the balance of the unallocated portion of the allowance for loan losses to $750,000 at December 31, 2013 compared to the balance of the unallocated portion of the allowance for loan losses at $1.5 million at December 31, 2012.  We decreased the unallocated portion to better reflect individual loan reserves and to reflect the large reduction in overall loan balances.

To the best of our knowledge, we have recorded all losses that are both probable and reasonable to estimate at December 31, 2013 and 2012.  However, future changes in the factors described above, including, but not limited to, actual loss experience with respect to our loan portfolio (including residential and commercial real estate loans) could result in material increases in our provisions for loan losses.

Non-interest Income.  Non-interest income increased $911,000 to $2.8 million for the year ended December 31, 2013 compared to $1.8 million for the year ended December 31, 2012.  Fees and service charges on deposit accounts increased by $36,000 to $1.2 million for the year ended December 31, 2013 from $1.2 million for the year ended December 31, 2012.  Net gains on the sales and calls of investment securities increased to $1.1 million for the year ended December 31, 2013 from $259,000 for the year ended December 31, 2012.

Non-interest Expense.  Non-interest expense increased $404,000, or 2.8%, to $14.8 million for the year ended December 31, 2013 from $14.4 million for the year ended December 31, 2012.  Compensation and benefits expense remained level at $6.9 million for the years ended December 31, 2013 and 2012.  Occupancy and equipment expense also remained level at $1.6 million for the years ended December 31, 2013 and 2012.  Data processing expense increased $89,000 to $968,000 for the year ended December 31, 2013 from $879,000 for the year ended December 31, 2012.  Federal Deposit Insurance Corporation insurance premiums increased by $202,000 to $733,000 for the year ended December 31, 2013 from $531,000 for the year ended December 31, 2012.  This increase was due to the increased insurance premium as a result of being under a formal agreement with the Office of the Comptroller of the Currency.  Professional fees increased by $421,000 to $1.3 million for the year ended December 31, 2013 from $850,000 for the year ended December 31, 2012.  This increase was due to higher legal expenses and loan collection expenses offset by a decrease in auditing and accounting fees.  Real estate owned expense decreased to $1.5 million for the year ended December 31, 2013 from $1.8 million for the year ended December 31, 2012.  This decrease is due to the lower additions to the allowance for losses on real estate owned and the net gains on the sale of real estate owned for the year ended December 31, 2013 offset by increased expenses attributable to holding more properties in real estate owned.  Other expenses increased $111,000 to $1.5 million for the year ended December 31, 2013.  This increase was mainly attributable to increases in appraisal expense, insurance expense, supervisory examination expense, telephone expense offset by a reduction in training and education expense.

Income Tax Expense. We recorded a benefit of $1.6 million for income taxes for the year ended December 31, 2013, compared to a benefit of $1.3 million for the year ended December 31, 2012, reflecting effective tax rates of (47.3)% and (43.0)%, respectively.  The benefits were due to the losses we experienced during the year.

49

Management of Market Risk

General.  The majority of our assets and liabilities are monetary in nature.  Consequently, our most significant form of market risk is interest rate risk.  Our assets, consisting primarily of mortgage loans, have longer maturities than our liabilities, consisting primarily of deposits.  As a result, a principal part of our business strategy is to manage interest rate risk and reduce the exposure of our net interest income to changes in market interest rates.  Accordingly, our board of directors has established an Asset/Liability Management Committee, consisting of senior management, which is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors.  The Asset/Liability Management Committee monitors the level of interest rate risk and our board of directors reviews our asset/liability policies and interest rate risk position.

We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates.  Given the current low interest rate environment, we intend to use the following strategies to manage our interest rate risk:

●
maintaining our portfolios of shorter-term loans, including commercial real estate loans and home equity loans, subject to the limitations with respect to the amounts of these loans as a percentage of our capital and the allowance for loan losses;

●	maintaining adjustable-rate and shorter-term investments; and

●	maintaining pricing strategies that encourage deposits in longer-term, certificates of deposit.

In addition, in previous years, we have sold long-term (greater than 15 years) loans.  By following these strategies, we believe that we are better positioned to react to increases in market interest rates.  However, investments in shorter-term assets generally have lower yields than longer-term investments.

Economic Value of Equity. The Bank monitors its interest rate risk through the use of a simulation model which incorporates all asset and liability rate and maturity information, assumptions regarding prepayment speeds of loans and the effective maturity of non-maturity deposits, and simulates the effect of various interest rate movements on interest income and the economic value of equity (“EVE”). The quarterly reports developed in the simulation model assist us in identifying, measuring, monitoring and controlling interest rate risk to ensure compliance within our policy guidelines.

The table below sets forth, as of December 31, 2013, the estimated changes in our EVE that would result from the designated instantaneous changes in the United States Treasury yield curve.  Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

				EVE as a Percentage of Present
Change in Interest		Estimated Increase (Decrease)		Value of Assets (3)
Rates (basis points)		in EVE		EVE	Increase (Decrease)
(1)	Estimated EVE (2)	Amount	Percent	Ratio (4)	(basis points)
	(Dollars in thousands)
+400	$23,929	$(50,634)	-68%	4.72%	-789	bp
+300	36,559	(38,004)	-51%	6.93%	-568	bp
+200	53,318	(21,245)	-28%	9.69%	-292	bp
+100	66,469	(8,094)	-11%	11.63%	-98	bp
—	74,563	-	-%	12.61%	-	bp
-100	83,448	8,885	12%	13.78%	117	bp

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	EVE Ratio represents EVE divided by the present value of assets.

50

The table above indicates that at December 31, 2013, in the event of a 100 basis point decrease in interest rates, we would experience a 12% increase in the economic value of equity.  In the event of a 200 basis point increase in interest rates, we would experience a 28% decrease in the economic value of equity.  Both of these calculations are based on the calculated economic value of equity of $74.6 million at December 31, 2013.

In addition to modeling changes in our portfolio value of equity, we also run simulations on our net interest income for a twelve-month period under rising and falling interest rate scenarios.  The table below sets forth the changes in our net interest income that would result from the designated instantaneous changes in the United States Treasury yield curve at December 31, 2013.  As with the market value portfolio equity simulation model, the changes in net interest income are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

Change in Interest		Estimated Increase (Decrease)
Rates (basis points)	Estimated Net Interest	in Net Interest Income
(1)	Income	Amount	Percent
	(Dollars in thousands)

+400	$11,321	$(2,480)	-17.96%
+300	12,236	(1,565)	-11.33%
+200	13,006	(795)	-5.76%
+100	13,493	(308)	-2.23%
—	13,801	-	-
-100	13,158	(643)	-4.66%

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurements.  Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates.  In this regard, the tables presented assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities.  Accordingly, although the tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our economic value of equity and net interest income and will differ from actual results.

Interest rate risk calculations also may not reflect the fair values of financial instruments.  For example, decreases in market interest rates can increase the fair values of our loans, deposits and borrowings.  For further information, see Note 14 to the Notes to our Consolidated Financial Statements.

Liquidity and Capital Resources

Liquidity is the ability to meet current and future financial obligations of a short-term nature.  Colonial Bank, FSB’s primary sources of funds consist of deposit inflows, loan repayments and maturities and sales of securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

We regularly adjust our investments in liquid assets based upon our assessment of expected loan demand, expected deposit flows, yields available on interest-earning deposits and securities, and the objectives of our asset/liability management program.  Excess liquid assets are invested generally in interest-earning deposits with other banks and short- and intermediate-term securities.

We believe that we have enough sources of liquidity to satisfy our short- and long-term liquidity needs as of December 31, 2013.

Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At December 31, 2013, cash and cash equivalents totaled $23.4 million.  Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $227.1 million at December 31, 2013.  In addition, at December 31, 2013, we had the ability to borrow approximately $174.9 million from the Federal Home Loan Bank of New York.  On that date, we had no advances outstanding.

51

At December 31, 2013, we had $7.1 million in loan commitments outstanding.  In addition to commitments to originate loans, we had $19.5 million in unadvanced funds to borrowers and $3.0 million of commitments issued under standby letters of credit. Certificates of deposit due within one year of December 31, 2013 totaled $51.0 million, or 9.8% of total deposits. If these deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and Federal Home Loan Bank advances.  Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before December 31, 2014.  During 2013 medium and longer-term interest rates increased; however, shorter-term interest rates, which are generally the basis for our borrowings and cost of deposits, continued to remain at historically low levels.  We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us, either as certificates of deposit or as other deposit products, as the recent runoff of certificates of deposit was primarily related to our not bidding on brokered certificates of deposit. We have the ability to attract and retain deposits by adjusting the interest rates offered.

We have no material commitments or demands that are likely to affect our liquidity other than set forth below. In the event loan demand were to increase at a pace greater than expected, or any unforeseen demand or commitment were to occur, we would access our borrowing capacity with the Federal Home Loan Bank of New York.

Colonial Financial Services, Inc. is a separate legal entity from Colonial Bank, FSB and it must provide for its liquidity to pay any dividends or repurchase any stock, and for other corporate purposes.  The primary source of liquidity for Colonial Financial Services, Inc. is the receipt of dividend payments from Colonial Bank, FSB.  The ability of Colonial Bank, FSB to pay dividends is subject to regulatory limitations.  At December 31, 2013, Colonial Financial Services, Inc. had liquid assets of $1.2 million.

Our primary investing activities are the origination of loans and the purchase of securities.  In 2013, we originated $51.6 million of loans and purchased $115.0 million of securities. We have not purchased any whole loans in recent periods.

Financing activities consist primarily of activity in deposit accounts and Federal Home Loan Bank advances.  We experienced a net decrease in total deposits of $32.1 million and $33.4 million for the years ended December 31, 2013 and 2012, respectively.  Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors.  We generally manage the pricing of our deposits so that we are competitive in our market area.

We did not have any Federal Home Loan Bank advances outstanding as of December 31, 2013 and 2012.  Federal Home Loan Bank advances have been used primarily to fund new loans and purchase securities.

Colonial Bank, FSB is subject to various regulatory capital requirements, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At December 31, 2013, Colonial Bank, FSB exceeded all regulatory capital requirements. Colonial Bank, FSB is considered “well-capitalized” under regulatory guidelines. See “Supervision and Regulation—Regulatory Agreement and Capital Requirements,” “—Federal Banking Regulation—Capital Requirements,” “and Note 13 of the Notes to the Consolidated Financial Statements.

Off-Balance Sheet Arrangements and Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit.  While these contractual obligations represent our potential future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon.  Such commitments are subject to the same credit policies and approval process accorded to loans we make. In addition, we enter into commitments to sell mortgage loans.  For additional information, see Note 12 of the Notes to the Consolidated Financial Statements.

52

Contractual Obligations.  In the ordinary course of our operations, we enter into certain contractual obligations.  Such obligations include operating leases for premises and equipment, agreements with respect to borrowed funds and deposit liabilities and agreements with respect to investments.

Recent Accounting Pronouncements

For a discussion of recent accounting pronouncements, please see Note 2 of the Notes to our Consolidated Financial Statements.

Impact of Inflation and Changing Prices

The consolidated financial statements and related notes of Colonial Financial Services, Inc. have been prepared in accordance with US GAAP.  US GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration of changes in the relative purchasing power of money over time due to inflation.  The impact of inflation is reflected in the increased cost of our operations.  Unlike industrial companies, our assets and liabilities are primarily monetary in nature.  As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

ITEM 7A.	Quantitative and Qualitative Disclosures About Market Risk

For information regarding market risk, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

53

ITEM 8.	Financial Statements and Supplementary Data

COLONIAL FINANCIAL SERVICES, INC.

TABLE OF CONTENTS

Page No.

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS	F-2/F-3

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Statements of Financial Condition	F-4

Consolidated Statements of Operations	F-5

Consolidated Statements of Comprehensive Loss	F-6

Consolidated Statements of Stockholders’ Equity	F-7

Consolidated Statements of Cash Flows	F-8

Notes to Consolidated Financial Statements	F-9

BDO USA, LLP

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Colonial Financial Services, Inc.
Vineland, New Jersey

We have audited the accompanying consolidated statement of financial condition of Colonial Financial Services, Inc. and subsidiary (collectively the “Company”) as of December 31, 2013, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Colonial Financial Services, Inc. and subsidiary as of December 31, 2013, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP
Philadelphia, Pennsylvania
March 28, 2014

F-2

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Colonial Financial Services, Inc.

We have audited the accompanying consolidated statement of financial condition of Colonial Financial Services, Inc. and subsidiary (the “Company”) as of December 31, 2012, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for the year then ended. Colonial Financial Services, Inc’s management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Colonial Financial Services, Inc. and subsidiary as of December 31, 2012 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP
Pittsburgh, Pennsylvania
March 29, 2013

F-3

COLONIAL FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2013	2012

	(Dollars In Thousands, Except Share Data)

Assets

Cash and amounts due from banks	$23,404	$26,418
Investment securities available for sale	227,126	233,304
Investment securities held to maturity (fair value 2013 - $17,882; 2012 - $30,924)	17,291	29,939
Loans receivable (net of allowance for loan losses 2013 - $5,853; 2012 - $4,146)	276,154	297,182
Real estate owned, net	3,258	5,347
Federal Home Loan Bank stock, at cost	702	758
Office properties and equipment, net	7,825	8,195
Bank-owned life insurance	14,607	14,168
Accrued interest receivable	1,530	1,650
Deferred tax asset, net	7,276	2,709
Other assets	3,984	3,926
Total Assets	$583,157	$623,596

Liabilities and Stockholders’ Equity

Liabilities

Deposits:
Non-interest-bearing	$42,739	$39,301
Interest-bearing	479,288	514,789
Total deposits	522,027	554,090
Advances from borrowers for taxes and insurance	831	661
Accrued interest payable and other liabilities	1,136	808
Total Liabilities	523,994	555,559

Commitments and contingencies (Note 12)

Stockholders’ Equity

Preferred stock, $0.01 par value; authorized 50,000,000 shares; none issued	—	—
Common stock, $0.01 par value; authorized 100,000,000 shares; issued and outstanding 3,853,058 shares in 2013 and 3,852,791 shares in 2012	39	39
Additional paid-in capital	37,289	37,155
Unearned shares held by Employee Stock Ownership Plan (ESOP)	(1,170)	(1,378)
Retained earnings	27,482	29,307
Accumulated other comprehensive income (loss)	(4,477)	2,914
Total Stockholders’ Equity	59,163	68,037
Total Liabilities and Stockholders’ Equity	$583,157	$623,596

See notes to consolidated financial statements

F-4

COLONIAL FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2013	2012
	(Dollars in Thousands, Except Per Share Data)
Interest Income
Loans, including fees	$13,616	$15,682
Mortgage-backed securities	1,998	2,997
Investment securities:
Taxable	2,062	2,120
Tax-exempt	453	608
Total Interest Income	18,129	21,407
Interest Expense
Deposits	3,819	5,396
Borrowings	29	35
Total Interest Expense	3,848	5,431
Net Interest Income	14,281	15,976
Provision for Loan Losses	5,699	6,496
Net Interest Income after Provision for Loan Losses	8,582	9,480
Non-Interest Income
Fees and service charges	1,211	1,175
Net gain on sales and calls of investment securities	1,064	259
Earnings on bank-owned life insurance	439	374
Other	41	36
Total Non-Interest Income	2,755	1,844
Non-Interest Expenses
Compensation and benefits	6,887	6,893
Occupancy and equipment	1,650	1,647
Data processing	968	879
FDIC insurance premiums	733	531
Office supplies	154	200
Professional fees	1,271	850
Advertising	131	148
Real estate owned, net	1,475	1,828
Other	1,530	1,419
Total Non-Interest Expenses	14,799	14,395
Loss before Income Tax Benefit	(3,462)	(3,071)
INCOME TAX BENEFIT	(1,637)	(1,322)
Net Loss	$(1,825)	$(1,749)

Per Share Data (Note 3):
Loss per share – basic	$(0.49)	$(0.46)
Loss per share – diluted	$(0.49)	$(0.46)

See notes to consolidated financial statements

F-5

COLONIAL FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Year Ended December 31,
	2013	2012

	(Dollars in thousands)

Net loss	$(1,825)	$(1,749)

Other Comprehensive Loss:

Unrealized loss on securities net of tax benefit – 2013, ($3,613); 2012, $(215)	(6,752)	(446)

Less reclassification adjustment for realized gain on sale of securities (net) included in net loss net of tax expense – 2013, $425; 2012, $104	(639)	(155)
Total Other Comprehensive Loss	(7,391)	(601)

Comprehensive Loss	$(9,216)	$(2,350)

See notes to consolidated financial statements

F-6

COLONIAL FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock	Additional Paid-in Capital	Unearned Shares Held by ESOP	Retained Earnings	Accumu- lated Other Compre- hensive Income (Loss)	Total Stock- holders’ Equity
(Dollars in thousands)

Balance, January 1, 2012	$40	$38,660	$(1,586)	$31,056	$3,515	$71,685

Net loss	-	-	-	(1,749)	-	(1,749)

Other comprehensive loss	-	-	-	-	(601)	(601)

Common stock repurchased and cancelled (142,370 shares)	(1)	(1,865)	-	-	-	(1,866)
ESOP shares committed to be released (20,085 shares)	-	50	208	-	-	258
Stock-based compensation expense (restricted stock awards)	-	128	-	-	-	128
Stock-based compensation expense (stock options)	-	182	-	-	-	182

Balance, December 31, 2012	$39	$37,155	$(1,378)	$29,307	$2,914	$68,037

Net loss	-	-	-	(1,825)	-	(1,825)

Other comprehensive loss	-	-	-	-	(7,391)	(7,391)

Common stock repurchased and cancelled (10,000 shares)	-	(134)	-	-	-	(134)
ESOP shares committed to be released (20,085 shares)	-	68	208	-	-	276
Stock-based compensation expense (restricted stock awards)	-	81	-	-	-	81
Stock-based compensation expense (stock options)	-	119	-	-	-	119

Balance, December 31, 2013	$39	$37,289	$(1,170)	$27,482	$(4,477)	$59,163

See notes to consolidated financial statements

F-7

COLONIAL FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2013	2012
Cash Flows from Operating Activities:	(Dollars In thousands)
Net loss	$(1,825)	$(1,749)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for loan losses	5,699	6,496
Depreciation expense	565	552
ESOP expense	276	258
Stock-based compensation expense	200	310
Deferred income taxes	(529)	(1,055)
Net earnings on bank-owned life insurance	(439)	(374)
Net gain on sales and calls of investment securities	(1,064)	(259)
(Gain) on sale of real estate owned	(449)	(45)
Write-down on real estate owned	1,366	1,455
Net amortization of loan fees	233	152
Accretion of premium and discount on investment securities, net	(207)	(233)
Decrease in accrued interest receivable	120	229
Increase in other assets	(58)	(901)
Increase in other liabilities	328	63
Net cash provided by operating activities	4,216	4,899
Cash Flows from Investing Activities:
Proceeds from sales of investment securities available for sale	11,968	998
Proceeds from sales of mortgage-backed securities and collateralized mortgage obligations available for sale	13,075
Proceeds from calls and maturities of investment securities available for sale	39,049	115,268
Proceeds from calls and maturities of investment securities held to maturity	28,217	32,880
Purchase of investment securities available for sale	(62,787)	(146,970)
Purchase of investment securities held to maturity	(15,625)	(25,005)
Purchase of mortgage-backed securities and collateralized mortgage obligations available for sale	(36,609)	(15,161)
Purchase of office properties and equipment	(195)	(527)
Principal repayments from investment securities	3,310	514
Principal repayments from mortgage-backed securities and collateralized mortgage obligations	28,070	40,340
Net decrease in Federal Home Loan Bank stock	56	513
Proceeds from the sale of real estate owned	2,485	744
Purchase of bank-owned life insurance	-	(3,000)
Net decrease (increase) in loans receivable	13,783	(8,469)
Net cash provided by (used for) investing activities	24,797	(7,875)
Cash Flows from Financing Activities:
Net (decrease) increase in deposits	(32,063)	33,387
Decrease in Federal Home Loan Bank short-term borrowings	-	(8,045)
Repayment of Federal Home Loan Bank long-term borrowings	-	(2,000)
Increase in advances from borrowers for taxes and insurance	170	25
Repurchase of common stock	(134)	(1,866)
Net cash provided by (used for) financing activities	(32,027)	21,501
Increase (decrease) in cash and cash equivalents	(3,014)	18,525
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	26,418	7,893
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$23,404	$26,418
Supplemental Cash Flow Disclosures:
Cash paid: Interest	$3,856	$5,444
Cash paid: Income taxes	$-	$690
Supplemental Schedule of Noncash Investing and Financing Activities:
Other real estate acquired in settlement of loans	$1,313	$2,209
Transfer from office properties and equipment to real estate owned	$-	$2,405
Transfer from real estate owned to office properties and equipment	$-	$205

See notes to consolidated financial statements

F-8

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Colonial Financial Services, Inc. (the “Company”), a Maryland corporation, was formed in March 2010, to serve as the stock holding company for Colonial Bank, FSB (the “Bank”) as part of the mutual-to-stock conversion of Colonial Bankshares, MHC. On July 13, 2010, Colonial Financial Services, Inc. completed its second-step conversion and related public stock offering.  Colonial Bank, FSB is now 100% owned by Colonial Financial Services, Inc. and Colonial Financial Services, Inc. is 100% owned by public stockholders.  Colonial Financial Services, Inc. sold a total of 2,295,000 shares of common stock in the subscription, community and syndicated community offerings, including 91,800 shares to the Colonial Bank FSB employee stock ownership plan.  All shares were sold at a purchase price of $10.00 per share.  Concurrent with the completion of the offering, shares of common stock of Colonial Bankshares, Inc., a federal corporation, owned by public stockholders were converted into the right to receive 0.9399 shares of Colonial Financial Services, Inc. common stock.  Cash in lieu of fractional shares was paid at a rate of $10.00 per share.  As a result of the offering and the exchange, Colonial Financial Services, Inc. sold or exchanged 4,173,444 shares.

The same directors and officers who manage Colonial Bank, FSB manage Colonial Financial Services, Inc.  The Company, as a savings and loan holding company, is subject to regulation by the Board of Governors of the Federal Reserve System.  The Bank is subject to regulation and supervision by the Office of the Comptroller of the Currency (“OCC”).

The Bank has established a Delaware corporation, COBK Investments, LLC (formerly known as COBK Investments, Inc.) whose purpose is to invest in and manage securities, and a New Jersey corporation, Cohansey Bridge, LLC, whose purpose is to invest in and manage real estate including foreclosed real estate.

The Bank maintains its executive office and main branch in Vineland, New Jersey.  The Bank also maintains branch offices in Bridgeton, Cedarville, Mantua, Millville, Upper Deerfield, Vineland and Sewell, New Jersey.  The Bank’s principal business consists of attracting customer deposits and investing these deposits primarily in single-family residential, commercial, and consumer loans and investments.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Colonial Financial Services, Inc., its wholly-owned subsidiary, Colonial Bank, FSB and the Bank’s wholly-owned subsidiaries, COBK Investments, LLC and Cohansey Bridge, LLC.  All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

F-9

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the evaluation of other than temporary impairment of investment securities and the valuation of deferred tax assets.

Significant Group Concentrations of Credit Risk

Most of the Bank’s activities are with customers located within Southern New Jersey.  Note 4 discusses the types of investment securities that the Bank invests in.  Note 5 discuss the types of lending that the Bank engages in.  The Bank does not have any significant concentrations to any one industry or customer.  Although the Bank has a diversified portfolio, its debtors’ ability to honor their contracts is influenced by the region’s economy.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

The Company and the Bank maintain cash deposits in other depository institutions that occasionally exceed the amount of deposit insurance available.  Management periodically assesses the financial condition of these institutions and believes that the risk of any possible credit loss is minimal.

The Bank is required to maintain average reserve balances in vault cash and with the Federal Home Loan Bank based upon outstanding balances of deposit transaction accounts.  No reserve balance was required at December 31, 2013 and 2012.

Investment Securities

Debt securities that management has the positive intent and ability to hold until maturity are classified as held to maturity and are carried at their remaining unpaid principal balance, net of unamortized premiums, or unaccreted discounts.  Premiums are amortized and discounts are accreted using a method which produces results which approximate the interest method over the estimated remaining term of the underlying security.

Securities that will be held for indefinite periods of time, including securities that may be sold in response to changes in market interest or prepayment rates, needs for liquidity and changes in the availability of and the yield of alternative investments are classified as available for sale.  These securities are carried at estimated fair value, which is determined using published quotes where available.  If published quotes are not available, fair values are based on quoted market prices of comparable instruments.  Unrealized gains and losses are excluded from earnings and are reported net of tax in other comprehensive income.  Realized gains and losses are included in the statements of operations and are determined based on the adjusted cost of the specific security sold.

Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each statement of financial condition date.

F-10

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation.  Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) whether or not the Company intends to sell or expects that it is more likely than not that it will be required to sell the security prior to an anticipated recovery in fair value.  Once a decline in value for a debt security is determined to be other-than-temporary, the other-than-temporary impairment is separated in (a) the amount of total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss) and (b) the amount of other-than-temporary impairment related to all other factors.  The amount of the total other-than-temporary impairment related to credit loss is recognized in earnings.  The amount of other-than-temporary impairment related to other factors is recognized in other comprehensive income.  For equity securities, the full amount of the other-than-temporary impairment is recognized in earnings.

Loans Receivable

The Bank grants mortgage, commercial and consumer loans to customers.  A substantial portion of the loan portfolio is represented by mortgage loans throughout the counties of Cumberland and Gloucester of New Jersey.  The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Company is generally amortizing these amounts over the contractual life of the loan.  Premiums and discounts on purchased loans are amortized as adjustments to interest income using the effective yield method.

The loans receivable portfolio is segmented into commercial and consumer loans.  Commercial loans consist of the following classes: multi-family, commercial real estate, construction and land and commercial non-real estate.  Consumer loans consist of the following classes: 1-4 family, home equity loans and credit lines and other consumer loans.

For all classes of loans receivable, the accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income is reversed.  Interest received on nonaccrual loans, including impaired loans, generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time (generally six months) and the ultimate collectability of the total contractual principal and interest is no longer in doubt.  The past due status of all classes of loans receivable is determined based on contractual due dates for loan payments.

F-11

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of the statement of financial condition date and is recorded as a reduction to loans.  The allowance for credit losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely.  Non-residential real estate consumer loans are generally charged off no later than 120 days past due on a contractual basis, earlier in the event of Bankruptcy, or if there is an amount deemed uncollectible.  Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.

The allowance for credit losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance.  The allowance is based on the Company’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers pools of loans by loan class including commercial loans not considered impaired, as well as smaller balance homogeneous loans, such as residential real estate, home equity and other consumer loans.  These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these categories of loans, adjusted for qualitative factors.  These qualitative risk factors include:

●	Lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices.
●	National, regional, and local economic and business conditions as well as the condition of various market segments, including the value of underlying collateral for collateral dependent loans.
●	Nature and volume of the portfolio and terms of loans.
●	Experience, ability, and depth of lending management and staff.
●	Volume and severity of past due, classified and nonaccrual loans as well as other loan modifications.
●	Quality of the Company’s loan review system, and the degree of oversight by the Company’s Board of Directors.
●	Existence and effect of any concentrations of credit and changes in the level of such concentrations.
●	Effect of external factors, such as competition and legal and regulatory requirements.

Each factor is assigned a value to reflect improving, stable or declining conditions based on management’s best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a narrative accompanying the allowance for loan loss calculation.

F-12

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

One-to four-family real estate loans involve certain risks such as interest rate risk and risk of non repayment.  Adjustable-rate single family real estate loans pose interest rate risk to the Bank that is associated with changes in interest rates but involve other risks, primarily because as interest rates rise, the payment by the borrower rises to the extent permitted by the terms of the loan, thereby increasing the potential of default.  At the same time, the marketability of the underlying property may be adversely affected by higher interest rates.  Repayment risk can be affected by job loss, divorce, illness, personal bankruptcy of the borrower and regional or local economic conditions.

Multi-family and commercial real estate lending entails significant risks.  Such loans typically involve large loan balances to single borrowers or group of borrowers.  The payment experience on such loans is typically dependent on the successful operation of the real estate project.  The success of such projects is sensitive to changes in supply and demand conditions in the market for multi-family and commercial real estate as well as economic conditions.

Construction lending is generally considered higher risk.  A construction loan can involve additional risks because of the inherent difficulty in estimating both a property’s value at completion of the project and the estimated cost (including interest) in the project.

Commercial business lending is generally considered higher risk than commercial real estate lending.  Commercial business loans are primarily secured by inventories and non-real estate assets.  In most cases, any repossessed collateral for a defaulted commercial business loan will not provide an adequate source of repayment of the outstanding loan balance.

Consumer loans generally have shorter terms and higher interest rates than other lending but generally involve more credit risk because of the type and nature of the collateral and, in certain cases, the absence of collateral.  In addition, consumer lending collections are dependent on the borrower’s continuing financial stability, and thus are more likely to be adversely effected by job loss, divorce, illness and personal bankruptcy.  In most cases, any repossessed collateral for a defaulted consumer loan will most likely not provide an adequate source of repayment of the outstanding loan.

An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial loans, commercial real estate loans and construction loans.  The fair value of impaired collateral dependent loans is estimated using an appraisal of the collateral less estimated liquidation expenses or discounted cash flows for non-collateral dependent loans.  Those impaired loans not requiring a write-down represent loans for which the fair value of the collateral or expected repayments exceeds the recorded investment in such loans.  Impaired loans are charged-off or an allowance is established to the estimated fair value if its carrying value exceeds its estimated fair value.

F-13

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

For commercial loans secured by real estate, estimated fair values are determined primarily through third-party appraisals. When a real estate secured loan becomes impaired, a decision is made regarding whether an updated certified appraisal of the real estate is necessary. This decision is based on various considerations, including the age of the most recent appraisal, the loan-to-value ratio based on the original appraisal and the condition of the property. Appraised values are discounted to arrive at the estimated selling price of the collateral, which is considered to be the estimated fair value. The discounts also include estimated costs to sell the property.

For commercial loans secured by non-real estate collateral, such as accounts receivable, inventory and equipment, estimated fair values are determined based on the borrower’s financial statements, inventory reports, accounts receivable agings or equipment appraisals or invoices. Indications of value from these sources are generally discounted based on the age of the financial information or the quality of the assets.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual residential mortgage loans, home equity loans and other consumer loans for impairment, unless such loans are the subject of a troubled debt restructuring agreement.

Loans whose terms are modified are classified as troubled debt restructurings if the Company grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification.   Loans classified as troubled debt restructurings are designated as impaired.

The allowance calculation methodology includes further segregation of loan classes into risk rating categories. The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans.  Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful and loss.  Loans classified special mention have potential weaknesses that deserve management’s close attention.  If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects.  Loans classified substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt.  They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any.  Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable.   Loans classified as a loss are considered uncollectible and are charged to the allowance for loan losses.  Loan classified as watch exhibit some of the follow risk traits, such as having policy exceptions, documentation concerns, lack of financial statements or declining financial ratios, or pay slowly but never delinquent more than 30 days; however at the time of the classification no loss is expected.  Loans not classified are rated pass.

In addition, Federal regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses and may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management’s comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.

F-14

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Federal Home Loan Bank Stock

Federal Home Loan Bank of New York (“FHLB”) Stock, which represents required investment in the common stock of a correspondent bank, is carried at cost.

The Company evaluates the FHLB stock for impairment.  Management’s determination of whether this investment is impaired is based on its assessment of the ultimate recoverability of the cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of the cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time the decline has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB.

Management believes no impairment charge is necessary related to the FHLB stock at December 31, 2013 and 2012.

Real Estate Owned

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis.  Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell.  Revenue and expenses from operations and changes in the valuation allowance are included in non-interest expense on the consolidated statement of operations.  Also included in real estate owned are properties originally acquired by the Bank for future expansion.

Office Properties and Equipment

Office properties and equipment are recorded at cost.  Depreciation is computed using the straight-line method over the expected useful lives of the related assets.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Bank-Owned Life Insurance

The Bank invests in bank owned life insurance (“BOLI”) as a source of funding for employee benefit expenses.  BOLI involves the purchasing of life insurance by the Bank on a chosen group of employees and directors.  The Bank is the owner of the policies and shares proceeds of the policies in a split dollar arrangement with the beneficiary of the insured employee or director.  The amount of the split dollar arrangement is equal to three times the annual base salary of the insured at the time of his or her death less $50,000 for employees and $250,000 for directors.  This life insurance investment is carried at the cash surrender value of the underlying policies.  Income from the increase in cash surrender value of the policies is included in non-interest income on the consolidated statements of operations.

F-15

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs

        The Bank follows the policy of charging the costs of advertising to expense as incurred.

Stock Compensation Plans

Stock compensation accounting guidance requires that the compensation cost relating to share-based payment transactions be recognized in financial statements.  That cost will be measured based on the grant date fair value of the equity or liability instruments issued.  The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees’ service period, generally defined as the vesting period.  For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.  For performance based awards, compensation cost is recognized on a straight-line basis over the requisite service period if the goal is attained.  A black-sholes model is used to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards.

Income Taxes

Income tax accounting guidance results in two components of income tax expense (benefit): current and deferred. Current income tax expense (benefit) reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense (benefit) results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of the evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company accounts for uncertain tax positions if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment.

The Company recognizes interest and penalties on income taxes, if any, as a component of the provision for income taxes.  In general, the Company remains open to examination for tax years 2010 and after for federal and for tax years after 2009 for state.  The Bank is in the process of a state tax audit for years 2009 through 2013.

F-16

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings Per Share

Basic earnings per share (“EPS”) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as unvested restricted stock awards and outstanding stock options, were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. Diluted EPS is calculated by adjusting the weighted average number of shares on common stock outstanding to include the effect of contracts or securities exercisable or which could be converted into common stock, if dilutive, using the treasury stock method.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit.  Such financial instruments are recorded in the statements of financial condition when they are funded.

F-17

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In July 2013, the FASB issued ASU 2013-11 “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists, Income Taxes (Topic 740).”  An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date. For example, an entity should not evaluate whether the deferred tax asset expires before the statute of limitations on the tax position or whether the deferred tax asset may be used prior to the unrecognized tax benefit being settled.  The amendments in this Update do not require new recurring disclosures.  The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013.  The Company does not expect the adoption of this FASB ASU to have a material impact on the consolidated financial statements.

In January 2014, the FASB issued ASU 2014-04 “Receivables-Troubled Debt Restructurings by Creditors (Subtopic 310-40.”  The amendments in this update clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement.  Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction.  The amendments in this Update are effective for annual period and interim periods within those annual periods beginning after December 15, 2014.  The Company does not expect the adoption of this FASB ASU to have a material impact on the consolidated financial statements.

F-18

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – EARNINGS PER SHARE

There are no preferred securities which would affect the net loss (numerator) in calculating basic and diluted earnings per share.  Basic and diluted earnings per share data are based on the weighted-average number of common shares outstanding during each period.  Diluted earnings per share are further adjusted for potential common shares that were dilutive and outstanding during the period.  Potential common shares consist of stock options outstanding and non-vested stock grants under the stock-based incentive plans.  The dilutive effect of potential common shares is computed using the treasury stock method.  The following table sets forth the composition of the weighted average common shares (denominator) used in the basic and diluted earnings per share computation.  At December 31, 2013 and 2012, respectively, there were 344,175 and 473,230 anti-dilutive non-vested awards and options excluded from the computation of earnings per share.

	December 31,
	2013	2012
Net Loss	$(1,825,000)	$(1,749,000)

Weighted average common shares issued	3,853,167	3,960,438
Average unearned ESOP shares	(133,360)	(153,445)
Weighted average common shares outstanding – basic	3,719,807	3,806,993
Effect of dilutive non-vested shares and stock options outstanding	-	-
Weighted average common shares outstanding – diluted	3,719,807	3,806,993
Loss per share-basic	$(0.49)	$(0.46)
Loss per share-diluted	$(0.49)	$(0.46)

F-19

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENT SECURITIES

Investment securities are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
Available for Sale:
December 31, 2013
U. S. Government obligations	$141,836	$16	$(5,069)	$136,783
Corporate debt obligations	4,493	12	(4)	4,501
Mutual funds	903	42	-	945
Municipal debt obligations	6,828	35	(144)	6,719
SBA pools	1,097	-	(4)	1,093
Government-sponsored enterprise (“GSE”) mortgage-backed securities	14,794	752	(83)	15,463
GSE collateralized mortgage obligations	64,120	190	(2,688)	61,622
	$234,071	$1,047	$(7,992)	$227,126

December 31, 2012
U. S. Government obligations	$126,524	$692	$(163)	$127,053
Corporate debt obligations	6,603	151	(1)	6,753
Mutual funds	4,909	39	-	4,948
Municipal debt obligations	6,171	94	(9)	6,256
SBA pools	1,427	13	(1)	1,439
GSE mortgage-backed securities	32,340	2,411	(30)	34,721
GSE collateralized mortgage obligations	50,846	1,290	(2)	52,134
	$228,820	$4,690	$(206)	$233,304

Held to Maturity:
December 31, 2013
Corporate debt obligations	$1,193	$203	$-	$1,396
Municipal debt obligations	15,910	368	-	16,278
GSE mortgage-backed securities	188	20	-	208
	$17,291	$591	$-	$17,882

December 31, 2012
Corporate debt obligations	$1,192	$310	$-	$1,502
Municipal debt obligations	28,318	635	-	28,953
GSE mortgage-backed securities	429	40	-	469
	$29,939	$985	$-	$30,924

All of the Company’s mortgage-backed securities and collateralized mortgage obligations at December 31, 2013 and 2012 have been issued by government agencies or government sponsored enterprises.

F-20

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENT SECURITIES (CONTINUED)

The amortized cost and estimated fair value of investment securities at December 31, 2013, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Held to Maturity		Available for Sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Due in one year or less	$12,266	$12,266	$3,401	$3,449
Due after one year through five years	1,506	1,730	63,165	62,367
Due after five year through ten years	1,666	1,765	87,696	83,335
Due thereafter	1,665	1,913	895	890
	17,103	17,674	155,157	150,041
GSE mortgage-backed securities and GSE collateralized mortgage obligations	188	208	78,914	77,085
Total	$17,291	$17,882	$234,071	$227,126

At December 31, 2013 and 2012, $139.0 million and $92.3 million, respectively, of securities were pledged as collateral to secure certain deposits and FHLB advances.

Gross gains and losses of $1,082,000 and $18,000, respectively, for the year ended December 31, 2013, and $275,000 and $16,000 respectively, for the year ended December 31, 2012, were realized on sales and calls of available-for-sale investment securities.

The following table shows the Company’s available for sale investments’ gross unrealized losses and fair value, and length of time that individual securities have been in a continuous unrealized loss position:

At December 31, 2013	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
U. S. Government obligations	$126,055	$4,590	$8,006	$479	$134,061	$5,069
Corporate debt obligations	1,497	4	-	-	1,497	4
Municipal debt obligations	3,319	123	565	21	3,884	144
SBA pools	1,093	4	-	-	1,093	4
GSE mortgage-backed securities	1,629	82	33	1	1,662	83
GSE collateralized mortgage obligations	46,346	2,628	781	60	47,127	2,688
Total	$179,939	$7,431	$9,385	$561	$189,324	$7,992

F-21

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENT SECURITIES (CONTINUED)

At December 31, 2012	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
U. S. Government obligations	$30,705	$163	$-	$-	$30,705	$163
Corporate debt obligations	496	1	-	-	496	1
Municipal debt obligations	1,539	9	-	-	1,539	9
SBA pools	101	1	-	-	101	1
GSE mortgage-backed securities	42	1	1,508	29	1,550	30
GSE collateralized mortgage obligations	706	1	287	1	993	2
Total	$33,589	$176	$1,795	$30	$35,384	$206

At December 31, 2013 and 2012, there were no held to maturity investments in an unrealized loss position.

At December 31, 2013, there were 120 securities in the less-than-twelve-months category and eight securities in the twelve-months-or-more category for the available-for-sale portfolio.  Included in the 120 securities in the less-than-twelve months category for available-for-sale securities are (a) 68 U. S. government securities; (b) two corporate debt obligation of which one has been in a loss position for two months and one has been in a loss position for one month; (c) twelve municipal debt obligations, of which five have been in a loss position for 8 months, five have been in a loss position for 7 months and two of which had been in a loss position for two months; (d) three SBA pools, two of which have been in a loss position for 10 months and one has been in a loss position for one month; (e) two mortgage-backed securities, one of which has been in a loss position for 8 months and one which has been in a loss position for 5 months and (f) 33 collateralized mortgage obligations.  Included in the eight securities in the twelve-months-or-more category are (a) four U. S. government securities; (b) two municipal debt obligations; (c) one mortgage-backed security and (b) one collateralized mortgage obligation.

At December 31, 2012, there were 27 securities in the less-than-twelve-months category and three securities in the twelve-months-or-more category for the available-for-sale portfolio.  Included in the 27 securities in the less-than-twelve months category for available-for-sale securities are (a) 16 U. S. government securities, 14 of which have been in a loss position for one month, one was in a loss position for three months and one was in a loss position for five months; (b) one corporate debt obligation which has been in a loss position for one month; (c) six municipal debt obligations, one of which had been in a loss position for two months and five which had been in a loss position for one month; (d) two SBA pools, both of which have been in a loss position for one month; (e) one mortgage-backed security which has been in a loss position for one month and (f) one collateralized mortgage obligation which has been in a loss position for one month.  Included in the three securities in the twelve-months-or-more category are (a) two mortgage-backed securities and (b) one collateralized mortgage obligation.

As of December 31, 2013, management believes that the estimated fair values of the securities noted above are primarily dependent on the movement in market interest rates.  These investment securities are comprised of securities that are rated investment grade by at least one bond credit rating service, pools of loans from the Small Business Administration and pools of loans from a government sponsored enterprise.  Management believes that these fair values will recover as the underlying portfolios mature.  The Company does not intend to sell and expects that it is not more likely than not that it will be required to sell the investment securities prior to an anticipated recovery in fair value.  Management does not believe any individual unrealized loss as of December 31, 2013 represents an other-than-temporary impairment.

F-22

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

Loans receivable at December 31, 2013 and 2012 consist of the following:

	2013	2012
	(In thousands)
Real estate loans:
One-to-four family	$149,726	$148,674
Multi-family	284	397
Commercial	79,601	90,143
Construction and land	8,665	9,683
Home equity loans and credit lines	26,442	28,657
Commercial	17,302	23,345
Consumer	834	1,043
	282,854	301,942
Deferred loan fees	(847)	(614)
Allowance for loan losses	(5,853)	(4,146)
	$276,154	$297,182

Our loans are originated and administered through our loan policies.  We originate one- to four-family residential real estate loans, home equity loans and lines of credit, commercial real estate loans, commercial business loans, construction loans, consumer loans and multi-family loans.  Our one- to four-family residential loans also include loans to businesses for commercial purposes which are secured by liens on the borrower’s residence.  We offer fixed-rate, adjustable-rate and balloon loans that amortize with monthly loan payments.  We have not originated or purchased any sub-prime or Alt-A loans.  We have not originated or purchased payment-option ARMs or negative amortizing loans.

In the normal course of business, the Bank has extended loans to executive officers, directors and principal stockholders, their immediate families and affiliated companies (commonly referred to as related parties) on the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with others.  A summary of loan activity to related parties is as follows (in thousands):

Balance January 1, 2013	Transfers	Additions	Amounts Collected	Balance December 31, 2013
$3,041	$(2,174)	$568	($589)	$846

F-23

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following tables set forth the activity in the allowance for loan losses by portfolio class for the years ended December 31, 2013 and 2012 and the composition of the allowance for loan losses at December 31, 2013 and 2012:

	At or for the year ended December 31, 2013
	Real Estate
(In thousands)	One-to- four family	Multi- family	Comm- ercial	Con- struc- tion and land	Home equity and credit lines	Comm- ercial	Con- sumer	Unallo -cated	Total
Balance at beginning of period	$692	$6	$1,107	$138	$277	$405	$21	$1,500	$4,146
Charge-offs	(217)	-	(1,826)	(37)	(258)	(1,965)	(14)	-	(4,317)
Recoveries	58	-	-	54	-	203	10	-	325
Provision	1,117	(3)	1,941	(65)	256	3,200	3	(750)	5,699
Balance at end of period	$1,650	$3	$1,222	$90	$275	$1,843	$20	$750	$5,853

Allowance ending balance
Related to loans individually evaluated for impairment	$210	$-	$9	$-	$8	$1,550	$-	$-	$1,777
Related to loans collectively evaluated for impairment	1,440	3	1,213	90	267	293	20	750	4,076
Total allowance	$1,650	$3	$1,222	$90	$275	$1,843	$20	$750	$5,853

	At or for the year ended December 31, 2012
	Real Estate
(In thousands)	One-to- four family	Multi- family	Comm- ercial	Con- struc- tion and land	Home equity and credit lines	Comm- ercial	Con- sumer	Unallo -cated	Total
Balance at beginning of period	$1,220	$27	$2,400	$34	$114	$713	$19	$500	$5,027
Charge-offs	(2,108)	-	(4,652)	(49)	(184)	(450)	(20)	-	(7,463)
Recoveries	43	-	-	-	2	33	8	-	86
Provision	1,537	(21)	3,359	153	345	109	14	1,000	6,496
Balance at end of period	$692	$6	$1,107	$138	$277	$405	$21	$1,500	$4,146

Allowance ending balance
Related to loans individually evaluated for impairment	$-	$-	$-	$-	$93	$7	$1	$-	$101
Related to loans collectively evaluated for impairment	692	6	1,107	138	184	398	20	1,500	4,045
Total allowance	$692	$6	$1,107	$138	$277	$405	$21	$1,500	$4,146

F-24

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following table sets forth the related recorded investment in loans receivable by portfolio class individually and collectively evaluated for impairment at December 31, 2013:

(In thousands)	Individually evaluated for impairment	Collectively evaluated for impairment	Total

Real estate loans:
One-to-four family	$8,933	$140,793	$149,726
Multi-family	-	284	284
Commercial	9,452	70,149	79,601
Construction and land	3,323	5,342	8,665
Home equity and credit lines	778	25,664	26,442
Commercial	2,784	14,518	17,302
Consumer	-	834	834
Total	$25,270	$257,584	$282,854

The following table sets forth the related recorded investment in loans receivable by portfolio class individually and collectively evaluated for impairment at December 31, 2012:

(In thousands)	Individually evaluated for Impairment	Collectively evaluated for impairment	Total

Real estate loans:
One-to-four family	$7,456	$141,218	$148,674
Multi-family	-	397	397
Commercial	15,128	75,015	90,143
Construction and land	4,177	5,506	9,683
Home equity and credit lines	816	27,841	28,657
Commercial	3,126	20,219	23,345
Consumer	2	1,041	1,043
Total	$30,705	$271,237	$301,942

F-25

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following table presents the classes of the loan portfolio summarized by the classification rating within the Company’s internal risk rating system as of December 31, 2013:

(In thousands)	Pass	Watch	Special Mention	Substandard	Doubtful	Total

Real estate loans:
One-to-four family	$130,862	$7,712	$1,783	$9,369	$-	$149,726
Multi-family	-	284	-	-	-	284
Commercial	45,181	22,851	3,739	7,830	-	79,601
Construction and land	4,060	1,140	-	3,465	-	8,665
Home equity and credit lines	24,891	597	108	846	-	26,442
Commercial	9,325	1,519	3,674	340	2,444	17,302
Consumer	731	83	20	-	-	834
Total	$215,050	$34,186	$9,324	$21,850	$2,444	$282,854

The following table presents the classes of the loan portfolio summarized by the classification rating within the Company’s internal risk rating system as of December 31, 2012:

(In thousands)	Pass	Watch	Special Mention	Substandard	Doubtful	Total

Real estate loans:
One-to-four family	$135,692	$2,794	$1,523	$8,538	$127	$148,674
Multi-family	298	99	-	-	-	397
Commercial	67,072	12,195	897	9,979	-	90,143
Construction and land	4,310	813	-	4,560	-	9,683
Home equity and credit lines	28,019	-	60	578	-	28,657
Commercial	17,979	386	1,628	3,352	-	23,345
Consumer	889	87	59	8	-	1,043
Total	$254,259	$16,374	$4,167	$27,015	$127	$301,942

A loan is considered to be impaired when, based upon current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan.  An insignificant delay or shortfall in the amount of payments does not necessarily result in the loan being identified as impaired.  For this purpose, delays less than 90 days are generally considered to be insignificant.

F-26

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following table summarizes information in regards to impaired loans by loan portfolio class as of and for the year ended December 31, 2013:

(In thousands)	Recorded investment	Unpaid Principal Balance	Related Allowance	Average recorded investment	Interest income recognized

With an allowance recorded:
Real estate loans:
One-to-four family	$2,728	$2,870	$210	$2,774	$59
Multi-family	-	-	-	-	-
Commercial	66	66	9	66	2
Construction and land	-	-	-	-	-
Home equity and credit lines	60	61	8	60	-
Commercial	2,784	3,178	1,550	2,967	17
Consumer	-	-	-	-	-
Total	$5,638	$6,175	$1,777	$5,867	$78

With no related allowance recorded:
Real estate loans:
One-to-four family	$6,205	$7,297	$-	$6,475	$199
Multi-family	-	-	-	-	-
Commercial	9,386	12,709	-	10,190	448
Construction and land	3,323	3,325	-	4,071	29
Home equity and credit lines	718	946	-	758	25
Commercial	-	-	-	-	28
Consumer	-	3	-	2	-
Total	$19,632	$24,280	$-	$21,496	$729

Total
Real estate loans:
One-to-four family	$8,933	$10,167	$210	$9,249	$258
Multi-family	-	-	-	-	-
Commercial	9,452	12,775	9	10,256	450
Construction and land	3,323	3,325	-	4,071	29
Home equity and credit lines	778	1,007	8	818	25
Commercial	2,784	3,178	1,550	2,967	45
Consumer	-	3	-	2	-
Total	$25,270	$30,455	$1,777	$27,363	$807

F-27

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following table summarizes information in regards to impaired loans by loan portfolio class as of and for the year ended December 31, 2012:

(In thousands)	Recorded investment	Unpaid Principal Balance	Related Allowance	Average recorded investment	Interest income recognized

With an allowance recorded:
Real estate loans:
One-to-four family	$-	$-	$-	$-	$-
Multi-family	-	-	-	-	-
Commercial	-	-	-	-	-
Construction and land	-	-	-	-	-
Home equity and credit lines	93	93	93	92	2
Commercial	384	387	7	303	3
Consumer	2	6	1	8	1
Total	$479	$486	$101	$403	$6

With no related allowance recorded:
Real estate loans:
One-to-four family	$7,456	$8,601	$-	$7,971	$312
Multi-family	-	-	-	-	-
Commercial	15,128	19,667	-	17,098	643
Construction and land	4,177	4,204	-	4,224	121
Home equity and credit lines	723	907	-	762	52
Commercial	2,742	3,043	-	2,733	3
Consumer	-	-	-	-	-
Total	$30,226	$36,422	$-	$32,788	$1,131

Total
Real estate loans:
One-to-four family	$7,456	$8,601	$-	$7,971	$312
Multi-family	-	-	-	-	-
Commercial	15,128	19,667	-	17,098	643
Construction and land	4,177	4,204	-	4,224	121
Home equity and credit lines	816	1,000	93	854	54
Commercial	3,126	3,430	7	3,036	6
Consumer	2	6	1	8	1
Total	$30,705	$36,908	$101	$33,191	$1,137

In an October 2011 directive, the OCC required all specific valuation allowances (‘SVA”) on collateral-dependent loans (SVAs established when the recorded investment in an impaired loan exceeded the measured value of the collateral) maintained by savings institutions to be charged off.  As a result, reported loan charge-offs for the year ended December 31, 2012 includes the charge-off of specific valuation allowances, which had a balance of $2.6 million at December 31, 2011.

Loans are charged off when the loan is deemed uncollectible.  Loans that are not charged off are placed on non-accrual status when collection of principal or interest is considered doubtful.  Loans are typically placed on non-accrual at the time the loan is 90 days delinquent unless the credit is well secured and in the process of collection.

F-28

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Non-performing assets and performing troubled debt restructurings (“TDR”) at December 31, 2013 and 2012 were as follows:

	2013	2012
	(In thousands)
Non-accrual loans:
Real estate loans:
One- to four-family	$5,162	$2,553
Multi-family	-	-
Commercial	5,215	6,889
Construction and land	1,233	325
Home equity loans and lines of credit	715	628
Commercial	1,235	2,742
Consumer	-	2
Total non-accrual loans	13,560	13,139

Accruing loans 90 days or more past due:
All loans	-	-

Total non-performing loans	13,560	13,139

Real estate owned	3,258	5,347

Total non-performing assets	$16,818	$18,486

Performing troubled debt restructurings:
Real estate loans:
One- to four-family	$3,464	$4,246
Multi-family	-	-
Commercial	4,186	8,240
Construction and land	2,091	3,841
Home equity loans and lines of credit	45	46
Commercial	-	384
Consumer	-	-

Total performing troubled debt restructurings	9,786	16,757

Total non-performing assets and performing troubled debt restructurings	$26,604	$35,243

Ratios:
Total non-performing loans to total loans	4.79%	4.35%
Total non-performing loans to total assets	2.33%	2.11%
Total non-performing assets to total assets	2.88%	2.96%

At December 31, 2013, nonaccrual loans amounted to $13.6 million consisting of 43 one-to four-family real estate loans, ten commercial real estate properties, three construction and land loans, 15 home equity loans, three non-real estate commercial loans and one consumer loan.  Included in the December 31, 2013 nonaccrual amounts are 22 TDRs in the amount of $8.4 million.  They consist of twelve one-to four-family real estate loans, five commercial real estate properties, two construction and land loans and three non-real estate commercial loans.    At December 31, 2012, nonaccrual loans amounted to $13.1 million consisting of 23 one-to four-family real estate loans, ten commercial properties, two construction and land loans, nine home equity loans, three non-real estate commercial loans and one consumer loan.  Included in the December 31, 2012 nonaccrual amounts are ten TDRs in the amount of $9.0 million.  They consist of three one-to four-family residential dwelling units, five commercial real estate properties and two non-real estate commercial loans.  The Bank had no loan balances past due 90 days or more and still accruing interest at December 31, 2013 and 2012, respectively.  At December 31, 2013 and 2012, all nonaccrual loans were individually evaluated for impairment.

At December 31, 2013, the Bank had 16 properties in real estate owned totaling $3.3 million, which is net of an allowance for losses of $942,000, consisting of seven one- to four-family dwelling units, two commercial properties, six vacant lots and one dockiminium.  Included in other real estate owned at December 31, 2013 is improved land for future branch expansion that was transferred from office properties and equipment in the amount of $2.4 million. At December 31, 2012, the Bank had 21 properties in real estate owned totaling $5.3 million, which is net of an allowance for losses of $1.5 million, consisting of ten one- to four-family dwelling units, five commercial properties and six vacant lots.

F-29

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

At December 31, 2013, in addition to the troubled debt restructurings included in the non-accrual loan totals, the Bank had 29 loans totaling $9.8 million that were considered troubled debt restructurings and classified as impaired.  Six of the loans are commercial real estate, construction and land and multi-family loans with a recorded investment of $6.3 million, 22 are one-to four-family loans with a recorded investment of $3.5 million and one is a home equity loan with a recorded investment of $45,000.

At December 31, 2012, in addition to the troubled debt restructurings included in the non-accrual loan totals, the Bank had 46 loans totaling $16.8 million that were considered troubled debt restructurings and classified as impaired.  Fourteen of the loans are commercial real estate, construction and land and multi-family loans with a recorded investment of $12.1 million, thirty are one-to four-family loans with a recorded investment of $4.3 million, one is a home equity loan with a recorded investment of $46,000 and one is a non-mortgage commercial loan with a recorded investment of $384,000.

The following table summarizes information in regards to troubled debt restructurings for the year ended December 31, 2013, all of which were interest rate modifications and no debt was forgiven:

	Number of Contracts	Pre-Modification Outstanding Recorded Investments	Post-Modification Outstanding Recorded Investments
	(Dollars in thousands)
Real estate loans:
One- to four-family	3	$458	$458

Total	3	$458	$458

The following table summarizes information in regards to troubled debt restructurings for the year ended December 31, 2012, all of which were interest rate modifications and no debt was forgiven:

	Number of Contracts	Pre-Modification Outstanding Recorded Investments	Post-Modification Outstanding Recorded Investments
	(Dollars in thousands)
Real estate loans:
One- to four-family	13	$2,116	$2,116
Commercial	3	2,271	2,271
Home equity loans and lines of credit	1	46	46

Total	17	$4,433	$4,433

The following table presents troubled debt restructurings with a payment default, with the payment default occurring within 12 months of the restructure date, and the payment default occurring during the year ended December 31, 2013:

	Number of Contracts	Recorded Investment
	(Dollars in thousands)
Real estate loans:
One- to four-family	1	$111
Commercial	2	2,982

Total	3	$3,093

F-30

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following table presents troubled debt restructurings with a payment default, with the payment default occurring within 12 months of the restructure date, and the payment default occurring during the year ended December 31, 2012:

	Number of Contracts	Recorded Investment
	(Dollars in thousands)
Real estate loans:
One- to four-family	3	$451
Consumer	1	384

Total	4	$835

The performance and credit quality of the loan portfolio is monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due.  The follow tables present the classes of the loan portfolio summarized by the past due status at December 31, 2013 and 2012:

At December 31, 2013 (In thousands)	30-59 Days Past Due	60-89 Days Past Due	90 Days and More Past Due	Total Past Due	Current	Total Loans Receivable	Loans Receivable 90 Days or More and Accruing

Mortgage loans:
One- to four-family residential	$3,393	$2,422	$3,399	$9,214	$140,512	$149,726	$-
Multi-family	-	-	-	-	284	284	-
Commercial	62	403	1,054	1,519	78,082	79,601	-
Construction and land	-	-	-	-	8,665	8,665	-
Home equity loans and credit lines	356	15	464	835	25,607	26,442	-
Commercial	-	340	-	340	16,962	17,302	-
Consumer and other	-	-	-	-	834	834	-
Total	$3,811	$3,180	$4,917	$11,908	$270,946	$282,854	$-

At December 31, 2012 (In thousands)	30-59 Days Past Due	60-89 Days Past Due	90 Days and More Past Due	Total Past Due	Current	Total Loans Receivable	Loans Receivable 90 Days or More and Accruing

Mortgage loans:
One- to four-family residential	$5,296	$1,353	$2,553	$9,202	$139,472	$148,674	$-
Multi-family	-	-	-	-	397	397	-
Commercial	2,288	593	1,432	4,313	85,830	90,143	-
Construction and land	-	-	325	325	9,358	9,683	-
Home equity loans and credit lines	38	169	628	835	27,822	28,657	-
Commercial	-	384	75	459	22,886	23,345	-
Consumer and other	1	2	2	5	1,038	1,043	-
Total	$7,623	$2,501	$5,015	$15,139	$286,803	$301,942	$-

F-31

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – OFFICE PROPERTIES AND EQUIPMENT

Office properties and equipment at December 31, 2013 and 2012 are summarized by major classification as follows:

	Estimated Useful Life in Years	2013	2012
		(In thousands)

Land	Indefinite	$1,705	$1,705
Buildings	25	8,694	8,777
Furniture, Fixtures and equipment	3 – 7	3,245	3,229
		13,644	13,711
Accumulated depreciation		(5,819)	(5,516)
		$7,825	$8,195

In the second quarter of 2012, the Company transferred $2.4 million of improved land for future branch expansion from fixed assets to real estate owned.

NOTE 7 - DEPOSITS

Deposits at December 31, 2013 and 2012 consist of the following major classifications (dollars in thousands):

	2013		2012
	Amount	Average Rate	Amount	Average Rate

Certificates of deposit:
0.00% - 2.00%	$70,676	0.66%	$79,966	0.85%
2.01% - 4.00%	35,688	2.83	40,173	2.82
4.01% - 6.00%	1,875	4.87	3,432	4.95
Total certificates of deposit	108,239	1.45	123,571	1.60

Non interest-bearing demand	42,739	-	39,301	-
NOW	152,279	0.42	168,150	0.82
Super NOW	43,740	0.35	44,548	0.54
Savings	111,219	0.56	106,469	0.65
Money market deposit	63,811	0.40	72,051	0.63
	$522,027	0.62%	$554,090	0.86%

F-32

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – DEPOSITS (CONTINUED)

A summary of certificates of deposit by maturity at December 31, 2013 is as follows (in thousands):

2014	$50,991
2015	25,929
2016	13,849
2017	12,177
2018	3,886
Thereafter	1,407
$108,239

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $39.2 million and $44.9 million at December 31, 2013 and 2012, respectively.

A summary of interest expense on deposits for the years ended December 31, 2013 and 2012 is as follows:

	2013	2012
	(In thousands)
NOW and Super NOW	$1,185	$1,633
Savings	632	774
Money market demand	287	532
Certificates of deposit	1,715	2,457
	$3,819	$5,396

At December 31, 2013 and 2012, the Company held deposits for related parties of approximately $588,000 and $3.8 million, respectively.

NOTE 8 – FEDERAL HOME LOAN BANK BORROWINGS

There were no Federal Home Loan Bank borrowings outstanding at December 31, 2013 and 2012.

At December 31, 2013, the Bank had a borrowing capacity of 30% of assets or $174.9 million available from the FHLB, of which nothing was outstanding.

F-33

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – INCOME TAXES

Retained earnings include $1.5 million at December 31, 2013 and 2012, for which no provision for federal income tax has been made.  These amounts represent deductions for bad debt reserves for tax purposes which were only allowed to savings institutions which met certain definitional tests prescribed by the Internal Revenue Code of 1986, as amended.  The Small Business Job Protection Act of 1996 eliminated the special bad debt deduction granted solely to thrifts.  Under the terms of the Act, there would be no recapture of the pre-1988 (base year) reserves.  However, these pre-1988 reserves would be subject to recapture under the rules of the Internal Revenue Code if the Bank itself pays a cash dividend in excess of earnings and profits, or liquidates.  The Act also provides for the recapture of deductions arising from the “applicable excess reserve” defined as the total amount of reserve over the base year reserve.  The Bank’s total reserve exceeds the base year reserve and deferred taxes have been provided for this excess.

The income tax benefit consists of the following for the years ended December 31:

	2013	2012
	(In thousands)
Current:
Federal	$(1,110)	$(269)
State	2	2
Total current	$(1,108)	$(267)

Deferred	(529)	(1,055)
Total	$(1,637)	$(1,322)

A reconciliation of the statutory federal income tax at a rate of 34% to the income tax benefit included in the consolidated statements of operations for the years ended December 31 is as follows (dollars in thousands):

	2013			2012
	Amount	% of Pretax Income		Amount	% of Pretax Income
Federal income tax at statutory rate	$(1,177)	(34.0	) %	$(1,044)	(34.0	) %
State tax, net of federal benefit	(297)	(8.6	) %	(58)	(1.9	) %
Tax-exempt income	(154)	(4.4	) %	(188)	(6.1	) %
Life insurance income	(149)	(4.3	) %	(127)	(4.1	) %
Other	140	4.0%		95	3.1%
Total	$(1,637)	(47.3	) %	$(1,322)	(43.0	) %

F-34

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – INCOME TAXES (CONTINUED)

The components of the net deferred tax asset are as follows:

	December 31,
	2013	2012
	(In thousands)
Deferred tax assets:
Deferred loan fees	$338	$245
Allowance for loan losses	2,338	1,656
Securities impairment	125	125
State net operating loss carryforwards	1,202	853
Capital loss carryforwards	73	476
Deferred compensation	141	137
Nonaccrual interest adjustment	207	36
Allowance for REO losses	376	581
Depreciation	180	197
Net unrealized loss on securities available for sale	2,468	-
Other	140	95
Total deferred tax assets	7,588	4,401

Valuation allowance	(312)	(122)

Deferred tax liabilities:
Net unrealized gain on securities available for sale	-	(1,570)
Total deferred tax liabilities	-	(1,570)
Net Deferred Tax Asset	$7,276	$2,709

The Company has considered future market growth, forecasted earnings, future taxable income and prudent, feasible and permissible tax planning strategies in determining the realizability of deferred tax assets.  If the Company were to determine that it would not be able to realize a portion of its net deferred tax assets in the future, an adjustment to the net deferred tax assets would be charged to earnings in the period such determination was made.

The Company has New Jersey state net operating loss carryforwards of approximately $20.2 million of which $5.5 million expires from 2014 through 2015 and the balance expires from 2029 through 2032.  New Jersey state net operating losses incurred prior to January 1, 2009 may be carried forward for seven succeeding years, and losses incurred in periods after January 1, 2009 may be carried forward for 20 years.  At December 31, 2013, the Company recorded a valuation allowance of approximately $305,000 against the deferred tax asset attributable to the New Jersey state net operating loss carryover.

The Company has federal capital loss carryforwards of approximately $195,000 expiring from 2014 through 2015.  Capital losses may be carried back three years and carried forward five succeeding years.  The Company expects to fully realize the benefit of such carryforwards through tax planning strategies.  The Company has state capital loss carryforwards of $115,000.  At December 31, 2013, the Company has recorded a full valuation allowance of $7,000 for the state capital loss carryforwards.

F-35

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – BENEFIT PLANS

The Bank has a 401(k) Savings Plan (the “Plan”).  All employees are eligible to participate after completing three months of eligible service.  The employees may contribute up to fifteen percent of their compensation to the Plan.  After one year of service the Bank will match one hundred percent of the first one percent and fifty percent of the next five percent or a maximum of three and one-half percent of total salary.  Full vesting in the Plan is prorated equally over a five-year period.  The Bank’s contributions to the Plan for the years ended December 31, 2013 and 2012 were $107 thousand and $117 thousand, respectively.

The Bank has an Employee Stock Ownership Plan (“ESOP”) for the benefit of employees who meet the eligibility requirements as defined in the plan.  In 2005, the ESOP trust acquired 156,399 shares of common stock in the initial public offering using proceeds of a loan from the Company.  The Bank will make cash contributions to the ESOP on an annual basis sufficient to enable the ESOP to make the required loan payments to the Company.  The loan bears an interest rate of 6.00% with principal and interest payable annually in equal installments over fifteen years.  The loan is secured by the shares of the stock purchased.

In 2010, the ESOP acquired an additional 91,800 shares of the Company’s common stock with a loan from the Company in the amount of $918,000, at a price of $10.00 per share.  The Bank will make cash contributions to the ESOP on an annual basis sufficient to enable the ESOP to make the required loan payments to the Company.  The loan bears an interest rate of 4.25% with principal and interest payable annually in equal installments over 10 years.  The loan is secured by the shares of the stock purchased.

As the debt is repaid, shares are released from the collateral account and allocated to qualified employees.  Accordingly, the shares pledged as collateral are reported as unearned ESOP shares in the consolidated statements of financial condition.  As the shares are released from collateral, the Company reports compensation expense equal to the average market price of the shares, and the shares become outstanding for earnings per share computations.  The Company’s compensation expense for the ESOP was $276 thousand and $258 thousand for the years ended December 31, 2013 and 2012, respectively.  The following table presents the components of the ESOP shares:

	December 31,
	2013	2012
Shares released for allocation	134,869	114,784
Unreleased shares	113,330	133,415
Total ESOP shares	248,199	248,199
Fair value of unreleased shares	$1,507,289	$1,747,737

F-36

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – STOCK-BASED COMPENSATION

In 2006, Board of Directors of Colonial Bankshares, Inc. approved the Colonial Bankshares, Inc. 2006 Stock-based Incentive Plan (the “2006 Plan”).  In 2011, the Board of Directors of Colonial Financial Services, Inc. approved the Colonial Financial Services, Inc. 2011 Equity Incentive Plan (the “2011 Plan”).  Under the 2006 Plan, the Company may grant options to purchase 208,247 shares of Company stock and may grant 83,300 shares of common stock as restricted stock awards.  Under the 2011 Plan, the Company may grant options to purchase 229,500 shares of Company stock and may grant 91,800 shares of common stock as restricted stock awards.

Both plans enable the Board of Directors to grant stock options to executives, other key employees and nonemployee directors.  The options granted under both plans may be either non-qualified stock options (NQOs) or incentive stock options (ISOs).  Only NQOs may be granted to nonemployee directors under this plan and ISOs may be granted to employees.  No grants may be made more than ten years after adoption of the respective plans.  Options may not be granted with an exercise price that is less than 100% of the fair market value of the Company’s common stock on the date of grant.  Options may not be granted with a term longer than 10 years.  Stock options granted under the plans are subject to limitations under Section 422 of the Internal Revenue Code.  The number of shares available under the plans, the number of shares subject to outstanding options and the exercise price of outstanding options will be adjusted to reflect any stock dividend, stock split, merger, reorganization or other event generally affecting the number of the Company’s outstanding shares.

On October 19, 2006, 83,300 shares of restricted time-based stock grants were awarded.  The restricted time-based stock grants awarded had a grant date fair value of $13.27 per share.  The restricted time-based stock grants awarded vest 20% annually beginning October 19, 2007.  On January 20, 2011, 3,268 shares of restricted time-based stock grants were awarded.  The restricted time-based stock grants awarded had a grant date fair value of $12.00 per share and vest 33% annually beginning January 20, 2012.  On January 2, 2012, 45,895 shares of restricted time-based stock grants were awarded.  The restricted time-based stock grants had a grant date fair value of $12.46 per shares and vest 20% annually beginning January 2, 2013.  Also, on January 2, 2012, 45,895 shares of restricted performance-based stock grants were awarded.  The restricted performance-based stock grants had a grant date fair value of $12.46 and vest 20% annually with the attainment of the performance goal.  If the goal is not attained for the year, the stock grants are forfeited.  During the years ended December 31, 2013 and 2012, $81 thousand and $127 thousand in compensation expense was recognized in regard to these restricted stock awards, respectively.  During the years ended December 31, 2013 and 2012, there was no expense recognized in regard to the performance-based stock grants.  The tax benefits recognized related to such stock-based compensation was $28 thousand and $43 thousand for the years ended December 31, 2013 and 2012.    At December 31, 2013, all of the compensation expense related to the restricted stock awards granted on January 20, 2011 was recognized.  At December 31, 2013, there was $681,000 of unrecognized compensation expense related to the restricted stock awards granted on January 2, 2012 which is expected to be recognized over a period of 3.00 years. At December 31, 2013, there were 5 restricted time-based stock grants and 5 performance-based stock grants unawarded.

	Number of shares	Weighted Average Grant Date Fair Value
Restricted stock, January 1, 2013	93,970	$12.46
Granted	-	-
Forfeited	30,871	12.45
Vested	10,267	12.41
Restricted stock, December 31, 2013	52,832	$12.46

	Number of shares	Weighted Average Grant Date Fair Value
Restricted stock, January 1, 2012	3,268	$12.00
Granted	91,790	12.46
Forfeited	-	-
Vested	1,088	12.00
Restricted stock, December 31, 2012	93,970	$12.45

F-37

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – STOCK-BASED COMPENSATION (CONTINUED)

On October 19, 2006, options to purchase 184,660 shares of common stock at $13.27 per share were awarded.  The options awarded vest 20% annually beginning October 19, 2007 and expire in 2016.  On January 20, 2011, options to purchase 8,328 shares of common stock at $12.00 per share were awarded.  The options awarded vest 33% annually beginning January 20, 2012 and expire in 2021.  On January 2, 2012, options to purchase 194,600 shares of common stock at $12.46 per share were awarded.  The options awarded vest 20% annually beginning January 2, 2013 and expire in 2022.  The following is a summary of the Company’s stock option activity for the years ended December 31, 2012 and 2011:

	Options	Weighted Average Exercise Price
Outstanding at January 1, 2013	379,260	$12.85
Granted	-	-
Exercised	-	-
Forfeitures	87,917	12.79
Outstanding at December 31, 2013	291,343	$12.87
Exercisable at December 31, 2013	184,318	$13.12

	Options	Weighted Average Exercise Price
Outstanding at January 1, 2012	184,660	$13.22
Granted	194,600	12.46
Exercised	-	-
Forfeitures	-	-
Outstanding at December 31, 2012	379,260	$12.85
Exercisable at December 31, 2012	179,108	$13.27

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 2006:  dividend yield of 0%, risk-free interest rate of 4.79%, expected life of 6.5 years, and expected volatility of 15.00%.  The weighted average fair value of options granted in 2006 was $4.03 per option.  Weighted average contractual term of options outstanding and exercisable were 2.75 years at December 31, 2013, and 3.75 years at December 31, 2012.  The following weighted average assumptions were used for pricing the options granted in 2011:  dividend yield of 0%, risk-free interest rate of 3.47%, expected life of 6.5 years and expected volatility of 33.00%.  The calculated fair value of options granted in 2011 was $4.84 per option.  The weighted average contractual term of options outstanding and exercisable was 7.00 years at December 31, 2013 and 8.00 years at December 31, 2012.  The following weighted average assumptions were used for pricing the options granted in 2012:  dividend yield of 0%, risk-free interest rate of 1.41%, expected life of 6.5 years and expected volatility of 32.00%.  The calculated fair value of options granted in 2012 was $4.34 per option.  The weighted average contractual term of options outstanding and exercisable was 8.00 years at December 31, 2013.  The options outstanding and exercisable had no aggregate intrinsic value at December 31, 2013 and 2012, respectively.

Stock-based compensation expense related to stock options granted for the years ended December 31, 2013 and 2012 was $119 thousand and $182 thousand, respectively, with a related tax benefit of $40 thousand and $62 thousand, respectively.  At December 31, 2013, all of the compensation cost related to stock options granted on January 20, 2011 was recognized and there was $368,000 of unrecognized compensation cost related to stock options granted on January 2, 2012 which will be recognized over 3.0 years.

F-38

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and letters of credit.  Such commitments involve, to varying degrees, elements of credit, and interest rate risk in excess of the amount recognized in the statements of financial condition.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments.  The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

At December 31, 2013 and 2012, the following financial instruments were outstanding whose contract amounts represent credit risk:

	2013	2012
	(In thousands)
Commitments to grant loans	$7,079	$7,519
Unfunded commitments under lines of credit	19,526	19,632
Standby letters of credit	3,040	2,013
	$29,645	$29,164

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The Bank evaluates each customer’s credit worthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation.  Collateral held varies but generally includes residential or commercial real estate.

Unfunded commitments under lines of credit are collateralized except for the overdraft protection lines of credit and commercial unsecured lines of credit.  The amount of collateral obtained is based on management’s credit evaluation, and generally includes residential or commercial real estate.  The overdraft protection lines and the commercial unsecured lines of credit total approximately $3.0 million and usually do not contain specified maturity dates and may not be drawn upon to the extent to which the Bank is committed.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.  The majority of these standby letters of credit expire within the next twelve months.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments.  The Bank requires collateral supporting these letters of credit when deemed necessary.  Management believes that the proceeds obtained through liquidation of such collateral would be sufficient to cover the maximum potential amount of future payments required under the corresponding guarantees.  The current amount of the liability at December 31, 2013 and 2012 for guarantees under letters of credit is not material.

F-39

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of tangible and core capital (as defined in the regulations) to total adjusted assets (as defined) and of Tier 1 and total capital (as defined) to risk-weighted assets (as defined).  Management believes, as of December 31, 2013, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2013, the most recent notification from the regulators categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action.  To be categorized as well-capitalized, the Bank must maintain minimum tangible, core and risk-based ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Bank’s category.

In May 2013, the Bank entered into a Formal Agreement (“Agreement”) with the Office of the Comptroller of the Currency that required compliance with certain items within specified timeframes as outlined in the Agreement.  Also, in May 2013, the Bank was notified by the OCC that it established minimum capital ratios for the Bank requiring it to maintain a Tier I capital to adjusted total assets ratio of 9.50%, a Tier I capital to risk-weighted assets ratio of 11.00%, and a Total risk-based capital to risk-based weighted assets ratio of 13.00%.  As of December 31, 2013, Colonial Bank FSB ratios for these items were 9.74%, 19.19% and 20.45%, respectively.

The Bank’s actual capital amounts and ratios are presented in the table.

	Actual		For Capital Adequacy Purposes		To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(In thousands)
As of December 31, 2013:
Tangible Capital (to Adjusted Tangible Assets)	$56,820	9.74%	>$8,751	>1.50%	N/A	N/A
Core Capital (to Adjusted Total Assets)	56,820	9.74%	>23,335	>4.00%	>$29,169	>5.00%
Tier 1 Capital (to Risk-Weighted Assets)	56,820	19.19%	N/A	N/A	>17,769	>6.00%
Total Capital (to Risk-Weighted Assets)	60,568	20.45%	>23,693	>8.00%	>29,616	>10.00%

As of December 31, 2012:
Tangible Capital (to Adjusted Tangible Assets)	$62,023	10.00%	>$9,305	>1.50%	N/A	N/A
Core Capital (to Adjusted Total Assets)	62,023	10.00%	>24,812	>4.00%	>$31,015	>5.00%
Tier 1 Capital (to Risk-Weighted Assets)	62,023	19.30%	N/A	N/A	>19,284	>6.00%
Total Capital (to Risk-Weighted Assets)	66,062	20.55%	>25,712	>8.00%	>32,140	>10.00%

F-40

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – REGULATORY CAPITAL REQUIREMENTS (CONTINUED)

OCC regulations imposes limitations upon all capital distributions by savings institutions, like the Bank, such as dividends and payments to repurchase or otherwise acquire shares.  The Company may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause stockholders’ equity to be reduced below applicable regulatory capital maintenance requirements, or if such declaration and payments would otherwise violate regulatory requirements.

The following table reconciles the Bank’s GAAP capital to its regulatory capital as of the dates indicated:

	December 31,
	2013	2012
	(In thousands)
Total equity capital	$56,197	$64,937
Add: Net unrealized loss (gain) on available-for-sale securities	4,477	(2,914)
Less: Disallowed deferred tax asset	(3,854)	-
Tier I Capital	$56,820	$62,023

Add: Allowance for loan losses includable in Tier 2 capital	3,729	4,021
Add: Unrealized gains on available-for-sale mutual funds (equity securities)	19	18
Total risk-based capital	$60,568	$66,062

In accordance with OTS regulations, at the time of the mutual-to-stock conversion, the Company substantially restricted retained earnings by establishing a liquidation account. The liquidation account is maintained for the benefit of eligible account holders who continue to maintain their accounts at the Bank after conversion. The Bank established a parallel liquidation account to support the Company’s liquidation account in the event the Company does not have sufficient assets to fund its obligations under its liquidation account. The liquidation accounts will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation accounts. In the event of a complete liquidation of the Bank or the Company, each account holder will be entitled to receive a distribution in an amount proportionate to the adjusted qualifying account balances then held. The Bank may not pay dividends if those dividends would reduce equity capital below the required liquidation account amount.

NOTE 14 – FAIR VALUE OF FINANCIAL INSTRUMENTS

Management uses its best judgment in estimating the fair value of the Company’s assets and liabilities; however, there are inherent weaknesses in any estimation technique.  Therefore, for substantially all assets and liabilities, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in a sale transaction on the dates indicated.  The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates.  As such, the estimated fair values of these assets and liabilities subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

F-41

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

FASB ASC Topic 820 “Fair Value Measurement” establishes a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy under FASB ASC Topic 820 are as follows:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2: Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

For assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at December 31, 2013 and 2012 are as follows (dollars in thousands):

	December 31, 2013	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Observable Other Inputs	(Level 3) Significant Unobservable Inputs
U. S. government obligations	$136,783	$-	$136,783	$-
Corporate debt obligations	4,501	-	4,501	-
Mutual funds	945	945	-	-
Municipal debt obligations	6,719	-	6,719	-
SBA pools	1,093	-	1,093	-
GSE mortgage-backed securities	15,463	-	15,463	-
GSE collateralized mortgage obligations	61,622	-	61,622	-
Securities available-for-sale	$227,126	$945	$226,181	$-

	December 31, 2012	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Observable Other Inputs	(Level 3) Significant Unobservable Inputs
U. S. government obligations	$127,053	$-	$127,053	$-
Corporate debt obligations	6,753	-	6,753	-
Mutual funds	4,948	4,948	-	-
Municipal debt obligations	6,256	-	6,256	-
SBA pools	1,439	-	1,439	-
GSE mortgage-backed securities	34,721	-	34,721	-
GSE collateralized mortgage obligations	52,134	-	52,134	-
Securities available-for-sale	$233,304	$4,948	$228,356	$-

F-42

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

For assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at December 31, 2013 and 2012 are as follows (dollars in thousands):

	December 31, 2013	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Observable Other Inputs	(Level 3) Significant Unobservable Inputs
Impaired loans	$13,531	$-	$-	$13,531
Real estate owned	$2,600	$-	$-	$2,600

	December 31, 2012	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Observable Other Inputs	(Level 3) Significant Unobservable Inputs
Impaired loans	$14,879	$-	$-	$14,879
Real estate owned	$3,217	$-	$-	$3,217

The following table presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which the Company has utilized Level 3 inputs to determine fair value at December 31, 2013:

	Quantitative Information About Level 3 Fair Value Measurements
Description	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range (Weighted Average)
	(In thousands)

Impaired loans	$13,531	Appraisal of collateral (1)	Liquidation expenses (2)	-6.0% to -25.0% (-15.0%)

Real estate owned	$2,600	Appraisal of collateral (1)	Liquidation expenses (2)	-6.0% to -25.0% (-15.0%)

(1)	Fair value is generally determined through independent appraisals of the underlying collateral, which generally include level 3 inputs which are not identifiable.
(2)	Appraisals may be adjusted by management for qualitative factors including estimated liquidation expenses, which is presented above as a percent of the appraisal.

F-43

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities.  Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful.  The following methods and assumptions were used to estimate the fair values of certain Company assets and liabilities at December 31, 2013 and 2012:

Cash and Amounts Due From Banks (Carried at Cost)

The carrying amounts reported in the balance sheet for cash and amounts due from banks approximate those assets’ fair values.

Investment Securities

The fair value of investment securities available-for-sale (carried at fair value) and held-to-maturity (carried at amortized cost) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted prices.

Loans Receivable (Carried at Cost)

The fair values of loans are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans.  Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal.  Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Impaired Loans (Generally Carried at Fair Value)

Impaired loans are those loans for which the Company has measured impairment generally based on the fair value of the loan’s collateral.  Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds.  These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements.  At December 31, 2013 and 2012, the fair value consists of loan balances of $5.6 million and $479,000, respectively, net of valuation allowances of $1.8 million and $101,000, respectively, and loan balances of $14.0 million and $20.6 million, respectively, net of partial charge-offs of $4.3 million and $6.1 million, respectively.

Real Estate Owned

Real estate owned assets are adjusted to fair value less estimated selling costs upon transfer of the loans to other real estate owned.  Subsequently, real estate owned assets are carried at the lower of carrying value or fair value.  Fair value is based upon independent market prices, appraised values of the collateral, or management’s estimation of the value of the collateral.  These assets are included as Level 3 fair values.

F-44

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Federal Home Loan Bank Stock (Carried at Cost)

The carrying amount of FHLB of New York stock approximates fair value, and considers the limited marketability of such security.

Accrued Interest Receivable and Payable (Carried at Cost)

The carrying amounts of accrued interest receivable and accrued interest payable approximates their fair value.

Deposits (Carried at Cost)

The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts).  Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-Term Borrowings (Carried at Cost)

The carrying amounts of short-term borrowings approximate their fair values.

Long-Term Borrowings (Carried at Cost)

Fair values of FHLB advances are estimated using discounted cash flow analysis, based on quoted prices for new FHLB advances with similar credit risk characteristics, terms and remaining maturity.  These prices obtained from this active market represent a market value that is deemed to represent the transfer price if the liability were assumed by a third party.

Off-Balance Sheet Financial Instruments (Disclosed at Cost)

Fair values for the Company’s off-balance sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged in the market to enter into similar agreements, taking into account, the remaining terms of the agreements and the counterparties’ credit standing.  The fair value of these instruments is not material.

The carrying amount estimated fair value of the Company’s assets and liabilities at December 31, 2013 and 2012 are as follows:

	December 31, 2013
	Carrying amount	Level 1	Level 2	Level 3	Estimated Fair Value
	(Amounts in thousands)
Financial assets:
Cash and amounts due from banks	$23,404	$23,404	$-	$-	$23,404
Investment securities available-for-sale	227,126	945	226,181	-	227,126
Corporate debt obligations held-to-maturity	1,193	-	1,396	-	1,396
Municipal debt obligations held-to-maturity	15,910	-	16,278	-	16,278
GSE mortgage-backed securities held-to-maturity	188	-	208		208
Federal Home Loan Bank stock	702	702	-	-	702
Loans receivable, net	276,154	-	-	276,861	276,861
Accrued interest receivable	1,530	-	1,530	-	1,530

Financial liabilities:
Deposits	522,027	-	524,104	-	524,104
Accrued interest payable	16	-	16	-	16

Off-balance sheet financial instruments:
Commitments to extend credit and letters of credit	-	-	-	-	-

F-45

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

	December 31, 2012
	Carrying amount	Level 1	Level 2	Level 3	Estimated Fair Value
	(Amounts in thousands)
Financial assets:
Cash and amounts due from banks	$26,418	$26,418	$-	$-	$26,418
Investment securities available-for-sale	233,304	4,948	228,356	-	233,304
Corporate debt obligations held-to-maturity	1,192	-	1,502	-	1,502
Municipal debt obligations held-to-maturity	28,318	-	28,953	-	28,953
GSE mortgage-backed securities held-to-maturity	429	-	469		469
Federal Home Loan Bank stock	758	758	-	-	758
Loans receivable, net	297,182	-	-	308,253	308,253
Accrued interest receivable	1,650	-	1,650	-	1,650

Financial liabilities:
Deposits	554,090	-	557,001	-	557,001
Accrued interest payable	24	-	24	-	24

Off-balance sheet financial instruments:
Commitments to extend credit and letters of credit	-	-	-	-	-

F-46

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – PARENT COMPANY ONLY FINANCIAL INFORMATION

CONDENSED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2013	2012
ASSETS	(In thousands)

Cash and cash equivalents	$1,227	$1,171
Equity investment in Colonial Bank, FSB	56,196	64,938
Loan receivable – ESOP	1,346	1,548
Other assets	394	380
Total Assets	$59,163	$68,037

STOCKHOLDERS’ EQUITY

Total Stockholders’ Equity	$59,163	$68,037

CONDENSED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2013	2012
	(In thousands)
Interest income	$81	$91
Equity in loss of Colonial Bank, FSB	(1,625)	(1,519)
Total loss	(1,544)	(1,428)
General, administrative and other expenses	281	321
Net loss	$(1,825)	$(1,749)

CONDENSED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2013	2012
	(In thousands)

Cash flows from operating activities:
Net loss	$(1,825)	$(1,749)
Share-based compensation expense	200	310
Equity in undistributed loss Colonial Bank, FSB	1,625	1,519
Increase in cash from ESOP loan repayment	204	192
Dividend received	-	1,325
Increase in other assets	(14)	(72)
Net cash from operating activities	190	1,525
Cash flows from financing activities:
Repurchase and retirement of common stock	(134)	(1,866)
Net cash used in financing activities	(134)	(1,866)
Net increase (decrease) in cash and cash equivalents	56	(341)
Cash and cash equivalents at beginning of period	1,171	1,512
Cash and cash equivalents at end of period	$1,227	$1,171

F-47

COLONIAL FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – SUMMARIZED CONSOLIDATED QUARTERLY FINANCIAL DATA (UNAUDITED)

The following table presents summarized consolidated quarterly data for each of the last two years.  Certain balances may not cross foot due to rounding.

Three Months Ended:	December 31,	September 30,	June 30,	March 31,
	(Dollars in thousands, except per share data)
2013
Total interest income	$4,329	$4,487	$4,600	$4,713
Total interest expense	818	907	1,045	1,078
Net interest income	3,511	3,580	3,555	3,635
Provision for loan losses	159	2,831	2,667	42
Net interest income after provision for loan losses	3,352	749	888	3,593
Total non-interest income	425	429	1,386	515
Total non-interest expense	3,694	3,823	3,850	3,432
Income (loss) before income tax (benefit)	83	(2,645)	(1,576)	676
Income tax (benefit)	(523)	(697)	(596)	179
Net income (loss)	$606	$(1,948)	$(980)	$497
Basic earnings (loss) per share	$0.16	$(0.52)	$(0.26)	$0.13
Diluted earnings (loss) per share	$0.16	$(0.52)	$(0.26)	$0.13

Three Months Ended:	December 31,	September 30,	June 30,	March 31,
	(Dollars in thousands, except per share data)
2012
Total interest income	$5,120	$5,314	$5,388	$5,585
Total interest expense	1,224	1,291	1,450	1,466
Net interest income	3,896	4,023	3,938	4,119
Provision for loan losses	1,424	329	3,495	1,248
Net interest income after provision for loan losses	2,472	3,694	443	2,871
Total non-interest income	474	425	399	546
Total non-interest expense	4,675	3,428	3,201	3,091
Income (loss) before income taxes	(1,729)	691	(2,359)	326
Income tax (benefit)	(769)	216	(847)	78
Net income (loss)	$(960)	$475	$(1,512)	$248
Basic earnings (loss) per share	$(0.26)	$0.13	$(0.40)	$0.06
Diluted earnings (loss) per share	$(0.26)	$0.12	$(0.40)	$0.06

F-48

STOCK HOLDER INFORMATION

Annual Meeting	Transfer Agent

The Annual Meeting of Stockholders will be held at 3:00 p.m. on May 15, 2014 at the main office, 2745 S. Delsea Drive, Vineland, New Jersey 08360.	Registrar and Transfer Company 10 Commerce Drive Cranford, New Jersey 07016

Stock Listing	If you have any questions concerning your stockholder account, please call our transfer agent, noted above, at (800) 368-5948. This is the number to call if you require a change of address, records or information about lost certificates.

The Company’s Common Stock trades on the Nasdaq Global Market System under the symbol “COBK”

Special Counsel	Annual Report on Form 10-K

Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015
A copy of the Company’s Form 10-K for the fiscal year ended December 31, 2013, will be furnished without charge to stockholders upon written request to the Secretary, Colonial Financial Services, Inc., 2745 S. Delsea Drive, Vineland, New Jersey 08360.

Independent Registered Public Accounting Firm

BDO USA, LLP
Ten Penn Center
1801 Market Street, Suite 1700
Philadelphia, Pennsylvania 19103

DIRECTORS AND OFFICERS

Directors		Officers

Gregory J. Facemyer, CPA Chairman of the Board Self-Employed Certified Public Accountant	Edward J. Geletka President and Chief Executive Officer, Colonial Bank, FSB	Edward J. Geletka President and Chief Executive Officer

John Fitzpatrick, CPA Vice-Chairman of the Board President, Premier Accounting Services, PC	Hugh McCaffrey Owner, Southern New Jersey Steel Company	L. Joseph Stella, III, CPA Executive Vice President and Chief Financial Officer

John J. Bailey Senior Vice President, Union Center National Bank	Corissa Briglia Senior Analyst The Stilwell Group	William F. Whelan Executive Vice President and Chief Operations Officer

ITEM 9.	Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

ITEM 9A.	Controls and Procedures

(a)
Under the supervision and with the participation of our management, including our Principal Executive Officer and Principal Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934) as of the end of the period covered by this report. Based upon that evaluation, the Principal Executive Officer and Principal Financial Officer concluded that, as of the end of the period covered by this report, our disclosure controls and procedures were effective.  There has been no change in the Company’s internal control over financial reporting during the Company’s fourth quarter of fiscal year 2013, other than the implementation of additional controls and procedures related to the calculation of the Bank’s regulatory capital ratios, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(b)	Management’s annual report on internal control over financial reporting.

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting.

The Company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management, including the principal executive officer and principal financial officer, assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013, based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in “Internal Control-Integrated Framework (1992).”  Based on such assessment, management believes that, as of December 31, 2013, the Company’s internal control over financial reporting is effective, based on those criteria.

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting.  Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to provisions of the Dodd-Frank Act that permit the Company to provide only management’s report in this annual report.

ITEM 9B.	Other Information

None.

54

PART III

ITEM 10.	Directors, Executive Officers and Corporate Governance

Colonial Financial Services, Inc. has adopted a Code of Ethics that applies to Colonial Financial Services’ principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  A copy of the Code will be furnished without charge upon written request to the Secretary, Colonial Financial Services, Inc., 2745 S. Delsea Drive, Vineland, NJ 08360.

The information contained under the sections captioned “Proposal I – Election of Directors” and “Section 16(a) Beneficial Ownership Reporting Compliance” in the Company’s definitive Proxy Statement for the 2014 Annual Meeting of Stockholders is incorporated herein by reference.

ITEM 11.	Executive Compensation

The information contained under the section captioned “Executive Compensation” in the definitive Proxy Statement is incorporated herein by reference.

ITEM 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

(a)	Securities Authorized for issuance under Stock-Based Compensation Plans

Set forth below is information as of December 31, 2013 with respect to compensation plans (other than our employee stock ownership plan) under which equity securities of the Registrant are authorized for issuance.

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under stock-based compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	344,175	$12.81	60,005
Equity compensation plans not approved by security holders	N/A		N/A
Total	344,175	$12.81	60,005

(b)	Security Ownership of Certain Beneficial Owners

The information required by this item is incorporated herein by reference to the section captioned “Voting Securities and Principal Holders” in the Proxy Statement.

(c)	Security Ownership of Management

The information required by this item is incorporated herein by reference to the section captioned “Proposal I – Election of Directors” in the Proxy Statement.

(d)	Changes in Control

Management of the Company know of no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the registrant.

55

ITEM 13.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is incorporated herein by reference to the section captioned “Proposal I – Election of Directors – Certain Relationships and Related Transactions” of the Proxy Statement.

ITEM 14.	Principal Accountant Fees and Services

The information required by this item is incorporated herein by reference to the section captioned “Proposal II – Ratification of Appointment of Independent Registered Public Accounting Firm” of the Proxy Statement.

PART IV

ITEM 15.	Exhibits and Financial Statement Schedules

3.1	Articles of Incorporation (11)
3.2	Bylaws of Colonial Financial Services, Inc. (11)
3.3	Articles of Amendment to Articles of Incorporation (11)
4	Form of Common Stock Certificate (11)
10.1	[reserved]
10.2	Colonial Financial Services, Inc. 2006 Stock-Based Incentive Plan * (1)
10.3	Form of Colonial Financial Services, Inc. 2006 Stock-Based Incentive Plan Stock Option Agreement (Outside Directors) *(2)
10.4	Form of Colonial Financial Services, Inc. 2006 Stock-Based Incentive Plan Stock Option Agreement (Employees) *(2)
10.5	Form of Colonial Financial Services, Inc. 2006 Stock-Based Incentive Plan Restricted Stock Award Notice (Outside Directors) *(2)
10.6	Form of Colonial Financial Services, Inc. 2006 Stock-Based Incentive Plan Restricted Stock Award Notice (Employees) *(2)
10.7	Employment Agreement By and Between Colonial Bank, FSB and Edward J. Geletka *(3)
10.8	[intentionally omitted]
10.9	[intentionally omitted]
10.10	[intentionally omitted]
10.11	Amended and Restated Employment Agreement with L. Joseph Stella, III *(7)
10.12	Amended and Restated Employment Agreement with William F. Whelan *(8)
10.13	Bonus Plan, including amendments *(9)
10.14	Colonial Bank, FSB Director Retirement Plan * (13)
10.15	Colonial Bank, FSB 2011 Director Deferred Fee Plan * (14)
10.16	Colonial Bank, FSB Group Term Replacement Plan * (15)
10.17	Colonial Bank, FSB Director Supplemental Life Insurance Plan * (16)
10.18	Colonial Bank, FSB 2011 Executive Retirement Incentive Plan * (17)
10.19	Colonial Financial Services, Inc. 2011 Equity Incentive Plan *(12)
10.20	Form of Colonial Financial Services, Inc. 2011 Stock-Based Incentive Plan Stock Option Agreement (Outside Directors) * (18)
10.21	Form of Colonial Financial Services, Inc. 2011 Stock-Based Incentive Plan Stock Option Agreement (Employees) * (19)
10.22	Form of Colonial Financial Services, Inc. 2011 Stock-Based Incentive Plan Restricted Stock Service-Based Award Notice (Outside Directors) * (20)
10.23	Form of Colonial Financial Services, Inc. 2006 Stock-Based Incentive Plan Restricted Stock Service-Based Award Notice (Employees) * (21)
10.24	Form of Colonial Financial Services, Inc. 2011 Stock-Based Incentive Plan Restricted Stock Performance-Based Award Notice (Outside Directors) * (22)
10.25	Form of Colonial Financial Services, Inc. 2006 Stock-Based Incentive Plan Restricted Stock Performance-Based Award Notice (Employees) * (23)
14	Code of Ethics (10)
21	Subsidiaries of Registrant
23.1	Consent of Independent Registered Public Accounting Firm, BDO USA, LLP
23.2	Consent of Independent Registered Public Accounting Firm, ParenteBeard, LLC
31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

56

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101	The following materials from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, formatted in XBRL (Extensible Business Reporting Language): (i) the Consolidated Statements of Financial Condition, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Comprehensive Income, (iv) the Consolidated Statements of Stockholders’ Equity, (v) the Consolidated Statements of Cash Flows and (vi) the Notes to the Consolidated Financial Statements

*	Denotes management contract or compensatory plan or arrangement
(1)
Incorporated by reference to the Definitive Proxy Statement for the Annual Meeting of Stockholders of Colonial Bankshares held July 20, 2006 (File no. 000-51385), filed with the Securities and Exchange Commission on June 15, 2006.

(2)	Incorporated by reference to the Current Report on Form 8-K of Colonial Financial Services, Inc. (File no. 000-51385), filed with the Securities and Exchange Commission on October 23, 2006.
(3)
Incorporated by reference to Exhibit 10 to the Current Report on Form 8-K of Colonial Financial Services, Inc. (File no. 001-34817), filed with the Securities and Exchange Commission on January 6, 2014.

(4)	[intentionally omitted]
(5)	[intentionally omitted]
(6)	[intentionally omitted]
(7)
Incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K for the year ended December 31, 2008 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on March 31, 2009.

(8)
Incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-K for the year ended December 31, 2008 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on March 31, 2009.

(9)
Incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K for the year ended December 31, 2008 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on March 31, 2009.

(10)
Incorporated by reference to Exhibit 14 to the Annual Report on Form 10-K for the year ended December 31, 2010 of Colonial Financial Services, Inc. (File no. 001-34817), originally filed with the Securities and Exchange Commission on March 30, 2011.

(11)	Incorporated by reference to the Registration Statement on Form S-1 (File no. 333-165532), as initially filed March 17, 2010, and as amended on April 28, 2010 and May 7, 2010.
(12)	Incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on July 14, 2011 (File No. 001-34817)
(13)
Incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K for the year ended December 31, 2010 of Colonial Financial Services, Inc. (File no. 001-34817), originally filed with the Securities and Exchange Commission on March 30, 2012

(14)
Incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K for the year ended December 31, 2010 of Colonial Financial Services, Inc. (File no. 001-34817), originally filed with the Securities and Exchange Commission on March 30, 2012

(15)
Incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K for the year ended December 31, 2010 of Colonial Financial Services, Inc. (File no. 001-34817), originally filed with the Securities and Exchange Commission on March 30, 2012

(16)
Incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K for the year ended December 31, 2010 of Colonial Financial Services, Inc. (File no. 001-34817), originally filed with the Securities and Exchange Commission on March 30, 2012

(17)
Incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K for the year ended December 31, 2010 of Colonial Financial Services, Inc. (File no. 001-34817), originally filed with the Securities and Exchange Commission on March 30, 2012

(18)
Incorporated by reference to Exhibit 10.20 to the Annual Report on Form 10-K for the year ended December 31, 2011 of Colonial Financial Services, Inc. (File no. 001-34817), originally filed with the Securities and Exchange Commission on March 29, 2012

(19)
Incorporated by reference to Exhibit 10.21 to the Annual Report on Form 10-K for the year ended December 31, 2011 of Colonial Financial Services, Inc. (File no. 001-34817), originally filed with the Securities and Exchange Commission on March 29, 2012

57

(20)
Incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K for the year ended December 31, 2011 of Colonial Financial Services, Inc. (File no. 001-34817), originally filed with the Securities and Exchange Commission on March 29, 2012

(21)
Incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K for the year ended December 31, 2011 of Colonial Financial Services, Inc. (File no. 001-34817), originally filed with the Securities and Exchange Commission on March 29, 2012

(22)
Incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K for the year ended December 31, 2011 of Colonial Financial Services, Inc. (File no. 001-34817), originally filed with the Securities and Exchange Commission on March 29, 2012

(23)
Incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K for the year ended December 31, 2011 of Colonial Financial Services, Inc. (File no. 001-34817), originally filed with the Securities and Exchange Commission on March 29, 2012

(24)
Incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K for the year ended December 31, 2011 of Colonial Financial Services, Inc. (File no. 001-34817), originally filed with the Securities and Exchange Commission on March 29, 2012

(25)
Incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K for the year ended December 31, 2011 of Colonial Financial Services, Inc. (File no. 001-34817), originally filed with the Securities and Exchange Commission on March 29, 2012

(26)
Incorporated by reference to Exhibit 10.28 to the Annual Report on Form 10-K for the year ended December 31, 2011 of Colonial Financial Services, Inc. (File no. 001-34817), originally filed with the Securities and Exchange Commission on March 29, 2012

58

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COLONIAL FINANCIAL SERVICES, INC.

Date: March 28, 2014	By:	/s/ Edward J. Geletka
Edward J. Geletka
President, Chief Executive Officer and Director
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Exchange of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Edward J. Geletka	President, Chief Executive Officer and Director	March 28, 2014
Edward J. Geletka	(Principal Executive Officer)

/s/ L. Joseph Stella, III	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer	March 28, 2014
L. Joseph Stella, III

/s/ Gregory J. Facemyer		March 28, 2014
Gregory J. Facemyer	Chairman of the Board

/s/ John J. Bailey		March 28, 2014
John J. Bailey	Director

/s/ John Fitzpatrick		March 28, 2014
John Fitzpatrick	Vice Chairman of the Board

/s/ Hugh J. McCaffery		March 28, 2014
Hugh J. McCaffery	Director

Corissa Briglia	Director

Exhibit 21

List of Subsidiaries

Registrant:  Colonial Financial Services, Inc.

		Jurisdiction or
Subsidiaries	Percentage Ownership	State of Incorporation

Colonial Bank, FSB	100%	United States

	Colonial Bank, FSB

		Jurisdiction or
Subsidiaries	Percentage Ownership	State of Incorporation

COBK Investments, LLC	100%	Delaware

Cohansey Bridge, LLC	100%	New Jersey

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Colonial Financial Services, Inc.
Vineland, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-177426 and 333-169843) of Colonial Financial Services, Inc. of our report dated March 28, 2014, relating to the 2013 consolidated financial statements, which appears in the Form 10-K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
March 28, 2014

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Colonial Financial Services, Inc.
Vineland, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-177426 and 333-169843 of Colonial Financial Services, Inc. and subsidiary of our report dated March 29, 2013, relating to the consolidated financial statements, which appears in the Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
March 28, 2014

Exhibit 31.1

Certification of Principal Executive Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Edward J. Geletka, certify that:
Baller Tilly virchow Krause, LLP
1.	I have reviewed this Annual Report on Form 10-K of Colonial Financial Services, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting;

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

March 28, 2014	/s/ Edward J. Geletka
Date	Edward J. Geletka
President and Chief Executive Officer

Exhibit 31.2

Certification of Principal Financial Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, L. Joseph Stella, III, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Colonial Financial Services, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting;

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

March 28, 2014	/s/ L. Joseph Stella, III
Date	L. Joseph Stella, III
Executive Vice President and Chief Financial Officer

Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Edward J. Geletka, President and Chief Executive Officer and L. Joseph Stella, III, Executive Vice President and Chief Financial Officer of Colonial Financial Services, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-K for the fiscal year ended December 31, 2013 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 28, 2014	/s/ Edward J. Geletka
Date	Edward J. Geletka
President and Chief Executive Officer

March 28, 2014	/s/ L. Joseph Stella, III
Date	L. Joseph Stella, III
Executive Vice President and Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Colonial Financial Services, Inc. and will be retained by Colonial Financial Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Articles TENTH and ELEVENTH of the Articles of Incorporation of Cape Bancorp, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

TENTH

A.           Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.           Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met, and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C.           Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.           Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or

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other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.           Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ELEVENTH.

Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 21.  Exhibits and Financial Statement Schedules

The exhibits and financial statements filed as part of this Registration Statement are as follows:

Exhibits

2.1	Agreement and Plan of Merger by and among Cape Bancorp, Inc. and Colonial Financial Services, Inc. (Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2014/File No. 001-33934.)

3.1	Articles of Incorporation of Cape Bancorp, Inc. (Filed as an exhibit to the Registration Statement on Form S-1 of Cape Bancorp, Inc. (file no. 333-146178), originally filed with the Securities and Exchange Commission on September 19, 2007.)

3.2	Amended and Restated Bylaws of Cape Bancorp, Inc. (Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2013/File No. 001-33934.)

4	Form of Common Stock Certificate of Cape Bancorp, Inc. (Filed as an exhibit to the Registration Statement on Form S-1 of Cape Bancorp, Inc. (file no. 333-146178), originally filed with the Securities and Exchange Commission on September 19, 2007.)

5.1	Opinion of Luse Gorman Pomerenk & Schick, P.C., as to the legality of the security being issued *

8.1	Form of Opinion of Luse Gorman Pomerenk & Schick, P.C., as to tax matters

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10.1	Form of Employee Stock Ownership Plan (Filed as an exhibit to the Registration Statement on Form S-1 of Cape Bancorp, Inc. (file no. 333-146178), originally filed with the Securities and Exchange Commission on September 19, 2007.)

10.2	Employment Agreement for Michael D. Devlin (Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2012.)

10.3	Change in Control Agreement for Guy Hackney (Filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 6, 2010.)

10.4	Change in Control Agreement for James McGowan, Jr. (Filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 6, 2010.)

10.5	Change in Control Agreement for Michele Pollack (Filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 6, 2010.)

10.6	Change in Control Agreement for Charles L. Pinto (Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2011.)

10.7	Form of Director Retirement Plan (Filed as an exhibit to the Registration Statement on Form S-1 of Cape Bancorp, Inc. (file no. 333-146178), originally filed with the Securities and Exchange Commission on September 19, 2007.)

10.8	2008 Equity Incentive Plan (Filed as an exhibit to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on July 16, 2008.)

16	Letter of Baker Tilly Virchow Krause, LLP certifying a change in accountants *

21	Subsidiaries of Cape Bancorp, Inc. (Filed as an exhibit to the Company’s December 31, 2013 Annual Report to Stockholders on Form 10-K filed with the Securities and Exchange Commission on March 11, 2014/File No. 001-33934)

23.1	Consent of Crowe Horwath LLP

23.2	Consent of KPMG LLP

23.3	Consent of BDO USA, LLP

23.4	Consent of Baker Tilly Virchow Krause, LLP

23.5	Consent of Keefe, Bruyette & Woods, Inc.

23.6	Consent of FinPro Capital Advisors, Inc.

23.7	Consent of Sterne, Agee & Leach, Inc.

23.8	Consent of Luse Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibits 5.1 and 8.1)

24	Power of attorney (set forth on the signature pages to this Registration Statement)

99.1	Consent of Proposed Director *

99.2	Consent of Proposed Director *

*	Previously filed.

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Item 22. Undertakings

(a)          The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)          The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.

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This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)          The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cape May Court House, State of New Jersey, on December 24 , 2014.

CAPE BANCORP, INC.

By:	/s/ Michael D. Devlin
Michael D. Devlin
President, Chief Executive Officer and Director
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Michael D. Devlin	President, Chief Executive Officer and Director	December 24 , 2014
Michael D. Devlin	(Principal Executive Officer)

/s/ Guy Hackney	Executive Vice President and Chief Financial Officer	December 24 , 2014
Guy Hackney	(Principal Financial and Accounting Officer)

*	Director	December 24 , 2014
James J. Lynch

*	Director	December 24 , 2014
Agostino R. Fabietti

*	Director	December 24 , 2014
Roy Goldberg

*	Director	December 24 , 2014
Benjamin D. Goldman

*	Director	December 24 , 2014
Frank J. Glaser

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*	Director	December 24 , 2014
Althea L.A. Skeels

*	Director	December 24 , 2014
David C. Ingersoll, Jr.

*	Director	December 24 , 2014
Matthew J. Reynolds

*	Director	December 24 , 2014
Thomas K. Ritter

* Pursuant to a Power of Attorney contained in the signature page to the Registration Statement on Form S-4 of Cape Bancorp, Inc. on November 21, 2014.

/s/ Michael D. Devlin
Michael D. Devlin

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